     As filed with the Securities and Exchange Commission on March 18, 2005
                                                     Registration No. 333-118860
================================================================================

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                         ------------------------------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including, area code of Principal executive offices)

                             ----------------------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
          (Name and address, including zip code, and telephone number, including area code of agent for service)

                           --------------------------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLP
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700

--------------------------------------------------------------------------------

================================================================================

This Post-Effective Amendment No. 2 consists of the following:

1. Supplement No. 13 dated March 18, 2005 to the Registrant's Prospectus dated December 21, 2004, included herewith, which will be delivered as an unattached document along with the Prospectus dated December 21, 2004.

2. The Registrant's final form of Prospectus dated December 21, 2004, previously filed pursuant to Rule 424(b)(3) on December 21, 2004 and refiled herewith.

3.  Part II, included herewith.

4.  Signatures, included herewith.

                                SUPPLEMENT NO. 13
                              DATED MARCH 18, 2005
                    TO THE PROSPECTUS DATED DECEMBER 21, 2004
                OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 13 to you in order to supplement our prospectus. This supplement updates information in the sections of our prospectus noted in the table of contents below. This Supplement No. 13 supplements, modifies or supersedes certain information contained in our prospectus, and prior Supplements No. 1 through 12 (dated December 29, 2004 through March 16, 2005) and must be read in conjunction with our prospectus.

                                TABLE OF CONTENTS

                                                             Supplement         Prospectus
                                                              Page No.           Page No.
                                                          ---------------------------------
Prospectus Summary                                               1                  1
Risk Factors                                                     5                 12
How We Operate                                                   8                 34
Conflicts of Interest                                            9                 36
Compensation Table                                              12                 40
Prior Performance of Our Affiliates                             13                 49
Management                                                      35                 68
Principal Stockholders                                          38                 95
Investment Objectives and Policies                              39                 99
Real Property Investments                                       41                109
Management's Discussion and Analysis of Our Financial
  Condition and Results of Operations                           57                298
Shares Eligible for Future Sale                                 71                332
Summary of Our Organizational Documents                         72                335
Stockholders' Meeting                                           72                335
Plan of Distribution                                            72                360
Litigation                                                      73                378
Relationships and Related Transactions                          73                378
Experts                                                         74                384

                               PROSPECTUS SUMMARY

THE FIFTH SENTENCE UNDER THE SECTION REGARDING "OUR SPONSOR, OUR BUSINESS MANAGER/ADVISOR AND THE INLAND GROUP"" WHICH STARTS ON PAGE 2 OF OUR PROSPECTUS HAS BEEN MODIFIED AS FOLLOWS:

Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group.

THE FIRST PARAGRAPH UNDER THE SECTION REGARDING "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 4 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR BUSINESS MANAGER/ADVISOR. THESE AFFILIATES INCLUDE INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC., INLAND REAL ESTATE EXCHANGE CORPORATION AND INLAND AMERICAN REAL ESTATE

TRUST, INC. INLAND REAL ESTATE CORPORATION IS A PUBLICLY TRADED REIT THAT IS SELF-ADMINISTERED AND GENERALLY PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS SELF-ADMINISTERED AND GENERALLY PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. ON FEBRUARY 11, 2005, INLAND AMERICAN REAL ESTATE TRUST, INC. FILED A REGISTRATION STATEMENT ON FORM S-11 TO REGISTER 500,000,000 SHARES OF COMMON STOCK AND UP TO 40,000,000 SHARES OF THEIR COMMON STOCK FOR PARTICIPANTS IN THEIR DISTRIBUTION REINVESTMENT PROGRAM. THE REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, AND THERE IS NO ASSURANCE WHEN AND IF IT WILL BE DECLARED EFFECTIVE. INLAND AMERICAN REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND AMERICAN REAL ESTATE TRUST, INC. HAS BEEN FORMED TO ACQUIRE COMMERCIAL REAL ESTATE, PRIMARILY RETAIL PROPERTIES AND MULTI-FAMILY, OFFICE AND INDUSTRIAL BUILDINGS, LOCATED IN THE UNITED STATES AND CANADA. INLAND AMERICAN REAL ESTATE TRUST, INC. MAY INVEST IN THOSE ASSETS DIRECTLY BY PURCHASING THE PROPERTY ALSO KNOWN AS A "FEE INTEREST" OR INDIRECTLY BY PURCHASING INTERESTS, INCLUDING CONTROLLING INTERESTS, IN "REAL ESTATE OPERATING COMPANIES." INLAND AMERICAN REAL ESTATE TRUST, INC. MAY ALSO INVEST IN OTHER REAL ESTATE ASSETS AND ENTITIES OWNING THOSE ASSETS, SUCH AS MORTGAGE LOANS SECURED BY COMMERCIAL REAL ESTATE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

THE SECOND BULLET POINT AFTER THE SECOND PARAGRAPH UNDER THE SECTION "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 4 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

         - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

WE HAVE ADDED A FOURTH PARAGRAPH WITH RELATED BULLET POINTS UNDER THE SECTION "CONFLICTS OF INTEREST" WHICH STARTS ON PAGE 4 OF OUR PROSPECTUS TO READ AS
FOLLOWS:

If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

         - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

         - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

         - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

         - Inland American Real Estate Trust, Inc. may compete for the same properties we are interested in;

         - Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

         - potential time and effort spent by Inland Securities Corporation on the selling of our securities and their sales effort related to the sales of shares by Inland American Real Estate Trust, Inc.

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED UNDER THE SECTION "COMPENSATION TO BE PAID TO OUR BUSINESS MANAGER/ADVISOR AND AFFILIATES" WHICH STARTS ON PAGE 7 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS FOLLOWS:

Property management fee                              4.5% of the gross income from the
This fee terminates upon a business combination      properties (cannot exceed 90% of the
with our property managers.                          fee which would be payable to an
                                                     unrelated third party). We will pay
                                                     the fee for services in connection with
                                                     the rental, leasing, operation and
                                                     management of the properties. For the
                                                     year ended December 31, 2004, and the
                                                     period from March 5, 2003 (inception) to
                                                     December 31, 2003, we have incurred and
                                                     paid property management fees of
                                                     $5,381,721 and $16,627, of which
                                                     $5,381,721 and $16,627 were retained by
                                                     Inland US Management LLC, Inland Southwest
                                                     Property Management LLC and Inland Pacific
                                                     Property Services LLC. Actual amounts we
                                                     will incur in the future cannot be
                                                     determined at the present time.


ORGANIZATIONAL CHART

THE ORGANIZATIONAL CHART UNDER THIS SECTION; WHICH IS LISTED ON PAGE 3 OF OUR PROSPECTUS IS SUPERCEDED WITH THE FOLLOWING:

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

[CHART]

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
                       ====================================================================
                                   ||                 ||                   ||
                            ----------------    ----------------    ----------------
                                Inland              Inland              Inland
                               Northwest           Southwest            Western
                               Management          Management          Management
                                 Corp.               Corp.               Corp.
                            ----------------    ----------------    ----------------
                                   ||                 ||                   ||
                            --------------------------------------------------------
                                         Inland Holdco Management LLC
                            --------------------------------------------------------
                                                      ||
                                    =============================================
                                    ||                    ||                    ||
                                    ||                    ||                    ||
                            --------------------  --------------------  --------------------
                                 Inland US          Inland Southwest      Inland Pacific
                                 Management       Property Management    Property Services
                                    LLC                  LLC                    LLC
                             (property manager)    (property manager)    (property manager)
                            --------------------  --------------------  --------------------
                                    |                     |                     |
                                    |                     |                     |
                                    =============================================
                                                          |
                                                          |
                                                          |
                                                          |
                            --------------------------------------------------------
                                    Property Management and Related Services
                            --------------------------------------------------------
                                                          |
                                                          |
                                                          |
                                                          |
  --------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
               We are principally owned by public investors. Ownership is represented by shares of our common stock
  --------------------------------------------------------------------------------------------------------------------------------

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
                       ====================================================================
                                                          ||
                                               -----------------------
                                               THE INLAND GROUP, INC.*
                                               -----------------------
                                                          ||
                                                          ||
        =======================================================================================================================
        ||                                    ||                                       ||                        ||         ||
        ||                                    ||                                       ||                        ||         ||
---------------------           ----------------------------------------------------------------------  ------------------- ||
     The Inland                                               Inland Real                                 The Inland Real   ||
      Services                                       Estate Investment Corporation                      Estate Transactions ||
     Group, Inc.                                            (our sponsor)                                    Group, Inc.    ||
---------------------           ----------------------------------------------------------------------  ------------------- ||
        ||                                                      ||                                       ||                 ||
        ||                              ====================================================             ||                 ||
        ||                              ||                      ||                        ||             ||                 ||
        ||                              ||                      ||                        ||             ||                 ||
---------------                 -----------------  -------------------------------  ------------------   ||  ----------------------
Inland Risk and                 Inland Securities    Inland Western Retail Real     Inland Partnership   ||      Inland Mortgage
   Insurance                       Corporation     Estate Advisory Services, Inc.     Property Sales     ||  Investment Corporation
  Management                                       (our business manager/advisor)      Corporation       ||
 Services, Inc.                                                                                          ||
---------------                 -----------------  -------------------------------  ------------------   ||  ----------------------
         |                             |                 |                                               ||              ||
         |                             |                 |         ========================================        ============
         |                             |                 |         ||           ||                       ||        ||         ||
         |                             |                 |    -----------   -----------   ------------------ ----------- ----------
    ------------                       |                 |    Inland Real   Inland Real       Inland Real      Inland      Inland
      Insurance                        |                 |      Estate        Estate            Estate        Mortgage    Mortgage
      Services                         |                 |    Sales, Inc.   Development   Acquisitions, Inc. Corporation  Servicing
    ------------                       |                 |                  Corporation                                  Corporation
         |                             |                 |    -----------   -----------   ------------------ ----------- -----------
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |   --------------      |                 |              |            |
         |                             |                 |    Real Estate        |                 |              |            |
         |                             |                 |   Sales Services      |                 |              |            |
         |                             |                 |   --------------      |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                    ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                    Securities Sales    Organization,    |     Construction and       Property    Mortgage     Mortgage
         |                                      Advisory and Real  |        Development        Acquisition  Brokerage      Loan
         |                                       Estate Services   |         Services           Services    Services     Servicing
         |                    ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
         |                             |                 |         |             |                 |              |            |
  --------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
  --------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

Double lines indicate 100% ownership.
Single lines indicate service.

                                  RISK FACTORS

THE SECOND SENTENCE UNDER THE DISCUSSION REGARDING "WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL " WHICH STARTS ON PAGE 13 OF OUR PROSPECTUS HAS BEEN MODIFIED TO READ AS FOLLOWS:

These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation, Inland American Real Estate Trust, Inc., and other entities to be formed by The Inland Group.

THE DISCUSSION REGARDING "WE DEPEND ON OUR BOARD OF DIRECTOR, BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS " WHICH STARTS ON PAGE 19 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

     WE DEPEND ON OUR BOARD OF DIRECTORS, BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the business manager/advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the business manager/advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the business manager/advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Specific conflicts of interest between us and Inland American Real Estate Trust, Inc include:

     - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

     - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors; and

     - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retail centers, and office buildings, located in the United States.

Our business manager/advisor must reimburse us for certain operational stage expenses exceeding 15% of the gross offering proceeds. If the business manager/advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

THE DISCUSSION REGARDING "THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES" WHICH STARTS ON PAGE 19 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

  THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our business manager/advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the business manager/advisor and affiliates will provide to us. Those affiliates could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our business manager/advisor, Inland Real Estate Corporation, Inland Real Estate Exchange Corporation, and Inland American Real Estate Trust, Inc., and entities to be formed by The Inland Group, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and generally purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is self-administered and generally purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - We may acquire properties from affiliates of our sponsor in transactions in which the price will not be the result of arm's length negotiations. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely affect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR BUSINESS MANAGER/ADVISOR OR ITS' AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR BUSINESS MANAGER/ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our business manager/advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our business manager/advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The resolution of this conflict of interest may cause the business manager/advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR AND OUR BUSINESS MANAGER/ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to the efforts related to the sales of shares offered by Inland American Real Estate Trust, Inc. These personnel could spend more time and attention in Inland American Real Estate Trust, Inc.'s offering. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR BUSINESS MANAGER/ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our business manager/advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our business manager/advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do, and therefore could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our business manager/advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

                                 HOW WE OPERATE

THE THIRD AND FOURTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 34 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

In addition to the services of our business manager/advisor, we contract with Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their services as our property managers. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC provide the day-to-day property management services for all of our properties.

Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our business manager/advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property managers,

Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, are owned by individuals who are affiliates of the Inland Group.

                              CONFLICTS OF INTEREST

THE SECOND PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR AND THE INLAND GROUP. Affiliates of our business manager/advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc. Therefore, our sponsor, our business manager/advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

WE HAVE ADDED A SIXTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS TO READ AS FOLLOWS:

Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

     - competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

     - potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

     - potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

     - Inland American Real Estate Trust, Inc. may compete for the same properties we are interested in;

     - Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

     - potential time and effort spent by Inland Securities Corporation on the selling of our securities and their sales effort due to a the effort related to the sales of shares offered by Inland American Real Estate Trust, Inc.

THE SIXTH PARAGRAPH UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY AND BECOMES THE SEVENTH PARAGRAPH AND SHOULD READ AS FOLLOWS:

We currently focus on purchase of properties in the states west of the Mississippi River. We have acquired and will continue to acquire properties east of the Mississippi River. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest may arise in connection with the sale of shares and use of the offering's proceeds. Those conflicts of interest are discussed above. However, if any conflicts do arise, they will be resolved as provided in the agreement with our business manager/advisor discussed above.

THE NINTH THROUGH FIFTEENTH PARAGRAPHS UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY SHOULD READ AS FOLLOWS:

WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our business manager/advisor has a fiduciary obligation to us.

PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY COMPANIES OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property managers. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the business manager/advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our business manager/advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our business manager/advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the business manager/advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our business manager/advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

While we will not make loans to our business manager/advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

Our business manager/advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our business manager/advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our business manager/advisor.

OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our business manager/advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to the effort related to the sales of shares by Inland American Real Estate Trust, Inc.

THE THIRD AND FOURTH PARAGRAPHS UNDER THIS HEADING WHICH STARTS ON PAGE 36 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions are owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

                               COMPENSATION TABLE

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS
FOLLOWS:

                                                                                               ESTIMATED MAXIMUM DOLLAR
    TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                           AMOUNT
----------------------------------------------------------------------------------------------------------------------------
   Property management fee paid to our        We will pay a monthly fee of 4.5% of the     For the year ended December 31,
 property managers, Inland US Management        gross income from the properties. We         2004, and the period from
 LLC, Inland Southwest Management LLC and       will also pay a monthly fee for any         March 5, 2003 (inception) to
 Inland Pacific Property Services LLC. We     extra services equal to no more than 90%       December 31, 2003 we have
     will pay the fee for services in           of that which would be payable to an        incurred and paid  property
   connection with the rental, leasing,       unrelated party providing the services.       management fees of $5,381,721
     operation and management of the           The property managers may subcontract          and $16,627, of which
                properties                    their duties for a fee that may be less        $5,381,721 and $16,627 were
                                                  than the fee provided for in the            retained by Inland US
                                                  management services agreements.            Management LLC, Inland
                                                                                            Southwest Management LLC and
                                                                                             Inland Pacific Property
                                                                                            Services LLC. If we acquire
                                                                                           the businesses of our business
                                                                                             manager/advisor and/or our
                                                                                               property managers, the
                                                                                            property management fees will
                                                                                             cease. The actual amounts we
                                                                                            will incur in the future are
                                                                                             dependent upon results of
                                                                                             operations and, therefore,
                                                                                            cannot be determined at the
                                                                                                   present time.

THE DISCUSSION UNDER THIS SECTION "COMPENSATION TO OFFICERS AND DIRECTORS" ON THE DIRECTOR FEES, WHICH STARTS ON PAGE 47 OF OUR PROSPECTUS, SHOULD READ AS
FOLLOWS:

Director fees                    Independent directors receive                We will pay the five independent
                                 an annual fee of $5,000                      directors $25,000 in the aggregate
                                 (increasing to $10,000                       (increasing to $50,000 effective
                                 effective October 1, 2004) and               October 1, 2004), plus fees for
                                 a fee of $500 for attending                  attending meetings. The actual
                                 each meeting of the board or                 amounts to be received for future
                                 one of its committees                        meetings depends upon the number of
                                 (excluding the audit                         meetings and their attendance and,
                                 committee) in person and $350                therefore, cannot be determined at
                                 for attending a meeting via                  the present time.
                                 the telephone. Effective
                                 December 1, 2004, we pay our
                                 audit committee members $750
                                 for each in person audit
                                 committee meeting and $500 for
                                 each audit committee meeting
                                 attended by telephone. Our
                                 officers who are also our
                                 directors do not receive
                                 director fees.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending December 31, 2004, The Inland Group and its affiliates have sponsored two other REITs and 34 real estate exchange private placements, which altogether have raised more than $3,157,236,000 from over 68,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $3,005,648,000 from over 68,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, both Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., are now self-administered REITs. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this Post-effective amendment as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending December 31, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this post-effective amendment. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                         INLAND RETAIL REAL       INLAND REAL ESTATE      INLAND REAL ESTATE
                                                         ESTATE TRUST, INC.          CORPORATION           EXCHANGE PRIVATE
                                                                REIT                     REIT                  PLACEMENT
                                                            PROGRAM AS OF           PROGRAM AS OF           OFFERINGS AS OF
                                                          DECEMBER 31, 2004       DECEMBER 31, 2004        DECEMBER 31, 2004
----------------------------------------------------------------------------------------------------------------------------
Number of programs sponsored                                              1                        1                      34
Aggregate amount raised from investors                   $    2,301,884,000              703,764,000             151,588,000
Approximate aggregate number of investors                            59,000                    9,300                     386
Number of properties purchased                                          276                      151                      30
Aggregate cost of properties                             $    4,061,050,000            1,326,000,000             363,005,000
Number of mortgages/notes                                                 0                        0                       0
Principal amount of mortgages/notes                                       0                        0                       0
Principal of properties (based on cost) that were:
Commercial--
  Retail                                                              90.00%                   86.00%                  48.72%
  Single-user retail net-lease                                        10.00%                   14.00%                  11.68%
  Nursing homes                                                        0.00%                    0.00%                   0.00%
  Offices                                                              0.00%                    0.00%                  24.12%
  Industrial                                                           0.00%                    0.00%                  15.48%
  Health clubs                                                         0.00%                    0.00%                   0.00%
  Mini-storage                                                         0.00%                    0.00%                   0.00%
    Total commercial                                                 100.00%                  100.00%                  100.0%
Multi-family residential                                               0.00%                    0.00%                   0.00%
Land                                                                   0.00%                    0.00%                   0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)                      37.00%                   40.00%                  60.00%
Existing construction                                                 63.00%                   60.00%                  40.00%

Number of properties sold in whole or in part                             0                       11                       0

Number of properties exchanged                                            0                        0                       0

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

     During the three years prior to December 31, 2004, Inland Real Estate Corporation purchased 27 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 237 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our post-effective amendment. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

     INLAND REAL ESTATE CORPORATION. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of December 31, 2004, Inland Real Estate Corporation issued 14,467,082 shares of common stock through its distribution reinvestment program. As of December 31, 2004, Inland Real Estate Corporation repurchased 5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $703,764,000 as of December 31, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

     Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of December 31, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of December 31, 2004, Inland Real Estate Corporation owned interest in 140 properties for a total investment of approximately $1,325,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of December 31, 2004, Inland Real Estate Corporation financed approximately $599,567,000 on its properties and had $85,000,000 outstanding through an unsecured line of credit.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

     INLAND RETAIL REAL ESTATE TRUST, INC. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of December 31, 2004, Inland Retail Real Estate Trust, Inc. issued 21,278,452 shares through its distribution reinvestment program, and has repurchased a total of 3,367,019 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total net offering proceeds of approximately $2,301,884,000 as of December 31, 2004. On December 29, 2004 Inland Retail Real Estate Trust, Inc., issued 19,700,060 shares as a result of merging with their advisor.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

     As of December 31, 2004, Inland Retail Real Estate Trust, Inc. owned 276 properties for a total investment of approximately $4,061,050,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of December 31, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,257,842,000 on its properties.

     On December 29, 2004, and pursuant to an agreement and plan of merger entered into on September 10, 2004, Inland Retail Real Estate Trust, Inc. (IRRETI) acquired, by merger, four entities affiliated with its former sponsor, Inland Real Estate Investment Corporation, which entities provided business management, advisory and property management services to it. The four entities acquired were Inland Retail Real Estate Advisory Services, Inc., Inland Southern Mangement Corp., Inland Mid-Atlantic Management Corp. and Inland Southeast Property Management Corp. (the acquired companies). Shareholders of the acquired companies received an aggregate of 19,700,060 shares of IRRETI common stock, valued under the merger agreement at $10.00 per share.

      The following table summarizes distributions for each of the publicly registered REITS through December 31,2004:

                                REIT PERFORMANCE
                     Distributions through December 31, 2004

                                        INLAND REAL ESTATE CORPORATION
                                            OFFERING COMPLETED 1999
        ------------------------------------------------------------------------------------------------
                                                                             Average         Average
                                                                           Annualized      Annualized
                                                                          Distribution    Distribution
                                                                          for Purchases   for Purchases
          Total           Ordinary       Non taxable     Capital Gain      at $10 per      at $11 per
       Distribution        Income        Distribution    Distribution         Share           Share
           ($)              ($) *           ($) **          ($) ***            ($)             ($)
     ----------------------------------------------------------------------------------------------------
1995          736,627           694,213         42,414                 -       7.6             N/A
1996        3,704,943         3,093,525        611,418                 -       8.1             N/A
1997       13,127,597         9,739,233      3,388,364                 -       8.6             N/A
1998       35,443,213        27,015,143      8,428,070                 -       8.8             7.9
1999       48,379,621        35,640,732     12,738,889                 -       8.9             8.0
2000       52,964,010        40,445,730     12,518,280                 -       9.0             8.1
2001       58,791,604        45,754,604     12,662,414           374,586       9.3             8.4
2002       60,090,685        41,579,944     18,315,640           195,101       9.4             8.5
2003       61,165,608        47,254,096     13,577,679           333,833       9.4             8.6
2004       62,586,577        53,458,760      7,883,026         1,244,791       9.4             8.6
     -------------------------------------------------------------------

          396,990,485       304,675,980     90,166,194         2,148,311
     ===================================================================

            INLAND RETAIL REAL ESTATE TRUST, INC.
                   OFFERING COMPLETED 2003
     ---------------------------------------------------------------
                                                        Average
         Total         Ordinary       Non Taxable     Annualized
      Distribution      Income       Distribution    Distribution
          ($)            ($) *          ($) **            (%)
     ---------------------------------------------------------------
1999      1,396,861         318,484       1,078,377       7.2
2000      6,615,454       3,612,577       3,002,877       7.7
2001     17,491,342      10,538,534       6,952,808       8.0
2002     58,061,491      36,387,136      21,674,355       8.2
2003    160,350,811      97,571,099      62,779,712       8.3
2004    190,630,575     110,922,403      79,708,172       8.3
     ----------------------------------------------

        434,546,534     259,350,233     175,196,301
     ==============================================

ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

    * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
   ** Represents a return of capital for federal income tax purposes. *** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

     Since our inception and through December 31, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

     From October 1, 1995 through December 31, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $269,026,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

     Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

     Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own corporate interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, the corporate general partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of December 31, 2004, seven of the Category 1 K-Mart properties have been sold and the remaining two are under contract. Two of the Category 3 properties have been sold, one is under contract and one has an offer pending as of December 31, 2004.

CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The corporate general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through December 31, 2004, IREX offered the sale of 34 properties with a total property value of $404,899,000.

     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a

1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

     LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2001 when the maximum offering amount was raised.

     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of

$2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

     BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

     COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant-in-common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

     DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere &

Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

     GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

     MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

     WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

     PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $3,900,000 consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co., and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

     BED, BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

     BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. The total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     PORT RICHEY 1031, L.L.C. Port Rickey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the Property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Port Richey 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $5,975,000 consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

     WALGREENS STORE HOBART INDIANA. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $6,534,000 consists of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     KRAFT COLD STORAGE FACILITY, MASON CITY, IOWA. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $11,000,000 consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

     HUNTINGTON SQUARE PLAZA, NEW YORK. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $39,200,000 consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering is currently selling.

     BEST BUY STORE, REYNOLDSBURG, OHIO. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchase a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $10,345,000 consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     DEERE & COMPANY DISTRIBUTION FACILITY IN JEFFERSON CITY, TENNESSEE. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,735,000, consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. As of December 31, 2004 there were no investors.

     INDIANAPOLIS ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $2,190,000, consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     MOBILE ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price, $1,578,000, consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     KOHL'S STORE IN STOUGHTON, MASSACHUSETTS. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $19,950,000, consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering is currently selling.

     The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                    Sentry                                    Lansing      Inland 220
                                     Landings       Office                       1031         Shopping    Celebration
                                   of Sarasota     Building     Pets Bowie    Chattanooga      Center        Place
                                       DBT           DBT           DBT            DBT           DBT           DBT
                                  -----------------------------------------------------------------------------------
Commissions & Fees(1)                Up to 8.5%   Up to 8.5%    Up to 8.5%     Up to 8.5%    Up to 8.5%    Up to 8.5%
Selling Commission To 3rd Party
Reps                                      6.00%        6.00%         6.00%          6.00%         6.00%         6.00%
Due Diligence Fee                         0.50%        0.50%         0.50%          0.50%         0.50%         0.50%
Marketing Expenses                        1.00%        1.50%         1.50%          1.50%         1.50%         1.00%
Offering & Organization                   1.00%        0.50%         0.50%          0.50%         0.50%         1.00%
Mortgage Broker Fee (IMC)(2)              0.50%        0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            N/A         0.71%         0.77%          0.90%         0.88%         1.18%
Bridge Financing Fees                      N/A          N/A          1.49%          0.50%         0.20%         0.10%
Total Load(4)                     11.25%-12.75%       14.23%        13.68%         14.39%        13.68%        13.23%
Asset Management Fees(5)                   N/A         0.75%         1.00%          0.56%         0.55%         0.52%
Property Management                                               Paid by
Fees(6)                                    4.5%         5.0%    Asset Mgr.           5.0%          5.0%          4.5%
Backend Sales Commission                   3.5%         3.5%          3.5%           3.5%          3.5%          N/A

                                                                                                           Janesville
                                                                              Inland 210      CompUSA        Deere
                                      Taunton     Broadway                    Celebration      Retail     Distribution
                                      Circuit     Commons      Bell Plaza        Place        Building      Facility
                                        DBT         DBT         1031 LLC          DBT           LLC         1031 LLC
                                  ------------------------------------------------------------------------------------
Commissions & Fees(1)                Up to 8.0%  Up to 8.77%   Up to 9.19%    Up to 5.27%   Up to 8.56%    Up to 8.6%
Selling Commission To 3rd Party
Reps                                      6.00%        6.00%         6.00%          3.81%         6.00%         6.00%
Due Diligence Fee                         0.50%        0.50%         0.50%          0.00%         0.50%         0.50%
Marketing Expenses                        1.00%        1.00%         1.00%          0.50%         1.00%         1.00%
Offering & Organization                   0.50%        1.27%         1.69%          0.96%         1.06%         1.10%
Mortgage Broker Fee (IMC)(2)              0.61%        0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                           0.69%        0.75%          N/A           0.89%         0.82%         0.87%
Bridge Financing Fees                     0.07%        0.23%          N/A           0.23%         0.23%         0.23%
Total Load(4)                            11.89%       12.98%        23.02%         10.52%        14.93%        13.93%
Asset Management Fees(5)                  0.57%         N/A          0.53%          0.53%         0.63%         0.49%
Property Management Fees(6)                4.0%         5.0%          5.0%           4.5%          4.5%          4.5%
Backend Sales Commission                   N/A          N/A           3.5%           N/A           N/A           N/A

                                                    Davenport                                        White
                                                      Deere                                       Settlement
                                   Fleet Office    Distribution                      Macon           Road         Plainfield
                                     Building        Facility      Grand Chute       Office       Investment      Marketplace
                                     1031 LLC        1031 LLC          DST            DST             LLC          1031 LLC
                                  -------------------------------------------------------------------------------------------
Commissions & Fees(1)               Up to 8.52%     Up to 8.42%    Up to 8.82%     Up to 8.52%    Up to 8.52%     Up to 8.76%
Selling Commission To 3rd Party
Reps                                      6.00%           6.00%          6.00%           6.00%          7.04%           6.00%
Due Diligence Fee                         0.50%           0.50%          0.50%           0.50%          0.60%           0.50%
Marketing Expenses                        1.00%           1.00%          1.00%           1.00%          1.16%           1.00%
Offering & Organization                   1.02%           0.92%          1.32%           1.02%          1.66%           1.26%
Mortgage Broker Fee (IMC)(2)              0.50%           0.71%          0.50%           0.50%          0.97%           0.57%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                           0.85%           0.77%          0.84%           0.72%          8.99%           3.89%
Bridge Financing Fees                     0.35%           0.72%          0.13%           0.81%          0.12%           0.92%
Total Load(4)                            14.57%          13.18%         12.96%          14.24%         30.90%          20.44%
Asset Management Fees(5)                  0.49%           0.50%          0.66%           0.66%          0.00%           0.04%
Property Management Fees(6)                4.5%            4.5%           5.0%            4.5%           5.0%            5.0%
Backend Sales Commission                   N/A              NA             NA              NA             NA              NA

                                                                                                                     BJ's
                                   Pier 1 Retail                                   Bed, Bath &    Cross Creek      Shopping
                                      Center         Long Run       Forestville      Beyond         Commons         Center
                                     1031 LLC        1031 LLC         1031 LLC      1031 LLC        1031 LLC       1031 LLC
                                  ------------------------------------------------------------------------------------------
Commissions & Fees(1)                Up to 8.73%    Up to 8.37%     Up to 8.40%    Up to 8.70%     Up to 8.64%    Up to 8.59%
Selling Commission To 3rd Party
Reps                                       6.00%          5.84%           5.54%          6.00%           6.00%          6.00%
Due Diligence Fee                          0.50%         0..49%           0.46%          0.50%           0.50%          0.50%
Marketing Expenses                         1.00%          0.97%           0.93%          1.00%           1.00%          1.00%
Offering & Organization                    1.23%          1.07%           1.46%          1.20%           1.14%          1.09%
Mortgage Broker Fee (IMC)(2)               0.50%          0.47%           0.43%          0.55%           0.40%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            4.29%          5.31%           5.00%          5.15%           5.04%          5.00%
Bridge Financing Fees                      0.94%
Total Load(4)                             23.84%         22.38%          21.34%         23.13%          22.99%         26.04%
Asset Management Fees(5)                   0.06%          0.20%           0.00%          0.15%           0.11%          0.12%
Property Management Fees(6)                 5.0%           5.0%            5.0%           5.0%            5.0%           5.0%
Backend Sales Commission                     NA             NA              NA            N/A              NA             NA

                                      Barnes &                                    Kraft Cold                       Best Buy
                                    Noble Retail                     Walgreen       Storage       Huntington        Store
                                       Center       Port Richey    Store Hobart    Facility      Square Plaza    Reynoldsburg
                                      1031 LLC       1031 LLC        1031 LLC      1031 LLC        1031 LLC        1031 LLC
------------------------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                Up to 8.69%     Up to 8.4%     Up to 8.52%   Up to 8.75%     Up to 8.02%     Up to 8.64%
Selling Commission To 3rd Party
Reps                                       6.00%          5.55%           6.00%         6.00%           6.00%           6.00%
Due Diligence Fee                          0.50%          0.46%           0.50%         0.50%           0.50%           0.50%
Marketing Expenses                         1.00%          0.93%           1.00%         1.00%           1.00%           1.00%
Offering & Organization                    1.19%          1.46%           1.02%         1.25%            .52%           1.14%
Mortgage Broker Fee (IMC)(2)               0.50%          0.43%            N/A          0.50%           0.58%           0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            5.00%          5.00%           4.22%         5.03%           4.31%           5.00%
Bridge Financing Fees                      0.49%          0.56%           1.25%         0.56%           0.47%           0.69%
Total Load(4)                             23.80%         22.80%          14.77%        22.94%          12.14%          23.08%
Asset Management Fees(5)                   0.13%          0.08%           0.08%         0.05%           0.03%           0.06%
Property Management Fees(6)                 5.0%           5.0%            4.5%          4.5%            4.5%            2.9%
Backend Sales Commission                     NA            N/A             N/A           N/A             N/A             N/A

                                                                      Mobile      Indianapolis
                                 Jefferson City     Stoughton     Entertainment   Entertainment
                                    1031 LLC         1031 LLC       1031 LLC        1031 LLC
                                ---------------------------------------------------------------
Commissions & Fees(1)              Up to 8.63%     Up to 8.61%     Up to 9.88%     Up to 9.07%
Selling Commission To 3rd
Party Reps                               6.00%           6.00%           5.86%           5.82%
Due Diligence Fee                        0.50%           0.50%           0.49%           0.48%
Marketing Expenses                       1.00%           1.00%           0.98%           0.97%
Offering & Organization                  1.13%           1.11%           2.56%           1.80%
Mortgage Broker Fee (IMC)(2)             0.61%           0.56%           0.50%           0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          7.32%           4.39%           3.00%           4.92%
Bridge Financing Fees                    0.30%           0.42%           0.73%           0.73%
Total Load(4)                           16.25%          21.60%          12.66%          23.09%
Asset Management Fees(5)                 0.09%           0.10%           0.37%           0.27%
Property Management Fees(6)               2.9%            2.9%            2.9%            2.9%
Backend Sales Commission                  N/A             N/A             N/A             N/A

(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

     Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however shall never exceed $10,000, nor be less than $1,200 monthly.

     Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

     The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through December 31, 2004:

                            1031 EXCHANGE PERFORMANCE
                     DISTRIBUTIONS THROUGH DECEMBER 31, 2004

                                                                                     2001         2002         2003        2004
                                     Number   Offering    Offering Distributions    Annual       Annual       Annual      Annual
                                      of       Equity    Completed    To Date    Distribution Distribution Distribution Distribution
Name of Entity                     Investors    ($)         ($)         ($)          (%)          (%)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT               9      4,000,000   05/2002      967,036       8.00         8.00        8.07          8.39
Sentry Office Building DBT             7      3,500,000   04/2002      838,352                    8.20        8.73          9.25
Pets Bowie DBT                         7      2,600,000   07/2002      583,006                    8.89        8.89          9.12
1031 Chattanooga DBT                   9      1,900,000   05/2002      396,165                    8.19        8.26          8.26
Lansing Shopping Center DBT            5      5,000,000   09/2001      966,308                    8.47        8.29          8.96
Inland 220 Celebration Place DBT      35     15,800,000   09/2003    2,461,974                    8.08        8.10          8.10
Taunton Circuit DBT                    1      3,750,000   09/2002      678,650                    8.22        8.31          8.31
Broadway Commons DBT                  32      8,400,000   12/2003      981,185                    8.14        8.22          8.26
Bell Plaza 1031, LLC                   1        890,000   11/2003      254,491                   13.53       14.67         16.05
Inland 210 Celebration Place DBT       1      6,300,000   01/2003    1,020,331                                8.23          8.23
CompUSA Retail Building, LLC          11      3,950,000   02/2004      386,560                                8.05          8.17
Janesville Deere Distribution
Facility 1031, LLC                    35     10,050,000   01/2004      858,827                                7.23          7.35
Fleet Office Building 1031, LLC       30     10,000,000   01/2004      796,941                                7.19          7.19
Davenport Deere Distribution
Facility 1031, LLC                    35     15,700,000   04/2004    1,063,928                                7.36          7.36
Grand Chute DST                       29      5,370,000   03/2004      400,400                                8.48          8.49
Macon Office DST                      29      6,600,000   03/2004      515,838                                8.20          8.20
White Settlement Road Investment,
  LLC                                  1      1,420,000   12/2003      115,084                                              8.34
Plainfield Marketplace 1031, LLC      31     12,475,000   06/2004      406,197                                              7.09
Pier 1 Retail Center 1031, LLC        22      4,300,000   06/2004      134,212                                              7.20
Long Run 1031, LLC                     1      4,935,000   05/2004      215,000                                              9.42
Forestville 1031, LLC                  1      3,900,000   05/2004      148,563                                              7.55

Bed, Bath & Beyond 1031, LLC          19      6,633,000      *          49,536                                              7.58
Cross Creek Commons 1031, LLC         26      6,930,000   08/2004      122,412                                              7.30
BJ's Shopping Center 1031, LLC         7      8,365,000      *           8,606                                              7.69
Barnes & Noble Retail Center
  1031, LLC                            1      3,930,000      *           1,507                                              6.65
Port Richey 1031, LLC                  1      3,075,000   07/2004       47,330                                              9.24
Walgreen Store Hobart 1031, LLC       11      6,534,000      *          19,907                                              5.78
Kraft Cold Storage Facility
  1031, LLC                           19     11,000,000      *          28,440                                              7.00
Huntington Square Plaza 1031,
  LLC                                 16     39,200,000      *               -                                               N/A
Best Buy Store Reynoldsburg
  1031, LLC                            4     10,345,000      *               -                                               N/A
Jefferson City 1031, LLC               0     10,973,000                      -                                               N/A
Stoughton 1031, LLC                    1     19,950,000                      -                                               N/A

                                                                                     2001         2002       2003           2004
                                    Number    Offering   Offering  Distributions    Annual       Annual     Annual         Annual
                                      of       Equity    Completed    To Date    Distribution Distribution Distribution Distribution
Name of Entity                     Investors     ($)        ($)         ($)          (%)          (%)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------
Indianapolis Entertainment 1031,
LLC                                    1       2,190,000                       -                                            N/A
Mobile Entertainment 1031, LLC         1       1,578,000    *                  -                                            N/A
                                             -----------           -------------

                                             261,543,000              14,466,786
                                             ===========           =============

*  Offering was not complete as of December 31, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

WE HAVE ADDED A FOURTEENTH PARAGRAPH, UNDER THIS SECTION ON "INLAND AFFILIATED COMPANIES" WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS TO READ AS FOLLOWS:

On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group.

THE BIOGRAPHY UNDER THIS SECTION, WHICH STARTS ON PAGE 67 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

     ROBERT D. PARKS is a Director of The Inland Group, Inc. and one of its four original principals; Chairman of Inland Real Estate Investment Corporation, Director of Inland Securities Corporation, and a Director of Inland Investment Advisors, Inc. Mr. Parks is Chairman, Chief Executive Officer, and Affiliated Director of Inland American Real Estate Trust, Inc. and President, Chief Executive Officer and a Director of Inland Real Estate Corporation. He is Chairman, Officer and Director of Inland Retail Real Estate Trust, Inc., and
Mr. Parks is Affiliated Director of Inland Real Estate Exchange Corporation.

     Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for Inland Real Estate Investment Corporation. He oversees and coordinates the marketing of all investments and investor relations.

     Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts (NAREIT).

OUR DIRECTORS AND EXECUTIVE OFFICERS

THE BIOGRAPHIES INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 68 OF OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

   ROBERTA S. MATLIN joined Inland Real Estate Investment Corporation (IREIC) in 1984 as director of investor administration and currently serves as Senior Vice President of IREIC, directing the day-to-day internal operations. Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of Inland American Advisory Services, Inc. Since 2004, she has been vice president of administration of Inland American Real Estate Trust, Inc. She was Vice President of Administration of Inland Real Corporation from 1995 until 2000 and of Inland Retail Real Estate Trust, Inc from 1998 until 2004. From June 2001 until April 2004, she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the Untied States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers.

   SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. From 1998 through 2004, Mr. Wilton was secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange Corporation. In 2004, he became secretary of Inland American Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

   BRENDA G. GUJRAL is President, Chief Operating Officer and a director of Inland Real Estate Investment Corporation (IREIC) and President, Chief Operating Officer and a director of Inland Securities Corporation (ISC) - a member firm of the National Association of Securities Dealers (NASD). Mrs. Gujral is also a director of Inland Investment Advisors, Inc.; Chairman of the Board of Inland Real Estate Exchange Corporation; and Mrs. Gujral is Director and President of Inland American Real Estate Trust, Inc.

Mrs. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, review of periodic communications to those investors, the filing of quarterly and annual reports for Inland's publicly registered investment programs with the Securities and Exchange Commission, compliance with other SEC and NASD securities regulations both for IREIC and ISC, review of asset management activities, and marketing and communications with the independent broker/dealer firms selling Inland's current and prior programs. Mrs. Gujral works with internal and outside legal counsel in structuring IREIC's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining Inland, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD. Mrs. Gujral is a member of the National Association of Real Estate Investment Trusts (NAREIT), the Financial Planning Association
(FPA), the Foundation for Financial Planning (FFP) and the National Association for Female Executives.

   KENNETH H. BEARD is president and chief executive officer of Midwest Mechanical Group, a mechanical construction and service company. From 1999-2002 he was president and chief executive officer of Exelon Services, a subsidiary of Exelon Corporation, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974, Mr. Beard was employed by The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization and serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering. Mr. Beard is a past member of the Oak Brook, Illinois Plan Commission (1981-1991) and a past board member of Harris Bank, Hinsdale (1985-2004).

     PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003.

Mr. Gauvreau holds a MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees, Chairman of the Advancement Committee, and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and vice president of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

COMPENSATION OF DIRECTORS AND OFFICERS

THE DISCUSSION INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 76 OF OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

We pay our independent directors an annual fee of $5,000 (increased to $10,000 effective October 1, 2004) plus $500 for each in person meeting, and $350 for each meeting of the board or a committee (excluding the audit committee) of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Effective December 1, 2004, we pay our audit committee members $750 for each in personal audit committee meeting and $500 for each audit committee meeting attended by telephone. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

                                   OUR ADVISOR

THE DISCUSSION UNDER THIS SECTION ON "OUR ADVISORY AGREEMENT" WHICH STARTS ON PAGE 79 OF OUR PROSPECTUS HAS BEEN MODIFIED TO INCLUDE THE FOLLOWING SIXTEENTH
PARAGRAPH:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions are owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

THE DISCUSSION UNDER "TERM OF THE ADVISORY AGREEMENT" SECTION WHICH STARTS ON PAGE 79 OF OUR PROSPECTUS HAS BEEN MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

TERM OF THE ADVISORY AGREEMENT

On December 28, 2004, the advisory agreement between Inland Western Retail Real Estate Trust, Inc. (the "Company") and Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager/Advisor") was amended and restated. The Business Manager/Advisor is owned by the Company's sponsor, and all of the Company's agreements and arrangements with the Business Manager/Advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations but the Company believes that the fee it pays is equal to or less than the fee that would be payable to an unaffiliated third-party providing such service. The advisory agreement was amended and restated to include an initial term of one year instead of three years.

THE LAST PARAGRAPH, UNDER THE SECTION "OUR ADVISORY AGREEMENT", SUBSECTION "LIABILITY AND INDEMNIFICATION OF BUSINESS MANAGER/ADVISOR WHICH STARTS ON PAGE 81 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS
FOLLOWS:

When it becomes effective, Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE TWENTIETH PARAGRAPH, UNDER THE SECTION "THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENT", WHICH STARTS ON PAGE 86 OF OUR PROSPECTUS HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

The following sets forth information with respect to the executive officers and managers of Inland Pacific Property Services LLC.

INLAND SECURITIES CORPORATION

THE DISCUSSION UNDER THIS SUBSECTION WHICH STARTS ON PAGE 87 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION:

   ANDREW DORNBUSCH (age 27) joined Inland Securities Corporation as a vice president in September 2004. Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota. Mr. Dornbusch graduated from the University of Minnesota with a bachelor degree in International Relations. He obtained his law degree from Cornell Law School. Mr. Dornbusch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

   SANDRA L. PERION (age 47) joined Inland in 1994 as an Administrative Assistant to the Senior Vice President of Inland Real Estate Investment Corporation. Mrs. Perion's responsibilities included expense accounts, time and attendance reports, supervising file room clerk, furniture and supply orders, shareholder correspondence, arranging board of directors and annual shareholder meetings, proxy tabulation and scheduling seminars and classes for employees. In 2002, Mrs. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and shareholder records, and in 2003 she was promoted to Assistant Vice President of Inland Securities Corporation. Mrs. Perion holds Series 7, 24 and 63 licenses from the National Association of Securities Dealers.

                             PRINCIPAL STOCKHOLDERS

THE TABLE UNDER THIS SECTION, WHICH STARTS ON PAGE 95 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION:

The following table provides information as of March 14, 2005 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of March 14, 2005, no stockholder beneficially owned more than 5% of our outstanding shares. As of March 14, 2005, we had approximately

73,200 stockholders of record and approximately 264,280,614 shares of common stock outstanding for our two offerings. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                                Number of shares
           Beneficial Owner                    beneficially owned              Percent of class
------------------------------------------------------------------------------------------------
Robert D. Parks                                      120,613.4067(1)       *
Roberta S. Matlin                                        179.7517          *
Scott W. Wilton                                                 0          0
Steven P. Grimes                                                0          0
Lori A. Foust                                                   0          0
Brenda G. Gujral                                                0          0
Frank A. Catalano, Jr.                                      3,000(2)       *
Kenneth H. Beard                                      53,831.3063(2)       *
Paul R. Gauvreau                                     114,731.8436(2)       *
Gerald M. Gorski                                       5,035.3673(2)       *
Barbara A. Murphy                                           3,000(2)       *
All directors and executive officers as a            300,391.6756(1)       *
group (12 persons)

----------
  *Less than 1%

(1) Includes 20,000 shares owned by our business manager/advisor. Our business manager/advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our business manager/advisor.
(2) Includes 3,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                       INVESTMENT OBJECTIVES AND POLICIES

                                  DISTRIBUTIONS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 99 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING DISTRIBUTIONS.

Our Board of Directors approved the following distributions payable to holders of our common stock:

   - $.65 per share per annum for the stockholders of record on December 31, 2004, payable on January 10, 2005
   - $.63 per share per annum for the stockholders of record on January 31, 2005, payable on February 10, 2005; and
   - $.6325 per share per annum for the stockholders of record on February 28, 2005, payable on March 10, 2005.

At the January 27, 2005 regularly scheduled Board meeting, the Board of Directors unanimously approved a resolution to delegate to our management committee the authority to continue to determine the amount of the monthly distributions to stockholders on our common stock to be an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2005 calendar year.

THE DISCUSSION UNDER THIS SECTION ON "PROPERTY ACQUISITION STANDARDS", WHICH STARTS ON PAGE 101 OF OUR PROSPECTUS HAS BEEN MODIFIED TO INCLUDE THE FOLLOWING FOURTH PARAGRAPH:

On February 11, 2005, a new property acquisition agreement was entered into between Inland Real Estate Acquisitions, Inc. ("Acquisitions"), Inland Western Retail Real Estate Advisory Services, Inc. ("the Advisor"), and us. The property acquisition agreement grants us an exclusive right of first refusal to acquire each and every Subject Property, as defined in the agreement. A Subject Property is defined as any retail facility, mixed-use property, or a single-user property identified by Acquisitions and located within our market area. Our market area is defined in the agreement as the geographic area located west of the Mississippi in the continental United States but excluding the portion of the geographic area within a four hundred (400) mile radius of Oak Brook, Illinois.

Acquisitions is owned by The Inland Group, and we are sponsored by Inland Real Estate Investment Corporation. Inland Real Estate Investment Corporation and the Advisor are owned by The Inland Group.

The property acquisition agreement previously entered into by the parties dated September 18, 2003 has been terminated accordingly. The new property acquisition agreement is filed as an exhibit to the registration statement of which the prospectus is a part and is incorporated into this filing in its entirety.

                            REAL PROPERTY INVESTMENTS

SUMMARY TABULAR PRESENTATION OF PROPERTIES OWNED

     As of March 14, 2005, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of, or a leasehold interest in, 128 properties consisting of an aggregate of approximately 22,893,000 gross leasable square feet located in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Washington and Ontario, Canada. The following table summarizes these properties in alphabetical order.

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
23rd Street Plaza       NC  2003          Dec-04        7,258,000             -     53,376    0.2%     95%       2    Bed, Bath &
Panama City, Florida                                                                                                   Beyond
                                                                                                                      Ross Dress for
                                                                                                                       Less

Academy Sports          SU  2004          Jul-04        5,250,000     2,920,000     60,001    0.3%    100%       1    Academy Sports
Houma, Louisiana

Academy Sports          SU  2004          Oct-04        4,250,000     2,337,500     61,150    0.3%    100%       1    Academy Sports
Midland, Texas

Academy Sports          SU  2004          Oct-04        5,000,000     2,775,000     61,001    0.3%    100%       1    Academy Sports
Port Arthur, Texas

Academy Sports          SU  2004          Jan-05        7,150,000     3,933,000     70,910    0.3%    100%       1    Academy Sports
San Antonio, Texas

Alison's Corner         NC  2003          Apr-04        7,042,000     3,850,000     55,066    0.2%    100%       4    Ross Dress for
San Antonio, Texas                                                                                                     Less
                                                                                                                      Shoe Carnival
                                                                                                                      Mattress Firm

American Express        SU  2000          Dec-04       18,000,000    11,623,000    132,336    0.6%    100%       1    American
Depere, Wisconsin                                                                                                      Express

American Express        SU  1975          Dec-04       63,000,000    37,170,000    376,348    1.6%    100%       1    American
Fort Lauderdale,                                                                                                       Express
Florida

American Express        SU  1986          Dec-04       56,000,000    33,040,000    389,377    1.7%    100%       1    American
Greensboro, North                                                                                                      Express
 Carolina

American Express        SU  1983 &        Feb-05       42,000,000    25,380,000    306,710    1.3%    100%       1    American
Markham, Ontario,           1987                                                                                       Express
Canada

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
American Express        SU  1989          Dec-04       95,000,000    56,050,000    541,542    2.4%    100%       1    American
Minneapolis,                                                                                                           Express
Minnesota

American                SU  1983          Dec-04       14,000,000     8,260,000    117,556    0.5%    100%       1    American
Express-19th Ave.                                                                                                      Express
Phoenix, Arizona

American                SU  1985          Dec-04       54,000,000    31,860,000    337,439    1.5%    100%       1    American
Express-31st Ave.                                                                                                      Express
Phoenix, Arizona

Arvada Connection                                                                                                     Old Country
         and            RC  1987 -1990    Apr-04       51,550,000    28,510,000     61,079    0.3%     91%       13    Buffet
Arvada Marketplace                                                                 313,559    1.4%     92%       26   Pier 1 Imports
Arvada, Colorado                                                                                                      Sam's Club
                                                                                                                      Gart Sports

Azalea Square           RC  2004          Oct-04       30,013,000    16,535,000    190,142    0.8%     99%       21   T.J. Maxx
Summerville, South                                                                                                    Linens 'N
 Carolina                                                                                                              Things
                                                                                                                      Ross Dress for
                                                                                                                       Less
                                                                                                                      Cost Plus
                                                                                                                       World Market
                                                                                                                      PETsMART

Bed, Bath &             NC  2004          Oct-04       20,350,000    11,192,500     97,456    0.4%     99%       15   Bed, Bath &
Beyond Plaza                                                                                                           Beyond
Miami, Florida                                                                                                        Office Depot
                                                                                                                      Pier 1 Imports
                                                                                                                      Party City

Best on the Boulevard   RC  1996 - 1999   Apr-04       35,500,000    19,525,000    204,427    0.9%     79%       9    Best Buy
Las Vegas, Nevada                                                                                                     Barnes & Noble
                                                                                                                      Copeland
                                                                                                                       Enterprises

Bluebonnet Parc         RC  2002          Apr-04       22,000,000    12,100,000    135,289    0.6%     95%       7    Best Buy
Baton Rouge,                                                                                                          Linens 'N
Louisiana                                                                                                              Things
                                                                                                                      Cost Plus
                                                                                                                       World Market

Boulevard at the        JV  2004          Sept-04     127,499,000    71,500,000    479,072    2.1%     94%       64   Lowe's
 Capital Centre                                                                                                       Theaters Magic
Largo, Maryland                                                                                                        Johnson

CarMax                  SU  1998          Mar-05       14,600,000             -     60,772    0.3%    100%       1    CarMax
San Antonio, Texas

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
The Columns             RC  2004          Aug-04       26,510,000    14,865,400    173,427    0.8%     96%       15   Best Buy
Jackson, Tennessee                                                                                                    Ross Dress for
                                                                                                                       Less
                                                                                                                      Marshalls
                                                                                                                      Bed, Bath
                                                                                                                       & Beyond

Coram Plaza             RC  2004          Dec-04       37,292,000    20,755,300    144,191    0.6%     92%       22   Stop & Shop
Coram, New York

CorWest Plaza           RC  1999 - 2003   Jan-04       33,000,000    18,150,000    115,011    0.5%     99%       10   Super Stop &
New Britain,                                                                                                           Shop
Connecticut                                                                                                           Liquor Depot
                                                                                                                      CVS Pharmacy

Cottage Plaza           NC  2004-2005     Feb-05       23,440,000    13,025,000     85,363    0.4%     91%       5    Stop & Shop
Pawtucket,
Rhode Island

Cranberry Square        RC  1996 - 1997   Jul-04       20,220,000    10,900,000    195,566    0.9%     92%       5    Barnes & Noble
Cranberry Township,                                                                                                   Dick's
 Pennsylvania                                                                                                          Sporting
                                                                                                                       Goods
                                                                                                                      Best Buy
                                                                                                                      OfficeMax
                                                                                                                      Toys "R" Us

CVS Pharmacy (Eckerd    SU  2003          Dec-03        3,364,000     1,850,000     13,824    0.1%    100%       1    CVS Pharmacy
 Drug Store)
Edmund, Oklahoma

CVS Pharmacy (Eckerd    SU  2003          Dec-03        5,288,000     2,900,000     13,824    0.1%    100%       1    CVS Pharmacy
 Drug Store)
Norman, Oklahoma

CVS Pharmacy            SU                Mar-05        5,895,000             -     13,824    0.1%    100%       1    CVS Pharmacy
Jacksonville,
Florida

CVS Pharmacy            SU  2004          Oct-04        3,066,000     1,685,000     10,055    0.1%    100%       1    CVS Pharmacy
Sylacauga, Alabama

Darien Towne Center     RC  1994          Dec-03       30,000,000    16,500,000    223,844    1.0%     93%       11   Home Depot
Darien, Illinois                                                                                                      Circuit City
                                                                                                                      PETsMART

Davis Towne Crossing    NC  2003 &        Jun-04        8,141,000     5,365,200     34,091    0.1%     91%       12   Lady USA
North Richland Hills,       2004                                                                                      Fitness
Texas                                                                                                                 Cotton Patch
                                                                                                                      Cafe

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Denton Towne Crossing   RC  2003 &        Oct-04       54,688,000    35,200,000    283,040    1.2%     99%       33   Oshman's
Denton, Texas               2004                                                                                       Sporting
                                                                                                                       Goods
                                                                                                                      Best Buy
                                                                                                                      T.J. Maxx

Dorman Center -         RC  2003 - 2004   Mar-04 &     50,200,000    27,610,000    388,067    1.7%     98%       27   Wal-Mart
 Phase I & II                             Jul-04                                                                       Supercenter
Spartanburg, South
  Carolina

Eastwood Towne Center   RC  2002          May-04       85,000,000    46,750,000    332,131    1.5%     98%       62   Dick's
Lansing, Michigan                                                                                                      Sporting
                                                                                                                       Goods

Eckerd Drug Store       SU  2003 - 2004   Jun-04        3,260,000     1,750,000     13,440    0.1%    100%       1    Eckerd Drug
Columbia,                                                                                                              Store
South Carolina

Eckerd Drug Store       SU  2003 - 2004   Jun-04        2,625,000     1,425,000     13,824    0.1%    100%       1    Eckerd Drug
Crossville,                                                                                                            Store
Tennessee

Eckerd Drug Store       SU  2003 - 2004   Jun-04        3,069,000     1,650,000     13,824    0.1%    100%       1    Eckerd Drug
Greer,                                                                                                                 Store
South Carolina

Eckerd Drug Store       SU  2003 - 2004   Jun-04        3,650,000     1,975,000     13,824    0.1%    100%       1    Eckerd Drug
Kill Devil Hills,                                                                                                      Store
North Carolina

Edgemont Town Center    NC  2003          Nov-04       15,639,000     8,600,000     77,655    0.3%     90%       14   Publix
Homewood, Alabama

Evans Town Center       NC  1995          Dec-04        8,795,000     5,005,000     75,695    0.3%     97%       14   Publix
Evans, Georgia

Fairgrounds Plaza       NC  2002 - 2004   Jan-05       21,994,000    15,965,749     58,970    0.3%    100%       1    Super Stop
Middletown,                                                                                                            & Shop
New York

Five Forks              NC  1999          Dec-04        8,086,000     4,482,500     64,173    0.3%     95%       8    Bi-Lo
Simpsonville,
South Carolina

Forks Town Center       NC  2002          Jul-04       18,199,000    10,395,000     92,660    0.4%     96%       16   Giant Food
Easton,                                                                                                                Stores
Pennsylvania

Fox Creek Village       RC  2003 - 2004   Nov-04       20,883,000    11,485,000    114,033    0.5%     87%       16   King Soopers
Longmont,
Colorado

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Fullerton Metrocenter   RC  1988          Jun-04       51,275,000    28,050,000    253,296    1.1%     96%       43   Sportmart
Fullerton,                                                                                                            Henry's
California                                                                                                             Marketplace

Gateway Pavilions       RC  2003 - 2004   Dec-04       65,141,000    35,842,000    301,233    1.3%     93%       36   Circuit City
Avondale, Arizona                                                                                                     The Sports
                                                                                                                       Authority
                                                                                                                      Mor Furniture

Gateway Plaza           RC  2000          Jul-04       33,025,000    18,163,000    358,091    1.6%     93%       26   Kohl's
Southlake, Texas

Gateway Station         NC  2003 - 2004   Dec-04        5,093,000             -     19,537    0.1%    100%       6    Kirland's
College Station,                                                                                                      Talbots
Texas                                                                                                                 Joseph
                                                                                                                       A. Banks
                                                                                                                      Chicos

Gateway Village         JV  1996          Jul-04       53,150,000    31,458,000    273,307    1.2%     99%       15   Safeway
Annapolis,                                                                                                            Burlington
Maryland                                                                                                               Coat Factory
                                                                                                                      Best Buy

GMAC Insurance          SU  1980/1990    Sept-04       59,997,000    33,000,000    501,064    2.2%    100%       1    GMAC Insurance
 Building
Winston-Salem,
North Carolina

Governor's Marketplace  RC  2001          Aug-04       32,654,000    20,625,000    231,915    1.0%     94%       20   Bed, Bath &
Tallahassee, Florida                                                                                                   Beyond
                                                                                                                      Sports
                                                                                                                       Authority
                                                                                                                      Marshalls
                                                                                                                      Michaels

Green's Corner          NC  1997          Dec-04       12,768,000     7,022,366     85,271    0.4%    100%       12   Kroger
Cumming, Georgia

Gurnee Towne Center     RC  2000          Oct-04       44,256,000    24,360,000    179,602    0.8%     96%       26   Linens 'N
Gurnee, Illinois                                                                                                       Things
                                                                                                                      Old Navy
                                                                                                                      Borders Books
                                                                                                                       & Music
                                                                                                                      Cost Plus
                                                                                                                       World Market

Harris Teeter           SU  1977/1995     Sept-04       7,200,000     3,960,000     57,230    0.2%    100%       1    Harris Teeter
Wilmington, North
Carolina

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Harvest Towne Center    NC  1996-1999     Sept-04       8,950,000     5,005,000     42,235    0.2%     92%       11   CVS Pharmacy
Knoxville, Tennessee                                                                                                  Pet Supplies
                                                                                                                       Plus
                                                                                                                      Ruby Tuesday

Henry Town Center       RC  2002          Dec-04       61,397,000    35,814,616    444,296    1.9%     99%       43   BJ's Wholesale
McDonough, Georgia                                                                                                     Club
                                                                                                                      Belk's

Heritage Towne          NC  2002          Mar-04       16,123,000     8,950,000     80,639    0.4%     91%       30   N/A
 Crossing
Euless, Texas

Hickory Ridge           RC  1999          Jan-04       41,900,000    23,650,000    380,487    1.7%    100%       21   Best Buy
Hickory,                                                                                                              Kohl's
North Carolina                                                                                                        Dick's
                                                                                                                       Sporting
                                                                                                                       Goods

High Ridge Crossing     NC  2004          Mar-05       13,200,000             -     76,857    0.3%     95%       7    Shop'N Save
High Ridge, Missouri                                                                                                   Warehouse

Hobby Lobby             SU  2004          Jan-05        5,500,000     3,025,000     60,000    0.3%    100%       1    Hobby Lobby
Concord,
North Carolina

Holliday Towne Center   RC  2003          Feb-05       14,828,000     8,050,000     83,122    0.4%     85%       8    Martin's Food
Duncansville,
Pennsylvania

Huebner Oaks Center     RC  1997 & 1998   Jun-04       79,721,000    48,000,000    286,684    1.3%     98%       56   Bed, Bath
San Antonio, Texas                                                                                                     & Beyond

Irmo Station            NC  1980 &        Dec-04       12,800,000     7,085,000     99,619    0.4%     91%       17   Kroger
Irmo, South Carolina        1985

John's Creek Village    RC  2003 & 2004   Jun-04       34,255,000    23,300,000    156,582    0.7%    100%       21   LA Fitness
Duluth, Georgia                                                                                                       Ross Dress
                                                                                                                       for Less
                                                                                                                      T.J. Maxx

Kohl's/Wilshire         SU  2004          Nov-04       10,099,000     5,417,500     88,248    0.4%    100%       1    Kohl's
 Plaza III
Kansas City,
Missouri

La Plaza Del Norte      RC  1996/1999     Jan-04       59,143,000    32,528,000    320,345    1.4%     97%       18   Oshman's
San Antonio, Texas                                                                                                     Sporting
                                                                                                                       Goods
                                                                                                                      Best Buy
                                                                                                                      Beall's

Lake Mary Pointe        NC  1999          Oct-04        6,620,000     3,657,500     51,052    0.2%     94%       8    Publix
Lake Mary, Florida

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Lakewood Towne Center   RC  1988          Jun-04       81,100,000    51,260,000    578,913    2.5%     95%       27   Gottschalk's
Lakewood, Washington        Rebuilt                                                                                   Burlington
                            2002-2003                                                                                  Coat Factory

Larkspur Landing        RC  1978/2001     Jan-04       61,145,000    33,630,000    172,433    0.8%     92%       39   Bed, Bath
Larkspur, California                                                                                                   & Beyond
                                                                                                                      24 Hour
                                                                                                                       Fitness

Lincoln Park            RC  1998         Sept-04       47,515,000    26,153,000    148,806    0.6%    100%       14   Tom Thumb
Dallas, Texas                                                                                                         Barnes & Noble
                                                                                                                      The Container
                                                                                                                       Store

Low Country Village     NC  2004          Jun-04       11,090,000    10,810,000     76,385    0.3%    100%       8    Ross Dress for
Bluffton,                                                                                                              Less
South Carolina                                                                                                        Michaels
                                                                                                                      PETsMART

MacArthur Crossing      RC  1995 - 1996   Feb-04       23,102,000    12,700,000    109,755    0.5%     98%       28   Stein Mart
Los Colinas, Texas

Magnolia Square         RC  2004          Feb-05       19,114,000    10,265,000    116,049    0.5%     91%       10   Ross Dress for
Houma, Louisiana                                                                                                       Less
                                                                                                                      PETsMART
                                                                                                                      Circuit City

Manchester Meadows      RC  1994 - 1995   Aug-04       56,200,000    31,064,550    454,172    2.0%     97%       21   Wal-Mart
Town and Country,                                                                                                     Home Depot
  Missouri

Mansfield Towne         RC  2004          Nov-04       18,322,000    10,982,300    105,286    0.5%     93%       19   Ross Dress for
 Crossing                                                                                                              Less
Mansfield, Texas                                                                                                      Staples

Maytag Distribution     SU  2004          Jan-05       23,159,000    12,740,000    750,000    3.3%    100%       1    Maytag
 Center
Iowa City, Iowa

McAllen Shopping        NC  2004          Dec-04        4,150,000     2,455,000     17,625    0.1%    100%       7    Hollywood
 Center                                                                                                                Video
McAllen, Texas

Mesa Fiesta             RC  2004          Dec-04       36,855,000    23,500,000    194,892    0.9%    100%       8    Best Buy
Mesa, Arizona                                                                                                         Marshalls
                                                                                                                      Borders Books
                                                                                                                       & Music
                                                                                                                      CompUSA
                                                                                                                      Oak Showcase

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Midtown Center          RC  1986-1987     Jan-05       53,000,000    28,227,617    319,072    1.4%     98%       24   Wal-Mart
Milwaukee, Wisconsin                                                                                                  Pick 'N Save

Mitchell Ranch Plaza    RC  2003          Aug-04       34,000,000    18,700,000    200,404    0.9%     97%       38   Publix
New Port Richey,                                                                                                      Marshalls
Florida                                                                                                               Ross Dress for
                                                                                                                       Less

Newnan                  RC  1999-2004     Dec-03 &     52,360,000    23,766,191    392,050    1.7%    100%       29   BJ's Wholesale
 Crossing I & II                          Feb-04                                                                       Club
Newnan, Georgia

Newton Crossroads       NC  1997          Dec-04       10,072,000     5,547,622     78,896    0.3%    100%       11   Kroger
Covington, Georgia

North Ranch Pavilions   NC  1992          Jan-04       18,468,000    10,157,400     62,812    0.3%     91%       25   Savvy Salon
Thousand Oaks,
California

North Rivers            RC  2003 - 2004   Apr-04       20,100,000    11,050,000    141,204    0.6%    100%       16   Ross Dress for
 Town Center                                                                                                           Less
Charleston,                                                                                                           Bed, Bath &
South Carolina                                                                                                         Beyond
                                                                                                                      Office Depot
                                                                                                                      Babies "R" Us

Northgate North         RC  1999 - 2003   Jun-04       48,455,000    26,650,000    302,095    1.3%     98%       8    Target
Seattle, Washington                                                                                                   Best Buy

Northpointe Plaza       RC  1991 - 1993   May-04       54,524,000    30,850,000    377,949    1.7%     99%       31   Safeway
Spokane, Washington                                                                                                   Gart Sports
                                                                                                                      Best Buy

Northwoods Center       NC  2002 - 2004   Dec-04       13,964,000    11,192,500     74,647    0.3%    100%       16   Marshalls
Wesley Chapel,                                                                                                        PETCO
Florida

Oswego Commons          RC  2002 - 2004   Nov-04       35,022,000    19,262,100    187,651    0.8%    100%       24   Dominick's
Oswego, Illinois                                                                                                      T.J. Maxx
                                                                                                                      OfficeMax

Paradise Valley         NC  2002          Apr-04       28,510,000    15,680,500     92,158    0.4%     76%       16   Whole Foods
  Marketplace                                                                                                         Eckerd Drug
Phoenix, Arizona                                                                                                       Store

Pavilion at King's      NC  2002/2003     Dec-03        8,151,000     5,342,000     79,109    0.3%    100%       7    Toys "R" Us
 Grant                                                                                                                Olive Garden
Concord,
North Carolina

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Peoria Crossings        RC  2002 - 2003   Mar-04       37,368,000    20,497,400    213,733    0.9%     98%       21   Kohl's
Glendale, Arizona                                                                                                     Ross Dress for
                                                                                                                       Less
                                                                                                                      Michaels

Phenix Crossing         NC  2004          Dec-04       10,065,000             -     56,563    0.2%     95%       9    Publix
Phenix City, Alabama

Pine Ridge Plaza        RC  1998 - 2004   Jun-04       26,982,000    14,700,000    230,510    1.0%    100%       14   T.J. Maxx
Lawrence, Kansas                                                                                                      Bed, Bath &
                                                                                                                       Beyond
                                                                                                                      Kohl's

Placentia Town Center   RC  1973/2000     Dec-04       24,865,000    13,695,000    110,962    0.5%     97%       20   Ross Dress for
Placentia, California                                                                                                  Less
                                                                                                                      OfficeMax
                                                                                                                      Bank of
                                                                                                                       America

Plaza at Marysville     RC  1995          Jul-04       21,266,000    11,800,000    115,656    0.5%     97%       26   Safeway
Marysville,
Washington

Plaza at Riverlakes     RC  2001          Oct-04       17,000,000             -    102,836    0.4%    100%       22   Ralph's
Bakersfield,                                                                                                           Grocery Store
California

Plaza Santa Fe II       RC  2000 - 2002   Jun-04       30,971,000    17,342,953    222,389    1.0%     98%       21   Linens 'N
Santa Fe, New Mexico                                                                                                   Things
                                                                                                                      Best Buy
                                                                                                                      T.J. Maxx

Pleasant Run Towne      RC  2004          Dec-04       35,370,000    22,800,000    201,587    0.9%    100%       22   Oshman's
 Center Ce                                                                                                             Sporting
Hill, Texas                                                                                                            Goods
                                                                                                                      Circuit City

Promenade at Red Cliff  NC  1997          Feb-04       19,537,000    10,590,000     94,445    0.4%     90%       17   Staples
St. George, Utah                                                                                                      Old Navy
                                                                                                                      Big 5 Sporting
                                                                                                                       Goods

Reisterstown            JV  1986/2004     Aug-04       94,762,000    49,650,000    789,926    3.5%     98%       86   Home Depot
 Road Plaza                                                                                                           Dept. of
Baltimore, Maryland                                                                                                    Public Safety
                                                                                                                      National
                                                                                                                       Wholesale
                                                                                                                       Liquidators

Saucon Valley Square    NC  1999          Sept-04      16,043,000     8,850,900     80,695    0.4%    100%       14   Super Fresh
Bethlehem,                                                                                                             Food
Pennsylvania                                                                                                           Market

Shaw's Supermarket      SU  1995          Dec-03       13,656,000     6,450,000     65,658    0.3%    100%       1    Shaw's
New Britain,                                                                                                           Supermarket
Connecticut

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Shoppes at Lake Andrew  RC  2003          Dec-04       28,300,000    15,656,511    144,733    0.6%    100%       18   Ross Dress for
Viera, Florida                                                                                                        Less Linens
                                                                                                                       'N Things
                                                                                                                      The Rag Shop

The Shoppes at Park     NC  2004          Nov-04       12,047,000     6,655,000     64,832    0.3%     95%       11   Publix
 West (Publix Center)
Mount Pleasant, South
  Carolina

Shoppes at              NC  1999          Jan-04       11,031,000     6,067,183     61,817    0.3%     96%       2    Shoppers Food
 Quarterfield                                                                                                          Warehouse
 (Metro Square Center)
Severn, Maryland

Shoppes of New Hope     NC  2004          Jul-04       13,052,000     7,178,700     70,610    0.3%    100%       17   Publix
 (Shoppes of Dallas)
Dallas, Georgia

Shoppes of Prominence   NC  2004          Jun-04       15,155,000     9,954,300     78,058    0.3%     98%       18   Publix
 Point
Canton, Georgia

The Shops at Boardwalk  RC  2003 & 2004   Jul-04       36,642,000    20,150,000    122,916    0.5%     87%       25   Borders Books
Kansas City, Missouri

Shops at Forest         NC  2002          Dec-04        7,505,000     5,220,981     34,756    0.2%    100%       16   Blockbuster
 Commons                                                                                                               Video
Round Rock, Texas

Shops at Park Place     RC  2001          Oct-03       24,000,000    13,127,000    116,300    0.5%     99%       11   Bed, Bath
Plano, Texas                                                                                                           & Beyond
                                                                                                                      Michaels
                                                                                                                      OfficeMax
                                                                                                                      Walgreens

                                                                                             % OF
                                                                     MORTGAGE      GROSS     TOTAL
                                                    APPROXIMATE     PAYABLE AT   LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/    DATE      PURCHASE        MARCH 8,    AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED   ACQUIRED    PRICE ($)       2005 ($)       FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Southgate Plaza         NC  1998-2002     Mar-05       12,253,000             -     86,010    0.4%    100%       7    Best Buy
Heath, Ohio                                                                                                           Office Depot
                                                                                                                      Michaels

Southlake Town Square   RC  1998-2004     Dec-04      135,606,000    81,000,000    456,569    2.0%     99%      152   N/A
Southlake, Texas

Stanley Works/Mac       SU  2004          Jan-05       10,000,000             -     72,500    0.3%    100%       1    Mac Tools
 Tools
Westerville, Ohio

Stateline Station       RC  2003-2004     Mar-05       32,000,000             -    141,686    0.6%     93%       17   Linens 'N
High Ridge, Missouri                                                                                                   Things
                                                                                                                      Cost Plus
                                                                                                                       World Market
                                                                                                                      Petco

Stilesboro Oaks         NC  1997          Dec-04       12,640,000     6,951,971     80,772    0.4%    100%       13   Kroger
Acworth, Georgia

Stony Creek             RC  2003          Dec-03       25,750,000    14,162,000    153,796    0.7%    100%       20   T.J. Maxx
 Marketplace                                                                                                          Linens 'N
Noblesville, Indiana                                                                                                   Things Barnes
                                                                                                                       & Noble

Tollgate Marketplace    JV  1979/1994     Jul-04       72,300,000    39,765,000    392,587    1.7%    100%       34   Giant Food
Bel Air, Maryland                                                                                                     Jo Ann Fabrics

Towson Circle           JV  1998          Jul-04       28,450,000    19,197,500    116,012    0.5%     94%       13   Barnes & Noble
Towson, Maryland                                                                                                      Trader Joe's
                                                                                                                       East
                                                                                                                      Bally's Total
                                                                                                                       Fitness
                                                                                                                      Pier 1 Imports

Trenton Crossing        RC  2003          Feb-05       29,212,000    19,307,037    215,220    0.9%     99%       19   Hobby Lobby
McAllen, Texas                                                                                                        Ross Dress for
                                                                                                                       Less
                                                                                                                      Marshalls
                                                                                                                      Beall's

University Town Center  NC  2002          Nov-04       10,569,000     5,810,000     57,250    0.3%    100%       15   Publix
Tuscaloosa, Alabama

The Village at Quail    RC  2003-2004     Feb-05       10,429,000     5,740,000    100,404    0.4%    100%       2    Gordman's
 Springs                                                                                                              Best Buy
Oklahoma City,
Oklahoma

Village Shoppes at      NC  2004          Aug-04       13,750,000     7,561,700     66,415    0.3%     87%       10   Publix
  Simonton
Lawrenceville, Georgia

                                                                                              % OF
                                                                     MORTGAGE       GROSS     TOTAL
                                                  APPROXIMATE      PAYABLE AT    LEASABLE    GROSS   PHYSICAL
                            YEAR BUILT/   DATE     PURCHASE         MARCH 8,     AREA (SQ. LEASABLE OCCUPANCY NO. OF
PROPERTY               TYPE  RENOVATED  ACQUIRED   PRICE ($)        2005 ($)        FT.)     AREA       %     TENANTS MAJOR TENANTS*
------------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter    SU  1999         Jul-04      13,248,000      7,100,000     183,047    0.8%    100%         1  Wal-Mart
Blytheville, Arkansas                                                                                                  Supercenter

Wal-Mart Supercenter    SU  1997         Aug-04      11,071,000      6,088,500     149,704    0.7%    100%         1  Wal-Mart
Jonesboro, Arkansas                                                                                                    Supercenter

Watauga Pavilion        RC  2003/2004    May-04      35,668,000     19,617,000     205,195    0.9%     97%        17  Oshman's
Wautauga, Texas                                                                                                        Sporting
                                                                                                                       Goods
                                                                                                                      Ross Dress for
                                                                                                                       Less
                                                                                                                      Bed, Bath &
                                                                                                                       Beyond

Winchester Commons      NC  1999         Nov-04      13,023,000      7,235,000      93,024    0.4%     98%        15  Kroger
Memphis, Tennessee

Wrangler                SU  1993         Jul-04      18,477,000     11,300,000     316,800    1.4%    100%         1  Wrangler
El Paso, Texas

Zurich Towers           SU  1988 - 1990  Nov-04     138,000,000     81,420,000     895,418    3.9%    100%         1  Zurich
Schaumburg, Illinois                                                                                                   American
                                                                                                                       Insurance
                                                                                                                       Company
                                                 ------------------------------------------------              -----
PORTFOLIO TOTAL                                   3,777,302,000  2,088,440,547  22,893,430    100%             2,037
                                                 ================================================              =====

----------
* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC   Neighborhood and Community Retail Shopping Center
SU   Single-User Property
RC   Retail Shopping Center
JV   Joint Venture

In addition to the properties listed above, we consolidate one 124-unit apartment property, Cardiff Hall East, in which we made an investment through a joint venture arrangement on October 15, 2004. This property which is located in Towson, Maryland had a mortgage payable with a balance of $5,108,656 at December 31, 2004.

We have a 95% ownership interest in the limited liability companies which own Boulevard at the Capital Centre, Gateway Village, Reisterstown Road Plaza, Tollgate Marketplace, and Towson Circle.

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 98 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING PROPERTIES WE HAVE ACQUIRED OR INTEND TO ACQUIRE.

DESCRIPTION OF PROPERTIES

AMERICAN EXPRESS - SALT LAKE CITY, UTAH

We anticipate purchasing the following office building constructed in 1982 and leasing the entire building back to American Express Travel Related Services Company, Inc.

                                              Approximate                           Approximate
Location                                      Square Feet         Lease Term     Purchase Price ($)
--------                                      -----------         ----------     ------------------
4315 South 2700 West                           395,787             10 years          48,000,000
Salt Lake City, UT

For financial information of American Express, please see the financial statements filed with the Securities and Exchange Commission

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the properties listed below. Our decision to acquire these properties will generally depend upon:

   - no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
   - our receipt of sufficient net proceeds from this offering and financing proceeds to make these acquisition; and
   - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including, overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. These properties will be subject to competition from similar shopping centers within their market area, and their economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to our decision to acquire these properties.

                                                  APPROXIMATE
                                                  ACQUISITION        GROSS        PHYSICAL
                                                  COSTS              LEASABLE     OCCUPANCY
                                     YEAR         INCLUDING          AREA         AS OF           NO. OF      MAJOR
PROPERTY                   TYPE      BUILT        EXPENSES ($) *     (SQ. FT.)    03/01/05        TENANTS     TENANTS
--------                   ----      -----        --------------     ---------    -----------     -------     -------
                                                                                                              Advance Auto
Advance Auto Parts         SU        2004         1,483,675          7,000        100%            1           Parts
8603 Culebra
San Antonio, TX

                                                  APPROXIMATE
                                                  ACQUISITION        GROSS        PHYSICAL
                                                  COSTS              LEASABLE     OCCUPANCY
                                     YEAR         INCLUDING          AREA         AS OF           NO. OF      MAJOR
PROPERTY                   TYPE      BUILT        EXPENSES ($) *     (SQ. FT.)    03/01/05        TENANTS     TENANTS
--------                   ----      -----        --------------     ---------    -----------     -------     -------
                                                                                                              Advance Auto
Advance Auto Parts         SU        2004          1,547,609           7,000      100%             1          Parts
465 E. Central Texas
Expressway
Harker Heights, Texas

                                                                                                              Advance Auto
Advance Auto Parts         SU        2004          1,433,113           7,000      100%             1          Parts
3915 E. Stan Schlueter
Killeen, Texas

                                                                                                              Ross Dress for
Four Peaks Plaza           RC        2004          8,252,000         140,571       87%            21          Less
Shea Boulevard and
Saguaro Boulevard                                                                                             Dollar Tree
Fountain Hills, Arizona

Lakepointe Towne                                                                                              Sportsman's
Crossing                   RC        2004         39,482,000         192,679       70%            10          Warehouse
715 Hebron
Parkway                                                                                                       Circuit City
Lewisville, TX                                                                                                Ross Stores

                                     1988-                                                                    Ross Dress for
Metro Town Center          RC        1990         31,266,000         147,056       78%            19          Less
2821 West Peoria                     Renovated                                                                PETsMART
Phoenix, Arizona                     2003 &
                                     2004

As of March 14, 2005, we have over of $131,464,000 in pending acquisitions and we believe, based in part on projected sales of our common stock, that cash on hand and future financings will provide us with sufficient cash to close these properties at the time of their projected closings.

TERMINATED CONTRACTS

Our Board of Directors previously approved the acquisition of Albertson's Grocery Store in Loveland, Colorado, Mall 205 and Plaza 205 in Portland, Oregon, Eckerd Drug Store in Danforth and Santa Fe in Edmond, Oklahoma, Casa Paloma in Chandler, Arizona (disclosed as probable) Woodbury Village Shopping Center in Woodbury, Minnesota (disclosed as probable), Shaw's Supermarket in Bristol, Connecticut (disclosed as probable), Peoria Station in (disclosed as probable), Thunderbird Crossing in Peoria, Arizona (disclosed as probable), Shoppes at Warner Robins in Warner Robins, Georgia (disclosed as probable), Poinciana Place in Kissimmee, Florida (disclosed as probable), and Cross Creek Shopping Center in Memphis, Tennessee (disclosed as probable). Based on information received during our due diligence process, we have decided not to acquire the properties and our affiliate has terminated the contracts on these acquisitions.

TENANT LEASE EXPIRATION

     The following table sets forth, as of March 14, 2005, lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                                                                                                     AVERAGE
                                                                                                                       BASE
                                 APPROX.       % TOTAL OF                                                             RENTAL
                                  GROSS         PORTFOLIO                           % OF TOTAL                        INCOME
                                LEASABLE          GROSS          TOTAL ANNUAL       ANNUAL BASE                     PER SQUARE
                                 AREA OF      LEASABLE AREA       BASE RENTAL      RENTAL INCOME                       FOOT
                 NUMBER OF      EXPIRING       REPRESENTED         INCOME OF        REPRESENTED      TOTAL ANNUAL      UNDER
YEAR ENDING        LEASES      LEASES (SQ.     BY EXPIRING         EXPIRING         BY EXPIRING      BASE RENTAL     EXPIRING
DECEMBER 31,      EXPIRING        FT.)           LEASES           LEASES ($)          LEASES          INCOME ($)    LEASES ($)
-------------------------------------------------------------------------------------------------------------------------------
Consolidated

2005                   102        279,122          1.2%             4,837,157            1.7%         277,562,063      17.33
2006                   171        685,392          3.0%            10,684,785            3.9%         274,958,831      15.59
2007                   245        691,373          3.0%            13,321,125            5.0%         266,276,629      19.14
2008                   291        952,614          4.2%            17,450,917            6.8%         255,115,134      18.32
2009                   392      1,510,884          6.6%            26,428,701           11.0%         240,096,729      17.49
2010                    85        624,989          2.7%             9,497,915            4.4%         216,326,081      15.20
2011                    76      1,065,789          4.7%            15,697,641            7.6%         207,517,353      14.73
2012                   105      1,053,894          4.6%            15,476,718            8.2%         192,578,444      14.94
2013                   175      1,787,522          7.8%            24,412,504           13.7%         177,614,088      13.66
2014                   170      4,476,160         19.6%            55,637,512           36.1%         154,067,257      12.43

TENANT CONCENTRATION

The following table sets forth information regarding the ten individual tenants at our properties comprising the greatest gross leasable area and greatest 2004 annualized base rent based on the properties owned as of March 14, 2005.

                                                                         % OF TOTAL                       % OF
                                                        GROSS              GROSS       ANNUALIZED      ANNUALIZED
                                       TOTAL        LEASABLE AREA         LEASABLE     BASE RENTAL     BASE RENTAL
DESCRIPTION                            NUMBER         (SQ. FT.)             AREA         INCOME          INCOME
------------------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

American Express                             7           2,201,308         9.62%       22,202,988          7.9%
Zurich American Insurance Company            1             895,418         3.91%        8,883,864          3.2%
Wal-Mart                                     5             864,883         3.78%        5,856,476          2.1%
Maytag                                       1             750,000         3.28%        1,726,500         .0.6%
Ross Dress for Less                         15             620,529         2.71%        6,408,672          2.3%
Best Buy                                    14             603,802         2.64%        8,311,980          3.0%
GMAC                                         1             501,064         2.19%        5,164,449          1.8%
Bed, Bath & Beyond                          16             434,002         1.90%        5,055,608          1.8%
Kohl's                                       5             431,317         1.88%        2,969,342          1.1%
Publix                                      10             423,005         1.80%        4,510,234          1.6%
Linens 'N Things                            13             403,908         1.80%        4,332,814          1.5%
Michaels                                    15             347,945         1.50%        3,715,597          1.3%

PROPERTY ALLOCATION

The following table provides a summary of the properties in our investment portfolio by type of investment and by state as of March 14, 2005.

                                                                                   % OF TOTAL                          % OF
                                                                  GROSS               GROSS        ANNUALIZED       ANNUALIZED
                                                  TOTAL         LEASABLE            LEASABLE       BASE RENTAL     BASE RENTAL
                DESCRIPTION                       NUMBER     AREA (SQ. FT.)           AREA           INCOME           INCOME
------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY TYPE

Neighborhood and Community Retail Shopping          38               2,639,716        11.5%         36,817,904        13.1%
Center

Single-User Property                                31               5,761,250        25.2%         49,907,762        17.8%

Retail Shopping Center                              54              12,441,560        54.3%        165,271,229        58.9%

Joint Venture*                                      5                2,050,904         9.0 %        28,426,502        10.1%
                                              --------------------------------------------------------------------------------

Total                                              128              22,898,430       100.0%        280,011,995       100.0%
                                              ================================================================================

* In addition to the properties listed above, we consolidate one 124-unit apartment property, Cardiff Hall East, in which we made and investment through a joint venture arrangement on October 15, 2004.

PORTFOLIO ALLOCATION BY STATE

Alabama                                             4                  201,523         0.9%          2,943,475         1.0%

Arizona                                             6                1,257,011         5.5%         15,570,448         5.6%

California                                          5                  702,339         3.1%         13,775,483         4.9%

Florida                                             9                1,243,755         5.4%         16,159,536         5.8%

Georgia                                             10               1,528,645         6.7%         17,526,456         6.2%

Illinois                                            4                1,486,515         6.5%         16,803,336         6.0%

Maryland                                            6                2,112,721         9.2%         29,299,015        10.4%

Missouri                                            5                  883,879         3.9%         10,152,916         3.6%

North Carolina                                      7                1,481,091         6.5%         14,421,942         5.1%

Pennsylvania                                        4                  452,043         2.0%          5,464,949         1.9%

South Carolina                                      9                1,051,686         4.6%         11,418,989         4.1%

Tennessee                                           4                  322,510         1.4%          3,888,775         1.4%

Texas                                               23               3,619,225        15.8%         51,744,610        18.5%

Washington                                          4                1,374,613         6.0%         14,705,162         5.2%

Other                                               28               5,175,874        22.6%         56,548,304        20.2%
                                              --------------------------------------------------------------------------------

Total                                              128              22,893,430         100%        280,423,397         100%
                                              ================================================================================

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We electronically file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the Securities and Exchange Commission (SEC). The public may read and copy any of the reports that are filed with the SEC at the SEC's Public Reference Room at 405 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at (800)-SEC-0330. The SEC maintains an Internet site at (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

CERTAIN STATEMENTS IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS FORM 10-K CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

The following discussion and analysis relates to the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this report.

Overview

We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers and single-user buildings. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail and single-user net lease properties in locations throughout the United States. We have also begun to acquire properties improved with commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy including property taxes, insurance and repairs and maintenance. Inland Western Retail Real Estate Advisory Services, Inc. or our business manager/advisor has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of February 28, 2005 we have purchased 12 additional properties located in the states of Florida, Iowa, Louisiana, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, Texas, Wisconsin, and Ontario, Canada.

For the year ended December 31, 2004, we purchased 103 properties, of which 55 were not located in our primary geographical area of interest. We purchased these 55 properties because we had the unique opportunity of taking advantage of our business manager/advisor's acquisition pipeline of properties located east of the Mississippi River which generally, continue to have rates of return above those located in the Western United States. We expect this trend to continue into the next year. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

During the fourth quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite potential terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

Our goal is to maximize the possible return to our stockholders through the acquisition, development, re-development and management of our properties consisting of neighborhood and community shopping centers and single-tenant buildings. We actively manage our assets by leasing and releasing space at favorable rates, controlling costs, maintaining strong tenant relationships and creating additional value through redeveloping and repositioning our centers. We distribute funds generated from operations to our stockholders, and intend to continue distributions in order to maintain our REIT status.

Overall, the retail segment of the real estate industry has undergone a fundamental shift in consumer spending patterns while the grocery, drug and discount retail sectors have remained relatively stable over the past few years. The majority of consumer purchases for general merchandise occur at discount stores or warehouse club/supercenters following the lead of industry giants Wal-Mart and Home Depot. Strength in this segment has come at a detriment to older, established retailers, whose operating costs are relatively higher, and who do not offer bulk purchasing opportunities to consumers. In addition, relatively low interest rates have resulted in the increased purchasing power of the general public, further accelerating these retail trends.

Selecting properties with high quality tenants and mitigating risk through diversifying our tenant base is at the forefront of our acquisition strategy. We believe our strategy of purchasing properties, primarily in the fastest growing areas of the country and focusing on acquisitions with tenants who provide basic goods and services will produce stable earnings and growth opportunities in future years.

We are in the process of completing our initial offering of common stock and have raised $2,172,047,447 as of December 31, 2004. We raised on average approximately $237 million per month during the fourth quarter of 2004.

On December 28, 2004, our second offering was declared effective for up to 250,000,000 shares of common stock at $10 each and the issuance of up to 20,000,000 shares at $9.50 each, which may be distributed pursuant to our DRP. We began selling shares of the second offering in January 2005.

As of December 31, 2004, we owned through separate limited partnership, limited liability company, or joint venture agreements, a portfolio of 111 properties located in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin containing an aggregate of approximately 20,231,000 square feet of gross leasable area. As of December 31, 2004, approximately 97% of gross leasable area in the properties was physically leased and 99% was economically leased.

Critical Accounting Policies and Estimates

GENERAL

The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time. No impairment losses have been taken in 2003 or 2004.

COST CAPITALIZATION AND DEPRECIATION POLICIES

Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

The application of SFAS No. 141 and SFAS No. 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the year ended December 31, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $3,118,699 was applied as a reduction to rental income for the year ended December 31, 2004 and $5,227 for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $4,703,357 was applied as an increase to rental income for the year ended December 31, 2004 and $15,386 for the period from March 5, 2003 (inception) to December 31, 2003.

The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $9,923,630 for the year ended December 31, 2004 and $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

The portion of the purchase price allocated to customer relationship value is amortized on a straight-line basis over the life of the related lease.

The table below presents the amortization during the next five years related to the acquired in-place lease intangibles, customer relationship value, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2004:

Amortization of:                     2005            2006            2007           2008            2009          Thereafter
                                     ----            ----            ----           ----            ----          ----------
Acquired above
  market lease costs         $     (5,576,668)     (5,391,370)     (4,558,366)    (4,275,216)     (3,783,749)       (17,188,977)

Acquired below
  market lease costs                9,930,801       9,166,611       8,238,008      7,337,557       6,580,442         44,732,278
                             --------------------------------------------------------------------------------------------------

Net rental income
  increase                   $      4,354,133       3,775,241       3,679,642      3,062,341       2,796,693         27,543,301
                             ==================================================================================================

Acquired in-place lease
  intangibles                $    (25,857,397)    (25,857,397)    (25,857,397)   (25,803,230)    (24,532,397)      (110,207,994)

Customer relationship
  value                      $       (200,000)       (200,000)       (200,000)      (200,000)       (200,000)        (1,000,000)

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

REVENUE RECOGNITION

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

INTEREST RATE FUTURES CONTRACTS

We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

For the year ended December 31, 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts. On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings.

Liquidity and Capital Resources

GENERAL

Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our business manager/advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the acquisition of properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers and net leased properties, (ii) begin to develop additional shopping center sites and (iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

OFFERING. As of December 31, 2004, subscriptions for the initial public offering for a total of 217,467,878 shares had been received from the public, which include the 20,000 shares issued to the business manager/advisor and 3,079,003 shares sold pursuant to the DRP as of December 31, 2004. As a result of such sales, we received a total of $2,172,047,447 of gross offering proceeds for the initial public offering as of December 31, 2004.

On December 28, 2004, our second offering was declared effective for up to 250,000,000 shares of common stock at $10 each and the issuance of up to 20,000,000 shares at $9.50 each, which may be distributed pursuant to our DRP. We began selling shares of the second offering in early January 2005.

MORTGAGE DEBT. Mortgage loans outstanding as of December 31, 2004 were $1,782,538,627 and had a weighted average interest rate of 4.58%. Of this amount, $1,635,745,627 had fixed rates ranging from 3.96% to 8.02% and a weighted average fixed rate of 4.67% at December 31, 2004. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which we consolidate. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004. As of December 31, 2004, scheduled maturities for our outstanding mortgage indebtedness had various due dates through August 2023.

During the period from January 1, 2005 through February 28, 2005 we obtained mortgage financing on properties that we purchased during 2004 and 2005 totaling approximately $276 million that require monthly payments of interest only and bear interest at a range of 4.30% to 5.69% per annum.

LINE OF CREDIT. On December 24, 2003, we entered into a $150,000,000 unsecured line of credit arrangement with a bank for a period of one year. The funds from this line of credit were used to provide liquidity from the time a property was purchased until permanent debt was placed on the property. We were required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. We were also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit required compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, we were in compliance with such covenants. In connection with obtaining this line of credit, we paid fees in an amount totaling approximately $1,044,000 (which included a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

On December 16, 2004, we terminated the existing line of credit agreement and executed a new unsecured line of credit facility with a bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. The facility has an initial term of one year with two one-year extension options, with an annual variable interest rate. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.34% to 2.42% during the quarter ended December 31, 2004. We are also required to pay, on a quarterly basis, an amount ranging from ..15% to .25%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2004, we were in compliance with such covenants. There was no outstanding balance on the line as of December 31, 2004.

STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

The DRP allows stockholders who purchase shares pursuant to the offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of December 31, 2004, we issued 3,079,003 shares pursuant to the DRP for an aggregate amount of $29,250,830.

Subject to certain restrictions, the SRP provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

            One year from the purchase date, at $9.25 per share;
            Two years from the purchase date, at $9.50 per share;
            Three years from the purchase date, at $9.75 per share; and Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds available for distribution" per weighted average shares outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of December 31, 2004, 10,350 shares have been repurchased for a total of $192,667.

CAPITAL RESOURCES

We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

During the year ended December 31, 2004, we closed on mortgage debt with a principal amount of $1,753,086,923. Of this amount, $1,606,293,923 represented fixed rate loans which bear interest rates between 3.96% and 8.02%. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which we consolidate. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004.

With the exception of the mortgage loans on Plaza Santa Fe II, Shops at Forest Commons and Henry Town Center, all of the loans that closed during the year ended December 31, 2004 may be prepaid with a penalty after specific lockout periods. The mortgage loans on Plaza Santa Fe II, Shops at Forest Commons and Henry Town Center, have no prepayment privileges.

We have entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties we currently own or will purchase in the future. We have outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

During the period from January 1, 2005 to February 28, 2005, we entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

Distributions are determined by our board of directors with the advice of our business manager/advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

Net cash generated from operating activities was approximately $63,520,000 for the year ended December 31, 2004 and $724,000 for, the period from March 5, 2003 (inception) to December 31, 2003. The increase in net cash provided by operating activities for the year ended December 31, 2004 compared to prior year is due primarily to the additional rental revenues and income generated from the operations of 103 additional properties purchased during the year ended December 31, 2004, compared to eight properties purchased for the period from March 5, 2003 (inception) to December 31, 2003.

CASH FLOWS FROM INVESTING ACTIVITIES

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

Cash flows used in investing activities were approximately $3,243,055,000 for the year ended December 31, 2004 and $133,425,000 for the period from March 5, 2003 (inception) to December 31, 2003. The cash flows used in investing activities were primarily due to the acquisition of 103 and eight properties for approximately $3,201,247,000 and $127,196,000 during the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of February 28, 2005, we had approximately $550 million available for investment in additional properties. As of February 28, 2005, we are considering the acquisition of approximately $226 million in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offerings, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

Cash flows provided by financing activities were approximately $3,356,378,000 for the year ended December 31, 2004 and $197,082,000 for the period from March 5, 2003 (inception) to December 31, 2003. We generated proceeds from the sale of shares, net of offering costs paid and shares repurchased, of approximately $1,774,231,000 and $166,552,000, respectively. We generated approximately $1,653,523,000 and $29,627,000 from the issuance of new mortgages secured by 97 and two of our properties. We generated $165,000,000 and $5,000,000 from funding on the line of credit. We paid approximately $16,613,000 and $4,023,000 for loan fees and approximately $54,542,000 and $358,000 in distributions to our stockholders. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds available for distribution are sufficient to cover distributions. In addition, $170,000,000 and $0 was paid off on the line of credit for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

Given the current size of our offerings, as of February 28, 2005, we could raise approximately $2.4 billion of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

Effects of Transactions with Related and Certain Other Parties

SERVICES PROVIDED BY AFFILIATES OF THE BUSINESS MANAGER/ADVISOR As of December 31, 2004 and December 31, 2003, we had incurred $234,014,231 and $22,144,814, respectively of offering costs, of which $175,508,624 and $16,854,779, respectively were paid or accrued to affiliates. In accordance with the terms of our offerings, our business manager/advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of December 31, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offerings. Any excess amounts at the completion of the offerings will be reimbursed by our business manager/advisor.

Our business manager/advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of our business manager/advisor and its affiliates relating to the offerings. In addition, an affiliate of our business manager/advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offerings. Such costs are offset against the stockholders' equity accounts.

Such costs totaled $175,508,624 and $16,859,779, of which $2,879,894 and
$1,061,791 were unpaid at December 31, 2004 and December 31, 2003, respectively.

Our business manager/advisor and its affiliates are entitled to reimbursement for general and administrative expenses relating to our administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, we incurred $1,542,986 and $194,017 of these costs, respectively, of which $957,471 and $40,703 remained unpaid as of December 31, 2004 and December 31, 2003, respectively, and are included in Due to affiliates on the Consolidated Balance Sheets.

An affiliate of our business manager/advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $140,859 for the year ended December 31, 2004 and $328 for the period from March 5, 2003 (inception) to December 31, 2003.

We use the services of an affiliate of our business manager/advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003, we paid loan fees totaling $3,475,472 and $59,523, respectively, to this affiliate.

We may pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee would be payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, we neither paid nor accrued such fees because our business manager/advisor agreed to forego such fees for those periods.

The property managers, entities owned principally by individuals who are affiliates of our business manager/advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $5,381,721 and $16,627 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively. None remained unpaid as of December 31, 2004 or December 31, 2003.

We established a discount stock purchase policy for our affiliates and affiliates of our business manager/advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 605,060 and 59,497 shares of common stock to affiliates and recognized an expense related to these discounts of $427,122 and $62,472 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of December 31, 2004 and December 31, 2003, we were due funds from our affiliates in the amount of $654,004 and $918,750, respectively, which is comprised of $654,004 and $845,000, respectively, which is due from our sponsor for reimbursement of a portion of distributions paid. The remaining $73,750 as of December 31, 2003 is due from an affiliate for costs paid on their behalf by us. Our sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds available for distribution are sufficient to cover the distributions. Our sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of December 31, 2004 and December 31, 2003, we owe funds to our sponsor in the amount of $3,522,670 and $1,202,519, respectively, for repayment of the funds advanced for payment of distributions.

Off-Balance Sheet Arrangements, Contractual Obligations, Liabilities and Contracts and Commitments

The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of December 31, 2004.

Contractual Obligations       Payments due by period
-----------------------       ----------------------
                                                       Less than                                                More than
                                     Total               1 year          1-3 years           3-5 years           5 years
                              -----------------------------------------------------------------------------------------------
Long-Term Debt:
  Fixed rate                  $      2,065,626,447        77,170,997       210,970,182        1,136,399,595      641,085,673
  Variable rate                        168,873,039        20,552,746        10,900,759          119,705,631       17,713,903

Ground lease payments         $        358,535,876         3,186,464         6,426,415            6,642,246      342,280,751

The table includes interest payments to which we are contractually obligated under long term debt agreements.

We lease land under non-cancelable leases at certain of the properties expiring in various years from 2028 to 2096. The property attached to the land will revert back to the lessor at the end of the lease.

CONTRACTS AND COMMITMENTS

We have closed on several properties which have earnout components, meaning that we did not pay for portions of these properties that were not rent producing. We are obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, we will own that space without any further obligation. Based on pro forma leasing rates, we may pay as much as $189,042,868 in the future, as retail space covered by earnout agreements is occupied and becomes rent producing.

During 2004, we entered into two installment note agreements in which we are obligated to fund up to a total of $33,398,314. The notes maintain stated interest rates of 6.993% and 7.5572% per annum and mature in July 2005 and August 2005, respectively. Each note requires monthly interest payments with the entire principal balance due at maturity. The combined receivable balance at December 31, 2004 was $31,771,731. Therefore, we may be required to fund up to an additional $1,626,583 on these notes.

We have obtained three irrevocable letters of credit related to loan fundings against earnout spaces at certain properties. Once we purchase the remaining portion of these properties and meet certain occupancy requirements, the letters of credit will be released. The balance of outstanding letters of credit at December 31, 2004 is $11,573,100.

In connection with the purchase of one of our properties, we received a price adjustment in the amount of $763,072 related to spaces that were vacant at the time of closing. If at any time during the next two years the seller is able to lease that space under conditions satisfactory to us, we are obligated to pay the seller a pro-rata share of the purchase price reduction.

We have entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties we currently own or will purchase in the future. We have outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

Subsequent to December 31, 2004, we purchased 12 properties for a purchase price of approximately $260 million. In addition, we are currently considering acquiring nine properties for an estimated purchase price of $226 million. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

Results of Operations

GENERAL

The following discussion is based primarily on our consolidated financial statements as of December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003.

                                          Properties          Square
                                           Purchased           Feet
             Quarter Ended                per Quarter        Acquired           Purchase Price
             -------------                -----------        --------           --------------
             March 31, 2003                  None               N/A                   N/A
             June 30, 2003                   None               N/A                   N/A
             September 30, 2003              None               N/A                   N/A
             December 31, 2003                 8               797,551      $      127,195,000
             March 31, 2004                   11             2,115,280      $      384,053,000
             June 30, 2004                    23             4,177,286      $      713,925,000
             September 30, 2004               26             5,705,453      $      869,128,000
             December 31, 2004                43             7,435,554      $    1,241,693,000
                                          ----------------------------------------------------

             Total                            111           20,231,124      $    3,335,994,000
                                          ====================================================

RENTAL INCOME, TENANT RECOVERIES AND OTHER PROPERTY INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Tenant recovery and other property income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $106,424,663 and $606,646 and all additional property income was $23,979,918 and $137,988 for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003, respectively.

OTHER INCOME. Other income consists of interest income earned primarily on short term investments that are held by us and other non-operating income earned by us. Other income was $3,681,067 and $37,648, respectively, for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, printer costs and fees paid to accountants and lawyers. These expenses were $4,857,101 for the year ended December 31, 2004 and $459,476 for the period from March 5, 2003 (inception) to December 31, 2003 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $32,521,195 for the year ended December 31, 2004 and $143,244 for the period from March 5, 2003 (inception) to December 31, 2003.

DEPRECIATION AND AMORTIZATION. Depreciation expense was $36,113,611 and $140,497 and is due to depreciation on the properties owned during the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively. Amortization expense was $11,859,597 and $76,608, respectively, and is due to the application of SFAS 141 and SFAS 142 resulting from the amortization of intangible assets of approximately $250 million and loan and leasing fees of $12 million during the year ended December 31, 2004 and intangible assets of approximately $9 million and loan and leasing fees of $1 million during the period from March 5, 2003 (inception) to December 31, 2003.

INTEREST. Interest was $33,174,623 for the year ended December 31, 2004 and is due to the financing on 97 properties as of December 31, 2004 and funds drawn during the first quarter of 2004 on the line of credit. Interest was $135,735 for the period from March 5, 2003 (inception) to December 31, 2003 and is due to the financing on two properties as of December 31, 2003.

Subsequent Events

We issued 42,629,352 shares of common stock and repurchased 28,459 shares of common stock from January 1, 2005 through February 28, 2005, resulting in a total of 260,058,421 shares of common stock outstanding. As of February 28, 2005, subscriptions for a total of 255,692,354 shares were received resulting in total gross offering proceeds of $2,555,826,905. An additional 4,404,876 shares were issued pursuant to the DRP for $41,846,623 of additional gross proceeds and 38,809 were repurchased in connection with the SRP for $455,916.

We paid distributions of $11,377,712 and $12,232,404 to its stockholders in January and February 2005, respectively.

We have acquired the following properties during the period January 1 to February 28, 2005. The respective acquisitions are detailed in the table below.

                                                                         APPROXIMATE     GROSS LEASABLE
            DATE                                             YEAR      PURCHASE PRICE         AREA
          ACQUIRED                PROPERTY                   BUILT           ($)           (SQ. FT.)          MAJOR TENANTS
          --------                --------                   -----     --------------    ---------------      -------------
          01/05/05     Fairgrounds Plaza                     2002-         21,994,125             59,970  Super Stop N' Shop
                         Middletown, NY                       2004

          01/06/05     Maytag Distribution Center            2004          23,159,499            750,000  Maytag
                         Iowa City, IA

          01/10/05     Midtown Center                        1986-         53,000,000            319,108  Wal-Mart
                         Milwaukee, WI                        1987                                        Pick 'N Save

          01/10/05     Hobby Lobby                           2004           5,500,000             60,000  Hobby Lobby
                         Concord, NC

          01/19/05     Stanley Works/Mac Tools               2004          10,000,000             72,500  Mac Tools
                         Westerville, OH

          01/25/05     American Express                     1983 &         42,000,000            306,710  American Express
                         Markham, Ontario, Canada             1987

          01/28/05     Academy Sports                        2004           7,150,000             70,910  Academy Sports
                         San Antonio, TX

          02/01/05     Magnolia Square                       2004          19,113,739            116,079  Ross Dress for Less
                         Houma, LA                                                                        PETsMART
                                                                                                          Circuit City

          02/02/05     Cottage Plaza                       2004-2005       23,439,950             75,543  Stop 'N Shop
                         Pawtucket, RI

          02/09/05     The Village at Quail Springs        2003-2004       10,428,978            101,128  Gordmans
                         Oklahoma City, OK                                                                Best Buy

          02/11/05     Holliday Towne Center                 2003          14,827,645             83,122  Martin's
                         Duncansville, PA

                                                             APPROXIMATE    GROSS LEASABLE
            DATE                                 YEAR      PURCHASE PRICE        AREA
          ACQUIRED            PROPERTY          BUILT            ($)           (SQ. FT.)          MAJOR TENANTS
          --------            --------          -----      --------------   ---------------       -------------
           02/18/05      Trenton Crossing        2003        29,212,209         221,019       Hobby Lobby
                           McAllen, TX                                                        Ross Dress for Less
                                                                                              Marshalls
                                                                                                          Bealls

The mortgage debt and financings obtained during the period January 1 to February 28, 2005, are detailed in the table below.

            DATE                                                                          MATURITY     PRINCIPAL BORROWED
           FUNDED                MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE               ($)
         ----------------------------------------------------------------------------------------------------------------
          01/05/05    Fairgrounds Plaza                                5.690%             02/01/33             15,982,376
                        Middletown, NY

          01/24/05    Hobby Lobby                                      5.115%             02/01/10              3,025,000
                        Concord, NC

          01/25/05    American Express                                4.2975%             02/01/15             25,380,000
                        Markham, Ontario, Canada

          01/28/05    Coram Plaza                                      4.550%             02/01/10             20,755,300
                        Coram, NY

          01/31/05    Low Country Village II                           5.130%             05/01/09              5,440,000
                        Bluffton, SC

          01/31/05    Irmo Station                                    5.1236%             02/01/10              7,085,000
                        Irmo, SC

          02/01/05    Evans Towne Centre                               4.670%             02/01/10              5,005,000
                        Evans, GA

          02/03/05    Magnolia Square                                  5.115%             03/01/10             10,265,000
                        Houma, LA

          02/04/05    Green's Corner                                   4.500%             02/11/10              7,022,366
                        Cumming, GA

          02/04/05    Newton Crossroads                                4.500%             02/11/10              5,547,622
                        Covington, GA

          02/04/05    Stilesboro Oaks                                  4.500%             02/11/10              6,951,971
                        Acworth, GA

          02/09/05    Five Forks                                       4.815%             02/11/10              4,482,500
                        Simpsonville, NC

          02/14/05    University Town Center                           4.430%             03/01/10              5,810,000
                        Tuscaloosa, AL

          02/14/05    Edgemont Town Center                             4.430%             03/01/10              8,600,000
                        Homewood, AL

          02/15/05    Southlake Town Square                            4.550%             03/11/10             70,570,880
                        Southlake, TX

          02/17/05    Midtown Center                                   4.460%             03/11/10             28,227,617
                        Milwaukee, WI

          02/17/05    McAllen Shopping Center                          5.060%             03/01/10              2,455,000
                        McAllen, TX

            DATE                                                                          MATURITY     PRINCIPAL BORROWED
           FUNDED                MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE               ($)
         ----------------------------------------------------------------------------------------------------------------
          02/18/05    Southlake Town Square II                         4.550%             03/11/10            10,429,120
                        Southlake, TX

          02/18/05    Mesa Fiesta                                      5.300%             02/01/10            23,500,000
                        Mesa, AZ

          02/24/05    Academy Sports                                   5.060%             03/01/10             3,933,000
                        San Antonio, TX

          02/25/05    The Village at Quail Springs                     5.060%             03/01/10             5,740,000
                        Oklahoma City, OK

We are obligated under earnout agreements to pay for certain tenant space in our existing properties after the tenant moves into its space and begins paying rent. During the period from January 1 to February 28, 2005, we funded earnouts totaling $20,552,372 at seven of our existing properties.

We are currently considering acquiring nine properties for an estimated purchase price of $226 million. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

During the period from January 1, 2005 to February 28, 2005, we entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

Inflation

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of net leased properties. As of December 31, 2004, we owned 24 single-user net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

For the year ended December 31, 2004, we entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts.

On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. To offset the net loss recognized on the treasury contracts, we took advantage of the lower treasury yields which caused the loss on the treasury contracts and secured permanent financing in the amount of approximately $835,000,000 for pending acquisitions.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy is intended to reduce our exposure to interest rate fluctuations, the result may be a reduction in overall returns on your investment.

The fair value of our debt approximates its carrying amount as of December 31, 2004.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                      2005           2006           2007           2008          2009        Thereafter
                                    --------       --------       --------       --------      --------     ------------
Maturing debt
  Fixed rate debt
    (mortgage loans)                  920,574        981,221     57,906,321     47,322,706    960,152,489    568,462,316
  Variable rate debt
    (including note
    payable)                       15,672,533      1,212,575        637,533        637,533    111,635,533     17,572,335

Average interest rate on debt:
  Fixed rate debt                        5.91%          5.92%          4.50%          4.67%          4.70%          4.63%
  Variable rate debt                     4.23%          3.56%          4.75%          4.75%          3.25%          4.75%

We have $147,368,042 of debt (including note payable) bearing variable rate interest averaging 3.55% as of December 31, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of December 31, 2004, interest expense increases by $1,473,680 on an annual basis.

The table incorporates only those exposures that exist as of December 31, 2004. It does not consider those exposures or positions that could arise after that date. The information presented herein is merely an estimate and has limited predictive value. As a result, the ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period, our hedging strategies at that time, and future changes in the level of interest rates.

                         SHARES ELIGIBLE FOR FUTURE SALE

INDEPENDENT DIRECTOR STOCK OPTION PLAN

THE DISCUSSION INCLUDED IN THIS SUBSECTION, WHICH STARTS ON PAGE 333 OUR PROSPECTUS, IS SUPERCEDED IN THE ENTIRETY AND REPLACED BY THE FOLLOWING:

We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 17,500 shares of our common stock to our independent directors, at the exercise price of $8.95 per share.

One-third of the shares will be exercisable upon their grant. An additional 63,500 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

THE DISCUSSION UNDER THIS HEADING, WHICH STARTS ON PAGE 335 OF OUR PROSPECTUS IS MODIFIED TO ADD A THIRD PARAGRAPH AS FOLLOWS:

On February 10, 2005, our Board of Directors approved the second amended and restated bylaws, which was effective as of that date. The bylaws were amended and restated to include the right of the majority of outstanding shares having the ability to vote to amend the articles, terminate our Company or remove any member of our Board of Directors. The bylaws were additionally amended to not allow any shares held by the business manager/advisor or the Board of Directors, and any affiliates the right to vote or consent on matters submitted to the shareholders regarding the removal of the business manager/advisor, Board of Directors or any affiliate or any transaction between us and any of the above referenced affiliated shareholders. The second amended and restated bylaws of Inland Western Retail Real Estate Trust, Inc., is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this filing in its entirety.

                             STOCKHOLDERS' MEETINGS

Our board of directors has set the annual meeting of the stockholders to be held on June 7, 2005, at 9:00 a.m., at our offices located at 2901 Butterfield Road, Oak Brook, IL. The meeting will be for stockholders of record as of March 31, 2005.

                              PLAN OF DISTRIBUTION

THE THIRD PARAGRAPH, UNDER THE SECTION "GENERAL", WHICH STARTS ON PAGE 360 OF OUR PROSPECTUS, HAS BEEN SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., and will be the dealer manager for Inland American Real Estate Trust, Inc. once the offering becomes effective. Inland Real Estate Corporation raised approximately $696,827,000 in its offerings. Inland Retail Real Estate Trust, Inc. raised approximately $2,262,000,000 in its offerings. Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective.

THE FOLLOWING NEW SUBSECTION IS INSERTED AT THE END OF THIS SECTION ON PAGE 360 OUR PROSPECTUS.

UPDATE

The following table updates shares sold in our offering as of March 14, 2005:

                                                                                         Commission
                                                                          Gross           and fees            Net
                                                       Shares         proceeds ($)        ($) (1)         proceeds ($)
                                                     ------------------------------------------------------------------
     From our advisor                                      20,000            200,000               -            200,000

     Our offering dated September 15, 2003:           249,978,197      2,499,701,987     262,079,815      2,237,622,172

     Our second offering dated December 21, 2004       15,445,510        154,455,104      11,934,733        142,520,371

     Shares sold pursuant to our distribution
       reinvestment program                             5,090,118         48,356,132               -         48,356,132

     Shares repurchased pursuant to our share
       repurchase program                                (154,379)        (1,428,004)              -         (1,428,004)
                                                     ------------------------------------------------------------------

                                                      270,379,446      2,701,285,219     274,014,548      2,427,270,671
                                                     ==================================================================

(1) Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

                                   LITIGATION

THE FOLLOWING NEW PARAGRAPH IS INSERTED AT THE END OF THIS SECTION ON PAGE 378 OF OUR PROSPECTUS.

We have received a subpoena from the New York office of the Securities and Exchange Commission regarding an investigation of Carey Financial Corporation. The information and documentation sought involves broker/dealer compensation in the sales of stock. We are cooperating with this request for information and documentation.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

WE HAVE SUPERCEDED THE FOLLOWING DESCRIPTION LOCATED UNDER THE NONSUBORDINATED PAYMENTS AT THE OPERATIONAL STAGE WITHIN THE TABULAR SUMMARY OF FEES AS DISCUSSED WHICH STARTS ON PAGE 168 OF OUR PROSPECTUS IN THE ENTIRETY, TO READ AS
FOLLOWS:

TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                         ESTIMATED MAXIMUM DOLLAR AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
Property management fee paid to our          We will pay a monthly fee of 4.5% of the          For the year ended December 31,
property managers, Inland US Management      gross income from the properties. We              2004, and the period from March 5,
LLC, Inland Southwest Management LLC and     will also pay a monthly fee for any               2003 (inception) to December 31,
Inland Pacific Property Services LLC. We     extra services equal to no more than 90%          2003 we have incurred and paid
will pay the fee for services in             of that which would be payable to an              property management fees of
connection with the rental, leasing,         unrelated party providing the services.           $5,381,721 and $16,627, of which
operation and management of the              The property managers may subcontract             $5,381,721 and $16,627 were retained
properties                                   their duties for a fee that may be less           by Inland US Management LLC, Inland
                                             than the fee provided for in the                  Southwest Management LLC and Inland
                                             management                                        Pacific Property Services LLC. If we
                                                                                               acquire

                                             services agreements.                         the businesses of our business
                                                                                          manager/advisor and/or our property
                                                                                          managers, the property management fees
                                                                                          will cease. The actual amounts we will
                                                                                          incur in the future are dependent upon
                                                                                          results of operations and, therefore,
                                                                                          cannot be determined at the present
                                                                                          time.

                                     EXPERTS

The following financial statements have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Shops at Park Place         of Darien Towne Center for the year
    for the year ended December 31,         ended December 31, 2002,
    2002,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of Properties        of Hickory Ridge for the year ended
    Acquired from Thomas Enterprises        December 31, 2003,
    for the year ended December 31,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of CorWest Plaza for the       of Metro Square Center (SuperValue)
    period from May 29, 2003 through        for the year ended December 31,
    December 31, 2003,                      2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Larkspur Landing for        of North Ranch Pavilion for the year
    the year ended December 31, 2003,       ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of La Plaza Del Norte          of MacArthur Crossing for the year
    for the year ended December 31,         ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Promenade at Red            of Peoria Crossing for the year
    Cliff for the year ended December       ended December 31, 2003,
    31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Dorman Centre for the       of Heritage Towne Crossing for the
    year ended December 31, 2003,           year ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Paradise Valley             of Best on the Boulevard for the
    Marketplace for the year ended          year ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Bluebonnet Parc for         of North Rivers Town Center for the
    the year ended December 31, 2003,       period of October 1, 2003
                                            (commencement of operations) to
                                            December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Arvada Marketplace          of Eastwood Town Center for the year
    and Connection for the year ended       ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Watauga Pavilion for        of Northpointe Plaza for the year
    the period of August 15, 2003           ended December 31,

    (commencement of operations) to         2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Plaza Santa Fe II for       of Pine Ridge Plaza for the year
    the year ended December 31, 2003,       ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Huebner Oaks Center         of John's Creek Village for the
    for the year ended December 31,         period from September 21, 2003
    2003,                                   (commencement of operations) to
                                            December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Lakewood Town Center        of Fullerton Metrocenter for the
    for the year ended December 31,         year ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Davis Towne Crossing        of Northgate North for the year
    for the period from July 18, 2003       ended December 31, 2003,
    (commencement of operations) to
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Cranberry Square for        of Gateway Plaza Shopping Center for
    the year ended December 31, 2003,       the year ended December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Safeway Plaza at            of Forks Town Center for the year
    Marysville for the year ended           ended December 31, 2003,
    December 31, 2003,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of the               of The Shops at Boardwalk for the
    Properties owned by Capital             period from May 30, 2003
    Centre, LLC, Gateway Village            (commencement of operations) to
    Limited Partnership, Bel Air            December 31, 2003,
    Square Joint Venture, Towson
    Circle Joint Venture LLP, and
    Reisterstown Plaza Holdings, LLC
    for the year ended December 31,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Manchester Meadows          of Governor's Marketplace for the
    for the year ended December 31,         year ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Mitchell Ranch Plaza        of The Columns for the period from
    for the period from June 30, 2003       October 8, 2003 (commencement of
    (commencement of operations) to         operations) to December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Saucon Valley Square        of Lincoln Park for the year ended
    for the year ended December 31,         December 31, 2003,
    2003,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Azalea Square               expenses of
    for the period from July 4, 2003        The Properties Acquired
    (commencement of operations) to         from Bayer Properties, Inc. for the
    December 31, 2003,                      year ended December 31, 2003,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Denton Crossing for         expenses of The Properties Acquired
    the period from August 11, 2003         from Donahue Schriber for the year
    (commencement of operations) to         ended December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Gurnee Town Center          of Winchester Commons for the year
    for the year ended December 31,         ended December 31, 2003,
    2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Mansfield Town Center       of Fox Creek Village for the period
    for the period from July 23, 2003       from November 12, 2003 (commencement
    (commencement of operations) to         of operations) to December 31, 2003,
    December 31, 2003,
-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Gateway Pavilions for       of Northwoods Center for the year
    the period from February 15, 2003       ended December 31, 2003,
    (commencement of operations) to     -   the combined historical summary of
    December 31, 2003,                      gross income and direct operating
-   he consolidated balance sheet of        expenses of The Properties Acquired
    Inland Western Retail Real Estate       from Eastern Retail Holdings, LP for
    Trust, Inc. as of December 31,          the year ended December 31, 2003,
    2003 and the related consolidated   -   the historical summary of gross
    statements of operations,               income and direct operating expenses
    stockholders' equity and cash           of Southlake Town Square for the
    flows for the period from March         year ended December 31, 2003,
    5, 2003 (inception) through         -   and the historical summary of gross
    December 31, 2003 and related           income and direct operating expenses
    financial statement schedule,           of Oswego Commons for the year ended
                                            December 31, 2003.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

-   the historical summary of gross     -   the historical summary of gross
    income and direct operating             income and direct operating expenses
    expenses of Henry Town Center for       of Shoppes at Lake Andrew for the
    the year ended December 31, 2003,       year ended December 31, 2004,
-   the combined historical summary     -   the historical summary of gross
    of gross income and direct              income and direct operating expenses
    operating expenses of the               of Midtown Center for the year ended
    Properties Acquired from FFI            December 31, 2004,
    American Market Fund, L.P. for
    the year ended December 31, 2004,
-   the historical summary of gross     -   the combined historical summary of
    income and direct operating             gross income and direct operating
    expenses of Mesa Fiesta                 expenses of
    for the year ended December 31,         the Properties Acquired from Weber
    2004,                                   & Company for the year ended
                                            December 31, 2004,
-   the historical summary of gross     -   the consolidated balance sheets of
    income and direct operating             Inland Western Retail Real Estate
    expenses of Trenton Crossing for        Trust, Inc. as of December 31, 2004
    the year ended December 31, 2004,       and 2003 and the related
-   the combined historical summary         consolidated statements of
    of gross income and direct              operations, stockholders' equity and
    operating expenses of the               cash flows for the year ended
    Properties Acquired from Ceruzzi        December 31, 2004 and the period
    Holdings the year ended December        from March 5, 2003 (inception)
    31, 2004,                               through December 31, 2003 and
                                            related financial statement
                                            schedule, management's assessment of
                                            the effectiveness of internal
                                            control over financial reporting as
                                            of December 31, 2004 and the
                                            effectiveness of internal control
                                            over financial reporting as of
                                            December 31, 2004, which reports
                                            appear in the December 31, 2004,
                                        -   and the historical summary of gross
                                            income and direct operating expenses
                                            of the Stateline Station for the
                                            year ended December 31, 2004.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

        Table I           Experience in Raising and Investing Funds

        Table II          Compensation to IREIC and Affiliates

        Table III         Operating Results of Prior Programs

        Table IV          Results of Completed Programs

        Table V           Sales or Disposals of Properties

        Table VI          Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Post Effective Amendment No. 2 to Form S-11 Registration Statement filed with the Securities and Exchange Commission on March 18, 2005. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                 (000's omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.

                                                                                        Inland Retail
                                                                                         Real Estate
                                                                                         Trust, Inc.
                                                                                       ----------------
                                                                                          1 Program
                                                                                       ----------------
Dollar amount offered (A)                                                              $      2,500,000
Dollar amount raised (B)                                                                      2,223,010      100.00%
Less offering expenses:
  Syndication fees (C)                                                                          194,194        8.74
  Other fees (D)                                                                                 20,861         .94
  Organizational fees                                                                                 -           -
Reserves (E)                                                                                     22,230        1.00
                                                                                       ----------------------------

Available for investment                                                               $      1,985,725       89.32%
                                                                                       ============================
Acquisition costs:
  Cash down payments                                                                   $      1,340,382
  Repayment of indebtedness                                                                     543,206
  Investment in securities                                                                        8,052
                                                                                       ----------------
    Total acquisition costs                                                            $      1,891,640
                                                                                       ================

Percent leverage                                                                                                 53%
Date offerings commenced                                                                                      (F)
Length of offering                                                                                            (F)
Months to invest 90% of amount available for investment (measured from
  beginning of offering)                                                                                      (F)

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our advisor which had purchased such properties from unaffiliated third parties.

                                                                                                  Inland's           Inland
                                                            Inland Retail      Inland Real        Monthly            Monthly
                                                             Real Estate          Estate           Income            Income
                                                             Trust, Inc.       Corporation       Fund, L.P.      Fund II, L. P.
                                                           ---------------------------------------------------------------------
Date offering commenced                                           02/11/99          10/14/94         08/03/87           08/04/88
Dollar amount raised                                       $     2,223,010           686,602           30,000             25,324
                                                           =====================================================================

Total amounts paid to general partner or affiliates
  from proceeds of offerings:
  Selling commissions and underwriting fees                        194,194(C)         49,869(C)           273(B)             423(B)
  Other offering expenses (D)                                        2,762             2,350              116                230
  Acquisition cost and expense                                       1,725               925            2,550(E)           1,706(E)
                                                           =====================================================================

Dollar amount of cash available from operations
  before deducting payments to general partner or
  affiliates (F)                                                   264,442           217,142            4,522              3,505
                                                           =====================================================================

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                                      19,526                 0               52                 49
  Advisor asset management fee                                      20,824                 0                0                  0
  Accounting services                                                    0                 0               52                 49
  Data processing service                                                0                 0               25                 24
  Legal services                                                         0                 0               15                 10
  Professional services                                                162                 0                0                  0
  Mortgage servicing fees                                              495                 0                0                  0
  Acquisition costs expensed                                           309                 0                0                  0
  Other administrative services                                      3,303                 0               69                 51

Dollar amount of property sales and refinancings
  before payments to general partner and affiliates (H):
  Cash                                                                   0            22,978               34                  0
  Notes                                                                  0                 0                0                  0

Dollar amounts paid or payable to general partner or
  affiliates from sales and refinancings (I):
  Sales commissions                                                      0                 0                0                  0
  Participation in cash distributions                                    0                 0                0                  0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IRRETI is included in Table III.

     -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988
     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -    Inland Mortgage Investors Fund - II, L.P. - offering terminated in
          1988
     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991
     -    Inland Real Estate Corporation - offering terminated in 1998

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                      INLAND RETAIL REAL ESTATE TRUST INC.

                                                    2003          2002          2001          2000          1999
                                                --------------------------------------------------------------------
Gross revenues                                  $    317,828       116,011        37,755        22,124         6,030
Profit on sale of properties                               0             0             0             0             0

Less:
  Operating expenses                                  78,568        27,614        10,178         6,279         1,872
  Interest expense                                    62,349        23,508         9,712         8,127         2,368
  Program expenses                                    22,069         7,998         1,219           905           369
  Depreciation & amortization                         85,006        29,395         8,653         4,752         1,253
                                                --------------------------------------------------------------------

Net income (loss)-GAAP basis                    $     69,836        27,496         7,993         2,061           168
                                                ====================================================================

Taxable income (loss) (A):                                 0             0             0             0             0
                                                ====================================================================

Cash available (deficiency) from
  operations (B)                                     147,403        55,250        17,170         5,366         2,538
Cash available from sales (C)                            828             0             0             0             0
                                                --------------------------------------------------------------------
Total cash available before                          148,231        55,250        17,170         5,366         2,538
  distributions and special items

Less distributions to investors:
  From operations                                    152,888        52,156        15,963         6,099         1,065
  From sales and refinancings                              0             0             0             0             0
                                                --------------------------------------------------------------------

Cash available after distributions
  before special items                               (4,657)         3,094         1,207          (733)        1,473

Special items:                                             0             0             0             0             0
                                                --------------------------------------------------------------------
Cash available after distributions and          $     (4,657)        3,094         1,207          (733)        1,473
special items
                                                ====================================================================

Tax data per $1,000 invested (A):                          0             0             0             0             0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                    .83           .83           .81           .77           .72
  Source (on cash basis):
    Sales                                                  0             0             0             0             0
    Operations (D)                                       .83           .83           .81           .77           .72

Percent of properties remaining unsold                   100%
                                                ============

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                          Inland Retail Real Estate Trust Inc.
                                                     (000's omitted)
                                     2003       2002       2001      2000       1999
                                  ----------------------------------------------------
Net cash provided by
  operating activities per
  the Form 10-K annual
  report                          $ 149,081     55,594    17,427      5,604      2,648
Principal payments on
  long-term debt                     (1,678)      (344)     (257)      (238)      (110)
                                  ----------------------------------------------------

                                  $ 147,403     55,250    17,170      5,366      2,538
                                  ====================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                                                Inland Retail Real Estate Trust, Inc.
                                           2003      2002       2001      2000       1999
                                         ---------------------------------------------------
% of Distribution representing:
  Ordinary income                           60.85      62.65     60.49      54.55      22.23
  Return of Capital                         39.15      37.35     39.51      45.45      77.77
                                         ---------------------------------------------------

                                           100.00     100.00    100.00     100.00     100.00
                                         ===================================================

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.

                                                         Inland Mortgage
Program Name                                           Investors Fund, L.P.
----------------------------------------------------------------------------
Dollar amount raised                                                  10,065
Number of properties/loans purchased                                      15
Date of closing of offering                                            02/87
Date of first sale of property                                         12/88
Date of final sale of property                                         03/99

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                                         547
      Recapture                                                            0

    Capital Gain                                                          30

    Deferred Gain:
      Capital                                                              0
      Ordinary                                                             0

    Cash distributions to investors (cash basis):

    Source (on GAAP basis)
      Investment income                                                  624
      Return of capital                                                  745

    Source (on cash basis)
      Sales                                                              745
      Operations                                                         624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                          Cash       Selling
                                                        Received,  Commissions
                                                         net of      Paid or       Mortgage
                                 Date      Date of      Closing     Payable to    at Time of
                               Acquired      Sale       Costs(B)     Inland         Sale
--------------------------------------------------------------------------------------------
IREC - Lincoln Park Place      01/24/97    04/17/01        1,314             0         1,050
IREC - Antioch Plaza           12/95       03/28/02          943             0           875
IREC - Shorecrest Plaza        07/97       06/12/02        3,107             0         2,978
IREC - Popeye's                06/97       04/08/03          343             0             0
IREC - Summit of Park Ridge    12/96       12/24/03        3,578             0         1,600
IREC - Eagle Country Market    11/97       12/24/03        5,182             0         1,450
IREC - Eagle Ridge Center      04/99       12/30/03        3,185             0         3,000

                                              Adjust.
                                Secured      Resulting
                                 Notes         from           Net      Original     Partnership
                                Received    Application     Selling    Mortgage       Capital
                                at Sale       of GAAP        Price     Financing    Invested (C)    Total
---------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place              0              0       2,364            0          1,897     1,897
IREC - Antioch Plaza                   0              0       1,818          875            753     1,628
IREC - Shorecrest Plaza                0              0       6,085        2,978          2,947     5,925
IREC - Popeye's                        0              0         343            0            346       346
IREC - Summit of Park Ridge            0              0       5,178            0          5,181     5,181
IREC - Eagle Country Market            0              0       6,632            0          6,635     6,635
IREC - Eagle Ridge Center              0              0       6,185            0          6,187     6,187

                                 Excess (deficiency) of        Amount of
                                  property operating       subsidies included   Total Taxable
                                cash receipts over cash    in operating cash     Gain (loss)      Ordinary Income      Capital
                                  expenditures (D)           receipts             from Sale          from Sale       Gain (loss)
--------------------------------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place                        218                        0             467                   0            467
IREC - Antioch Plaza                             130                        0               0(E)                0              0
IREC - Shorecrest Plaza                        1,556                        0               0(E)                0              0
IREC - Popeye's                                  241                        0               3                   0              3
IREC - Summit of Park Ridge                    1,399                        0               0(E)                0              0
IREC - Eagle Country Market                    1,290                        0               0(E)                0              0
IREC - Eagle Ridge Center                      1,441                        0               0(E)                0              0

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

Reports of Independent Registered Public Accounting Firm                                                       F-1

Consolidated Balance Sheets at December 31, 2004 and 2003                                                      F-3

Consolidated Statements of Operations for the year ended December 31, 2004 and                                 F-5
  the period from March 5, 2003 (inception) through December 31, 2003

Consolidated Statement of Stockholders' Equity for the year ended December 31, 2004 and for the                F-6
  period from March 5, 2003 (inception) to December 31, 2003

Consolidated Statements of Cash Flows for the year ended December 31, 2004 and                                 F-7
  the period from March 5, 2003 (inception) to December 31, 2003

Notes to Consolidated Financial Statements                                                                     F-9

Real Estate and Accumulated Depreciation (Schedule III)                                                        F-28

Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004                                          F-35

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004                                 F-37

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004                F-39

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004       F-41

HENRY TOWN CENTER:

(a)  Independent Auditors' Report                                                                              F-46

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-47
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-48
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

THE PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS:

(a)  Independent Auditors' Report                                                                              F-50

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-51
     December 31, 2004

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-52
     year ended December 31, 2004

PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.:

(a)  Independent Auditors' Report                                                                              F-54

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-55
     December 31, 2004

                                                                                                               PAGE
(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-56
     year ended December 31, 2004

SHOPPES AT LAKE ANDREW:

(a)  Independent Auditors' Report                                                                              F-58

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-59
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-60
     December 31, 2004

MESA FIESTA:

(a)  Independent Auditors' Report                                                                              F-62

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-63
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-64
     December 31, 2004

MIDTOWN CENTER:

(a)  Independent Auditors' Report                                                                              F-66

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-67
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-68
     December 31, 2004

TRENTON CROSSING:

(a)  Independent Auditors' Report                                                                              F-70

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-71
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-72
     December 31, 2004

PROPERTIES ACQUIRED FROM WEBER & COMPANY:

(a)  Independent Auditors' Report                                                                              F-74

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-75
     December 31, 2004

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-76
     year ended December 31, 2004

STATELINE STATION:

(a)  Independent Auditors' Report                                                                              F-78

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,          F-79
     2004

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-80
     December 31, 2004

MCALLEN SHOPPING CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended                       F-82
     December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year                F-83
     ended December 31, 2004 (unaudited)

23RD STREET PLAZA:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004     F-84
     (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-85
     December 31, 2004 (unaudited)

PHENIX CROSSING:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004         F-86
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-87
     for the period from July 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

MAGNOLIA SQUARE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004     F-88
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-89
     for the period from February 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

COTTAGE PLAZA:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004     F-90
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-91
     for the period from November 1, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

VILLAGE AT QUAIL SPRINGS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004     F-92
     (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-93
     December 31, 2004 (unaudited)

HOLLIDAY TOWN CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004     F-94
     (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended          F-95
     December 31, 2004 (unaudited)

HIGH RIDGE CROSSING:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004         F-96
     (commencement of operations) through December 31, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses                             F-97
     for the period from May 17, 2004 (commencement of operations) through
     December 31, 2004 (unaudited)

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Inland Western Retail Real Estate Trust, Inc.'s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 3, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

KPMG LLP


Chicago, Illinois
March 3, 2005

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited management's assessment, included in the accompanying Management's Report on Internal Control Over Financial Reporting, that Inland Western Retail Real Estate Trust, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that Inland Western Retail Real Estate Trust, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Inland Western Retail Real Estate Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission
(COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and the period from March 3, 2003 (inception) to December 31, 2003, and our report dated March 3, 2005 expressed an unqualified opinion on those consolidated financial statements. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III.

KPMG LLP

Chicago, Illinois
March 3, 2005

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                     ASSETS

                                                                       December 31,               December 31,
                                                                           2004                       2003
                                                                    ------------------         ------------------
Investment properties:
  Land                                                              $          575,032         $           36,280
  Building and other improvements                                            2,654,585                     86,440
                                                                    ------------------         ------------------

                                                                             3,229,617                    122,720
  Less accumulated depreciation                                                (36,290)                      (141)
                                                                    ------------------         ------------------

Net investment properties                                                    3,193,327                    122,579

Cash and cash equivalents (including cash held by management company of $8,574 and $239 as of December 31, 2004
  and 2003, respectively)                                                      241,224                     64,381
Restricted cash (Note 2)                                                        65,923                          -
Restricted escrows (Note 2)                                                     17,105                          -
Investment in marketable securities and treasury contracts                       1,287                          -
Investment in unconsolidated joint ventures (Note 9)                            75,261                          -
Accounts and rents receivable (net of allowance of $346 and
  $0 as of December 31, 2004 and 2003, respectively)                            19,962                      1,148
Due from affiliates (Note 3)                                                       654                        919
Note receivable (Note 6)                                                        31,772                      7,552
Acquired in-place lease intangibles and customer
  relationship value (net of accumulated amortization of $9,976
  and $52 as of December 31, 2004 and 2003, respectively)                      240,116                      8,754
Acquired above market lease intangibles (net of   accumulated
  amortization of $3,124 and $5 as of December 31, 2004 and
  2003, respectively)                                                           40,774                      1,590
Loan fees, leasing fees and loan fee deposits (net of
  accumulated amortization of $755 and $25 as of December
  31, 2004 and 2003, respectively)                                              19,472                      3,998
Other assets                                                                     8,939                      1,181
                                                                    ------------------         ------------------

Total assets                                                        $        3,955,816         $          212,102
                                                                    ==================         ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)
                             (Amounts in thousands)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                                 December 31,              December 31,
                                                                                     2004                      2003
                                                                              ------------------       -------------------
Liabilities:
Mortgages and notes payable (Note 7)                                          $        1,783,114       $            29,627
Accounts payable                                                                           1,692                       150
Accrued offering costs due to affiliates                                                   2,880                     1,369
Accrued interest payable                                                                   4,306                         -
Tenants improvements payable                                                               5,096                         5
Accrued real estate taxes                                                                  4,254                     1,392
Distributions payable                                                                     11,378                       928
Security deposits                                                                          3,679                       108
Line of credit (Note 8)                                                                        -                     5,000
Prepaid rental income and other liabilities                                                7,765                       179
Advances from sponsor (Note 3)                                                             3,523                     1,203
Acquired below market lease intangibles (net of accumulated
  amortization of $4,718 and $15 as of December 31, 2004 and 2003,
  respectively)                                                                           85,986                     5,910
Restricted cash liability (Note 2)                                                        65,923                         -
Due to affiliates                                                                            957                     2,502
                                                                              ------------------       -------------------

Total liabilities                                                                      1,980,553                    48,373
                                                                              ------------------       -------------------

Minority interests                                                                        89,537                         -

Stockholders' equity:
Preferred stock, $.001 par value, 10,000 shares authorized, none
  outstanding                                                                                  -                         -
Common stock, $.001 par value, 250,000 shares authorized, 217,458 and 18,737 shares issued and outstanding as of December 31, 2004 and
  2003, respectively                                                                         217                        19
Additional paid in capital (net of offering costs of $234,014 and
  $22,145 as of December 31, 2004 and 2003, respectively, of which
  $175,509 and $16,860 was paid or accrued to affiliates as of
  December 31, 2004 and 2003, respectively)                                            1,940,018                   165,169
Accumulated distributions in excess of net income (loss)                                 (54,750)                   (1,459)
Accumulated other comprehensive income                                                       241                         -
                                                                              ------------------       -------------------

Total stockholders' equity                                                             1,885,726                   163,729
                                                                              ------------------       -------------------

Commitments and contingencies (Note 12)
Total liabilities and stockholders' equity                                    $        3,955,816       $           212,102
                                                                              ==================       ===================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                                                                           Period from March 5,
                                                                                                             2003 (inception)
                                                                                   Year Ended                     through
                                                                                December 31, 2004            December 31, 2003
                                                                             ----------------------       ----------------------
Income:
  Rental income                                                              $              106,425       $                  607
  Tenant recovery income                                                                     23,155                          138
  Other property income                                                                         825                            -
                                                                             ----------------------       ----------------------

Total income                                                                                130,405                          745
                                                                             ----------------------       ----------------------

Expenses:
  General and administrative expenses to affiliates                                           1,852                          177
  General and administrative expenses to non-affiliates                                       3,005                          283
  Property operating expenses to affiliates                                                   5,382                           16
  Property operating expenses to non-affiliates                                              14,064                           31
  Real estate taxes                                                                          13,076                           96
  Depreciation and amortization                                                              47,973                          217
                                                                             ----------------------       ----------------------

Total expenses                                                                               85,352                          820
                                                                             ----------------------       ----------------------

Operating income (loss)                                                      $               45,053                          (75)
                                                                             ----------------------       ----------------------

Other income                                                                                  3,681                           38
Interest expense                                                                            (33,175)                        (136)
Realized loss on sale of treasury contracts                                                  (3,667)                           -
Minority interests                                                                              398                            -
Equity in earnings (losses) of unconsolidated entities                                         (589)                           -
                                                                             ----------------------       ----------------------

Net income (loss)                                                            $               11,701                         (173)

Other comprehensive income:
  Unrealized gain on investment securities                                                      241                            -
                                                                             ----------------------       ----------------------

Comprehensive income (loss)                                                  $               11,942       $                 (173)
                                                                             ======================       ======================

Net income(loss) per common share, basic and diluted                         $                  .12       $                 (.07)
                                                                             ======================       ======================

Weighted average number of common shares outstanding,
basic and diluted                                                                            98,563                        2,521
                                                                             ======================       ======================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

   For the year ended December 31, 2004 and for the period from March 5, 2003
                        (inception) to December 31, 2003
                             (Amounts in thousands)

                                                                                              ADDITIONAL
                                                     NUMBER OF             COMMON               PAID-IN
                                                      SHARES                STOCK               CAPITAL
                                                ------------------   ------------------   ------------------
Balance at March 5, 2003 (inception)                             -   $                -   $                -

Net loss                                                         -                    -                    -
Distributions declared (.15 per weighted
  average number of common shares
  outstanding)                                                   -                    -                    -
Proceeds from offering                                      18,718                   19              187,066
Offering costs                                                   -                    -              (22,145)
Proceeds from dividend reinvestment
  program                                                       19                    -                  181
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                   67
                                                ------------------   ------------------   ------------------

Balance at December 31, 2003                                18,737   $               19   $          165,169

Net income                                                       -                    -                    -
Unrealized gain on investment securities                         -                    -                    -
Distributions declared (.66 per weighted
  number of common shares outstanding)                           -                    -                    -
Proceeds from offering                                     195,671                  195            1,955,517
Offering costs                                                   -                    -             (211,869)
Proceeds from dividend reinvestment
  program                                                    3,060                    3               29,067
Shares repurchased                                             (10)                   -                 (193)
Shares obligated to be repurchased as of
  December 31, 2004                                              -                    -                 (472)
Contribution from sponsor advances                               -                    -                2,369
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                  430
                                                ------------------   ------------------   ------------------

Balance at December 31, 2004                               217,458   $              217   $        1,940,018
                                                ==================   ==================   ==================

                                                    ACCUMULATED
                                                 DISTRIBUTIONS IN       ACCUMULATED
                                                   EXCESS OF NET           OTHER
                                                      INCOME           COMPREHENSIVE
                                                      (LOSS)               INCOME                TOTAL
                                                ------------------   ------------------   ------------------
Balance at March 5, 2003 (inception)            $                -   $                -   $                -

Net loss                                                      (173)                   -                 (173)
Distributions declared (.15 per weighted
  average number of common shares
  outstanding)                                              (1,286)                   -               (1,286)
Proceeds from offering                                           -                    -              187,085
Offering costs                                                   -                    -              (22,145)
Proceeds from dividend reinvestment
  program                                                        -                    -                  181
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                   67
                                                ------------------   ------------------   ------------------

Balance at December 31, 2003                    $           (1,459)  $                -   $          163,729

Net income                                                  11,701                    -               11,701
Unrealized gain on investment securities                         -                  241                  241
Distributions declared (.66 per weighted
  number of common shares outstanding)                     (64,992)                   -              (64,992)
Proceeds from offering                                           -                    -            1,955,712
Offering costs                                                   -                    -             (211,869)
Proceeds from dividend reinvestment
  program                                                        -                    -               29,070
Shares repurchased                                               -                    -                 (193)
Shares obligated to be repurchased as of
  December 31, 2004                                              -                    -                 (472)
Contribution from sponsor advances                               -                    -                2,369
Issuance of stock options and discounts on
  shares issued to affiliates                                    -                    -                  430
                                                ------------------   ------------------   ------------------

Balance at December 31, 2004                               (54,750)  $              241   $        1,885,726
                                                ==================   ==================   ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                                            Period from March 5, 2003
                                                                         Year Ended           (inception) through
                                                                      December 31, 2004        December 31, 2003
                                                                     ------------------     -------------------------
Cash flows from operations:
Net income (loss)                                                    $           11,701     $                    (173)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation                                                                   36,149                           140
  Amortization                                                                   11,824                            77
  Amortization of acquired above market leases                                    3,119                             5
  Amortization of acquired below market leases                                   (4,703)                          (15)
  Rental income under master leases                                               3,025                             -
  Straight line rental income                                                    (3,886)                            -
  Straight line lease expense                                                       919                             -
  Minority interests                                                               (398)                            -
  Loss from investments in unconsolidated entities                                  589                             -
  Issuance of stock options and discount on shares issued to
    affiliates                                                                      430                             5
  Realized loss on sale of treasury contracts                                     3,667                             -
Changes in assets and liabilities:
  Accounts and rents receivable net of change in allowance of $346
    and $0 for December 31, 2004 and 2003, respectively.                        (14,928)                       (1,148)
  Other assets                                                                   (3,276)                            -
  Accounts payable                                                                1,542                           307
  Accrued interest payable                                                        4,306                             -
  Accrued real estate taxes                                                       3,674                         1,241
  Security deposits                                                               3,571                           108
  Prepaid rental income and other liabilities                                     6,195                           177
                                                                     ------------------     -------------------------
Net cash flows provided by operating activities                                  63,520                           724
                                                                     ------------------     -------------------------
Cash flows from investing activities:
  Purchase of investment securities and treasury contracts                       (4,713)                            -
  Restricted escrows                                                            (17,105)                            -
  Purchase of investment properties                                          (3,002,437)                     (122,720)
  Acquired in-place lease intangibles and customer relationship
    value                                                                      (241,286)                       (8,806)
  Acquired above market leases                                                  (42,303)                       (1,596)
  Acquired below market leases                                                   84,779                         5,926
  Contributions from minority interests - joint ventures                         95,568                             -
  Distributions to minority interests - joint ventures                           (5,251)                            -
  Purchase of unconsolidated joint ventures                                     (76,232)                            -
  Interest capitalized for real estate under development                            (85)                            -
  Payment of leasing fees                                                          (761)                            -
  Tenant improvements payable                                                     4,570                             -
  Other assets                                                                   (4,482)                         (831)
  Funding of notes receivable                                                   (31,772)                       (7,552)
  Due to affiliates                                                              (1,545)                        2,154
                                                                     ------------------     -------------------------
Net cash flows used in investing activities                                  (3,243,055)                     (133,425)
                                                                     ------------------     -------------------------

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)
                             (Amounts in thousands)

                                                                                             Period from March 5, 2003
                                                                         Year Ended             (inception) through
                                                                      December 31, 2004          December 31, 2003
                                                                      -----------------      -------------------------
Cash flows from financing activities:
  Proceeds from offering                                                      1,955,712                        187,146
  Proceeds from the dividend reinvestment program                                29,070                            181
  Shares repurchased                                                               (193)                             -
  Payment of offering costs                                                    (210,358)                       (20,775)
  Proceeds from mortgage debt and notes payable                               1,653,523                         29,627
  Principal payments on mortgage debt                                              (175)                             -
  Proceeds from unsecured line of credit                                        165,000                          5,000
  Payoff of unsecured line of credit                                           (170,000)                             -
  Payment of loan fees and deposits                                             (16,613)                        (4,023)
  Distributions paid                                                            (54,542)                          (358)
  Due from affiliates                                                             2,585                           (919)
  Advances from advisor                                                               -                          1,203
  Contribution from sponsor advances                                              2,369                              -
                                                                      -----------------      -------------------------
Net cash flows provided by financing activities                               3,356,378                        197,082
                                                                      -----------------      -------------------------

Net increase in cash and cash equivalents                                       176,843                         64,381
Cash and cash equivalents, at beginning of period                                64,381                              -
                                                                      -----------------      -------------------------
Cash and cash equivalents, at end of period                           $         241,224      $                  64,381
                                                                      =================      =========================


Cash paid for interest, net of interest capitalized of $85            $          28,869                            136
                                                                      =================      =========================

Restricted cash                                                       $         (65,923)                             -
Restricted cash liability                                                        65,923                              -
                                                                      =================      =========================

Due from sponsor                                                      $            (654)
Due to sponsor                                                                      654
                                                                      =================      =========================

Share repurchase program                                              $            (472)
Share repurchase program liability                                                  472
                                                                      =================      =========================

Supplement schedule of non-cash investing and financing activities:
Purchase of investment properties                                     $      (3,113,038)                      (121,868)
Assumption of mortgage debt                                                     100,139                              -
 Write-off of acquisition reserve                                                   521                              -
Purchase price adjustments                                                        2,389                           (852)
Conversion of mortgage receivable to investment property                          7,552                              -
                                                                      -----------------      -------------------------

                                                                      $      (3,002,437)                      (122,720)
                                                                      -----------------      -------------------------

Distributions payable                                                 $          11,378                            928
                                                                      =================      =========================

Accrued offering costs payable                                        $           2,880                          1,369
                                                                      =================      =========================

Write-off of fully amortized loan fees                                $           1,170                              -
                                                                      =================      =========================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

(1) Organization and Basis of Accounting

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager" or "Advisor"), an Affiliate of the Company, to be the Business Manager or Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering (the initial public offering) of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. The Company registered a second offering (the second offering) that became effective on December 28, 2004 with the Securities and Exchange Commission for up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program. Sales of shares in the second offering began in early January 2005.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the initial public offering and second offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2004, the Company had repurchased 10,350 shares for $192,667.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC's) and limited partnerships (LP's). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity ("VIE") and it is the primary beneficiary (as defined in FASB Interpretation 46(R) CONSOLIDATION OF VARIABLE INTEREST ENTITIES, an Interpretation of ARB No. 51, as revised ("FIN 46(R)")). For joint ventures that are not VIE's of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has a 95% ownership interest in the LLC's which own Gateway Village, Boulevard at the Capital Centre, Towson Circle, Reisterstown Road Plaza and Tollgate Marketplace, however, the Company shares equally in major decisions. These entities are considered VIE's as defined in FIN 46(R) and the Company is considered the primary beneficiary. Therefore these entities are consolidated by the Company and the 5% outside ownership interest is reflected as minority interest in the accompanying Consolidated Financial Statements.

The Company has a 60.9% ownership interest in, and is the controlling member of the LLC which owns Cardiff Hall East Apartments. The other members' interests in the property are reflected as minority interest in the accompanying Consolidated Financial Statements.

(2) Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin ("SAB") 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions' non-performance.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2004, the Company has accumulated other comprehensive income of $241,015.

Costs associated with the offerings are deferred and charged against the gross proceeds of the offerings upon closing. Formation and organizational costs are expensed as incurred. For the period from March 5, 2003 (inception) through December 31, 2003, $7,500 of organizational costs was expensed. No organizational costs were expensed in the year ended December 31, 2004.

The Company applies the fair value method of accounting as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of the hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

For the year ended December 31, 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.85% for 5 year treasury contracts and 4.00% to 4.63% for 10 year treasury contracts. On December 31, 2004, the treasury contracts had a liquidation value of $46,005 resulting in a loss of $3,666,894 for the year ended December 31, 2004. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings.

Differences between the carrying amount of the investment in unconsolidated joint ventures and the Company's equity in the underlying assets are depreciated over 30 years.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2004 or December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2004 and December 31, 2003. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $3,118,699 was applied as a reduction to rental income for the year ended December 31, 2004 and $5,227 for the period from March 5, 2003 (inception) through December 31, 2003. Amortization pertaining to the below market lease costs of $4,703,357 was applied as an increase to rental income for the year ended December 31, 2004 and $15,386 for the period from March 5, 2003 (inception) through December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $9,923,630 for the year ended December 31, 2004 and $51,773 for the period from March 5, 2003 (inception) through December 31, 2003.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, customer relationship value, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2004.

Amortization of:                     2005             2006            2007           2008            2009            Thereafter
                                     ----             ----            ----           ----            ----            ----------
Acquired above
  market lease costs            $  (5,576,668)     (5,391,370)     (4,558,366)    (4,275,216)     (3,783,749)       (17,188,977)

Acquired below
  market lease costs                9,930,801       9,166,611       8,238,008      7,337,557       6,580,442         44,732,278
                                -------------------------------------------------------------------------------------------------

Net rental income
  increase                      $   4,354,133       3,775,241       3,679,642      3,062,341       2,796,693         27,543,301
                                =================================================================================================

Acquired in-place lease
  intangibles                   $ (25,857,397)    (25,857,397)    (25,857,397)   (25,803,230)    (24,532,397)      (110,207,994)

Customer relationship
  value                         $    (200,000)       (200,000)       (200,000)      (200,000)       (200,000)        (1,000,000)

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements. The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

A note is considered impaired pursuant to SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's lenders. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, EXCHANGE OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS 153 will have a material impact on its Consolidated Financial Statements.

(3) Transactions with Affiliates

The Business Manager or Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

Certain compensation and fees payable to the Business Manager or Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

   Offering stage:

        Selling commissions                     7.5% of the sale price for each share

        Marketing contribution                  3.0% of the gross offering proceeds
        and due diligence allowance

        Reimbursable expenses                   We will reimburse our sponsor for actual costs incurred, on our
        and other expenses of issuance          behalf, in connection with the offerings

   Acquisition stage:

        Acquisition expenses                    We will reimburse an affiliate of our business manager or
                                                advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

   Operational stage:

        Property management fee                 4.5% of the gross income from the properties.
        THIS FEE TERMINATES UPON A              (cannot exceed 90% of the fee which would be payable to
        BUSINESS COMBINATION WITH THE           an unrelated third party)
        PROPERTY MANAGEMENT COMPANY.

        Loan servicing fee                      .03% per year on the first billion dollars of mortgages
                                                serviced and .01% thereafter

        Other property level services           Compensation for these services will not exceed 90% of
                                                that which would be paid to any third party for such
                                                services

        Reimbursable expenses                   The compensation and reimbursements to our business manager or
        relating to administrative              advisor and its affiliates will be approved by a majority of our
        services                                directors

   Liquidation stage:

        Property disposition fee                Lesser of 3% of sales price or 50% of the customary
        THIS FEE TERMINATES UPON A              commission which would be paid to a third party
        BUSINESS COMBINATION WITH THE ADVISOR

Subordinated payments:

   Operational stage:

        Advisor asset management fee            Not more than 1% per annum of our average assets;
        THIS FEE TERMINATES UPON A              Subordinated to a non-cumulative, non-compounded return,
        BUSINESS COMBINATION WITH               equal to 6% per annum
        THE ADVISOR

   Liquidation stage:

        Incentive advisory fee                  After the stockholders have first received a 10% cumulative,
        THIS FEE TERMINATES UPON A              non-compounded return per year and a return of their net
        BUSINESS COMBINATION WITH               investment, an incentive advisory fee equal to 15% on net
        THE ADVISOR                             proceeds from the sale of a property will be paid to the
                                                business manager or advisor

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

As of December 31, 2004 and December 31, 2003, the Company had incurred $234,014,231 and $22,144,814 of offering costs, of which $175,508,624 and
$16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offerings, the Business Manager or Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offerings or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Business Manager or Advisor and its affiliates relating to the offerings. In addition, an affiliate of the Business Manager or Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings. Such costs are offset against the stockholders' equity accounts. Such costs totaled $175,508,624 and $16,859,779, of which $2,879,894 and $1,061,791 were unpaid at December 31, 2004 and December 31, 2003, respectively.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for general and administrative costs relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003, the Company incurred $1,542,986 and $194,017 of these costs, respectively, of which $957,471 and $40,703 remained unpaid as of December 31, 2004 and 2003, respectively, and are included in due to affiliates on the Consolidated Balance Sheets.

An affiliate of the Business Manager or Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $140,859 for the year ended December 31, 2004 and $328 for the period from March 5, 2003 (inception) through December 31, 2003.

The Company used the services of an affiliate of the Business Manager or Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the year ended December 31, 2004 and for the period from March 5, 2003 (inception) through December 31, 2003, the Company paid loan fees totaling $3,475,472 and $59,523 to this affiliate, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company may pay an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value, including acquired intangibles, of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee would be payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Business Manager or Advisor agreed to forego such fees for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003.

The property managers, entities owned principally by individuals who are affiliates of the Business Manager or Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $5,381,721 and $16,627 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003, respectively. None remained unpaid as of December 31, 2004 or December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Business Manager or Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 605,060 and 59,497 shares of common stock to affiliates and recognized an expense related to these discounts of $427,122 and $62,472 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

As of December 31, 2004 and 2003, the Company was due funds from affiliates in the amount of $654,004 and $918,750, respectively which is comprised of $654,004 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid. The remaining $73,750 as of December 31, 2003 is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds available for distributions are sufficient to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying Consolidated Financial Statements. As of December 31, 2004 and December 31, 2003, the Company owed funds to the sponsor in the amount of $3,522,670 and $1,202,519, respectively, for repayment of the funds advanced for payment of distributions.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company. The amount due at December 31, 2003 was repaid during 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(4) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2004 and 2003, we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, respectively, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company had recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and is recording the remaining $6,000 in expense related to 2003 grants ratably over the remaining two-year vesting period. During the year ended December 31, 2004, the Company issued an additional 2,500 options with a weighted average fair value at the date of grant of $1,500 and recorded $3,375 of expense related to stock options.

(5) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $3,024,547 as of December 31, 2004. No such payments were received in 2003.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                            Minimum Lease
                                                               Payments
                                                         --------------------
               2005                                      $        227,000,049
               2006                                               221,072,711
               2007                                               212,006,042
               2008                                               201,306,939
               2009                                               184,145,285
               Thereafter                                       1,106,350,470
                                                         --------------------
               Total                                     $      2,151,881,496
                                                         ====================

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2028 to 2096. For the year ended December 31, 2004, ground lease rent was $2,187,286. No ground lease payments were made in 2003. Minimum future rental payments to be paid under the ground leases are as follows:

                                                            Minimum Lease
                                                               Payments
                                                         --------------------
               2005                                      $          3,186,464
               2006                                                 3,187,605
               2007                                                 3,238,811
               2008                                                 3,240,086
               209                                                  3,402,159
               Thereafter                                         342,280,751
                                                         --------------------
               Total                                     $        358,535,876
                                                         ====================

(6) Notes Receivable

The notes receivable balance of $31,771,731 as of December 31, 2004 consisted of two installment notes, one from Newman Development Group of Gilroy, LLC (Gilroy) and one from Newman Development Group of Richland, LLC (Richland) that mature on July 15, 2005 and August 15, 2005, respectively. These notes are secured by first mortgages on Pacheco Pass Shopping Center and Quakertown Shopping Center, respectively and are guaranteed personally by the owners of Gilroy and Richland. Interest only is due in advance on the first of each month at a rate of 6.993% per annum for Gilroy and 7.5572% per annum for Richland. Upon closing, an interest reserve escrow totaling three months of interest payments was established for both notes.

The notes receivable balance of $7,552,155 as of December 31 2003 consisted of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages and Note Payable

Mortgage loans outstanding as of December 31, 2004 were $1,782,538,627 and had a weighted average interest rate of 4.58%. Of this amount, $1,635,745,627 had fixed rates ranging from 3.96% to 8.02% and a weighted average fixed rate of 4.67% at December 31, 2004. The rate of 8.02% represented the interest rate on the mortgage for Cardiff Hall East (Cardiff), a joint venture entity which the Company consolidates. Excluding the Cardiff mortgage, the highest fixed rate on our mortgage debt was 6.34%. The remaining $146,793,000 represented variable rate loans with a weighted average interest rate of 3.55% at December 31, 2004. Properties with a net carrying value of $2,906,338,366 at December 31, 2004 and related tenant leases are pledged as collateral. As of December 31, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness had various due dates through August 2023.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The following table shows the mortgage debt maturing during the next five years:

                                  2005            2006            2007             2008             2009          Thereafter
                                --------        --------        --------         --------         --------       ------------
Maturing debt
  Fixed rate debt                 920,574        981,221       57,906,321       47,322,706       960,152,489      568,462,316
  Variable rate debt           15,672,533        637,533          637,533          637,533       111,635,533       17,572,335

The debt is cross-collateralized among the properties in connection with the financing of Heritage Towne Crossing and Eckerd Drug Stores in Norman and Edmond, OK.

As part of the Plaza Santa Fe II loan assumption, a promissory note approximating $414,000 was executed between the Company and the seller for the total amount that the seller had paid into escrows under the loan agreement as of the acquisition date. The note bears interest at the rate of prime less 3.00%, payable to the seller upon maturity of the note in 2006. The seller also agreed to fund the Company's monthly required payments into this escrow for a period of two years. Each monthly payment funded by the seller increases the principal balance of the note payable. The outstanding note payable balance at December 31, 2004 is approximately $575,000.

(8) Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with a bank for a period of one year. The funds from this line of credit were used to provide liquidity from the time a property was purchased until permanent debt was placed on the property. The Company was required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company was also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit required compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which included a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

On December 16, 2004, the Company terminated the existing line of credit agreement and executed a new unsecured line of credit facility with a bank for up to $100,000,000 with an optional unsecured borrowing capacity of $150,000,000 for a total unsecured borrowing capacity of $250,000,000. The facility has an initial term of one year with two one-year extension options, with an annual variable interest rate. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.34% to 2.42% during the quarter ended December 31, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .25%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2004, the Company was in compliance with such covenants. There was no outstanding balance on the line as of December 31, 2004.

(9) Investments in Unconsolidated Joint Ventures

On August 11, 2004, CR Investors, LLC, an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $5,781,600 to purchase a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

On November 5, 2004, CRP Power Plant Investors, LLC, an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $15,000,000 to purchase a 37.5% interest in a retail/office complex known as The Power Plant located in Baltimore, MD. On the same day, CGW Power Plant Investors, LLC, an entity wholly owned by Gateway Village Holding, LLC (a joint venture entity consolidated by the Company), invested $5,000,000 to purchase a 12.5% interest in The Power Plant.

On November 5, 2004, CTC Pier IV Investors, LLC, an entity wholly owned by Towson Circle Holding, LLC (a joint venture entity consolidated by the Company), invested $5,000,000 to purchase a 16.67% interest in a retail/office complex known as Pier IV located in Baltimore, MD. On the same day, CTOLL Pier IV Investors, LLC, an entity wholly owned by Tollgate Marketplace Holding Company, LLC (a joint venture entity consolidated by the Company), invested $15,000,000 to purchase a 50.0% interest in Pier IV.

On December 23, 2004, NP Acquisitions, LLC, an entity wholly owned by CR Investors, LLC an entity wholly owned by Reisterstown Plaza Holdings, LLC (a joint venture entity consolidated by the Company), invested $2,250,000 to purchase a 25% tenancy in common interest in a retail complex known as North Plaza Shopping Center located in Parkville, MD.

On December 29, 2004, CGW Louisville Investors, LLC, an entity wholly owned by Gateway Village Holding, LLC (a joint venture entity consolidated by the Company), invested $1,900,000 to purchase a 3.3% interest in a retail/office complex known as Louisville Galleria located in Louisville, KY. On the same day, CTOLL Louisville Investors, LLC, an entity wholly owned by Tollgate Marketplace Holding Company, LLC (a joint venture entity consolidated by the Company), invested $7,200,000 to purchase a 12.0% interest in Louisville Galleria. Also, on the same day, CCC Louisville Investors, LLC an entity wholly owned by Capital Centre Holdings, LLC (a joint venture entity consolidated by the Company), invested $19,100,000 to purchase a 31.8% member interest in Louisville Galleria.

These investments are accounted for utilizing the equity method of accounting. Under the equity method of accounting, the net equity investment of the Company is reflected on the Consolidated Balance Sheets and the Consolidated Statements of Operations includes the Company's share of net income or loss from the unconsolidated entity. For the year ended December 31, 2004, all equity in earnings of unconsolidated entities was allocated to the Company's joint venture partners in accordance with the entities' operating agreements.

(10) Segment Reporting

The Company owns and seeks to acquire single-user net lease properties and multi-tenant shopping centers principally in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

Net property operations are summarized in the following table for the year ended December 31, 2004 and for the period from March 5, 2003 through December 31, 2003, along with a reconciliation to net income.

                                                                                        2004                         2003
                                                                                        ----                         ----
Property rental income and additional property income                           $        130,404,581         $            744,633
Total property operating expenses                                                        (32,521,195)                    (143,244)
Interest expense                                                                         (33,174,623)                    (135,735)
                                                                                --------------------         --------------------
Net property operations                                                                   64,708,763                      465,654
                                                                                --------------------         --------------------
Other income                                                                               3,681,067                       37,648
Less non-property expenses:
  General and administrative expenses                                                     (4,857,101)                    (459,476)
  Depreciation and amortization                                                          (47,973,208)                    (217,105)
  Realized loss on sale of treasury contracts                                             (3,666,894)                           -
  Minority interests                                                                         397,357                            -
  Equity in earnings (losses) of unconsolidated entities                                    (589,251)                           -
                                                                                --------------------         --------------------

Net income (loss)                                                               $         11,700,733         $           (173,279)
                                                                                ====================         ====================

The following table summarizes property asset information as of December 31, 2004 and December 31, 2003.

                                                    December 31, 2004             December 31, 2003
                                                    -----------------             -----------------
Total assets:
  Rental real estate                                $   3,601,512,810             $     142,804,128
  Non-segment assets                                      354,302,750                    69,298,035
                                                    -----------------             -----------------

                                                    $   3,955,815,560             $     212,102,163
                                                    =================             =================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(11) Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") are computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of December 31, 2004, options to purchase 17,500 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

The basic and diluted weighted average number of common shares outstanding was 98,562,885 and 2,520,986 for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(12) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing. The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $189,042,868 in the future, as retail space covered by earnout agreements is occupied and becomes rent producing.

During 2004, the Company entered into two installment note agreements in which the Company is obligated to fund up to a total of $33,398,314. The notes maintain stated interest rates of 6.993% and 7.5572% per annum and mature in July 2005 and August 2005. Each note requires monthly interest payments with the entire principal balance due at maturity. The combined receivable balance at December 31, 2004 was $31,771,731. Therefore, the Company may be required to fund up to an additional $1,626,583 on these notes.

The Company has obtained three irrevocable letters of credit related to loan fundings against earnout spaces at certain properties. Once the Company purchases the remaining portion of these properties and meet certain occupancy requirements, the letters of credit will be released. The balance of outstanding letters of credit at December 31, 2004 is $11,573,100.

In connection with the purchase of one of our properties, the Company received a price adjustment in the amount of $763,072 related to spaces that were vacant at the time of closing. If at any time during the next two years the seller is able to lease that space under conditions satisfactory to the Company, the Company is obligated to pay the seller a pro-rata share of the purchase price reduction.

The Company has entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has outstanding rate lock deposits in the amount of $2,826,055 as of December 31, 2004 which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates from 4.45% to 5.12% for periods from 60 days to 90 days on approximately $240 million in principal.

The Company is currently considering acquiring nine properties for an estimated purchase price of $226 million. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(13) Subsequent Events

The Company issued 42,629,352 shares of common stock and repurchased 28,459 shares of common stock from January 1, 2005 through February 28, 2005 in connection with the initial public offering and second offering, resulting in gross proceeds of approximately $425 million.

The Company paid distributions of $11,377,712 and $12,232,404 to its stockholders in January and February 2005, respectively.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The Company has acquired the following properties or joint venture interests in properties during the period January 1 to February 28, 2005. The respective acquisitions are detailed in the table below.

                                                                         APPROXIMATE     GROSS LEASABLE
            DATE                                          YEAR         PURCHASE PRICE         AREA
          ACQUIRED               PROPERTY                 BUILT              ($)            (SQ. FT.)       MAJOR TENANTS
          --------               --------                 -----              ---            ---------       -------------
             01/05/05  Fairgrounds Plaza                2002-2004          21,994,125            59,970  Super Stop N' Shop
                         Middletown, NY

             01/06/05  Maytag Distribution Center          2004            23,159,499           750,000  Maytag
                         Iowa City, IA

             01/10/05  Midtown Center                   1986-1987          53,000,000           319,108  Wal-Mart
                         Milwaukee, WI                                                                   Pick 'N Save

             01/10/05  Hobby Lobby                         2004             5,500,000            60,000  Hobby Lobby
                         Concord, NC

             01/19/05  Stanley Works/Mac Tools             2004            10,000,000            72,500  Mac Tools
                         Westerville, OH

             01/25/05  American Express                1983 & 1987         42,000,000           306,710  American Express
                         Markham, Ontario, Canada

             01/28/05  Academy Sports                      2004             7,150,000            70,910  Academy Sports
                         San Antonio, TX

             02/01/05  Magnolia Square                     2004            19,113,739           116,079  Ross Dress for Less
                         Houma, LA                                                                       PETsMART
                                                                                                         Circuit City

             02/02/05  Cottage Plaza                     2004-2005         23,439,950            75,543  Stop 'N Shop
                         Pawtucket, RI

             02/09/05  The Village at Quail Springs      2003-2004         10,428,978           101,128  Gordmans
                         Oklahoma City, OK                                                               Best Buy

             02/11/05  Holliday Towne Center               2003            14,827,645            83,122  Martin's
                         Duncansville, PA

             02/18/05  Trenton Crossing                    2003            29,212,209           221,019  Hobby Lobby
                         McAllen, TX                                                                     Ross Dress for Less
                                                                                                         Marshalls
                                                                                                         Bealls

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

The mortgage debt and financings obtained during the period January 1 to February 28, 2005, are detailed in the table below.

            DATE                                                                         MATURITY     PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE         DATE               ($)
        -----------------------------------------------------------------------------------------------------------------
          01/05/05    Fairgrounds Plaza                               5.690%             02/01/33             15,982,376
                        Middletown, NY

          01/24/05    Hobby Lobby                                     5.115%             02/01/10              3,025,000
                        Concord, NC

          01/25/05    American Express                               4.2975%             02/01/15             25,380,000
                        Markham, Ontario, Canada

          01/28/05    Coram Plaza                                     4.550%             02/01/10             20,755,300
                        Coram, NY

          01/31/05    Low Country Village II                          5.130%             05/01/09              5,440,000
                        Bluffton, SC

          01/31/05    Irmo Station                                   5.1236%             02/01/10              7,085,000
                        Irmo, SC

          02/01/05    Evans Towne Centre                              4.670%             02/01/10              5,005,000
                        Evans, GA

          02/03/05    Magnolia Square                                 5.115%             03/01/10             10,265,000
                        Houma, LA

          02/04/05    Green's Corner                                  4.500%             02/11/10              7,022,366
                        Cumming, GA

          02/04/05    Newton Crossroads                               4.500%             02/11/10              5,547,622
                        Covington, GA

          02/04/05    Stilesboro Oaks                                 4.500%             02/11/10              6,951,971
                        Acworth, GA

          02/09/05    Five Forks                                      4.815%             02/11/10              4,482,500
                        Simpsonville, NC

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

            DATE                                                                         MATURITY     PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE         DATE               ($)
        -----------------------------------------------------------------------------------------------------------------
          02/14/05    University Town Center                          4.430%             03/01/10              5,810,000
                        Tuscaloosa, AL

          02/14/05    Edgemont Town Center                            4.430%             03/01/10              8,600,000
                        Homewood, AL

          02/16/05    Southlake Town Square                           4.550%             03/11/10             70,570,880
                        Southlake, TX

          02/16/05    Midtown Center                                  4.460%             03/11/10             28,227,617
                        Milwaukee, WI

          02/17/05    McAllen Shopping Center                         5.060%             03/01/10              2,455,000
                        McAllen, TX

          02/18/05    Southlake Town Square II                        4.550%             03/11/10             10,429,120
                        Southlake, TX

          02/18/05    Mesa Fiesta                                     5.300%             02/01/10             23,500,000
                        Mesa, AZ

          02/24/05    Academy Sports                                  5.060%             03/01/10              3,933,000
                        San Antonio, TX

          02/25/05    The Village at Quail Springs                    5.060%             03/01/10              5,740,000
                        Oklahoma City, OK

The Company is obligated under earnout agreements to pay for certain tenant space in our existing properties after the tenant moves into its space and begins paying rent. During the period from January 1 to February 28, 2005, the Company funded earnouts totaling $20,552,372 at 7 of its existing properties.

During the period from January 1, 2005 to February 28, 2005, the Company entered into rate lock agreements which lock interest rates from 4.47% to 4.69% for periods from 30 days to 90 days on approximately $300 million in principal.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003
                                   (continued)

(14) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2004 and 2003.

                                                                                           2004
                                                               Dec. 31          Sept. 30          June 30          March 31
                                                           --------------------------------------------------------------------
Total income                                               $     62,433,343       42,199,376        19,935,978        9,516,950
Net income (loss)                                                 7,286,936        2,266,656         2,111,373           35,768

Net income (loss), per common share, basic and diluted:                 .04              .02               .04                -

Weighted average number of common shares outstanding,
  basic and diluted                                             182,739,194      112,887,491        59,688,094       32,314,792

                                                                                           2003
                                                               Dec. 31          Sept. 30          June 30          March 31
                                                           --------------------------------------------------------------------
Total income                                               $        782,281                -                 -                -
Net income (loss)                                                  (132,535)         (32,794)             (450)          (7,500)

Net income (loss), per common share, basic and diluted:                (.02)           (1.64)             (.02)            (.38)

Weighted average number of common shares outstanding,
  basic and diluted                                               8,319,975           20,000            20,000           20,000

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2004

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
23rd Street Plaza                            -    1,300,000       5,318,806
  Panama City, FL
Alison's Corner                      3,850,000    1,045,000       5,700,345
  San Antonio, TX.
Arvada Connection and Arvada
  Marketplace                       28,510,000    8,125,000      39,383,116          17,682
  Arvada, CO
Azalea Square                       16,535,000    6,375,000      21,303,772         (14,793)
  Summerville, SC
Bed, Bath & Beyond Plaza            11,192,500            -      18,367,361
  Miami, FL
Best on the Boulevard               19,525,000    7,460,000      25,583,195         (84,486)
  Las Vegas, NV
Bluebonnet Parc                     12,100,000    4,450,000      16,407,032        (101,955)
  Baton Rouge, LA
Boulevard at the Capital Centre     71,500,000            -     114,702,961        (418,558)
  Largo, MD
The Columns                         14,865,400    5,830,000      19,438,839         (22,200)
  Jackson, TN
Coram Plaza                         20,760,000   10,200,000      26,177,515
  Coram, NY
CorWest Plaza                       18,150,000    6,900,000      23,850,938         (13,950)
  New Britain, CT
Cranberry Square                    10,900,000    3,000,000      18,736,381
  Cranberry Township, PA
Darien Towne Center                 16,500,000    7,000,000      22,468,408         213,305
  Darien, IL
Davis Towne Crossing                 5,365,200    1,850,000       5,681,061
  North Richland Hills, TX.
Denton Crossing                     35,200,000    6,000,000      43,433,763
  Denton, TX
Dorman Center - Phase 1 & II        27,610,000   17,025,000      29,478,484        (103,087)
  Spartanburg, SC
Eastwood Towne Center               46,750,000   12,000,000      65,066,567
  Lansing, MI
Edgemont Town Center                         -    3,500,000      10,956,495
  Homewood, AL
Evans Towne Centre                           -    1,700,000       6,424,805
  Evans, GA

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
23rd Street Plaza                  1,300,000      5,318,806      6,618,806                 -     2003         12/04
  Panama City, FL
Alison's Corner                    1,045,000      5,700,345      6,745,345           139,668     2003         04/04
  San Antonio, TX.
Arvada Connection and Arvada
  Marketplace                      8,125,000     39,400,798     47,525,798           974,072   1987-1990      04/04
  Arvada, CO
Azalea Square                      6,375,000     21,288,979     27,663,979           130,069     2004         10/04
  Summerville, SC
Bed, Bath & Beyond Plaza                   -     18,367,361     18,367,361           168,316     2004         10/04
  Miami, FL
Best on the Boulevard              7,460,000     25,498,709     32,958,709           702,197   1996-1999      04/04
  Las Vegas, NV
Bluebonnet Parc                    4,450,000     16,305,078     20,755,078           419,934     2002         04/04
  Baton Rouge, LA
Boulevard at the Capital Centre            -    114,284,403    114,284,403         1,383,741     2004         09/04
  Largo, MD
The Columns                        5,830,000     19,416,639     25,246,639           224,291     2004        8/04 &
  Jackson, TN                                                                                                 10/04
Coram Plaza                       10,200,000     26,177,515     36,377,515                 -     2004         12/04
  Coram, NY
CorWest Plaza                      6,900,000     23,836,988     30,736,988           875,539  1999 - 2003     01/04
  New Britain, CT
Cranberry Square                   3,000,000     18,736,381     21,736,381           343,369   1996-1997      07/04
  Cranberry Township, PA
Darien Towne Center                7,000,000     22,681,714     29,681,714           847,581     1994         12/03
  Darien, IL
Davis Towne Crossing               1,850,000      5,681,061      7,531,061           103,773   2003-2004      06/04
  North Richland Hills, TX.
Denton Crossing                    6,000,000     43,433,763     49,433,763           258,849   2003-2004      10/04
  Denton, TX
Dorman Center - Phase 1 & II      17,025,000     29,375,397     46,400,397           909,740   2003-2004   3/04 & 7/04
  Spartanburg, SC
Eastwood Towne Center             12,000,000     65,066,567     77,066,567         1,590,128     2002         05/04
  Lansing, MI
Edgemont Town Center               3,500,000     10,956,495     14,456,495            33,474     2003         11/04
  Homewood, AL
Evans Towne Centre                 1,700,000      6,424,805      8,124,805                 -     1995         12/04
  Evans, GA

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
Five Forks                                   -    2,100,000       5,374,421
  Simpsonville, SC
Forks Town Center                   10,395,000    2,430,000      14,835,863
  Easton, PA
Fox Creek Village                   11,485,000    3,755,000      15,563,434         (33,181)
  Longmont, CO
Fullerton Metrocenter               28,050,000            -      47,403,451        (199,396)
  Fullerton, CA
Gateway Pavilions                   35,842,000    9,880,000      55,194,702
  Avondale, AZ
Gateway Plaza                       18,163,000            -      26,370,511
  Southlake, TX
Gateway Station                              -    1,050,000       3,910,500
  College Station, TX
Gateway Village                     31,458,000    8,550,000      39,298,239
  Annapolis, MD
Governor's Marketplace              20,625,000            -      30,377,452         (56,281)
  Tallahassee, FL
Green's Corner                               -    3,200,000       8,663,397
  Cumming, GA
Gurnee Town Center                  24,360,000    7,000,000      35,146,950         (22,965)
  Gurnee, IL
Harvest Towne Center                 5,005,000    3,155,000       5,085,037
  Knoxville, TN
Henry Town Center                   35,814,616   10,650,000      46,813,649
  McDonough, GA
Heritage Towne Crossing              8,950,000    3,065,000      10,729,077
  Euless, TX
Hickory Ridge                       23,650,000    6,860,000      30,517,166
  Hickory, NC
Huebner Oaks Center                 48,000,000   14,080,000      59,825,626          88,560
  San Antonio, TX
Irmo Station                                 -    2,600,000       9,247,308
  Irmo, SC
John's Creek Village                23,300,000    5,750,000      21,269,874
  Duluth, GA
La Plaza Del Norte                  32,528,000   16,005,000      37,744,002        (288,670)
  San Antonio, TX
Lake Mary Pointe                     3,657,500    2,075,000       4,009,147
  Orlando, FL
Lakewood Towne Center               51,260,000   11,200,000      70,796,423        (360,223)
  Lakewood, WA
Larkspur Landing                    33,630,000   20,800,000      32,820,864          480,656
  Larkspur, CA
Lincoln Park                        26,153,000    9,360,000      34,717,980
  Dallas, TX
Low Country Village                  5,370,000    1,550,000       8,778,906          (4,871)
  Bluffton, SC

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
Five Forks                         2,100,000      5,374,421      7,474,421            16,400     1999         12/04
  Simpsonville, SC
Forks Town Center                  2,430,000     14,835,863     17,265,863           226,641     2002         07/04
  Easton, PA
Fox Creek Village                  3,755,000     15,530,253     19,285,253            47,426   2003-2004      11/04
  Longmont, CO
Fullerton Metrocenter                      -     47,204,055     47,204,055           864,861     1998         06/04
  Fullerton, CA
Gateway Pavilions                  9,880,000     55,194,702     65,074,702           168,492   2003-2004      12/04
  Avondale, AZ
Gateway Plaza                              -     26,370,511     26,370,511           403,357     2000         07/04
  Southlake, TX
Gateway Station                    1,050,000      3,910,500      4,960,500            11,932   2003-2004      12/04
  College Station, TX
Gateway Village                    8,550,000     39,298,239     47,848,239           597,527     1996         07/04
  Annapolis, MD
Governor's Marketplace                     -     30,321,171     30,321,171           370,888     2001         08/04
  Tallahassee, FL
Green's Corner                     3,200,000      8,663,397     11,863,397                 -     1997         12/04
  Cumming, GA
Gurnee Town Center                 7,000,000     35,123,985     42,123,985           214,573     2000         10/04
  Gurnee, IL
Harvest Towne Center               3,155,000      5,085,037      8,240,037            62,188   1996-1999      09/04
  Knoxville, TN
Henry Town Center                 10,650,000     46,813,649     57,463,649                 -     2002         12/04
  McDonough, GA
Heritage Towne Crossing            3,065,000     10,729,077     13,794,077           327,196     2002         03/04
  Euless, TX
Hickory Ridge                      6,860,000     30,517,166     37,377,166         1,088,098     1999         01/04
  Hickory, NC
Huebner Oaks Center               14,080,000     59,914,186     73,994,186         1,283,898   1997-1998      06/04
  San Antonio, TX
Irmo Station                       2,600,000      9,247,308     11,847,308                 -  1980 & 1985     12/04
  Irmo, SC
John's Creek Village               5,750,000     21,269,874     27,019,874           392,876   2003-2004      06/04
  Duluth, GA
La Plaza Del Norte                16,005,000     37,455,332     53,460,332         1,276,221   1996/1999      01/04
  San Antonio, TX
Lake Mary Pointe                   2,075,000      4,009,147      6,084,147            24,484     1999         10/04
  Orlando, FL
Lakewood Towne Center             11,200,000     70,436,200     81,636,200         1,294,701 1988/2002-2003   06/04
  Lakewood, WA
Larkspur Landing                  20,800,000     33,301,520     54,101,520         1,211,593   1978/2001      01/04
  Larkspur, CA
Lincoln Park                       9,360,000     34,717,980     44,077,980           424,282     1998         09/04
  Dallas, TX
Low Country Village                1,550,000      8,774,035     10,324,035           160,970     2004         06/04
  Bluffton, SC

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
MacArthur Crossing                  12,700,000    4,710,000      16,264,562
  Los Colinas, TX
Manchester Meadows                  31,064,550   14,700,000      39,737,846         (84,875)
  Town and Country, MO
Mansfield Towne Crossing            10,982,300    3,300,000      12,194,571
  Mansfield, TX
McAllen Shopping Center                  -          850,000       2,958,498
  McAllen, TX
Mesa Fiesta                              -        7,372,000      26,730,387
  Mesa, AZ
Mitchell Ranch Plaza                18,700,000    5,550,000      26,212,826         (65,767)
  New Port Richey, FL
Newnan Crossing I                   21,543,091    4,542,244      12,188,579        (832,534)
  Newnan, GA
Newnan Crossing II                   2,223,100   10,557,591      21,798,114
  Newnan, GA
Newton Crossroads                        -        3,350,000       6,926,760
  Covington, GA
North Ranch Pavilions               10,157,400    9,705,000       8,295,988          43,735
  Thousand Oaks, CA
North Rivers Town Center            11,050,000    3,350,000      15,720,415
  Charleston, SC
Northgate North                     26,650,000    7,540,000      49,077,929
  Seattle, WA
Northpointe Plaza                   30,850,000   13,800,000      37,706,966         (48,029)
  Spokane, WA
Northwoods Center                   11,192,500    3,415,000       9,474,629
  Wesley Chapel, FL
Oswego Commons                      19,262,100    6,250,000      26,629,204
  Oswego, IL
Paradise Valley Marketplace         15,680,500    6,590,000      20,425,319        (147,469)
  Phoenix, AZ
Pavilion at King's Grant             5,342,000    4,300,000       2,741,212          15,748
  Concord, NC
Peoria Crossings                    20,497,400    6,240,000      29,190,441         (68,395)
  Peoria, AZ
Phenix Crossing                          -        2,600,000       6,776,273
  Phenix City, AL
Pine Ridge Plaza                    14,700,000    5,000,000      19,802,170
  Lawrence, KS
Placentia Town Center               13,695,000   11,200,000      11,750,963
  Placentia, CA
Plaza at Marysville                 11,800,000    6,600,000      13,727,658
  Marysville, WA
Plaza at Riverlakes                      -        5,100,000      10,824,341
  Bakersfield, CA

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
MacArthur Crossing                 4,710,000     16,264,562     20,974,562           546,335   1995-1996      02/04
  Los Colinas, TX
Manchester Meadows                14,700,000     39,652,971     54,352,971           608,067   1994-1995      08/04
  Town and Country, MO
Mansfield Towne Crossing           3,300,000     12,194,571     15,494,571            74,502   2003-2004      11/04
  Mansfield, TX
McAllen Shopping Center              850,000      2,958,498      3,808,498                 -     2004         12/04
  McAllen, TX
Mesa Fiesta                        7,372,000     26,730,387     34,102,387                 -     2004         12/04
  Mesa, AZ
Mitchell Ranch Plaza               5,550,000     26,147,060     31,697,060           319,699     2003         08/04
  New Port Richey, FL
Newnan Crossing I                  4,542,244     11,356,045     15,898,289           414,663     1999         12/03
  Newnan, GA
Newnan Crossing II                10,557,591     21,798,114     32,355,705           449,285     2004         02/04
  Newnan, GA
Newton Crossroads                  3,350,000      6,926,760     10,276,760                 -     1997         12/04
  Covington, GA
North Ranch Pavilions              9,705,000      8,339,723     18,044,723           306,554     1992         01/04
  Thousand Oaks, CA
North Rivers Town Center           3,350,000     15,720,415     19,070,415           384,070   2003-2004      04/04
  Charleston, SC
Northgate North                    7,540,000     49,077,929     56,617,929           899,882   1999-2003      06/04
  Seattle, WA
Northpointe Plaza                 13,800,000     37,658,937     51,458,937           807,530   1991-1993      05/04
  Spokane, WA
Northwoods Center                  3,415,000      9,474,629     12,889,629            28,945   2002-2004      12/04
  Wesley Chapel, FL
Oswego Commons                     6,250,000     26,629,204     32,879,204            81,370   2002-2004      11/04
  Oswego, IL
Paradise Valley Marketplace        6,590,000     20,277,850     26,867,850           521,508     2002         04/04
  Phoenix, AZ
Pavilion at King's Grant           4,300,000      2,756,960      7,056,960           107,010   2002-2003      12/03
  Concord, NC
Peoria Crossings                   6,240,000     29,122,046     35,362,046           964,437   2002-2003      03/04
  Peoria, AZ
Phenix Crossing                    2,600,000      6,776,273      9,376,273                 -     2004         12/04
  Phenix City, AL
Pine Ridge Plaza                   5,000,000     19,802,170     24,802,170           421,316   1998-2004      06/04
  Lawrence, KS
Placentia Town Center             11,200,000     11,750,963     22,950,963            35,898   1973/2000      12/04
  Placentia, CA
Plaza at Marysville                6,600,000     13,727,658     20,327,658           207,702     1995         07/04
  Marysville, WA
Plaza at Riverlakes                5,100,000     10,824,341     15,924,341            66,115     2001         10/04
  Bakersfield, CA

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
MULTI-TENANT                      Encumbrances     Land       Improvements   to Basis ( C )
------------                      ------------     ----       -------------  --------------
Plaza Santa Fe II                   17,393,732            -      28,587,813         (59,393)
  Santa Fe, NM
Pleasant Run Towne Center           22,800,000    4,200,000      29,084,836
  Cedar Hill, TX
Promenade at Red Cliff              10,590,000    5,340,000      12,664,907
  St. George, UT
Reisterstown Road Plaza             49,650,000   15,800,000      70,371,762        (260,184)
  Baltimore, MD
Saucon Valley Square                 8,850,900    3,200,000      12,641,881
  Bethlehem, PA
Shoppes at Lake Andrew              15,656,511    4,000,000      22,996,002
  Viera, FL
The Shoppes at Park West
  (Publix Center)                    6,655,000    2,240,000       9,356,781             210
  Mt. Pleasant, SC
Shoppes at Quarterfield
(Metro Square Center)                6,067,183    2,190,000       8,839,520
  Severn, MD
Shoppes of Dallas                    7,178,700    1,350,000      11,045,345          84,202
  Dallas, GA
Shoppes of Prominence Point          9,954,300    2,850,000      11,148,965          (7,331)
  Canton, GA
The Shops at Boardwalk              20,150,000    5,000,000      30,540,431        (203,838)
  Kansas City, MO
Shops at Forest Commons              5,229,789    1,050,000       6,132,547
  Round Rock, TX
Shops at Park Place                 13,127,000    9,096,000      13,174,867         256,937
  Plano, TX
Southlake Town Square                        -   16,350,000     110,778,125
  Southlake, TX
Stilesboro Oaks                              -    2,200,000       9,426,287
  Acworth, GA
Stony Creek Marketplace             14,162,000    6,735,000      17,564,434          20,945
  Noblesville, IN
Tollgate Marketplace                39,765,000    8,700,000      61,247,363
  Bel Air, MD
Towson Circle                       19,197,500    9,050,000      17,840,034         (36,654)
  Towson, MD
University Town Center                       -            -       9,556,971
  Tuscaloosa, AL
Village Shoppes at Simonton          7,561,700    2,200,000      10,873,898         (86,687)
  Lawrenceville, GA
Watauga Pavilion                    17,100,000    5,185,000      27,503,862
  Watauga, TX
Winchester Commons                   7,235,000    4,400,000       7,471,467          (2,918)
  Memphis, TN                   --------------------------------------------------------------
SUBTOTAL MULTI-TENANT            1,423,423,471  506,632,835   2,138,977,574      (2,406,708)

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
MULTI-TENANT                        Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
------------                        ----      ------------   -------------  ----------------  -----------   --------
Plaza Santa Fe II                          -     28,528,421     28,528,421           610,545   2000-2002      06/04
  Santa Fe, NM
Pleasant Run Towne Center          4,200,000     29,084,836     33,284,836                 -     2004         12/04
  Cedar Hill, TX
Promenade at Red Cliff             5,340,000     12,664,907     18,004,907           425,495     1997         02/04
  St. George, UT
Reisterstown Road Plaza           15,800,000     70,111,578     85,911,578         1,034,081   1986/2004      08/04
  Baltimore, MD
Saucon Valley Square               3,200,000     12,641,881     15,841,881           154,414     1999         09/04
  Bethlehem, PA
Shoppes at Lake Andrew             4,000,000     22,996,002     26,996,002                 -     2003         12/04
  Viera, FL
The Shoppes at Park West
  (Publix Center)                  2,240,000      9,356,991     11,596,991            57,018     2004         11/04
  Mt. Pleasant, SC
Shoppes at Quarterfield
(Metro Square Center)              2,190,000      8,839,520     11,029,520           296,973     1999         01/04
  Severn, MD
Shoppes of Dallas                  1,350,000     11,129,547     12,479,547           204,210     2004         07/04
  Dallas, GA
Shoppes of Prominence Point        2,850,000     11,141,635     13,991,635           204,307     2004         06/04
  Canton, GA
The Shops at Boardwalk             5,000,000     30,336,593     35,336,593           558,200   2003-2004      07/04
  Kansas City, MO
Shops at Forest Commons            1,050,000      6,132,547      7,182,547            18,664     2002         12/04
  Round Rock, TX
Shops at Park Place                9,096,000     13,431,805     22,527,805           593,842     2001         10/03
  Plano, TX
Southlake Town Square             16,350,000    110,778,125    127,128,125                 -   1998-2004      12/04
  Southlake, TX
Stilesboro Oaks                    2,200,000      9,426,287     11,626,287                 -     1997         12/04
  Acworth, GA
Stony Creek Marketplace            6,735,000     17,585,379     24,320,379           733,916     2003         12/03
  Noblesville, IN
Tollgate Marketplace               8,700,000     61,247,363     69,947,363           932,050   1979/1994      07/04
  Bel Air, MD
Towson Circle                      9,050,000     17,803,379     26,853,379           272,109     1998         07/04
  Towson, MD
University Town Center                     -      9,556,971      9,556,971            29,195     2002         11/04
  Tuscaloosa, AL
Village Shoppes at Simonton        2,200,000     10,787,211     12,987,211           165,348     2004         08/04
  Lawrenceville, GA
Watauga Pavilion                   5,185,000     27,503,862     32,688,862           588,588   2003-2004      05/04
  Watauga, TX
Winchester Commons                 4,400,000      7,468,549     11,868,549            45,641     1999         11/04
  Memphis, TN                   -------------------------------------------------------------
SUBTOTAL MULTI-TENANT            506,632,835  2,136,570,866  2,643,203,701        33,742,830

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
SINGLE-USER                       Encumbrances     Land       Improvements   to Basis ( C )
-----------                       ------------     ----       -------------  --------------
Academy Sports                       2,920,000    1,230,000       3,751,721
  Houma, LA
Academy Sports                       2,337,500    1,340,000       2,942,634
  Midland, TX
Academy Sports                       2,775,000    1,050,000       3,954,157
  Port Arthur, TX
American Express                    11,623,000    1,400,000      15,370,089
  De Pere, WI
American Express                    37,170,000    2,900,000      55,966,421
  Fort Lauderdale, FL
American Express                    33,040,000    2,800,000      49,470,089
  Greensboro, NC
American Express                    56,050,000   14,200,000      74,607,812
  Minneapolis, MN
American Express - 19th Ave.         8,260,000    2,900,000      10,170,089
  Phoenix, AZ
American Express - 31st Ave.        31,860,000    5,100,000      45,270,089
  Phoenix, AZ
CVS Pharmacy (Eckerd Drug Store)     1,850,000      975,000       2,400,249           1,336
  Edmund, OK
CVS Pharmacy (Eckerd Drug Store)     2,900,000      932,000       4,369,730
  Norman, OK
CVS Pharmacy                         1,685,000      600,000       2,469,216
  Sylacauga, AL
Eckerd Drug Store                    1,750,000      900,000       2,376,504
  Columbia, SC
Eckerd Drug Store                    1,425,000      600,000       2,033,000
  Crossville, TN
Eckerd Drug Store                    1,650,000    1,050,000       2,047,200
  Greer, SC
Eckerd Drug Store                    1,975,000      700,000       2,960,139
  Kill Devil Hills, NC
GMAC                                33,000,000    8,250,000      50,287,192
  Winston-Salem, NC
Harris Teeter                        3,960,000    1,810,000       5,152,401
  Wilmington, NC
Kohl's/Wilshire Plaza III            5,417,500    2,600,000       6,848,649
  Kansas City, MO
Shaw's Supermarket                   6,450,000    2,700,000      11,532,191        (139,774)
  New Britain, CT
Wal-Mart Supercenter                 7,100,000    1,756,000      10,913,942
  Blytheville, AR
Wal-Mart Supercenter                 6,088,500    2,397,000       8,089,320
  Jonesboro, AR
Wrangler                            11,300,000    1,218,669      16,249,921
  El Paso, TX

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
SINGLE-USER                         Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
-----------                         ----      ------------   -------------  ----------------  -----------   --------
Academy Sports                     1,230,000      3,751,721      4,981,721            57,225     2004         07/04
  Houma, LA
Academy Sports                     1,340,000      2,942,634      4,282,634            17,969     2004         10/04
  Midland, TX
Academy Sports                     1,050,000      3,954,157      5,004,157            24,164     2004         10/04
  Port Arthur, TX
American Express                   1,400,000     15,370,089     16,770,089                 -     2000         12/04
  De Pere, WI
American Express                   2,900,000     55,966,421     58,866,421                 -     1975         12/04
  Fort Lauderdale, FL
American Express                   2,800,000     49,470,089     52,270,089                 -     1986         12/04
  Greensboro, NC
American Express                  14,200,000     74,607,812     88,807,812                 -     1989         12/04
  Minneapolis, MN
American Express - 19th Ave.       2,900,000     10,170,089     13,070,089                 -     1983         12/04
  Phoenix, AZ
American Express - 31st Ave.       5,100,000     45,270,089     50,370,089                 -     1985         12/04
  Phoenix, AZ
CVS Pharmacy (Eckerd Drug Store)     975,000      2,401,585      3,376,585            89,028     2003         12/03
  Edmund, OK
CVS Pharmacy (Eckerd Drug Store)     932,000      4,369,730      5,301,730           163,287     2003         12/03
  Norman, OK
CVS Pharmacy                         600,000      2,469,216      3,069,216            15,090     2004         10/04
  Sylacauga, AL
Eckerd Drug Store                    900,000      2,376,504      3,276,504            52,171   2003-2004      06/04
  Columbia, SC
Eckerd Drug Store                    600,000      2,033,000      2,633,000            43,468   2003-2004      06/04
  Crossville, TN
Eckerd Drug Store                  1,050,000      2,047,200      3,097,200            43,688   2003-2004      06/04
  Greer, SC
Eckerd Drug Store                    700,000      2,960,139      3,660,139            63,299   2003-2004      06/04
  Kill Devil Hills, NC
GMAC                               8,250,000     50,287,192     58,537,192           460,933   1980/1990      09/04
  Winston-Salem, NC
Harris Teeter                      1,810,000      5,152,401      6,962,401            62,960   1977/1995      09/04
  Wilmington, NC
Kohl's/Wilshire Plaza III          2,600,000      6,848,649      9,448,649            20,926     2004         07/04
  Kansas City, MO
Shaw's Supermarket                 2,700,000     11,392,417     14,092,417           431,997     1995         12/03
  New Britain, CT
Wal-Mart Supercenter               1,756,000     10,913,942     12,669,942           166,680     1999         07/04
  Blytheville, AR
Wal-Mart Supercenter               2,397,000      8,089,320     10,486,320           123,525     1997         08/04
  Jonesboro, AR
Wrangler                           1,218,669     16,249,921     17,468,590           248,226     1993         07/04
  El Paso, TX

                                                      Initial Cost (A)
                                                   ------------------------
                                                              Buildings and   Adjustments
SINGLE-USER                       Encumbrances     Land       Improvements   to Basis ( C )
-----------                       ------------     ----       -------------  --------------
Zurich Towers                       81,420,000    7,900,000     121,312,096
  Schaumburg, IL                -------------------------------------------------------------
SUBTOTAL SINGLE-USER               354,006,500   67,308,669     510,544,848        (138,437)
                                -------------------------------------------------------------

CONSOLIDATED JOINT VENTURES

Cardiff Hall East                    5,108,656    1,090,000       7,607,874                -
  Towson, MD                    -------------------------------------------------------------

TOTAL INVESTMENT PROPERTIES      1,782,538,627  575,031,504   2,657,130,296      (2,545,145)
                                =============================================================

                                   Gross amount carried at end of period
                                   -------------------------------------
                                              Buildings and                    Accumulated       Date         Date
SINGLE-USER                         Land      Improvements   Total (B) (D)  Depreciation (E)  Constructed   Acquired
-----------                         ----      ------------   -------------  ----------------  -----------   --------
Zurich Towers                      7,900,000    121,312,096    129,212,096           369,841   1988-1990      11/04
  Schaumburg, IL                -------------------------------------------------------------
SUBTOTAL SINGLE-USER              67,308,669    510,406,411    577,715,080         2,454,475
                                -------------------------------------------------------------

CONSOLIDATED JOINT VENTURES

Cardiff Hall East                  1,090,000      7,607,874      8,697,873            92,725     1990         10/04
  Towson, MD                    -------------------------------------------------------------

TOTAL INVESTMENT PROPERTIES      575,031,504  2,654,585,151  3,229,616,655        36,290,031
                                =============================================================

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            SCHEDULE III (CONTINUED)
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                           December 31, 2004 and 2003

Notes:

   (A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

   (B) The aggregate cost of real estate owned at December 31, 2004 for Federal income tax purposes was approximately $3,029,000,000 (unaudited).

   (C)  Reconciliation of real estate owned:

                                                                   2004                 2003
                                                            ---------------------------------------
          Balance at beginning of period                    $      122,719,914                    -
          Purchases of property                                  3,308,730,780          127,195,469
          Payments received under master leases and
            principal escrow                                        (3,024,547)                   -
          Acquired in-place lease intangibles and
            customer relationship value                           (241,285,534)          (8,805,681)
          Acquired above market lease intangibles                  (42,302,599)          (1,595,673)
          Acquired below market lease intangibles                   84,778,641            5,925,799
                                                            ---------------------------------------

          Balance at end of period                          $    3,229,616,655          122,719,914
                                                            =======================================

   (D)  Reconciliation of accumulated depreciation:

          Balance at beginning of period                    $          140,497                    -
          Depreciation expense                                      36,149,534              140,497
                                                            -------------------- ------------------

          Balance at end of period                          $       36,290,031              140,497
                                                            =======================================

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on December 31, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of March 14, 2005. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of March 14, 2005. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)
                             (Amounts in thousands)

                                                                         Historical            Pro Forma
                                                                             (A)              Adjustments           Pro Forma
                                                                     ------------------------------------------------------------
ASSETS

Net investment properties (B)                                        $        3,193,327              379,006            3,572,333
Cash and cash equivalents                                                       241,224              419,285              660,509
Restricted cash                                                                  65,923                    -               65,923
Restricted escrows                                                               17,105                    -               17,105
Investment in marketable securities and treasury contracts                        1,287                    -                1,287
Investment in unconsolidated joint ventures                                      75,261                    -               75,261
Accounts and rents receivable                                                    19,962                    -               19,962
Due from affiliates                                                                 654                    -                  654
Note receivable                                                                  31,772                  792               32,564
Acquired in-place lease intangibles and customer
  relationship value(B) (D)                                                     240,116               25,278              265,394
Acquired above market lease intangibles (B) (D)                                  40,774                2,877               43,651
Loan fees, leasing fees and loan fee deposits (G)                                19,472               (5,691)              13,781
Other assets (G)                                                                  8,939                 (103)               8,836
                                                                     ------------------------------------------------------------

Total assets                                                         $        3,955,816              821,444            4,777,260
                                                                     ============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable (B) (E)                                            1,783,114              357,650            2,140,764
Accounts payable                                                                  1,692                    -                1,692
Accrued offering costs due to affiliates                                          2,880                    -                2,880
Accrued interest payable                                                          4,306                    -                4,306
Tenant improvements payable                                                       5,096                    -                5,096
Accrued real estate taxes                                                         4,254                    -                4,254
Distributions payable                                                            11,378                    -               11,378
Security deposits                                                                 3,679                    -                3,679
Prepaid rental income and other liabilities                                       7,765                    -                7,765
Advances from sponsor                                                             3,523                    -                3,523
Acquired below market lease intangibles (B) (D)                                  85,986                  730               86,716
Restricted cash liability                                                        65,923                    -               65,923
Due to affiliates                                                                   957                    -                  957
                                                                     ------------------------------------------------------------

Total liabilities                                                             1,980,553              358,380            2,338,933
                                                                     ============================================================

Minority interests                                                               89,537                    -               89,537

Common stock (C)                                                                    217                   53                  270
Additional paid-in capital (net of offering costs) (C)                        1,940,018              463,011            2,403,029
Accumulated distributions in excess of net income (F)                           (54,750)                   -              (54,750)
Accumulated other comprehensive income                                              241                    -                  241
                                                                     ------------------------------------------------------------

Total stockholders' equity                                                    1,885,726              463,064            2,348,790
                                                                     ------------------------------------------------------------

Total liabilities and stockholders' equity                           $        3,955,816              821,444            4,777,260
                                                                     ============================================================

         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of December 31, 2004 as filed with the Securities Exchange Commission on Form 10-K. As of December 31, 2004, the Company had sold 214,368,875 shares to the public and 3,079,003 shares were issued pursuant to the Company's distribution reinvestment program. In addition, the company had repurchased 10,350 shares pursuant to the Company's share repurchase program. As a result, the Company received $2,171,654,780 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties or earnout components. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:

                                                                    Acquisition          Mortgage
                                                                       Price              Payable
                                                                  -----------------------------------
PURCHASES
Fairgrounds Plaza                                                 $    21,994,000          15,982,000
Maytag Distribution Center                                             23,160,000          12,740,000
Midtown Center                                                         53,000,000          28,228,000
Hobby Lobby - Concord                                                   5,500,000           3,025,000
Stanley Works                                                          10,000,000                   -
American Express - Markham, Ontario                                    42,000,000          25,380,000
Academy Sports - San Antonio                                            7,150,000           3,933,000
Magnolia Square                                                        19,114,000          10,265,000
Cottage Plaza                                                          23,440,000          13,025,000
Village of Quail Springs                                               10,429,000           5,740,000
Holliday Towne Center                                                  14,828,000           8,050,000
Trenton Crossing                                                       29,212,000          19,307,000
CVS Pharmacy - Jacksonville                                             6,000,000                   -
CarMax - San Antonio                                                   14,600,000                   -
Southgate Plaza                                                        12,253,000                   -
Stateline Station                                                      32,000,000                   -
High Ridge Crossing                                                    13,200,000                   -
American Express - Salt Lake City                                      48,000,000          28,320,000

EARNOUTS
Reisterstown Road Plaza                                                 3,670,000                   -
John's Creek Village                                                    5,096,000                   -
Denton Crossing                                                         1,286,000                   -
Gateway Village                                                         3,636,000                   -
Mansfield Towne Crossing                                                2,275,000                   -
Heritage Towne Crossing                                                 1,276,000                   -
Boulevard at the Capital Centre                                         3,312,000                   -
                                                                  -----------------------------------

Total                                                             $   406,431,000         173,995,000
                                                                  ===================================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 2004
                                   (unaudited)

Allocation of net investments in properties:

Land                                                      $         69,133,000
Building and improvements                                          309,873,000
Acquired in-place lease intangibles and customer
  relationship value                                                25,278,000
Acquired above market lease intangibles                              2,877,000
Acquired below market lease intangibles                               (730,000)
                                                          --------------------
Total                                                     $        406,431,000
                                                          ====================

(C) Additional offering proceeds of $526,210,000, net of additional offering costs of $63,146,000 are reflected as received as of December 31, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of March 14, 2005. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships. The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E) Additional mortgages payable of $357,650,000, reflected as funded as of December 31, 2004, includes $173,995,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $183,655,000 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in loan fees, leasing fees and loan fee deposits of $5,691,000 represents prepaid loan fees applied to mortgage payables obtained as described in (E). Change in other assets of $103,000 represents advance purchase deposits on properties purchased as described in (B).

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2004 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of March 14, 2005. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of March 14, 2005. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur, Academy Sports - Midland, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio or CVS Pharmacy - Jacksonville as the properties were completed in 2004 and there were no significant operations prior to the Company's acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to the Company's funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2004 (unaudited)
                             (Amounts in thousands)

                                                                                Pro Forma         Pro Forma
                                                              Historical       Adjustments       Adjustments
                                                                 (A)               (B)               (C)           Pro Forma
                                                            -------------------------------------------------------------------
Rental income                                               $      106,425            19,929          127,882           254,236
Tenant recovery income                                              23,155             4,031           23,090            50,276
Other property income                                                  825                 -                -               825
                                                            -------------------------------------------------------------------

Total income                                                       130,405            23,960          150,972           305,337
                                                            -------------------------------------------------------------------

General and administrative expenses                                  4,857                 -                -             4,857
Advisor asset management fee (D)                                         -                 -                -                 -
Property operating expenses (G)                                     32,522             6,149           38,481            77,152
Depreciation and amortization (E)                                   47,973             9,904           68,789           126,666
                                                            -------------------------------------------------------------------

Total expenses                                                      85,352            16,053          107,270           208,675
                                                            -------------------------------------------------------------------

Operating income                                                    45,053             7,907           43,702            96,662

Other income                                                         3,681                 -                -             3,681
Interest expense (H)                                               (33,175)           (7,577)         (49,203)          (89,955)
Realized loss on sale of treasury contacts                          (3,667)                -                -            (3,667)
Minority interests                                                     398                 -                -               398
Equity in earnings (losses) of unconsolidated
  entities                                                            (589)                -                -              (589)
                                                            -------------------------------------------------------------------

Net income (loss)                                           $       11,701               330           (5,501)            6,530
                                                            ===================================================================

Other comprehensive income:
  Unrealized gain/loss on investment securities                        241                 -                -               241
                                                            -------------------------------------------------------------------

Comprehensive income (loss)                                 $       11,942               330           (5,501)            6,771
                                                            ===================================================================

Weighted average number of shares of common stock
  outstanding, basic and diluted (F)                                98,563                                              122,413
                                                            ==============                                      ===============

Net income (loss) per share, basic and diluted (F)                     .12                                                  .05
                                                            ==============                                      ===============

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to December 31, 2004 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of March 14, 2005 are as though the properties were acquired January 1, 2004.

                                                         Gross Income
                                                           & Direct                                 Total
                                                           Operating           Pro Forma          Pro Forma
                                                         Expenses (1)         Adjustments        Adjustments
                                                      ----------------------------------------------------------
       Rental income                                  $            20,258              (329)              19,929
       Tenant recovery income                                       4,031                 -                4,031
                                                      ----------------------------------------------------------

       Total income                                                24,289              (329)              23,960
                                                      ----------------------------------------------------------

       Advisor asset management fee                                     -                 -                    -
       Property operating expenses                                  5,071             1,078                6,149
       Depreciation and amortization                                    -             9,904                9,904
       Interest expense                                                 -             7,577                7,577
                                                      ----------------------------------------------------------

       Total expenses                                               5,071            18,559               23,630
                                                      ----------------------------------------------------------

       Net income (loss)                              $            19,218           (18,888)                 330
                                                      ==========================================================

(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Coram Plaza, Mesa Fiesta, Green's Corner, Newton Crossroads, Stilesboro Oaks, Pleasant Run Towne Crossing, Shoppes at Lake Andrew, Fairgrounds Plaza, Midtown Center, Trenton Crossing, Lakepointe Towne Center and Stateline Station.

     As previously reported, an audit of Magnolia Square was going to be performed, however, no audit was required in accordance with Rule 3.14 of Regulation S-X.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

(C) Total pro forma adjustments for acquisitions consummated as of March 14, 2005 are as though the properties were acquired January 1, 2004. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur, Academy Sports - Midland, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio or CVS Pharmacy - Jacksonville as the properties were completed in 2004 and there were no significant operations prior to the Company's acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to the Company's funding of the notes receivable.

                                                         Gross Income
                                                           & Direct                                 Total
                                                           Operating           Pro Forma          Pro Forma
                                                         Expenses (1)         Adjustments        Adjustments
                                                      ---------------------------------------------------------
       Rental income                                  $           130,679            (2,797)            127,882
       Tenant recovery income                                      23,090                 -              23,090
                                                      ---------------------------------------------------------

       Total revenues                                             153,769            (2,797)            150,972
                                                      ---------------------------------------------------------

       Advisor asset management fee                                     -                 -                   -
       Property operating expenses                                 31,779             6,702              38,481
       Depreciation and amortization                                    -            68,789              68,789
       Interest expense                                                 -            49,203              49,203
                                                      ---------------------------------------------------------

       Total expenses                                              31,779           124,694             156,473
                                                      ---------------------------------------------------------

       Net income (loss)                              $           121,990          (127,491)             (5,501)
                                                      =========================================================

(1) Unaudited combined gross income and direct operating expenses from January 1, 2004 through the date of acquisition based on information provided by the Seller for the following properties:

     CorWest Plaza, Hickory Ridge, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes of Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre, Bed, Bath & Beyond Plaza, Denton Crossing, Azalea Square, Lake Mary Pointe, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Publix Center (Shoppes at Park West), Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Five Forks, Placentia Town Center, Gateway Station, Northwoods Center, Shops at Forest Commons, Gateway Pavilions, Henry Town Center, McAllen Shopping Center, 23rd Street Plaza, Southlake Town Square, Irmo Station, Evans Towne Centre, Cottage Plaza, Village at Quail Springs, Phenix Crossing, Magnolia Square, Holliday Towne Center, Southgate Plaza and High Ridge Crossing.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

     Gross rental income from January 1, 2004 through the date of acquisition based on information provided by tenant net leases for the following properties:

     Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Academy Sports - Houma, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Academy Sports - Port Arthur, CVS Pharmacy - Sylacauga, Academy Sports - Midland, Zurich Towers, the American Express portfolio, Maytag Distribution Center, Hobby Lobby - Concord, Stanley Works, Academy Sports - San Antonio, CVS Pharmacy - Jacksonville, and CarMax - San Antonio.

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Academy Sports - Houma                                              2,920,000               5.120%            09/09
      Academy Sports - Midland                                            2,338,000               5.120%            01/10
      Academy Sports - Port Arthur                                        2,775,000               5.120%            11/09
      Adademy Sports - San Antonio                                        3,933,000               5.060%            02/10
      Alison's Corner                                                     3,850,000               4.272%            06/10
      American Express - Markham, Ontario                                25,380,000              4.2675%            02/15
      American Express - Depere, WI                                      11,623,000              4.2975%            01/15
      American Express - 31st Avenue - Phoenix                           31,860,000              4.2675%            01/15
      American Express - 19th Avenue - Phoenix                            8,260,000              4.2675%            01/15
      American Express - Minneapolis                                     56,050,000              4.2675%            01/15
      American Express - Greensboro, NC                                  33,040,000              4.2675%            01/15
      American Express - Fort Lauderdale, FL                             37,170,000              4.2675%            01/15
      American Express - Salt Lake City                                  28,320,000              4.2975%            03/15
      Arvada Marketplace and Arvada Connection                           28,510,000               4.130%            07/09
      Azalea Square                                                      16,535,000               5.010%            12/09
      Bed Bath & Beyond Plaza                                            11,193,000               5.170%            12/09
      Best on the Boulevard                                              19,525,000               3.990%            05/09
      Bluebonnet Parc                                                    12,100,000               4.372%            05/09
      Boulevard at the Capital Centre                                    71,500,000               5.120%            10/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Cardiff Hall East                                                   5,109,000               8.020%            08/10
      Cottage Plaza                                                      13,025,000               4.600%            04/10
      Coram Plaza                                                        20,755,000               4.550%            02/10
      CorWest Plaza                                                      18,150,000               4.560%            02/09
      Cranberry Square                                                   10,900,000               4.975%            08/09
      CVS Pharmacy - Sylacauga                                            1,685,000               5.060%            01/10
      Davis Towne Crossing                                                5,365,000               5.185%            09/09
      Denton Crossing                                                    35,200,000               4.300%            01/10
      Dorman Center                                                      27,610,000               4.180%            05/09
      Eastwood Towne Center                                              46,750,000               4.640%            07/09
      Eckerds Drug Stores (4)                                             6,800,000               5.275%            08/09
      Edgemont Town Center                                                8,600,000               4.430%            03/10
      Evans Towne Centre                                                  5,005,000               4.670%            02/10
      Fairgrounds Plaza                                                  15,982,000               5.690%            01/33
      Five Forks                                                          4,483,000               4.815%            02/10
      Forks Town Center                                                  10,395,000               4.970%            09/09
      Fox Creek Village                                                  11,485,000               5.210%            12/09
      Fullerton Metrocenter                                              28,050,000               5.090%            08/09
      Gateway Pavilions                                                  35,842,000               4.670%            01/10
      Gateway Plaza                                                      18,163,000               5.100%            09/09
      Gateway Village (Note A)                                           27,233,000         LIBOR + 113             07/09
      Gateway Village (Note B)                                            4,225,000         LIBOR + 200             08/05
      GMAC Insurance                                                     33,000,000               4.610%            10/09
      Governor's Marketplace                                             20,625,000               5.185%            09/09
      Green's Corner                                                      7,022,000               4.500%            02/10
      Gurnee Town Center                                                 24,360,000               4.597%            01/10
      Harris Teeter - Wilmington                                          3,960,000               4.915%            11/09
      Harvest Towne Center                                                5,005,000               4.935%            01/10
      Henry Town Center                                                  35,815,000               5.420%            01/13
      Heritage Towne Crossing                                             8,950,000               4.374%            06/09
      Hickory Ridge                                                      23,650,000               4.531%            02/09
      Hobby Lobby - Concord                                               3,025,000              5.1150%            02/10
      Holliday Towne Center                                               8,050,000               5.180%            04/10
      Huebner Oaks Center (Note A)                                       31,723,000               4.200%            07/10
      Huebner Oaks Center (Note B)                                       16,277,000               3.960%            07/10
      Irmo Station                                                        7,085,000               5.124%            02/10
      John's Creek Village                                               23,300,000               5.100%            08/09
      Kohl's - Wilshire Plaza III                                         5,418,000               5.120%            12/09
      La Plaza Del Norte                                                 32,528,000               4.610%            03/10
      Lake Mary Pointe                                                    3,658,000               5.170%            12/09
      Lakewood Towne Center (Note A)                                     44,000,000               2.680%            06/09
      Lakewood Towne Center (Note B)                                      7,260,000               3.830%            07/05
      Larkspur Landing                                                   33,630,000               4.450%            02/09
      Lincoln Park                                                       26,153,000               4.610%            11/09
      Low Country Village - Phase I                                       5,370,000               4.960%            10/09
      Low Country Village - Phase II                                      5,440,000               5.130%            05/09
      MacArthur Crossing                                                 12,700,000               4.290%            05/09
      Magnolia Square                                                    10,265,000               5.115%            03/10
      Manchester Meadows                                                 31,065,000               4.480%            09/07

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (unaudited)

                                                                          Principal       Interest           Maturity
                                                                            Balance         Rate               Date
                                                                     -----------------------------------------------------
      Mansfield Towne Crossing                                           10,982,000               5.215%            12/09
      Maytag Distribution Center                                         12,740,000               4.840%            04/10
      McAllen Shopping Center                                             2,455,000               5.060%            03/10
      Mesa Fiesta                                                        23,500,000               5.300%            02/10
      Midtown Center                                                     28,228,000               4.460%            03/10
      Mitchell Ranch Plaza                                               18,700,000               4.480%            10/09
      Newnan Crossing II                                                  2,223,000               4.380%            05/09
      Newton Crossroads                                                   5,548,000               4.500%            02/10
      North Ranch Pavilion                                               10,157,000               4.120%            04/09
      North Rivers Town Center                                           11,050,000               4.760%            05/09
      Northgate North                                                    26,650,000               4.600%            07/08
      Northpointe Plaza                                                  30,850,000               4.272%            05/09
      Northwoods Center                                                  11,192,500               4.815%            01/10
      Oswego Commons                                                     19,262,000               4.750%            12/09
      Paradise Valley Marketplace                                        15,681,000               4.550%            05/09
      Peoria Crossings                                                   20,497,000               4.090%            04/09
      Pine Ridge Plaza                                                   14,700,000               5.085%            08/09
      Plaza at Marysville                                                11,800,000               5.085%            08/09
      Plaza Santa Fe II                                                  17,394,000               6.200%            12/12
      Pleasant Run Towne Crossing                                        22,800,000               5.215%            01/10
      Promenade at Red Cliff                                             10,590,000               4.290%            05/09
      Publix Center                                                       6,655,000               4.597%            01/10
      Reisterstown Road Plaza                                            49,650,000               5.300%            09/09
      Saucon Valley Square                                                8,851,000               5.115%            10/09
      Shoppes at Lake Andrew                                             15,657,000               5.000%            03/14
      Shoppes at Quarterfield                                             6,067,000               4.280%            04/09
      Shoppes of Dallas                                                   7,179,000               4.960%            04/09
      Shoppes of Prominence Point                                         9,954,000               5.235%            09/09
      Shops at Forest Commons                                             5,230,000               6.340%            09/13
      Southlake Town Square                                              70,571,000               4.550%            03/10
      Southlake Town Square II                                           10,429,000               4.550%            03/10
      Stilesboro Oaks                                                     6,592,000               4.500%            02/10
      The Columns - Phase I                                              11,423,000               4.910%            11/09
      The Columns - Phase II                                              3,442,000               4.950%            05/09
      The Shops at Boardwalk                                             20,150,000               4.130%            08/09
      Tollgate Marketplace                                               39,765,000          LIBOR +120             07/09
      Towson Circle (Note A)                                             15,647,500               5.100%            07/09
      Towson Circle (Note B)                                              3,550,000         LIBOR + 200             08/05
      Trenton Crossing                                                   19,307,000               4.460%            05/10
      University Town Center                                              5,810,000               4.430%            03/10
      Village at Quail Springs                                            5,740,000               5.060%            03/01
      Village Shoppes at Simonton                                         7,562,000               4.960%            10/09
      Wal-Mart Supercenter - Blytheville                                  7,100,000               4.390%            09/09
      Wal-Mart Supercenter - Jonesboro                                    6,088,500               5.085%            09/09
      Watauga Pavilion                                                   17,100,000               4.140%            06/10
      Winchester Commons                                                  7,235,000               5.120%            12/09
      Wrangler Company Western Headquarters                              11,300,000               5.090%            08/27
      Zurich Towers                                                      81,420,000               4.247%            12/34

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Henry Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Henry Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 3, 2005

                                HENRY TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                                    FOR THE
                                                                               NINE MONTHS ENDED      FOR THE YEAR ENDED
                                                                               SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                                                               ------------------      -----------------
                                                                                  (unaudited)
Gross income:
  Base rental income                                                           $        3,540,928     $        4,683,921
  Operating expense and real estate tax recoveries                                        915,538              1,147,948
                                                                               ------------------     ------------------

      Total gross income                                                                4,456,466              5,831,869
                                                                               ------------------     ------------------

Direct operating expenses:
  Operating expenses                                                                      331,664                364,629
  Insurance                                                                                78,557                114,931
  Real estate taxes                                                                       514,565                666,104
  Interest expense                                                                      1,486,640              1,978,300
                                                                               ------------------     ------------------

      Total direct operating expenses                                                   2,411,426              3,123,964
                                                                               ------------------     ------------------

      Excess of gross income over direct operating expenses                    $        2,045,040     $        2,707,905
                                                                               ==================     ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                HENRY TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

(1)  Business

Henry Town Center ("the Property") is located in McDonough, GA. The Property consists of approximately 380,942 square feet of gross leasable area and was approximately 100% occupied at December 31, 2003. The Property is leased to a total of 42 tenants and has two ground leases. Of these, one tenant accounts for approximately 22% of base rental revenue for the year ended December 31, 2003. On December 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has two ground leases that are classified as operating leases with terms extending through 2012 and 2022. Total ground lease income was $301,228 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $79,576 for the year ended December 31, 2003.

                                HENRY TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 19 years, as of December 31, 2003, are as follows:

                                             YEAR
                                             ----
                                             2004          $   4,649,668
                                             2005              4,633,825
                                             2006              4,580,016
                                             2007              4,405,775
                                             2008              3,484,283
                                          Thereafter          26,367,048
                                                           -------------

                                                           $  48,120,615
                                                           =============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)  Interest Expense

IWRRETI assumed a $35,814,616 mortgage loan secured by the Property in connection with the acquisition. This mortgage loan had an original balance of $36,000,000, and was paid down by an additional $185,384 in 2004 prior to IWRRETI assuming the loan. The mortgage loan bears a fixed interest rate of 5.42%, payable in monthly installments of principal and interest, and matures on January 11, 2013.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

                                             YEAR
                                             ----
                                             2004          $           -
                                             2005                475,022
                                             2006                501,793
                                             2007                530,073
                                             2008                554,578
                                          Thereafter          33,753,150
                                                           -------------

                                                           $  35,814,616
                                                           =============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from Ceruzzi Holdings for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from Ceruzzi Holdings for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
January 22, 2005

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                                            FOR THE YEAR ENDED
                                                                             DECEMBER 31, 2004
                                                                            ------------------
Gross income:
  Base rental income                                                        $        4,295,301
  Operating expense and real estate tax recoveries                                     444,729
                                                                            ------------------

      Total gross income                                                             4,740,030
                                                                            ------------------

Direct operating expenses:
  Operating expenses                                                                   393,558
  Insurance                                                                             31,380
  Real estate taxes                                                                    207,147
  Interest expense                                                                     931,059
                                                                            ------------------

      Total direct operating expenses                                                1,563,144
                                                                            ------------------

      Excess of gross income over direct operating expenses                 $        3,176,886
                                                                            ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

(1)  Business

The Properties Acquired from Ceruzzi Holdings consist of:

                                          Gross                                          Occupancy At
             Name                     Leasable Area            Location                December 31, 2004
             ----                     -------------            --------                -----------------
       Coram Plaza                       141,780               Coram, NY                      92%

       Fairgrounds Plaza               Ground lease         Middletown, NY

The Properties are leased to a total of 22 tenants and has one ground lease. Of these, one tenant and the ground lease account for 79% of base rental revenue for the year ended December 31, 2004. On December 23, 2004 and January 5, 2005, respectively, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired Coram Plaza and Fairgrounds Plaza from Ceruzzi Holdings, an unaffiliated third party. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned Coram Plaza.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals.

The Properties have one ground lease that is classified as an operating lease with terms extending through January 31, 2028. Total ground lease income was $1,769,970 and is included in base rental income in the accompanying Combined Historical Summary for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $929,878 for the year ended December 31, 2004.

                    PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 35 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        4,233,364
                         2006                        4,142,951
                         2007                        4,048,334
                         2008                        3,948,586
                         2009                        3,971,733
                      Thereafter                    65,540,843
                                            ------------------

                                            $       85,885,811
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(5)  Interest Expense

IWRRETI assumed a $15,982,376 mortgage loan secured by Fairgrounds Plaza in connection with the acquisition. This mortgage loan had an original balance of $16,375,000, and was paid down by an additional $16,547 in 2005 prior to IWRRETI assuming the loan. The mortgage loan bears a fixed interest rate of 5.69%, payable in monthly installments of principal and interest, and matures on February 1, 2033.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

                         YEAR
                         ----
                         2005               $          205,564
                         2006                          235,268
                         2007                          249,206
                         2008                          261,451
                         2009                          279,457
                      Thereafter                    14,751,430
                                            ------------------

                                            $       15,982,376
                                            ==================

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from FFI American Market Fund, L.P. ("the Properties") for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from FFI American Market Fund, L.P. for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Atlanta, Georgia
March 2, 2005

             PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,567,103
  Operating expense and real estate tax recoveries                      549,895
                                                             ------------------

     Total gross income                                               3,116,998
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    336,187
  Insurance                                                             179,097
  Real estate taxes                                                      43,656
                                                             ------------------

     Total direct operating expenses                                    558,940
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,558,058
                                                             ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

           THE PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

The Properties acquired from FFI American Market Fund, L.P. ("the Properties") consist of the following:

                                    Gross                                Occupancy at
           Name                 Leasable Area       Location          December 31, 2004
           ----                 -------------       --------          -----------------
     Green's Corner                82,792          Cumming, GA              100%
     Newton Crossroads             78,896         Covington, GA             100%
     Stilesboro Oaks               80,772          Acworth, GA              100%

The Properties are leased to a total of 36 tenants and has one ground lease. Of these, one tenant, that occupies space in each of the three properties, accounts for approximately 56% of base rental revenue for the year ended December 31, 2004. On December 29, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Properties from FFI American Market Fund, L.P., an unaffiliated third party. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Properties.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

The Properties have one ground lease that is classified as an operating lease with terms extending through July 15, 2017. Total ground lease income was $51,106 and is included in base rental income in the accompanying Combined Historical Summary for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $19,354 for the year ended December 31, 2004.

             PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 18 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,596,907
                         2006                        2,434,256
                         2007                        2,157,007
                         2008                        1,758,671
                         2009                        1,620,053
                      Thereafter                    14,439,590
                                            ------------------

                                            $       25,006,484
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Shoppes at Lake Andrew ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shoppes at Lake Andrew for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
January 26, 2005

                             SHOPPES AT LAKE ANDREW
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,907,240
  Operating expense and real estate tax recoveries                      385,623
                                                             ------------------

     Total gross income                                               2,292,863
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    138,198
  Insurance                                                              47,877
  Real estate taxes                                                     227,361
                                                             ------------------

     Total direct operating expenses                                    413,436
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,879,427
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                             SHOPPES AT LAKE ANDREW
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Shoppes at Lake Andrew ("the Property") is located in Melbourne, FL. The Property consists of approximately 144,752 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is leased to a total of 18 tenants, of which five tenants account for approximately 65% of base rental revenue for the year ended December 31, 2004. On December 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party. The Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Property.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $46,547 for the year ended December 31, 2004.

                             SHOPPES AT LAKE ANDREW
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 12 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,033,910
                         2006                        2,036,159
                         2007                        2,040,439
                         2008                        2,010,768
                         2009                        1,735,132
                      Thereafter                     6,987,372
                                            ------------------

                                            $       16,843,780
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mesa Fiesta ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mesa Fiesta for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Atlanta, Georgia
March 2, 2005

                                   MESA FIESTA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,491,382
  Operating expense and real estate tax recoveries                      525,213
                                                             ------------------

     Total gross income                                               3,016,595
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    132,419
  Insurance                                                              74,524
  Real estate taxes                                                     320,061
                                                             ------------------

     Total direct operating expenses                                    527,004
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,489,591
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                   MESA FIESTA
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Mesa Fiesta ("the Property") is located in Mesa, Arizona. The Property consists of approximately 194,892 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is leased to a total of 8 tenants, of which 3 tenants account for approximately 57% of base rental revenue for the year ended December 31, 2004. On December 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party. The Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned the Property.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $25,314 for the year ended December 31, 2004.

                                   MESA FIESTA
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from three to six years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,700,054
                         2006                        2,717,769
                         2007                        2,658,117
                         2008                        2,646,222
                         2009                        1,289,448
                      Thereafter                        48,038
                                            ------------------

                                            $       12,059,648
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Midtown Center ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Midtown Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 19, 2005

                                 MIDTOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        2,984,727
  Operating expense and real estate tax recoveries                      673,088
  Contingent rent                                                        70,071
  Other income                                                            6,525
                                                             ------------------

     Total gross income                                               3,734,411
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    436,819
  Insurance                                                              21,483
  Real estate taxes                                                     353,680
                                                             ------------------

     Total direct operating expenses                                    811,982
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,922,429
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 MIDTOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Midtown Center ("the Property") is located in Milwaukee, Wisconsin. The Property consists of approximately 319,108 square feet of gross leasable area and was approximately 98% occupied at December 31, 2004. The Property is leased to a total of 24 tenants, of which two tenants account for approximately 62% of base rental revenue for the year ended December 31, 2004. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") purchased the Property on January 10, 2005, from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $70,071 was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $135,609 for the year ended December 31, 2004.

                                 MIDTOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        3,408,623
                         2006                        3,417,970
                         2007                        3,391,311
                         2008                        3,256,084
                         2009                        3,106,530
                      Thereafter                    30,495,875
                                            ------------------

                                            $       47,076,393
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Trenton Crossing ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Trenton Crossing for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP



Chicago, Illinois
February 1, 2005

                                TRENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,700,789
  Operating expense and real estate tax recoveries                      334,703
                                                             ------------------

     Total gross income                                               2,035,492
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    140,992
  Insurance                                                              55,393
  Real estate taxes                                                     294,395
                                                             ------------------

     Total direct operating expenses                                    490,780
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,544,712
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                TRENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Trenton Crossing ("the Property") is located in McAllen, TX. The Property consists of approximately 225,560 square feet of gross leasable area and was approximately 86% occupied at December 31, 2004. The Property is leased to a total of 18 tenants, of which four tenants account for approximately 67% of base rental revenue for the year ended December 31, 2004. On February 10, 2005, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $68,184 for the year ended December 31, 2004.

                                TRENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 10 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,180,569
                         2006                        2,199,706
                         2007                        2,191,491
                         2008                        2,159,838
                         2009                        1,704,403
                      Thereafter                     8,910,041
                                            ------------------

                                            $       19,346,048
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties acquired from Weber & Company for the year ended December 31, 2004. This Combined Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from Weber & Company for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 26, 2005

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        3,213,870
  Operating expense and real estate tax recoveries                      747,932
  Contingent rent                                                         9,934
                                                             ------------------

     Total gross income                                               3,971,736
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    350,520
  Insurance                                                             116,888
  Real estate taxes                                                     785,759
                                                             ------------------

     Total direct operating expenses                                  1,253,167
                                                             ------------------

     Excess of gross income over direct operating expenses   $        2,718,569
                                                             ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
 Notes to Combined Historical Summary of Gross Income and Direct Operating
                  Expenses For the year ended December 31, 2004

(1)  Business

The Properties acquired from Weber & Company consist of:

                                       Gross                                   Occupancy at
                  Name              Leasable Area         Location           December 31, 2004
                  ----              -------------         --------           -----------------
     Lakepointe Towne Crossing         193,503         Lewisville, TX               69%
     Pleasant Run Towne Crossing       205,230         Cedar Hill, TX               88%

The Properties are leased to a total of 30 tenants and has three ground leases. Of these, eight tenants account for 65% of base rental revenue for the year ended December 31, 2004. On December 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired Pleasant Run Towne Crossing from Weber & Company, an unaffiliated third party. IWRRETI is expected to close on the acquisition of Lakepointe Towne Crossing in the second quarter of 2005. The Combined Historical Summary for the year ended December 31, 2004 includes gross income and direct operating expenses for a full year, including the period for which IWRRETI owned Pleasant Run Towne Crossing.

(2)  Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $9,934 was earned the year ended December 31, 2004.

The Properties have three ground leases that are classified as operating leases with terms extending through May 31, 2024. Total ground lease income was $147,177 and included in base rental income in the accompanying Combined Historical Summary of the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $310,065 for the year ended December 31, 2004.

                    PROPERTIES ACQUIRED FROM WEBER & COMPANY
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from two to 20 years, as of December 31, 2004, are as follows:

                         YEAR
                         ----
                         2005               $        4,979,148
                         2006                        5,046,516
                         2007                        5,046,516
                         2008                        4,967,816
                         2009                        4,456,005
                      Thereafter                    27,846,203
                                            ------------------

                                            $       52,342,204
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Stateline Station ("the Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Stateline Station for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
February 26, 2005

                                STATELINE STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                             ------------------
Gross income:
  Base rental income                                         $        1,220,522
  Operating expense and real estate tax recoveries                      304,637
                                                             ------------------

     Total gross income                                               1,525,159
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    172,550
  Insurance                                                              40,220
  Real estate taxes                                                     197,006
                                                             ------------------

     Total direct operating expenses                                    409,776
                                                             ------------------

     Excess of gross income over direct operating expenses   $        1,115,383
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                STATELINE STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

(1)  Business

Stateline Station ("the Property") is located in Kansas City, MO. The Property consists of approximately 132,152 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 16 tenants, of which four tenants account for approximately 76% of base rental revenue for the year ended December 31, 2004. On March 8, 2005, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $30,917 for the year ended December 31, 2004.

                                STATELINE STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004

Minimum rents to be received from tenants under operating leases, which terms range from one to 11 years, as of December 31 2004, are as follows:

                         YEAR
                         ----
                         2005               $        2,003,064
                         2006                        2,027,680
                         2007                        2,029,623
                         2008                        2,037,394
                         2009                        1,877,860
                      Thereafter                     7,725,391
                                            ------------------

                                            $       17,701,012
                                            ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                             MCALLEN SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          332,768
  Operating expense and real estate tax recoveries                       38,226
                                                             ------------------

Total gross income                                                      370,994
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     22,627
  Real estate taxes                                                      37,784
  Insurance                                                              21,110
                                                             ------------------

Total direct operating expenses                                          64,009
                                                             ------------------

Excess of gross income over direct operating expenses        $          286,421
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                             MCALLEN SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of McAllen Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                                23RD STREET PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          510,380
  Operating expense and real estate tax recoveries                       49,298
                                                             ------------------

Total gross income                                                      370,994
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                      8,968
  Real estate taxes                                                      59,455
  Insurance                                                               2,228
                                                             ------------------

Total direct operating expenses                                          70,651
                                                             ------------------

Excess of gross income over direct operating expenses        $          489,027
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                23RD STREET PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of 23rd Street Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                                 PHENIX CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from July 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                                 July 1, 2004
                                                              (commencement of
                                                             operations) through
                                                              December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           298,203
  Operating expense and real estate tax recoveries                        40,844
                                                             -------------------

Total gross income                                                       339,047
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      45,019
  Real estate taxes                                                       26,419
  Insurance                                                                7,154
                                                             -------------------

Total direct operating expenses                                           78,592
                                                             -------------------

Excess of gross income over direct operating expenses        $           260,455
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 PHENIX CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from July 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Phenix Crossing to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2004 (commencement of operations) to December 31, 2004.

                                 MAGNOLIA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from February 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                              February 1, 2004
                                                              (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           703,210
  Operating expense and real estate tax recoveries                       106,846
                                                             -------------------

Total gross income                                                       810,056
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      55,965
  Real estate taxes                                                       39,505
  Insurance                                                                9,876
                                                             -------------------

Total direct operating expenses                                          105,346
                                                             -------------------

Excess of gross income over direct operating expenses        $           704,710
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 MAGNOLIA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from February 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Magnolia Square to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from February 1, 2004 (commencement of operations) to December 31, 2004.

                                  COTTAGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from November 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                               November 1, 2004
                                                               (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $          196,247
  Operating expense and real estate tax recoveries                       10,821
                                                             ------------------

Total gross income                                                      207,068
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     13,398
  Real estate taxes                                                      27,217
  Insurance                                                               3,227
                                                             ------------------

Total direct operating expenses                                          43,842
                                                             ------------------

Excess of gross income over direct operating expenses        $          163,226
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  COTTAGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from November 1, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Cottage Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from November 1, 2004 (commencement of operations) to December 31, 2004.

                            VILLAGE AT QUAIL SPRINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          522,678
  Operating expense and real estate tax recoveries                       80,998
                                                             ------------------

Total gross income                                                      603,676
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                     84,533
  Real estate taxes                                                      22,611
  Insurance                                                              44,546
                                                             ------------------

Total direct operating expenses                                         151,690
                                                             ------------------

Excess of gross income over direct operating expenses        $          451,986
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                            VILLAGE AT QUAIL SPRINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Village at Quail Springs to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                              HOLLIDAY TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2004 (unaudited)

                                                             For the year ended
                                                              December 31 2004
                                                             ------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $          997,591
  Operating expense and real estate tax recoveries                      166,812
                                                             ------------------

Total gross income                                                    1,164,403
                                                             ------------------

Direct operating expenses:
  Operating expenses                                                    153,699
  Real estate taxes                                                      81,949
  Insurance                                                              28,475
                                                             ------------------

Total direct operating expenses                                         264,123
                                                             ------------------

Excess of gross income over direct operating expenses        $          900,280
                                                             ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                              HOLLIDAY TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Holliday Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2004.

                               HIGH RIDGE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 17, 2004 (commencement of operations)
                      through December 31, 2004 (unaudited)

                                                             For the period from
                                                                 May 17, 2004
                                                               (commencement of
                                                             operations) through
                                                               December 31 2004
                                                             -------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                         $           347,416
  Operating expense and real estate tax recoveries                       126,501
                                                             -------------------

Total gross income                                                       473,917
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                     106,893
  Real estate taxes                                                       56,962
  Insurance                                                                4,813
                                                             -------------------

Total direct operating expenses                                          168,668
                                                             -------------------

Excess of gross income over direct operating expenses        $           305,249
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                               HIGH RIDGE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 17, 2004 (commencement of operations)
                        to December 31, 2004 (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) to December 31, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of High Ridge Crossing to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from May 17, 2004 (commencement of operations) to December 31, 2004.

[INLAND WESTERN LOGO]

                                   PROSPECTUS
                       270,000,000 shares of common stock

$10.00 per share: Minimum Initial Purchase - 300 shares (100 shares for Tax-Exempt Entities)

We are a real estate investment trust or a REIT. We were formed in 2003 to acquire and manage properties which are located primarily in states west of the Mississippi River. As of December 7, 2004, we owned 91 properties which have an aggregate gross leasable area of approximately 16.1 million square feet. No public market currently exists for our shares of common stock and our shares cannot be readily sold.

We are offering 250,000,000 shares to investors who meet our suitability standards; and up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share). The common stock will be issued in book entry form only.

The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 250,000,000 of our shares. Your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association, and will be held in trust for your benefit, pending release to us. Subscription proceeds are expected to be released to us as subscriptions are accepted. This offering will end no later than December 21, 2005, unless we elect to extend it to a date no later than December 21, 2006 in states that permit us to make this extension.

INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

   - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);
   - we have no ownership in our business manager/advisor and the business manager/advisor is owned by our sponsor or their affiliates;
   - our business manager/advisor and its affiliates will receive substantial fees, including participation in proceeds from the sale, refinancing or liquidation of our assets
   - our business manager/advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group;
   - there are limits on ownership, transferability and redemption of shares;
   - risks that the incentive structure of fees payable to our business manager/advisor and its affiliates may encourage our business manager/advisor to make investments that have greater risks to generate higher fees; and
   - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Any stockholder loss of capital will be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                             Per Share           Max. Offering
Public offering price, primary shares (1).................   $   10.00        $ $2,500,000,000
Public offering price, distribution reinvestment program..   $    9.50        $    190,000,000
Selling commissions (1)...................................   $    1.05        $    262,500,000
Proceeds, before expenses, to us..........................   $    8.95        $  2,427,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

                The date of this Prospectus is December 21, 2004.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

         In order to purchase shares, you must:

         -    Meet the financial suitability standards, and

         -    Purchase a minimum number of shares.

         SUITABILITY STANDARDS

         Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

         We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION

                                        a

OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

         GENERAL STANDARDS FOR ALL INVESTORS

         -    Minimum net worth of at least $150,000; or

         - Minimum annual gross income of at least $45,000 and net worth of at least $45,000.

         Standards for Maine Residents

         -    Minimum net worth of $200,000, or

         - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

         Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

         -    Minimum net worth of $225,000, or

         - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

         Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

         - In addition to meeting the general standards for all investors, your investment may not exceed 10% of your liquid net worth.

         In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

         In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

         MINIMUM PURCHASE

         Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

                                        b

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

         - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

         - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

         - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

         The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

         Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

         [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                        c

                                TABLE OF CONTENTS

                                                                                             PAGE
WHO MAY INVEST..................................................................................a

    Suitability Standards.......................................................................a

    Minimum Purchase............................................................................b

PROSPECTUS SUMMARY..............................................................................1

    Inland Western Retail Real Estate Trust, Inc................................................1

    The types of real estate that we may acquire and manage.....................................1

    Our sponsor, our business manager/advisor and The Inland Group..............................2

    Conflicts of interest.......................................................................4

    Compensation to be paid to our business manager/advisor and affiliates......................5

    Primary business objective and strategies...................................................8

    Terms of the offering.......................................................................9

    Is an investment in us appropriate for you?................................................10

    Distributions..............................................................................10

    Real property investments..................................................................10

    Share repurchase program...................................................................10

    Estimated Use of Proceeds..................................................................11

RISK FACTORS...................................................................................12

    Our common stock is not currently listed on an exchange or trading market and cannot be readily sold..........................................................................12

    The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold..............................................12

    You do not know what real properties and other assets we may acquire in the future, and must rely on our business manager/advisor, our board and officers to select them and stockholders will not participate in these decisions..............................12

    Competition with third parties in acquiring properties will reduce our profitability and the return on your investment.........................................................12

    We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel..13

    We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default.................................................................13

    If we have insufficient working capital reserves, we will have to obtain financing from other sources.........................................................................14

    The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited.............................................................14

    The aggregate amount we may borrow is limited under our articles of incorporation..........14

    Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change........................14

    Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act..............................................16

    There are many factors which can affect distributions to stockholders......................16

    Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment...................................17

    We could issue more shares in the future, which could reduce the market price of our outstanding shares....................................................................18

    Our share repurchase program is limited to 5% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment.........18

    Stockholders have limited control over changes in our policies.............................18

    If we invest in joint ventures, the objectives of our partners may conflict with our objectives............................................................................18

    If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser..............................................................18

    Delays in acquisitions of properties may have an adverse effect............................19

    We may not be able to immediately invest proceeds in real estate, which will harm your returns...............................................................................19

    We depend on our board of directors, business manager/advisor and property managers and losing those relationships could negatively affect our operations.................19

    There are conflicts of interest between us and our affiliates..............................19

    We cannot predict the amounts of compensation to be paid to our business manager/advisor and our other affiliates..............................................................21

    The managing dealer has not made an independent review of us or the prospectus.............22

    Our rights and the rights of our stockholders to take action against our directors and officers and the business manager/advisor are limited.................................22

    The business of our business manager/advisor and our property managers may be acquired by us without further action of our stockholders.........................................22

    Your percentage of ownership may become diluted if we issue new shares of stock............23

    There are inherent risks with real estate investments......................................23

    Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you.........................23

    Rising expenses could reduce cash flow and funds available for future acquisitions.........24

    If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected..............................................24

    Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant................................................................................24

    If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases................................................................................24

    We may incur additional costs in acquiring or re-leasing retail properties.................25

    Our properties will be subject to competition for tenants and customers....................25

    Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions.........................................25

    We may be restricted from re-leasing space.................................................25

    We may be unable to sell a property if or when we decide to do so..........................25

    If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits............26

    Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
         September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability................................26

    Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced...................................................27

    Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry.......................................................................27

    The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.........................................................................27

    Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions......................................................28

    If a sale or leaseback transaction is recharacterized, our financial condition could be adversely affected.................................................................28

    We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you..............................29

    Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations.......................29

    Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation............29

    We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties....................................................29

    Your investment has various federal income tax risks.......................................29

    If we fail to maintain our REIT status, our dividends will not be deductible to us and our income will be subject to taxation................................................30

    You may have tax liability on distributions you elect to reinvest in common stock..........30

    The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a REIT..............................................................30

    Even REITS are subject to federal and state income taxes...................................30

    An investment in our common stock may not be suitable for every employee benefit plan......30

    The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares............................................................31

CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................................32

HOW WE OPERATE.................................................................................34

CONFLICTS OF INTEREST..........................................................................36

COMPENSATION TABLE.............................................................................40

ESTIMATED USE OF PROCEEDS......................................................................48

PRIOR PERFORMANCE OF OUR AFFILIATES............................................................49

    Prior Investment Programs..................................................................49

    Summary Information........................................................................49

    Publicly Registered REITS..................................................................51

    Private Partnerships.......................................................................54

    1031 Exchange Private Placement Offering Program...........................................55

MANAGEMENT.....................................................................................68

    Inland Affiliated Companies................................................................68

    Our General Management.....................................................................71

    Our Directors and Executive Officers.......................................................72

    Committees of Our Board of Directors.......................................................75

    Compensation of Directors and Officers.....................................................76

    Executive Compensation.....................................................................76

    Independent Director Stock Option Plan.....................................................77

    Our Business Manager/Advisor...............................................................78

    Our Advisory Agreement.....................................................................79

    The Property Managers and the Management Agreements........................................82

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR BUSINESS
MANAGER/ADVISOR................................................................................92

PRINCIPAL STOCKHOLDERS.........................................................................95

OUR STRUCTURE AND FORMATION....................................................................96

    Structure..................................................................................96

SELECTED FINANCIAL DATA........................................................................97

INVESTMENT OBJECTIVES AND POLICIES.............................................................99

    General  ..................................................................................99

    Distributions..............................................................................99

    Types of Investments......................................................................100

    Property Acquisition Standards............................................................101

    Description of Leases.....................................................................102

    Property Acquisition......................................................................102

    Borrowing.................................................................................103

    Sale or Disposition of Properties.........................................................104

    Change in Investment Objectives and Policies..............................................105

    Investment Limitations....................................................................105

    Other Investments.........................................................................105

    Appraisals................................................................................106

    Return of Uninvested Proceeds.............................................................106

    Additional Offerings and Exchange Listing.................................................107

    Joint Ventures............................................................................107

    Construction and Development Activities...................................................107

    Other Policies............................................................................108

REAL PROPERTY INVESTMENTS.....................................................................110

    Investing in REITS........................................................................110

    General  .................................................................................110

    Insurance Coverage on Properties..........................................................112

    Properties................................................................................112

    Retail Shopping Centers...................................................................113

    Neighborhood and Community Shopping Centers...............................................114

    Single-User Properties....................................................................114

    Summary Tabular Presentation of Properties Owned..........................................115

    Description of Properties.................................................................124

    Potential Property Acquisitions...........................................................262

    Tenant Lease Expiration...................................................................292

    Tenant Concentration......................................................................293

    Property Allocation.......................................................................295

CAPITALIZATION................................................................................297

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION...............................298

DESCRIPTION OF SECURITIES.....................................................................324

    Authorized Stock..........................................................................324

    Common Stock..............................................................................324

    Preferred Stock...........................................................................325

    Issuance of Additional Securities and Debt Instruments....................................326

    Restrictions on Issuance of Securities....................................................326

    Restrictions on Ownership and Transfer....................................................327

    Anti-Takeover Provisions of Maryland Law and Our Articles of Incorporation and Bylaws.....329

SHARES ELIGIBLE FOR FUTURE SALE...............................................................332

    Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding
         Securities...........................................................................332

    Securities Act Restrictions...............................................................332

    Independent Director Stock Option Plan....................................................333

    Effect of Availability of Shares on Market Price of Shares................................333

    Registration Rights.......................................................................333

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS.......................................................335

    Articles of Incorporation and Bylaw Provisions............................................335

    Stockholders' Meetings....................................................................335

    Board of Directors........................................................................336

    Stockholder Voting Rights.................................................................336

    Rights of Objecting Stockholders..........................................................337

    Stockholder Lists; Inspection of Books and Records........................................337

    Amendment of the Organizational Documents.................................................338

    Dissolution or Termination of the Company.................................................338

    Advance Notice of Director Nominations and New Business...................................338

    Restrictions on Certain Conversion Transactions and Roll-Ups..............................339

    Limitation on Total Operating Expenses....................................................341

    Transactions with Affiliates..............................................................342

    Restrictions on Borrowing.................................................................343

    Restrictions on Investments...............................................................343

FEDERAL INCOME TAX CONSIDERATIONS.............................................................346

    Federal Income Taxation as a REIT.........................................................346

    Federal Income Taxation of Stockholders...................................................353

    Other Tax Considerations..................................................................356

ERISA CONSIDERATIONS..........................................................................357

PLAN OF DISTRIBUTION..........................................................................360

    General  .................................................................................360

    Escrow Conditions.........................................................................360

    Subscription Process......................................................................361

    Representations and Warranties in the Subscription Agreement..............................361

    Determination of Your Suitability as an Investor..........................................362

    Compensation We Will Pay for the Sale of Our Shares.......................................363

    Volume Discounts..........................................................................364

    Deferred Commission Option................................................................365

    Indemnification...........................................................................367

HOW TO SUBSCRIBE..............................................................................369

SALES LITERATURE..............................................................................371

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS.......................................372

    Distribution Reinvestment Program.........................................................372

    Share Repurchase Program..................................................................373

REPORTS TO STOCKHOLDERS.......................................................................376

PRIVACY POLICY NOTICE.........................................................................377

LITIGATION....................................................................................378

RELATIONSHIPS AND RELATED TRANSACTIONS........................................................378

LEGAL MATTERS.................................................................................384

EXPERTS.......................................................................................384

WHERE YOU CAN FIND MORE INFORMATION...........................................................387

Index to Financial Statements                        F-1
Appendix A - Prior Performance Tables                A-1
Appendix B - Distribution Reinvestment Plan          B-1
Appendix C - Subscription Agreement                  C-1
Appendix D - Transfer on Death Designation           D-1
Appendix E1 - Letter of Direction                    E1-1
Appendix E2 - Notice of Revocation                   E2-1
Appendix G - Privacy Policy Notice                   G-1

                               PROSPECTUS SUMMARY

         This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

         INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

         We are a Maryland corporation formed in March 2003 and we operate as a real estate investment trust, or a REIT, for federal and state income tax purposes. Our company owns all of our assets, either directly or indirectly.

         Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

         THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

         Our business manager/advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio does and will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

         The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire quality properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties and properties that we currently have under contract for purchase are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance. As a result, we may have clusters of properties east of the Mississippi.

         We do not intend to invest in real estate properties that are primarily:

         -    farms;
         -    health care facilities;
         -    industrial properties;
         -    leisure home sites;
         -    manufacturing facilities;
         -    mining properties;
         -    ranches;
         -    single-family residential properties;

         -    timberlands; or
         -    unimproved properties not intended to be developed (vacant land).

         Subject to compliance with the applicable requirements under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

         OUR SPONSOR, OUR BUSINESS MANAGER/ADVISOR AND THE INLAND GROUP

         Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our business manager/advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, and our business manager/advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. The principal executive offices of our property managers are located at 2907 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

         The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

         The following organizational chart depicts the services that affiliates of our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                  ||
=================================================================================================================
    ||          ||          ||          ||                                                              ||
----------  ----------  ----------  ----------                                                          ||
  Inland      Inland      Inland      Inland                                                            ||
Northwest   Southwest    Western     Pacific                                                 -----------------------
Management  Management  Management  Management                                               THE INLAND GROUP, INC.*
  Corp.       Corp.       Corp.       Corp.                                                  -----------------------
----------  ----------  ----------  ----------                                                          ||
    ||          ||          ||          ||                                                              ||
==============================================       ==========================================================================
                      ||                                      ||                       ||                         ||         ||
                      ||                                      ||                       ||                         ||         ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
           Inland Holdco Management LLC              The Inland Services          Inland Real             The Inland Real    ||
                                                         Group, Inc.     Estate Investment Corporation   Estate Transactions ||
                                                                                 (our sponsor)               Group, Inc.     ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
    |                 |                  |                    ||                               ||        ||                  ||
    |                 |                  |                    ||                               ||        ||                  ||
----------    ----------------     --------------             ||                               ||        ||                  ||
Inland US     Inland Southwest     Inland Pacific             ||                               ||        ||                  ||
Management        Property            Property         ---------------                         ||        ||                  ||
   LLC           Management          Management        Inland Risk and                         ||        ||                  ||
(property           LLC                 LLC               Insurance                            ||        ||                  ||
 manager)        (property           (property            Management                           ||        ||                  ||
                  manager)            manager)          Services, Inc.                         ||        ||                  ||
----------    ----------------     --------------      ---------------                         ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
---------------------------------------------------           |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                  ----------------------------------------------------------         ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |              ========================================================      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |       Inland Securities   Inland Western Retail Real   Inland Partnership  ||     Inland Mortgage
         |                  |          Corporation    Estate Advisory Services, Inc.   Property Sales    ||  Investment Corporation
         |                  |                         (our business manager/advisor)    Corporation      ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |          |                 |                                               ||              ||
         |                  |          |                 |         ========================================        ============
         |                  |          |                 |         ||           ||                       ||        ||         ||
         |                  |          |                 |         ||       -----------                  ||        ||    -----------
         |            ------------     |                 |    -----------   Inland Real  ------------------  -----------   Inland
         |              Insurance      |                 |    Inland Real     Estate         Inland Real       Inland     Mortgage
         |              Services       |                 |      Estate      Development        Estate         Mortgage    Servicing
         |            ------------     |                 |    Sales, Inc.   Corporation  Acquisitions, Inc.  Corporation Corporation
         |                  |          |                 |    -----------   -----------  ------------------  ----------- -----------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |   --------------      |                |               |           |
         |                  |          |                 |    Real Estate        |                |               |           |
-----------------------     |          |                 |   Sales Services      |                |               |           |
Property Management and     |          |                 |   --------------      |                |               |           |
    Related Services        |          |                 |         |             |                |               |           |
-----------------------     |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  | Securities Sales    Organization,    |     Construction and      Property     Mortgage    Mortgage
         |                  |                   Advisory and Real  |        Development       Acquisition   Brokerage     Loan
         |                  |                    Estate Services   |         Services          Services     Services    Servicing
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
-----------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
-----------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control    Solid lines indicate 100% ownership.
  The Inland Group, Inc. and own            Broken lines indicate service.
  substantially all of its stock.

         Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.

         - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

         - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

         - we have no ownership in our business manager/advisor and the business manager/advisor is owned by our sponsor or their affiliates;

         - our business manager/advisor and its affiliates will receive substantial fees, including participation in proceeds from the sale, refinancing or liquidation of our assets;

         - our business manager/advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

                   - the negotiation of the terms of the advisor and property management agreements;
                   - the allocation of their time between us and their other business ventures;
                   -    decisions whether to acquire and dispose of properties;
                   - the purchase and sale of properties to or from the business manager/advisor and our affiliates; and
                   - the allocation of investment opportunities between us and their other business ventures.

         - we may make distributions that include a return of principal for federal tax purposes;

         - there are limits on ownership, transferability and redemption of shares;

         - our investment policies and strategies may be changed without stockholder consent;

         -    our investments will lack geographic diversification; and

         - risks that incentive structure of fees payable to our business manager/advisor and its affiliates may encourage our business manager/advisor to make investments that have greater risks to generate higher fees.

         CONFLICTS OF INTEREST

         CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR BUSINESS MANAGER/ADVISOR. THESE AFFILIATES INCLUDE INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY TRADED REIT THAT IS SELF-ADMINISTERED AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. GENERALLY PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL

ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

         Some of these conflicts include:

         - competition for the time and services of personnel that work for us and our affiliates, including such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

         - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

         - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for certain properties west of the Mississippi River; and

         - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

         Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

         We have an option to acquire or consolidate into us the business conducted by our business manager/advisor and/or our property managers for shares of common stock.

         COMPENSATION TO BE PAID TO OUR BUSINESS MANAGER/ADVISOR AND AFFILIATES

         We pay our business manager/advisor and affiliates substantial fees for managing our business.

         We will also pay the business manager/advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

         Set forth below is a tabular summary of fees and compensation payable to our business manager/advisor and other affiliates.

Type of Compensation

Nonsubordinated payments:

         Offering stage:

Selling commissions                     7.5% of the sale price for each share
                                        Estimated maximum: $187,500,000. Through
                                        September 30, 2004, we have incurred
                                        $135,587,028 in selling commissions in
                                        connection with our initial public
                                        offering. In our initial public
                                        offering, we intend to sell 250,000,000
                                        shares of our common stock at $10.00 per
                                        share.

Marketing allowance and due             2.5% of the gross offering proceeds for
diligence expense allowance             marketing allowance and 0.5% of the
                                        gross offering proceeds for due
                                        diligence expense allowance. Through
                                        September 30, 2004, we have incurred
                                        $16,811,558 in marketing allowance and
                                        due diligence expense allowance in
                                        connection with our initial public
                                        offering. The actual amount of marketing
                                        allowance and due diligence expense
                                        allowance in connection with this
                                        offering will depend on the number of
                                        shares sold. If there are no special
                                        sales, and we sell the maximum number of
                                        shares offered, approximately
                                        $75,000,000 will be paid for the
                                        marketing allowance and the due
                                        diligence expense allowance.

Reimbursable expenses and other         Estimated amount: $14,684,000. Through
expenses of issuance                    September 30, 2004, we have incurred
                                        $969,524 of reimbursable expenses to our
                                        business manager/advisor in connection
                                        with our initial public offering. In
                                        addition, in connection with our initial
                                        public offering, as of December 31,
                                        2003, our business manager/advisor had
                                        advanced an aggregate of approximately
                                        $1,763,306 for the payment of offering
                                        expenses to non-affiliated third
                                        parties, all of which has been repaid.
                                        Our sponsor has not advanced any
                                        reimbursable expenses in connection with
                                        this offering. We may reimburse up to
                                        $14,684,000 for offering expenses
                                        advanced if we sell the maximum number
                                        of shares offered.

                                        If the offering is not successful, then
                                        our sponsor will be solely responsible
                                        for the offering expenses to the extent
                                        it has not been reimbursed.

Acquisition stage:

Acquisition expenses                    We will reimburse Inland Real Estate
                                        Acquisitions, Inc. for costs incurred,
                                        on our behalf, in connection with the
                                        acquisition of properties. We will pay
                                        an amount, estimated to be up to 0.5% of
                                        the total of (1) the gross offering
                                        proceeds from the sale of 250,000,000
                                        shares and (2) the gross proceeds from
                                        the sale of up to 20,000,000 shares
                                        pursuant to the distribution
                                        reinvestment programs. The acquisition
                                        expenses for any particular property
                                        will not exceed 6% of the gross purchase
                                        price of the property.

Operational stage:

Property management fee                 4.5% of the gross income from the
This fee terminates upon a business     properties. (cannot exceed 90% of the
combination  with our property          fee which would be payable to an
managers.                               unrelated third party). We will pay the
                                        fee for services in connection with the
                                        rental, leasing, operation and
                                        management of the properties. For the
                                        year ended December 31, 2003, and the
                                        nine months ended September 30, 2004, we
                                        have incurred and paid property
                                        management fees of $16,627 and
                                        $2,847,427, of which $16,627 and
                                        $2,847,427 were retained by Inland US
                                        Management LLC, Inland Southwest
                                        Management LLC and Inland Pacific
                                        Management LLC. Actual amounts we will
                                        incur in the future cannot be determined
                                        at the present time.

Loan servicing fee and mortgage         0.08% of the total principal amount of
brokerage fee                           the loans being serviced for each full
                                        year, up to the first $100 million and a
                                        lesser percentage on a sliding scale
                                        thereafter. For the year ended December
                                        31, 2003, and the nine months ended
                                        September 30, 2004, we have incurred and
                                        paid $328 and $63,978 to Inland Mortgage
                                        Servicing Corporation. For the year
                                        ended December 31, 2003, and the nine
                                        months ended September 30, 2004, we have
                                        incurred and paid $59,523 and $2,241,986
                                        to Inland Mortgage Investment
                                        Corporation.

Reimbursable expenses relating to       The compensation and reimbursements to
administrative services                 our business manager/advisor and its
                                        affiliates will be approved by a
                                        majority of our directors. Actual
                                        amounts cannot be determined at the
                                        present time. These may include cost of
                                        goods and services and non-supervisory
                                        services performed directly for us by
                                        independent parties.

Liquidation stage:

Property disposition fee                Lesser of 3% of sales price or 50% of
This fee terminates upon a business     the customary commission which would be
combination with our business           paid to a third party. Actual amounts
manager/advisor.                        cannot be determined at the present
                                        time.

         Subordinated payments:

         Operational stage:

Advisor asset management fee            Not more than 1% per annum of our
This fee terminates upon a business     average assets; subordinated to a
combination with our business           non-cumulative, non-compounded return,
manager/advisor.                        equal to 6% per annum. Actual amounts
                                        cannot be determined at the present
                                        time. We will pay the fee for services
                                        in connection with our day-to-day
                                        operations, including administering our
                                        bookkeeping and accounting functions,
                                        services as our consultant in connection
                                        with policy decisions made by our board,
                                        managing our properties or causing them
                                        to be managed by another party and
                                        providing other services as our board
                                        deems appropriate. As of September 30,
                                        2004, we have not paid or accrued any
                                        advisor asset management fees. Actual
                                        amounts we will incur in the future
                                        cannot be determined at the present
                                        time.

         Liquidation stage:

Incentive advisory fee                  After our stockholders have first
This fee terminates upon a business     received a 10% cumulative,
combination with the business           non-compounded return and a return of
manager/advisor.                        their net investment, an incentive
                                        advisory fee equal to 15% on net
                                        proceeds from the sale of a property
                                        will be paid to our business
                                        manager/advisor.

         PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

         Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

         Acquisitions:

         - To selectively acquire real properties that are diversified types and well-located.

         - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

         - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

         Operations:

         - We intend to continue to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

         - We intend to improve rental income and cash flow by aggressively marketing rentable space.

         - We intend to continue to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

         - We intend to continue to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

         TERMS OF THE OFFERING

         If we sell the maximum amount of shares under the offering, we will have sold a total of 500,020,000 shares, assuming that we sell all of the 250,000,000 shares offered in our initial public offering which began September 2003. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan, nor do they include shares issued pursuant to our existing distribution reinvestment program.

         We are offering a maximum of 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

         We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

         The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price in our initial public offering in September 2003, the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

         IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

         An investment in us might be appropriate as part of your investment portfolio if:

         - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. We have paid regular distributions to our domestic and foreign stockholders for the past nine months and the past three quarters. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

         - You are looking for a hedge against inflation. We have, and intend to continue to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

         - You are looking for capital preservation and appreciation. We intend to acquire, a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value. Currently, our aggregate borrowings secured by our properties is approximately 55% of their combined fair market value.

         WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

         DISTRIBUTIONS

         We have and intend to continue to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

         In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

         REAL PROPERTY INVESTMENTS

         As of December 7, 2004, our real estate portfolio was comprised of 91 properties containing approximately 16.1 million square feet of gross leasable area. The 91 properties consist of 42 retail shopping centers, 26 neighborhood and community shopping center properties, 18 single-user facilities and five joint venture retail shopping centers that we have operating control of, located in 25 states.

         SHARE REPURCHASE PROGRAM

         We have instituted a share repurchase program. Our share repurchase program provides eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

         ESTIMATED USE OF PROCEEDS

         The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The amounts set forth below assume:

         - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

         - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

         We have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                    MAXIMUM OFFERING
                                            (INCLUDING SHARES SOLD UNDER THE
                                           DISTRIBUTION REINVESTMENT PROGRAM)
                                           ----------------------------------
                                                 AMOUNT           PERCENT
                                           -----------------  ---------------
Gross proceeds..........................    $ 2,690,000,000         100.00%
                                           -----------------  ---------------
Less expenses:
     Selling commissions................        187,500,000           6.97%
     Marketing allowance................         62,500,000           2.32%
     Due diligence expense allowance....         12,500,000           0.46%
                                           -----------------  ---------------
     Organization and offering..........         14,684,000            .55%
                                           -----------------  ---------------
     Total expenses.....................        277,184,000          10.30%
                                           -----------------  ---------------

Gross amount available..................      2,412,816,000          89.70%
Less
     Acquisition expenses...............         13,450,000           0.50%
     Working capital reserve............         26,900,000           1.00%
                                           -----------------  ---------------
Net cash available......................    $ 2,372,466,000          88.20%
                                           =================  ===============

         We will pay the managing dealer cash selling commissions of up to 7.5% on all of the 250,000,000 shares of common stock sold on a best-efforts basis. No selling commission is paid on shares sold through our distribution reinvestment program.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

         OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By September 15, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

         THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

         - the offering price of our common stock in our initial public offering in September 2003;

         -    the offering price of the earlier REITs organized by our sponsor;

         - the range of offering prices of other REITs that do not have a public trading market; and

         - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

         However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.

         YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR BUSINESS MANAGER/ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. Although we have already acquired 91 properties, and we are considering acquiring others, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any other properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire additional suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

         COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

         WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our business manager/advisor and affiliates of our business manager/advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will generally be acquiring properties that are located primarily west of the Mississippi River and single user net lease properties located anywhere in the United States and therefore our geographic diversity may be limited.

         WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. Currently, our aggregate borrowings secured by our properties is approximately 55% of their combined fair market value.

         We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

         If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

         IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We have established working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

         THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We primarily acquire and manage retail centers. We intend to acquire retail centers primarily in the states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

         THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. Currently, our aggregate borrowings are approximately 164% of our net assets. That limitation could have adverse consequences on our business, including:

         -    freezing our ability to purchase properties;

         - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

         - causing operational problems if there are cash flow shortfalls for working capital purposes; and

         - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

         In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

         BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

         - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

         This restriction may:

                   - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

                   - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

         - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.

         - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected. The votes cited in the previous sentence would not apply if, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, as permitted by the Maryland Business Combination Act, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the difficulty of successfully completing a business combination. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

         - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. As permitted by the Maryland Control Share Acquisition Act, our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."

         YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

         -    limitations on capital structure;

         -    restrictions on specified investments;

         -    prohibitions on transactions with affiliates; and

         - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

         In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

         To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

         If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

         THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

         - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

         - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

         - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

         - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

         - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

         - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

         - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

         OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

         Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments. We have had limited experience with derivative financial instruments and so far we have recognized losses in our use of derivative financial instruments.

         WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.

         OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.

         STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

         IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

         IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

         DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

         WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

         WE DEPEND ON OUR BOARD OF DIRECTORS, BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the business manager/advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the business manager/advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the business manager/advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

         Our business manager/advisor must reimburse us for certain operational stage expenses exceeding 15% of the gross offering proceeds. If the business manager/advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

         THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our business manager/advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the business manager/advisor and affiliates will provide to us. Those affiliates could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our business manager/advisor, Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and is no longer affiliated with The Inland Group. Inland Real Estate Corporation generally purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange

Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Specific conflicts of interest between us and our affiliates include:

         - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely affect our cash flow and our ability to pay your distributions.

         - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR BUSINESS MANAGER/ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR BUSINESS MANAGER/ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our business manager/advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

         - OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our business manager/advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

         - OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the business manager/advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

         - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR AND OUR BUSINESS MANAGER/ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

         - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

         - WE MAY ACQUIRE THE BUSINESS OF OUR BUSINESS MANAGER/ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our business manager/advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our business manager/advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do, and therefore could have a negative impact on our financial performance.

         - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our business manager/advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

         WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR BUSINESS MANAGER/ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our business manager/advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

         THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing allowance and a due diligence expense allowance.

         OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE BUSINESS MANAGER/ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the business manager/advisor, require us to indemnify our directors, officers, employees and agents and the business manager/advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the business manager/advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the business manager/advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Business Manager/Advisor."

         THE BUSINESS OF OUR BUSINESS MANAGER/ADVISOR AND OUR PROPERTY MANAGERS MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our business manager/advisor and our property managers, we have the option to cause the business conducted by our business manager/advisor and/or our property managers (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our business manager/advisor or our property managers or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after September 15, 2008. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our business manager/advisor and our property managers and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our business manager/advisor and/or our property managers, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the business manager/advisor or property managers and such transaction could dilute your holdings.

         YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

         THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

         - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

         -    increasing labor and material costs; and

         -    the attractiveness of the property to tenants in the neighborhood.

         The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

         Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

         ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. We intend to acquire properties that will be located primarily in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in areas where we have acquired or intend to acquire properties and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in an area and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

         In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading (if at all) at a discount below the inherent value of our assets as a whole.

         RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

         While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

         IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

         OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

         IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

         A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

         WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

         OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We have and intend to continue to acquire properties located in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

         OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

         WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and thus affect the amount of distributions to you.

         WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

         We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

         In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

         IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our business manager/advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

         TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

         The United States' armed conflict in Iraq and continued efforts against terrorism could have a further impact on our tenants. The consequences of any armed conflict and efforts against terrorism are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

         More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in an economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

         REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

         REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

         Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

         THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

         Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

         These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

         State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

         OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

         IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

         If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

         If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

         WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We have and intend to continue to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

         OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. They are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

         CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating, ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

         WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

         Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

         YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

         IF WE FAIL TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US AND OUR INCOME WILL BE SUBJECT TO TAXATION. We have qualified as a REIT under the Internal Revenue Code of 1986, as amended, which affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to continue to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

         YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

         THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, has rendered its opinion that we qualify as a REIT, based upon our representations as to the manner in which are owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

         EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

         IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

         AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

         THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

         - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

         - stockholders could realize that value if they were to attempt to sell their common stock; or

         - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

         - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

         - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

         - we have no ownership in our business manager/advisor and the business manager/advisor is owned by our sponsor or their affiliates;

         - our business manager/advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

         - our business manager/advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

                   - the negotiation of the terms of the advisor and property management agreements;

                   - the allocation of their time between us and their other business ventures;

                   -    decisions whether to acquire and dispose of properties

                   - the purchase and sale of properties to or from the business manager/advisor and our affiliates; and

                   - the allocation of investment opportunities between us and their other business ventures.

         - we may make distributions that include a return of principal for federal tax purposes;

         - there are limits on ownership, transferability and redemption of shares;

         - our investment policies and strategies may be changed without stockholder consent;

         -    our investments may lack geographic diversification; and

         - risks that incentive structure of fees payable to our business manager/advisor and its affiliates may encourage our business manager/advisor to make investments that have greater risks to generate higher fees.

         You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                                 HOW WE OPERATE

         We operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

         We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our business manager/advisor. Our business manager/advisor has the responsibility for our day-to-day operations and the management of our assets.

         In addition to the services of our business manager/advisor, we contract with Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC for their services as our property managers. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC provide the day-to-day property management services for all of our properties.

         Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our business manager/advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, are owned by individuals who are affiliates of the Inland Group.

         The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

         Property management
         Marketing
         Disposition
         Redevelopment
         Renovation
         Finance
         Leasing
         Acquisition
         Development
         Syndication
         Construction
         Other related services

         The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

         The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                  ||
=================================================================================================================
    ||          ||          ||          ||                                                              ||
----------  ----------  ----------  ----------                                                          ||
  Inland      Inland      Inland      Inland                                                            ||
Northwest   Southwest    Western     Pacific                                                 -----------------------
Management  Management  Management  Management                                               THE INLAND GROUP, INC.*
  Corp.       Corp.       Corp.       Corp.                                                  -----------------------
----------  ----------  ----------  ----------                                                          ||
    ||          ||          ||          ||                                                              ||
==============================================       ==========================================================================
                      ||                                      ||                       ||                         ||         ||
                      ||                                      ||                       ||                         ||         ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
           Inland Holdco Management LLC              The Inland Services          Inland Real             The Inland Real    ||
                                                         Group, Inc.     Estate Investment Corporation   Estate Transactions ||
                                                                                 (our sponsor)               Group, Inc.     ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
    |                 |                  |                    ||                               ||        ||                  ||
    |                 |                  |                    ||                               ||        ||                  ||
----------    ----------------     --------------             ||                               ||        ||                  ||
Inland US     Inland Southwest     Inland Pacific             ||                               ||        ||                  ||
Management        Property            Property         ---------------                         ||        ||                  ||
   LLC           Management          Management        Inland Risk and                         ||        ||                  ||
(property           LLC                 LLC               Insurance                            ||        ||                  ||
 manager)        (property           (property            Management                           ||        ||                  ||
                  manager)            manager)          Services, Inc.                         ||        ||                  ||
----------    ----------------     --------------      ---------------                         ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
---------------------------------------------------           |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                  ----------------------------------------------------------         ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |              ========================================================      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |       Inland Securities   Inland Western Retail Real   Inland Partnership  ||     Inland Mortgage
         |                  |          Corporation    Estate Advisory Services, Inc.   Property Sales    ||  Investment Corporation
         |                  |                         (our business manager/advisor)    Corporation      ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |          |                 |                                               ||              ||
         |                  |          |                 |         ========================================        ============
         |                  |          |                 |         ||           ||                       ||        ||         ||
         |                  |          |                 |         ||       -----------                  ||        ||    -----------
         |            ------------     |                 |    -----------   Inland Real  ------------------  -----------   Inland
         |              Insurance      |                 |    Inland Real     Estate         Inland Real       Inland     Mortgage
         |              Services       |                 |      Estate      Development        Estate         Mortgage    Servicing
         |            ------------     |                 |    Sales, Inc.   Corporation  Acquisitions, Inc.  Corporation Corporation
         |                  |          |                 |    -----------   -----------  ------------------  ----------- -----------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |   --------------      |                |               |           |
         |                  |          |                 |    Real Estate        |                |               |           |
-----------------------     |          |                 |   Sales Services      |                |               |           |
Property Management and     |          |                 |   --------------      |                |               |           |
    Related Services        |          |                 |         |             |                |               |           |
-----------------------     |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  | Securities Sales    Organization,    |     Construction and      Property     Mortgage    Mortgage
         |                  |                   Advisory and Real  |        Development       Acquisition   Brokerage     Loan
         |                  |                    Estate Services   |         Services          Services     Services    Servicing
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
-----------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
-----------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control    Solid lines indicate 100% ownership.
  The Inland Group, Inc. and own            Broken lines indicate service.
  substantially all of its stock.

                              CONFLICTS OF INTEREST

         We are subject to conflicts of interest arising out of our relationship with our sponsor, our business manager/advisor and their affiliates. All of our agreements and arrangements with our business manager/advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our business manager/advisor and its affiliates, and the limitations on our business manager/advisor adopted to address these conflicts, are described below. Our business manager/advisor and its affiliates will try to balance our interests with their own. However, to the extent that our business manager/advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

         THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR AND THE INLAND GROUP. Affiliates of our business manager/advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our business manager/advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

         In order to address this situation, we have an agreement with our business manager/advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our business manager/advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

         IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND RETAIL REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

         Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

         - the effect of the acquisition on the diversification of each program's portfolio;

         -    the amount of funds available for investment;

         -    cash flow; and

         - the estimated income tax effects of the purchase and subsequent disposition.

         We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. We have acquired and will continue to acquire properties east of the Mississippi River. However, if any conflicts do arise, they will be resolved as provided in the agreement with our business manager/advisor discussed above.

         All actions taken by our business manager/advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

         WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

         WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR BUSINESS MANAGER/ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our business manager/advisor has a fiduciary obligation to us.

         PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY COMPANIES OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property managers. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the business manager/advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us.

         OUR BUSINESS MANAGER/ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our business manager/advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our business manager/advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the business manager/advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our business manager/advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

         While we will not make loans to our business manager/advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

         Our business manager/advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our business manager/advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our business manager/advisor.

         OUR BUSINESS MANAGER/ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

         THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR BUSINESS MANAGER/ADVISOR. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our business manager/advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

         INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

         WE MAY ACQUIRE THE BUSINESS OF OUR BUSINESS MANAGER/ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our business manager/advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our business manager/advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. Before this date, we need the consent of the business manager/advisor and the property managers to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our business manager/advisor and our property managers and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the business manager/advisor and/or the property managers for services rendered through the closing of such acquisitions.

         WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our business manager/advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

         The compensation arrangements between us and our business manager/advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our business manager/advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our business manager/advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

         We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our business manager/advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our business manager/advisor is allowed.

NONSUBORDINATED PAYMENTS

         The following aggregate amounts of compensation, allowances and fees we may pay to our business manager/advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
                                            OFFERING STAGE

Selling commissions        We will pay a selling commission of     Through September 30, 2004, we
payable to the managing    7.5% of the sale price for each share   have incurred $135,587,028 in
dealer and dealers         (and reallow 7%), subject to reduction  selling commissions in connection
designated by the          for special sales under the             with our initial public offering.
managing dealers referred  circumstances as described in the       We intend to sell 250,000,000
to as soliciting dealers.  "Plan of Distribution - Compensation -  shares of our common stock at
                           We Will Pay For the Sale of Our         $10.00 per share in our initial
                           Shares."                                public offering. The actual amount
                                                                   we will incur in this offering
                           We will permit the managing dealer and  depends upon the amount of shares
                           its respective officers and employees   sold. A total of $187,500,000 in
                           and certain of its affiliates to        selling commissions will be paid
                           purchase shares net of sales            if the maximum offering is sold
                           commissions and the marketing           and there are no special sales.
                           allowance and due diligence expense
                           allowance or for $8.95 per share;
                           however, any subsequent purchases of
                           shares by any such persons are limited
                           to a maximum discount of 5%.

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
                           Also, soliciting dealers and their
                           respective officers and employees and
                           certain of their respective affiliates
                           who request and are entitled to
                           purchase shares net of selling
                           commissions may make an initial
                           purchase of shares net of sales
                           commissions or for $9.30 per share;
                           however, any subsequent purchases of
                           shares by any such persons are limited
                           to a maximum discount of 5%.

Marketing allowance and    We will pay an amount equal to 2.5% of  Through September 30, 2004, we
due diligence expense      the gross offering proceeds to the      have incurred $16,811,558 in
allowance paid to the      managing dealer, all or a portion of    marketing allowance and due
managing dealer and        which may be passed on to soliciting    diligence expense allowance in
soliciting dealers.        dealers, in lieu of reimbursement of    connection with our initial public
                           specific expenses associated with       offering. The actual amount of
                           marketing. We may pay an additional     marketing allowance and due
                           0.5% of the gross offering proceeds to  diligence expense allowance in
                           the managing dealer, which may be       connection with this offering will
                           passed on to the soliciting dealers,    depend on the number of shares
                           for due diligence expenses. We will     sold. If there are no special
                           not pay the marketing allowance and     sales and we sell the maximum
                           due diligence expense allowance in      number of shares offered,
                           connection with any special sales,      approximately $75,000,000 will be
                           except those receiving volume           paid for the marketing allowance
                           discounts and those described in "Plan  and the due diligence expense
                           of Distribution - Volume Discounts."    allowance.

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
Reimbursable expenses and  We expect to incur the following        All amounts other than the
other expenses of          expenses in connection with this        Securities and Exchange Commission
issuance and distribution  offering:                               registration fee and the NASD
                                                                   filing fee are estimates. The
                           Securities and Exchange Commission      actual amounts of these expenses
                           registration                            cannot be determined at the
                                                                   present time. We estimate the
                           Fee                     $   340,823     total amount of the issuance and
                                                                   distribution expenses to be
                           NASD filing fee         $    30,500     approximately $13,307,323. Through
                           Printing and mailing                    September 30, 2004, we have
                           expenses                $ 4,250,000     incurred $969,524 of reimbursable
                                                                   expenses to our business
                           Blue Sky fees and                       manager/advisor in connection with
                           expenses                $   136,000     our initial public offering. In
                                                                   addition, as of December 31, 2003,
                           Legal fees and expenses $   900,000     our business manager/advisor had
                           Accounting fees and                     advanced an aggregate of
                           expenses                $   650,000     approximately $1,763,306 for the
                                                                   payment of offering expenses to
                           Advertising and sales                   non-affiliated third parties in
                           literature              $ 5,500,000     connection with our initial public
                                                                   offering, all of which has been
                           Transfer Agent fees     $   800,000     repaid.

                           Data processing fees    $   500,000

                           Bank fees and other
                           administrative expenses $   200,000

                           If the aggregate of all offering        Our sponsor has not advanced any
                           expenses, including selling             reimbursable expenses in
                           commissions, the marketing allowance    connection with this offering. We
                           and due diligence expense allowance,    may reimburse up to $13,307,323
                           exceeds 15% of the gross offering       for offering expenses advanced if
                           proceeds, of if the aggregate of all    we sell the maximum number of
                           offering expenses, excluding the        shares offered in this offering.
                           selling expenses, exceeds 5.5% of the
                           gross offering proceeds, our business   If this offering is not
                           manager/advisor or its affiliates will  successful, then our sponsor will
                           promptly pay the excess and we will     be solely responsible for the
                           have no liability for these expenses    offering expenses to the extent it
                           at any time afterward.                  has not been reimbursed.

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
Acquisition expenses paid  We will pay an amount, estimated to be  We may pay no more than
to our business            up to 0.5% of the total of (1) the      $13,450,000 for the reimbursement
manager/advisor's          gross offering proceeds from the sale   of acquisition expenses if the
affiliates, Inland Real    of 250,000,000 shares, (2) the gross    maximum number of shares are sold
Estate Acquisitions, Inc.  proceeds from the sale of up to         and all of the 20,000,000 shares
and The Inland Real        20,000,000 shares pursuant to the       are sold pursuant to the
Estate Group, Inc.         distribution reinvestment programs.     distribution reinvestment program.
                           The acquisition expenses for any
                           particular property will not exceed 6%  However, the actual amounts cannot
                           of the gross purchase price of the      be determined at the present time.
                           property.

                           However, if we request additional
                           services, the compensation will be
                           provided on separate agreed-upon terms
                           and the rate will be approved by a
                           majority of disinterested directors,
                           including a majority of the
                           disinterested independent directors,
                           as fair and reasonable for us.

Interest expenses paid to  We may borrow money from our business   The actual amounts are dependent
our business               manager/advisor and its affiliates in   on actual borrowings. Therefore,
manager/advisor and        order to acquire properties. In such    these amounts cannot be determined
Inland Mortgage            instances, we will pay our business     at the present time.
Corporation in connection  manager/advisor and its affiliates
with loans.                interest at prevailing market rates.

                                          OPERATIONAL STAGE

Property management fee    We will pay a monthly fee of 4.5% of    For the year ended December 31,
paid to our property       the gross income from the properties.   2003, and the nine months ended
managers, Inland US        We will also pay a monthly fee for any  September 30, 2004 we have
Management LLC, Inland     extra services equal to no more than    incurred and paid property
Southwest Management LLC   90% of that which would be payable to   management fees of $16,627 and
and Inland Pacific         an unrelated party providing the        $2,847,427, of which 16,627 and
Management LLC. We will    services. The property managers may     $2,847,427 were retained by Inland
pay the fee for services   subcontract their duties for a fee      US Management LLC, Inland
in connection with the     that may be less than the fee provided  Southwest Management LLC and
rental, leasing,           for in the management services          Inland Pacific Management LLC. If
operation and management   agreements.                             we acquire the businesses of our
of the properties.                                                 business manager/advisor and/or
                                                                   our property managers, the
                                                                   property management fees will
                                                                   cease. The actual amounts we will
                                                                   incur in the future are dependent
                                                                   upon results of operations and,
                                                                   therefore, cannot be determined at
                                                                   the present time.

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
Reimbursable expenses to   We will reimburse some expenses of the  The actual amounts are dependent
our business               business manager/advisor. The           upon results of operations and,
manager/advisor. These     compensation and reimbursements to our  therefore, cannot be determined at
may include costs of       business manager/advisor will be        the present time.
goods and services,        approved by a majority of our
administrative services    directors and a majority of our
and non-supervisory        independent directors as fair and
services performed         reasonable for us.
directly for us by
independent parties.

We will reimburse some     Inland Risk and Insurance Management    The actual amounts are dependent
expenses of the Inland     Services charges us $50 per hour for    upon results of operations and,
Risk and Insurance         assistance in obtaining insurance       therefore, cannot be determined at
Management Services for    coverage. Any commissions they receive  the present time.
insurance coverage.        are credited against this hourly rate.
                           We believe this hourly rate is
                           approximately 90% of the rate charged
                           by unaffiliated third parties. The
                           compensation to this company will be
                           approved by a majority of our
                           directors and a majority of our
                           independent directors as fair and
                           reasonable for us.

We will compensate the     Inland Mortgage Servicing Corporation   For the year ended December 31,
Inland Mortgage Servicing  charges us .03% per year on the first   2003, and the nine months ended
Corporation and Inland     billion dollars of mortgages serviced   September 30, 2004 we have
Mortgage Investment        and .01% thereafter. Inland Mortgage    incurred and paid $328 and $63,978
Corporation for purchase,  Investment Corporation charges us .02%  to Inland Mortgage Servicing
sale and servicing of      of the principal amount of each loan    Corporation. For the year ended
mortgages                  placed. The compensation to these       December 31, 2003, and the nine
                           companies will be approved by a         months ended September 30, 2004 we
                           majority of our directors and a         have incurred and paid $59,523 and
                           majority of our independent directors   $2,241,986 to Inland Mortgage
                           as fair and reasonable for us.          Investment Corporation. The actual
                                                                   amounts we will incur in the
                                                                   future are dependent upon results
                                                                   of operations and cannot be
                                                                   determined at the present time.

                                          LIQUIDATION STAGE

Property disposition fee   We may pay a property disposition fee   The actual amounts to be received
payable to our business    to our business manager/advisor and     depend upon the sale price of our
manager/advisor's          its affiliates if we sell any of our    properties and, therefore, cannot
affiliates, Inland Real    real property in an amount equal to     be determined at the present time.
Estate Sales, Inc. and     the lesser of:                          If we acquire the business
Inland Partnership                                                 manager/advisor, the property
Property Sales Corp.       1. 3% of the contract sales price of    disposition fee will cease.
                              the property; or

                           2. 50% of the customary commission
                              which would be paid to a third
                              party broker for the sale of a
                              comparable property.

                           The amount paid, when added to the
                           sums paid to unaffiliated parties,
                           will not exceed either the customary
                           commission or an amount equal to 6% of
                           the contracted for sales price.
                           Payment of such fees will be made only
                           if the business manager/advisor
                           provides a substantial service in
                           connection with the sale of the
                           property. See "Management -- Our
                           Advisory Agreement."

SUBORDINATED PAYMENTS

         We may pay the following additional fees to our business manager/advisor after returns on net investment have been paid to the stockholders:

 TYPE OF COMPENSATION AND                                               ESTIMATED MAXIMUM DOLLAR
        RECIPIENT                  METHOD OF COMPENSATION                        AMOUNT
-------------------------  --------------------------------------  ----------------------------------
                                          OPERATIONAL STAGE

Advisor asset management   We pay an annual advisor asset          The actual amounts to be received
fee payable to our         management fee of not more than 1% of   depend upon the sale price of our
business manager/advisor.  our average assets. Our average assets  properties and, therefore, cannot
                           means the average of the total book     be determined at the present time.
                           value including acquired intangibles    If we acquire the business
                           of our real estate assets plus the      manager/advisor, the advisor asset
                           total value of our loans receivables    management fee will cease.
                           secured by real estate, before
                           reserves for depreciation or bad debts
                           or other similar non-cash reserves. We
                           will compute our average assets by
                           taking the average of these values at
                           the end of each month during the
                           quarter for which we are calculating
                           the fee. The fee is payable quarterly
                           in an amount equal to1/4of 1% of
                           average assets as of the last day of
                           the immediately preceding quarter. For
                           any year in which we qualify as a
                           REIT, our business manager/advisor
                           must reimburse us for the following
                           amounts if any:

                           (1) the amounts by which our total
                               operating expenses, the sum of the
                               advisor asset management fee plus
                               other operating expenses, paid
                               during the previous fiscal year
                               exceed the greater of:

                               - 2% of our average assets for
                                 that fiscal year, or

                               - 25% of our net income for that
                                 fiscal year.

                           (2) plus an amount, which will not
                               exceed the advisor asset
                               management fee for that year,
                               equal to any difference between
                               the total amount of distributions
                               to stockholders for that year and
                               the 6% annual return on the net
                               investment of stockholders.

                           Items such as organization and offering
                           expenses, property expenses, interest
                           payments, taxes, non-cash expenditures,
                           the incentive advisory fee and
                           acquisition expenses are excluded from
                           the definition of total operating
                           expenses.

                           See "Management -- Our Advisory
                           Agreement" for an explanation of
                           circumstances where the excess amount
                           specified in clause (1) may not need to
                           be reimbursed.

Incentive advisory fee     We will pay to the business             The actual amounts to be received
payable to our business    manager/advisor an amount equal to 15%  depend upon the sale price of our
manager/advisor.           of the net proceeds from the sale of a  properties and, therefore, cannot
                           property after the stockholders have    be determined at the present time.
                           first received:                         If we acquire or consolidate with
                                                                   the business conducted by our
                           (1) a cumulative non-compounded return  business manager/advisor, the
                               equal to 10% a year on their net    incentive advisory fee will
                               investment; and                     terminate.

                           (2) their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

         We expect to pay the following to our directors (as our officers are not paid directly by us):

 TYPE OF COMPENSATION AND                                                  ESTIMATED MAXIMUM
        RECIPIENT                  METHOD OF COMPENSATION                    DOLLAR AMOUNT
-------------------------  --------------------------------------  ----------------------------------
Director fees              Independent directors receive an        We will pay the five independent
                           annual fee of $5,000 (increased to      directors $25,000 in the aggregate
                           $10,000 effective October 1, 2004) and  (increased to $50,000 effective
                           a fee of $500 for attending each        October 1, 2004), plus fees for
                           meeting of the board or one of its      attending meetings. As of
                           committees in person and $350 for       September 30, 2004 our five
                           attending a meeting via the telephone.  independent directors were paid
                           Our officers who are also our           fees in the aggregate of $105,550.
                           directors do not receive director       The actual amounts to be received
                           fees.                                   for future meetings depends upon
                                                                   the number of meetings and their
                                                                   attendance and, therefore, cannot
                                                                   be determined at the present time.

Stock options to           Each independent director receives      This form of compensation is not
independent directors                                              paid in cash.
                           -   an initial option to purchase
                               3,000 shares of common stock at a
                               price of $8.95 per share, when
                               they become an independent
                               director, subject to some
                               conditions; and

                           -   each year on the date of the
                               stockholders' annual meeting, an
                               additional option to purchase 500
                               shares of common stock at an
                               exercise price equal to the then
                               fair market value per share. For
                               additional information on this
                               option plan, see "Management--
                               Independent Director Stock Option
                               Plan."

                            ESTIMATED USE OF PROCEEDS

         The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The amounts assume:

         - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

         - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

         Under this scenario we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                         MAXIMUM OFFERING
                                                 (INCLUDING SHARES SOLD UNDER THE
                                                DISTRIBUTION REINVESTMENT PROGRAM)
                                               ------------------------------------
                                                     AMOUNT             PERCENT
                                               -----------------     --------------
Gross proceeds..........................        $ 2,690,000,000          100.00%
                                               -----------------     --------------
Less expenses:
     Selling commissions................            187,500,000            6.97%
     Marketing allowance................             62,500,000            2.32%
     Due diligence expense allowance....             12,500,000            0.46%
                                               -----------------     --------------
     Organization and offering..........             13,307,000            0.50%
                                               -----------------     --------------
     Total expenses.....................            275,807,000           10.26%
                                               -----------------     --------------

Gross amount available..................          2,414,193,000           89.74%
Less:
     Acquisition expenses...............             13,450,000            0.50%
     Working capital reserve............             26,900,000            1.00%
                                               -----------------     --------------
Net cash available......................        $ 2,373,843,000           88.24%
                                               =================     ==============

         We will pay the managing dealer cash selling commissions of up to 7.5% on all of the 250,000,000 shares of common stock sold on a best efforts basis. No selling commission is paid on shares sold through our distribution reinvestment program.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

         During the 10-year period ending September 30, 2004, The Inland Group and its affiliates have sponsored two other REITs and 30 real estate exchange private placements, which altogether have raised more than $3,132,378,000 from over 73,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,980,790,000 from over 73,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

         The information in this section and in the Prior Performance Tables included in this prospectus as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

         The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending September 30, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                      INLAND RETAIL                                   INLAND REAL
                                                       REAL ESTATE        INLAND REAL ESTATE            ESTATE
                                                       TRUST, INC.            CORPORATION          EXCHANGE PRIVATE
                                                          REIT                   REIT                  PLACEMENT
                                                      PROGRAM AS OF          PROGRAM AS OF          OFFERINGS AS OF
                                                      SEPTEMBER 30,          SEPTEMBER 30,           SEPTEMBER 30,S
                                                          2004                   2004                    2004
                                                  -------------------------------------------------------------------
Number of programs sponsored                                         1                      1                     30
Aggregate amount raised from investors            $      2,279,622,000            701,168,000            151,588,000
Approximate aggregate number of
  investors                                                     59,000                 14,000                    386
Number of properties purchased                                     274                    148                     30
Aggregate cost of properties                      $      4,053,516,000          1,276,000,000            294,864,000
Number of mortgages/notes                                            0                      0                      0
Principal amount of mortgages/notes               $                  0                      0                      0
Principal of properties (based on cost)
  that were:
Commercial--
  Retail                                                         90.00%                 86.00%                 44.82%
  Single-user net-lease                                          10.00%                 14.00%                  9.10%
  Nursing homes                                                   0.00%                  0.00%                  0.00%
  Offices                                                         0.00%                  0.00%                 30.22%
  Industrial                                                      0.00%                  0.00%                 15.86%
  Health clubs                                                    0.00%                  0.00%                  0.00%
  Mini-storage                                                    0.00%                  0.00%                  0.00%
    Total commercial                                            100.00%                100.00%                 100.0%
Multi-family residential                                          0.00%                  0.00%                  0.00%
Land                                                              0.00%                  0.00%                  0.00%

Percentage of properties (based on cost)
  that were:
Newly constructed (within a year of
  acquisition)                                                   37.00%                 40.00%                 60.00%
Existing construction                                            63.00%                 60.00%                 40.00%

Number of properties sold in whole or in
  part                                                               0                     11                      0

Number of properties exchanged                                       0                      0                      0

         Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

         During the three years prior to September 30, 2004, Inland Real Estate Corporation purchased 26 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 249 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our prospectus. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

         INLAND REAL ESTATE CORPORATION. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of September 30, 2004, Inland Real Estate Corporation issued 14,293,208 shares of common stock through its distribution reinvestment program. As of September 30, 2004, Inland Real Estate Corporation repurchased 5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $701,168,000 as of September 30, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

         Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of September 30, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

         As of September 30, 2004, Inland Real Estate Corporation owned interests in 139 properties for a total investment of approximately $1,325,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of September 30, 2004, Inland Real Estate Corporation financed approximately $641,370,000 on its properties and had $110,000,000 outstanding through an unsecured line of credit.

         On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

         INLAND RETAIL REAL ESTATE TRUST, INC. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of September 30, 2004, Inland Retail Real Estate Trust, Inc. issued 18,653,894 shares through its distribution reinvestment program, and has repurchased a total of 3,087,940 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total gross offering proceeds of approximately $2,279,622,000 as of September 30, 2004.

         Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

         As of September 30, 2004, Inland Retail Real Estate Trust, Inc. owned 274 properties for a total investment of approximately $4,053,516,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of September 30, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,208,835,000 on its properties.

         The following table summarizes distributions for each of the publicly registered REITS through September 30,2004:

                             REIT PERFORMANCE
                 Distributions through September 30, 2004

                               INLAND REAL ESTATE CORPORATION
                                   OFFERING COMPLETED 1999
     -----------------------------------------------------------------------------------
                                                               Average        Average
                                                              Annualized    Annualized
                                                             Distribution  Distribution
                                                            for Purchases  for Purchases
         Total      Ordinary     Non-taxable  Capital Gain    at $10 per    at $11 per
     Distribution    Income     Distribution  Distribution      Share          Share
          ($)         ($) *         ($) **        ($) ***        ($)            ($)
     -----------------------------------------------------------------------------------
1995     736,627       694,213        42,414             -       7.6           N/A
1996   3,704,943     3,093,525       611,418             -       8.1           N/A
1997  13,127,597     9,739,233     3,388,364             -       8.6           N/A
1998  35,443,213    27,015,143     8,428,070             -       8.8           7.9
1999  48,379,621    35,640,732    12,738,889             -       8.9           8.0
2000  52,964,010    40,445,730    12,518,280             -       9.0           8.1
2001  58,791,604    45,754,604    12,662,414       374,586       9.3           8.4
2002  60,090,685    41,579,944    18,315,640       195,101       9.4           8.5
2003  61,165,608    47,254,096    13,577,679       333,833       9.4           8.6
2004  40,734,316    40,734,316         *                 -       9.4           8.6
     -----------------------------------------------------

     381,138,224   297,951,536    82,283,168       903,520
     =====================================================

             INLAND RETAIL REAL ESTATE TRUST, INC.
                    OFFERING COMPLETED 2003
     -----------------------------------------------------
                                                Average
         Total      Ordinary     Non-taxable   Annualized
     Distribution    Income     Distribution  Distribution
          ($)        ($) *         ($) **          (%)
     -----------------------------------------------------
1999    1,396,861      318,484     1,078,377       7.2
2000    6,615,454    3,612,577     3,002,877       7.7
2001   17,491,342   10,538,534     6,952,808       8.0
2002   58,061,491   36,387,136    21,674,355       8.2
2003  160,350,811   97,571,099    62,779,712       8.3
2004  141,029,478  141,029,478         *           8.3
     ---------------------------------------

      384,945,437  289,457,308    95,488,129
     =======================================

ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

  * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
 ** Represents a return of capital for federal income tax purposes.
*** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

         Since our inception and through September 30, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

         From October 1, 1995 through September 30, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $269,026,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

         Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

         Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

         Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own corporate interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

         - CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

         - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

         - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

         IREIC, the corporate general partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of September 30, 2004, seven of the Category 1 K-Mart properties have been sold and the remaining two are under contract. Two of the Category 3 properties have been sold, one is under contract and one has an offer pending as of September 30, 2004.

         - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The corporate general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

         In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through September 30, 2004, IREX offered the sale of thirty properties with a total property value of $363,006,000.

         LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

         SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a

1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

         PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

         1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

         LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2001 when the maximum offering amount was raised.

         INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

         TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of

$2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

         BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

         BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

         INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

         COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

         DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere &

Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

         FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

         DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

         GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and

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

supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

         MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

         WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

         PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

         FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $3,900,000000 consisted of $1,793,630 in debt assumption and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

         BED BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. Total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

         BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. Total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

         BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.

         PORT RICHEY 1031, L.L.C. Port Richey 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retain shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,075,000 in cash plus the assumption of the existing indebtedness. The total price, $5,975,000, consisted of $2,900,000 in debt assumption and $3,075 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee, $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

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

         WALGREENS STORE HOBART, INDIANA. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $6,534,000, consists of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account and $740,000 of estimated costs and expenses. As of September 30, 2004 there were no investors.

         KRAFT COLD STORAGE FACILITY, MASON CITY, IOWA. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904-12th Street, Mason City, Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $11,000,000, consisted of $5,330,000 in debt assumption and $5,667,000 in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.

         HUNTINGTON SQUARE PLAZA, NEW YORK. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $39,200,000, consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.

         BEST BUY STORE, REYNOLDSBURG, OHIO. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $10,345,000, consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses.

         The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                   Sentry                                    Lansing      Inland 220
                                   Landings        Office                       1031         Shopping    Celebration
                                 of Sarasota      Building     Pets Bowie    Chattanooga      Center        Place
                                     DBT            DBT           DBT            DBT           DBT           DBT
                                 -------------------------------------------------------------------------------------
Commissions & Fees(1)               Up to 8.5%    Up to 8.5%    Up to 8.5%     Up to 8.5%    Up to 8.5%     Up to 8.5%
Selling Commission To 3rd Party
Reps                                     6.00%         6.00%         6.00%          6.00%         6.00%          6.00%
Due Diligence Fee                        0.50%         0.50%         0.50%          0.50%         0.50%          0.50%
Marketing Expenses                       1.00%         1.50%         1.50%          1.50%         1.50%          1.00%
Offering & Organization                  1.00%         0.50%         0.50%          0.50%         0.50%          1.00%
Mortgage Broker Fee (IMC)(2)             0.50%         0.50%         0.50%          0.50%         0.50%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                           N/A          0.71%         0.77%          0.90%         0.88%          1.18%
Bridge Financing Fees                     N/A           N/A          1.49%          0.50%         0.20%          0.10%
Total Load(4)                    11.25%-12.75%        14.23%        13.68%         14.39%        13.68%         13.23%
Asset Management Fees(5)                  N/A          0.75%         1.00%          0.56%         0.55%          0.52%
                                                                  Paid by
Property Management Fees(6)               4.5%          5.0%   Asset Mgr.            5.0%          5.0%           4.5%
Backend Sales Commission                  3.5%          3.5%          3.5%           3.5%          3.5%           N/A

                                                                                                          Janesville
                                                                             Inland 210      CompUSA        Deere
                                    Taunton       Broadway                   Celebration      Retail     Distribution
                                    Circuit       Commons      Bell Plaza       Place        Building      Facility
                                      DBT           DBT         1031 LLC         DBT            LLC        1031 LLC
                                 -------------------------------------------------------------------------------------
Commissions & Fees(1)               Up to 8.0%   Up to 8.77%   Up to 9.19%    Up to 5.27%   Up to 8.56%     Up to 8.6%
Selling Commission To 3rd Party
Reps                                     6.00%         6.00%         6.00%          3.81%         6.00%          6.00%
Due Diligence Fee                        0.50%         0.50%         0.50%          0.00%         0.50%          0.50%
Marketing Expenses                       1.00%         1.00%         1.00%          0.50%         1.00%          1.00%
Offering & Organization                  0.50%         1.27%         1.69%          0.96%         1.06%          1.10%
Mortgage Broker Fee (IMC)(2)             0.61%         0.50%         0.50%          0.50%         0.50%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          0.69%         0.75%          N/A           0.89%         0.82%          0.87%
Bridge Financing Fees                    0.07%         0.23%          N/A           0.23%         0.23%          0.23%
Total Load(4)                           11.89%        12.98%        23.02%         10.52%        14.93%         13.93%
Asset Management Fees(5)                 0.57%          N/A          0.53%          0.53%         0.63%          0.49%
Property Management Fees(6)               4.0%          5.0%          5.0%           4.5%          4.5%           4.5%
Backend Sales Commission                  N/A           N/A           3.5%           N/A           N/A            N/A

                                                 Davenport                                   White
                                     Fleet         Deere                                   Settlement
                                     Office     Distribution     Grand          Macon         Road       Plainfield
                                    Building      Facility       Chute         Office      Investment    Marketplace
                                    1031 LLC      1031 LLC        DST           DST           LLC         1031 LLC
                                   ----------------------------------------------------------------------------------
Commissions & Fees(1)              Up to 8.52%   Up to 8.42%   Up to 8.82%    Up to 8.52%   Up to 8.52%   Up to 8.76%
Selling Commission To 3rd Party
Reps                                     6.00%         6.00%         6.00%          6.00%         7.04%         6.00%
Due Diligence Fee                        0.50%         0.50%         0.50%          0.50%         0.60%         0.50%
Marketing Expenses                       1.00%         1.00%         1.00%          1.00%         1.16%         1.00%
Offering & Organization                  1.02%         0.92%         1.32%          1.02%         1.66%         1.26%
Mortgage Broker Fee (IMC)(2)             0.50%         0.71%         0.50%          0.50%         0.97%         0.57%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          0.85%         0.77%         0.84%          0.72%         8.99%         3.89%
Bridge Financing Fees                    0.35%         0.72%         0.13%          0.81%         0.12%         0.92%
Total Load(4)                           14.57%        13.18%        12.96%         14.24%        30.90%        20.44%
Asset Management Fees(5)                 0.49%         0.50%         0.66%          0.66%         0.00%         0.04%
Property Management Fees(6)               4.5%          4.5%          5.0%           4.5%          5.0%          5.0%
Backend Sales Commission                  N/A           N/A           N/A            N/A           N/A           N/A

                                     Pier 1                                                     Cross        BJ's
                                     Retail                                   Bed, Bath &       Creek      Shopping
                                     Center        Long Run     Forestville      Beyond        Commons      Center
                                    1031 LLC       1031 LLC      1031 LLC       1031 LLC      1031 LLC     1031 LLC
                                   ----------------------------------------------------------------------------------
Commissions & Fees(1)              Up to 8.73%   Up to 8.37%   Up to 8.40%    Up to 8.70%   Up to 8.64%   Up to 8.59%
Selling Commission To 3rd Party
Reps                                     6.00%         5.84%         5.54%          6.00%         6.00%         6.00%
Due Diligence Fee                        0.50%         0.49%         0.46%          0.50%         0.50%         0.50%
Marketing Expenses                       1.00%         0.97%         0.93%          1.00%         1.00%         1.00%
Offering & Organization                  1.23%         1.07%         1.46%          1.20%         1.14%         1.09%
Mortgage Broker Fee (IMC)(2)             0.50%         0.47%         0.43%          0.55%         0.40%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          4.29%         5.31%         5.00%          5.15%         5.04%         5.00%
Bridge Financing Fees                    0.94%
Total Load(4)                            8.28%        22.38%        21.34%         23.13%        22.99%        26.04%
Asset Management Fees(5)                 0.06%         0.20%         0.00%          0.15%         0.11%         0.12%
Property Management Fees(6)               5.0%          5.0%          5.0%           5.0%          5.0%          5.0%
Backend Sales Commission                  N/A           N/A           N/A            N/A           N/A           N/A

                                    Barnes &                                                              Best Buy
                                     Noble                     Walgreens      Kraft Cold   Huntington      Store
                                     Retail                      Store         Storage       Square       Reynolds-
                                     Center     Port Richey      Hobart        Facility      Plaza         burg
                                    1031 LLC     1031 LLC       1031 LLC       1031 LLC     1031 LLC      1031 LLC
                                   ----------------------------------------------------------------------------------
Commissions & Fees(1)              Up to 8.69%    Up to 8.4%   Up to 9.02%    Up to 8.75%   Up to 8.02%   Up to 8.64%
Selling Commission To 3rd
Party Reps                               6.00%         5.55%         6.00%          6.00%         6.00%         6.00%
Due Diligence Fee                        0.50%         0.46%         0.50%          0.50%         0.50%        0.050%
Marketing Expenses                       1.00%         0.93%         1.00%          1.00%         1.00%         1.00%
Offering & Organization                  1.19%         1.46%         1.02%          1.25%         0.52%         1.14%
Mortgage Broker Fee (IMC)(2)             0.50%         0.43%          N/A           0.50%         0.58%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          5.00%         5.00%         4.22%          5.03%         4.31%         5.00%
Bridge Financing Fees                    0.49%         0.56%         1.25%          0.56%         0.47%         0.69%
Total Load(4)                           23.80%        22.80%        14.77%         22.94%        12.14%        23.08%
Asset Management Fees(5)                 0.13%         0.00%         0.08%          0.05%         0.03%         0.06%
Property Management Fees(6)               5.0%          5.0%          4.5%           4.5%          4.5%          2.9%
Backend Sales Commission                  N/A           N/A           N/A            N/A           N/A           N/A

(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

         Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however, shall never exceed $10,000, nor be less than $1,200 monthly.

         Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

         The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through September 30, 2004:

                            1031 EXCHANGE PERFORMANCE
                    DISTRIBUTIONS THROUGH SEPTEMBER 30, 2004

                                    Number    Offering  Offering  Distributions  2001 Annual  2002 Annual  2003 Annual 2004 Annual
                                      of       Equity   Completed    To Date    Distribution Distribution Distribution Distribution
Name of Entity                     Investors     ($)       ($)         ($)           (%)          (%)          (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT               9      4,000,000  05/2002        887,036     8.00         8.00         8.07         8.39
Sentry Office Building DBT             7      3,500,000  04/2002        757,374                  8.20         8.73         9.25
Pets Bowie DBT                         7      2,600,000  07/2002        523,311                  8.89         8.89         9.12
1031 Chattanooga DBT                   9      1,900,000  05/2002        356,946                  8.19         8.26         8.26
Lansing Shopping Center DBT            5      5,000,000  09/2001        854,591                  8.47         8.29         8.96
Inland 220 Celebration Place DBT      35     15,800,000  09/2003      2,141,924                  8.08         8.10         8.10
Taunton Circuit DBT                    1      3,750,000  09/2002        600,700                  8.22         8.31         8.31
Broadway Commons DBT                  32      8,400,000  12/2003        813,185                  8.14         8.22         8.26
Bell Plaza 1031, LLC                   1        890,000  11/2003        218,782                 13.53        14.67        16.05
Inland 210 Celebration Place DBT       1      6,300,000  01/2003        891,228                               8.23         8.23
CompUSA Retail Building, LLC          11      3,950,000  02/2004        307,569                               8.05         8.17
Janesville Deere Distribution
Facility 1031, LLC                    35     10,050,000  01/2004        675,167                               7.23         7.35
Fleet Office Building 1031, LLC       30     10,000,000  01/2004        620,754                               7.19         7.19
Davenport Deere Distribution
Facility 1031, LLC                    35     15,700,000  04/2004        781,099                               7.36         7.36
Grand Chute DST                       29      5,370,000  03/2004        265,163                               8.48         8.49
Macon Office DST                      29      6,600,000  03/2004        380,623                               8.20         8.20
White Settlement Road Investment,
LLC                                    1      1,420,000  12/2003         85,467                                            8.34

Plainfield Marketplace 1031, LLC      31     12,475,000  06/2004        184,437                                            7.09
Pier 1 Retail Center 1031, LLC        22      4,300,000  06/2004        105,430                                            7.20
Long Run 1031, LLC                     1      4,935,000  05/2004        120,000                                            9.42
Forestville 1031, LLC                  1      3,900,000  05/2004         80,525                                            7.55
Bed, Bath & Beyond 1031, LLC          19      6,633,000     *            49,536                                            7.58
Cross Creek Commons 1031, LLC         26      6,930,000  08/2004        119,446                                            7.30
BJ's Shopping Center 1031, LLC         7      8,365,000     *             8,606                                            7.69
Barnes & Noble Retail Center 1031,
LLC                                    1      3,930,000     *             1,507                                            6.65

                                Number     Offering  Offering  Distributions  2001 Annual  2002 Annual  2003 Annual 2004 Annual
                                  of        Equity   Completed    To Date    Distribution Distribution Distribution Distribution
Name of Entity                 Investors      ($)       ($)         ($)           (%)          (%)          (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------
Port Richey 1031 LLC              1        3,075,000  07/2004              -                                           9.24
Walgreen Store Hobart 1031,
LLC                               0        6,534,000     *                 -                                           5.78
Kraft Cold Storage Facility
1031, LLC                         0       11,000,000     *                 -                                           7.00
Huntington Square Plaza 1031,
LLC                               0       39,200,000     *                 -                                           6.48
Best Buy Store Reynoldsburg
1031, LLC                         0       10,345,000     *                 -                                           6.73
                                         -----------           -------------
                                         226,852,000              11,830,406
                                         ===========           =============

*  Offering was not complete as of September 30, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

         The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2004 as the 28th largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firms in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

         As of September 30, 2004 Inland and its affiliates have more than 1,000 employees, own properties in 42 states, and have managed assets in excess of $10 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

         Our business manager/advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.

         As of September 30, 2004, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 3,455 acres of pre-development land in the Chicago area, as well as approximately 16.9 million square feet of real property in Chicago and nationwide.

         Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of September 30, 2004 Inland Mortgage Corporation has originated more than $7 billion in financing including loans to third parties and affiliated entities.

         Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of September 30, 2004, Inland Mortgage Investment Corporation owned an approximately $76 million loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 558 loans exceeding $3.7 billion.

         The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.

         The Inland Property Management companies managed over 54 million square feet of commercial properties in 42 states as of September 30, 2004. A substantial portion of the portfolio, approximately 14.8 million square feet, consists of properties leased on a triple-net lease basis. A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. This group also manages more than 11,500 multi-family units that are principally located in the Chicago area.

         Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

         Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired over 1,700 properties for over $10 billion.

         Inland Real Estate Development Corporation has handled the design, approval and entitlement of land parcels which have included in excess of 10,900 residential units, 11.8 million square feet of retail land and 7.6 million square feet of industrial land. They have been responsible for the land development of land for over 3,300 of those residential units, 6.7 million square feet of the retail land and all 7.6 million square feet of the industrial land. They currently handle an inventory of over 3,000 acres of prime land for development.

         Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $380 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 2,500 multi-family units and over 3.5 million square feet of commercial property.

         See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $2.9 billion raised from over 75,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending September 30, 2004, and the prior performance of those programs. During the last 35 years, more than 100,000 investors were in the Inland Group's 238 completed programs as of December 8, 2004, with no investor losses of initial invested capital in any completed equity program.

         The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                  AGE*   POSITION AND OFFICE WITH THE INLAND GROUP
----                  ----   -----------------------------------------
Daniel L. Goodwin     60     Chairman, president and director

Robert H. Baum        60     Vice chairman, executive vice president - general
                             counsel and director

G. Joseph Cosenza     60     Vice chairman and director

Robert D. Parks       60     Director

----------
*As of January 1, 2004

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

         DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He is a director of Inland Real Estate Corporation and he also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

         HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

         EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

         ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the

United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

         G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals and founders. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 19 persons who engage in property acquisition and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchase of close to $10.5 billion of income-producing real estate from 1968 to present.

         Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Master's Degree from Northern Illinois University. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District while the four schoolteacher partners operated Inland on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

         Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director on the board of Inland Bankcorp, which owns Westbank in Westchester, Hillside and Lombard, Illinois. Mr. Cosenza has been a director since 1994 to Inland Real Estate Corporation, a $1.7 billion asset publicly traded REIT and is also a member of the management committee.

         ROBERT D. PARKS is a director of The Inland Group, Inc. and one of its four original principals; chairman of Inland Real Estate Investment Corporation, a director of Inland Securities Corporation, and a director of Inland Investment Advisors, Inc. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is chairman, chief executive officer and an affiliated director of Inland Retail Real Estate Trust, Inc., and is our chairman, chief executive officer, and an affiliated director.

         Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for Inland Real Estate Investment Corporation. He oversees and coordinates the marketing of all investments and investor relations.

         Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts (NAREIT).

OUR GENERAL MANAGEMENT

         We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our business manager/advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC are responsible for managing, maintaining and leasing the individual properties.

Inland Real Estate Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description of the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to our directors and executive officers:

              NAME                              AGE                 POSITION AND OFFICE WITH US
              -----------------------------     ---       ------------------------------------------------
              Robert D. Parks............       60        Chairman, chief executive officer and affiliated
                                                          director
              Roberta S. Matlin..........       59        Vice president -- administration
              Scott W. Wilton............       43        Secretary
              Steven P. Grimes...........       37        Treasurer and principal financial officer
              Lori J. Foust..............       39        Principal accounting officer
              Brenda G. Gujral...........       61        Affiliated director
              Frank A. Catalano, Jr......       42        Independent director
              Kenneth H. Beard...........       64        Independent director
              Paul R. Gauvreau...........       64        Independent director
              Gerald M. Gorski...........       61        Independent director
              Barbara A. Murphy..........       66        Independent director

----------
         *As of January 1, 2004

         ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland Real Estate Investment Corporation in 1984 as director of investor administration and currently serves as senior vice president of our sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our sponsor, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. From June 2001 until April 2004 she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

         SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange Corporation. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

         STEVEN P. GRIMES joined our business manager/advisor as its Chief Financial Officer and became our treasurer and principal financial officer in 2004. He is responsible for our finances and borrowings. Prior to joining our business manager/advisor, Mr. Grimes was a director with Cohen Financial and was a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University and is a Certified Public Accountant. Mr. Grimes is a member of the American Institute of Certified Public Accountants, or AICPA, and the Illinois CPA Society.

         LORI J. FOUST joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc. in 2003. Ms. Foust is also our principal accounting officer. She is responsible for our financial and SEC reporting. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the AICPA.

         BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our business manager/advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

         Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

         Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

         She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

         FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

         Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

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

         KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

         Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

         PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

         Mr. Gauvreau holds a MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

         GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

         BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing

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

surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

         Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

         Our Board has established an audit committee comprised of Messrs. Catalano, Beard and Gauvreau. Mr. Gauvreau serves as the chair of the Audit Committee and qualifies as our "financial expert" under the rules of the Securities and Exchange Commission. These three directors are independent in accordance with the National Association of Securities Dealers' listing standards and under the Sarbanes-Oxley Act. The board has adopted a written charter for the audit committee.

         The audit committee is responsible for the engagement of our independent auditors, reviewing the plans and results of the audit engagement with our auditors, approving services performed by and the independence of our independent auditors, considering the range of audit and non-audit fees, and consulting with our independent auditors regarding the adequacy of our internal accounting controls.

         Although we do not have a standing nominating committee or compensation committee of the board, the board itself serves in those capacities.

         There is no compensation committee. The board has been responsible for all compensation decisions. As we have no employees, there are no compensation decisions to be made by the board.

         Our board does not currently have a nominating committee. Rather, each member of our board participates in the process of identifying and considering individuals for board membership. Our board believes its current process is effective since the current members of the board are seasoned executives from a variety of backgrounds. Each member of our board satisfies the independence requirements under the National Association of Securities Dealers' listing standards and the Sarbanes-Oxley Act, other than Mr. Parks and Mrs. Gujral. The board will consider for recommendation to the board nominations made by stockholders that comply with the procedures described in our proxy statement under the caption "Advance Notice Procedures for Making Director Nominations and Stockholder Proposals."

         Once our board has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), the independent members of the board make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the board when the candidate is recommended, the board's own knowledge of the prospective candidate and information, if any, obtained by the board's inquiries. The preliminary determination is based primarily on the need for additional board members to fill vacancies, expand the size of the board or obtain representation in market areas without board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the independent members of the board determine that additional consideration is warranted, it may gather additional information about the candidate's background and experience. The independent members of the board then evaluate the prospective nominee against the following standards and qualifications:

         -    achievement, experience and independence;

         -    wisdom, integrity and judgment;

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

         -    understanding of the business environment; and

         -    willingness to devote adequate time to Board duties.

         The independent members of the board also consider such other relevant factors as they deem appropriate, including the current composition of the board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the independent members of the board determine whether to interview the candidate. If the independent members of the board decide that an interview is warranted, one or more of those members, and others as appropriate, interviews the candidate in person or by telephone. After completing this evaluation and interview, the independent members of the board make a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the independent members of the board.

         EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

         MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our business manager/advisor.

         EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

         We pay our independent directors an annual fee of $5,000 (increased to $10,000 effective October 1, 2004) plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

         We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

COMPLIANCE AND GOVERNANCE

         On October 12, 2004, our board of directors unanimously adopted a Code of Business Conduct and Ethics, Nonretaliation Policy, and Complaint Procedures for Accounting and Auditing Matters.

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

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

         We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

         The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our five independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.

         One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

         Options granted under the independent director stock option plan are exercisable until the first to occur of

         -    the tenth anniversary of the date of grant,

         - the removal for cause of the independent director as an independent director, or

         - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

         The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

         Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent

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

director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

         - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

         - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

         - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR BUSINESS MANAGER/ADVISOR

         Our business manager/advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. Our business manager/advisor reviews and updates our mission statement, determines our businesses' direction, selects the criteria for acquisitions and financing, adjusts the demographic and geographic parameters, analyzes strategic alternatives, adjusts our rate of growth to maximize shareholder value, and updates our business plan that is performed by Inland employees on our behalf involving the combined efforts of highly skilled technical people with many years of experience.

         The following table sets forth information regarding the executive officers and directors of our business manager/advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biographies of Mr. Grimes, Ms. Foust and Mr. Wilton are set forth under "-- Our Directors and Executive Officers."

                                                                   POSITION AND OFFICE WITH OUR BUSINESS
         NAME                                             AGE      MANAGER/ADVISOR
         ----                                             ---      -------------------------------------
         Daniel L. Goodwin..........................      60       Director
         Robert D. Parks............................      60       Director and president
         G. Joseph Cosenza..........................      60       Director
         Steven P. Grimes...........................      37       Chief financial officer
         Brenda G. Gujral...........................      61       Vice president
         Lori J. Foust..............................      39       Vice president and controller
         Scott W. Wilton............................      43       Secretary
         Debra J. Randall...........................      48       Assistant vice president and assistant
                                                                   controller

----------
         *As of January 1, 2004

         DEBRA J. RANDALL joined our business manager/advisor as assistant vice president on January 30, 2004. Ms. Randall is responsible for our financial and SEC reporting. Prior to joining the business manager/advisor, Ms. Randall was a corporate controller for a privately held real estate company and has over 10 years of real estate experience at several public accounting firms. She received her B.A. Degree

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

in Liberal Arts and is in the process of completing her M.A. Degree from DePaul University. She is a certified public accountant, a member of the Illinois CPA Society and a licensed real estate salesperson.

OUR ADVISORY AGREEMENT

         DUTIES OF OUR BUSINESS MANAGER/ADVISOR. Under the terms of our advisory agreement, our business manager/advisor generally has responsibility for our day-to-day operations. This includes the following:

         -    administering our bookkeeping and accounting functions,

         - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

         -    rendering other services as our board deems appropriate.

         Our business manager/advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

         TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the business manager/advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the business manager/advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the business management/advisory function. Our board shall determine that any successor business manager/advisor possesses sufficient qualifications to perform the business management/advisory function for us and justify the compensation provided for in its contract with us.

         COMPENSATION TO BUSINESS MANAGER/ADVISOR. The advisory agreement provides for the business manager/advisor to be paid:

         - an advisor asset management fee after the stockholders have first received a 6% annual return; and

         -    a property disposition fee; and

         - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

         If the business manager/advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the business manager/advisor and the independent directors.

         The business manager/advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

         -    employee expenses;

         - travel and other expenses of its directors, officers and employees;

         -    rent;

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         -    telephone;

         - equipment expenses to the extent they relate to the office maintained by both us and the business manager/advisor; and

         - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The business manager/advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the business manager/advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

         REIMBURSEMENT BY BUSINESS MANAGER/ADVISOR. For any year in which we qualify as a REIT, our business manager/advisor must reimburse us for the amounts, if any:

         - by which our total operating expenses paid during the previous fiscal year exceed the greater of

                   -    2% of our average assets for that fiscal year or

                   - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

         - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The business manager/advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the business manager/advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

         BUSINESS COMBINATION BETWEEN US AND THE BUSINESS MANAGER/ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our business manager/advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the business manager/advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until September 15, 2008, such a business combination could only take place with our consent and that of the

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

business manager/advisor and property managers. After September 15, 2008, we could acquire these companies in a business combination without their consent.

         If the businesses conducted by the business manager/advisor and/or a property manager are acquired by or consolidated into us, the business manager/advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

         The number of shares we will issue to the business manager/advisor and/or the property managers, as the case may be, will be determined as follows:

         - We will first send an election notice to the business manager/advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

         - Next, the net income of the business manager/advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The business manager/advisor or the property manager will bear the cost of the audit.

         - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

         Funds from operations means net income in accordance with generally accepted accounting principles, excluding gains or losses from sales of properties, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest.

         The resulting quotient will constitute the number of shares to be issued by us to the business manager/advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction must occur within 90 days of delivery after the election notice.

         Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the business manager/advisor, then all obligations of the business manager/advisor and its affiliates to offer properties to us will also terminate.

         LIABILITY AND INDEMNIFICATION OF BUSINESS MANAGER/ADVISOR. Under the advisory agreement, we are required to indemnify the business manager/advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the business manager/advisor's acts or omissions. However, this is only a requirement so long as:

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

         - the business manager/advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

         - the business manager/advisor was acting on behalf of or performing services for us;

         - the liability or loss was not the result of misconduct on the part of the business manager/advisor; and

         - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

         We will advance amounts to those entitled to indemnification for legal and other expenses only if:

         - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

         - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

         - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

         Although Inland Retail Real Estate Trust, Inc. is no longer offering its securities, it has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have primarily focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENTS

         Our present property managers provide property management services to us under the terms of the management agreements. The property managers provide services in connection with the rental, leasing, operation and management of the properties. Our property managers are each Delaware limited liability companies owned by a Delaware limited liability holding company, which in turn is owned by a Delaware corporation owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property managers a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the relevant management agreement, from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property manager if it provides us with services other than those specified in the management agreement. There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property managers may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property managers may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

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         Our property managers, Inland US Management LLC, Inland Southwest
Management LLC and Inland Pacific Management LLC, conduct their activities within states where they manager our properties. The principal executive office of the holding company, Inland HOLDCO Management LLC, is located at 2907 Butterfield Road in Oak Brook, Illinois.

         See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

         The following sets forth information with respect to the executive officers and managers of Inland HOLDCO Management LLC.

                                                            POSITION AND OFFICE
                                                             WITH INLAND HOLDCO
            NAME                      AGE*                     MANAGEMENT LLC
            ----                      ----                     --------------
            Thomas P. McGuinness      47         President and manager
            Robert M. Barg            50         Senior vice president/treasurer, secretary
                                                 and manager
            James H. Neubauer         62         Senior vice president
            Linda Centanni            49         Vice president
            Elizabeth D. McNeely      49         Vice president
            Frank Natanek             36         Vice president
            Ulana B. Horawelskyj      57         Manager
            Alan F. Kremin            57         Manager
            Frances C. Panico         54         Manager

----------
         *As of January 1, 2004

         THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

         ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp., and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp., and secretary and treasurer of Inland Southern Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Masters Degree from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society.

         JAMES H. NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of Inland Western Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and rejoined Inland Southeast Property Management Corp. in 1999 as senior vice president and in May 2002 was promoted to president. In June 2004, he became a senior vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

         LINDA CENTANNI joined Mid-America Management Corp. in 1978 in the business office and in 1979 she began working in the accounting department specializing in the area of property management accounts receivable. In 1997 she was promoted to assistant vice president. Her current responsibilities include supervision of 12 people as department head of both accounts receivable and records. In July 2004 she was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. Centanni holds an Illinois real estate salesperson license.

         ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January of 2002. In January of 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the Middle School and Jr. College level. Ms. McNeeley holds a BA from North Central College and an MA from DePaul University. She is a licensed Real Estate Sales Agent.

         FRANK NATANEK joined The Inland Group in July 2004 as a vice president of Inland Northwest Property Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Mr. Natanek worked for the Hallmark Greeting Card Company from October 2002 to March 2004. Mr. Natanek has a degree from St. Xavier, and a law degree from Loyola University. In addition Mr. Natanek holds an MBA from the University of Chicago.

         ULANA B. HORALEWSKYJ joined The Inland Group in 1990 and is currently treasurer of Inland Real Estate Exchange Corporation, vice president of Inland Real Estate Investment Corporation and president of Partnership Ownership Corporation. In her capacity as vice president of Inland Real Estate Investment Corporation, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining Inland, she spent four years working for an accounting firm and 10 years in the banking industry. Ms. Horalewskyj received her B.A. from Roosevelt University in Chicago.

         ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, cash budgeting and corporate taxes for the consolidated group and serving as a director for various Inland Group subsidiaries and outside affiliated entities, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland

Southern Management LLC. In November 2002, he became a director of Mid-Atlantic Management, LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, where he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

         FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $4,200,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default and resolution process. Ms. Panico received her BA Degree in Business Communication from Northern Illinois University.

         The following sets forth information with respect to the executive officers and managers of Inland US Management LLC.

                                                            POSITION AND OFFICE
                                                               WITH INLAND US
            NAME                      AGE*                     MANAGEMENT LLC
            ----                      ---                      --------------
            Thomas P. McGuinness      47         President and manager
            Robert M. Barg            50         Senior vice president/treasurer, secretary
                                                 and manager
            Linda Centanni            49         Vice President
            Elizabeth D. McNeely      49         Vice President
            Frank Natanek             30         Vice President
            Lawrence R. Sajdak, Jr.   24         Assistant vice president
            Steven Yee                37         Assistant vice president
            Anthony A. Casaccio       48         Manager
            Alan F. Kremin            57         Manager
            Pamela C. Stewart         47         Manager

----------
         *As of January 1, 2004

         The biographies of Mr. McGuinness, Mr. Barg, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

         LAWRENCE R. SAJDAK joined The Inland Group in September 1998 as a college intern, working every summer and holiday season. He started in the marketing department and soon became proficient in other departments in management. He has degrees in chemistry and business from North Central College. Prior to joining Inland he was employed by Cintas Corporation. Mr. Sajdak returned to Inland in December 2002 as a department head in the business management department, and subsequently became a property manager. In July 2004 Mr. Sajdak was promoted to an assistant vice president of Inland

Northwest Property Management Corp. He is a member of the International Council of Shopping Centers.

         STEVEN YEE joined The Inland Group in February of 2004 as a senior property manager, and in July 2004, Mr. Yee was promoted to assistant vice president of Inland Northwest Property Management Corp. Prior to joining Inland he worked for Manulife Financial. His was also the director of operations for MB real estate and a retail property manager for Trammel Crow. His real estate experience includes managing and leasing retail shopping centers in the greater Chicagoland area. Mr. Yee attended DePaul University, receiving a degree in real estate finance. He is a licensed real estate broker, and a member of the International Council of Shopping Centers, and holds CPM and CCIM designations.

         ANTHONY A. CASACCIO joined The Inland Group in 1984 working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, and in 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the DuPage Association of Realtors, the National Association of Realtors, Northern Illinois Commercial Association of Realtors, the National Home Builders Association, the Realtor Association of the Western Suburbs, The Urban Land Institute and the Oswego Economic Development Corporation. Mr. Casaccio is a licensed real estate broker in the state of Illinois.

         PAMELA C. STEWART joined Midwest Real Estate Equities, Inc., an affiliate of The Inland Group in 1995 as an acquisition specialist. Prior to joining Midwest Equities, Ms. Stewart worked for another affiliate company, New Directions Housing Corporation (NDHC), a not-for-profit organization that develops affordable housing. In 2002, Ms. Stewart became an assistant vice president and in 2004, she was promoted to vice president of Midwest Real Estate Equities, Inc. Ms. Stewart is responsible for acquiring commercial real estate properties for the company's portfolio and investing corporate funds into redevelopment projects, including rental properties, shopping centers, office buildings and industrial buildings. Ms. Stewart is also the corporate asset management director for The Inland Real Estate Group of Companies. Ms. Stewart has a B.A. degree in Marketing from Roosevelt University. She is a member of the National Association of Realtors, the Northern Illinois Commercial Association of Realtors and she is a Certified Commercial Investment Member (CCIM) and Candidate. She holds a real estate broker's license in the state of Illinois.

         The following sets forth information with respect to the executive officers and managers of Inland Pacific Management LLC.

                                                            POSITION AND OFFICE
                                                            WITH INLAND PACIFIC
            NAME                      AGE*                    MANAGEMENT LLC
            ----                      ---                     --------------
            Thomas P. McGuinness      47         President and manager
            Robert M. Barg            50         Senior vice president/treasurer, secretary and
                                                 manager
            James H. Neubauer         62         Senior vice president and manager
            Linda Centanni            49         Vice President
            Elizabeth D. McNeely      49         Vice President
            Frank Natanek             30         Vice President
            David M. Benjamin         49         Manager
            Alan F. Kremin            57         Manager

----------
         *As of January 1, 2004

         The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

         DAVID M. BENJAMIN joined The Inland Group in 1983 in the accounting department and is controller of The Inland Real Estate Group. Mr. Benjamin has spent his entire accounting career in the real estate industry, working for American Invesco and Draper and Kramer before coming to Inland. Mr. Benjamin is responsible for the accounting and corporate income tax preparation of various Inland entities and he assists in the day to day oversight of The Inland Real Estate Group accounting department. Mr. Benjamin is a CPA.

         The following sets forth information with respect to the executive officers and Managers of Inland Southwest Management LLC.

                                                               POSITION AND OFFICE
                                                              WITH INLAND SOUTHWEST
            NAME                      AGE*                       MANAGEMENT LLC
            ----                      ---                        --------------
            Thomas P. McGuinness      47         President and manager
            Robert M. Barg            50         Senior vice president/treasurer, secretary and
                                                 manager
            James H. Neubauer         62         Senior vice president
            Linda Centanni            49         Vice President
            Elizabeth D. McNeely      49         Vice President
            Frank Natanek             30         Vice President
            Alan F. Kremin            57         Manager
            Ulana B. Horalewskyj      57         Manager
            Frances C. Panico         54         Manager

----------
         *As of January 1, 2004

         The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek, Ms. Horalewskyj, Mr. Kremin and Ms. Panico are set forth above.

INLAND SECURITIES CORPORATION

         Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does not focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

         The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks is set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section.

                                                           POSITION AND OFFICE
         NAME                       AGE*                 WITH OUR MANAGING DEALER
         ----                       ----                 ------------------------
         Brenda G. Gujral           61       President, chief operating officer and director
         Roberta S. Matlin          59       Vice president and director
         Catherine L. Lynch         45       Treasurer, secretary and director
         Robert D. Parks            60       Director
         Brian Conlon               45       Executive vice president
         R. Martel Day              54       Executive vice president - national sales and
                                             marketing
         Fred C. Fisher             59       Senior vice president
         David Bassitt              61       Senior vice president
         John Cunningham            45       Senior vice president
         Tomas Giardino             29       Vice president
         Curtis Shoch               31       Vice president
         Shawn Vaughan              32       Vice president
         Mark Lavery                28       Vice president
         Ralph Rudolph              40       Vice president
         Robert J. Babcock          28       Vice president
         Frank V. Pinelli           57       Vice president
         Matthew Podolsky           32       Vice president
         Darrell Rau                48       Vice president
         Jeffrey S. Hertz           30       Vice president
         Carl Pikus                 37       Vice president
         Nathan Rachels             29       Vice president
         Michele Sorce              39       Assistant vice president and controller

----------
         *As of January 1, 2004

         CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer/secretary of our sponsor. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Ms. Lynch is also the treasurer/secretary and a director of Inland Securities Corporation and treasurer of Inland Retail Real Estate Advisory Services and Inland Investment Advisors, Inc. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

         BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

         R. MARTEL DAY is executive vice president and national sales director for Inland Securities Corporation, and he is responsible for the sale of Inland's investment products nationwide. Mr. Day joined

Inland in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president and national marketing director.

         Mr. Day graduated with an Engineering degree from the Georgia Institute of Technology. He is a member of the board of directors of the Investment Program Association (IPA), a member of the Financial Planning Association (FPA), and the National Association of Real Estate Investment Trusts (NAREIT). He holds General Securities and Registered Investment Advisor licenses with the National Association of Securities Dealers, Inc.

         FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

         DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

         JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

         TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

         CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

         SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

         MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

         RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for Midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

         ROBERT J. BABCOCK joined Inland Securities Corporation as a vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor's degree from Gustavus Adolphus College. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

         FRANK V. PINELLI joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973-1983 where he worked in property management, real estate sales, and real estate acquisitions. Prior to rejoining the Inland staff, from 1984-2003 Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc and also is licensed as a real estate broker in Illinois and Oregon.

         MATTHEW PODOLSKY joined Inland Securities Corporation as a vice president in April 2003. Mr. Podolsky started his career in real estate in 1994 on the commercial sales and leasing side with Cushman and Wakefield of California, Inc. Prior to joining Inland Securities Corporation he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona with a B.S. in Regional Development/Urban Planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the state of California.

         DARRELL RAU joined Inland Securities Corporation in 2004 as a vice president of the midwest region where he develops sales and new broker/dealer relationships. Prior to joining Inland in 2004, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated magna cum laude from Northwood University in Midland, Michigan with a degree in Business Administration. He holds Series 6,7,62 and 63 licenses with the National Association of Securities Dealers, Inc.

         JEFFREY S. HERTZ joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds. Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen. Mr. Hertz graduated from the University of Oregon with a B.A. in psychology. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

         CARL PIKUS joined Inland Securities Corporation as a vice president in September 2004. His responsibilities include development of new broker/dealer relationships for Inland in the Midwest. Prior to joining Inland, Mr. Pikus was a Midwest sales manager for Ultimus, a software company, managing existing clients and establishing new accounts. He has worked in the same capacity for other IT companies. Mr. Pikus is a University of Wisconsin graduate.

         NATHAN RACHELS joined Inland Securities Corporation as vice president in September 2004. Prior to joining Inland Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States. Mr. Rachels began his career in financial services in 1997 on the retail side of the business, with a successful planning firm and then was an account manager at Deutsche Bank.

         He graduated from the University of Alabama with double majors in Public Relations and Business. Mr. Rachels holds Series 7 and 63 licenses with National Association of Securities Dealers.

         MICHELE SORCE joined Inland Securities as assistant vice president and controller in November 2003. Michele started her career with Inland almost 19 years ago. She served as controller for Inland Commercial, Residential and Real Estate Auction companies. She received a B.S. Degree in Accounting from Elmhurst College. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal and also holds an Illinois Real Estate Broker's license.

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
              DIRECTORS, OFFICERS AND OUR BUSINESS MANAGER/ADVISOR

         The laws that we are subject to and our articles of incorporation provide that our business manager/advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the business manager/advisor.

         Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

         - the person actually received an improper benefit or profit in money, property or services; and

         - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Maryland law provides that a corporation may indemnify any director, officer, employee or agent, unless it is established that:

         - the act or omission of the person was material to the matter giving rise to the proceeding, and

                   -    was committed in bad faith, or

                   -    was the result of active and deliberate dishonesty;

         - the person actually received an improper personal benefit in money, property or services; or

         - in the case of any criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

         Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the business manager/advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the business manager/advisor or its affiliates unless:

         - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         - the person seeking indemnification was acting on our behalf or performing services for us;

         - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

         - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

         As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the business manager/advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

         We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

         - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

         - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

         - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

         We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the business manager/advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation or bylaws. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. We have not purchased insurance on behalf of any person but we intend to do so in the future.

         We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

         We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table provides information as of December 7, 2004 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 7, 2004, no stockholder beneficially owned more than 5% of our outstanding shares. As of December 7, 2004, we had approximately 56,000 stockholders of record and approximately 199,433,713 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                                   NUMBER OF SHARES
              BENEFICIAL OWNER                    BENEFICIALLY OWNED       PERCENT OF CLASS
              ----------------                    ------------------       ----------------
Robert D. Parks                                          98,100.9094(1)            *
Roberta S. Matlin                                           176.8117               *
Scott W. Wilton                                                    0               0
Steven P. Grimes                                                   0               0
Lori A. Foust                                                      0               0
Brenda G. Gujral                                                   0               0
Frank A. Catalano, Jr.                                         2,000(2)            *
Kenneth H. Beard                                               2,000(2)            *
Paul R. Gauvreau                                        113,731.8436(2)            *
Gerald M. Gorski                                          4,002.0800(2)            *
Barbara A. Murphy                                              2,000(2)            *

All directors and executive officers as a
group (12 persons)                                      222,011.6447(1)            *

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our business manager/advisor. Our business manager/advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our business manager/advisor.

(2) Includes 2,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

         We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE

         We intend to own all of our assets, either directly or indirectly. Our business manager/advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our business manager/advisor has agreed to not sell their initial investment while the business manager/advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.

         See "How We Operate - Organizational Chart" for a diagram depicting the services rendered by our affiliates to us, as well as our organizational structure.

         Prior to this offering, if all of the 250,000,000 shares from our first offering are sold, the business manager/advisor's 20,000 shares represent .008% of the outstanding shares. If all of the 250,000,000 shares from our first offering are sold for gross offering proceeds of $2,500,000,000 and if all of the 250,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $2,500,000,000 as set forth on the cover page of this prospectus, assuming no other shares are issued or sold, the business manager/advisor's 20,000 shares will then represent only .004% of the outstanding shares.

         We have formed entities to acquire each of the properties currently owned by us. We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by us. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by us.

         Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Steven P. Grimes and Lori J. Foust are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Mr. Grimes is our Principal Financial Officer and Ms. Foust is our Principal Accounting Officer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin, Mr. Grimes and Ms. Foust, none of our promoters are officers or directors of us.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial information about us, and should be read in conjunction with the "Management's Discussion and Analysis of Our Consolidated Financial Condition and Results of Operation" and the Financial Statements and related notes included elsewhere in this prospectus.

         The following net income (loss) and distributions per share basic and diluted are based upon the weighted average number of common shares outstanding for the period. For the period from March 5, 2003 (inception) to December 31, 2003 the distributions per common share are based upon the weighted average number of common shares outstanding for the period from October 2, 2003 (first day shares were sold to the public) to December 31, 2003. For the period from March 5, 2003 (inception) to December 31, 2003, $357,790 (or 100% of the distributions paid for 2003) represented a return of capital due to the tax loss in 2003.

                                                                    PERIOD FROM      PERIOD FROM
                                                                   MARCH 5, 2003    MARCH 5, 2003
                                                FOR THE NINE        (INCEPTION)      (INCEPTION)
                                                MONTHS ENDED          THROUGH          THROUGH
                                                 30-SEPT-04          30-SEPT-03       31-DEC-03
                                             ------------------    -------------    -------------
Total assets                                 $    2,672,152,034        1,584,105      212,102,163

Mortgages payable                            $    1,141,248,461                0       29,627,000

Total income                                 $       69,766,533                0          782,281

Net income (loss)                            $        4,413,798          (42,544)        (173,279)
Net income (loss) per common share,
  basic and diluted                          $             0.06            (2.13)           (0.07)

Distributions declared                       $       35,132,000                0        1,285,329
Distributions per weighted average
  common share                               $             0.50                0              .15

Funds from operations                        $       29,217,346                0           18,991
Cash flows provided by operating
  activities                                 $       39,961,000          (74,021)         723,501

Cash flows used in investing activities      $   (2,015,984,000)               0     (133,424,163)
Cash flows provided by financing
  activities                                 $    2,192,056,000          274,021      197,081,796
Weighted average number of common
  shares outstanding, basic and diluted              70,052,000           20,000        2,520,986

         The distributions per common share are based upon the weighted average number of common shares outstanding for the period from October 2, 2003 (first day shares were sold to the public) to December 31, 2003.

         One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

                                                                   PERIOD FROM MARCH 5,
                                         FOR THE NINE MONTHS     2003 (INCEPTION) THROUGH
                                        ENDED 30-SEPTEMBER-04            31-DEC-03
                                        ---------------------    ------------------------
Net income (loss)                       $           4,413,798    $               (173,279)
Depreciation and amortization
  related to investment properties                 24,803,548                     192,270
                                        ---------------------    ------------------------
Funds from operations (1)               $          29,217,346    $                 18,991
                                        =====================    ========================

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         Our investment objectives are to:

         - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

         - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

         -    preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

         Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

         We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

         At the March 19, 2004 regularly scheduled board meeting, the board unanimously approved a resolution to delegate to our management committee, which includes our chief executive officer, principal financial officer, principal accounting officer and secretary, the authority to make monthly distributions to stockholders on our common stock in an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2004 calendar year.

         Our board approved the following distributions payable to holders of our common stock:

         - $.30 per share per annum for the stockholders of record on October 31, 2003, payable on November 10, 2003;

         - $.50 per share per annum for the stockholders of record on November 30, 2003, payable on December 10, 2003;

         - $.70 per share per annum for the stockholders of record on December 31, 2003, payable on January 10, 2004;

         - $.70 per share per annum for the stockholders of record on January 31, 2004, payable on February 10, 2004;

         - $.70 per share per annum for the stockholders of record on February 29, 2004, payable on March 10, 2004;

         - $.70 per share per annum for the stockholders of record on March 31, 2004, payable on April 10, 2004;

         - $.67 per share per annum for the stockholders of record on April 30, 2004, payable on May 10, 2004;

         - $.675 per share per annum for the stockholders of record on May 31, 2004, payable on June 10, 2004;

         - $.65 per share per annum for the stockholders of record on June 30, 2004, payable on July 10, 2004;

         - $.65 per share per annum for the stockholders of record on July 31, 2004, payable on August 10, 2004;

         - $.65 per share per annum for the stockholders of record on August 31, 2004, payable on September 10, 2004;

         - $.65 per share per annum for the stockholders of record on September 30, 2004, payable on October 10, 2004;

         - $.65 per share per annum for the stockholders of record on October 31, 2004, payable on November 10, 2004; and

         - $.65 per share per annum for the stockholders of record on November 30, 2004, payable on December 10, 2004.

TYPES OF INVESTMENTS

         We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. We believe that our real estate will be located primarily in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments -- General."

         Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

         We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail.
Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

         To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

         We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

         See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

         We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the business manager/advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

         -    geographic location and type;

         -    construction quality and condition;

         -    current and projected cash flow;

         -    potential for capital appreciation;

         -    lease rent roll, including the potential for rent increases;

         - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

         - potential for expanding the physical layout of the property and/or the number of sites;

         - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

         - prospects for liquidity through sale, financing or refinancing of the property;

         - competition from existing properties and the potential for the construction of new properties in the area; and

         - treatment under applicable federal, state and local tax and other laws and regulations.

         Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

         Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

         When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

         Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

         Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our business manager/advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

         In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

         We anticipate acquiring fee interests or leasehold interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

         Our business manager/advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

         Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

         If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our business manager/advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

         We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.

         We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our business manager/advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

         Our board adopted a policy to delegate to management the ability to obtain an unsecured line of credit facility with Key Bank for up to $100,000,000. The commitment letter was signed on November 17, 2004, and will have optional unsecured borrowing capacity of $150,000,000, for a total unsecured borrowing capacity of $250,000,000. The facility will have an initial term of one year with two one year extension options, and will replace the current line of credit on or about December 1, 2004, subject to final documentation. The line of credit has not yet been executed.

         Our board unanimously approved that consistent with our borrowing policies, we may commit up to the aggregate of $25 million for letters of credit in order to obtain financing for properties.

         Our board adopted a policy to delegate to management the ability to obtain unsecured general financing facilities up to $150,000,000 requiring a deposit not to exceed 3% of the facility amount without prior approval by the board of directors. These facilities would then be matched with specific properties, which would secure the amounts due under the general facilities.

SALE OR DISPOSITION OF PROPERTIES

         Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

         We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

         When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed.

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Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

         Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

         We will not:

         - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

         -    invest in commodities or commodity future contracts;

         -    issue redeemable shares of common stock;

         - issue shares on a deferred payment basis or other similar arrangement; and

         - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

         We do not intend to engage in hedging or similar activities for speculative purposes.

         We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

         Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

         Our business manager/advisor has informed our board that it is increasingly concerned about the potential that mortgage interest rates at which we can borrow will increase during 2004. Management also believes that mortgage interest rates we can borrow at will increase during 2005. Our board, including all of our independent directors, unanimously approved a resolution for the following:

         We may invest in interest rate futures, an interest rate hedging strategy designed to offset the risks of potential interest rate increases on our long-term borrowings. Should conditions warrant, this interest

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rate hedging strategy will be implemented over a period of time. We intend to invest in up to $100 million in interest rate futures, both five and seven year treasuries, with maturities of 90 days. Our initial cash outlay in this interest rate hedging strategy is expected to be between 1 to 2% of the value of our investment in the interest rate futures. Risks associated with this interest rate hedging strategy are primarily associated with declines in interest rates. As rates decline, we risk having to increase our initial cash outlay, and may incur losses on our investments in interest rate futures.

         An affiliate of our business manager/advisor, Inland Investment Advisors, Inc., the investment advisor, will be managing this interest rate hedging strategy. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

         We may also retain the investment advisor to invest up to $10 million of our cash in publicly traded investment securities. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

         We may enter into an initial $50 million (which could increase to $100 million) twelve month credit facility with an affiliate of our business manager/advisor, Inland Real Estate Exchange Corporation (IREX) for its 1031 exchange program. IREX will use the funds to purchase real estate investments that meet the criterion consistent with our real estate investment policies.

APPRAISALS

         All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

         Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

         - fund expenses incurred to operate the properties which have been acquired,

         - reimburse the business manager/advisor for our expenses, to the extent allowable under the advisory agreement,

         - pay the business manager/advisor its compensation under the advisory agreement; and

         - pay the property manager its property management fee under the management agreement

         See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

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ADDITIONAL OFFERINGS AND EXCHANGE LISTING

         We anticipate that by September 15, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by September 15, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

         We may invest in joint venture arrangements with other public real estate programs formed by our business manager/advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

         We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

         In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

         We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

         From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our business manager/advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties

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

subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intend to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

         Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

         We will not make distributions-in-kind, except for:

         -    distributions of readily marketable securities;

         - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

         - distributions of in-kind property which meet all of the following conditions:

                   - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

                   - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

                   - the directors distribute in-kind property only to those stockholders who accept our offer.

         Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

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         -    underwrite the securities of other issuers;

         -    invest in real estate mortgages; or

         - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

         Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."

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

                            REAL PROPERTY INVESTMENTS

INVESTING IN REITS

         A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

         According to the National Association of Real Estate Investment Trusts (NAREIT), dividend growth for publicly traded REITs has consistently outpaced inflation. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

         An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.

GENERAL

         Our business manager/advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

         The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire quality properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties that we currently have under contract for purchase are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance. As a result, we may have clusters of properties east of the Mississippi River.

         We do not intend to invest in real estate properties that are primarily:

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         -    farms;

         -    health care facilities;

         -    industrial properties;

         -    leisure home sites;

         -    manufacturing facilities;

         -    mining properties;

         -    ranches;

         -    single-family residential properties;

         -    timberlands; or

         -    unimproved properties not intended to be developed (vacant land).

         Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

         See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

         We intend to continue focusing on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

         California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

         Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

         The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets.

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Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

INSURANCE COVERAGE ON PROPERTIES

         We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

         As of December 7, 2004, our real estate portfolio was comprised of 91 properties containing approximately 16,123,537 square feet of gross leasable area. The 91 properties consist of 42 retail shopping centers, 26 neighborhood and community shopping center properties, 18 single-user facilities and five joint venture retail shopping centers that we have operating control of, located in 25 states.

         We intend to continue to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size. We may also purchase larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

         We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

         In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic

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performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

         When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years.

         A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own or may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

         Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

         We seek to reduce our operating and leasing risks through geographic and tenant diversity. No single tenant accounted for more than 5.6% of our total gross leasable area or more than 4.5% of our total annualized base rental revenues as of December 7, 2004. Our five largest tenants include Zurich American Insurance Company, Wal-Mart, GMAC Insurance, Best Buy and Ross Dress for Less, which represent approximately 4.5%, 2.2%, 2.6%, 3.6% and 2.5% of annualized base rental revenues at December 7, 2004.

         We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

         In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

         Our neighborhood and community shopping centers and our retail shopping centers are usually "anchored" or "shadow -anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us. National and regional companies that are tenants in our shopping center properties include Wal-Mart, Best Buy, Ross Dress for Less, Kohl's and Home Depot.

RETAIL SHOPPING CENTERS

         Retail shopping centers comprise the primary focus of our current portfolio. As of December 7, 2004, approximately 96% of our shopping center space was leased, and the average annualized base rent per leased square foot of the shopping center portfolio was $13.37.

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         Our shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 232,000 square feet as of December 7, 2004. Although we primarily invest in retail properties ranging from 100,000 to 500,000 square feet in size, as of December 7, 2004, we have also purchased larger shopping centers and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

NEIGHBORHOOD AND COMMUNITY SHOPPING CENTERS

         We acquired neighborhood and community shopping centers as part of our current portfolio. As of December 7, 2004, approximately 95% of these shopping centers were leased, and the average annualized base rent per leased square foot of these shopping centers was $15.51.

         Our neighborhood and community shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 68,000 square feet as of December 7, 2004.

SINGLE-USER PROPERTIES

         In addition to neighborhood and community shopping centers, we acquired single-user properties that are triple-net-leased properties, including properties acquired in sale and leaseback transactions. Single-user properties represent approximately 15.7% of our total portfolio gross leasable area. As of December 7, 2004, the average annualized base rent per leased square foot of the single-user property portfolio was $9.02.

         National and regional companies that are tenants in our single-user properties include CVS Pharmacy, Eckerds, Wal-Mart, Shaw's Supermarket, Harris Teeter, Academy Outdoor Sports, GMAC Insurance, Kohl's, Wrangler and Zurich American Insurance Company.

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SUMMARY TABULAR PRESENTATION OF PROPERTIES OWNED

         As of December 7, 2004, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of, or a leasehold interest in, 91 shopping centers consisting of an aggregate of approximately 16,123,537 gross leasable square feet located in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah and Washington. The following table summarizes these properties in alphabetical order.

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER       DECEMBER 7,    AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
------------------------------------------------------------------------------------------------------------------------------
Academy Sports                SU    2004           Jul-04        5,272,721       2,920,000       60,001     0.4%        100%
Houma, Louisiana

Academy Sports                SU    2004           Oct-04        4,257,044       2,337,500       61,150     0.4%        100%
Midland, Texas

Academy Sports                SU    2004           Oct-04        5,004,157       2,775,000       61,001     0.4%        100%
Port Arthur, Texas

Alison's Corner               NC    2003           Apr-04        6,992,339       3,850,000       55,066     0.3%        100%
San Antonio, Texas

Arvada Connection
        and                   RC    1987 -1990     Apr-04       52,308,117      28,510,000       61,079     0.4%         78%
Arvada Marketplace            RC                                                                297,678     1.8%         97%
Arvada, Colorado

Azalea Square                 RC    2004           Oct-04       29,904,320      16,535,000      181,942     1.1%         97%
Summerville, South
  Carolina

Bed, Bath & Beyond Plaza      NC    2004           Oct-04       20,305,879      11,192,500       97,496     0.6%         97%
Miami, Florida

Best on the Boulevard         RC    1996 - 1999    Apr-04       35,547,369      19,525,000      204,427     1.3%         77%
Las Vegas, Nevada

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
------------------------------------------------------------
Academy Sports                 1       Academy Sports
Houma, Louisiana

Academy Sports                 1       Academy Sports
Midland, Texas

Academy Sports                 1       Academy Sports
Port Arthur, Texas

Alison's Corner                4       Ross Dress for Less
San Antonio, Texas                     Shoe Carnival
                                       Mattress Firm

Arvada Connection                      Old Country Buffet
        and                    12      Pier 1 Imports
Arvada Marketplace             26      Sam's Club
Arvada, Colorado                       Gart Sports

Azalea Square                  20      T.J. Maxx
Summerville, South                     Linens 'N Things
  Carolina                             Ross Dress for Less
                                       Cost Plus World
                                        Market
                                       PETsMART

Bed, Bath & Beyond Plaza       14      Bed, Bath & Beyond
Miami, Florida                         Office Depot
                                       Pier 1 Imports
                                       Party City

Best on the Boulevard          8       Best Buy
Las Vegas, Nevada                      Barnes & Noble
                                       Copeland Enterprises

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER       DECEMBER 7,    AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
------------------------------------------------------------------------------------------------------------------------------
Bluebonnet Parc               RC    2002           Apr-04       22,072,024      12,100,000      135,289     0.8%         95%
Baton Rouge, Louisiana

Boulevard at the Capital      JV    2004           Sept-04     123,490,577      71,500,000      482,455     3.0%         88%
  Centre
Largo, MD

The Columns                   RC    2004           Aug-04       20,816,598      14,865,400      173,427     1.1%         96%
Jackson, Tennessee

CorWest Plaza                 RC    1999 - 2003    Jan-04       33,338,803      18,150,000      115,011     0.7%         99%
New Britain, Connecticut

Cranberry Square              RC    1996 - 1997    Jul-04       20,346,674      10,900,000      195,566     1.2%         92%
Cranberry Township,
  Pennsylvania

CVS Pharmacy (Eckerd          SU    2003           Dec-03        3,376,585       1,850,000       13,824     0.1%        100%
  Drug Store)
Edmund, Oklahoma

CVS Pharmacy (Eckerd          SU    2003           Dec-03        5,301,730       2,900,000       13,824     0.1%        100%
  Drug Store)
Norman, Oklahoma

CVS Pharmacy                  SU    2004           Oct-04        3,066,716               -       10,055     0.1%        100%
Sylacauga, Alabama

Darien Towne Center           RC    1994           Dec-03       29,920,706      16,500,000      223,844     1.4%         94%
Darien, Illinois

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
------------------------------------------------------------
Bluebonnet Parc                7       Best Buy
Baton Rouge, Louisiana                 Linens 'N Things
                                       Cost Plus World
                                         Market

Boulevard at the Capital       59      Lowe's Theaters Magic
  Centre                                Johnson
Largo, MD

The Columns                    15      Best Buy
Jackson, Tennessee                     Ross Dress for Less
                                       Marshalls
                                       Bed, Bath & Beyond

CorWest Plaza                  10      Super Stop & Shop
New Britain, Connecticut               Liquor Depot
                                       CVS Pharmacy

Cranberry Square               5       Barnes & Noble
Cranberry Township,                    Dick's Sporting Goods
  Pennsylvania                         Best Buy
                                       Office Max
                                       Toys "R" Us

CVS Pharmacy (Eckerd           1       CVS Pharmacy
  Drug Store)
Edmund, Oklahoma

CVS Pharmacy (Eckerd           1       CVS Pharmacy
  Drug Store)
Norman, Oklahoma

CVS Pharmacy                   1       CVS Pharmacy
Sylacauga, Alabama

Darien Towne Center            12      Home Depot
Darien, Illinois                       Circuit City
                                       PETsMART

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER      DECEMBER 7,     AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
------------------------------------------------------------------------------------------------------------------------------
Davis Towne Crossing          NC    2003 &         Jun-04        8,215,165       5,365,200       34,091     0.2%         91%
North Richland Hills,               2004
Texas

Denton Towne Crossing         RC    2003 &         Oct-04       51,336,957      35,200,000      278,840     1.7%         92%
Denton, Texas                       2004

Dorman Center - Phase I &     RC    2003 - 2004   Mar-04 &      50,288,688      27,610,000      388,067     2.4%         97%
  II                                               Jul-04
Spartanburg, South
  Carolina

Eastwood Towne Center         RC    2002           May-04       85,157,861      46,750,000      332,131     2.1%         97%
Lansing, Michigan

Eckerd Drug Store             SU    2003 - 2004    Jun-04        3,276,504       1,750,000       13,440     0.1%        100%
Columbia, South Carolina

Eckerd Drug Store             SU    2003 - 2004    Jun-04        2,633,000       1,425,000       13,824     0.1%        100%
Crossville, Tennessee

Eckerd Drug Store             SU    2003 - 2004    Jun-04        3,097,200       1,650,000       13,824     0.1%        100%
Greer, South Carolina

Eckerd Drug Store             SU    2003 - 2004    Jun-04        3,660,139       1,975,000       13,824     0.1%        100%
Kill Devil Hills, North
  Carolina

Edgemont Town Center          NC    2003           Nov-04       15,641,041               -       77,655     0.5%         95%
Homewood, Alabama

Five Forks                    NC    1999           Dec-04        8,087,600               -       64,173     0.4%         95%
Simpsonville, South
  Carolina

Forks Town Center             NC    2002           Jul-04       18,440,369      10,395,000       92,660     0.6%         96%
Easton, Pennsylvania

Fox Creek Village             RC    2003 - 2004    Nov-04       20,997,333               -      139,730     0.9%         86%
Longmont, Colorado

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
--------------------------------------------------------------
Davis Towne Crossing            12      Lady USA Fitness
North Richland Hills,                   Cotton Patch Cafe
Texas

Denton Towne Crossing           27      Oshman's Sporting
Denton, Texas                            Goods
                                        Best Buy
                                        T.J. Maxx

Dorman Center - Phase I &       26      Wal-Mart Supercenter
  II
Spartanburg, South
  Carolina

Eastwood Towne Center           61      Dick's Sporting Goods
Lansing, Michigan

Eckerd Drug Store               1       Eckerd Drug Store
Columbia, South Carolina

Eckerd Drug Store               1       Eckerd Drug Store
Crossville, Tennessee

Eckerd Drug Store               1       Eckerd Drug Store
Greer, South Carolina

Eckerd Drug Store               1       Eckerd Drug Store
Kill Devil Hills, North
  Carolina

Edgemont Town Center            15      Publix
Homewood, Alabama

Five Forks                       8      Bi-Lo
Simpsonville, South
  Carolina

Forks Town Center               16      Giant Food Stores
Easton, Pennsylvania

Fox Creek Village               14      King Soopers
Longmont, Colorado                      King Soopers-Fuel Site

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER       DECEMBER 7,    AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
------------------------------------------------------------------------------------------------------------------------------
Fullerton Metrocenter         RC    1988           Jun-04       51,389,458      28,050,000      253,296     1.6%         81%
Fullerton, California

Gateway Pavilion              RC    2003 - 2004    Dec-04       65,141,045               -      318,410     2.0%         68%
Avondale, Arizona

Gateway Plaza                 RC    2000           Jul-04       33,056,095      18,163,000      358,091     2.2%         93%
Southlake, Texas

Gateway Station               NC    2003 - 2004    Dec-04        5,093,435               -       19,537     0.1%        100%
College Station, Texas

Gateway Village               JV    1996           Jul-04       49,616,650      31,458,000      273,788     1.7%         96%
Annapolis, Maryland

GMAC Insurance Building       SU    1980/1990      Sept-04      60,037,192      33,000,000      501,064     3.1%        100%
Winston-Salem, North
  Carolina

Governor's Marketplace        RC    2001           Aug-04       32,749,285      20,625,000      231,915     1.4%         94%
Tallahassee, Florida

Gurnee Towne Center           RC    2000           Oct-04       44,303,902               -      179,602     1.1%         96%
Gurnee, Illinois

Harris Teeter                 SU    1977/1995      Sept-04       7,212,401       3,960,000       57,230     0.4%        100%
Wilmington, North
Carolina

Harvest Towne Center          NC    1996-1999      Sept-04       8,958,341       5,005,000       42,213     0.3%        100%
Knoxville, Tennessee

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
--------------------------------------------------------------
Fullerton Metrocenter          40      Sportmart
Fullerton, California                  Henry's Marketplace

Gateway Pavilion               33      Circuit City
Avondale, Arizona                      The Sports Authority
                                       Mor Furniture

Gateway Plaza                  26      Kohl's
Southlake, Texas

Gateway Station                6       Kirland's
College Station, Texas                 Talbots
                                       Joseph A. Banks
                                       Chicos

Gateway Village                14      Safeway
Annapolis, Maryland                    Burlington Coat
                                        Factory
                                       Best Buy

GMAC Insurance Building        1       GMAC Insurance
Winston-Salem, North
  Carolina

Governor's Marketplace         20      Bed, Bath & Beyond
Tallahassee, Florida                   Sports Authority
                                       Marshalls

Gurnee Towne Center            26      Linens 'N Things
Gurnee, Illinois                       Old Navy
                                       Borders Books &
                                        Music
                                       Cost Plus World
                                        Market

Harris Teeter                   1      Harris Teeter
Wilmington, North
Carolina

Harvest Towne Center           12      CVS Pharmacy
Knoxville, Tennessee                   Pet Supplies Plus
                                       Ruby Tuesday

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER       DECEMBER 7,    AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
--------------------------------------------------------------------------------------------------------------------------------
Heritage Towne Crossing       NC    2002           Mar-04       14,855,156       8,950,000       73,579     0.5%         98%
Euless, Texas

Hickory Ridge                 RC    1999           Jan-04       42,022,293      23,650,000      380,487     2.4%        100%
Hickory, North Carolina

Huebner Oaks Center           RC    1997 &         Jun-04       79,578,905      48,000,000      286,684     1.8%         98%
San Antonio, Texas                  1998

John's Creek Village          RC    2003 &         Jun-04       29,192,357      23,300,000      141,802     0.9%        100%
Duluth, Georgia                     2004

Kohl's/Wilshire Plaza III     SU    2004           Nov-04        5,705,154       5,417,500       88,248     0.5%        100%
Kansas City, Missouri

La Plaza Del Norte            RC    1996/1999      Jan-04       59,206,004      32,528,000      320,345     2.0%         95%
San Antonio, Texas

Lake Mary Pointe              NC    1999           Oct-04        6,603,760       3,657,500       51,052     0.3%         96%
Lake Mary, Florida

Lakewood Towne Center         RC    1988           Jun-04       80,932,733      51,260,000      578,863     3.6%         95%
Lakewood, Washington                Rebuilt
                                    2002-2003

Larkspur Landing              RC    1978/2001      Jan-04       60,721,335      33,630,000      173,821     1.1%         87%
Larkspur, California

Lincoln Park                  RC    1998           Sept-04      47,360,050      26,153,000      148,806     0.9%        100%
Dallas, Texas

Low Country Village           NC    2004           Jun-04       11,140,058       5,370,000       76,479     0.5%         97%
Bluffton, South Carolina

MacArthur Crossing            RC    1995 - 1996    Feb-04       23,076,236      12,700,000      109,755     0.7%         98%
Los Colinas, Texas

                             NO. OF
PROPERTY                     TENANTS       MAJOR TENANTS*
--------------------------------------------------------------
Heritage Towne Crossing         29      N/A
Euless, Texas

Hickory Ridge                   21      Best Buy
Hickory, North Carolina                 Kohl's
                                        Dick's Sporting Goods

Huebner Oaks Center             56      Bed, Bath & Beyond
San Antonio, Texas

John's Creek Village            17      LA Fitness
Duluth, Georgia                         Ross Dress for Less
                                        T.J. Maxx

Kohl's/Wilshire Plaza III       1       Kohl's
Kansas City, Missouri

La Plaza Del Norte              16      Oshman's Sporting
San Antonio, Texas                       Goods
                                        Best Buy
                                        Bealls

Lake Mary Pointe                9       Publix
Lake Mary, Florida

Lakewood Towne Center           26      Gottschalk's
Lakewood, Washington                    Burlington Coat
                                         Factory

Larkspur Landing                33      Bed, Bath & Beyond
Larkspur, California                    24 Hour Fitness

Lincoln Park                    14      Tom Thumb
Dallas, Texas                           Barnes & Noble
                                        The Container Store

Low Country Village             6       Ross Dress for Less
Bluffton, South Carolina                Michaels
                                        PETsMART

MacArthur Crossing              28      Stein Mart
Los Colinas, Texas

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER       DECEMBER 7,    AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
---------------------------------------------------------------------------------------------------------------------------------
Manchester Meadows            RC    1994 - 1995    Aug-04       56,543,403      31,064,550      454,172     2.8%         97%
Town and Country,
  Missouri

Mansfield Towne Center        NC    2004           Nov-04       16,055,333      10,982,300       95,277     0.6%        100%
Mansfield, Texas

Mitchell Ranch Plaza          RC    2003           Aug-04       33,886,359      18,700,000      200,404     1.2%         95%
New Port Richey, Florida

Newnan Crossing I & II        RC    1999-2003     Dec-03 &      39,246,282      21,543,091      291,450     1.8%        100%
Newnan, Georgia                                    Feb-04

North Ranch Pavilions         NC    1992           Jan-04       18,264,794      10,157,400       62,812     0.4%         89%
Thousand Oaks, California

North Rivers Town Center      RC    2003 - 2004    Apr-04       20,170,224      11,050,000      141,204     0.9%        100%
Charleston, South Carolina

Northgate North               RC    1999 - 2003    Jun-04       48,488,931      26,650,000      302,095     1.9%         98%
Seattle, Washington

Northpointe Plaza             RC    1991 - 1993    May-04       54,591,996      30,850,000      377,949     2.3%         99%
Spokane, Washington

Northwoods Center             NC    2002 - 2004    Dec-04       13,963,847               -       74,647     0.5%        100%
Wesley Chapel, Florida

Oswego Commons                RC    2002 - 2004    Nov-04       35,134,068      19,262,100      188,150     1.2%         98%
Oswego, Illinois

Paradise Valley               NC    2002           Apr-04       28,571,619      15,680,500       92,158     0.6%         79%
  Marketplace
Phoenix, Arizona

Pavilion at King's Grant      NC    2002/2003      Dec-03        8,200,912       5,342,000       79,109     0.5%        100%
Concord, North Carolina

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
--------------------------------------------------------------
Manchester Meadows              21      Wal-Mart
Town and Country,                       Home Depot
  Missouri

Mansfield Towne Center          18      Ross Dress for Less
Mansfield, Texas                        Staples

Mitchell Ranch Plaza            36      Publix
New Port Richey, Florida                Marshalls
                                        Ross Dress for Less

Newnan Crossing I & II          22      BJ's Wholesale Club
Newnan, Georgia                         Office Depot
                                        T.J. Maxx

North Ranch Pavilions           24      Savvy Salon
Thousand Oaks, California

North Rivers Town Center        16      Ross Dress for Less
Charleston, South Carolina              Bed, Bath & Beyond
                                        Office Depot
                                        Babies "R" Us

Northgate North                 8       Target
Seattle, Washington                     Best Buy

Northpointe Plaza               31      Safeway
Spokane, Washington                     Gart Sports
                                        Best Buy

Northwoods Center               16      Marshalls
Wesley Chapel, Florida                  PETCO

Oswego Commons                  21      Dominick's
Oswego, Illinois                        T.J. Maxx
                                        Office Max

Paradise Valley                 17      Whole Foods
  Marketplace                           Eckerd Drug Store
Phoenix, Arizona

Pavilion at King's Grant        7       Toys "R" Us
Concord, North Carolina                 Olive Garden

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER      DECEMBER 7,     AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
---------------------------------------------------------------------------------------------------------------------------------
Peoria Crossings              RC    2002 - 2003    Mar-04       37,430,091      20,497,400      213,733     1.3%         98%
Peoria, Arizona

Pine Ridge Plaza              RC    1998 - 2004    Jun-04       29,961,150      14,700,000      230,510     1.4%        100%
Lawrence, Kansas

Placentia Town Center         RC    1973/2000      Dec-04       24,865,000               -      110,962     0.7%        100%
Placentia, California

Plaza at Marysville           RC    1995           Jul-04       21,335,075      11,800,000      115,656     0.7%         95%
Marysville, Washington

Plaza at Riverlakes           RC    2001           Oct-04       17,022,680               -      102,836     0.6%        100%
Bakersfield, California

Plaza Santa Fe II             RC    2000 - 2002    Jun-04       31,063,632      17,551,721      222,389     1.4%         98%
Santa Fe, New Mexico

Promenade at Red Cliff        NC    1997           Feb-04       19,502,610      10,590,000       94,445     0.6%         95%
St. George, Utah

Publix Center                 NC    2004           Nov-04       12,072,693               -       63,916     0.4%         95%
Mount Pleasant, South
  Carolina

Reisterstown Road Plaza       JV    1986/2004      Aug-04       88,833,173      49,650,000      779,047     4.8%         94%
Baltimore, Maryland

Saucon Valley Square          NC    1999           Sept-04      16,219,240       8,850,900       80,695     0.5%        100%
Bethlehem, Pennsylvania

Shaw's Supermarket            SU    1995           Dec-03       13,630,416       6,450,000       65,658     0.4%        100%
New Britain, Connecticut

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
--------------------------------------------------------------
Peoria Crossings                21      Kohl's Department
Peoria, Arizona                          Store
                                        Ross Dress for Less
                                        Michaels

Pine Ridge Plaza                14      T.J. Maxx
Lawrence, Kansas                        Bed, Bath & Beyond
                                        Kohl's

Placentia Town Center           21      Ross Dress for Less
Placentia, California                   Office Max
                                        Bank of America

Plaza at Marysville             25      Safeway
Marysville, Washington

Plaza at Riverlakes             22      Ralph's Grocery Store
Bakersfield, California

Plaza Santa Fe II               20      Linens 'N Things
Santa Fe, New Mexico                    Best Buy
                                        T.J. Maxx

Promenade at Red Cliff          18      Staples
St. George, Utah                        Old Navy
                                        Big 5 Sporting Goods

Publix Center                   11      Publix
Mount Pleasant, South
  Carolina

Reisterstown Road Plaza         75      Home Depot
Baltimore, Maryland                     Public Safety
                                        National Wholesale
                                         Liquidators

Saucon Valley Square            14      Super Fresh Foods
Bethlehem, Pennsylvania

Shaw's Supermarket              1       Shaw's Supermarket
New Britain, Connecticut

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER      DECEMBER 7,     AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
--------------------------------------------------------------------------------------------------------------------------------
Shoppes at Quarterfield       NC    1999           Jan-04       11,029,520       6,067,183       61,817     0.4%         96%
  (Metro Square Center)
Severn, Maryland

Shoppes of Dallas             NC    2004           Jul-04       13,095,345       7,178,700       70,610     0.4%         86%
Dallas, Georgia

Shoppes of Prominence         NC    2004           Jun-04       15,198,965       9,954,300       78,058     0.5%         91%
  Point
Canton, Georgia

The Shops at Boardwalk        RC    2003 &         Jul-04       36,702,208      20,150,000      122,916     0.8%         81%
Kansas City, Missouri               2004

Shops at Forest Commons       NC    2002           Dec-04        7,505,000               -       34,756     0.2%        100%
Round Rock, Texas

Shops at Park Place           RC    2001           Oct-03       24,088,248      13,127,000      116,300     0.7%         99%
Plano, Texas

Stony Creek Marketplace       RC    2003           Dec-03       26,026,321      14,162,000      153,796     1.0%        100%
Noblesville, Indiana

Tollgate Marketplace          JV    1979/1994      Jul-04       72,060,645      39,765,000      392,587     2.4%        100%
Bel Air, Maryland

Towson Circle                 JV    1998           Jul-04       28,580,147      19,197,500      116,119     0.7%         92%
Towson, Maryland

University Town Center        NC    2002           Nov-04       10,571,989               -       57,250     0.4%        100%
Tuscaloosa, Alabama

Village Shoppes at            NC    2004           Aug-04       13,770,143       7,561,700       66,415     0.4%         87%
  Simonton
Lawrenceville, Georgia

Wal-Mart Supercenter          SU    1999           Jul-04       13,269,942       7,100,000      183,047     1.1%        100%
Blytheville, Arkansas

                             NO. OF
PROPERTY                     TENANTS       MAJOR TENANTS*
--------------------------------------------------------------
Shoppes at Quarterfield         2       Shoppers Food
  (Metro Square Center)                  Warehouse
Severn, Maryland

Shoppes of Dallas               12      Publix
Dallas, Georgia

Shoppes of Prominence           15      Publix
  Point
Canton, Georgia

The Shops at Boardwalk          24      Borders Books
Kansas City, Missouri

Shops at Forest Commons         16      Blockbuster Video
Round Rock, Texas

Shops at Park Place             11      Bed, Bath & Beyond
Plano, Texas                            Michaels
                                        Office Max
                                        Walgreens

Stony Creek Marketplace         20      T.J. Maxx
Noblesville, Indiana                    Linens 'N Things
                                        Barnes & Noble

Tollgate Marketplace            34      Giant Food
Bel Air, Maryland                       Jo Ann Fabrics

Towson Circle                   12      Barnes & Noble
Towson, Maryland                        Trader Joe's East
                                        Bally's Total Fitness
                                        Pier 1 Imports

University Town Center          15      Publix
Tuscaloosa, Alabama

Village Shoppes at              10      Publix
  Simonton
Lawrenceville, Georgia

Wal-Mart Supercenter            1       Wal-Mart Supercenter
Blytheville, Arkansas

                                                                                                           % OF
                                                               BOOK VALUE       MORTGAGE        GROSS      TOTAL
                                                                   AT          PAYABLE AT     LEASABLE     GROSS     PHYSICAL
                                    YEAR BUILT/     DATE        DECEMBER      DECEMBER 7,     AREA (SQ.   LEASABLE   OCCUPANCY
PROPERTY                     TYPE    RENOVATED    ACQUIRED    7, 2004 ($)       2004 ($)        FT.)        AREA         %
---------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter          SU    1997           Aug-04       11,086,320       6,088,500      149,704     0.9%        100%
Jonesboro, Arkansas

Watauga Pavilion              RC    2003/2004      May-04       35,685,886      19,617,000      205,195     1.3%         96%
Wautauga, Texas

Winchester Commons            NC    1999           Nov-04       13,051,599       7,235,000       93,024     0.6%         98%
Memphis, Tennessee

Wrangler                      SU    1993           Jul-04       18,518,590      11,300,000      316,800     2.0%        100%
El Paso, Texas

Zurich Towers                 SU    1988 - 1990    Nov-04      138,094,923      81,420,000      895,418     5.6%        100%
Schaumburg, Illinois
                                                             --------------------------------------------------

PORTFOLIO TOTAL                                              2,680,495,380   1,394,703,445   16,123,537     100%
                                                             ==================================================

                             NO. OF
PROPERTY                     TENANTS      MAJOR TENANTS*
--------------------------------------------------------------
Wal-Mart Supercenter            1       Wal-Mart Supercenter
Jonesboro, Arkansas

Watauga Pavilion                16      Oshman's Sporting
Wautauga, Texas                          Goods
                                        Ross Dress for Less
                                        Bed, Bath & Beyond

Winchester Commons              15      Kroger
Memphis, Tennessee

Wrangler                        1       Wrangler
El Paso, Texas

Zurich Towers                   1       Zurich American
Schaumburg, Illinois                     Insurance Company
                             --------

PORTFOLIO TOTAL               1,501
                             ========

----------
* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC   Neighborhood and Community Retail Shopping Center
SU   Single-User Property
RC   Retail Shopping Center
D    Development Project
JV   Joint Venture

The table above represents book value to include land, building and improvements, site improvements and acquired intangibles.

DESCRIPTION OF PROPERTIES

         The following discussion provides more detail on each of the properties we have acquired that are summarized in the table above and probable acquisitions.

SOUTHLAKE TOWN SQUARE, SOUTHLAKE, TEXAS

         We anticipate purchasing a portion of an existing shopping center known as Southlake Town Square, containing 471,324 gross leasable square feet. The center is located at North Carroll Avenue and East Southlake Boulevard in Southlake, Texas.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $142,917,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $303 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         There are no tenants that lease more than 10% of the total gross leasable area of the property.

         For federal income tax purposes, the depreciable basis in this property will be approximately $107,188,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Southlake Town Square built between 1998 and 2004. As of December 1, 2004, this property was 96% occupied, with a total 450,595 square feet leased to 152 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                Current    Base Rent Per
                                     GLA Leased                  Annual     Square Foot
Lessee                                (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------------
Gymboree                                2,077        01/09        57,117        27.50
Magic Moon                              2,329        03/09        65,212        28.00
Animal Crackers                         1,491        03/09        41,748        28.00
Corner Bakery                           4,223        03/09       117,188        27.75
Bombay Company                          4,131        03/09       107,406        26.00
Williams-Sonoma                         4,500        01/09       122,625        27.25
Chico's                                 2,013        03/09        46,299        23.00
Talbots                                 4,398        01/11       114,348        26.00
Harold's                                5,462        03/11       164,406        30.10
Eyes Nouveau                            2,470        08/07        74,100        30.00
The Mother's Place                      1,475        09/07        43,512        29.50
Any Occasion Gifts                      1,338        11/07        38,802        29.00
The Paper Closet                          858        01/08        24,882        29.00
X's & O's                               4,100        05/09       123,000        30.00

                                     Approximate                    Current    Base Rent Per
                                     GLA Leased                      Annual     Square Foot
Lessee                                (Sq. Ft.)      Lease Ends     Rent ($)   Per Annum ($)
-----------------------------------------------------------------------------------------------
FNB of Wichita Falls                    3,456          07/12         103,680        30.00
The Container Store                    23,796          02/12         431,568        18.00
Taylor G                                1,654          10/06          52,928        32.00
Kobe Steakhouse                         5,128          02/09         148,712        29.00
Joseph A. Bank                          5,131          01/12         148,799        29.00
The Paper Closet                          105      Month-to-Month      2,625        25.00
Of the Vine                             2,429          11/07          72,870        30.00
Barse Retail                            1,458          11/07          36,450        25.00
Jamba Juice                               919          03/09          28,029        30.50
Sweet & Sassy                           3,061          04/09          65,811        21.50
Francesca's                             1,919          04/09          57,570        30.00
BA Framer                               1,987          05/09          49,675        25.00
Rockfish                                2,651          06/09          75,819        28.60
Mi Cocina                               5,206          06/09         135,356        26.00
Lover's Eggroll                         2,138          06/09          56,657        26.50
Board Room                              2,082          08/09          62,460        30.00
Village Jewelers                        2,277          03/12          75,141        33.00
Vignettes                               3,306          03/09          92,568        28.00
Pottery Barn                            7,989          01/10         194,835        24.39
Pottery Barn (2nd Floor Storage)        3,106
Crate & Barrel (BS-1)                   5,517          10/10          67,629        12.26
Crate & Barrel                         10,215          01/11         137,698        13.48
Crate & Barrel (BS-2)                     217          01/11           4,580        21.11
Origins                                 1,140          10/10          45,600        40.00
Talbots Petites and Kids                6,528          12/10         188,500        28.88
L'Occitane                                773          01/11          34,785        45.00
Paws and Claws                            143          12/06           4,290        30.00
Lane Bryant                             5,069          10/13         145,000        28.61
D'Hierro                                4,000          10/13          84,000        21.00
Cafe Express                            5,643          11/13         153,772        27.25
Oshkosh B'Gosh Retail                   5,162          03/14         154,860        30.00
Terrace Day Spa & Salon                 1,179          10/09          30,250        25.66
The Market                              7,086          06/06         155,892        22.00
Eddie Bauer                             6,440          01/10         127,963        19.87
Ann Taylor                              4,252          01/10         106,300        25.00
Thai Chili                              2,359          04/10          63,693        27.00
American Eagle                          5,250          11/12         136,500        26.00
Young Nim Cho                             435          09/09          15,660        36.00
Banana Republic                         7,000          03/07         133,280        19.04
Stylette dba Glass Slipper                750          06/08          22,500        30.00
Victoria's Secret                       4,607          03/09         105,961        23.00
Gap                                     5,880          03/07         111,955        19.04
Gap Kids                                3,819          03/07          72,714        19.04
Milwaukee Joe's                           636          03/07          22,260        35.00
Bath & Body Works                       3,213          03/09          73,899        23.00
Starbucks                               1,867          05/09          52,276        28.00
Riding High                             2,480          02/07          76,880        31.00

                                     Approximate                    Current    Base Rent Per
                                     GLA Leased                      Annual     Square Foot
Lessee                                (Sq. Ft.)      Lease Ends     Rent ($)   Per Annum ($)
-----------------------------------------------------------------------------------------------
James Avery                             2,491          04/07          74,730        30.00
Three Feet                              2,134          10/08          53,350        25.00
Just Add Water                          2,046          03/12          62,403        30.50
Village Jewelers                        2,337          03/12          70,110        30.00
LC Footwear                             1,914          06/12          57,420        30.00
Sprint                                  2,639          07/09          87,087        33.00
Sharper Image                           5,829          01/15         156,000        26.76
The Langley Holding Company               570      Month-to-Month      9,396        16.48
Audra D. Boxma, PA                        516          02/05          10,320        20.00
Countrywide Home Loans                  2,599          05/05          44,183        17.00
Heinen & Associates                     1,150          05/05          18,975        16.50
Century 21                              2,825          07/05          50,844        18.00
Rattikin Title Group                    3,992          04/07          62,080        15.55
Sylvan Learning Center                  2,780          05/07          44,841        16.13
Williams-Sonoma Storage                   500          01/09           5,450        10.90
Abemathy                                  817          10/09          10,552        12.92
Brownstones                               814      Month-to-Month      9,768        12.00
Charles Schwab                          1,764          03/05          29,106        16.50
Johnson & Johnson                         881          11/06          16,739        19.00
Stifel, Nicolas & Co.                   3,415          05/07          61,470        18.00
Harken Energy Corporation               4,062          04/08          66,763        16.44
Collins Industries                      2,125          05/09          31,875        15.00
Harold's (Office)                         669          03/11           9,366        14.00
Exar                                      563          08/05           9,370        16.64
Villaroy and Bach                         623          11/14           9,968        16.00
Coldwell Bankers                        2,522      Month-to-Month     34,420        13.65
Cooper & Stebbins                       5,212      Month-to-Month     83,392        16.00
Bradley, Luce & Bradley                 3,154          08/04          47,310        15.00
Jennifer Gray                           1,075          11/06          15,650        14.56
Dallas Morning News                     4,148          10/05          66,368        16.00
House of Representatives                  589          01/05           9,768        16.58
Vicki Truitt                              193          01/05           4,176        21.64
Benefit Architects                      2,098          02/05          35,666        17.00
Main Street Financial                   2,589          10/05          49,191        19.00
Town Square Mortgage                    1,464          12/05          19,560        13.36
Swedish Match                           1,371          07/07          21,251        15.50
Educational Tech                        1,459          12/08          14,855        10.18
Standerfer Law Firm                       791      Month-to-Month     13,570        17.16
Newell Rubbermaid                       2,110          03/05          40,090        19.00
Insight Equity Holdings                 4,568          01/06          70,298        15.39
Lifeguard                               4,515          01/06          34,050         7.54
KTL Industries                          1,857          01/06          19,430        10.46
GSCS                                    2,328          01/06          26,720        11.48
Salomon Smith Barney                    9,393          08/11         150,288        16.00
Larsen & King                           1,470          08/09          15,597        10.61
Texas Nations                           2,427          02/09          38,832        16.00
Pearlstone Energy-M Young               1,067          03/09          14,943        14.00

                                     Approximate                    Current    Base Rent Per
                                     GLA Leased                      Annual     Square Foot
Lessee                                (Sq. Ft.)      Lease Ends     Rent ($)   Per Annum ($)
-----------------------------------------------------------------------------------------------
Southtrust Mortgage                     3,033          03/09          48,528        16.00
Dr. Scott Kasden                        2,875          07/09          46,000        16.00
Michael Bryan                           2,326          02/05          38,379        16.50
Dr. Angela Bowers                       2,868          06/05          46,376        16.17
Dr. Mary Wyant                            936          07/05          14,976        16.00
Natural Healing Center                    541          05/06           8,115        15.00
Dr. Steven J. Fugua                     1,986          07/06          29,790        15.00
Feet Feet                               1,454          07/06          24,718        17.00
Just For Kids                           2,321          08/06          40,617        17.50
Dr. Todd White                          1,720          02/07          29,240        17.00
Terrace Day Spa (Office)                3,403          02/07          49,888        14.66
Terrace Day Spa (Expansion)             1,568          02/07          25,088        16.00
Gregory Taylor                          3,077          07/07          61,540        20.00
Ortho-Alliance                          3,033          09/07          51,561        17.00
Viking Office Products (Office
  Depot)                               16,530          05/09         252,909        15.30
Hometrust Mortgage                      2,849          06/07          34,188        12.00
Lifeguard                                 619          09/04          10,616        17.15
Lyons, Butler & Pesserillo              1,286      Month-to-Month     23,148        18.00
Lifeguard                               2,227          01/06          34,730        15.59
Johnson, Rooney, Welch                    675          12/05          13,650        20.22
General Mills                           1,725          08/05          29,325        17.00
Keller Williams Realty                  2,576          05/07          37,627        14.61
Farmers Insurance                         462          03/09           7,041        15.24
Edward Jones                              697          05/09          11,152        16.00
Prizm Development                       1,659          06/09          26,544        16.00
Larry North Total Fitness              10,896          08/11         159,900        14.68
Southlake Dance Academy                 3,840          03/06          60,096        15.65
Sunshine Glaze                          1,400          05/06          21,200        15.14
Mail & Copy Shoppe                      1,600          12/07          25,600        16.00
REB Photo Lab                           1,764          03/06          38,808        22.00
Segal Enterprises                       1,200          09/06          24,000        20.00
Po Melvin's                             6,740          01/08         101,100        15.00
Kidztime                                1,791          08/08          26,865        15.00
Storehouse                              8,800          12/05         176,000        20.00
Gingiss Formal Wear                     1,000          12/05          22,000        22.00
Cingular Wireless                       1,495          12/05          32,890        22.00
Stride Rite Children's Group            1,495          01/06          29,900        20.00
Sandella's Cafe                         1,493          02/06          32,846        22.00
Olivia Bennett                          1,985          04/06          30,000        15.11
Trees of the Field                      2,472          09/11          54,384        22.00
Blue Mesa                               3,000          09/13          87,000        29.00
Pei Wei                                 3,000          10/13          78,000        26.00
American Express                        1,350          04/09          44,550        33.00
Fidelity                                4,050          05/14         113,400        28.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

IRMO STATION, COLUMBIA, SOUTH CAROLINA

         We anticipate purchasing an existing shopping center known as Irmo Station, containing 99,619 gross leasable square feet. The center is located at 7467 St. Andrews Road in Columbia, South Carolina.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $131 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                            Approximate                  Per Square
                            GLA Leased     % of Total     Foot Per             Lease Term
Lessee                       (Sq. Ft.)          GLA       Annum ($)    Beginning            To
--------------------------------------------------------------------------------------------------
Kroger                        56,942           57           9.71         10/99            10/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Irmo Station was built in phases in 1980 and 1985, with an expansion of one tenant's space in 1999. As of December 1, 2004, this property was 91% occupied, with a total 90,960 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                  Current     Base Rent Per
                                   GLA Leased                    Annual      Square Foot
Lessee                              (Sq. Ft.)     Lease Ends    Rent ($)    Per Annum ($)
--------------------------------------------------------------------------------------------
Dr. John Edwards, DDS                  1,750        03/05         31,500        18.00
Hemingway's Saloon                     5,550        04/05         30,803         5.55
Invitation Station                     2,205        08/05         24,255        11.00
The Cutting Point                      1,050        09/05         14,175        13.50
Dollar Tree Store                      6,892        01/06         55,136         8.00
Pizza Hut                              1,470        05/06         21,771        14.81
Julie Stephens Agency                  1,050        06/06         13,497        12.85

                                   Approximate                  Current     Base Rent Per
                                   GLA Leased                    Annual      Square Foot
Lessee                              (Sq. Ft.)     Lease Ends    Rent ($)    Per Annum ($)
--------------------------------------------------------------------------------------------
Wilson Wireless                        1,000        10/06         18,000       18.00
Columbia Conservatory                  1,761        05/07         19,899       11.30
Irmo Interiors                         2,000        07/07         30,000       15.00
Kroger Liquor                          1,250        01/08         15,625       12.50
Firehouse Subs                         1,750        06/08         29,750       17.00
Han's Alterations                      1,050        03/09         14,595       13.90
Tripp's Cleaners                       1,250        05/09         18,125       14.50
ITA Taekwondo Academy                  2,940        08/09         33,810       11.50
Lovely Nails                           1,050        12/09         13,650       13.00
Kroger                                56,942        10/19        552,800        9.71

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EVANS TOWNE CENTRE, AUGUSTA, GEORGIA

         We anticipate purchasing an existing shopping center known as Evans Towne Centre, containing 75,695 gross leasable square feet. The center is located at 4274 Washington Road in Augusta, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $8,880,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $117 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                            Approximate                  Per Square
                            GLA Leased     % of Total     Foot Per            Lease Term
Lessee                       (Sq. Ft.)         GLA        Annum ($)    Beginning           To
-------------------------------------------------------------------------------------------------
Publix                        47,955           63           8.25         06/95            06/15

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,660,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Evans Towne Center was built in 1995. As of December 1, 2004, this property was 97% occupied, with a total 73,295 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                                Approximate                  Current     Base Rent Per
                                                GLA Leased                    Annual      Square Foot
Lessee                                           (Sq. Ft.)     Lease Ends    Rent ($)    Per Annum ($)
--------------------------------------------------------------------------------------------------------
Evans Hibachi                                       2,800        01/06         32,200        11.50
Gorins Cafe & Grill                                 1,200        03/06         14,832        12.36
Great Expectations Precision
  Haircutters                                       2,100        04/06         28,119        13.39
Physical Therapy Associates                         2,240        04/06         26,870        12.00
Classical Ballet Conservatory                       1,600        06/06         21,424        13.39
Master Cleaners                                     1,200        09/06         15,600        13.00
Professional Network Support                        1,600        12/06         18,960        11.85
Quizno's                                            1,600        01/07         20,800        13.00
The Augusta Chronicle                               4,000        02/08         44,000        11.00
Mai Thai Restaurant                                 1,400        04/08         18,018        12.87
U.S. Nails                                          1,200        09/08         15,600        13.00
Sun Rayz Tanning                                    3,200        01/09         35,200        11.00
Top Shelf Cigar & Tobacco Shoppe                    1,200        07/09         15,600        13.00
Publix                                             47,955        06/15        395,629         8.25

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

AMERICAN EXPRESS PORTFOLIO

         We anticipate purchasing the following eight office buildings constructed between 1975 and 2000 and leasing them back to American Express Travel Related Services Company, Inc., IDS Property Casualty Insurance Corporation and AMEX Canada, Inc. The office buildings contain a total of 2,597,000 gross leasable square feet.

                                             Approximate                      Approximate
Location                                     Square Feet    Lease Term    Purchase Price ($)
----------------------------------------------------------------------------------------------
20022 N. 31st Avenue                            337,439      10 years           54,000,000
Phoenix, AZ

20002 N. 19th Avenue                            117,556      10 years           14,000,000
Phoenix, AZ

1001 N. 3rd Avenue                              541,542      10 years           95,000,000
Minneapolis, MN

3500 Packerland Drive                           132,336      10 years           18,000,000
Depere, WI

                                             Approximate                      Approximate
Location                                     Square Feet    Lease Term    Purchase Price ($)
----------------------------------------------------------------------------------------------
101 McNabb Street                               306,710      10 years           42,000,000
Markham, Ontario, Canada

4315 South 2700 West                            395,787      10 years           48,000,000
Salt Lake City, UT

7701 Airport Center                             389,377      10 years           56,000,000
Greensboro, NC

777 American Expressway                         376,348      10 years           63,000,000
Ft. Lauderdale, FL
                                             -----------                  --------------------

Total                                         2,597,095                        390,000,000

         We anticipate purchasing this American Express Portfolio from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $390,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $150 per square foot of leasable space.

         We intend to purchase these properties with our own funds. However, we expect to place financing on the properties totaling $233,532,000. The loan will require interest only payments at annual rates ranging between 4.2675% to 4.2975% and mature in January 2010

         In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

         American Express' related entities will lease 100% of the total gross square feet of each property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                         Base Rent
                                                 % of                      Gross
                                                 Total                     Square
                                Approximate     GSF of     Estimated      Foot Per          Estimated
Lessee/                            Gross         each        Annual        Annum           Lease Term*
Location                          Sq. Ft.      Property    Rent ($)**       ($)      Beginning         To
-------------------------------------------------------------------------------------------------------------
20022 N. 31st Avenue              337,439         100       3,505,734        10.39     12/04         11/13
Phoenix, AZ

20002 N. 19th Avenue              117,556         100         908,894         7.73     12/04         11/14
Phoenix, AZ

                                                                         Base Rent
                                                 % of                     Gross
                                                 Total                    Square
                                Approximate     GSF of     Estimated     Foot Per           Estimated
Lessee/                            Gross         each        Annual        Annum           Lease Term*
Location                          Sq. Ft.      Property    Rent ($)**       ($)       Beginning        To
-------------------------------------------------------------------------------------------------------------
1001 N. 3rd Avenue                541,542         100       6,167,495       11.39      12/04         11/14
Minneapolis, MN

3500 Packerland Drive             132,336         100       1,168,578        8.83      12/04         11/14
Depere, WI

101 McNabb Street                 306,710         100       2,726,682        8.89      12/04         11/14
Markham, Ontario,
  Canada

4315 South 2700 West              395,787         100       3,116,208        7.87      12/04         11/14
Salt Lake City, UT

7701 Airport Center               389,377         100       3,635,576        9.34      12/04         11/14
Greensboro, NC

777 American
  Expressway                      376,348         100       4,090,023       10.87      12/04         11/14
Ft. Lauderdale, FL

* Estimated lease term - Lease term to commence on date of sale of the property and have a primary ten year term. Tenant can exercise up to six five-year options on each property.
**       Estimated annual rent for the first five years of the primary term.

         For federal income tax purposes, the depreciable basis in these properties will be approximately $292,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         For financial information of American Express, please see their financial statements filed with the United States of America Securities and Exchange Commission at www.sec.gov.

GATEWAY PAVILION, AVONDALE, ARIZONA

         We purchased 318,410 gross leasable square feet (which includes 7,000 square feet of ground lease space) of a 620,000 square foot newly constructed shopping center known as Gateway Pavilion. We have the option to purchase the remaining portion upon completion during 2005. The center is located at Interstate 10 and 101 Loop Freeway in Avondale, Arizona.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost was approximately $65,141,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $216 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Circuit City, Sports Authority and Mor Furniture, each lease more than 10% of the total gross leasable area of the property. The lease terms will be determined in accordance with the tenant's commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate    % of Total    Per Square
                           GLA Leased      Phase I       Foot Per           Lease Term
Lessee                      (Sq. Ft.)        GLA         Annum ($)    Beginning        To
--------------------------------------------------------------------------------------------
Circuit City                 32,500           10          13.08        12/03         01/19

Sports Authority             35,700           11          11.50        10/03         01/14

Mor Furniture*               35,000           11           9.90        12/04         11/14

* Ten year lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

         For federal income tax purposes, the depreciable basis in this property will be approximately $51,576,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The portion of Gateway Pavilion which we purchased was newly constructed between 2003 and 2004. As of December 1, 2004, this property was 92% occupied, with a total of 292,505 square feet leased to 39 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                      Approximate                  Current      Base Rent Per Square
                                      GLA Leased                    Annual             Foot
Lessee                                 (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------
Mattress Outlet                          3,262          01/08       81,550                 25.00
T-Mobile                                 2,200          02/08       61,600                 28.00
Great Clips                              1,200          02/08       31,200                 26.00
Game Stop                                1,505          02/08       39,130                 26.00
Cold Stone Creamery                      1,400          03/08       37,694                 26.92
Port of Subs                             1,800          04/08       48,204                 26.78
Cactus Creek                             1,300          05/08       33,800                 26.00
Studio 101                               1,261          11/08       30,264                 24.00
Liberty Fitness                          1,653          12/08       38,019                 23.00
Eagle Flooring                           3,220          12/08       81,272                 25.24
AT&T Wireless                            1,300          01/09       36,153                 27.81

                                      Approximate                  Current      Base Rent Per Square
                                      GLA Leased                    Annual              Foot
Lessee                                 (Sq. Ft.)     Lease Ends    Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------
Tan Frenzee                              1,443          01/09       36,075                 25.00
Jamba Juice                              1,200          06/09       33,600                 28.00
Remedy Temp, Inc.                        1,200          06/09       32,400                 27.00
Johnny Rockets*                          2,368          09/09       59,200                 25.00
Ray's Pizza                              1,980          04/11       51,480                 26.00
Saba's Western Wear                      4,509          06/11       54,108                 12.00
Native New Yorker                        7,001          03/13      138,023                 19.71
La Nails                                 2,200          03/13       55,000                 25.00
Sunny Neigh DDS                          2,000          03/13       51,000                 25.50
Koyoto Bowl                              1,980          03/13       43,560                 22.00
Panda Express                            2,256          03/13       58,656                 26.00
Quizno's                                 1,472          03/13       36,800                 25.00
Baja Fresh Mexican Grill                 2,969          04/13       71,256                 24.00
Starbucks                                1,504          08/13       42,112                 28.00
Marshalls                               28,150          10/13      267,425                  9.50
Bed, Bath & Beyond                      25,063          01/14      275,693                 11.00
Carrabbas                                6,100          01/14       86,986                 14.26
Sports Authority                        35,700          01/14      410,550                 11.50
Peter Piper Pizza                       10,000          10/14      180,000                 18.00
The Vitamin Shoppe*                      4,500          10/14      135,000                 30.00
Mor Furniture*                          35,000          11/14      346,500                  9.90
PETCO                                   14,668          01/15      238,355                 16.25
Krispy Creme Doughnuts                   4,200          12/18       80,000                 19.05
Borders Books                           20,000          01/19      245,000                 12.25
Circuit City                            32,500          01/19      438,750                 13.50
Red Robin (Ground Lease)                 7,000          03/19       85,000                   N/A
Paul Lee's Chinese Kitchen*              6,000          10/19       87,500                 14.58
Village Inn                              4,441          11/19      140,025                 31.53
McDonalds                                5,000          09/23       72,500                 14.50

* Lease terms have not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FIVE FORKS, SIMPSONVILLE, SOUTH CAROLINA

         We purchased an existing shopping center known as Five Forks, containing 64,173 gross leasable square feet. The center is located at Woodruff Road and Batesville Road in Simpsonville, South Carolina.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost was approximately $8,086,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $126 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Bi-Lo, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate                  Per Square
                           GLA Leased     % of Total     Foot Per             Lease Term
Lessee                      (Sq. Ft.)        GLA         Annum ($)    Beginning              To
----------------------------------------------------------------------------------------------------
Bi-Lo                        46,673           73           8.71        10/99               10/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,065,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Five Forks was built in 1999. As of December 1, 2004, this property was 95% occupied, with a total 60,673 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                  Current     Base Rent Per Square
                                       GLA Leased                   Annual             Foot
Lessee                                 (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
------------------------------------------------------------------------------------------------------
Dr. Brian Hodges DMD                     2,100          11/05       29,400               14.00
Summer Sun Adventures                    2,000          12/06       28,000               14.00
Cost Cutters                             1,600          12/06       22,400               14.00
Prime Communications                     1,200          05/07       16,200               13.50
Postal Annex                             1,600          11/07       23,200               14.50
Oxford Cleaners                          1,500          12/09       21,750               14.50
El Jalisco                               4,000          01/10       48,000               12.00
Bi-Lo                                   46,673          10/19      406,522                8.71

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPS AT FOREST COMMONS, ROUND ROCK, TEXAS

         We purchased an existing shopping center known as Shops at Forest Commons, containing 34,756 gross leasable square feet. The center is located at Gattis School Road and CR 12 in Round Rock, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,505,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $216 per square foot of leasable space.

         We anticipate purchasing this property with our own funds and assumption of the existing mortgage debt on the property. The outstanding balance on the mortgage debt is approximately $5,250,000. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.34% per annum. The loan matures in September 2013.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Blockbuster Video, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate                  Per Square
                           GLA Leased     % of Total     Foot Per              Lease Term
Lessee                      (Sq. Ft.)        GLA         Annum ($)    Beginning              To
-----------------------------------------------------------------------------------------------------
Blockbuster
  Video                       4,000           12          18.00         01/03               12/07

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,629,800. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shops at Forest Commons was built during 2002. As of December 1, 2004, this property was 100% occupied, with a total 34,756 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                       Approximate                  Current     Base Rent Per Square
                                       GLA Leased                    Annual            Foot
Lessee                                  (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
------------------------------------------------------------------------------------------------------
Scap Stop                                2,226          09/07        40,068              18.00
Austin's Pizza                           1,442          11/07        25,956              18.00
Subway                                   1,602          11/07        28,836              18.00
Blockbuster Video                        4,000          12/07        72,000              18.00
Moondance Wine and Spirit                3,162          12/07        56,916              18.00
Post Net                                 1,522          12/07        28,918              19.00

                                       Approximate                  Current      Base Rent Per Square
                                       GLA Leased                    Annual             Foot
Lessee                                  (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
------------------------------------------------------------------------------------------------------
Reid's Cleaners                          1,242          12/07        22,356              18.00
Nail & Skin                              1,362          12/07        27,240              20.00
Cost Cutters                             1,522          01/08        27,396              18.00
TCBY                                     1,282          01/08        25,640              20.00
Common Grounds (Coffee
  House)                                 2,228          04/08        40,104              18.00
Bamboo Cafe                              2,721          05/08        54,420              20.00
Niblocks ATA Black B                     2,424          07/08        43,632              18.00
VP Salon & Gifts                         2,684          08/08        48,312              18.00
Cardsmart                                2,645          11/09        47,610              18.00
St. David's                              2,692          05/10        48,456              18.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLACENTIA TOWN CENTER, PLACENTIA, CALIFORNIA

         We purchased 110,962 gross leasable square feet of a 142,666 square foot existing shopping center known as Placentia Town Center. The center is located at Yorba Linda Boulevard and Kraemer Boulevard in Placentia, California.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $24,865,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $224 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Ross Dress for Less, OfficeMax and Bank of America, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                              Approximate                  Per Square
                              GLA Leased     % of Total     Foot Per             Lease Term
Lessee                         (Sq. Ft.)         GLA        Annum ($)    Beginning            To
-----------------------------------------------------------------------------------------------------
Ross Dress for Less              26,400          24          12.75        12/95             01/06

OfficeMax                        24,768          22          12.00        01/97             12/11

                                                            Base Rent
                              Approximate                  Per Square
                              GLA Leased     % of Total     Foot Per             Lease Term
Lessee                         (Sq. Ft.)         GLA        Annum ($)    Beginning            To
-----------------------------------------------------------------------------------------------------
Bank of America                  11,162          10          22.44        05/75             05/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $18,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Placentia Town Center was built in 1973 and redeveloped in 2000. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 110,962 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                       Approximate                   Current     Base Rent Per Square
                                       GLA Leased                     Annual             Foot
Lessee                                  (Sq. Ft.)     Lease Ends     Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------
Bagel Me                                 2,000          01/05        50,148               25.07
Baskin Robbins                           1,117          04/05        26,808               24.00
Beauty Avenue                            4,720          09/05        84,205               17.84
Courtesy Cleaners                        1,200          10/05        25,896               21.56
Ross Dress for Less                     26,400          01/06       336,600               12.75
Don's Shoe Repair                          480          01/08        12,115               25.24
Suntan Shop                              2,000          04/08        47,841               23.92
KC Nails                                 1,080          06/08        17,304               16.02
One N One Clothing                       2,950          08/08        55,209               18.71
Ha-P Discount                            4,130          11/08        64,428               15.60
Paolini's                                3,940          06/09        59,100               15.00
Whole Enchilada                          2,580          07/09        42,500               16.47
Tossed Board Shop                        2,596          09/09        52,335               20.16
Jewels by Justin                         2,360          10/09        37,620               15.94
Kwon's Olympic Tae Kwon
  Do                                     1,800          12/09        23,362               12.98
Huntington Learning Center               3,304          01/10        65,419               19.80
Philly's Best                            1,525          12/10        42,410               27.81
OfficeMax                               24,768          12/11       297,216               12.00
Wok Experience                           1,915          10/13        62,142               32.45
Bank of America                         11,162          05/14       250,475               22.44
Marie Callender's                        8,935          10/14       128,160               14.34

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHWOODS SHOPPING CENTER, WESLEY CHAPEL, FLORIDA

         We purchased a portion of a newly constructed shopping center known as Northwoods Shopping Center, consisting of 96,151 gross leasable square feet. We purchased 74,647 gross leasable square feet (which includes 3,150 square feet of ground lease space) and intend to purchase the remaining 21,504 square feet when construction has been completed and the tenants have commenced paying rent for the remaining portion. The center is located Bruce B. Downs Boulevard and County Line Road in Wesley Chapel, Florida.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the portion we purchased was approximately $13,963,800 and the remaining portion will be approximately $6,386,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $212 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Marshalls and PETCO, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate                  Per Square
                           GLA Leased     % of Total     Foot Per             Lease Term
Lessee                      (Sq. Ft.)        GLA         Annum ($)    Beginning           To
-------------------------------------------------------------------------------------------------
Marshalls                    30,000           31           7.95        08/03            07/13

PETCO                        15,257           16          15.25        11/02            11/12

         For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $10,473,000 and will be approximately $15,263,000 once we have purchased the remaining portion. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Northwoods Center was built between 2002 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 74,647 square feet leased to 15 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                           Approximate                  Current      Base Rent Per Square
                           GLA Leased                    Annual              Foot
Lessee                      (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------
Nails on Nails                1,139          12/07       27,336                24.00
Hair Masters                  1,106          01/08       24,332                22.00

                           Approximate                  Current      Base Rent Per Square
                           GLA Leased                    Annual              Foot
Lessee                      (Sq. Ft.)     Lease Ends    Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------
Art Mart                      1,301          02/08       28,622                22.00
Post Net                      1,302          02/08       27,459                21.09
EB Games                      2,000          04/08       50,000                25.00
Leslie's Poolmart, Inc.       2,269          12/08       51,053                22.50
Washington Mutual Bank        4,000          04/09      104,000                26.00
Pizza Suprema II              2,304          03/10       46,080                20.00
Dr. Jiminez                   1,700          04/10       35,700                21.00
PETCO                        15,257          11/12      232,669                15.25
Futons, Etc.                  2,500          12/12       52,500                21.00
Ho's Chinese                  1,019          01/13       22,418                22.00
Honey Baked Ham               2,800          06/13       61,600                22.00
Marshalls                    30,000          07/13      238,500                 7.95
Payless Shoesource            2,800          11/13       50,008                17.86
Arby's (Ground Lease)         3,150          03/23       54,999                  N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GATEWAY STATION, COLLEGE STATION, TEXAS

         We purchased a portion of a newly constructed shopping center known as Gateway Station, consisting of 23,438 gross leasable square feet. We purchased 19,537 gross leasable square feet and intend to purchase the remaining 3,901 square feet when construction has been completed and the tenants have commenced paying rent for the remaining portion. The center is located at 1501 University Drive at Loop 6 in College Station, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the portion we purchased was approximately $5,093,400 and the remaining portion will be approximately $1,407,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $261 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Five tenants, Kirkland's, Talbots, Joseph A. Banks, Chico's and Heartworks, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                     Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning              To
----------------------------------------------------------------------------------------------------------------------
Kirkland's                    5,000             20               22.00                06/04               01/15

Talbots                       4,200             20               18.00                08/04               01/15

Joseph A. Banks               3,905             10               20.00                06/04               01/15

Chico's                       2,740             10               20.00                06/04               06/09

Heartworks                    2,191             10               25.00                12/04               11/09

         For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $3,820,000 and will be approximately $4,875,000 once we purchase the remaining portion. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Gateway Station was built during 2003 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 19,537 square feet leased to six tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                          Current       Base Rent Per Square
                                      GLA Leased                            Annual               Foot
Lessee                                 (Sq. Ft.)        Lease Ends         Rent ($)          Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Chico's                                  2,740             06/09            54,806                20.00
Heartworks                               2,191             11/09            54,774                25.00
Douglas Jewelers                         1,754             03/10            43,850                25.00
Kirkland's                               5,000             01/15           110,000                22.00
Talbots                                  4,200             01/15            75,600                18.00
Joseph A. Banks                          3,905             01/15            78,100                20.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EDGEMONT TOWN CENTER, HOMEWOOD, ALABAMA

         We purchased an existing shopping center known as Edgemont Town Center, containing 77,655 gross leasable square feet. The center is located at 411 Green Springs Highway in Homewood, Alabama.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $15,639,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $201 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of nay monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning              To
----------------------------------------------------------------------------------------------------------------------
Publix                       44,840             58               12.00                11/03               12/23

         For federal income tax purposes, the depreciable basis in this property will be approximately $11,729,000. When we calculate depreciation expense for tax purposes, we will sue the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Edgemont Town Center was built in 2003. As of December 1, 2004, this property was 95% occupied, with a total 74,055 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                                             Approximate                                             Base Rent Per
                                             GLA Leased                         Current Annual      Square Foot Per
Lessee                                        (Sq. Ft.)        Lease Ends          Rent ($)            Annum ($)
----------------------------------------------------------------------------------------------------------------------
Nextel Communications                            1,360           11/06               25,840             19.00
Crown Jewelry                                    1,600           11/08               30,400             19.00
Mr. Burch Formalwear, Inc.                       2,000           11/08               38,000             19.00
Pet Supplies Plus                                6,000           12/08              114,000             19.00
Firehouse Subs                                   1,600           12/08               30,400             19.00
Headstart Family Hair Salons                     1,680           01/09               23,940             14.25
Mobility Central, Inc.                           1,600           02/09               30,400             25.00
Sally Beauty Supplies                            1,615           08/09               32,300             20.00
EB Games                                         1,200           10/09               30,000             25.00
L.V. Nails                                       1,360           11/13               25,840             19.00
Hunan Wok                                        1,600           02/14               30,400             19.00
Qdoba Mexican Grill*                             2,400           12/14               60,000             25.00
Bama Wings*                                      1,200           12/14               30,000             25.00
Deep South Barbecue*                             4,000           01/15               76,000             19.00
Publix                                          44,840           12/23              538,080             12.00

* Ten year lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

UNIVERSITY TOWN CENTER, TUSCALOOSA, ALABAMA

         We purchased an existing shopping center known as University Town Center, containing 57,250 gross leasable square feet. The center is located at 1190 University Boulevard in Tuscaloosa, Alabama.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,569,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                     Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning              To
----------------------------------------------------------------------------------------------------------------------
Publix                       28,800             50               13.85                06/04               06/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,927,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         University Town Center was built in 2002. As of December 1, 2004, this property was 100% occupied, with a total 57,250 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                                               Approximate                                           Base Rent Per
                                               GLA Leased                       Current Annual      Square Foot Per
Lessee                                          (Sq. Ft.)      Lease Ends           Rent ($)           Annum ($)
----------------------------------------------------------------------------------------------------------------------
Sun and Soul                                      3,665           09/07               62,305             17.00
Movie Gallery                                     2,411           10/07               40,987             17.00
The UPS Store                                     2,479           12/07               44,622             18.00
Cold Stone Creamery                               1,713           01/08               39,399             23.00
Firehouse Subs                                    1,827           01/08               34,713             19.00
Bad Ass Coffee                                    1,947           02/08               44,781             23.00
Headstart Family Hair Salons                      1,485           02/08               34,155             23.00
Southtrust Bank (ATM)                                42           04/08                7,800            185.71

                                               Approximate                                           Base Rent Per
                                               GLA Leased                       Current Annual      Square Foot Per
Lessee                                          (Sq. Ft.)      Lease Ends           Rent ($)           Annum ($)
----------------------------------------------------------------------------------------------------------------------
Private Gallery                                   1,964           09/08               45,172             23.00
Nail Club                                         1,449           02/09               27,531             19.00
The Buzz                                          1,378           03/09               26,871             19.50
University Wireless                               3,022           07/09               57,418             19.00
Qdoba Mexican Grill                               2,641           11/12               60,743             23.00
Hud Guthrie's                                     2,427           12/12               46,113             19.00
Publix                                           28,800           06/24              398,880             13.85

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ZURICH TOWERS, SCHAUMBURG, ILLINOIS

         We purchased two connecting, 20 story, tower office buildings, containing approximately 895,418 gross leasable square feet. The towers are located at 1400-1450 E. American Lane in Schaumburg, Illinois.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $138,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $154 per square foot of leasable space.

         We purchased this property with our own funds. On November 23, 2004, we obtained financing in the amount of $81,420,000. The loan requires interest only payments at an annual rate of 4.247% and matures in December 2034.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

         One tenant, Zurich American Insurance Company, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next twelve years as follows:

                                                                 Base Rent
                    Approximate      % of        Current        Per Square
                    GLA Leased       Total        Annual         Foot Per       Renewal            Lease Term
Lessee               (Sq. Ft.)        GLA        Rent ($)        Annum ($)      Options      Beginning        To
----------------------------------------------------------------------------------------------------------------------
Zurich
American
  Insurance
  Company             895,418         100       8,883,864          9.92         5/5 yr.        12/04         11/16

         For federal income tax purposes, the depreciable basis in this property is approximately $103,500,000. When we calculate depreciation expense for tax purposes, we will sue the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

OSWEGO COMMONS, OSWEGO, ILLINOIS

         We purchased a portion of an existing shopping center known as Oswego Commons. This transaction is comprised of 188,150 gross leasable square feet. The center is located at 3080 Route 34 in Oswego, Illinois.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,022,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $186 per square foot of leasable space.

         We purchased this property with our own funds. On November 23, 2004, we obtained financing in the amount of $19,262,100. The loan requires interest only payments at an annual rate of 4.75% and matures in December 2011.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Dominick's, T.J. Maxx and OfficeMax, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning               To
----------------------------------------------------------------------------------------------------------------------
Dominick's                   65,844             35               12.21                03/02               03/22

T.J. Maxx                    28,144             15               10.20                10/02               09/12

OfficeMax                    20,015             11               14.00                11/03               10/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $26,267,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Oswego Commons was constructed in phases from 2002 to 2004. As of December 1, 2004, this property was 98% occupied, with a total 183,950 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                          Current        Base Rent Per Square
                                      GLA Leased                            Annual                Foot
Lessee                                 (Sq. Ft.)        Lease Ends         Rent ($)           Per Annum ($)
------------------------------------------------------------------------------------------------------------------
3 Day Blinds                             1,802             09/07            44,100                24.47
Quizno's                                 1,612             09/07            36,864                22.87
Lee Nails                                  919             10/07            22,938                24.96
EB Games                                 2,015             01/08            47,352                23.50
All Cleaners                             1,100             01/08            28,920                26.29
Lemstone                                 2,334             10/08            44,340                19.00
American Mattress                        4,200             03/09            92,400                22.00
Oreck Home Care                          1,500             05/09            34,500                23.00
Hallmark                                 4,413             01/10            72,240                16.37
T-Mobile                                 1,920             12/11            57,900                30.16
Great Clips                              1,163             07/12            27,660                23.78
Panera Bread                             4,200             09/12            96,600                23.00
T.J. Maxx                               28,144             09/12           287,000                10.20
Coldstone Creamery                       1,400             01/13            33,600                24.00
Payless Shoes                            2,496             02/13            52,416                21.00
Famous Footwear                          9,773             03/13           134,376                13.75
Party City                              12,012             03/13           176,448                14.69
PETCO                                   13,788             10/13           181,308                13.15
Zales Jewelry                            3,300             04/14            79,200                24.00
OfficeMax                               20,015             10/18           280,200                14.00
Dominick's                              65,844             03/22           804,000                12.21

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FOX CREEK VILLAGE, LONGMONT, COLORADO

         We purchased a newly constructed shopping center known as Fox Creek Village, containing 139,730 gross leasable square feet which includes 39,200 square feet of ground lease space. The center is located at 1601 Pace Street and 815 East 175th Avenue in Longmont, Colorado.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,883,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $149 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, King Soopers, leases more than 10% of the total gross leasable area of the property under a lease and a ground lease. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning               To
----------------------------------------------------------------------------------------------------------------------
King Soopers                 68,657             49               10.12                11/03               11/23

King Soopers
  Fuel Site
  (Ground Lease)             29,200             21                 N/A                11/03               11/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $15,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Fox Creek Village was built during 2003 and 2004. As of December 1, 2004, this property was 86% occupied, with a total 120,162 square feet leased to 12 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                       Approximate                          Current       Base Rent Per Square
                                       GLA Leased                            Annual               Foot
Lessee                                  (Sq. Ft.)        Lease Ends         Rent ($)          Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Caliber Cleaners                         1,300             02/09            29,904                23.00
Cost Cutters                             1,300             02/09            29,904                23.00
Nicolo's Chicago Style
  Pizza                                  2,477             02/09            54,504                22.00
Eyeluminations                           1,400             02/09            30,804                22.00
Subway                                   1,580             03/09            34,764                22.00
Starbucks Coffee                         1,500             06/09            40,500                27.00
Hi-Fi Nails                              1,300             05/09            29,904                23.00
Shape Up to Ship Out                     1,300             05/09            27,300                21.00
Squeeze International                    1,400             08/09            31,500                22.50
PostNet                                  1,300             09/09            28,596                22.00
Vino Cellars Wine & Liquor               3,948             01/14            82,908                21.00
King Soopers Fuel Site
  (Ground Lease)                        29,200             11/18            20,000                  N/A
King Soopers                            68,657             11/23           695,100                10.12
World Savings Bank
  (Ground Lease)                         3,500             08/24            88,000                  N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PUBLIX SHOPPING CENTER, MT. PLEASANT, SOUTH CAROLINA

         We purchased a newly constructed shopping center known as Publix Shopping Center, containing 63,916 gross leasable square feet. The center is located at US Highway 17 and Park West boulevard in Mt. Pleasant, South Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $12,047,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $188 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning               To
----------------------------------------------------------------------------------------------------------------------
Publix                       44,840             70               11.50                04/04               04/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,035,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Publix Center is newly constructed and was completed during 2004. As of December 1, 2004, the property was 95% occupied with a total of 60,510 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                         Base Rent
                                        Approximate                                        Current      Per Square
                                        GLA Leased        Lease        Renewal           Annual Rent     Foot Per
Lessee                                   (Sq. Ft.)        Ends         Options               ($)         Annum ($)
----------------------------------------------------------------------------------------------------------------------
O'Neill Liquor                             1,427          05/09        1/4 yr.             25,814          18.09
Dry Clean USA                              1,056          06/09        2/5 yr.             20,592          19.50
Homeflix/Zone 3
  Entertainment                            3,756          06/09        3/4 yr.             67,608          18.00
Dr. Joe Marcuvich,
  Chiropractor                             1,414          07/09        2/5 yr.             27,573          19.50
Cellular Wireless                          1,000          08/09           -                21,500          21.50
Pak Mail                                     970          08/09           -                20,855          21.50
Chinese Restaurant                         1,656          08/09        1/5 yr.             33,120          20.00

                                                                                                         Base Rent
                                        Approximate                                        Current      Per Square
                                        GLA Leased        Lease        Renewal           Annual Rent     Foot Per
Lessee                                   (Sq. Ft.)        Ends         Options               ($)         Annum ($)
----------------------------------------------------------------------------------------------------------------------
Lady Fitness Center                        1,502          09/09        1/5 yr.             28,538          19.00
Nail Salon                                 1,014          09/09        1/5 yr.             20,280          20.00
The Salon at Parkwest                      1,875          10/09           -                36,563          19.50
Publix                                    44,840          04/24        6/5 yr.            515,660          11.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WINCHESTER COMMONS, MEMPHIS, TENNESSEE

         We purchased an existing shopping center known as Winchester Commons, containing 93,024 gross leasable square feet. The center is located on 7956 Winchester Road, in Memphis, Tennessee.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,023,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

         We purchased this property with our own funds. On November 15, 2004, we obtained financing in the amount of $7,235,000. The loan requires interest only payments at an annual rate of 5.12% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                              Approximate                    Base Rent Per
                              GLA Leased      % of Total     Square Foot Per            Lease Term
Lessee                        (Sq. Ft.)       GLA            Annum ($)          Beginning          To
---------------------------------------------------------------------------------------------------------
Kroger                          59,670           64               8.24             05/99          04/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,767,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Winchester Commons was built in 1999. As of December 1, 2004, this property was 98% occupied, with a total 91,424 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                    Base Rent Per
                                       Approximate                                     Current       Square Foot
                                       GLA Leased         Lease         Renewal      Annual Rent      Per Annum
Lessee                                  (Sq. Ft.)         Ends          Options          ($)             ($)
---------------------------------------------------------------------------------------------------------------------
The Steak Escape                           1,600          01/05         2/5 yr.        26,800          16.75
Shirley's Hallmark                         4,400          02/05         3/5 yr.        52,800          12.00
The Wine Cellar                            4,000          03/06            -           68,000          17.00
China Dragon Restaurant                    2,400          10/06         1/5 yr.        39,600          16.50
Opportunity Mortgage
  (A+ Wireless)                            1,534          12/06            -           24,544          16.00
Dental Partners of Tennessee               2,000          02/07         1/6 yr.        35,500          17.75
Sunsations                                 1,600          07/07            -           28,000          17.50
Greg Pickett Golf                          1,600          01/09         1/5 yr.        28,272          17.67
The UPS Store                              2,000          01/09            -           34,000          17.00
Southwinds Cleaners                        1,600          01/09            -           27,600          17.25
Fantastic Sam's                            1,600          05/09            -           30,000          18.75
Nextel Communications                      1,600          05/09         1/5 yr.        33,600          21.00
East End Grill                             3,600          07/09         1/5 yr.        59,400          16.50
For Your Eyes Only                         2,220          09/09            -           39,960          18.00
Kroger                                    59,670          04/19         6/5 yr.       491,760           8.24

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANSFIELD TOWNE CROSSING, MANSFIELD, TEXAS

         We purchased 95,227 square feet of a newly constructed shopping center known as Mansfield Towne Crossing, which will contain 111,651 gross leasable square feet of which 4,500 square feet is ground lease space. The center is located at Highway 287 and Debbie Lane, in Mansfield, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $19,967,700. Our acquisition cost for the portion we purchased was approximately $16,055,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $178 per square foot of leasable space.

         We purchased this property with our own funds. On November 12, 2004, we obtained financing in the amount of $10,982,300. The loan requires interest only payments at an annual rate of 5.215% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Ross Dress for Less and Staples, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                           Approximate                      Per Square
                           GLA Leased       % of Total       Foot Per                Lease Term
Lessee                      (Sq. Ft.)          GLA           Annum ($)       Beginning          To
--------------------------------------------------------------------------------------------------------
Ross Dress for
  Less                       30,187             27             9.25            05/04          01/15

Staples                      20,388             18            10.50            08/03          08/18

         For federal income tax purposes, the depreciable basis in this property when completed will be approximately $14,976,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Mansfield Towne Crossing was newly constructed in 2003 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 95,227 square feet leased to 19 tenants and one ground lease tenant, and is currently leasing up the remaining retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                    Approximate                                       Current      Base Rent Per
                                    GLA Leased                        Renewal          Annual       Square Foot
Lessee                               (Sq. Ft.)       Lease Ends       Options         Rent ($)     Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
AT & T Wireless                       2,500            07/08          1/5 yr.          55,000           22.00
EB Games                              1,500            09/08          2/5 yr.          31,500           21.00
The Cash Store                        1,600            09/08          2/5 yr.          30,400           19.00
Sport Clips                           1,440            10/08          2/5 yr.          30,240           21.00
GNC                                   1,200            01/09          2/5 yr.          22,800           19.00
Luxury Nails                          1,013            02/09          2/5 yr.          20,260           20.00
Dr. Michael Polson                    1,060            05/09          1/5 yr.          20,140           19.00
Robertson Pools                       1,440            06/09          2/5 yr.          25,920           18.00
Bath Junkie                           1,200            06/09          2/5 yr.          22,800           19.00
Sally Beauty Supplies                 1,600            07/09          2/5 yr.          27,200           17.00
Subway                                1,600            08/09          2/5 yr.          28,800           18.00
Creekside Collections                 3,811            09/09          1/5 yr.          62,882           16.50
Zales Jewelers                        3,000            11/13          3/5 yr.          64,500           21.50
Payless Shoesource                    3,000            03/14          2/5 yr.          54,000           18.00
Famous Footwear                       8,000            07/14          3/5 yr.         120,000           15.00
Pier 1 Imports                       10,807            08/14          2/5 yr.         162,105           15.00
Ross Dress for Less                  30,068            01/15          5/5 yr.         278,129            9.25
Staples                              20,388            08/18          3/5 yr.         214,074           10.50
Mansfield Urgent Care*                3,000            09/09                           58,500           19.50
Regions Bank (Ground
  Lease)*                             4,500            09/23                           75,000             N/A

* Tenant has leased space in the portion of the property we have not yet purchased. The lease has not commenced as of December 1, 2004.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, MIDLAND, TEXAS

         We purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,150 gross leasable square feet. The center is located at 5312 West Wadley Avenue in Midland, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $4,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $70 per square foot of leasable space.

         We purchased this property with our own funds. On December 2, 2004, we obtained financing in the amount of $2,337,500. The loan requires interest only payments at an annual rate of 5.12% and matures in January 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

         One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                           Approximate                     Current       Base Rent Per
                           GLA Leased     % of Total        Annual      Square Foot Per           Lease Term
Lessee                      (Sq. Ft.)        GLA           Rent ($)         Annum ($)       Beginning         To
-------------------------------------------------------------------------------------------------------------------
Academy Sports
  & Outdoors                 61,150            100         340,000           5.56             10/04         10/14
                                                           374,000           6.12             11/14         10/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $3,188,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CVS PHARMACY, SYLACAUGA, ALABAMA

         We purchased a newly constructed 10,055 square foot retail building, leased to CVS Pharmacy. The center is located at 2 North Broadway Avenue in Sylacauga, Alabama.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $3,066,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $305 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

         One tenant, CVS Pharmacy, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                     Base Rent
                          Approximate       % of       Current       Per Square
                          GLA Leased       Total        Annual        Foot Per      Renewal          Lease Term
                           (Sq. Ft.)        GLA        Rent ($)       Annum ($)     Options     Beginning       To
----------------------------------------------------------------------------------------------------------------------
CVS Pharmacy                10,055          100        231,164          22.99          -           08/04      01/30

         For federal income tax purposes, the depreciable basis in this property will be approximately $2,299,500. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GURNEE TOWN CENTER, GURNEE, ILLINOIS

         We purchased an existing shopping center known as Gurnee Town Center, containing 179,602 gross leasable square feet. The center is located at 7105 Grand Avenue in Gurnee, Illinois.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $44,256,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $246 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Linens 'N Things, Old Navy, Borders Books & Music and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                     Base Rent Per
                                  GLA Leased     % of Total      Square Foot Per           Lease Term
Lessee                             (Sq. Ft.)        GLA             Annum ($)        Beginning         To
--------------------------------------------------------------------------------------------------------------
Linens 'N Things                    34,000           19               11.50            12/00         01/06
                                                                      12.50            02/06         01/11

Old Navy                            25,090           14               14.00            02/01         01/06

                                  Approximate                     Base Rent Per
                                  GLA Leased     % of Total      Square Foot Per           Lease Term
Lessee                             (Sq. Ft.)        GLA             Annum ($)        Beginning         To
--------------------------------------------------------------------------------------------------------------
Borders Books &
  Music                             24,878           14               16.00            10/00         10/05
                                                                      17.00            11/05         10/10
                                                                      19.36            11/10         10/15
                                                                      21.30            11/15         01/21

Cost Plus World
  Market                            18,300           10               13.50            10/00         01/03
                                                                      14.00            02/03         01/06
                                                                      14.50            02/06         01/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $33,192,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Gurnee Towne Center was built during 2000. As of December 1, 2004, this property was 96% occupied, with a total 172,188 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                                     Base Rent Per
                                      GLA Leased                      Renewal     Current Annual       Square Foot
Lessee                                 (Sq. Ft.)      Lease Ends      Options        Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Earthly Goods                             2,300          12/05        2/5 yr.           42,550            18.50
Oreck Floor Care Centers                  1,600          01/06        1/5 yr.           35,200            22.00
Old Navy                                 25,090          01/06        2/5 yr.          251,260            14.00
Quizno's Classic Subs                     1,600          02/06        2/5 yr.           44,800            28.00
Famous Footwear                           8,650          01/06        4/5 yr.          155,700            18.00
Hallmark Creations                        6,405          02/06        3/5 yr.          115,290            18.00
Supercuts                                 1,200          05/06        3/5 yr.           33,600            28.00
After Hours Formalwear                    1,050          06/06        2/5 yr.           31,500            30.00
Salon Jazz                                1,785          08/06        1/5 yr.           48,195            27.00
Cali Nails                                1,000          11/06        1/5 yr.           30,000            30.00
Towne Vision Center                       1,360          12/06        1/5 yr.           40,800            30.00
RadioShack                                2,700          02/07        2/5 yr.           81,000            30.00
Slott's Hots                              2,000          09/07        2/5 yr.           67,900            33.95
Linens 'N Things                         34,000          01/11        2/5 yr.          391,000            11.50
Cost Plus World Market                   18,300          01/11        3/5 yr.          256,200            14.00
PPG Architectural Finishes                4,000          01/11        2/5 yr.           76,000            19.00
AT&T Wireless                             2,800          01/11        2/5 yr.           72,800            26.00
Panda Express                             2,240          02/11        2/5 yr.           62,720            28.00
Starbucks                                 2,500          03/11        2/5 yr.           75,000            30.00
Signature Cleaner                         1,600          04/11        2/5 yr.           48,000            30.00
Bedding Experts                           3,500          04/11        2/5 yr.          105,000            30.00
Giordano's                                3,200          07/11        4/5 yr.           96,000            30.00

                                      Approximate                                                     Base Rent Per
                                      GLA Leased                      Renewal     Current Annual       Square Foot
Lessee                                 (Sq. Ft.)      Lease Ends      Options        Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Bath & Body Works                         2,340          01/12        2/5 yr.           51,480            22.00
The Avenue                                5,250          01/13        4/5 yr.           94,500            18.00
Pier 1 Imports                           10,840          08/13        2/5 yr.          217,340            20.05
Borders Books & Music                    24,878          01/21        4/5 yr.          398,048            16.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, PORT ARTHUR, TEXAS

         We purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,001 gross leasable square feet. The center is located at Memorial Boulevard at Highway 365 in Port Arthur, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $82 per square foot of leasable space.

         We purchased this property with our own funds. On November 1, 2004, we obtained financing in the amount of $2,775,000. The loan requires interest only payments at an annual rate of 5.12% and matures in November 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                           Approximate                                  Base Rent Per
                           GLA Leased     % of Total       Annual     Square Foot Per         Lease Term
                            (Sq. Ft.)         GLA         Rent ($)       Annum ($)       Beginning       To
--------------------------------------------------------------------------------------------------------------
Academy Sports
  & Outdoors                 61,001            100        400,000           6.56            10/04       10/12
                                                          440,000           7.21            11/12       10/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $3,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA AT RIVERLAKES, BAKERSFIELD, CALIFORNIA

         We purchased an existing shopping center known as Plaza at Riverlakes, containing 102,836 gross leasable square feet. The center is located at Hageman Road and Calloway Drive in Bakersfield, California.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $17,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $165 per square foot of leasable space.

         We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Ralph's Grocery Store, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                 Approximate                      Base Rent Per
                                 GLA Leased      % of Total      Square Foot Per            Lease Term
Lessee                            (Sq. Ft.)         GLA             Annum ($)         Beginning        To
-----------------------------------------------------------------------------------------------------------
Ralph's Grocery Store               58,000            56              6.03             11/01        11/26

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,050,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Plaza at Riverlakes was built during 2001. As of December 1, 2004, this property was 100% occupied, with a total 102,836 square feet leased to 22 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                                 Base Rent Per
                                      GLA Leased      Lease       Renewal     Current Annual       Square Foot
Lessee                                 (Sq. Ft.)       Ends       Options        Rent ($)         Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Jane's Jewelers                           1,170        12/04      1/5 yr.           23,868            20.40
State Farm Insurance                      1,170        12/04      1/4 yr.           24,300            20.77
Team Gear                                 1,463        01/06      1/3 yr.           28,944            19.78
Coldwell Banker                           2,260        07/06      2/1 yr.           45,288            20.04
Movie Gallery                             4,800        11/06      1/5 yr.          103,680            21.60
Pacific West Wireless                     1,495        12/06      1/5 yr.           31,392            21.00
Desired Image Tanning
  Salon                                   1,275        02/07         -              26,772            21.00
Angel Food Donuts                         1,268        02/07      1/5 yr.           24,684            19.47

                                      Approximate                                                 Base Rent Per
                                      GLA Leased      Lease       Renewal     Current Annual       Square Foot
Lessee                                 (Sq. Ft.)       Ends       Options        Rent ($)         Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Supercuts                                 1,202        02/07      1/5 yr.           26,916            22.39
One House Martinizing                     1,200        04/07      1/5 yr.           26,208            21.84
Miss Holiday                              1,360        06/07      1/3 yr.           24,480            18.00
R.J.'s at Riverlakes                      2,500        08/07      1/5 yr.           54,621            21.85
Teaze Salon                               1,885        10/07      1/5 yr.           30,028            15.93
Xanders Grill                             2,000        10/07      1/5 yr.           42,012            21.01
Planet Smoothie                           1,490        09/09                        29,508            19.80
Wells Fargo Financial                     1,925        09/09      1/5 yr.           41,580            21.60
Dewar's Candy Shop                        2,885        12/11      2/5 yr.           48,468            16.80
Baja Fresh Mexican Grill                  3,010        03/13      3/5 yr.           61,404            20.40
Fitness 19                                7,200        03/13      2/5 yr.          127,728            17.74
The UPS Store                             1,778        05/13      2/5 yr.           37,344            21.00
Quick One Chinese                         1,500        06/14                        30,060            20.04
Ralph's Grocery Store                    58,000        11/26      7/5 yr.          350,004             6.03

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKE MARY POINTE, ORLANDO, FLORIDA

         We purchased an existing shopping center known as Lake Mary Pointe, containing 51,052 gross leasable square feet. The center is located at U.S. 17-92 and Weldon Boulevard, in Orlando, Florida.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $6,620,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $130 per square foot of leasable space.

         We purchased this property with our own funds. On November 8, 2004, we obtained financing in the amount of $3,657,500. The loan requires interest only payments at an annual rate of 5.17% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                 Approximate                      Base Rent Per
                                 GLA Leased      % of Total      Square Foot Per           Lease Term
Lessee                            (Sq. Ft.)         GLA             Annum ($)        Beginning        To
-----------------------------------------------------------------------------------------------------------
Publix                              37,866            74               8.60            12/99         12/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $4,965,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Lake Mary Pointe was built in 1999. As of December 1, 2004, this property was 96% occupied, with a total 48,952 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                Current       Base Rent Per
                                     GLA Leased                    Renewal       Annual        Square Foot
Lessee                                (Sq. Ft.)     Lease Ends     Options      Rent ($)      Per Annum ($)
------------------------------------------------------------------------------------------------------------
GNC                                      1,050         12/04          -           21,525         20.50
Hair Cuttery                             1,050         02/05       1/5 yr.        23,931         22.79
Avenue Nails                             1,043         08/05       1/5 yr.        25,623         24.57
Pak Mail Center                          1,050         09/05       1/5 yr.        24,227         23.07
Vivonia's Italian Pizzeria               3,750         09/06       1/5 yr.        84,365         22.50
White Swan Cleaners                      1,050         12/08          -           16,800         16.00
Subway                                   1,050         02/09       3/5 yr.        17,063         16.25
China Cook                               1,043         07/11       1/5 yr.        20,516         19.67
Publix                                  37,866         12/19       6/5 yr.       325,648          8.60

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

AZALEA SQUARE SHOPPING CENTER, SUMMERVILLE, SOUTH CAROLINA

         We purchased a portion of a newly constructed shopping center known as Azalea Square Shopping Center, containing 395,738 gross leasable square feet (which includes one ground lease space). We intend to purchase 181,942 square feet of that shopping center including the ground lease space. The center is located at U.S. 17-A and Interstate 26 in Summerville, South Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the portion we purchased was approximately $30,012,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $165 per square foot of leasable space.

         We purchased this property with our own funds. On November 12, 2004, we obtained financing in the amount of $16,535,000. The loan requires interest only payments at an annual rate of 5.01% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Five tenants, T.J. Maxx, Linens 'N Things, Ross Dress for Less, Cost Plus World Market and PETsMART, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                 Approximate                      Base Rent Per
                                 GLA Leased      % of Total        Square Foot             Lease Term
Lessee                            (Sq. Ft.)         GLA           Per Annum ($)        Beginning      To
-----------------------------------------------------------------------------------------------------------
T.J. Maxx                           30,000           16               7.75             07/03        07/08
                                                                      8.25             08/08        07/13

Linens 'N Things                    25,395           14              10.75             09/03        01/09
                                                                     11.00             02/09        01/14

Ross Dress for Less                 30,187           17               9.50             06/03        01/14

Cost Plus World                     18,300           10              12.50             09/04        01/10
  Market                                                             13.50             02/10        01/15

PETsMART                            19,107           11              11.00             08/04        01/10
                                                                     11.75             02/10        01/15
                                                                     12.50             02/15        01/20

         For federal income tax purposes, the depreciable basis in this property will be approximately $22,509,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Azalea Square was newly constructed in 2003 and 2004. As of December 1, 2004, the property was 97% occupied with a total 177,042 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                                                                 Current      Base Rent Per
                                Approximate GLA        Lease       Renewal     Annual Rent   Square Foot Per
Lessee                          Leased (Sq. Ft.)        Ends       Options         ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------
Dress Barn                            8,050             09/08       3/5 yr.      120,750          15.00
Artisan Jewelers                      2,400             10/08       1/5 yr.       59,328          24.72
EB Games                              1,600             10/08       1/5 yr.       36,800          23.00
S&K Menswear                          3,603             10/08       2/5 yr.       64,854          18.00
Sport Clips                           1,200             11/08       2/5 yr.       25,200          21.00
Phone Smart                           1,800             12/08       2/5 yr.       37,800          21.00
Princess Nails                        1,500             04/09       1/5 yr.       36,000          24.00
Marble Slab
  Creamery                            1,200             06/09       1/5 yr.       26,400          22.00
American Mattress                     2,800             08/09       1/5 yr.       64,400          23.00

                                                                                 Current      Base Rent Per
                                Approximate GLA        Lease       Renewal     Annual Rent   Square Foot Per
Lessee                          Leased (Sq. Ft.)        Ends       Options         ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------
Rococo Bakery                         1,500             10/09       1/5 yr.       27,744          18.50
Hibbett Sporting
  Goods                               5,000             01/10       2/5 yr.       70,000          14.00
T.J. Maxx                            30,000             07/13       3/5 yr.      232,500           7.75
Pier 1 Imports                       10,800             08/13       2/5 yr.      167,400          15.50
Linens 'N Things                     25,395             01/14       3/5 yr.      272,996          10.75
Ross Dress for Less                  30,000             01/14       4/5 yr.      286,776           9.50
Shoe Carnival                         9,000             03/14       2/5 yr.      112,500          12.50
McAllisters Deli                      3,600             06/14       2/5 yr.       75,600          21.00
Cost Plus World
  Market                             18,300             01/15       3/5 yr.      228,750          12.50
PETsMART                             19,107             01/20       4/5 yr.      210,177          11.00
Logans (Ground
  Lease)                                *               11/23       4/5 yr.       65,000            N/A

*  To be determined

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DENTON CROSSING, DENTON, TEXAS

         We purchased the completed portion of a shopping center that is still under construction which is known as Denton Crossing. We purchased 278,840 gross leasable square feet which had been completed out of approximately 329,663 gross leasable square feet. The remaining portion of the shopping center will be completed in stages over the next two years. The center is located at 1800 S. Loop 288 in Denton, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the portion we purchased was approximately $53,402,000 with $10,598,000 remaining under contract for completion. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $192 per square foot of leasable space and, upon completion, we be approximately $194 per square foot of leasable space.

         We purchased this property with our own funds. On December 7, 2004, we obtained financing in the amount of $35,200,000. The loan requires interest only payments at an annual rate of 4.30% and matures in January 2010.

         We do not intent to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Oshman's Sporting Goods, Best Buy and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate                  Per Square
                           GLA Leased     % of Total     Foot Per          Lease Term
Lessee                      (Sq. Ft.)        GLA         Annum ($)    Beginning      To
-------------------------------------------------------------------------------------------
Oshman's
  Sporting Goods             50,000           18          10.00         12/03      01/14

Best Buy                     30,000           11          12.00         10/03      01/09
                                                          12.50         02/09      01/14

T.J. Maxx                    28,000           10           9.25         09/03      09/08
                                                           9.75         10/08      09/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $38,428,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Denton Crossing commenced construction in 2003 and we believe it will be completed within the next two years. As of December 1, 2004, the portion of the shopping center we purchased was 92% occupied with a total 257,833 square feet leased to 27 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                             Current     Base Rent Per
                                  GLA Leased                   Renewal     Annual      Square Foot
Lessee                             (Sq. Ft.)     Lease Ends    Options    Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------
Lane Bryant                          5,000         10/08       3/5 yr.      95,000        19.00
Dress Barn                           8,000         12/08       3/5 yr.     120,000        15.00
Chipolte Mexican Grill               2,578         12/08       4/5 yr.      61,872        24.00
Advance America                      1,440         12/08       2/5 yr.      34,560        24.00
Happy Nails Spa                      1,297         12/08       1/5 yr.      27,237        21.00
Fantasy Nails                        1,200         12/08       1/5 yr.      27,600        23.00
Sally Beauty Supplies                1,600         01/09       3/5 yr.      35,200        22.00
H & R Block                          2,000         01/09       1/5 yr.      47,000        23.50
Roly Poly Rolled
  Sandwiches                         1,200         01/09       2/5 yr.      29,100        24.25
New York Subway                      1,500         01/09       1/5 yr.      33,750        22.50
Sport Clips                          1,400         01/09       2/5 yr.      31,500        22.50
Rice Boxx Asian Cafe                 2,504         03/09       3/5 yr.      65,104        23.50
T-Mobile                             1,873         04/09       1/5 yr.      45,345        24.21
The Mattress Firm                    6,000         05/09       2/5 yr.     147,000        24.50
Old Navy                            14,800         05/09       3/5 yr.     206,460        13.95
Wing Pit                             1,807         08/09       2/5 yr.      45,175        25.00
Wells Fargo Bank                     1,818         08/09       2/5 yr.      45,450        25.00
T.J. Maxx                           28,000         09/13       3/5 yr.     259,000         9.25

                                  Approximate                             Current     Base Rent Per
                                  GLA Leased                   Renewal     Annual      Square Foot
Lessee                             (Sq. Ft.)     Lease Ends    Options    Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------
Pier 1 Imports                       9,500         09/13       2/5 yr.     152,000        16.00
Famous Footwear                     10,000         10/13       3/5 yr.     145,000        14.50
Mattress Giant                       4,553         12/13       2/5 yr.     104,719        23.00
Hollywood Video                      6,300         01/14       2/5 yr.     126,000        20.00
Cost Plus World Market              18,300         01/14       3/5 yr.     228,750        12.50
Oshman's Sporting
  Goods                             50,000         01/14       3/5 yr.     500,000        10.00
Bed, Bath & Beyond                  24,000         01/14       3/5 yr.     234,000         9.75
Best Buy                            30,000         01/14       4/5 yr.     360,000        12.00
Michaels                            21,163         02/14       3/5 yr.     222,212        10.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BED, BATH & BEYOND PLAZA, MIAMI, FLORIDA

         We purchased a shopping center newly constructed during 2003 and 2004 known as Bed, Bath & Beyond Plaza, containing 97,496 gross leasable square feet. This center has entered into a 65-year ground lease with the owner of the real property. We are not acquiring the underlying real property but only the buildings on the real property and will continue to be under a 65 year ground lease. The center is located at Northwest 107th Avenue and Northwest 19th Street in Miami, Florida.

         We purchased this center from an unaffiliated third party. Our total acquisition cost was approximately $20,350,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $209 per square foot of leasable space.

         We purchased this center with our own funds. On November 12, 2004, we obtained financing in the amount of $11,192,500. The loan requires interest only payments at an annual rate of 5.17% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this center over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Bed, Bath & Beyond, Office Depot, Pier 1 Imports and Party City, will lease more than 10% of the total gross leasable area of the center. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                               Approximate                   Base Rent Per
                               GLA Leased     % of Total    Square Foot Per        Lease Term
Lessee                          (Sq. Ft.)         GLA           Annum ($)       Beginning     To
----------------------------------------------------------------------------------------------------
Bed, Bath & Beyond               28,053           29              13.50           03/04      01/20

                               Approximate                   Base Rent Per
                               GLA Leased     % of Total    Square Foot Per        Lease Term
Lessee                         (Sq. Ft.)         GLA           Annum ($)       Beginning      To
----------------------------------------------------------------------------------------------------
Office Depot                     16,175           17              23.32           08/04      08/14

Pier 1 Imports                   10,582           11              25.41           12/03      12/04
                                                                  25.50           01/05      12/08
                                                                  26.50           01/09      12/13

Party City                       10,930           11              18.00           09/04      09/07
                                                                  19.62           10/07      09/10
                                                                  21.93           10/10      09/13
                                                                  23.31           10/13      09/14

         For federal income tax purposes, the depreciable basis in this center will be approximately $15,263,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Bed, Bath & Beyond Plaza is a newly constructed center completed during 2003 and 2004. As of December 1, 2004, the property was 97% occupied, with a total of 94,544 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                                    Base Rent Per
                                 GLA Leased                    Renewal      Current Annual       Square Foot
Lessee                            (Sq. Ft.)      Lease Ends    Options         Rent ($)         Per Annum ($)
--------------------------------------------------------------------------------------------------------------
Sally Beauty Supplies               1,368          05/09       2/5 yr.           34,200            25.00
A+ Nails                            1,301          05/09       1/5 yr.           36,428            28.00
Bo Concept                          5,100          06/09       1/5 yr.          122,400            24.00
Young Eye Associates                1,339          08/09                         37,492            28.00
Sprint PCS                          3,622          12/10       2/5 yr.          103,227            28.50
Pier 1 Imports                     10,582          12/13       3/5 yr.          268,898            25.41
Starbucks                           1,402          03/14       3/5 yr.           49,070            35.00
Fuddruckers                         6,000          04/14       4/5 yr.          162,000            27.00
Cargo Kids!                         4,565          04/14       3/5 yr.          118,912            26.05
Moe's Southwestern Grill            2,400          05/14                         62,400            26.00
Doral Dentist Partners              1,707          07/14       2/5 yr.           40,968            24.00
Office Depot                       16,175          08/14       4/5 yr.          377,201            23.32
Party City                         10,930          09/14       2/2 yr.          196,740            18.00
                                                                 &
                                                               2/3 yr.
Bed, Bath & Beyond                 28,053          01/20       4/5 yr.          378,716            13.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GMAC INSURANCE OFFICE BUILDING, WINSTON-SALEM, NORTH CAROLINA

         We purchased a commercial office complex, containing approximately 501,064 of gross leasable square feet. The property is comprised of an 18-story office building, a six-story office building and various parcels of land that are used as surface and deck parking lots. The complex is located at 500 West 5th Street in Winston-Salem, North Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition was approximately $60,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $120 per square foot of leasable space.

         We purchased this property with our own funds. On September 29, 2004, we obtained financing in the amount of $33,000,000. The loan requires interest only payments at an annual interest rate of 4.61% and matures October 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

         One tenant, GMAC Insurance, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next ten years as follows:

                 Approximate        % of         Current       Base Rent Per
                 GLA Leased         Total         Annual        Square Foot     Renewal          Lease Term
                  (Sq. Ft.)          GLA         Rent ($)      Per Annum ($)    Options      Beginning      To
-----------------------------------------------------------------------------------------------------------------
GMAC
  Insurance        501,064           100        5,164,449          10.31        2/5 yr.        10/04       09/09
                                                5,266,828          10.51                       10/09       09/10
                                                5,369,206          10.72                       10/10       09/11
                                                5,475,680          10.93                       10/11       09/12
                                                5,582,154          11.14                       10/12       09/13
                                                5,692,722          11.36                       10/13       09/14

         For federal income tax purposes, the depreciable basis in this property is approximately $45,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

BOULEVARD AT THE CAPITAL CENTRE, LANDOVER, MARYLAND

         We entered into a joint venture agreement with the current owners of a newly constructed shopping center known as Boulevard at the Capital Centre, containing 482,445 gross leasable square feet. The center is located on the Washington D.C. Beltway (I-495 and I-95), in Landover, Maryland. The property is on a long term ground lease with the Revenue Authority of Price George's County for about 70 years.

         We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $121,724,000 to this joint venture and received an equity interest representing a majority ownership and operating control of the joint venture.

         We made our capital contribution to the joint venture with our own funds. On September 8, 2004, we obtained financing in the amount of $71,500,000. The loan requires interest only payments at an annual rate of 5.12% and matures October 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Lowe's Theaters Magic Johnson, will lease more than 10% of the total gross leasable area of the property. The lease term has been projected in accordance with the tenant's lease commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                Approximate                        Base Rent Per
                                GLA Leased         % of Total     Square Foot Per         Lease Term
Lessee                           (Sq. Ft.)            GLA            Annum ($)        Beginning     To
----------------------------------------------------------------------------------------------------------
Lowe's Theaters
  Magic Johnson                   52,500               11             22.00             10/04      09/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $91,293,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Boulevard at the Capital Centre was newly constructed in 2004. The property has been in a leasing up phase and nine tenants have executed leases for retail space within the shopping center whose leases have not yet commenced. As of December 1, 2004, this property was 88% occupied with a total of 423,372 square feet leased by 59 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                       Current       Base Rent Per
                                     GLA Leased                        Renewal          Annual        Square Foot
Lessee                                (Sq. Ft.)       Lease Ends       Options         Rent ($)      Per Annum ($)
--------------------------------------------------------------------------------------------------------------------
EB Game World                           1,200           11/08          1/5 yr.            40,800         34.00
Claire's Boutique                       1,166           11/08          1/5 yr.            34,980         30.00
Sprint Spectrum                         1,965           11/08          1/5 yr.            64,809         32.98
Nextel                                  1,871           11/08          1/5 yr.            74,840         40.00
Capital Nails                           1,500           11/08          1/5 yr.            61,800         41.20
Kay Jewelers                            1,552           12/08          1/5 yr.            60,000         38.66
Cold Stone Creamery                     1,157           01/09          2/5 yr.            42,809         37.00
Sweet Tooth Cakes &
  Pastries                              1,400           02/09          1/5 yr.            49,000         35.00
Casual Male Big & Tall                  3,500           03/09          1/5 yr.            84,000         24.00
The Classic Woman                       2,200           04/09          2/5 yr.            63,800         29.00
Next Day Blinds*                        3,000           09/09                             93,000         31.00

                                     Approximate                                       Current       Base Rent Per
                                     GLA Leased                        Renewal          Annual        Square Foot
Lessee                                (Sq. Ft.)       Lease Ends       Options         Rent ($)      Per Annum ($)
--------------------------------------------------------------------------------------------------------------------
Head 2 Head                             2,568           12/10             -               65,484         25.50
Oxford Street                           3,400           12/10          1/5 yr.            86,974         25.58
T-Mobile                                1,800           01/11             -               72,000         40.00
Gallery of African Wildlife             2,000           02/11          1/3 yr.            58,000         29.00
Jilliano Shoes                          1,998           04/11          1/5 yr.            40,955         20.50
Qdoba Mexican Grill                     3,000           11/13          2/5 yr.            97,500         32.50
Lens Crafters                           4,653           11/13          2/5 yr.           139,590         30.00
Pier 1 Imports                         10,068           11/13             **             181,224         18.00
Foot Locker                             3,433           11/13             **             102,048         29.73
Yankee Candle Company                   2,000           11/13          1/5 yr.            48,000         24.00
Men's Wearhouse                         6,400           11/13          2/5 yr.           147,200         23.00
Penner Clothing                         5,194           11/13       2/2 yr. & 1/1        142,835         27.50
                                                                         yr.
Panda Express                           2,100           11/13          1/5 yr.            73,500         35.00
Foot Action USA                         3,500           11/13          2/5 yr.            98,000         28.00
Shoe City                               7,700           11/13          2/5 yr.           180,950         23.50
Drake's Place                           2,000           11/13          1/5 yr.            49,440         24.72
Quiznos                                 1,562           11/13          2/5 yr.            51,546         33.00
Cambridge Beauty Supply                 2,900           11/13          1/5 yr.            77,662         26.78
The Children's Place                    6,000           11/13          2/5 yr.           132,012         22.00
Lane Bryant                             5,000           11/13          2/5 yr.           120,000         24.00
Starbucks                               1,250           11/13          2/5 yr.            37,500         30.00
Changes at Capital Centre               4,000           12/13          1/5 yr.           104,000         26.00
Lucaya                                  3,000           12/13          1/5 yr.            63,000         21.00
Teaming Up/Expressions                  3,103           12/13          1/5 yr.            80,678         26.00
The Big Screen Store                    4,500           12/13          2/5 yr.           103,500         23.00
Total Sport                             3,756           12/13          1/5 yr.           103,553         27.57
Technicolor Salon & Spa                 4,413           12/13          1/5 yr.           110,325         25.00
Payless Shoesource                      2,800           01/14          2/5 yr.            78,400         28.00
Mattress Warehouse                      4,112           02/14          2/5 yr.           102,800         30.00
Honeycomb Hideout                       2,500           02/14             **              68,750         27.50
Five Guys Restaurant                    1,500           02/14          1/5 yr.            48,000         32.00
Red Star Tavern                         7,661           02/14          2/5 yr.           268,135         35.00
Babalu/Carraba's Glory
  Days*                                 6,085           04/14                            146,040         24.00
Kobe Japanese
  Steakhouse*                           7,520           04/14                            172,960         23.00
African Stargina                        1,500           05/14          1/5 yr.            47,250         31.50
McHunu House of Style                   2,900           05/14          2/5 yr.            76,850         26.50
Reggiano's*                             2,000           05/14                             50,000         25.00
Anne Taylor Loft                        5,471           05/14             **              75,000         13.71
Sports Authority                       40,500           07/14          3/5 yr.           506,250         12.50
DSW Shoe Warehouse                     25,000           07/14          4/5 yr.           331,250         13.25
Stonefish Grill                         6,085           08/14             **             212,975         35.00
Soul Fixins'*                           2,085           08/14                             62,550         30.00
Infusions Cafe*                         3,350           09/14                             83,750         25.00
Linens 'N Things                       34,440           01/15             **             430,512         12.50

                                     Approximate                                       Current       Base Rent Per
                                     GLA Leased                        Renewal          Annual        Square Foot
Lessee                                (Sq. Ft.)       Lease Ends       Options         Rent ($)      Per Annum ($)
--------------------------------------------------------------------------------------------------------------------
Pizzeria Uno                            5,719           10/18          3/5 yr.           110,000         19.23
Bugaboo Creek Steakhouse                6,400           11/18          2/5 yr.           110,000         17.19
Provident Bank of
  Maryland                              3,215           11/18          3/5 yr.            95,000         29.55
Borders Books & Music                  22,915           11/18          4/5 yr.           441,801         19.28
Chuck E. Cheese                        11,300           02/19          3/5 yr.            95,000          8.41
Circuit City                           33,828           07/19          3/5 yr.           490,506         14.50
Office Depot                           18,000           07/19             **             234,000         13.00
Blu Bambu*                              4,050           09/19                            113,250         27.96
Chic-Fil-A                              4,250           11/23          3/5 yr.            85,000         20.00
Golden Corrall                         11,967           12/23          3/5 yr.           112,500          9.40
Lowe's Theaters Magic
  Johnson                              52,500           09/24             **           1,155,000         22.00

*        As of December 1, 2004 the tenant's lease term had not yet commenced.
**       Renewal option information not available.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HARRIS TEETER STORE #158, WILMINGTON, NORTH CAROLINA

         We purchased a freestanding retail building leased to a Harris Teeter grocery store, containing 57,230 gross leasable square feet. The center is located at Wilshire Boulevard and Kerr Avenue in Wilmington, North Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $126 per square foot of leasable space.

         We purchased this property with our own funds. On November 1, 2004, we obtained financing in the amount of $3,960,000. The loan requires interest only payments at an annual rate of 4.915% and matures in November 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Harris Teeter Store #158, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                     Approximate       % of       Current        Base Rent Per
                     GLA Leased        Total       Annual         Square Foot      Renewal         Lease Term
Lessee                (Sq. Ft.)         GLA       Rent ($)       Per Annum ($)     Options     Beginning     To
------------------------------------------------------------------------------------------------------------------
Harris                                                                              1/5 yr.
  Teeter                                                                               &
  Store #158            57,230          100         558,340           9.76          1/4 yr.        05/95    05/15

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

HARVEST TOWNE CENTER, KNOXVILLE, TENNESSEE

         We purchased an existing shopping center known as Harvest Towne Center, containing 42,213 gross leasable square feet. The center is located at 4824 N. Broadway Street in Knoxville, Tennessee.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,950,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $212 per square foot of leasable space.

         We purchased this property with our own funds. On December 3, 2004, we obtained financing in the amount of $5,005,000. The loan requires interest only payments at an annual rate of 4.935% and matures in January 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, CVS Pharmacy, Pet Supplies Plus and Ruby Tuesday, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                             Approximate                             Base Rent Per
                             GLA Leased           % of Total        Square Foot Per           Lease Term
Lessee                        (Sq. Ft.)              GLA               Annum ($)         Beginning        To
----------------------------------------------------------------------------------------------------------------
CVS Pharmacy                   10,125                 24                 24.50             09/99         08/04
                                                                         25.97             09/04         08/09
                                                                         27.53             09/09         08/14
                                                                         29.18             09/14         01/20

Pet Supplies Plus               8,120                 19                 14.08             02/04         01/05
                                                                         14.33             02/05         01/06

                             Approximate                             Base Rent Per
                             GLA Leased           % of Total        Square Foot Per           Lease Term
Lessee                        (Sq. Ft.)              GLA               Annum ($)         Beginning        To
----------------------------------------------------------------------------------------------------------------
Ruby Tuesday
  (Ground Lease)               4,582                  11                 N/A               07/02         12/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,713,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Harvest Towne Center was built in 1996 to 1999. As of December 1, 2004, this property was 100% occupied, with a total 42,213 square feet lease to nine tenants and three ground lease tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                                      Base Rent Per
                                      GLA Leased        Lease        Renewal       Current Annual       Square Foot
Lessee                                 (Sq. Ft.)        Ends         Options          Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
                                                      Month-to-
Northside Properties                      3,480         Month                           33,225             9.55
Krispy Creme Donuts
  (Ground Lease)                          2,158         06/05        2/5 yr.            41,400              N/A
Pet Supplies Plus                         8,120         01/06        2/5 yr.           114,365            14.08
Vacuums Unlimited                           986         05/06           -               11,832            12.00
Ross the Boss                             4,104         09/06           -               61,560            15.00
Stuart R. Humberg D.C.                    1,000         11/06        2/3 yr.            15,815            15.82
US Cleaners, Inc.                         1,427         11/07        1/5 yr.            20,691            14.50
Briano's Pizza                            2,053         01/08        1/5 yr.            29,769            14.50
Beneficial Tennessee, Inc.                1,670         06/08        1/5 yr.            23,380            14.00
Ruby Tuesday (Ground
  Lease)                                  4,582         12/12        4/5 yr.            59,400              N/A
Taco Bell (Ground Lease)                  2,508         11/14        4/5 yr.            42,504              N/A
CVS Pharmacy                             10,125         01/20        3/5 yr.           262,946            25.97

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LINCOLN PARK, DALLAS, TEXAS

         We purchased an existing shopping center known as Lincoln Park, containing 148,806 gross leasable square feet. The center is located at 7700
W. Northwest Highway in Dallas, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $47,515,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $319 per square foot of leasable space.

         We purchased this property with our own funds. On October 8, 2004, we obtained financing in the amount of $26,153,000. The loan requires interest only payments at an annual rate of 4.61% and matures in November 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Tom Thumb, Barnes & Noble and The Container Store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                             Approximate                             Base Rent Per
                             GLA Leased           % of Total        Square Foot Per           Lease Term
Lessee                        (Sq. Ft.)              GLA               Annum ($)         Beginning        To
----------------------------------------------------------------------------------------------------------------
Tom Thumb                      50,000                 34                 11.50             08/98         07/13
                                                                         12.00             08/13         07/23

Barnes & Noble                 29,485                 20                 20.00             05/98         09/03
                                                                         21.00             10/03         09/08
                                                                         22.00             10/08         01/14

The Container Store            25,000                 17                 28.00             02/00         01/05
                                                                         29.00             02/05         01/10
                                                                         30.00             02/10         01/15

         For federal income tax purposes, the depreciable basis in this property will be approximately $35,636,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Lincoln Park was built in 1998. As of December 1, 2004, this property was 100% occupied, with a total 148,806 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                      Base Rent Per
                                      Approximate                                       Current        Square Foot
                                      GLA Leased                       Renewal        Annual Rent       Per Annum
Lessee                                 (Sq. Ft.)      Lease Ends       Options            ($)              ($)
---------------------------------------------------------------------------------------------------------------------
Marvin Brown                              4,408          05/05         2/5 yr.          119,016           27.00
T-Mobile                                  1,402          10/05         1/5 yr.           68,698           49.00
Maggie Moo's Ice Cream                    1,375          12/07         1/5 yr.           48,125           35.00
Romies Nail Boutique                      1,098          12/07         2/5 yr.           39,528           36.00
Blue Mesa Grill                           8,250          12/08         2/5 yr.          235,950           28.60
Eyemasters                                3,000          12/08         2/5 yr.          134,400           44.80
Elizabeth Arden                           6,058          01/09         2/5 yr.          151,450           25.00
Up In Smoke                               1,164          01/09         1/5 yr.           58,200           50.00
Bag 'N Baggage                            3,554          04/09            -             106,620           30.00
Barnes & Noble                           29,485          01/14         3/5 yr.          619,185           21.00

                                                                                                      Base Rent Per
                                      Approximate                                       Current        Square Foot
                                      GLA Leased                       Renewal        Annual Rent       Per Annum
Lessee                                 (Sq. Ft.)      Lease Ends       Options            ($)              ($)
---------------------------------------------------------------------------------------------------------------------
A Pea in the Pod                          4,012          09/14         2/5 yr.          144,432           36.00
The Container Store                      25,000          01/15         3/5 yr.          725,000           28.00
Cheesecake Factory                       10,000          09/18         2/5 yr.          347,500           34.75
Tom Thumb                                50,000          07/23         3/5 yr.          575,000           11.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SAUCON VALLEY SQUARE, BETHLEHEM, PENNSYLVANIA

         We purchased an existing shopping center known as Saucon Valley Square, containing 80,695 gross leasable square feet, including 6,208 square feet of ground lease space. The center is located on I-78 and Rouse 378 in Bethlehem, Pennsylvania.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $16,042,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $199 per square foot of leasable space.

         We purchased this property with our own funds. On September 7, 2004, we obtained financing in the amount of $8,850,900. The loan requires interest only payments at an annual rate of 5.115% and matures in October 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Super Fresh Food Market, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                               Approximate                                Base Rent Per
                               GLA Leased             % of Total         Square Foot Per        Lease Term
Lessee                          (Sq. Ft.)                GLA                Annum ($)        Beginning     To
----------------------------------------------------------------------------------------------------------------
Super Fresh Food
  Market                         47,827                   59                 13.00              12/98    12/03
                                                                             13.75              01/04    12/08
                                                                             14.50              01/09    12/13
                                                                             15.25              01/14    12/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $12,032,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Saucon Valley Square was built in 1999. As of December 1, 2004, this property was 100% occupied, with a total 80,695 square feet leased to 13 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                Approximate                                       Current           Base Rent Per
                                GLA Leased                         Renewal         Annual          Square Foot Per
Lessee                           (Sq. Ft.)        Lease Ends       Options        Rent ($)            Annum ($)
--------------------------------------------------------------------------------------------------------------------
Lafayette Ambassador                2,800            05/08         3/5 yr.         42,900              15.32
Starter's Pub (Ground
  Lease)                            6,208            12/08         3/5 yr.         88,000                N/A
Holiday Hair                        1,200            01/09         1/5 yr.         20,790              17.33
Casa Mia Pizzeria                   2,000            01/09         2/5 yr.         34,650              17.33
Subway                              1,200            02/09         1/5 yr.         22,050              18.38
Foxes Hallmark                      5,200            02/09         2/5 yr.         96,200              18.50
Blockbuster Video                   5,140            03/09         2/5 yr.         92,520              18.00
No. 1 Chinese
  Restaurant                        1,200            03/09         1/5 yr.         25,080              20.90
RadioShack                          2,320            03/09         1/5 yr.         36,800              15.86
La Nails                            1,200            04/09            -            24,000              20.00
Buena Bistro                        1,600            05/09            -            29,840              18.65
Werkheiser Jewelers                 1,200            12/13            -            20,790              17.33
Saucon Valley                       1,600            01/14            -            27,720              17.33
Cleaners
Super Fresh Food
  Market                           47,827            12/18         8/5 yr.        657,621              13.75

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

QUAKERTOWN SHOPPING CENTER, QUAKERTOWN, PENNSYLVANIA

         We anticipate purchasing a newly constructed shopping center known as Quakertown Shopping Center, containing 61,832 gross leasable square feet (which includes 3,500 square feet of ground leased space). The center is located at Route 309 and Tollgate Road in Quakertown, Pennsylvania.

         On August 25, 2004, we funded the initial installment of a $12,664,794 first mortgage in the amount of $11,398,314. The remaining $1,266,480 is expected to be funded in 2004. The interest rate of this first mortgage is 7.5573% and it matures in August 2005. We anticipates purchasing the center when the mortgage matures for approximately $12,665,000. We will use the funds from repayment of the first mortgage towards our purchase price.

         One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenants to pay base annual rent on a monthly basis as follows:

                               Approximate                           Base Rent Per
                               GLA Leased        % of Total         Square Foot Per          Lease Term
Lessee                          (Sq. Ft.)           GLA                Annum ($)         Beginning     To
------------------------------------------------------------------------------------------------------------
Giant Food Stores                54,332              88                 15.86              05/04     02/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,499,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Quakertown Shopping Center was constructed in 2004. As of December 1, 2004, this property was 100% occupied, with a total 61,832 (including ground leased space) square feet leased to four tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                       Approximate                                         Base Rent Per
                                       GLA Leased                      Current Annual     Square Foot Per
Lessee                                  (Sq. Ft.)       Lease Ends        Rent ($)           Annum ($)
------------------------------------------------------------------------------------------------------------
Best Cuts                                 1,200            02/09           25,200              21.00
Electronics Boutique                      1,200            02/14           25,200              21.00
Dry Cleaner Drop Off                      1,600            02/14           33,600              21.00
Giant Food Stores                        54,332            02/24          861,706              15.86
Perkasie Bank (Ground Lease)              3,500            02/24           90,000                N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE COLUMNS SHOPPING CENTER, JACKSON, TENNESSEE

         We purchased Phase II of The Columns Shopping Center, containing 44,827 gross leasable square feet, for approximately $5,741,000. We previously purchased Phase I and Phase II containing 128,600 gross leasable square feet for approximately $20,770,000. The total shopping center contains 173,427 gross leasable square feet and is newly constructed. The center is located at 1300 Vann Drive in Jackson, Tennessee.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for Phase I, Phase II and Phase III was approximately $26,511,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $153 per square foot of leasable space.

         We purchased this property with our own funds. On November 4, 2004 and October 5, 2004, we obtained financing in the amount of $3,442,100 and $11,423,300, respectively. The loans require interest only payments at an annual rate of 4.95% and 4.91%, respectively, and mature in May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Best Buy, Ross Dress for Less, Marshalls and Bed, Bath & Beyond, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                               Approximate                         Base Rent Per
                               GLA Leased         % of Total      Square Foot Per       Lease Term
Lessee                          (Sq. Ft.)            GLA              Annum ($)      Beginning      To
-----------------------------------------------------------------------------------------------------------
Best Buy                         30,000               17               16.00           08/03       09/08
                                                                       16.50           10/08       01/14

Ross Dress for Less              30,187               17                9.70           08/04       01/15

Marshalls                        28,000               16                7.75           10/02       10/08
                                                                        8.10           11/08       10/13

Bed, Bath & Beyond               20,000               12                9.75           11/03       01/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $19,883,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The Columns Shopping Center is newly constructed in 2003/2004. As of December 1, 2004, the property was 96% occupied, with a total 166,227 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                                      Current        Base Rent Per
                              GLA Leased                       Renewal          Annual         Square Foot
Lessee                         (Sq. Ft.)       Lease Ends      Options         Rent ($)       Per Annum ($)
--------------------------------------------------------------------------------------------------------------
Oreck Vacuums                    1,600           11/08         1/5 yr.          24,800            15.50
Dress Barn                       7,700           12/08         3/5 yr.         102,795            13.35
Books A Million                 12,500           01/09         4/3 yr.         134,375            10.75
Rack Room Shoes                  6,000           03/09         3/5 yr.          85,500            14.25
Spoil Me Rotten                  2,000           03/09            -             31,000            15.50
Grass Monkey                     1,600           03/09         1/5 yr.          24,000            15.00
Don Panchos Restaurant           4,000           04/09         1/5 yr.          60,000            15.00
Wells Fargo                      2,400           05/09         1/5 yr.          37,200            15.50
Old Navy                        14,800           10/09         2/5 yr.         186,480            12.60
Rue 21                           4,000           12/09         2/5 yr.          64,000            16.00
Marshalls                       28,000           10/13         3/5 yr.         217,000             7.75
Best Buy                        30,000           01/14         4/5 yr.         480,000            16.00
Bed, Bath & Beyond              20,000           01/14         3/5 yr.         195,000             9.75
Quizno's                         1,600           03/14         2/5 yr.          28,800            18.00
Ross Dress for Less             30,027           01/15         4/5 yr.         292,763             9.75

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MITCHELL RANCH PLAZA, NEW PORT RICHEY, FLORIDA

         We purchased 200,404 square feet of a portion of a 324,108 square foot newly constructed shopping center known as Mitchell Ranch Plaza. The center is located at State Road 54 and Little Road in New Port Richey, Florida.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $34,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $170 per square foot of leasable space.

         We purchased this property with our own funds. On September 2, 2004, we obtained financing in the amount of $18,700,000. The loan requires interest only payments at an annual rate of 4.53% and matures in October 2007.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Publix, Marshalls and Ross Dress for Less, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate                    Base Rent Per
                            GLA Leased      % of Total    Square Foot Per          Lease Term
Lessee                       (Sq. Ft.)          GLA          Annum ($)         Beginning      To
-----------------------------------------------------------------------------------------------------
Publix                         44,840            22            9.85              07/03       07/23

Marshalls                      30,000            15            7.95              07/03       07/08
                                                               8.45              08/08       07/13

Ross Dress for                 30,176            15            9.75              07/03       01/09
  Less                                                        10.25              02/09       01/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $25,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Mitchell Ranch Plaza was constructed in 2003. As of December 1, 2004, this property was 95% occupied, with a total 190,404 square feet leased to 36 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                                                         Base Rent Per
                                  GLA Leased                        Renewal       Current Annual       Square Foot
Lessee                             (Sq. Ft.)        Lease Ends      Options          Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
Cruise Warehouse                     900              09/06         1/3 yr.           18,228              20.25

                                  Approximate                                                         Base Rent Per
                                  GLA Leased                        Renewal       Current Annual       Square Foot
Lessee                             (Sq. Ft.)        Lease Ends      Options          Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
Pocket Change                        1,200            09/06            -              26,400              22.00
Tampa Bay
  Insurance                            900            09/06         1/3 yr.           16,656              18.51
Curves for Women                     1,200            09/06            -              22,500              18.75
Vitamin Tree                         1,200            10/06            -              22,800              19.00
Brazilian Tanning                    1,800            11/06            -              32,856              18.25
Christian Boutique                   1,200            06/07            -              22,800              19.00
Cottage Florist                      1,200            06/07            -              22,212              18.51
Magic Touch
  Cleaners                             900            08/08         1/5 yr.           22,800              25.33
La Bebe's Salon                        900            08/08                           16,428              18.25
Working Cow                          1,200            09/08         1/5 yr.           22,200              18.50
Charles Pope
  Cellular                           1,200            09/08         1/5 yr.           22,116              18.43
Payless Shoesource                   2,400            09/08         3/5 yr.           60,000              25.00
Aspasia Nails                        1,200            09/08         1/5 yr.           22,644              18.87
Christos                             2,400            10/08         1/5 yr.           43,200              18.00
Great Clips                          1,000            10/08         2/5 yr.           19,248              19.25
The UPS Store                        1,200            10/08         1/5 yr.           21,600              18.00
Sally Beauty Supply                  1,200            10/08         2/5 yr.           21,300              17.75
George Josef Salon                   1,200            10/08         1/5 yr.           21,900              18.25
China Express                        1,200            11/08            -              23,100              19.25
American Family
  Dentist                            1,200            11/08         1/5 yr.           21,780              18.15
Carlucci's                           3,600            12/08         1/5 yr.           64,800              18.00
VIP Martial Arts                     4,050            01/09         1/5 yr.           67,836              16.75
EB Games                             1,200            01/09         2/5 yr.           24,600              20.50
Hallmark Gold
  Crown                              3,950            02/09         2/5 yr.           65,172              16.50
Beef O'Brady's                       2,800            02/09         3/5 yr.           50,400              18.00
The Mattress Firm                    3,000            02/09         2/5 yr.           72,300              24.10
Cingular Wireless                      900            06/09         1/5 yr.           27,000              30.00
Trinity Spirits                      3,950            07/09         1/5 yr.           63,590              16.10
Marshalls                           30,000            07/13         3/5 yr.          238,500               7.95
Panera Bread                         4,531            12/13         3/5 yr.          111,010              24.50
Ross Dress for Less                 30,176            01/14         4/5 yr.          294,216               9.75
Pier 1 Imports                      10,000            02/14         3/5 yr.          161,796              16.18
Starbucks                            1,500            03/14         3/5 yr.           42,000              28.00
PETsMART                            19,107            01/19         3/5 yr.          211,128              11.05
Publix                              44,840            07/23         6/5 yr.          441,672               9.85

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GOVERNOR'S MARKETPLACE SHOPPING CENTER, TALLAHASSEE, FLORIDA

         We purchased a portion of an existing shopping center known as Governor's Marketplace Shopping Center, containing 265,541 gross leasable square feet. We purchased 231,915 square feet of the shopping center, which includes 3,800 square feet of ground lease space. The center is located on Governor's Square Boulevard, in Tallahassee, Florida.

         We purchased this property from an unaffiliated third part with our own funds. Our total acquisition cost for the portion we purchased was approximately $32,654,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $141 per square foot of leasable space.

         On August 17, 2004, we obtained financing on the property in the amount of $20,625,000. The loan requires interest only payments at an annual rate of 5.185% and matures in September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Bed Bath & Beyond, Sports Authority and Marshalls, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                               Approximate                         Base Rent Per
                               GLA Leased         % of Total      Square Foot Per        Lease Term
Lessee                          (Sq. Ft.)            GLA             Annum ($)        Beginning     To
----------------------------------------------------------------------------------------------------------
Bed Bath & Beyond                35,000               15              10.50             06/01      01/12
                                                                      11.00             02/12      01/17

Sports Authority                 34,775               15                  0             08/03      01/04
                                                                      11.91             01/04      08/08

Marshalls                        30,000               13               7.75             05/01      05/06
                                                                       8.25             06/06      05/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $24,491,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Governor's Marketplace was built in 2001. As of December 1, 2004, this property was 94% occupied, with a total 218,437 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                   Approximate                                                        Base Rent Per
                                   GLA Leased                       Renewal       Current Annual       Square Foot
Lessee                              (Sq. Ft.)       Lease Ends      Options          Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Famous Footwear                      10,070           07/06         2/5 yr.          156,085             15.50
Student Body                          3,721           08/06         1/5 yr.           81,321             21.85

                                   Approximate                                                        Base Rent Per
                                   GLA Leased                       Renewal       Current Annual       Square Foot
Lessee                              (Sq. Ft.)       Lease Ends      Options          Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Old Navy                             20,000           09/06         2/5 yr.          230,000             11.50
Clark's Maytag                        3,466           05/07         2/5 yr.           67,587             19.50
Life's Uniforms                       1,217           06/07         1/5 yr.           26,774             22.00
Cingular Wireless                     1,200           06/07         2/5 yr.           30,600             25.50
Sprint PCS                            4,206           12/07         1/5 yr.           75,708             18.00
Sports Authority                     34,775           08/08         5/5 yr.          414,170             11.91
Nextel                                1,443           09/08         1/5 yr.           36,075             25.00
  Communications
ALLTEL                                2,000           06/09         1/5 yr.           48,000             24.00
Michaels                             23,965           02/11         4/5 yr.          251,633             10.50
Marshalls                            30,000           05/11         2/5 yr.          232,500              7.75
Lifeway Christian                     6,324           09/11         2/5 yr.          132,804             21.00
Atlanta Bread                         4,000           11/11         2/5 yr.           94,520             23.63
  Company
Boston Market
  (Ground Lease)                      3,800           11/12         4/5 yr.           60,000               N/A
David's Bridal                        9,000           05/13         2/5 yr.          133,200             14.80
Petco                                13,750           05/13         3/5 yr.          212,025             15.42
Bombay Company                        8,500           08/13         1/5 yr.          208,250             24.50
Qdoba                                 2,000           04/14         2/5 yr.           42,000             21.00
Bed Bath & Beyond                    35,000           01/17         3/5 yr.          367,500             10.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANCHESTER MEADOWS, TOWN AND COUNTRY, MISSOURI

         We purchased an existing shopping center known as Manchester Meadows, containing 454,172 gross leasable square feet (which includes 3,412 square feet of ground lease space). The center is located at 13901 Manchester Road in Town and Country, Missouri.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $56,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $124 per square foot of leasable space.

         We purchased this property with our own funds. On August 23, 2004, we obtained financing in the amount of $31,064,550. The loan requires interest only payments at an annual rate of 4.48% and matures in September 2007.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Wal-Mart and Home Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                      Base Rent
                                Approximate                           Per Square
                                GLA Leased        % of Total           Foot Per           Lease Term
Lessee                           (Sq. Ft.)            GLA              Annum ($)    Beginning      To
-----------------------------------------------------------------------------------------------------------
Wal-Mart                          154,717              34                7.00         01/95      01/15

Home Depot                        111,175              24                7.47         11/94      11/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $42,150,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years.

         Manchester Meadows was built in 1994 and 1995. As of December 1, 2004, this property was 97% occupied, with a total 442,772 square feet leased to 20 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                                                                                         Base Rent Per
                                       Approximate                                      Current           Square Foot
                                       GLA Leased         Lease      Renewal          Annual Rent          Per Annum
Lessee                                  (Sq. Ft.)         Ends       Options              ($)                 ($)
-------------------------------------------------------------------------------------------------------------------------
Linens 'N Things                          34,917          01/05        3/5 yr.          340,441               9.75
Sears Portrait Studio                      2,123          03/05           -              39,063              18.40
3 Day Blinds                               4,550          03/05        1/5 yr.          104,640              23.00
Payless Shoesource                         3,000          05/05        1/5 yr.           55,200              18.40
HobbyTown USA                              2,450          07/05           -              44,100              18.00
Boston Chicken (Ground
  Lease)                                   3,412          08/05        7/5 yr.           79,200                N/A
Chic Nails                                 1,400          05/06           -              28,000              20.00
Town & Country Tobacco                     1,400          01/07           -              26,600              19.00
Fast Track Fitness                         3,000          02/07           -              54,000              18.00
United States Postal Service               3,570          04/07        1/5 yr.           63,225              17.71
Cobblestone Shoe Repairs                   1,400          04/07           -              27,300              19.50
99 Cent Only Store                         3,000          04/07        1/5 yr.           49,500              16.50
Memories Unlimited                         2,500          04/07           -              43,750              17.50
Home Decorators                           15,000          12/07        2/3 yr.          247,500              16.50
Art & Frame                                1,400          11/08           -              28,700              20.50
Great Clips                                1,400          04/09           -              29,400              21.00
OfficeMax                                 23,920          11/09        3/5 yr.          251,160              10.50
PETsMART                                  27,438          03/10        5/5 yr.          240,083               8.75
The Sports Authority                      40,500          11/14       10/5 yr.          324,000               8.00

                                                                                                         Base Rent Per
                                       Approximate                                     Current            Square Foot
                                       GLA Leased         Lease      Renewal         Annual Rent           Per Annum
Lessee                                  (Sq. Ft.)         Ends       Options             ($)                  ($)
-------------------------------------------------------------------------------------------------------------------------
Wal-Mart                                 154,717          04/15        6/5 yr.        1,083,018               7.00
Home Depot                               111,175          11/19       10/5 yr.          830,088               7.47

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GEORGIA

         We purchased a newly constructed shopping center known as The Village Shoppes at Simonton, containing 66,415 gross leasable square feet. The center is located at New Hope Road and Simonton Road in Lawrenceville, Georgia.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

         We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,561,700. The loan requires interest only payments at an annual rate of 4.96% and matures in October 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, will lease more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                            Approximate                      Per Square
                            GLA Leased       % of Total       Foot Per           Lease Term
Lessee                       (Sq. Ft.)           GLA          Annum ($)       Beginning     To
---------------------------------------------------------------------------------------------------
Publix                         44,271            67             10.95            05/04     05/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $10,312,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The Village Shoppes at Simonton was newly constructed in 2004. As of December 1, 2004, this property was 87% occupied with a total of 58,015 square feet leased to ten tenants. The following table sets forth certain information with respect to those leases:

                                                                                              Base Rent
                                      Approximate                               Current       Per Square
                                      GLA Leased       Lease     Renewal      Annual Rent      Foot Per
Lessee                                 (Sq. Ft.)       Ends      Options          ($)          Annum ($)
----------------------------------------------------------------------------------------------------------
Subway Real Estate Corp.                 1,400         04/09     3/5 yr.         32,900          23.50
Dollar Store                             2,644         06/09     1/5 yr.         60,812          23.00
World Dry Cleaners                       1,500         07/09     1/5 yr.         42,000          28.00
Pak Mail Center                          1,400         07/09     1/5 yr.         35,000          25.00
Cummings Nails and
  Tanning                                1,200         07/09     1/5 yr.         30,000          25.00
New China                                1,400         07/09     1/5 yr.         32,200          23.00
Supercuts                                1,400         08/09     1/5 yr.         33,600          24.00
Apex Beauty Supply                       1,400         10/09        -            35,000          25.00
Pizza Hut of America                     1,400         07/10        -            32,900          23.50
Publix                                  44,271         05/24     1/5 yr.        484,767          10.95

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

REISTERSTOWN ROAD PLAZA, BALTIMORE, MARYLAND

         We entered into a joint venture agreement with the current owners of an existing shopping center known as Reisterstown Road Plaza, containing 779,047 gross leasable square feet. The center is located at 6500-6512 Reisterstown Road, Baltimore, Maryland.

         We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $88,500,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

         We made our capital contribution to the joint venture with our own funds. On August 11, 2004, we obtained financing in the amount of $49,650,000. The loan requires interest only payments at an annual rate of 5.30% and matures September 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Home Depot, Public Safety Service and National Wholesale Liquidators, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                       Approximate        % of        Base Rent Per
                                       GLA Leased         Total        Square Foot            Lease Term
Lessee                                  (Sq. Ft.)          GLA        Per Annum ($)       Beginning     To
--------------------------------------------------------------------------------------------------------------
Home Depot                               115,289           15              5.20             11/02      01/33

                                       Approximate        % of        Base Rent Per
                                       GLA Leased         Total        Square Foot            Lease Term
Lessee                                  (Sq. Ft.)          GLA        Per Annum ($)       Beginning     To
--------------------------------------------------------------------------------------------------------------
Public Safety Service                    107,705           14             12.00             01/98      04/11

National Wholesale Liquidators            91,129           12              4.00             05/00      01/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $66,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Reisterstown Road Plaza was built in 1986 and renovated in 2004. As of December 1, 2004, this property was 93% occupied, with a total 729,559 square feet leased to 75 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                     Current       Base Rent Per
                                      GLA Leased        Lease        Renewal        Annual Rent    Square Foot Per
Lessee                                 (Sq. Ft.)        Ends         Options            ($)           Annum ($)
--------------------------------------------------------------------------------------------------------------------
                                                      Month-to-
African Art and Craft                      222          Month                          10,800           48.65
Shingar                                  2,250          09/04                          41,333           18.37
Fragrance Galore                           225          12/04           -               7,200           32.00
Perfumery International,
  Inc.                                     200          01/05           -              16,000           80.00
Injury Treatment Center                  3,501          03/05           -              50,660           14.47
Hip Hop One Stop                           283          06/05           -              10,800           38.16
Baltimore City Community
  College (BCCC)                        14,620          05/06        2/5 yr.          189,329           12.95
Royal Gems & Jewelry                       330          09/06           -              14,190           43.00
Time and More                              787          09/06                          13,757           17.48
Changes                                  4,500          09/06           -              28,176            6.16
Burlington Coat Factory                 60,000          10/06           -             330,000            5.50
Gifts and Balloons                         238          12/06           -              12,000           50.42
Avenue                                   5,000          01/07           -              71,250           14.25
Popeyes                                  3,523          01/07        2/5 yr.           59,891           17.00
Bank of America                          5,250          01/07           -              77,976           14.85
Payless Shoesource                       4,985          07/07                          43,519            8.73
Sally Beauty Supply                      1,500          11/07           -              27,000           18.00
Power Gamer                              1,902          12/07           -              31,954           16.80
Nuvo                                     2,017          12/07           -              25,213           12.50
Furniture Palace                        39,243          12/07           -             247,231            6.30
Accent Hair                              1,690          01/08           -              36,558           21.63
Rent-A-Center                            4,300          01/08        1/5 yr.           73,100           17.00
Juvenile Justice                         7,291          01/08        1/5 yr.           98,428           13.50
Revelations Shoe Shop                      845          03/08           -              11,314           13.39
Jackson Hewitt Tax Service               1,217          04/08        1/5 yr.           30,425           25.00

                                      Approximate                                     Current       Base Rent Per
                                      GLA Leased        Lease        Renewal        Annual Rent    Square Foot Per
Lessee                                 (Sq. Ft.)        Ends         Options            ($)           Annum ($)
--------------------------------------------------------------------------------------------------------------------
Gallo                                      5,000        04/08           -              42,790            8.56
Vogue Hair Supply                          1,050        05/08                          20,066           19.11
Park West Medical                          7,646        06/08           -              92,229           12.06
Thai Delight                                 588        08/08                          18,346           31.20
Economy Shoes                              3,293        09/08        2/5 yr.           32,930           10.00
Vital Records                             11,500        11/08        1/5 yr.          154,675           13.45
Sepia Sand & Sable                         1,267        12/08                          20,880           16.48
Shoe Crazy                                 4,655        02/09           -              93,100           20.00
An Angel's Touch                           1,598        02/09           -              19,751           12.36
Board of Nursing                          15,232        02/09                         195,731           12.85
Dollar City                                5,181        04/09           -              51,810           10.00
Curves For Women                           1,600        06/09           -              22,400           14.00
His and Hers                               3,478        06/09        1/5 yr.           76,516           22.00
The Great Cookie                             751        06/09        1/5 yr.           14,344           19.10
Chic Nails                                   839        08/09        1/5 yr.           18,668           22.25
New Direction Barber Shop                  1,086        10/09                          23,653           21.78
Gold Lagoon                                  839        03/10           -              13,827           16.48
Provident Bank                             2,593        11/10           -              57,046           22.00
National Wholesale
  Liquidators                             91,314        01/11        6/5 yr.          365,256            4.00
Public Safety Service                    107,705        04/11                       1,292,400           12.00
Household Finance                          2,476        07/11        1/5 yr.           71,185           28.75
Subway                                       250        05/12           -              27,000          108.00
Beauty Vision                              2,184        07/12                          33,852           15.50
All Eyes                                   1,857        07/12           -              29,545           15.91
Plaza Podiatry                             1,964        08/12           -              39,280           20.00
DHMN State (BCCC)                         23,250        10/12                         290,625           12.50
Mattress Warehouse                         4,000        11/12        2/5 yr.           76,000           19.00
Mall Spirits                               2,236        01/13                          27,637           12.36
Footlocker                                 3,000        03/13           -              54,000           18.00
Square Circle                                651        03/13        1/5 yr.           10,416           16.00
K's Alterations                              500        03/13           -              15,750           31.50
Cobblers And Cleaners                      1,374        04/13           -              27,480           20.00
Social Security
  Administration                          14,885        07/13                         145,873            9.80
Evergreen Cafe                               835        07/13           -              26,052           31.20
Sausage Plus                                 386        07/13           -               8,747           22.66
Steak Busters                                813        07/13                          32,520           40.00
Harbor City Bake Shop                      1,061        07/13           -              26,483           24.96
Blackstone Men's Wear                      3,540        07/13                          46,020           13.00
Lot Stores                                 5,500        08/13        2/5 yr.           34,678            6.30
Pick-A-Pretzel                               318        07/13           -               8,268           26.00
Burgundy Park Seafood                        544        07/13           -              26,895           49.44
Total Health Center                        1,050        09/13                          15,750           15.00
Metro II                                   1,453        10/13                          23,528           16.19
Shoe City                                  6,740        01/14        3/5 yr.           90,000           13.35

                                      Approximate                                     Current       Base Rent Per
                                      GLA Leased        Lease        Renewal        Annual Rent    Square Foot Per
Lessee                                 (Sq. Ft.)        Ends         Options            ($)           Annum ($)
--------------------------------------------------------------------------------------------------------------------
Marshalls                                 28,500        04/14        3/5 yr.          299,250           10.50
Original Mamma Lucia                       1,695        05/14                          59,325           35.00
Baltimore City Community
  College WBJC Radio
  Station                                  5,010        06/14                          64,629           12.90
Applebee's Neighborhood
  Grill & Bar                              6,000        02/18        3/5 yr.           88,020           14.67
Giant                                     59,064        07/29        6/5 yr.        1,004,088           17.00
Home Depot                               115,289        01/33        6/5 yr.          600,000            5.20

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, JONESBORO, ARKANSAS

         We purchased an existing freestanding retail center known as Wal-Mart Supercenter, containing 149,704 gross leasable square feet. The center is located at 1911 West Parker Road in Jonesboro, Arkansas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,071,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $74 per square foot of leasable space.

         We purchased this property with our own funds. On August 6, 2004, we obtained financing in the amount of $6,088,500. The loan requires interest only payments at an annual rate of 5.085% and matures September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Wal-Mart Supercenter, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                    Base Rent
                       Approximate       % of        Current        Per Square
                       GLA Leased        Total        Annual         Foot Per       Renewal         Lease Term
Lessee                  (Sq. Ft.)         GLA        Rent ($)        Annum ($)      Options     Beginning       To
----------------------------------------------------------------------------------------------------------------------
Wal-Mart
  Supercenter            149,704          100        808,402           5.40         5/5 yr.       10/97       10/17

         For federal income tax purposes, the depreciable basis in this property will be approximately $8,303,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

ACADEMY SPORTS & OUTDOORS, HOUMA, LOUISIANA

         We purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 60,001 gross leasable square feet. The center is located at 1777 Martin Luther King Boulevard in Houma, Louisiana.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

         We purchased this property with our own funds. On August 4, 2004, we obtained financing for this property in the amount of $2,920,000. The loan requires interest only payments at an annual rate of 5.12% and matures September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                      Base Rent
                          Approximate      % of        Current        Per Square
                          GLA Leased       Total        Annual         Foot Per      Renewal         Lease Term
Lessee                     (Sq. Ft.)        GLA        Rent ($)        Annum ($)     Options     Beginning      To
-----------------------------------------------------------------------------------------------------------------------
Academy Sports
  & Outdoors                60,001          100        420,000           7.00         4/5 yr.       07/04      07/14
                                                                         7.70                       08/14      07/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $3,937,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

FORKS TOWN CENTER, EASTON, PENNSYLVANIA

         We purchased an existing shopping center known as Forks Town Center, containing 92,660 gross leasable square feet (which includes 5,100 square feet of ground lease space). The center is located at 301 Town Center Boulevard in Easton, Pennsylvania.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,198,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $196 per square foot of leasable space.

         We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $10,395,000. The loan requires interest only payments at an annual rate of 4.97% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                 Approximate        % of       Base Rent Per
                                 GLA Leased         Total       Square Foot            Lease Term
Lessee                            (Sq. Ft.)          GLA       Per Annum ($)       Beginning     To
-------------------------------------------------------------------------------------------------------
Giant Food Stores                   54,300            59           16.04             08/02     08/12
                                                                   17.04             09/12     08/17
                                                                   18.04             09/17     08/22

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Forks Town Center was built in 2002. As of December 1, 2004, this property was 96% occupied, with a total 88,660 square feet leased to 14 tenants and ground lease space leased to two tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                      Base Rent Per
                                     GLA Leased        Lease        Renewal       Current Annual       Square Foot
Lessee                                (Sq. Ft.)        Ends         Options          Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
H & R Block                             1,600          04/06        1/3 yr.            30,400             19.00
Holiday Hair                            1,600          08/07           -               33,600             21.00
Movie Gallery                           3,200          08/07        3/5 yr.            44,800             14.00
Something Different                     1,600          10/07        1/5 yr.            32,000             20.00
Subway                                  1,600          11/07        1/5 yr.            28,800             18.00
Vista Bank United Trust                 2,500          12/07        3/5 yr.            50,000             20.00
Hollywood Tans                          2,400          02/08        1/5 yr.            49,416             20.59
PL Nails                                1,200          04/08        1/5 yr.            21,600             18.00
China Moon                              3,200          04/08        1/5 yr.            48,000             15.00
D & J Cleaners                          1,200          11/08        1/5 yr.            19,200             16.00
Data Danz Wireless                      1,360          03/09           -               20,400             15.00
Foxes Hallmark                          5,400          02/10        2/5 yr.           129,600             24.00
Catanzaretti's Pizza                    2,400          08/12           -               43,200             18.00
Giant Food Stores                      54,300          01/23        8/5 yr.           870,972             16.04

                                     Approximate                                                      Base Rent Per
                                     GLA Leased        Lease        Renewal       Current Annual       Square Foot
Lessee                                (Sq. Ft.)        Ends         Options          Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Giant Gas Station (Ground
  Lease)                                2,400          01/23        8/5 yr.           12,500               N/A
Dunkin Donuts (Ground
  Lease)                                2,700          08/13       3/5 yr. &          40,000               N/A
                                                                    1/4 yr.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLAZA AT MARYSVILLE, MARYSVILLE, WASHINGTON

         We purchased an existing shopping center known as Plaza at Marysville, containing 115,656 gross leasable square feet and one ground lease space. The center is located at State Avenue and Grove Street, in Marysville, Washington.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $21,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $184 per square foot of leasable space.

         We purchased this property with our own funds. On July 30, 2004, we obtained financing in the amount of $11,800,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Safeway, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                               Approximate        % of        Base Rent Per
                               GLA Leased         Total        Square Foot            Lease Term
Lessee                          (Sq. Ft.)          GLA        Per Annum ($)       Beginning        To
---------------------------------------------------------------------------------------------------------
Safeway                          53,850            47             11.00             07/01        07/21

         For federal income tax purposes, the depreciable basis in this property will be approximately $15,950,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Plaza at Marysville was built in 1995. As of December 1, 2004, this property was 95% occupied, with a total 110,356 square feet leased to 24 tenants and one ground lease space. The following table sets forth certain information with respect to those leases:

                                                                            Base Rent
                            Approximate                          Current    Per Square
                            GLA Leased                Renewal  Annual Rent   Foot Per
Lessee                       (Sq. Ft.)   Lease Ends   Options      ($)      Annum ($)
--------------------------------------------------------------------------------------
Alderwood Auto Glass           1,500       07/05         -        20,112      13.41
Northwest Credit Union         1,300       11/05      1/2 yr.     25,350      19.50
Supercuts                      1,300       11/05      2/5 yr.     24,696      19.00
GNC                            1,422       01/06         -        25,344      17.82
Marysville Daycare             7,345       01/06         -        97,321      13.25
Alta's Pet Gallery             3,375       05/06      1/5 yr.     45,563      13.50
Papa Murphy's                  1,300       07/06      1/5 yr.     26,004      20.00
Safeway District Office          901       07/06      2/5 yr.     12,468      13.84
Mail Box Junction                904       09/06         -        17,176      19.00
Alpha Denture Clinic             904       10/06         -        17,172      19.00
Hi-Tek Nails                     863       11/06      1/5 yr.     18,120      21.00
Play It Again Sports           3,000       11/06      1/5 yr.     50,720      16.91
Fowlds Cleaners                1,500       12/06      1/5 yr.     24,000      16.00
Sally Beauty Supplies          1,300       01/07      1/5 yr.     24,696      19.00
The Everett Clinic             1,200       03/07         -        24,600      20.50
Cigar Land                     1,050       03/07      1/5 yr.     22,281      21.22
Check into Cash                1,546       07/07      1/3 yr.     30,920      20.00
Edward Jones                   1,500       07/08      1/5 yr.     27,750      18.50
Rent-A-Center                  3,961       09/08         -        51,492      13.00
The Sun Factory                1,803       09/08      1/5 yr.     32,454      18.00
Hollywood Video                6,540       07/09      2/5 yr.    110,363      16.88
Party City                     7,992       01/10      2/5 yr.    107,892      13.50
Safeway Fuel Site
 (Ground Lease)                  N/A       07/11     10/5 yr.     50,000        N/A
Home Street Bank               4,000       12/20         -        80,004      20.00
Safeway                       53,850       07/21      8/5 yr.    592,356      11.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WRANGLER COMPANY, WESTERN HEADQUARTERS AND DISTRIBUTION FACILITY, EL PASO, TEXAS

         We purchased an existing freestanding office and distribution center leased to Wrangler Company, containing 316,800 gross leasable square feet. The center is located at 12173 Rojas Drive in El Paso, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,476,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $58 per square foot of leasable space.

         We purchased this property with our own funds. On July 26, 2004, we obtained financing in the amount of $11,300,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2034.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Wrangler Company, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                            Approximate    % of    Current   Per Square
                            GLA Leased    Total     Annual    Foot Per   Renewal       Lease Term
Lessee                       (Sq. Ft.)     GLA     Rent ($)   Annum ($)  Options  Beginning        To
---------------------------------------------------------------------------------------------------------
Wrangler Company              316,800      100    1,504,800     4.75     3/7 yr.    11/93        11/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,858,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY PLAZA SHOPPING CENTER, SOUTHLAKE, TEXAS

         We purchased an existing shopping center known as Gateway Plaza Shopping Center, containing 358,091 gross leasable square feet (which includes 87,423 square feet of ground lease space). The center is located on State Highway 114 and Southlake Boulevard, in Southlake, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,025,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $92 per square foot of leasable space.

         We purchased this property with our own funds. On September 1, 2004, we obtained financing in the amount of $18,163,000. The loan requires interest only payments at an annual rate of 5.10% and matures in August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kohl's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                            Approximate    % of   Base Rent Per
                            GLA Leased    Total    Square Foot         Lease Term
Lessee                       (Sq. Ft.)     GLA    Per Annum ($)  Beginning         To
-------------------------------------------------------------------------------------------
Kohl's*                        87,423      24          N/A         08/00          01/21

* Ground Lease

         For federal income tax purposes, the depreciable basis in this property will be approximately $24,769,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Gateway Plaza Shopping Center was built in 2000. As of December 1, 2004, this property was 93% occupied, with a total 334,030 square feet leased to 25 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                            Approximate                                       Base Rent Per
                            GLA Leased    Lease     Renewal   Current Annual   Square Foot
Lessee                       (Sq. Ft.)    Ends      Options      Rent ($)     Per Annum ($)
-------------------------------------------------------------------------------------------
Cool Cuts for Kids             1,194      09/05      1/5 yr.       28,656         24.00
Old Navy                      25,000      09/05      3/5 yr.      225,000          9.00
Mattress Firm                  4,008      09/05      2/5 yr.       88,176         22.00
Rack Room                      7,996      09/05      2/5 yr.      147,926         18.50
Carpet Mills of America        3,493      11/05      1/5 yr.       76,846         22.00
Dress Barn                     8,127      12/05      3/5 yr.      121,905         15.00
Baker Brothers                 3,000      12/05         -          75,000         25.00
Calico Corners                 5,278      12/05      2/5 yr.      126,672         24.00
Chipotle Mexican Grill         2,432      12/05      3/5 yr.       59,025         24.27
Fitness Headquarters           2,500      01/06      2/5 yr.       62,500         25.00
Home Theater Store             6,000      02/08      1/6 mo.      156,000         26.00
Shogun Sushi                   4,253      05/09      2/5 yr.      114,831         27.00
Bassett Furniture             10,200      07/09      2/5 yr.       98,124          9.62
Michaels                      23,428      02/10      4/5 yr.      257,708         11.00
T.J. Maxx                     30,600      08/10      3/5 yr.      267,750          8.75
Ultra Cosmetics & Salon       11,250      10/10      3/5 yr.      202,500         18.00
Thomasville Home
 Furniture                    18,615      12/10      2/5 yr.      252,792         13.58
Bed Bath & Beyond             30,000      01/11      4/5 yr.      330,000         11.00
Anamia's Tex-Mex               5,058      02/11      2/5 yr.      126,450         25.00
Aaron Brothers Art &
  Frame                        6,500      02/11      2/5 yr.      143,000         22.00
Starbucks                      1,830      03/11      2/5 yr.       54,900         30.00
Pearle Vision                  3,027      10/12      2/5 yr.       71,437         23.60
Zales                          3,587      11/13      3/5 yr.       60,979         17.00
OfficeMax                     23,801      01/16      4/5 yr.      261,250         10.98
Bank of America                5,430      12/20      3/5 yr.      190,000         34.99
Kohl's (Ground Lease)         87,423      01/21      6/5 yr.      502,187          N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, BLYTHEVILLE, ARKANSAS

         We purchased an existing retail store known as Wal-Mart Supercenter, containing 183,047 gross leasable square feet. The store is located at 3700 Highway 18, in Blytheville, Arkansas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,248,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $72 per square foot of leasable space.

         We purchased this property with our own funds. On August 31, 2004, we obtained financing in the amount of $7,100,000. The loan requires interest only payments at an annual rate of 4.39% and matures in September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Wal-Mart Supercenter, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base
                                                                Rent
                                                                Per
                                                               Square
                                Approximate  % of   Current   Foot Per
                                GLA Leased   Total   Annual    Annum     Renewal        Lease Term
Lessee                           (Sq. Ft.)    GLA   Rent ($)    ($)      Options  Beginning          To
---------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter              183,047     100   902,422     4.93     6/5 yr.    04/99           04/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,701,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY VILLAGE, ANNAPOLIS, MARYLAND

         We entered into a joint venture agreement with the current owners of an existing shopping center known as Gateway Village, containing 273,788 gross leasable square feet. The center is located at Housley Road and Defense Highway in Annapolis, Maryland.

         We entered into a joint venture agreement with the current owners of this property who are unaffiliated third parties. We made a capital contribution in the amount of $49,513,455 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

         We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $31,458,000. The first loan requires interest only payments on $27,233,000 at an annual rate of the three month LIBOR Rate and 113 basis points and matures July 2009. The second loan requires interest only payments on $4,225,000 at an annual interest rate of the three month LIBOR Rate and 200 basis points and matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

         Three tenants, Safeway, Burlington Coat Factory and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate   % of    Base Rent Per
                             GLA Leased   Total    Square Foot         Lease Term
Lessee                       (Sq. Ft.)     GLA    Per Annum ($)  Beginning          To
----------------------------------------------------------------------------------------
Safeway                        53,000      19         10.00        07/02           06/22

Burlington Coat Factory        68,400      25          6.00        03/99           02/04
                                                       6.29        03/04           02/09

Best Buy                       58,000      21         16.00        04/96           04/01
                                                      17.00        05/01           04/06
                                                      18.00        05/06           04/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $37,135,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Gateway Village was built in 1996. As of December 1, 2004, this property was 96% occupied, with a total 261,807 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                            Approximate                       Current    Base Rent Per
                            GLA Leased      Lease    Renewal   Annual   Square Foot Per
Lessee                       (Sq. Ft.)      Ends     Options  Rent ($)     Annum ($)
---------------------------------------------------------------------------------------
Big Screen Store               3,525       10/05     2/5 yr.    88,125       25.00
Career Partners                1,600       02/06     1/5 yr.    36,716       22.95
Chesapeake Open MRI            3,000       04/06     1/5 yr.    72,120       24.04
Annapolis Hair                 6,400       03/07        -       95,155       14.87
US Army                        2,877       04/07     1/1 yr.    63,294       22.00
Standard Carpet                3,975       08/07     1/5 yr.   113,279       28.50
Burlington Coat Factory       68,400       02/09     4/5 yr.   430,543        6.29
Jenny Craig                    3,200       03/09     1/5 yr.    51,200       16.00
Best Buy                      58,000       04/11     3/5 yr.   986,000       17.00
Staples                       24,491       08/11     3/5 yr.   404,101       16.50
Sakura                         4,600       12/11     2/5 yr.    82,800       18.00
PETsMART                      25,416       01/12     5/5 yr.   419,364       16.50
Safeway                       53,000       06/22     6/5 yr.   530,000       10.00
Beneficial Maryland            3,323       Month-       -       63,137       19.00
                                          to-Month

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOWSON CIRCLE, TOWSON, MARYLAND

         We entered into a joint venture agreement with the current owners of an existing shopping center known as Towson Circle, containing 116,119 gross leasable square feet of which 40,060 is a ground lease. The center is located at York, Dulaney Valley and Joppa Roads, in Towson, Maryland.

         We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $28,450,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

         We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $19,197,500. The first loan requires interest only payments on $15,647,500 at an annual rate of 5.10% and matures July 2009. The second loan requires interest only payments on $3,550,000 at an annual rate of 3.60% for the first ninety days and thereafter at the three month LIBOR Rate and 200 basis points. The loan matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Barnes & Noble, Trader Joe's East, Bally Total Fitness and Pier 1 Imports, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                         Approximate   % of  Base Rent Per
                                         GLA Leased   Total   Square Foot          Lease Term
Lessee                                    (Sq. Ft.)    GLA   Per Annum ($)  Beginning          To
----------------------------------------------------------------------------------------------------
Barnes & Noble (Ground Lease)              31,222      27        20.42        11/98           01/14

Trader Joe's East                          11,875      10          *          09/00           09/10

Bally Total Fitness                        21,713      19        20.50        12/99           12/04
                                                                 21.50        01/05           12/09
                                                                 22.50        01/10           12/14

Pier 1 Imports                             12,252      10        17.06        12/98           12/03
                                                                 19.62        01/04           12/08

* This tenant's lease requires payment of percentage rent only on a monthly basis.

         For federal income tax purposes, the depreciable basis in this property will be approximately $21,338,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Towson Circle was built in 1998. As of December 1, 2004, this property was 92% occupied, with a total 106,374 square feet leased to ten tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                       Approximate                    Current    Base Rent Per
                                       GLA Leased    Lease   Renewal   Annual   Square Foot Per
Lessee                                  (Sq. Ft.)    Ends    Options  Rent ($)     Annum ($)
-----------------------------------------------------------------------------------------------
Mattress Discounters                       2,518     05/05   1/5 yr.    62,950       25.00
T-Mobile                                   1,996     09/05   5/1 yr.    53,916       27.01
Hollywood Tanning System                   2,087     09/07   1/5 yr.    55,352       26.52
Nextel                                       400     03/08   1/5 yr.    24,720       61.80
Sprint PCS                                 3,128     11/08      -       86,250       27.57
Pier 1 Imports                            12,252     12/08   2/5 yr.   240,350       19.62
Storehouse, Inc.                           6,345     09/09      -      170,681       26.90
Country Curtains                           4,000     07/10   1/5 yr.    80,000       20.00
Trader Joe's East                         11,875     09/10   2/5 yr.      *           N/A
Barnes & Noble (Ground
  Lease)                                  31,222     01/14   3/5 yr.   637,553        N/A
Bally Total Fitness                       21,713     12/14   2/5 yr.   445,116       20.50
Bahama Breeze Restaurant
  (Ground Lease)                           8,838     09/18   3/5 yr.   238,336        N/A

* This tenant's lease requires payment of percentage rent only on a monthly basis.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOLLGATE MARKETPLACE, BEL AIR, MARYLAND

         We entered into a joint venture agreement with the current owners of an existing shopping center known as Tollgate Marketplace, containing 392,587 gross leasable square feet. The center is located at Route 24 and Route 1, in Bel Air, Maryland.

         We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $72,300,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

         We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the amount of $39,765,000. The loan requires interest only payments at an annual rate of 2.80% for the first ninety days and thereafter at the three month LIBOR Rate and 120 basis points. The loan matures July 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Giant Food and Jo Ann Fabrics, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                          Approximate    % of   Base Rent Per
                          GLA Leased    Total    Square Foot         Lease Term
Lessee                     (Sq. Ft.)     GLA    Per Annum ($)   Beginning        To
----------------------------------------------------------------------------------------
Giant Food                  40,400       10          4.36         11/79          10/09

Jo Ann Fabrics              46,000       12         11.00         07/98          01/09

         For federal income tax purposes, the depreciable basis in this property will be approximately $54,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Tollgate Marketplace was built in 1979 and renovated in 1994. As of December 1, 2004, this property was 100% occupied, with a total 392,587 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                                                                      Base Rent
                            Approximate                     Current  Per Square
                            GLA Leased    Lease  Renewal    Annual    Foot Per
Lessee                       (Sq. Ft.)    Ends   Options   Rent ($)   Annum ($)
---------------------------------------------------------------------------------
T.J. Maxx                      27,769     03/05      -      242,978     8.75
Sylvan Learning Center          3,900     06/05   1/5 yr.    75,335    19.32
AT & T Wireless                 2,000     09/05   1/5 yr.    63,999    32.00
Carvel Ice Cream                1,250     10/05   1/5 yr.    32,500    26.00
Foto Image 1 Hour               1,600     11/05      -       35,200    22.00
Outback Steakhouse              6,200     12/05   3/5 yr.    77,000    12.42
Factory Card Outlet            11,500     12/05   2/5 yr.   149,500    13.00
Dubinclipped                    1,230     06/06   2/5 yr.    33,495    27.23
Rockway Bedding                 3,200     08/06   1/5 yr.    70,400    22.00
Starbucks Coffee                1,200     09/06   2/5 yr.    33,732    28.11
Hollywood Tanning System        3,000     03/07   1/5 yr.    89,115    29.71
Only Nails                      1,230     06/07   1/5 yr.    39,147    31.83
Standard Carpet                 3,500     07/07   1/5 yr.    92,829    26.52
Rack Room Shoes                 6,980     11/07   1/5 yr.   127,385    18.25
JoAnn Fabrics                  46,000     01/09   3/5 yr.   506,000    11.00
Red Lobster                     8,355     01/09   3/5 yr.    78,750     9.43
Giant Food                     40,400     10/09   3/5 yr.   176,341     4.36
Boston Markets                  5,200     12/09      -       95,000    18.27
Staples                        20,285     12/09   3/5 yr.   303,260    14.95
Toys "R" Us                    30,000     11/10  10/5 yr.   137,499     4.58
TGI Fridays                     7,041     12/10   4/5 yr.   151,381    21.50
Petco                          12,000     01/11   2/5 yr.   222,000    18.50
The Men's Wearhouse             6,906     02/11   2/5 yr.   151,932    22.00
Pier 1 Imports                  9,920     02/11   2/5 yr.   200,681    20.23
Joo Dry Cleaners                1,500     03/11      -       31,827    21.22
Sakura                          5,380     06/11   2/5 yr.   114,648    21.31
Barnes & Noble Superstores     23,115     01/12   3/5 yr.   369,840    16.00
Michaels                       35,000     01/12   3/5 yr.   349,999    10.00
Baja Fresh                      3,000     04/12   2/5 yr.    84,000    28.00

                                                                      Base Rent
                            Approximate                     Current  Per Square
                            GLA Leased    Lease  Renewal    Annual    Foot Per
Lessee                       (Sq. Ft.)     Ends  Options   Rent ($)   Annum ($)
---------------------------------------------------------------------------------
First Union Bank                6,050     10/12   2/5 yr.   138,000    22.81
Bassett Furniture              14,144     12/13   2/5 yr.   169,728    12.00
Tollgate Liquors                4,282     05/14  10/1 yr.    51,384    12.00
Pizzeria Uno's                  6,360     11/14   4/5 yr.    84,700    13.32
Circuit City                   33,090     11/15   4/5 yr.   390,828    11.81

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DORMAN CENTER, SPARTANBURG, SOUTH CAROLINA

         We purchased the second phase of Dorman Center, containing 37,200 gross leasable square feet for approximately $7,082,000. We acquired the first phase of Dorman Center, containing 350,867 gross leasable square feet on March 4, 2004 for approximately $43,118,000. The center is located at Blackstock Road and W.L. Ezell Road, in Spartanburg, South Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $50,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space for Phase I and $190 for per square foot of leasable space for Phase II.

         We purchased this property with our own funds. On April 20, 2004, we obtained financing in the amount of $27,610,000. The loan requires interest only payments at an annual rate of 4.18% and matures May 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Wal-Mart Supercenter, leases more than 10% of the combined total gross leasable area of the Phase I and Phase II properties. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                  Base Rent
                        Approximate              Per Square
                        GLA Leased   % of Total   Foot Per         Lease Term
Lessee                   (Sq. Ft.)       GLA      Annum ($)  Beginning          To
-------------------------------------------------------------------------------------
Wal-Mart Supercenter      219,622        57         7.45       08/03           08/23

         For federal income tax purposes, the total depreciable basis in this property will be approximately $37,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Dorman Center Phase I was built in 2003 and Dorman Center Phase II was newly constructed in 2004. As of December 1, 2004, this property was 97% occupied, with a total 377,467 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:

                                Approximate                                         Base Rent Per
                                GLA Leased                Renewal   Current Annual   Square Foot
Lessee                           (Sq. Ft.)   Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
DORMAN CENTER I

Happy Nails                         2,000      08/06       1/3 yr.      38,000         19.00
Pilgrim's Pathway                   2,000      09/06       1/3 yr.      32,000         16.00
Alltel                              2,500      09/06       2/3 yr.      45,000         18.00
Payless Shoesource                  2,800      08/08       3/5 yr.      47,600         17.00
Your Dollar Store                   5,000      08/08       2/5 yr.      77,500         15.50
JD's Fashion                        3,500      08/08       1/5 yr.      63,000         18.00
Lee Jewelers                        1,700      09/08       2/5 yr.      33,150         19.50
Catherine's                         4,000      09/08       3/5 yr.      69,000         17.25
Super Tans                          2,500      10/08       2/3 yr.      42,500         17.00
Grand China Buffet                  6,000      11/08       4/5 yr.      78,000         13.00
Pier 1 Imports                     10,800      07/13       3/5 yr.     199,800         18.50
Michaels                           23,758      09/13       4/5 yr.     249,459         10.50
McAllister's Deli                   4,000      10/13       2/5 yr.      66,000         16.50
Moe's Southwestern                  3,000      01/14       2/5 yr.      45,000         15.00
Linens 'N Things                   25,000      01/14       3/5 yr.     252,050         10.08
Ross Dress for Less                30,187      01/14       4/5 yr.     332,057         11.00
Wal-Mart Supercenter              219,622      08/23      15/5 yr.   1,636,184          7.45
                                                         & 1/4 yr.

DORMAN CENTER II

American Cash Advance               1,400      04/07       1/3 yr.      24,500         17.50
Cingular Wireless                   1,600      05/07       2/2 yr.      28,000         17.50
Aim Mail Center                     1,600      06/09          -         28,000         17.50
Sally Beauty Supply                 1,400      04/09       2/5 yr.      25,200         18.00
Cost Cutters                        1,400      05/09       1/5 yr.      25,900         18.50
American's Home Place               3,500      06/09       2/3 yr.      57,225         16.35
America's Best                      3,000      07/09       1/5 yr.      46,500         15.50
Italian Pie                         3,200      07/14       2/5 yr.      52,800         16.50
Shoe Carnival                      12,000      03/14       2/5 yr.     156,000         13.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CRANBERRY SQUARE, CRANBERRY TOWNSHIP, PENNSYLVANIA

         We purchased an existing shopping center known as Cranberry Square, containing 195,566 gross leasable square feet. The center is located on U.S. Route 19 in Cranberry Township, Pennsylvania.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,220,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $103 per square foot of leasable space.

         We purchased this property with our own funds. On July 16, 2004, we obtained financing for this property in the amount of $10,900,000. The loan requires interest only payments at an annual rate of 4.975% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         All five tenants, Barnes & Noble, Dick's Sporting Goods, Best Buy, OfficeMax and Toys "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                  Base Rent
                        Approximate              Per Square
                        GLA Leased   % of Total   Foot Per        Lease Term
Lessee                   (Sq. Ft.)       GLA      Annum ($)  Beginning         To
------------------------------------------------------------------------------------
Barnes & Noble             25,200        13         12.50      11/96         10/06
                                                    15.00      11/06         10/11
Dick's Sporting Goods      50,000        26         10.25      02/97         01/12

Best Buy                   37,005        19         12.25      11/02         01/08
                                                    13.25      02/08         01/13
OfficeMax                  23,380        12         10.10      10/96         09/01
                                                    10.60      10/01         09/06
                                                    10.80      10/06         09/11
Toys "R" Us                45,000        23          3.78      11/96         01/07
                                                     4.16      02/07         01/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $15,165,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Cranberry Square was built in 1996. As of December 1, 2004, this property was 92% occupied, with a total 180,585 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:


                        Approximate                           Current  Base Rent Per
                        GLA Leased                Renewal     Annual   Square Foot Per
Lessee                   (Sq. Ft.)   Lease Ends   Options    Rent ($)    Annum ($)
--------------------------------------------------------------------------------------
OfficeMax                 23,380       09/11       3/5 yr.    247,828     10.60
Barnes & Noble            25,200       10/11       2/5 yr.    315,000     12.50
Toys "R" Us               45,000       01/12       6/5 yr.    170,100      3.78
Dick's Sporting Goods     50,000       01/12       3/5 yr.    512,500     10.25
Best Buy                  37,005       01/13       4/5 yr.    453,311     12.25

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

KOHL'S/WILSHIRE PLAZA III, KANSAS CITY, MISSOURI

         We finalized our purchase of 88,248 gross leasable square feet of a newly constructed single tenant space that is part of a shopping center known as Wilshire Plaza III. The center is located at I-35 and Highway 152 in Kansas City, Missouri.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,099,050. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $114 per square foot of leasable space.

     On November 17, 2004, we obtained financing in the amount of $5,417,500. The loan requires interest only payments at an annual rate of 5.12% and matures in December 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kohl's, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                              Base Rent
                        Approximate     % of                 Per Square
                         GLA Leased    Total       Annual     Foot Per   Renewal        Lease Term
Lessee                   (Sq. Ft.)      GLA       Rent ($)    Annum ($)  Options  Beginning        To
--------------------------------------------------------------------------------------------------------
Kohl's                     88,248       100        738,396      8.37     6/5 yr.    10/04         10/14
                                                   782,760      8.87                11/14         01/25

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,574,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

SHOPPES OF DALLAS, DALLAS, GEORGIA

         We purchased a newly constructed shopping center known as Shoppes of Dallas, containing 70,610 gross leasable square feet. The center is located at Highway 381 and East Paulding Drive, in Dallas, Georgia.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,052,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

         We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,178,700. The loan requires interest only payments at an annual rate of 4.96% and matures in April 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                  Base Rent
                        Approximate              Per Square
                         GLA Leased  % of Total   Foot Per        Lease Term
Lessee                   (Sq. Ft.)       GLA      Annum ($)  Beginning        To
------------------------------------------------------------------------------------
Publix                    44,840         64        10.25       03/04         03/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,789,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shoppes of Dallas was newly constructed in 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, this property was 86% occupied, with a total of 61,010 square feet leased to 12 tenants. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. The following table sets forth certain information with respect to those leases:


                          Approximate                        Current   Base Rent Per
                          GLA Leased               Renewal   Annual   Square Foot Per
Lessee                     (Sq. Ft.)   Lease Ends  Options  Rent ($)     Annum ($)
-------------------------------------------------------------------------------------
Creative Tan                  1,200       04/07    1/3 yr.    24,000       20.00
Ladies Fitness Express        1,200       04/07    1/3 yr.    19,800       16.50
West Georgia Wireless           900       04/07    1/3 yr.    15,300       17.00
Evan Blake Salon              1,200       04/07    1/3 yr.    21,000       17.00
Dollar Train                  2,100       06/07    1/3 yr.    36,750       17.50
USA Nails                     1,200       03/09    2/5 yr.    28,800       24.00
Great Clips                   1,200       04/09    2/5 yr.    26,400       22.00
China Fun                     1,200       05/09    2/5 yr.    25,200       21.00


                          Approximate                        Current   Base Rent Per
                          GLA Leased               Renewal   Annual   Square Foot Per
Lessee                     (Sq. Ft.)   Lease Ends  Options  Rent ($)     Annum ($)
-------------------------------------------------------------------------------------
Dry Clean USA                 1,200       06/09    2/5 yr.    28,800       24.00
Subway                        1,200       07/09    2/5 yr.    22,800       19.00
Beef O' Brady's               3,570       08/09       -       80,325       22.50
Publix                       44,840       03/24    6/5 yr.   459,600       10.25

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT BOARDWALK, KANSAS CITY, MISSOURI

         We purchased a newly constructed shopping center known as The Shops at Boardwalk, containing 122,916 gross leasable square feet. The center is located at North Boardwalk Avenue and Ambassador Drive in Kansas City, Missouri.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $36,642,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $298 per square foot of leasable space.

         We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $20,150,000. The loan requires interest only payments at an annual rate of 4.13% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Borders Books, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                  Base Rent
                        Approximate              Per Square
                         GLA Leased  % of Total   Foot Per         Lease Term
Lessee                   (Sq. Ft.)      GLA       Annum ($)  Beginning           To
--------------------------------------------------------------------------------------
Borders Books             19,000        16         13.95       09/02           08/08
                                                   14.65       09/08           08/13
                                                   15.38       09/13           08/18
                                                   16.11       09/18           01/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $27,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The Shops at Boardwalk was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of December 1, 2004, this property was 81% occupied, with a total of 99,881 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                               Current    Base Rent Per
                                   GLA Leased                      Renewal   Annual    Square Foot Per
Lessee                              (Sq. Ft.)      Lease Ends      Options   Rent ($)     Annum ($)
------------------------------------------------------------------------------------------------------
Coldwater Creek*                      4,620      Month-to-Month    2/5 yr.    110,808      24.00
Nextel Communications                 2,004          05/08         2/5 yr.     54,108      27.00
Electronic Boutique                   2,195          06/08         1/5 yr.     60,582      27.60
Chicos                                2,735          07/08         2/5 yr.     68,375      25.00
Planet Sub                            3,147          07/08        1/3 yr. &    84,969      27.00
                                                                   1/2 yr.
Jos. A. Banks                         4,200          08/08         1/5 yr.     92,400      22.00
Claire's Boutique                     1,200          08/08         2/2 yr.     36,000      30.00
Maurices                              3,781          08/08         2/3 yr.     94,525      25.00
Noggin Noodle                         2,390          10/08         1/5 yr.     62,140      26.00
Select Comfort                        2,158          12/08        1/3 yr. &    64,740      30.00
                                                                   1/2 yr.
Archivers                             5,957          01/09         1/5 yr.    119,140      20.00
2nd Swing                             3,580          04/09        1/10 yr.     93,080      26.00
Hallmark                              3,477          05/09         2/5 yr.     71,279      20.50
Trade Secrets                         2,763          08/09         1/5 yr.     74,601      27.00
J. Jill                               4,040          07/13            -       121,200      30.00
Chipolte Mexican Grill                2,801          07/13         2/5 yr.     78,428      28.00
Yankee Candle                         2,000          07/13         1/5 yr.     50,000      25.00
Red Star Tavern                       7,200          08/13         2/5 yr.    209,061      29.00
Christopher & Banks                   3,500          08/13            -        91,000      26.00
Kirklands                             4,915          01/14            -       108,130      22.00
Payless Shoesource                    3,294          04/14         2/4 yr.     88,938      27.00
Genghis Khan                          4,423          05/14         2/5 yr.     88,460      20.00
Talbots                               4,501          01/16         2/4 yr.    117,026      26.00
Borders Books                        19,000          01/24         4/5 yr.    265,050      13.95

*  Renewal negotiations in progress

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES OF PROMINENCE POINT, CANTON, GEORGIA

         We purchased a newly constructed shopping center known as Shoppes of Prominence Point, containing 78,058 gross leasable square feet. The center is located at Interstate 575 and State Route 5, in Canton, Georgia.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $15,155,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $194 per square foot of leasable space.

         We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $9,954,300. The loan requires interest only payments at an annual rate of 5.235% and matures September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                               Base Rent
                    Approximate                Per Square
                    GLA Leased    % of Total    Foot Per           Lease Term
Lessee               (Sq. Ft.)        GLA       Annum ($)   Beginning          To
--------------------------------------------------------------------------------------
Publix                44,840          57         10.80        03/04           03/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $11,366,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shoppes of Prominence Point was newly constructed in 2004. As of December 1, 2004, this property was 91% occupied, with a total of 70,758 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                           Current     Base Rent Per
                                   GLA Leased                Renewal    Annual     Square Foot Per
Lessee                             (Sq. Ft.)    Lease Ends   Options    Rent ($)      Annum ($)
--------------------------------------------------------------------------------------------------
World Wireless                       1,050        03/07      1/3 yr.     21,000        20.00
World Dollar Store                   1,610        04/07      1/3 yr.     30,590        19.00
Curves                               1,400        04/07      1/3 yr.     27,300        19.50
Prominence Chiropractic              1,400        05/07      1/3 yr.     26,600        19.00
Oceanside Tanning                    1,400        04/08      1/4 yr.     32,200        23.00
Bowen's TaeKwonDo Plus               2,450        04/08      1/4 yr.     47,775        19.50
Blockbuster Video                    5,268        01/09      4/5 yr.     92,190        17.50
Holly Nails                          1,050        04/09      1/4 yr.     25,200        24.00
Dry Clean USA                        1,400        04/09         -        33,600        24.00
Yoon Sushi Restaurant                1,400        05/09      1/5 yr.     25,900        18.50
Great Clips                          1,400        05/09      2/5 yr.     30,800        22.00
The UPS Store                        1,400        05/09      1/5 yr.     26,600        19.00
Mui Lan Restaurant                   2,100        05/09      1/5 yr.     40,950        19.50
Beef O'Brady's                       2,590        05/12      1/8 yr.     46,620        18.00
Publix                              44,840        03/24      6/5 yr.    484,272        10.80

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DAVIS TOWNE CROSSING, NORTH RICHLAND HILLS, TEXAS

         We purchased 34,091 square feet of a newly constructed shopping center known as Davis Towne Crossing, which will contain 41,295 gross leasable square feet of which 4,000 square feet will be a ground lease. The center is located at Davis Boulevard and Precinct Line Road in North Richland Hills, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $9,755,000. Our acquisition cost for the portion we purchased was $8,141,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $236 per square foot of leasable space.

         We purchased this property with our own funds. On August 9, 2004, we obtained financing in the amount of $5,365,200. The loan requires interest only payments at an annual rate of 5.185% and matures September 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Lady USA Fitness and Cotton Patch Cafe, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                      Base Rent
                          Approximate                Per Square
                           GLA Leased   % of Total    Foot Per           Lease Term
Lessee                     (Sq. Ft.)       GLA        Annum ($)   Beginning          To
-------------------------------------------------------------------------------------------
Lady USA Fitness             6,000          14         17.00        10/03           10/08

Cotton Patch Cafe            4,400          11         20.00        12/03           11/08

         For federal income tax purposes, the depreciable basis in this property when completed will be approximately $7,316,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Davis Towne Crossing was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of December 1, 2004, the portion of the property we purchased was 91% occupied with 31,091 square feet leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                          Approximate                              Current     Base Rent Per
                          GLA Leased                   Renewal      Annual    Square Foot Per
Lessee                     (Sq. Ft.)    Lease Ends     Options     Rent ($)      Annum ($)
-----------------------------------------------------------------------------------------------
H & R Block                  2,264         05/07       1/3 yr.      45,280        20.00
RadioShack                   2,400         08/08       3/5 yr.      48,000        20.00
Sport Clips                  1,440         08/08       2/5 yr.      28,800        20.00
EB Games                     1,500         09/08       2/5 yr.      31,500        21.00
Luxury Nails                 1,400         09/08       1/5 yr.      29,400        21.00
Friedman's Jewelers          1,727         10/08       3/3 yr.      32,813        19.00
Lady USA Fitness             6,000         10/08       2/5 yr.     102,000        17.00
Cotton Patch Cafe            4,400         11/08       1/5 yr.      88,000        20.00
The UPS Store                1,360         02/09       1/5 yr.      25,840        19.00
Payless Shoes                3,000         07/13       2/5 yr.      54,000        18.00
Quiznos Subs                 1,600         11/13       1/5 yr.      30,400        19.00
Washington Mutual
  (Ground Lease)             4,000         08/28       4/5 yr.      85,000          N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FULLERTON METROCENTER, FULLERTON, CALIFORNIA

         We purchased an existing shopping center known as Fullerton Metrocenter, containing 253,296 gross leasable square feet which includes 5,178 square feet of ground lease space. The center is located at Harbor Boulevard and Orangethorpe Avenue, in Fullerton, California.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $51,275,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space.

         We purchased this property with our own funds. On July 9, 2004, we obtained financing in the amount of $28,050,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Sportmart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                      Base Rent
                          Approximate                Per Square
                           GLA Leased   % of Total    Foot Per          Lease Term
Lessee                     (Sq. Ft.)       GLA        Annum ($)   Beginning         To
---------------------------------------------------------------------------------------------
Sportmart                   43,660          17          8.25        10/88          10/93
                                                        9.13        11/93          10/98
                                                        9.54        11/98          10/03
                                                        9.95        11/03          02/06

         For federal income tax purposes, the depreciable basis in this property will be approximately $38,456,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Fullerton Metrocenter was built in 1988. As of December 1, 2004, this property was 82% occupied, with a total 208,174 square feet leased to 38 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                                                                Base Rent Per
                                Approximate                          Current     Square Foot
                                 GLA Leased               Renewal     Annual      Per Annum
Lessee                           (Sq. Ft.)   Lease Ends   Options    Rent ($)        ($)
-----------------------------------------------------------------------------------------------
H & R Block                         5,250    Month-to-        -       141,816       27.01
                                               Month
Sportmart                          43,660      02/06       3/5 yr.    434,334        9.95
La Caffepia                         1,245      03/06          -        36,708       29.48
Citi Financial                      1,560      05/06          -        35,604       22.82
KFC (Ground Lease)                  2,304      05/06          -       100,800        N/A
AT & T Wireless Services            2,775      10/06       1/5 yr.     75,980       27.38
Payless Shoesource                  2,525      10/06       1/5 yr.     49,768       19.71
Jenny Craig                         1,900      02/07          -        53,656       28.24
RadioShack                          2,050      04/07       1/3 yr.     47,970       23.40
Party America                       9,610      05/07          -       128,064       13.33
Adelphia Communications             1,515      06/07       1/5 yr.     41,465       27.37
Quizno's Subs                       1,400      08/07       1/5 yr.     40,460       28.90
Brite Dental                        2,250      08/07       2/5 yr.     43,920       19.52
Lilacs Flowers and Gifts            1,200      11/07       1/5 yr.     42,275       35.23
GameStop                            1,550      12/07          -        36,900       23.81
Ruby's Diner                        3,592      02/08          -       106,320       29.60
Pop's Unfinished Furniture          6,650      04/08       2/5 yr.    101,745       15.30
Burger King (Ground Lease)          2,874      04/08       2/5 yr.    130,968        N/A
Record Town                         6,350      06/08       2/5 yr.     99,920       15.74
GMP Vitamin                         1,020      07/08          -        30,681       30.08
Beneficial Finance                  1,775      10/08          -        51,456       28.99
Fantastic Sams                      1,170      11/08          -        34,728       29.68
Beauty Avenue                       5,400      11/08          -       110,808       20.52
Jewelry Mart                        7,000      12/08       2/5 yr.    273,432       39.06
Tilly's                             6,040      12/08       1/5 yr.    132,276       21.90
Sylvan Learning Center              3,648      05/09       2/3 yr.     71,646       19.64

                                                                                Base Rent Per
                                Approximate                          Current     Square Foot
                                 GLA Leased               Renewal     Annual      Per Annum
Lessee                           (Sq. Ft.)   Lease Ends   Options    Rent ($)        ($)
-----------------------------------------------------------------------------------------------
Miry Collection                     4,350      05/09          -       109,260       25.12
Vans                                1,650      06/09          -        46,348       28.09
Super Mex Restaurants               5,500      10/09          -       163,334       29.70
Kim Sun Young Salon                 1,280      10/09          -        37,860       29.58
Metro Dry Cleaning                  1,950      11/09       1/5 yr.     53,904       27.64
Tip Top Nails                         900      01/10       1/5 yr.     36,468       40.52
Matsunoya                           2,900      06/10          -        70,932       24.46
Baskin-Robbins                      1,275      10/10       1/5 yr.     39,948       31.33
China Buffet                       10,828      06/11          -       184,617       17.05
First Bank and Trust               21,600      02/13       2/5 yr.    201,256        9.31
Orange County Credit Union          4,000      12/13       1/5 yr.     81,600       20.40
Big Island BBQ                      1,090      03/14       1/5 yr.     31,932       28.80
Avenue                              5,300      01/15       2/5 yr.    104,256       19.67
PETsMART                           19,238      03/19       3/5 yr.    278,544       14.48

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LOW COUNTRY VILLAGE SHOPPING CENTER, BLUFFTON, SOUTH CAROLINA

         We purchased a newly constructed shopping center known as Low Country Village Shopping Center, containing 76,479 gross leasable square feet (Phase I). We signed an agreement, subject to conditions, to purchase an additional 63,460 gross leasable square feet (Phase II) of construction estimated to be completed in late 2004 to early 2005 for approximately $10,542,800. The center is located at Highway 278 and Foreman Hill Road in Bluffton, South Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,091,000 for Phase I. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $145 per square foot of leasable space for Phase I and $166 per square foot of leasable space for Phase II.

         We purchased Phase I and intend to purchase Phase II with our own funds. On October 6, 2004, we obtained financing in the amount of $5,370,000. The loan requires interest only payments at an annual rate of 4.96% and matures in May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Ross Dress for Less, Michaels and PETsMART, lease more than 10% of the total gross leasable area of the Phase I property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                                Approximate    Phase I    Per Square
                                GLA Leased   % of Total    Foot Per          Lease Term
Lessee                           (Sq. Ft.)      GLA       Annum ($)    Beginning         To
-------------------------------------------------------------------------------------------------
Ross Dress for Less                30,131        39          9.75        05/04           04/09
                                                            10.25        05/09           04/14

Michaels                           21,360        28          9.75        02/04           02/14

PETsMART                           19,107        25         12.95        02/04           01/09
                                                            13.95        02/09           01/14
                                                            14.95        02/14           01/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $8,318,000 for Phase I. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Low Country Village Shopping Center is newly constructed in 2004. As of December 1, 2004, Phase I was 97% occupied, with a total of 74,299 square feet leased to six tenants. The property is currently in a leasing up phase for Phase II and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                                                                 Base Rent Per
                                Approximate                             Current   Square Foot
                                 GLA Leased     Lease      Renewal       Annual    Per Annum
Lessee                           (Sq. Ft.)      Ends       Options      Rent ($)      ($)
-----------------------------------------------------------------------------------------------
PHASE I

Kim Nails                           1,088       07/09       1/5 yr.      18,496      17.00
Sport Clips                         1,107       07/09       2/5 yr.      19,373      17.50
Quizno's                            1,506       09/09       2/5 yr.      27,108      18.00
Michaels                           21,360       02/14       4/5 yr.     208,260       9.75
Ross Dress for Less                30,131       04/14       4/5 yr.     293,777       9.75
PETsMART                           19,107       01/19       3/5 yr.     247,436      12.95

PHASE II

Linens 'N Things*                  25,080       07/14                   244,530       9.75
Cost Plus World Market*            18,300       01/15                   215,025      11.75

* Lease renewal option information not currently available.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHGATE NORTH, SEATTLE, WASHINGTON

         We purchased a newly constructed shopping center known as Northgate North, containing 302,095 gross leasable square feet. The center is located at 302 Northeast Northgate Way in Seattle, Washington.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,455,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $160 per square foot of leasable space.

         We purchased this property with our own funds. On July 14, 2004, we obtained financing in the amount of $26,650,000. The loan requires interest only payments at an annual rate of 4.60% and matures July 2008.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Target and Best Buy, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                                Approximate               Per Square
                                 GLA Leased  % of Total    Foot Per          Lease Term
Lessee                           (Sq. Ft.)      GLA        Annum ($)   Beginning           To
--------------------------------------------------------------------------------------------------
Target                            147,582        49          4.34        01/01            12/25

Best Buy                           51,202        17         25.00        10/00            01/06
                                                            27.00        02/06            01/11
                                                            29.00        02/11            01/16
                                                            31.00        02/16            01/21

         For federal income tax purposes, the depreciable basis in this property will be approximately $36,341,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Northgate North was constructed between 2000 and 2003. As of December 1, 2004, this property was 98% occupied, with a total 297,006 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:


                                Approximate                             Current   Base Rent Per
                                GLA Leased     Lease       Renewal      Annual     Square Foot
Lessee                           (Sq. Ft.)      Ends       Options      Rent ($)  Per Annum ($)
--------------------------------------------------------------------------------------------------
Qwest Wireless                      1,950      12/07        2/5 yr.       40,000      20.51
Quizno's                            1,315      07/12        2/5 yr.       41,856      31.83
Olive Garden                        7,930      10/12        4/5 yr.      205,000      25.85
Ross Dress for Less                25,278      01/14        4/5 yr.      391,809      15.50


                                Approximate                             Current   Base Rent Per
                                GLA Leased     Lease       Renewal      Annual     Square Foot
Lessee                           (Sq. Ft.)      Ends       Options      Rent ($)  Per Annum ($)
--------------------------------------------------------------------------------------------------
G.I. Joe's (Storage)                1,968      05/18        4/5 yr.       11,808       6.00
G.I. Joe's                         44,370      05/18        4/5 yr.      532,440      12.00
Bassett Furniture                  15,411      10/19           -         295,000      19.14
Best Buy                           51,202      01/21        4/5 yr.    1,280,060      25.00
Target                            147,582      12/25        6/5 yr.      640,000       4.34

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PACHECO PASS SHOPPING CENTER, GILROY, CALIFORNIA

         We anticipate purchasing a portion of a newly constructed shopping center known as Pacheco Pass Shopping Center, containing 99,356 gross leasable square feet (which includes 11,810 square feet of ground lease space). The center is located at Camino Arroyo and State Highway 152 in Gilroy, California.

         On June 30, 2004, we funded the initial installment of a $22,000,000 first mortgage in the amount of $15,332,906. The remainder of $6,667,094 is expected to be funded in the fourth quarter of 2004. The interest rate of this first mortgage is 6.9933% and it matures on July 15, 2005. We anticipate purchasing the center when the mortgage matures for approximately $24,400,000. We will use the principal towards our purchase price.

         Two tenants, Best Buy and Linens 'N Things, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                                  Approximate    % of     Per Square
                                   GLA Leased    Total     Foot Per           Lease Term
Lessee                             (Sq. Ft.)      GLA      Annum ($)   Beginning          To
-------------------------------------------------------------------------------------------------
Best Buy                            30,000        30        13.91        11/03           01/14

Linens 'N Things                    27,984        28        13.50        03/04           01/15

         For federal income tax purposes, the depreciable basis in this property will be approximately $18,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Pacheco Pass Shopping Center was newly constructed in 2004. As of December 1, 2004, the property is currently in a leasing up phase and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                  Approximate               Current    Base Rent Per
                                  GLA Leased     Lease      Annual      Square Foot
Lessee                             (Sq. Ft.)     Ends      Rent ($)    Per Annum ($)
-------------------------------------------------------------------------------------
Nextel Communications                1,500       12/10       54,000      36.00
Electronics Boutique                 1,500       11/13       52,500      35.00
The Sleep Train                      4,550       11/13      111,475      24.50
Best Buy                            30,000       01/14      417,240      13.91
Cold Stone Creamery                  1,200       01/14       38,880      32.40
Jamba Juice                          1,500       01/14       50,400      33.60
Subway                               1,500       01/14       54,000      36.00
Sip n' Hot                           1,650       01/14       56,925      34.50
Maui Taco                            2,528       06/14       87,216      34.50
Monterey Spa & Stove                 4,612       07/14      103,770      22.50
Linens 'N Things                    27,984       01/15      377,784      13.50
Bank of America (Ground Lease)         N/A       01/24      120,000       N/A
Chili's (Ground Lease)                 N/A       04/14      100,000       N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEWOOD TOWNE CENTER, LAKEWOOD, WASHINGTON

         We purchased an existing shopping center known as Lakewood Towne Center, containing 578,863 gross leasable square feet. The center is located at Gravelly Lake Drive and 100th Street, in Lakewood, Washington.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $81,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

         We purchased this property with our own funds. On June 30,2004, we obtained financing in the form of two loans totaling $51,260,000. The first loan requires interest only payments on $44,000,000 at an annual rate of 2.68% for the first ninety days and thereafter at the three month LIBOR Rate. This loan matures June 2009. The second loan requires interest only payments on $7,260,000 at an annual rate of 3.83% for the first ninety days and thereafter at the LIBOR Rate. This loan matures July 2005.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Gottschalk's and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                                  Approximate   % of      Per Square
                                   GLA Leased   Total      Foot Per          Lease Term
Lessee                             (Sq. Ft.)     GLA       Annum ($)   Beginning          To
--------------------------------------------------------------------------------------------------
Gottschalk's                        119,256       21         3.35        04/02           02/12

Burlington Coat Factory              70,533       12         5.50        08/03           08/08
                                                             5.75        09/08           08/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $60,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Lakewood Towne Center was rebuilt in 2002 and 2003. As of December 1, 2004, this property was 95% occupied, with a total 548,113 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                           Current   Base Rent Per
                                   GLA Leased    Lease     Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)     Ends      Options      Rent ($)  Per Annum ($)
-------------------------------------------------------------------------------------------------
Rent-A-Center                         4,275      05/05      2/5 yr.      47,025       11.00
Catherine P.S. Plus                   4,507      07/05         -         63,098       14.00
Pierce Transit                        4,200      07/06         -         42,000       10.00
Merino's Fine Custom                  1,095      09/06      1/5 yr.      21,900       20.00
Old Country Buffet                    9,500      12/06      2/5 yr.     118,750       12.50
Old Navy                             16,172      01/08      2/5 yr.     177,892       11.00
Famous Footwear                       8,355      10/08      2/5 yr.     125,325       15.00
EB Games                              1,400      08/09      1/5 yr.      35,000       25.00
Wells Fargo Financial                 1,750      11/09         -         19,565       11.18
Lowes Cineplex                       48,229      11/11      4/5 yr.     516,816       10.72
Barnes & Noble                       23,104      01/12      2/5 yr.     317,680       13.75
Michaels                             24,035      02/12      3/5 yr.     288,420       12.00
Gottschalk's                        119,256      02/12         -        400,000        3.35
Bed Bath & Beyond                    30,530      01/13      3/5 yr.     381,625       12.50
The Dollar Store                     15,564      01/13      1/5 yr.     210,114       13.50
Ross Dress for Less                  30,151      01/13      4/5 yr.     354,274       11.75
Lakewood Dialysis                     9,450      03/13      2/5 yr.     135,418       14.33
Burlington Coat Factory              70,533      08/13      3/5 yr.     387,932        5.50
Office Depot                         18,000      09/13      4/5 yr.     265,500       14.75
La Palma Restaurant                   5,120      01/14      2/5 yr.      51,200       10.00
Pier 1 Imports                       11,142      02/14      2/5 yr.     192,200       17.25
Motherhood Maternity                  1,750      05/14      1/5 yr.      42,875       24.50
Avenue                                5,682      01/16      3/5 yr.      88,469       15.57
24 Hour Fitness                      20,219      12/16      2/5 yr.     279,022       13.80
G.I. Joes                            45,005      11/17      4/5 yr.     540,060       12.00
PETsMART                             19,089      01/19      4/5 yr.     209,979       11.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

JOHN'S CREEK VILLAGE, DULUTH, GEORGIA

         We purchased 141,802 square feet of a newly constructed shopping center known as John's Creek Village, which will contain 191,752 gross leasable square feet (which includes 10,555 square feet of ground lease space). The center is located at 11720 Medlock Bridge Road, in Duluth, Georgia.

         We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $42,503,000. Our acquisition cost for the portion we purchased was approximately $29,158,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $222 per square foot of leasable space.

         We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $23,300,000. The loan requires interest only payments at an annual rate of 5.10% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, LA Fitness, Ross Dress For Less and T.J. Maxx, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                                Approximate        % of        Per Square
                                GLA Leased        Total         Foot Per               Lease Term
Lessee                           (Sq. Ft.)         GLA          Annum ($)      Beginning           To
-------------------------------------------------------------------------------------------------------
LA Fitness                         41,000            21           17.00          12/03           11/13
                                                                    CPI          12/13           04/19

Ross Dress for Less                30,187            16           10.75          05/04           01/15

T.J. Maxx                          30,000            16            8.95          09/03           09/13

         For federal income tax purposes, the depreciable basis in this property when completed will be approximately $31,877,200. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         John's Creek Village was newly constructed in 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, the portion of the property we purchased was 100% occupied with a total 141,802 square feet leased to 15 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:


                                  Approximate                     Current    Base Rent Per
                                  GLA Leased    Lease   Renewal    Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends    Options   Rent ($)   Per  Annum ($)
-------------------------------------------------------------------------------------------
Nextel Communications                1,640      11/08   2/5 yr.     46,740       28.50
American Mattress                    6,500      11/08   1/5 yr.    100,750       15.50
Electronics Boutique                 1,200      01/09   2/5 yr.     36,000       30.00
State Farm Insurance                 1,700      01/09   1/5 yr.     45,050       26.50
T-Mobile                             1,500      02/09   1/5 yr.     51,000       34.00
Cold Stone Creamery                  1,360      02/09   2/5 yr.     39,440       29.00
Portrait Innovations                 2,375      05/09    -          64,125       27.00
T.J. Maxx                           30,000      09/13   4/5 yr.    268,500        8.95
Dry Cleaners                         1,700      12/13   2/5 yr.     47,600       28.00
Chipolte Mexican Grill               3,000      12/13   3/5 yr.     93,000       31.00
Starbucks                            1,665      02/14   4/5 yr.     56,527       33.95
Ross Dress for Less                 30,187      01/15   4/5 yr.    324,510       10.75
Doctor's Visionworks                 2,400      03/14   2/5 yr.     64,800       27.00
Hollywood Video                      5,020      06/14   4/5 yr.    124,245       24.75
LA Fitness                          41,000      04/19   3/5 yr.    697,000       17.00
Chili's (Ground Lease)               5,555      05/14   4/5 yr.    100,000        N/A
IHOP (Ground Lease)                  5,000      12/23   4/5 yr.     85,000        N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HUEBNER OAKS CENTER, SAN ANTONIO, TEXAS

         We purchased an existing shopping center known as Huebner Oaks Center, containing 286,684 gross leasable square feet (which includes 8,036 square feet of ground lease space). The center is located at I-10 and Huebner Road, in San Antonio, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $79,721,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $278 per square foot of leasable space.

         We purchased this property with our own funds. On June 22, 2004, we obtained financing in the form of two loans totaling $48,000,000. The first loan requires interest only payments on $31,723,000 at an annual rate of 4.20% and matures July 2010. The second loan requires interest only payments on $16,277,000 at an annual rate of 3.96% and matures July 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Bed, Bath & Beyond                  35,009        12        9.65       03/97     03/02
                                                           10.62       04/02     03/07
                                                           11.68       04/07     01/08

         For federal income tax purposes, the depreciable basis in this property will be approximately $60,006,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Huebner Oaks Center was built between 1997 and 1998. As of December 1, 2004, this property was 98% occupied, with a total 282,286 square feet leased to 55 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Mattress Firm                        2,942      05/05        -         64,724       22.00
Compass ATM                             60      07/05     1/2 yr.      20,000        N/A
AAA Texas                            3,682      11/05     1/5 yr.      77,322       21.00
Marble Slab                          1,542      12/05    1/3 yr. &     37,008       24.00
                                                          1/5 yr.
Kinko's                              4,760      02/06     3/5 yr.      92,249       19.38
EB Game World                        1,160      08/06     1/5 yr.      33,640       29.00
Pier 1 Imports                       8,990      02/07     3/5 yr.     182,137       20.26
Old Navy                            14,000      03/07     1/5 yr.     196,000       14.00
Shoes 4 Kids                         1,000      02/07     1/3 yr.      26,500       26.50
La Madeleine                         4,200      03/07     2/5 yr.      86,100       20.50
Moon Mippy                             930      04/07     1/4 yr.      26,040       28.00
Club Humidor                         2,254      06/07        -         54,096       24.00
Cingular Wireless                    2,502      06/07        -         60,048       24.00
All Ashore Sportswear                1,264      07/07        -         27,808       22.00
Pearle Vision                        2,721      07/07     2/5 yr.      68,025       25.00
Beauty First                         3,681      09/07     1/5 yr.      77,301       21.00
Verizon Wireless                     1,803      10/07     1/5 yr.      46,878       26.00
Oreck Homecare                       1,103      10/07     1/5 yr.      24,266       22.00
Bed, Bath & Beyond                  35,009      01/08     2/5 yr.     371,796       10.62
Frankly Fake Copy                      854      01/08     1/5 yr.      23,912       28.00
Ross Dress for Less                 28,200      01/08     5/5 yr.     267,900        9.50
Men's Wearhouse                      4,500      02/08     2/5 yr.      88,020       19.56
Fire Wok                             2,500      03/08     1/5 yr.      52,500       21.00
Ride Away Bicycles                   3,917      04/08        -         58,755       15.00
Claire's Boutique                    1,200      08/08        -         33,600       28.00
Sports Clips                         1,057      09/08        -         27,482       26.00
Gap Kids                             8,500      09/08     1/5 yr.     180,540       21.24
Victoria's Secret                    4,500      09/08        -         94,500       21.00

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Bath & Body Works                    2,500      09/08        -         58,750       23.50
Lane Bryant                          4,500      09/08        -         94,500       21.00
Banana Republic                      5,964      09/08     1/5 yr.     114,807       19.25
California Pizza Kitchen             4,301      10/08     2/5 yr.     118,708       27.60
GNC                                  1,155      10/08        -         28,875       25.00
Hallmark Creations                   6,416      10/08     2/5 yr.     130,566       20.35
Barbeques Galore                     4,498      11/08     2/5 yr.     124,145       27.60
Abercrombie & Fitch                  6,766      11/08        -        135,320       20.00
Casual Male Big & Tall               3,914      12/08        -         90,022       23.00
Eddie Bauer                          6,384      01/09        -        193,691       30.34
Gymboree                             1,925      01/09        -         46,200       24.00
Ann Taylor                           4,500      01/09        -        131,175       29.15
Starbucks                            1,690      02/09     2/5 yr.      38,870       23.00
Steak Escape                         1,663      03/09     1/5 yr.      39,912       24.00
Tanfastic                            1,824      04/09        -         43,776       24.00
Cactus Low Carb Superstore           2,083      05/09     1/5 yr.      33,328       16.00
Brighton                             1,498      06/09        -         41,285       27.56
Inksell.com                          1,000      07/09     1/5 yr.      30,000       30.00
Ben Adams Jewelers                   3,234      11/09        -         83,853       25.93
Bombay Company                       4,500      12/09        -        121,500       27.00
Yankee Candle                        2,028      02/10        -         54,756       27.00
Talbots                              6,314      01/11     1/3 yr.     164,164       26.00
Chico's                              3,060      07/11     2/5 yr.     107,100       35.00
Macaroni Grill                       7,846      08/12     2/5 yr.     107,000       13.64
American Eagle                       5,800      01/14        -        168,200       29.00
Chipotle Mexican Grill               2,556      03/14     2/5 yr.      69,012       27.00
Borders Books                       27,500      01/18     5/5 yr.     411,670       14.97
Saltgrass Restaurant (Ground
  Lease)                             8,036      06/07     4/5 yr.     105,000         N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PINE RIDGE PLAZA, LAWRENCE, KANSAS

         We purchased an existing shopping center known as Pine Ridge Plaza, containing 230,510 gross leasable square feet (which includes 84,676 square feet of ground lease space). The center is located at 3106 - 3140 Iowa Street, in Lawrence, Kansas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $26,982,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $117 per square foot of leasable space.

         We purchased this property with our own funds. On July 27, 2004, we obtained financing in the amount of $14,700,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Kohl's, T.J. Maxx and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Kohl's*                             80,654        35         N/A       03/98     01/19

T.J. Maxx                           25,420        11        8.50       04/04     03/09
                                                            9.00       04/09     03/14

Bed, Bath & Beyond                  24,000        10       10.00       12/03     01/14
* Ground lease

         For federal income tax purposes, the depreciable basis in this property will be approximately $20,236,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Pine Ridge Plaza was redeveloped from 1998 through 2004 and the inline strip center portion of the property was completed in 2001. As of December 1, 2004, this property was 100% occupied, with a total 230,510 square feet leased to 12 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Old Navy                             22,000     07/06     2/5 yr.     220,000       10.00
Deals                                 9,862     08/07     2/5 yr.     128,206       13.00
Electronic Boutique                   2,190     03/08     2/5 yr.      41,063       18.75
Sports Clips                          2,190     05/08     1/5 yr.      31,317       14.30
Famous Footwear                      12,000     05/11     3/5 yr.     180,000       15.00
Bath & Body Works                     2,500     01/12     2/5 yr.      37,500       15.00
Hurst Diamonds                        1,375     01/12     1/5 yr.      24,750       18.00
Jason's Deli                          5,000     02/12     3/5 yr.      90,000       18.00
Bed, Bath & Beyond                   24,000     01/14     3/5 yr.     240,000       10.00
Michaels                             21,000     02/14     4/5 yr.     201,495        9.60
T.J. Maxx                            25,420     03/14     4/5 yr.     216,070        8.50
Cost Plus World Market               18,297     01/15     3/5 yr.     247,010       13.50

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Kohl's (Ground Lease)                80,654     01/19     6/5 yr.     360,000        N/A
IHOP (Ground Lease)                   4,022     11/19     3/5 yr.      60,504        N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

         We purchased the following four separate existing freestanding retail properties built during 2003 and 2004 known as Eckerd Drug Stores, containing a total of 54,912 gross leasable square feet.

Location                                   Square Feet      Lease Term              Purchase Price ($)
----------------------------------------------------------------------------------------------------------
1100 W. Hampton Boulevard                        13,824     06/03/04 - 06/02/24           3,069,000
Greer, South Carolina

2041 S. Croatan Highway                          13,824     06/03/04 - 06/02/24           3,650,000
Kill Devil Hills, North Carolina

Broad River and Kennerly                         13,440     06/03/04 - 06/02/24           3,260,000
Columbia, South Carolina

1106 Main Street                                 13,824     06/03/04 - 06/02/24           2,625,000
Crossville, Tennessee

         We purchased the four Eckerd Drug Stores from Eckerd, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $12,604,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $230 per square foot of leasable space.

         We purchased these properties with our own funds. On July 21, 2004, we obtained financing in the form of four loans totaling $6,800,000. The loans on each property are as follows: Eckerd Drug Store in Greer, South Carolina requires interest only payments on $1,650,000; Eckerd Drug Store in Kill Devil Hills, North Carolina requires interest only payments on $1,975,000; Eckerd Drug Store in Columbia, South Carolina requires interest only payments on $1,750,000; and Eckerd Drug Store in Crossville, Tennessee requires interest only payments on $1,425,000. The interest rate of all the properties' loans is 5.275% and all the properties' loans mature in August 2009.

         In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

         One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                         % of Total    Current                Base Rent
                         Approximate      GLA of       Annual                Per Square
                         GLA Leased        each         Rent      Renewal     Foot Per         Lease Term
Lessee/Location           (Sq. Ft.)       Property       ($)      Options     Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------------------------
1100 W.                    13,824           100        254,727    4/5 yr.      18.43       06/03/04     06/02/24
  Hampton
  Blvd.
Greer, SC

2041 S. Croatan            13,824           100        302,950    4/5 yr.      21.91       06/03/04     06/02/24
  Hwy.
Kill Devil Hills,
  NC

Broad River                13,440           100        270,580    4/5 yr.      20.13       06/03/04     06/02/24
  and Kennerly
Columbia, SC

1106 Main                  13,824           100        217,875    4/5 yr.      15.76       06/03/04     06/02/24
  Street
Crossville, TN

         For federal income tax purposes, the depreciable basis in these properties will be approximately $9,453,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA SANTA FE, PHASE II, SANTA FE, NEW MEXICO

         We purchased an existing shopping center known as Plaza Santa Fe, Phase II, containing 222,389 gross leasable square feet. The center is located at Cerrilos Road and Zafarano Boulevard in Santa Fe, New Mexico.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,971,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot of leasable space.

         We purchased this property with our own funds and by assuming the existing mortgage debt on the property. The outstanding balance on the mortgage debt at the date of acquisition was $17,551,721. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.2% per annum and cannot be prepaid prior to January 2005. The loan matures on December 1, 2012.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Best Buy, Linens 'N Things and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            31,226        14       13.50       09/01     01/09
                                                           14.00       02/09     01/17

Linens 'N Things                    31,500        14       13.50       11/00     01/06
                                                           14.85       02/06     01/11
                                                           16.34       02/11     01/16

T.J. Maxx                           30,900        14       10.50       11/00     11/10

         For federal income tax purposes, the depreciable basis in this property will be approximately $23,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Plaza Santa Fe Phase II was built between 2000 to 2002. As of December 1, 2004, this property was 98% occupied, with a total 217,329 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
State Farm Insurance                  1,250     02/05     2/3 yr.      27,500       22.00
Old Navy                             20,115     11/06     2/5 yr.     251,438       12.50
H & R Block                           1,900     10/07     1/5 yr.      38,000       20.00
Corral West                           7,556     10/07     1/5 yr.      75,560       10.00
Cactus Salon                          1,250     01/08     1/5 yr.      30,000       24.00
French & French                       3,038     11/08     1/7 yr.      69,874       23.00
Alltel                                3,932     12/08     2/5 yr.     112,612       28.64
T.J. Maxx                            30,900     11/10     3/5 yr.     324,450       10.50
Michaels                             20,280     03/11     3/5 yr.     253,500       12.50
D & A Mattress                        4,710     05/11     2/5 yr.      89,490       19.00
Famous Footwear                       8,000     01/12     2/5 yr.     136,000       17.00
Super Nails                           1,000     05/12     1/5 yr.      30,000       30.00
Quizno's                              1,900     08/12     1/5 yr.      37,715       19.85
Osaka Grill                           6,000     09/12     2/5 yr.     150,000       25.00
Payless Shoe Source                   2,850     09/13     2/5 yr.      57,000       20.00
Men's Wearhouse                       4,505     02/15     1/5 yr.      83,343       18.50

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Linens 'N Things                     31,500     01/16     3/5 yr.     425,250       13.50
Best Buy                             31,226     01/17     2/5 yr.     421,551       13.50
PETsMART                             20,010     01/17     3/5 yr.     284,742       14.23
Borders                              15,407     01/18     5/5 yr.     234,957       15.25

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHPOINTE PLAZA, SPOKANE, WASHINGTON

         We purchased an existing shopping center known as Northpointe Plaza, containing 377,949 gross leasable square feet (which consists of 18,719 square feet of ground lease space). The center is located at 10100 N. Newport Highway in Spokane, Washington.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $54,524,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

         We purchased this property with our own funds. On June 4, 2004, we obtained financing in the amount of $30,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures in May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Safeway, Best Buy and Gart Sports, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Safeway                             47,000        12        7.09       11/90     10/95
                                                            7.43       11/95     11/95
                                                            7.44       12/95     10/00
                                                            7.80       11/00     11/00
                                                            7.82       12/00     10/05
                                                            8.19       11/05     11/05
                                                            8.21       12/05     11/10

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            45,000        12        7.56       10/01     01/07
                                                            8.12       02/07     01/12
                                                            8.71       02/12     01/17

Gart Sports                         45,658        12        9.95       10/97     08/98
                                                           10.56       09/98     10/02
                                                           11.56       11/02     10/07
                                                           12.66       11/07     01/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $40,893,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Northpointe Plaza was built between 1991 to 1993. As of December 1, 2004, this property was 99% occupied, with a total 373,207 square feet leased to 27 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
RadioShack                            2,764     08/05        -         34,550       12.50
Payless Shoes                         2,992     11/05     1/5 yr.      52,659       17.60
T.J. Maxx                            24,894     01/06     2/5 yr.     186,705        7.50
Sally Beauty Supplies                 1,778     03/06     2/5 yr.      22,401       12.60
Corral West                           7,560     03/06     1/5 yr.      64,260        8.50
Great Clips                           1,600     05/06        -         27,920       17.45
Mother Cupboard                       1,600     05/06     1/5 yr.      26,400       16.50
Washington Mutual                     4,500     06/06     2/5 yr.      82,404       18.31
Fashion Bug                           9,000     01/07     3/5 yr.      81,000        9.00
Pier 1 Imports                       10,000     06/07     2/5 yr.     148,200       14.82
Foxy Nails                            1,840     10/07     1/5 yr.      33,180       18.03
Payday Plus                           1,250     06/08     1/5 yr.      26,400       21.12
Mark Webb                             1,500     01/09        -         25,500       17.00
America's Best                        4,500     03/09        -         72,000       16.00
Hollywood Video                       7,500     08/09     1/5 yr.     141,450       18.86
Safeway                              47,000     11/10     7/5 yr.     367,386        7.82
Safeway Gas Bar (Ground
  Lease)                              4,000     01/11     7/5 yr.      98,000         N/A
Bath & Body Works                     2,363     01/11     2/5 yr.      42,888       18.15
Marks Hallmark                        3,426     01/11        -         75,390       22.01
Mail Boxes, Etc.                      1,600     07/11     1/5 yr.      27,200       17.00
Red Robin Restaurant (Ground
  Lease)                              6,469     11/11     4/5 yr.      87,808         N/A
Taco Bell (Ground Lease)              3,000     05/12     4/5 yr.      54,996         N/A

                                  Approximate                        Current    Base Rent Per
                                  GLA Leased    Lease    Renewal      Annual     Square Foot
Lessee                             (Sq. Ft.)    Ends     Options     Rent ($)   Per Annum ($)
---------------------------------------------------------------------------------------------
Gart Sports                          45,658     01/13     2/5 yr.     527,592       11.56
Old Country Buffet                   10,172     01/13     2/5 yr.     140,373       13.80
Azteca Restaurant                     5,275     04/13     2/5 yr.      87,860       16.66
Staples                              25,356     07/13     3/5 yr.     305,793       12.06
PETsMART                             26,175     08/13     4/5 yr.     376,396       14.38
Linens 'N Things                     36,554     09/15     3/5 yr.     448,517       12.27
Best Buy                             45,000     01/17     3/5 yr.     340,000        7.56
Borders                              22,631     01/18     5/5 yr.     178,785        7.90
Applebees (Ground Lease)              5,230     12/27     4/5 yr.      66,999         N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WATAUGA PAVILION, WATAUGA, TEXAS

         We purchased a newly constructed shopping center known as Watauga Pavilion, containing 205,195 gross leasable square feet. The center is located at 7600-7620 Denton Highway in Watauga, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,669,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $173 per square foot of leasable space.

         We purchased this property with our own funds. On June 7, 2004, we obtained financing in the amount of $19,617,000. The loan requires interest only payments at an annual rate of 4.140% and matures in July 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Oshman's Sporting Goods, Ross Dress for Less and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Oshman's Sporting Goods             32,630        16       10.50       03/04     01/10
                                                           11.00       02/10     01/15

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Ross Dress for Less                 30,130        15        9.25       05/04     05/09
                                                            9.50       06/09     01/15

Bed, Bath & Beyond                  24,272        12        7.50       01/04     01/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $26,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Watauga Pavilion was built during 2003 to 2004. As of December 1, 2004, this property was 96% occupied, with a total 197,218 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Cool Cuts 4 Kids                  1,210         10/08     1/5 yr.        25,410        21.00
Sprint Spectrum                   2,738         12/08     2/5 yr.        60,236        22.00
Mattress Giant                    5,000         01/09     2/5 yr.       110,000        22.00
EB Games                          1,500         02/09     2/5 yr.        34,500        23.00
Beauty Brands                     6,260         02/09     2/5 yr.       138,600        22.14
Vision City                       2,258         10/09     3/5 yr.        63,224        28.00
Half Price Books                  9,663         01/14     2/5 yr.       115,956        12.00
Bed, Bath & Beyond               24,272         01/14     3/5 yr.       182,040         7.50
Pier 1 Imports                    9,373         02/14     2/5 yr.       161,491        17.23
Office Depot                     20,000         04/14     3/5 yr.       260,832        13.04
Zales Fine Jewelry                2,805         12/14     2/5 yr.        78,540        28.00
Party City                       12,000         01/15     3/5 yr.       159,000        13.25
Ross Dress for Less              30,130         01/15     5/5 yr.       278,703         9.25
Oshman's Sporting
  Goods                          32,630         01/15     3/5 yr.       342,615        10.50
Cost Plus World Market           17,999         01/15     3/5 yr.       238,487        13.25
PETsMART                         19,380         03/19     4/5 yr.       201,552        10.40

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EASTWOOD TOWNE CENTER, LANSING, MICHIGAN

         We purchased an existing shopping center known as Eastwood Towne Center, containing 332,131 gross leasable square feet (which consists of 24,110 square feet of ground lease space). The center is located at 3003 Preyde Boulevard in Lansing, Michigan.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $85,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $256 per square foot of leasable space.

         We purchased this property with our own funds. On June 23, 2004, we obtained financing in the amount of $46,750,000. The loan requires interest only payments at an annual rate of 4.64% and matures in July 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Dick's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Dick's Sporting Goods               45,000        13       0           09/02     06/04
                                                           8.00        07/04     01/08
                                                           8.50        02/08     01/13
                                                           9.00        02/13     01/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $63,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Eastwood Towne Center was built in 2002. As of December 1, 2004, this property was 97% occupied, with a total 322,722 square feet leased to 57 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
State Employee
  Credit Union                    2,120         09/07      2/5 yr.       74,200        35.00
Panchero's                        2,409         09/07      2/5 yr.       52,998        22.00
Claire's                          1,200         09/07      1/5 yr.       38,400        32.00
Sprint PCS                        1,089         09/07      1/5 yr.       47,916        44.00
Fabiano's Candies                 1,090         09/07      1/5 yr.       27,250        25.00

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Electronics Boutique              1,148         09/07      2/3 yr.       45,920        40.00
Hallmark                          4,500         02/08      2/5 yr.       94,500        21.00
Star Image
  Photography                       825         07/08      3/5 yr.       28,875        35.00
LA Weight Loss                    1,100         04/09         -          22,000        20.00
See Optics                        1,200         09/09      1/5 yr.       45,000        37.50
                                                           1/4 yr.
Banana Republic                   7,000         09/10     1/4 yr. &     105,000        15.00
                                                           1/3 yr.
The Gap                           7,526         09/10     1/4 yr. &     120,416        16.00
                                                           1/3 yr.
                                                           1/3 yr.
Maggie Moo's                      1,105         10/10      2/5 yr.       44,200        40.00
Beauty First                      3,388         10/10      1/7 yr.       84,700        25.00
Pier 1 Imports                   10,002         06/12      2/5 yr.      200,040        20.00
Limited Too                       3,980         09/12      1/5 yr.       91,540        23.00
Old Thyme Herbs                   1,000         09/12      2/5 yr.       38,000        38.00
Mall Office                       1,000         09/12         -          20,000        20.00
Ritz Camera                       1,500         09/12      2/5 yr.       37,500        25.00
Johnny Rockets                    2,592         09/12      4/5 yr.       85,536        33.00
Claddagh Pub                      5,987         09/12      2/5 yr.      137,701        23.00
Forever 21                        6,838         09/12      2/5 yr.      143,598        21.00
Casual Corner                     6,019         09/12      1/5 yr.      150,475        25.00
Subway                            1,729         10/12      2/5 yr.       60,515        35.00
Treehouse Toys                    4,716         10/12      2/5 yr.      113,184        24.00
Mitchell's Fish
  Market                          7,264         11/12      2/5 yr.      183,416        25.25
Coldwater Creek                   6,000         11/12      2/5 yr.      150,000        25.00
J. Crew                           6,000         01/13      1/5 yr.      144,000        24.00
Guess                             5,000         01/13         -         125,000        25.00
White House Black                 1,850         01/13      2/5 yr.       61,050        33.00
  Market
Express                           8,000         01/13      2/5 yr.      192,000        24.00
Victoria's Secret                 6,500         01/13      2/5 yr.      156,000        24.00
DSW Shoe
  Warehouse                      25,000         01/13      4/5 yr.      300,000        12.00
Jos A. Banks                      4,500         01/13      1/5 yr.      121,500        27.00
American Eagle                    5,400         01/13      2/5 yr.      129,600        24.00
Ann Taylor Loft                   5,280         01/13      2/5 yr.      132,000        25.00
Bath & Body Works                 3,360         01/13      2/5 yr.       80,640        24.00
Yankee Candle                     2,500         01/13      2/5 yr.       75,000        30.00
The Children's Place              4,526         01/13      2/5 yr.      117,676        26.00
Aeropostal                        3,600         01/13      1/5 yr.       86,400        24.00
Starbuck's                        1,440         02/13      4/5 yr.       50,400        35.00
Lane Bryant                       5,390         02/13      2/5 yr.      140,140        26.00
McAlister's Deli                  3,311         02/13      2/5 yr.       79,464        24.00
Christopher & Banks               3,000         03/13      2/5 yr.      105,000        35.00

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Venetian Nails                    1,376         04/13      2/5 yr.       48,160        35.00
April Cornell                     2,250         05/13      2/5 yr.       76,500        34.00
Mother's Work                     2,685         06/13      2/5 yr.       93,975        35.00
Capitol Fur                       1,157         10/13      2/5 yr.       30,081        26.00
Hampton Jewelers                  2,163         10/13      2/5 yr.       43,260        20.00
Talbots                           4,800         01/14      2/5 yr.      112,800        23.50
Ecco Shoes                        1,599         05/14      2/5 yr.       51,168        32.00
Wlliams-Sonoma                    5,500         01/15         -         121,000        22.00
Pottery Barn                     10,500         01/15         -         231,000        22.00
Earport, Inc.                     1,046         04/16         -          26,150        25.00
Brio/Bravo                        7,134         09/17      1/5 yr.      190,000        26.63
Borders (Schuler
  Books)                         24,418         01/18      3/5 yr.      439,524        18.00
Dick's Sporting
  Goods                          45,000         01/18      4/5 yr.      360,000         8.00
CoAmerica (Ground
  Lease)                          3,310         10/18      4/5 yr.      125,000          N/A
Max & Erma's
  (Ground Lease)                  7,000         09/19      4/5 yr.      202,000          N/A
PF Changs (Ground
  Lease)                          6,800         11/12      3/5 yr.       60,000          N/A
Smoky Bones
  (Ground Lease)                  7,000         10/13      4/5 yr.      110,000          N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ARVADA MARKETPLACE AND ARVADA CONNECTION, ARVADA, COLORADO

         We purchased two existing shopping centers, situated directly across the street from each other, containing 358,757 total gross leasable square feet. Arvada Marketplace contains 297,678 square feet and Arvada Connection contains 61,079 square feet (which includes 2,040 square feet of ground lease space). The centers are located at 7320-7490 West 52nd Street in Arvada, Colorado.

         We purchased these two centers from one unaffiliated third party. Our total acquisition cost was approximately $51,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

         We purchased this property with our own funds. On June 21, 2004 we obtained financing in the amount of $28,510,000. The loan requires interest only payments at an annual rate of 4.13% and matures in July 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Sam's Club and Gart Sports, each lease more than 10% of the total gross leasable area of Arvada Marketplace and two tenants, Old Country Buffet and Pier 1 Imports, each lease more than 10% of the total gross leasable area at Arvada Connection. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Sam's Club                          142,491       48        4.04       03/86     07/90
                                                            5.25       08/90     06/95
                                                            6.31       07/95     03/01
                                                            8.01       04/01     03/11

Gart Sports                          54,903       18        6.24       10/93     01/99
                                                            7.15       02/99     12/03
                                                            5.75       01/04     01/04
                                                            7.03       02/04     01/09
                                                            7.25       02/09     01/14

ARVADA CONNECTION

Old Country Buffet                   10,000       16        8.00       09/92     12/97
                                                           10.00       01/98     12/02
                                                           11.00       01/03     12/07

Pier 1 Imports                        8,068       13       14.00       04/88     04/93
                                                           15.00       05/93     04/98
                                                           15.00       05/98     04/99
                                                           15.50       05/99     04/00
                                                           16.00       05/00     04/01
                                                           16.50       05/01     04/02
                                                           17.00       05/02     04/03
                                                           17.00       05/03     04/06
                                                           18.00       05/06     04/08

         For federal income tax purposes, the depreciable basis in this property will be approximately $38,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Arvada Marketplace and Arvada Connection were built between 1987 through 1990. As of December 1, 2004, Arvada Marketplace was 97% occupied, with a total 288,819 square feet leased to 26 tenants and Arvada Connection was 78% occupied, with a total 47,483 square feet leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                           Renewal       Current Annual       Square Foot
Lessee                          (Sq. Ft.)        Lease Ends         Options          Rent ($)         Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Carefree Spas &
  Pools                            6,367        Month-to-Month          -              54,120             8.50
Elegant Nails                      1,000        Month-to-Month          -              17,000            17.00
Ted Johnson, DDS                   1,564        Month-to-Month       1/5 yr.           25,376            16.23
Lady of America Fitness            4,200             02/05           1/5 yr.           88,200            21.00
Amanda's Bridal                    5,155             05/05           1/5 yr.           54,128            10.50
Fast Signs                         1,600             06/05           1/5 yr.           24,000            15.00
American General
  Finance                          1,381             11/05           1/5 yr.           24,168            17.50
Namiko's Restaurant                3,015             02/06              -              53,577            17.77
Cruise Holidays                    1,400             02/06              -              21,000            15.00
Citi Financial                     2,251             12/06           1/5 yr.           35,821            15.91
Schlotzsky's Deli                  1,900             07/07              -              26,600            14.00
The UPS Store                      1,375             12/07           1/5 yr.           24,063            17.50
Supercuts                          2,213             12/07           1/5 yr.           37,621            17.00
Fantastic Sam's                    1,350             12/07           1/5 yr.           22,275            16.50
Fashion Bug                       10,000             03/08          1/15 yr.           80,000             8.00
Subway                             1,230             10/08           1/5 yr.           22,755            18.50
RadioShack                         2,791             10/08           2/5 yr.           43,958            15.75
Lone Star
  Steakhouse                       6,000             11/08           1/5 yr.           85,430            14.24
Tile for Less                      3,016             03/09              -              48,256            16.00
Executive Tans                     1,500             06/09              -              22,687            15.13
1st Cleaners                       1,400             04/10           1/5 yr.           23,800            17.00
Red Robin Burger                   7,300             12/10           1/5 yr.          201,795            27.64
Sam's Club                       142,491             03/11           4/5 yr.        1,142,063             8.01
Famous American
  Bar-B-Que                        6,054             03/12           2/5 yr.          149,836            24.75
Gart Sports                       54,903             01/14           2/5 yr.          385,902             7.03
Office Depot                      17,363             05/14           3/5 yr.          138,904             8.00

ARVADA CONNECTION
Liquor Paradise                    2,600             04/06           1/5 yr.           34,450            13.25
Kwal-Howell Paint Center           3,965             05/06              -              58,484            14.75
State Farm Insurance               1,190             07/06           1/5 yr.           20,825            17.50
U-Frame-It                         1,680             09/06              -              24,780            14.75
Verizon Wireless                   1,400             10/06              -              27,398            19.57
Pier 1 Imports                     8,068             04/08              -             137,156            17.00

                               Approximate                                                            Base Rent Per
                               GLA Leased                           Renewal       Current Annual       Square Foot
Lessee                          (Sq. Ft.)        Lease Ends         Options          Rent ($)         Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
Household Finance                  1,680             11/07           1/5 yr.           26,880            16.00
Old Country Buffet                10,000             12/07           2/5 yr.          110,000            11.00
Taco Bell (Ground
  Lease)                           2,240             12/07           2/5 yr.           74,347              N/A
Waldenbooks &
  More                             7,600             01/09              -             176,700            23.25
SAS Shoes                          2,600             11/09           1/5 yr.           28,600            11.00
IHOP                               4,460             01/10           1/3 yr.          101,900            22.85
                                                                     1/4 yr.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ALISON'S CORNER SHOPPING CENTER, SAN ANTONIO, TEXAS

         We purchased an existing shopping center known as Alison's Corner Shopping Center containing 55,066 gross leasable square feet. The center is located at 2720 SW Military Drive in San Antonio, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,042,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

         We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $3,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures June 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Ross Dress for Less, Shoe Carnival and Mattress Firm, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Ross Dress for Less                 30,066        55       10.00       09/03     01/14

Shoe Carnival                       12,000        22       13.00       09/03     08/13

Mattress Firm                        9,000        16       12.00       01/04     12/08

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,282,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Alison's Corner was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total 55,066 square feet leased to four tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Mattress Firm                      9,000        12/08     2/5 yr.       108,000        12.00
Dots                               4,000        01/09     3/5 yr.        67,000        16.75
Shoe Carnival                     12,000        08/13     2/5 yr.       156,000        13.00
Ross Dress for Less               30,066        01/14     5/5 yr.       300,660        10.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RIVERS TOWN CENTER, CHARLESTON, SOUTH CAROLINA

         We purchased a portion of a newly constructed shopping center known as North Rivers Town Center. The property we acquired contains 141,204 gross leasable square feet, (which includes 31,280 square feet of ground lease space). The center is located at Rivers Avenue and Ashley Phosphate Road in Charleston, South Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $142 per square foot of leasable space.

         We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $11,050,000. The loan requires interest only payments at an annual rate of 4.76% and matures May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Babies "R" Us, Bed, Bath & Beyond, Ross Dress for Less and Office Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Bed, Bath & Beyond                  28,200        20       10.85       11/03     01/14

Ross Dress For Less                 30,024        21       11.00       02/04     01/15

Office Depot                        16,000        11       11.50       02/04     01/14

Babies "R" Us *                     31,280        22         N/A       11/03     01/14

*  Ground Lease

         For federal income tax purposes, the depreciable basis in this property will be approximately $15,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         North Rivers Town Center was built during 2003 and 2004. As of December 1, 2004, this property was 100% occupied, with a total 141,204 square feet leased to 15 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
All About Cellular                 1,400        01/07     1/3 yr.        27,300        19.50
Mattress Gallery                   2,400        10/08     2/5 yr.        52,800        22.00
Super Nails                        1,400        11/08     1/3 yr.        28,000        20.00
GameStop                           1,750        11/08     2/5 yr.        35,000        20.00
Great Clips                        1,250        01/09     2/5 yr.        26,250        21.00
Cold Stone
  Creamery                         1,500        01/09     3/5 yr.        30,000        20.00
Firehouse Subs                     1,800        02/09     2/3 yr.        36,000        20.00
Towne Centre                       1,600        04/09     2/3 yr.        26,400        16.50
Pro Golf of
  Charleston                       4,800        03/10     2/3 yr.        76,800        16.00
David's Bridal                    10,000        10/13     2/5 yr.       155,000        15.50
Bed, Bath & Beyond                28,200        01/14     3/5 yr.       305,970        10.85
Office Depot                      16,000        01/14     4/5 yr.       184,000        11.50
Babies "R" Us
  (Ground Lease)                  31,280        01/14     6/5 yr.       160,776          N/A
Just Fresh Bakery &
  Cafe                             4,800        02/14     2/5 yr.       100,800        21.00
Pearle Vision                      3,000        02/14     2/5 yr.        60,000        20.00
Ross Dress For Less               30,024        01/15     4/5 yr.       330,264        11.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BLUEBONNET PARC, BATON ROUGE, LOUISIANA

         We purchased an existing shopping center known as Bluebonnet Parc containing 135,289 gross leasable square feet. The center is located at I-10 and Bluebonnet Road in Baton Rouge, Louisiana.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $22,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $163 per square foot of leasable space.

         We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $12,100,000. The loan requires interest only payments at an annual rate of 4.372% and matures May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Best Buy, Linens 'N Things and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            45,439        34       13.00       08/02     01/08
                                                           13.50       02/08     01/13
                                                           14.25       02/13     01/18

Linens 'N Things                    32,418        24       11.50       10/02     01/09
                                                           12.50       02/09     01/14

Cost Plus World Market              18,300        14       14.00       12/02     01/09
                                                           14.50       02/09     01/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $16,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Bluebonnet Parc was built in 2002. As of December 1, 2004, this property was 95% occupied, with a total 120,289 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Brook May Music                    8,000        06/09     2/5 yr.       128,000        16.00
David's Bridal                     9,998        09/12     2/5 yr.       159,968        16.00
Lifeway Christian
  Bookstore                        9,161        10/12     2/5 yr.       141,995        15.50
Cost Plus World
  Market                          18,300        01/14     3/5 yr.       256,200        14.00
Linens' N Things                  32,418        01/14     3/5 yr.       372,807        11.50
The Men's
  Wearhouse                        4,973        02/14     2/5 yr.        99,460        20.00
Best Buy                          45,439        01/18     3/5 yr.       590,707        13.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BEST ON THE BOULEVARD, LAS VEGAS, NEVADA

         We purchased an existing shopping center known as Best on the Boulevard, containing 204,427 gross leasable square feet. The center is located at 3820 Maryland Parkway in Las Vegas, Nevada.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $174 per square foot of leasable space.

         We purchased this property with our own funds. On May 7, 2004, we obtained financing in the amount of $19,525,000. The loan requires interest only payments at an annual rate of 3.99% and matures May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to reimburse a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Best Buy, Barnes & Noble Booksellers and Copeland's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            57,726        28       15.00       11/94     01/05
                                                             CPI       02/05     01/10
                                                             CPI       02/10     01/15

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Barnes & Noble Booksellers          26,092        13       13.41       09/99     09/04
                                                           14.35       10/04     01/10

Copeland's Sporting Goods           25,129        12       27.52       07/97     08/99
                                                           13.50       09/99     06/02
                                                           15.12       07/02     06/07
                                                           16.93       07/07     06/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $26,265,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Best on the Boulevard was built during the three year period from 1996 to 1999. As of December 1, 2004, this property was 77% occupied, with a total 156,756 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Barnes & Noble
  Booksellers                     26,092        01/10     3/5 yr.       374,500        14.35
Rochester Big &
  Tall                             7,000        08/10     2/5 yr.       206,533        29.50
Deli Planet                        4,800        11/10     2/5 yr.       115,200        24.00
Cost Plus World
  Market                          18,508        02/11     3/5 yr.       303,531        16.40
Hallmark                           7,500        02/12     3/5 yr.       205,500        27.40
Copeland's Sporting
  Goods                           25,129        06/12     4/5 yr.       379,950        15.12
Pier 1 Imports                    10,001        02/14     3/5 yr.       169,753        16.97
Best Buy                          57,726        01/15     2/5 yr.       865,890        15.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PARADISE VALLEY MARKETPLACE, PHOENIX, ARIZONA

         We purchased an existing shopping center known as Paradise Valley Marketplace containing 92,158 gross leasable square feet (which includes 10,908 square feet of ground lease space). The center is located at Tatum Boulevard and Shea Boulevard in Phoenix, Arizona.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $28,510,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $309 per square foot of leasable space. Included in the purchase price was 11,000 square feet is vacant land that has been approved for development.

         We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $15,680,500. The loan requires interest only payments at an annual rate of 4.55% and matures May 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Whole Foods Grocery Store, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Whole Foods                         32,000        35       13.50       01/02     01/12
                                                             CPI       02/12     01/17
                                                             CPI       02/17     01/22

         For federal income tax purposes, the depreciable basis in this property will be approximately $21,383,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Paradise Valley Marketplace was built in 2002. As of December 1, 2004, this property was 79% occupied, with a total 72,704 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
EB Gameworld                      1,015          11/05     2/3 yr.        30,450        30.00
Beauty Brands                     5,510          12/06     1/5 yr.       176,320        32.00
Verizon Wireless                  2,047          12/06     2/3 yr.        65,504        32.00
Soma Restaurant                   3,452          10/07     1/5 yr.       112,190        32.50
Ship Rite                         1,340          11/07     1/5 yr.        36,673        28.11
So-Oh! Fashion
  Outlet                          1,964          02/08     1/5 yr.        53,028        27.00
Hava Java                         1,587          05/08     1/5 yr.        58,846        37.08
Mattress Authority                2,453          08/08        -           75,062        30.60
Nick's Restaurant                 2,100          11/08     2/5 yr.        73,542        35.02
Washington Mutual                 4,114          01/09     3/5 yr.       131,648        32.00

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
The Village Frame
  Shop                            1,400          04/09     1/5 yr.        37,800        27.00
The Diamond
  Source                          1,677          11/09     1/3 yr.        46,956        28.00
Baja Fresh                        2,544          12/11     2/6 yr.        97,079        38.16
Pick Up Stix                      1,820          01/12     2/5 yr.        67,363        37.01
Select Dry Cleaning               2,505          01/13     2/5 yr.        77,404        30.90
The Men's
  Wearhouse                       5,176          03/13     2/5 yr.       165,632        32.00
Whole Foods                      32,000          01/22     4/5 yr.       432,000        13.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HERITAGE TOWNE CROSSING, EULESS, TEXAS

         We purchased an existing shopping center known as Heritage Towne Crossing containing 73,579 gross leasable square feet (which includes 7,246 square feet of ground lease space). The center is located at Glade Road and State Highway 121 in Euless, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $14,855,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space. A portion of the purchase price will be held in an escrow, to be paid to the seller when the remaining spaces are leased.

         We purchased this property with our own funds. On April 30, 2004, we obtained financing in the amount of $8,950,000. The loan requires interest only payments at an annual rate of 4.374% and matures June 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         No individual tenant leases more than 10% of the total gross leasable area of the property.

         For federal income tax purposes, the depreciable basis in this property will be approximately $12,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Heritage Towne Crossing was built in 2002. As of December 1, 2004, this property was 98% occupied, with a total 72,119 square feet leased to 27 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
APB Mortgage                     2,530          09/06     1/3 yr.       45,540         18.00
GameStop                         1,400          03/07     1/3 yr.       29,400         21.00
Mattress Firm                    4,000          04/07     2/5 yr.       96,000         24.00
All Battery Store                2,000          04/07     2/5 yr.       44,000         22.00
Cow Fireworks                    1,200          05/07     2/5 yr.       20,400         17.00
Dapper Dan
  Cleaners                       2,000          06/07     1/5 yr.       38,000         19.00
Lava Asian Grill                 3,000          07/07     1/5 yr.       51,000         17.00
Salon G                          2,800          08/07     1/5 yr.       50,400         18.00
Ultra Tan                        1,600          08/07     2/5 yr.       24,000         15.00
Golf USA of Euless               3,473          12/07     1/5 yr.       69,460         20.00
Coppell
  Spine/Sports Rehab             2,000          03/08     1/3 yr.       38,000         19.00
Sara Donuts                      1,400          04/08     1/5 yr.       23,800         17.00
Plato's Closet                   3,000          04/08     1/5 yr.       54,000         18.00
Village Barber                   1,100          04/08     1/5 yr.       23,100         21.00
Town & Country                   1,800          04/08     2/5 yr.       32,400         18.00
Parker Uniforms                  3,000          05/08     1/5 yr.       42,000         14.00
The Cash Store                   1,300          07/08     2/5 yr.       24,700         19.00
Art & Frame
  Warehouse                      2,546          07/08     1/5 yr.       39,463         15.50
Wings to Go                      2,000          09/08     1/5 yr.       32,000         16.00
Delicious Delights               1,500          10/08     1/5 yr.       27,000         18.00
Ultima Fitness                   2,266          11/08     1/5 yr.       37,389         16.50
Nails Spa                        3,410          01/09     1/5 yr.       61,380         18.00
Double Daves                     3,308          03/09     1/5 yr.       54,582         16.50
The Soccer Corner                4,000          05/10     2/5 yr.       62,600         15.65
Panda Express                    2,250          04/12     2/5 yr.       47,250         21.00
Washington Mutual                4,000          10/12     4/5 yr.       84,000         21.00
Pearle Vision                    1,990          12/12     2/5 yr.       35,820         18.00
Whataburger
  (Ground lease)                 3,500          08/18     3/5 yr.       60,000           N/A
Taco Bell (Ground
  lease)                         3,746          09/23     4/5 yr.       51,000           N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PEORIA CROSSINGS, PEORIA, ARIZONA

         We purchased a newly constructed shopping center known as Peoria Crossings, containing 213,733 gross leasable square feet. The center is located at 9350 West Northern Avenue, in Peoria, Arizona.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $37,368,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $175 per square foot of leasable space.

         We originally purchased this property with our own funds. On March 5, 2004, we obtained financing in the amount of $20,497,000. The loan requires interest only payments at an annual rate of 4.09% and matures April 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Ross Dress for Less, Michaels and Petco, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Ross Dress for Less                 30,171        14       10.00       05/03     01/14

Michaels                            24,063        11       11.00       03/02     02/12

Kohl's                              88,408        41        8.79       03/04     01/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $28,026,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Peoria Crossing was built in 2002 and 2003. As of December 1, 2004, this property was 98% occupied, with a total 209,211 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Famous Footwear                   10,030        01/08     2/5 yr.       162,988        16.25
EB Games                           1,500        01/08     1/5 yr.        37,500        25.00
Sally Beauty Supply                1,200        02/08     1/5 yr.        26,400        22.00
Claire's Boutique                  1,269        02/08     1/5 yr.        30,456        24.00
Voice Stream                       1,200        02/08     5/1 yr.        32,400        27.00
Sleep America                      4,500        03/08     1/5 yr.       112,500        25.00
Cold Stone
  Creamery                         1,400        05/08     5/1 yr.        37,492        26.78
Sarpino's Pizzeria                 1,200        07/08     1/5 yr.        32,136        26.78
Great Clips                        1,405        08/08     5/1 yr.        36,179        25.75

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Salon 74                           1,300        12/08     1/5 yr.        33,800        26.00
Supercuts                          1,202        12/08     2/5 yr.        33,656        28.00
Michaels                          24,063        02/12     4/5 yr.       264,693        11.00
Petco                             15,216        10/12     2/5 yr.       216,067        14.20
Payless Shoes                      4,042        01/13     2/5 yr.        80,840        20.00
Quizno's                           1,400        05/13     2/5 yr.        38,500        27.50
Panda Express                      2,205        06/13     2/5 yr.        59,535        27.00
Dress Barn                         8,000        06/13     2/5 yr.       140,000        17.50
Anna's Linens                      8,000        09/13     2/5 yr.       112,000        14.00
Ross Dress for Less               30,171        01/14     4/5 yr.       301,710        10.00
Jazzy Java                         1,500        11/14        -           43,645        29.10
Kohl's                            88,408        01/24     6/5 yr.       777,524         8.79

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PROMENADE AT RED CLIFF, ST. GEORGE, UTAH

         We acquired an existing shopping center known as Promenade at Red Cliff containing 94,445 gross leasable square feet. The center is located at 250 N. Red Cliffs Drive in St. George, Utah.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,537,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

         We purchased this property with our own funds. On April 8, 2004, we obtained financing in the amount of $10,590,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Old Navy, Staples, and Big 5 Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Big 5 Sporting Goods                10,000        11       11.50       06/97     05/02
                                                           12.54       06/02     01/07

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Old Navy                            19,324        20       12.00       02/98     11/03
                                                           13.51       12/03     11/08

Staples                             22,500        24       11.50       06/97     05/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $14,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Promenade at Red Cliff was built in 1998. As of December 1, 2004, this property was 95% occupied, with a total 89,561 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Franklin Quest                     1,206        12/06        -           30,150        25.00
Hollywood
  Entertainment                    6,200        12/06     2/5 yr.       122,328        19.73
Big 5 Sporting
  Goods                           10,000        01/07     4/5 yr.       125,352        12.54
Vitamin World                      1,280        06/07        -           26,880        21.00
Sally Beauty Supply                1,200        06/07        -           22,876        19.06
Gen X Clothing                     7,816        06/07     1/5 yr.       131,543        16.83
Prudential                         1,017        06/07     1/5 yr.        25,628        25.20
Papa John's Pizza                  1,347        12/07     1/5 yr.        35,022        26.00
Durango Grill                      2,693        02/08     1/5 yr.        75,404        28.00
Supercuts                          1,030        02/08        -           24,720        24.00
Cold Stone
  Creamery                         1,173        08/08     2/5 yr.        33,501        28.56
Country Clutter                    1,545        09/08     1/5 yr.        39,398        25.50
Old Navy                          19,324        11/08     1/5 yr.       261,036        13.51
Samuri 21                          4,057        12/08     1/5 yr.        97,368        24.00
Quizno's                           1,424        01/09     1/5 yr.        30,828        21.65
2 Fat Guys Pizza                   4,236        02/09     1/5 yr.        91,074        21.50
Panda Express                      1,513        12/09     2/5 yr.        36,312        24.00
Staples                           22,500        05/12     3/5 yr.       258,750        11.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWNAN CROSSING WEST AND PHASE II, NEWNAN, GEORGIA

         We acquired an existing shopping center known as Newnan Crossing Phase II containing 160,254 gross leasable square feet (which includes 6,650 square feet of ground lease space), for approximately $22,362,000. This property is adjacent to Newnan Crossing West, which we acquired on December 24, 2003 for approximately $16,808,000. Newnan Crossing West contains 131,196 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia.

         We purchased the property from an unaffiliated third party. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot, and $128 per square foot of leasable space for Newnan Crossing Phase II and Newnan Crossing West, respectively. We intend to purchase an additional 28,000 gross leasable square feet for approximately $4,042,000 in late 2004 when construction has been completed.

         We originally purchased this property with our own funds. On February 17, 2004, we obtained financing in the amount of $21,543,091. On December 8, 2004, we increased the loan amount by an additional $2,223,100 to a total of $23,766,191. The loan requires interest only payments at an annual rate of 4.38% and matures March 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, BJ's Wholesale, T.J. Maxx and Office Depot, each lease more than 10% of the combined total gross leasable area of the West and Phase II properties The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Office Depot                         30,000       10      10.75        06/99     06/14

T.J. Maxx                            30,000       10       7.35        08/99     08/04
                                                           8.00        09/04     08/09

BJ's Wholesale                      115,396       40       8.75        05/03     04/08
                                                            CPI        05/08     04/13
                                                            CPI        05/13     04/18
                                                            CPI        05/18     05/23

         For federal income tax purposes, the depreciable basis will be approximately $15,930,000 and $11,356,000 for Phase II and West, respectively. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Newnan Crossing West and Phase II were built in 1999. As of December 1, 2004, the property was 100% occupied, with a total 291,450 square feet leased to 21 tenants and one ground lease. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Hallmark                            5,000       07/06     2/5 yr.          72,500      14.50
RadioShack                          3,000       08/06     2/5 yr.          51,000      17.00
Stratus
  Communication                     1,300       12/06     1/5 yr.          22,750      17.50
Hibbett's Sporting
  Goods                             7,000       01/07     2/5 yr.          94,500      13.50
USA Tan                             1,300       04/07     1/5 yr.          23,400      18.00
Ted's Montana Grill                 4,000       04/08     4/5 yr.          64,000      16.00
Planet Smoothie                     1,040       07/08     1/5 yr.          18,200      17.50
The Corner Tavern                   5,000       08/08     2/5 yr.          85,000      17.00
Great Clips                         1,200       10/08     1/5 yr.          21,600      18.00
Banana Beach                        1,200       12/08     1/5 yr.          21,600      18.00
Cingular Wireless                   1,760       12/08     1/5 yr.          31,680      18.00
Michaels                           23,704       02/09     4/5 yr.         213,336       9.00
My Friend's Place                   1,600       03/09     2/5 yr.          28,800      18.00
T.J. Maxx                          30,000       08/09     3/5 yr.         240,000       8.00
Old Navy                           25,000       09/09     1/5 yr.         236,925       9.48
Party City                         12,000       10/09     2/5 yr.         156,000      13.00
Payless Shoesource                  3,000       11/09     2/5 yr.          51,000      17.00
Rack Room                           7,300       01/10     3/5 yr.         124,100      17.00
Sizes Unlimited                     5,000       01/12     2/4 yr.          77,500      15.50
O'Charley's
  (Ground Lease)                    6,650       02/14     3/5 yr.          66,000        N/A
Office Depot                       30,000       06/14     3/5 yr.         322,500      10.75
BJ's Wholesale                    115,396       05/23     4/5 yr.       1,009,715       8.75

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MACARTHUR CROSSING, LAS COLINAS (IRVING), TEXAS

         We purchased an existing shopping center known as MacArthur Crossing containing 109,755 gross leasable square feet (which includes 6,500 square feet of ground lease space). The center is located at MacArthur Boulevard and LBJ Freeway in Las Colinas (Irving), Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,102,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $210 per square foot of leasable space.

         We purchased this property with our own funds. On April 2, 2004, we obtained financing in the amount of $12,700,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Stein Mart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Stein Mart                          34,000        31       6.75        07/96     07/06
                                                           7.25        08/06     07/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $17,340,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         MacArthur Crossing was built in 1995 and 1996. As of December 1, 2004, this property was 98% occupied, with a total 107,759 square feet leased to 27 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Monarch Dental                     3,920        12/04     1/5 yr.        66,640         17.00
Valley Ranch
  Vacations                        1,381        06/05        -           24,858         18.00
Regis Haircutters                  1,500        01/06     1/5 yr.        37,500         25.00
RadioShack                         2,000        02/06     1/5 yr.        31,000         15.50
Wolf Camera                        1,780        02/06     1/5 yr.        35,600         20.00
Merle Norman                       1,457        02/06     1/5 yr.        23,880         16.39
GNC                                1,400        02/06     1/5 yr.        25,200         18.00
Rice Boxx                          2,101        02/06        -           52,525         25.00
Starbucks Coffee                   1,604        03/06     2/5 yr.        32,080         20.00
The UPS Store                      1,260        06/06     1/5 yr.        30,240         24.00
Sally Beauty Supply                1,500        06/06     1/5 yr.        29,100         19.40
I Fratelli Restaurant              5,000        08/06        -          107,500         21.50
Subway                             1,400        09/06     1/5 yr.        21,000         15.00
Planet Tan                         4,400        10/06     1/5 yr.        79,200         18.00
Blockbuster Video
  (Ground Lease)                   6,500        12/06     4/5 yr.       127,335           N/A
Flowers For You                    2,100        02/07        -           42,000         20.00
Isshin Sushi                       4,000        03/07        -           80,000         20.00
State Farm Insurance               2,000        04/07     1/5 yr.        34,000         17.00
Eyecare 20/20                      2,000        06/07     1/5 yr.        40,000         20.00

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Marshall Message
  Therapy                            640        03/08     2/5 yr.        11,520         18.00
TD Waterhouse                      2,500        04/08     2/5 yr.        55,000         22.00
Custom Cleaners                    2,100        02/09     1/5 yr.        58,800         28.00
Quizno's                           2,100        06/09     2/5 yr.        52,500         25.00
Stein Mart                        34,000        07/11     3/5 yr.       229,500          6.75
MiCocina                           4,964        01/12     2/5 yr.       124,100         25.00
Pei Wei                            3,160        02/12     2/5 yr.        96,380         30.50
Mattress Firm                      4,000        04/14     2/5 yr.       108,000         27.00
Firestone Tire                     6,992        07/16     2/5 yr.       145,000         20.74

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LA PLAZA DEL NORTE, SAN ANTONIO, TEXAS

         We purchased an existing shopping center known as La Plaza Del Norte, containing 320,345 gross leasable square feet. The center is located at 125 Northwest Loop 410, in San Antonio, Texas.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $58,143,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $182 per square foot of leasable space.

         We purchased this property with our own funds. On February 4, 2004, we obtained financing in the amount of $32,528,000. The loan requires interest only payments at an annual rate of 4.61% and matures March 1, 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Oshman's Sporting Goods and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Oshman's Sporting Goods             65,000        20       11.11       09/96     01/02
                                                           11.61       02/02     01/07
                                                           12.11       02/07     01/12
                                                           12.61       02/12     01/17

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            58,000        18       14.00       08/96     01/02
                                                           14.75       02/02     01/07
                                                           15.50       02/07     01/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $43,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         La Plaza Del Norte was built in 1996 and 1999. As of December 1, 2004, this property was 95% occupied, with a total 303,245 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                           Current       Base Rent Per
                               GLA Leased                 Renewal     Annual        Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options    Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------
Lifeway Christian                  6,000        11/06     2/5 yr.       132,000       22.00
Pearle Vision                      3,500        12/06     2/5 yr.       120,750       34.50
Ross Dress for Less               28,438        01/07     4/5 yr.       288,640       10.15
Office Max                        23,229        11/12     2/5 yr.       261,326       11.25
DSW Shoe Warehouse                22,000        04/07     4/5 yr.       374,000       17.00
All Battery Center                 1,600        05/07     2/5 yr.        36,800       23.00
Successories                       1,200        09/08     1/3 yr.        26,400       22.00
                                                            and
                                                          1/2 yr.
GameStop                           2,006        12/08        -           52,156       26.00
Half Price Books                   8,000        10/09     1/5 yr.        96,000       12.00
David's Bridal                    12,000        11/09     2/5 yr.       198,240       16.52
Petco                             13,650        11/11     3/5 yr.       278,187       20.38
Cost Plus World
  Market                          18,900        01/12     3/5 yr.       302,400       16.00
Best Buy                          58,000        01/12     3/5 yr.       855,500       14.75
Simpson-Williams                   9,875        12/12        -          161,600       16.36
Bealls                            29,847        01/14     2/5 yr.       194,005        6.50
Oshman's Sporting
  Goods                           65,000        01/17     4/5 yr.       754,650       11.61

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES AT QUARTERFIELD (METRO SQUARE CENTER/SUPER VALU SHOPPING CENTER), SEVERN, MARYLAND

         We purchased an existing shopping center formerly known as Metro Square Center and Super Valu Shopping Center, containing 61,817 gross leasable square feet. The center is located at 7858 Quarterfield in Severn (Annapolis), Maryland.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,031,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $178 per square foot of leasable space.

         We purchased this property with our own funds. On April 1, 2004, we obtained financing in the amount of $6,067,183. The loan requires interest only payments at an annual rate of 4.28% and matures April 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Shoppers Food Warehouse, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Shoppers Food Warehouse             58,217        94       14.00       09/99     08/04
                                                           14.50       09/04     08/09
                                                           15.24       09/09     08/14
                                                           16.00       09/14     01/20

         For federal income tax purposes, the depreciable basis in this property will be approximately $8,840,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shoppes at Quarterfield was built in 1999. As of December 1, 2004, this property was 96% occupied, with a total 59,417 square feet leased to two tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                           Current       Base Rent Per
                               GLA Leased                 Renewal     Annual        Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options    Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------
Great Clips                        1,200        12/05     5/1 yr.        28,366       23.64
Shoppers Food                     58,217        01/20     4/5 yr.       844,146       14.50
  Warehouse

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LARKSPUR LANDING, LARKSPUR, CALIFORNIA

         We purchased an existing shopping center known as Larkspur Landing, containing 173,821 gross leasable square feet. The center is located at 2257 Larkspur Landing Circle, in Larkspur, California.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $61,145,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $352 per square foot of leasable space.

         We originally purchased this property with our own funds. On January 30, 2004, we obtained financing in the amount of $33,630,000. The loan requires interest only payments at an annual rate of 4.45% and matures February 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Bed, Bath & Beyond                  42,318        24       20.50       11/02     11/06
                                                           21.83       12/06     11/11
                                                           23.21       12/11     11/17

         For federal income tax purposes, the depreciable basis in this property will be approximately $45,859,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Larkspur Landing was built in 1978 and renovated in 2001. As of December 1, 2004, this property was 87% occupied, with a total 150,893 square feet leased to 33 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                               Current    Base Rent Per
                                   GLA Leased                      Renewal   Annual      Square Foot
Lessee                              (Sq. Ft.)      Lease Ends      Options   Rent ($)   Per Annum ($)
------------------------------------------------------------------------------------------------------
Golden Gate Printing*                 3,287      Month-to-Month      -         30,010       9.13
Allstate Insurance*                     405      Month-to-Month      -         13,365      33.00

                                   Approximate                               Current    Base Rent Per
                                   GLA Leased                      Renewal    Annual     Square Foot
Lessee                              (Sq. Ft.)      Lease Ends      Options   Rent ($)   Per Annum ($)
------------------------------------------------------------------------------------------------------
Avanti*                               1,115      Month-to-Month      -          2,400       2.15
John Connelly*                          880      Month-to-Month      -          6,924       7.87
Benchmark Medical                     5,791           04/05       1/5 yr.     152,786      26.38
Roadrunner Burrito                      800           06/05          -         30,624      38.28
Redhill                               2,688           07/05       3/1 yr.      74,189      27.60
Jaeger                                1,500           07/05          -         42,966      28.64
Oliver Allen Corp.                    9,392           09/05       1/5 yr.     242,313      25.80
Robert Buerger                          880           06/06       1/3 yr.      18,480      21.00
Maxwell Cleaners                      2,748           09/06          -        107,172      39.00
Norman Mahan
  Jewelers                            1,333           01/07          -         43,669      32.76
Determined
  Productions                        11,185           03/07       1/4 yr.     608,663      54.42
Larkspur Shoes &
  Repair                                807           03/07          -         23,564      29.20
Marin Visitor
  Bureau                                720           07/07          -         19,440      27.00
Bay Area Wireless                       610           04/08       2/5 yr.      23,790      39.00
Larkspur Landing
  Optometry                           1,165           06/08          -         39,598      33.99
American Nails                          745           06/08          -         23,691      31.80
AAA                                   5,245           07/08       2/5 yr.     169,938      32.40
Togo's Eatery                         1,625           07/08          -         40,677      28.03
Timothy Bricca DD                     1,064           07/08          -         36,133      33.96
All California                        3,359           07/08          -        114,172      33.99
Weight Watchers                       1,291           09/08          -         61,219      47.42
Cooper Alley                          2,000           11/08          -        107,987      53.99
Ragged Sailor                         1,207           12/08          -         33,888      28.08
Larkspur Landing
  Pet Clinic                          1,141           04/09          -         36,831      32.28
Sushi Ko                              1,709           08/09          -         55,372      32.40
24 Hour Fitness                      17,844           03/10       1/5 yr.     535,320      30.00
Marin Brewing Co.                     5,978           03/11          -        190,219      31.82
Fidelity Investments                  7,232           07/11       2/5 yr.     459,955      63.60
Yogalive                              6,150           09/12          -        184,500      30.00
Bed, Bath & Beyond                   42,318           11/17       3/5 yr.     867,519      20.50
Noonan's Restaurant                   6,679           12/18       2/5 yr.     222,878      33.37

*  Renewal negotiations in progress

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RANCH PAVILIONS, THOUSAND OAKS, CALIFORNIA

         We purchased an existing shopping center known as North Ranch Pavilions, containing 62,812 gross leasable square feet. The center is located at 1125-85 Lindero Road, in Thousand Oaks, California.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,468,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $294 per square foot of leasable space.

         We purchased this property with our own funds. On March 3, 2004, we obtained financing in the amount of $10,157,000. The loan requires interest only payments at an annual rate of 4.12% and matures April 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Savvy Salon, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Savvy Salon                         6,500         10       11.71       10/03     01/04
                                                           25.20       02/04     01/06
                                                           26.76       02/06     01/08
                                                           28.32       02/08     01/10
                                                           30.00       02/10     01/12
                                                           31.80       02/12     02/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,851,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         North Ranch Pavilions was built in 1992. As of December 1, 2004, this property was 89% occupied, with a total 55,928 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Prudential Realty                3,379          11/04         -         103,397        30.60
Ilene's Boutique                 2,105          12/04         -          51,590        24.51
Seta's Shoes                     1,086          04/05         -          19,548        18.00
Walton's Portraits               1,300          08/06      1/5 yr.       31,359        24.12
Postal Club                      1,086          10/06      1/5 yr.       24,891        22.92
Dance Trends                     2,338          11/06      1/5 yr.       41,523        17.76

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Bank of America                  4,500          12/06         -         194,619        43.25
Clubhouse Cleaners               1,505          12/06      1/5 yr.       43,765        29.08
Cookies by Design                1,353          01/07      1/5 yr.       32,822        24.26
Malibu Gymnastics                3,740          02/07     1/1 yr. &      67,320        18.00
                                                           3/3 yr.
State Farm Insurance             1,023          03/07         -          22,791        22.28
Tae Kwon Do
  Academy                        1,512          06/07      2/5 yr.       34,648        22.92
Treasured Memories               3,691          08/07      1/5 yr.       46,129        12.50
Kay's Nails                      1,028          10/07         -          24,178        23.52
Total Body Fitness               1,998          12/07      1/5 yr.       37,042        18.54
Malibu Gymnastics                3,040          11/08      5/1 yr.       56,362        18.54
Sudore Pilates                   1,346          01/09      1/5 yr.       36,342        27.00
Exotic Thai                      1,746          02/11         -          52,380        30.00
Rustico Ristorante               3,495          08/11      2/5 yr.       94,412        27.01
We Frame It                      1,526          09/11      1/5 yr.       36,075        23.64
Lamp Post Pizza                  3,600          11/11         -          90,145        25.04
Sushi Tei                        1,725          07/12      2/5 yr.       52,705        30.55
North Ranch
  Dentistry                      1,306          10/13      2/5 yr.       39,548        30.28
Savvy Salon                      6,500          02/14      2/5 yr.      163,800        25.20

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HICKORY RIDGE SHOPPING CENTER, HICKORY, NORTH CAROLINA

         We purchased an existing shopping center known as Hickory Ridge Shopping Center containing 380,487 gross leasable square feet (which includes 70,127 square feet of ground lease space). The center is located at Catawba Valley Road in Hickory, North Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $41,900,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $110 per square foot of leasable space.

         We originally purchased this property with our own funds. On January 23, 2004, we obtained financing in the amount of $23,650,000. The loan requires interest only payments as an annual rate of 4.531% and matures February 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Best Buy, Kohl's and Dick's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                                  Approximate   % of    Per Square
                                  GLA Leased    Total    Foot Per       Lease Term
Lessee                             (Sq. Ft.)     GLA     Annum ($)   Beginning    To
--------------------------------------------------------------------------------------
Best Buy                            45,000        12       10.75       07/99     01/15

Dick's Sporting Goods *             45,000        12         N/A       01/00     01/20

Kohl's                              86,584        23        6.83       08/99     02/20

*  Ground lease

         For federal income tax purposes, the depreciable basis in this property will be approximately $35,068,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Hickory Ridge Shopping Center was built in 1999. As of December 1, 2004, this property was 100% occupied, with a total 380,487 square feet leased to 19 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Osaka Japanese
 Cuisine                           2,100        01/05     1/5 yr.        40,950        19.50
Thai Orchid                        2,800        01/05     1/5 yr.        53,200        19.00
Tony's Pizza                       2,100        01/05     1/5 yr.        45,150        21.50
EB Games                           1,600        10/05     1/5 yr.        32,000        20.00
Factory Mattress                   3,600        11/06     1/5 yr.        66,600        18.50
Party City                        12,000        06/09     2/5 yr.       162,000        13.50
Marshalls                         30,000        08/09     3/5 yr.       234,000         7.80
Great Clips                        1,200        12/09        -           23,400        19.50
Old Navy                          25,000        01/10     1/5 yr.       212,500         8.50
Shoe Carnival                     12,000        01/10     2/5 yr.       129,000        10.75
Sprint PCS                         2,800        01/10        -           50,400        18.00
Hallmark Cards                     6,000        02/10     1/5 yr.        93,900        15.65
Family Christian
  Bookstore                        5,000        03/10     2/5 yr.        90,000        18.00
Pier 1 Imports                     9,976        03/12     2/5 yr.       174,580        17.50
The Avenue                         6,600        01/13     2/5 yr.        78,012        11.82
Best Buy                          45,000        01/15     3/5 yr.       483,750        10.75
A.C. Moore                        21,000        12/15     3/5 yr.       248,730        11.84
Linens 'N Things                  35,000        01/16     3/5 yr.       367,500        10.50
Kohl's                            86,584        02/20     6/5 yr.       590,995         6.83

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Dicks Sporting
  Goods (Ground
  Lease)                          45,000        01/20     6/5 yr.       185,000        N/A
Babies "R" Us
  (Ground Lease)                  25,127        01/13     6/5 yr.       126,647        N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORWEST PLAZA, NEW BRITAIN, CONNECTICUT

         We purchased an existing shopping center known as CorWest Plaza containing 115,011 gross leasable square feet. The center is located at 665 and 687 West Main Street in New Britain, Connecticut.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $287 per square foot of leasable space.

         We originally purchased this property with our own funds. On January 7, 2004, we obtained financing in the amount of $18,150,000. The loan requires interest only payments at an annual rate of 4.56% and matures February 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Super Stop and Shop, Liquor Depot and CVS Pharmacy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Super Stop &
   Shop                             68,073        59            26.00      05/03     05/08
                                                                26.50      06/08     05/13
                                                                27.00      06/13     05/18
                                                                27.50      06/18     05/23
                                                                28.00      06/23     05/28

CVS Pharmacy                        12,150        11            26.00      06/01     01/22

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Liquor Depot                        14,000        12            14.00      08/01     08/06
                                                                16.00      09/06     08/11

         For federal income tax purposes, the depreciable basis in this property will be approximately $26,101,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         CorWest Plaza was built in phases between 1999 to 2003. As of December 1, 2004, this property was 99% occupied, with a total 114,023 square feet leased to 10 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                           Current       Base Rent Per
                               GLA Leased                 Renewal     Annual        Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options    Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------
Video One                          3,500        09/05     2/3 yr.          51,181     14.62
Rent-A-Center                      6,000        02/06     1/5 yr.          90,000     15.00
Cingular Wireless                  1,553        06/06     1/5 yr.          27,954     18.00
Subway                             1,500        08/06     4/2 yr.          20,011     13.34
Webster Bank                       2,147        11/05     2/5 yr.          38,646     18.00
Papa Gino's                        3,000        02/11     2/5 yr.          60,000     20.00
Liquor Depot                      14,000        08/11     2/5 yr.         196,000     14.00
Frazier's Two  Cleaners &
   Laundromat                      2,100        10/11     2/5 yr.          37,800     18.00
CVS Pharmacy                      12,150        01/22     4/5 yr.         315,900     26.00
Super Stop & Shop                 68,073        05/28     6/5 yr.       1,769,898     26.00

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHAW'S SUPERMARKET, NEW BRITAIN, CONNECTICUT

         We purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

         We originally purchased this property with our own funds. On January 28, 2004, we obtained financing in the amount of $6,450,000. The loan requires interest only payments as an annual rate of 4.684% and matures November 1, 2028.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

         Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                             Base Rent
                              Approximate   % of                Base Rent   Per Square
                              GLA Leased    Total    Renewal   Per Annum     Foot Per        Lease Term
Lessee                         (Sq. Ft.)     GLA     Options      ($)        Annum ($)   Beginning      To
--------------------------------------------------------------------------------------------------------------
Shaw's                          65,658        100    6/5 yr.    1,017,699     15.50        12/95       02/01
  Supermarkets -                                                1,083,357     16.50        03/01       02/06
  New Britain                                                   1,149,015     17.50        03/06       02/11
                                                                1,181,844     18.00        03/11       04/16

         For federal income tax purposes, the depreciable basis in this property will be approximately $10,681,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PAVILION AT KING'S GRANT, CONCORD, NORTH CAROLINA

         We purchased a newly constructed shopping center known as Pavilion at King's Grant, containing 79,109 gross leasable square feet (which includes 65,000 square feet of ground lease space). The center is located at 8050 Concord Mills Boulevard in Concord, North Carolina.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,151,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. One tenant, Toys "R" Us, is currently paying half rent. When the tenant begins paying full rent, we will pay the balance of the purchase price of approximately $1,563,000. Our total acquisition cost is expected to be approximately $103 per square foot of leasable space.

         We originally purchased this property with our own funds. On April 6, 2004, we obtained financing in the amount of $5,342,000. The loan requires interest only payments at an annual rate of 4.39% and matures May 1, 2009.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Toys "R" Us and Olive Garden, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                Base Rent Per
                                  GLA Leased    % of Total    Square Foot         Lease Term
Lessee                             (Sq. Ft.)       GLA       Per Annum ($)   Beginning     To
------------------------------------------------------------------------------------------------
Toys "R" Us *                       49,000        62             5.10          10/02       01/13

Olive Garden*                        8,500        11             9.41          04/02       04/07
                                                                10.35          05/07       04/12

* ground lease

         For federal income tax purposes, the depreciable basis in this property will be approximately $2,741,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Pavilion at King's Grant was built in 2002 and 2003. As of December 1, 2004, this property was 100% occupied, with a total 79,109 square feet leased to four tenants and three ground lessees. The following table sets forth certain information with respect to those leases:

                               Approximate                           Current       Base Rent Per
                               GLA Leased                 Renewal     Annual      Square Foot Per
Lessee                          (Sq. Ft.)    Lease Ends   Options    Rent ($)         Annum ($)
----------------------------------------------------------------------------------------------------
RadioShack                         2,400        04/08     2/5 yr.        40,800        17.00
Bank of America                      100        08/08     2/5 yr.        14,400       144.00
Panera Bread                       5,609        12/14     2/5 yr.       109,376        19.50
Jared Jewelers                     6,000        01/23     2/5 yr.       220,020        36.67
Olive Garden *                     8,500        04/12     4/5 yr.        80,000          N/A
Red Lobster *                      7,500        05/12     4/5 yr.        80,000          N/A
Toys "R" Us *                     49,000        01/13     6/5 yr.       250,000          N/A

*  Ground lease

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CVS PHARMACIES (ECKERD DRUG STORES)

     We purchased the following two separate existing freestanding retail properties known as CVS Pharmacies, formerly Eckerd Drug Stores, containing a total of 27,648 gross leasable square feet.

           Location               Square Feet   Completion Date   Purchase Price ($)
------------------------------------------------------------------------------------------
33rd Street and Santa Fe            13,824           2003              3,364,000
Edmond, Oklahoma

36th and Robinson                   13,824           2003              5,288,000
Norman, Oklahoma

         We purchased these CVS Pharmacies from an unaffiliated third party. Our total acquisition cost was approximately $8,652,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $313 per square foot of leasable space.

         We purchased these properties with our own funds. On April 30, 2004, we obtained financing in the amounts of $1,850,000 and $2,900,000 for CVS Pharmacy
- Edmond and CVS Pharmacy - Norman, respectively. Both loans require interest only payments at an annual rate of 4.374% and mature June 2009.

         One tenant, CVS Pharmacy, leases 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                            % of
                                            Total                                  Base Rent
                          Approximate      GLA of       Current                    Per Square
                          GLA Leased        each         Annual       Renewal       Foot Per         Lease Term
Lessee/Location            (Sq. Ft.)      Property      Rent ($)      Options      Annum ($)      Beginning      To
-----------------------------------------------------------------------------------------------------------------------
33rd Street &               13,824           100        289,292       4/5 yr.        20.93          10/03       10/23
  Santa Fe
Edmond, OK

36th &                      13,824           100        454,806       4/5 yr.        32.90          11/03       11/23
  Robinson
Norman, OK

         A twenty year lease commenced as of the date of acquisition with no increases during the term of the lease. Each lease includes four options, each for a term of five years.

         These properties are on triple net leases and the tenant will be responsible for all repairs.

         For federal income tax purposes, the depreciable basis in these properties will be approximately $6,770,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

DARIEN TOWNE CENTRE, DARIEN, ILLINOIS

         We purchased an existing shopping center known as Darien Towne Centre containing 223,844 gross leasable square feet (which includes 6,371 square feet of ground lease space). The center is located at 2189 75th Street, in Darien, Illinois.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $134 per square foot of leasable space.

         Simultaneously with the purchase this property, we obtained a new loan in the amount of $16,500,000. The loan requires interest only payments based on a rate of 4.65% per annum and matures June 2010.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Home Depot, Circuit City and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                Base Rent Per
                                  GLA Leased    % of Total    Square Foot         Lease Term
Lessee                             (Sq. Ft.)       GLA       Per Annum ($)   Beginning     To
------------------------------------------------------------------------------------------------
Home Depot                          109,200       49             7.98          05/94       04/99
                                                                 8.35          05/99       04/04
                                                                 8.60          05/04       04/09
                                                                 9.10          05/09       04/14

Circuit City                         32,984       15            10.50          05/94       01/05
                                                                  CPI          02/05       01/10
                                                                  CPI          02/10       01/15

PETsMART                             25,487       11            11.20          10/94       09/04
                                                                11.70          10/04       09/09

         For federal income tax purposes, the depreciable basis in this property will be approximately $22,468,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Darien Towne Centre was built in 1994. As of December 1, 2004, this property was 94% occupied, with a total 210,010 square feet was leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                           Current       Base Rent Per
                               GLA Leased                 Renewal     Annual        Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options    Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------
Gingiss Formalwear                  2,000       12/04        -           35,010       17.50
Coldwell Banker                     2,468       03/05        -           45,831       18.57
Jenny Craig                         2,000       05/07     1/3 yr.        44,000       22.00
Deals                              12,000       07/07     1/5 yr.       120,000       10.00
TGI Fridays (Ground Lease)          6,371       05/09     3/5 yr.        79,860         N/A
Great Clips                         1,500       08/09     2/3 yr.        33,000       22.00
PETsMART                           25,487       09/09     5/5 yr.       298,197       11.70
Murray's Discount Auto             10,000       10/09     1/5 yr.       115,000       11.50
Panera Bread                        4,500       12/12     3/5 yr.        94,500       21.00
Home Depot                        109,200       04/14     4/5 yr.       939,120        8.60
Signature Cleaners                  1,500       11/14        -           37,260       24.84
Circuit City                       32,984       01/15     4/5 yr.       346,332       10.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STONY CREEK MARKETPLACE, NOBLESVILLE, INDIANA

         We purchased a newly constructed shopping center known as Stony Creek Marketplace containing 153,796 gross leasable square feet (which consists of 8,000 square feet of ground lease space). The center is located at 1713C Mercantile Boulevard in Noblesville, Indiana.

         We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $25,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $167 per square foot of leasable space.

         We originally purchased this property with our own funds. On January 20, 2004, we obtained financing in the amount of $14,162,000. The loan requires interest only payments at an annual rate of 4.77% and matures January 1, 2011.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, T.J. Maxx, Linens 'N Things and Barnes & Noble, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                Base Rent Per
                                  GLA Leased    % of Total  Square Foot Per       Lease Term
Lessee                             (Sq. Ft.)       GLA          Annum ($)     Beginning     To
--------------------------------------------------------------------------------------------------
T.J. Maxx                           30,000        20             9.50          09/03       09/13

Linens 'N Things                    28,444        18            11.50          07/03       01/09
                                                                12.00          02/09       01/14

Barnes & Noble                      21,980        14            13.50          09/03       01/16

         For federal income tax purposes, the depreciable basis in this property will be approximately $17,564,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Stony Creek Marketplace was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total 153,796 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                                           Base Rent Per
                               GLA Leased       Lease     Renewal   Current Annual  Square Foot Per
Lessee                          (Sq. Ft.)       Ends      Options      Rent ($)         Annum ($)
----------------------------------------------------------------------------------------------------
Cingular Wireless                  1,487        06/08     2/5 yr.        31,227         21.00
RJ Fastframe                       1,618        06/08     1/5 yr.        33,915         20.96
The UPS Store                      1,618        08/08     1/5 yr.        33,978         21.00
Scrapbook Corner                   4,095        12/08        -           75,758         18.50
Papa Johns Pizza                   1,615        01/09        -           33,915         21.00
Giovanni Jewelers                  1,615        02/09     1/5 yr.        33,915         21.00
Quizno's Classic Subs              1,600        12/09     2/4 yr.        29,600         18.50
Blockbuster Video                  4,892        05/11     2/5 yr.       102,732         21.00
Today's Bedroom One                4,890        06/11     1/5 yr.        90,465         18.50
Panera Bread                       4,200        12/12     2/5 yr.        88,200         21.00
Maggie Moo's Ice Cream             1,615        03/13     2/5 yr.        33,915         21.00
Qdoba Mexican Restaurant           2,272        04/13     2/5 yr.        45,440         20.00
Ossip Optometry, P.C.              3,230        04/13     2/5 yr.        60,563         18.75
Pier 1 Imports                     9,375        07/13     2/5 yr.       160,696         17.14
Shoe Carnival                     10,000        07/13     2/5 yr.       130,000         13.00
T.J. Maxx                         30,000        09/13     3/5 yr.       285,000          9.50
Linens 'N Things                  28,444        01/14     3/5 yr.       327,118         11.50
Factory Card Outlet               11,250        01/14     2/5 yr.       160,313         14.25
Barnes & Noble                    21,980        01/16     2/5 yr.       296,730         13.50
Logan's Roadhouse
  (Ground Lease)                   8,000        03/18     3/5 yr.        75,500           N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT PARK PLACE, PLANO, TEXAS

         We acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interest of limited partner of the limited partnership holding title to this center. The center contains 116,300 gross leasable square feet (which includes 3,822 square feet of ground lease space) and is located at 6401 W. Plano Parkway in Plano, Texas.

         An affiliate of our business manager/advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to us when we had raised sufficient funds from the sale of shares to acquire this property from them. The affiliate agreed to sell us this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. Our board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors.

         Our total acquisition cost was $24,000,000, which included $132,000 of costs incurred by Inland Park Place Limited Partnership. We expect any additional costs to be insignificant. Our acquisition cost is approximately $206 per square foot of leasable space.

         As part of the purchase, title to the property was subject to a loan placed on the property by Inland Park Place Limited Partnership for our benefit. The loan is in the amount of $13,127,000, requires interest only payments at a rate of 4.71% per annum and matures November 2008. We believe the interest rate on this loan is no greater than what we could have obtained from an unaffiliated third party lender.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Walgreens, OfficeMax, Michaels and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                Base Rent Per
                                  GLA Leased    % of Total  Square Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA          Annum ($)    Beginning      To
------------------------------------------------------------------------------------------------
Walgreens                           15,120        13            20.83          05/00       04/60

OfficeMax                           23,429        20            13.50          11/01       11/11
                                                                14.00          12/11       11/16

Michaels                            24,133        21            13.50          08/01       10/11

Bed, Bath &
  Beyond                            25,000        21            11.00          10/01       01/12

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,175,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The Shops at Park Place was built in 2001. As of December 1, 2004, this property was 99% leased, with a total 115,460 square feet leased to ten tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Ebby Halliday Realty               5,314        10/06     2/5 yr.       154,100        29.00
North Dallas Eye
  Associates                       3,000        10/06     1/5 yr.        90,000        30.00
The Nail Club                      1,100        10/06     1/5 yr.        33,000        30.00
Oxford Cleaners                    1,042        10/06     1/5 yr.        31,260        30.00
Carpet Mills of America            3,500        11/06     2/5 yr.        91,000        26.00
Michaels                          24,133        10/11     3/5 yr.       325,800        13.50
Bed, Bath & Beyond                25,000        01/12     3/5 yr.       275,000        11.00
Salon Boutique                    10,000        02/12     2/5 yr.       180,000        18.00
OfficeMax                         23,429        11/16     4/5 yr.       316,300        13.50

                               Approximate                                          Base Rent Per
                               GLA Leased                 Renewal   Current Annual   Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Options      Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------
Walgreens                         15,120        04/60        -          315,000        20.83
Chick-Fil-A (Ground
  Lease)                           3,822        10/15     3/5 yr.        78,500          N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POTENTIAL PROPERTY ACQUISITIONS

         As of December 7, 2004, we are considering acquiring the 24 properties described below. Our decision to acquire these properties will generally depend upon:

         - no material adverse change occurring in the properties, the tenants or the local economic conditions;

         - our receipt of sufficient net proceeds from our offerings to make these acquisitions or sufficient availability of credit; and

         - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

         Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

SHOPPES OF WARNER ROBBINS, WARNER ROBINS, GEORGIA

         We anticipate purchasing a newly constructed shopping center known as Shoppes of Warner Robins, containing 70,740 of gross leasable square feet. The center is located at S.R. 96 and Lakejoy Road in Warner Robins, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,374,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                       Base Rent
                           Approximate   % of Total   Per Square
                           GLA Leased     Phase I      Foot Per        Lease Term
Lessee                      (Sq. Ft.)       GLA       Annum ($)    Beginning     To
----------------------------------------------------------------------------------------
Publix                       38,990          55          9.50        11/04      11/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $10,031,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shoppes at Warner Robins was newly constructed in 2004. This property is currently leasing up the remaining vacancies. As of December 1, 2004, this property was 78% occupied, with a total of 55,140 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Cutting Edge Salon                 1,400        10/07      28,000       20.00
Sprint Wireless                    1,400        10/07      26,600       19.00
International Tan                  1,050        11/07      18,900       18.00
Nextel Communications              1,050        10/09      19,425       18.50
Love Your Clothes Cleaners         1,400        10/09      30,800       22.00
Just Mail                          1,400        10/09      24,500       17.50
Luv Nail Salon                     1,400        10/09      30,800       22.00
Hong Kong Restaurant               1,400        11/09      26,600       19.00
Subway                             1,400        11/09      23,800       17.00
Cuts by Us                         1,050        11/09      18,900       18.00
Paradise Video                     3,200        12/09      52,800       16.50
Publix                            38,990        11/24     370,405        9.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, SAN ANTONIO, TEXAS

         We anticipate purchasing a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 70,910 of gross leasable square feet. The center is located at 2643 NW Loop 410 in San Antonio, Texas.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $6,825,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $96 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

         One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            Base Rent
                                            Approximate        % of         Per Square             Estimated
                                            GLA Leased        Total          Foot Per              Lease Term
Lessee                                       (Sq. Ft.)         GLA          Annum ($)       Beginning         To
-------------------------------------------------------------------------------------------------------------------
Academy Sports & Outdoors                     70,910           100             7.51           12/04         11/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,119,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MESA FIESTA, MESA, ARIZONA

         We anticipate purchasing an existing shopping center known as Mesa Fiesta, containing 194,892 of gross leasable square feet. The center is located at South Alma School Road and Grove Avenue in Mesa, Arizona.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $36,855,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Five tenants, Best Buy, Marshalls, Borders Books & Music, Comp USA and Oak Showcase, leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Best Buy                            39,482        20            11.35      09/94     08/08

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Marshalls                           31,500        16            11.50      02/95     01/10

Borders Books & Music               30,000        15            22.27      04/94     03/09

Comp USA                            25,000        13            12.71      03/94     02/09

Oak Showcase                        25,010        13            10.00      05/04     04/09

         For federal income tax purposes, the depreciable basis in this property will be approximately $27,641,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Mesa Fiesta was built in 1994. As of December 1, 2004, this property was 100% occupied, with a total 194,892 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Famous Footwear                    8,000        03/07      97,600       12.20
Best Buy                          39,482        08/08     448,121       11.35
Comp USA                          25,000        02/09     317,750       12.71
Cost Plus World Market            18,900        02/09     288,225       15.25
Staples                           17,000        02/09     225,803       13.28
Borders Books & Music             30,000        03/09     668,226       22.27
Oak Showcase                      25,010        04/09     250,100       10.00
Marshalls                         31,500        01/10     362,250       11.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PHENIX CROSSING, PHENIX CITY, ALABAMA

         We anticipate purchasing a newly constructed shopping center known as Phenix Crossing, containing 56,563 of gross leasable square feet. The center is located at 5408 Summerville Highway in Phenix City, Alabama.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,065,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $178 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                      Base Rent
                           Approximate   % of Total   Per Square
                           GLA Leased     Phase I      Foot Per        Lease Term
Lessee                      (Sq. Ft.)       GLA       Annum ($)    Beginning     To
---------------------------------------------------------------------------------------
Publix                       38,997          69         11.95        06/04      06/24

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,549,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Phenix Crossing was newly constructed in 2004. As of December 1, 2004, this property was 95% occupied, with a total of 53,817 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Package Store                      1,400        11/07      20,384       14.56
Ace Cleaners                       1,400        06/09      22,400       16.00
Nail Salon & Day Spa               1,400        07/09      22,400       16.00
China Panda                        1,400        07/09      22,400       16.00
Movie Gallery                      4,200        08/09      56,700       13.50
Headstart Hair                     2,220        08/09      35,520       16.00
Zeb's Seafood & Chicken            1,400        08/09      23,310       16.65
Blimpie                            1,400        09/09      22,400       16.00
Publix                            38,997        06/24     466,014       11.95

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

METRO TOWN CENTER, PHOENIX, ARIZONA

         We anticipate purchasing an existing shopping center known as Metro Town Center, containing 147,056 of gross leasable square feet. The center is located at 2821 West Peoria in Phoenix, Arizona.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $31,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $213 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Ross Dress for Less and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per        Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Ross Dress for Less                 30,187        21            11.50      04/04     01/15

PETsMART                            22,500        15            10.91      01/03     01/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $23,450,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Metro Town Center was built during 1988 through 1990 and renovated in 2003 and 2004. This property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, this property was 78% occupied, with a total 115,017 square feet leased to 19 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Metro Mattress                     2,400        02/08      72,000       30.00
Subway                             1,400        02/08      43,260       30.90
Cold Stone Creamery                1,200        02/08      35,844       29.87
Nextel Communications              1,200        03/08      38,400       32.00
Supercuts                          1,200        04/08      33,600       28.00
Blockbuster Video                  6,896        12/08     104,681       15.18
Tina Nails                         1,710        03/09      47,779       27.94
Robeks                               960        04/09      28,800       30.00
The UPS Store                      1,600        08/09      44,800       28.00
Samurai Sams                       1,600        02/10      52,800       33.00
Naturally Women                   13,464        03/10     204,518       15.19
Chipotle Mexican Grill             2,800        12/12      89,600       32.00
Starbucks                          1,500        03/13      47,100       31.40

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Big 5 Sporting Goods              10,000        01/14     120,000       12.00
Vitamin Shoppe                     5,000        09/14     170,000       34.00
Ross Dress for Less               30,187        01/15     347,151       11.50
PETsMART                          22,500        01/18     245,375       10.91
Mimi's Cafe                        7,000        12/18      70,000       10.00
Wendy's                            2,400        07/19      74,500       31.04

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES AT LAKE ANDREW, VIERA, FLORIDA

         We anticipate purchasing an existing shopping center known as Shoppes at Lake Andrew, containing 144,772 of gross leasable square feet. The center is located at Wickham and I-95 in Viera, Florida.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $28,300,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $195 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Ross Dress for Less, Linens 'N Things and Rag Shop, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                      Base Rent
                          Approximate   % of Total    Per Square
                          GLA Leased      Phase I      Foot Per          Lease Term
Lessee                     (Sq. Ft.)       GLA         Annum ($)    Beginning      To
-----------------------------------------------------------------------------------------
Ross Dress for Less           30,187          21           9.50        02/04       01/16

Linens 'N Things              28,240          20          12.50        02/04       01/15

Rag Shop                      19,976          14          11.00        11/03       11/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $21,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Shoppes at Lake Andrew was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total of 144,772 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
EB Games                           1,800        08/08      43,200       24.00
Hair Cuttery                       1,200        08/08      32,400       27.00
Asian Wok                          1,200        09/08      32,400       27.00
Mattress Barn                      4,520        10/08      83,620       18.50
The Blind Spot                     1,200        01/09      31,200       26.00
Gulf Atlantic Hearing Aid            900        01/09      29,700       33.00
Subway                             1,200        02/09      31,200       26.00
Dress Barn                         4,312        06/09      74,536       18.50
Your House Interiors               9,748        07/09     151,094       15.50
Payless Shoesource                 2,700        06/13      59,400       22.00
Cellular Express                   1,200        08/13      33,372       27.81
Professional Nail                  1,200        08/13      31,200       26.00
Petco                             13,767        09/13     213,388       15.50
Shoe Carnival                     10,800        10/13     135,000       12.50
Rag Shop                          19,976        11/13     219,736       11.00
Pier 1 Imports                    10,622        02/14     191,196       18.00
Linens 'N Things                  28,240        01/15     353,000       12.50
Ross Dress for Less               30,187        01/16     286,776        9.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GREEN'S CORNER, CUMMING, GEORGIA

         We anticipate purchasing an existing shopping center known as Green's Corner, containing 82,792 of gross leasable square feet (which includes a ground lease space). The center is located at Georgia Highway 20 and Bethelview Road in Cumming, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,768,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $154 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per        Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning     To
--------------------------------------------------------------------------------------------
Kroger                              63,296        76            8.49       01/98      01/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,576,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Green's Corner was built in 1997. As of December 1, 2004, this property was 100% occupied, with a total 82,792 square feet leased to 11 tenants and one tenant subject to a ground lease. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Designer Cleaners                  1,800        08/07      39,600       22.00
Blockbuster Video                  6,000        09/07      99,000       16.50
The UPS Store                      1,320        09/07      22,730       17.22
Subway                             1,400        10/07      24,528       17.52
Great Clips                        1,253        11/07      21,576       17.22
KB's BBQ & Rib Company             1,200        03/08      20,400       17.00
Golden Palace                      2,793        04/08      48,905       17.51
Allstate Insurance                   930        08/08      16,284       17.51
Cumming Nails & Tan                1,600        09/08      28,016       17.51
Bucks Pizza                        1,200        01/09      19,800       16.50
McDonalds (Ground Lease)             *          01/17      49,280         N/A
Kroger                            63,296        01/18     537,225        8.49

*  To be determined

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWTON CROSSROADS, COVINGTON, GEORGIA

         We anticipate purchasing an existing shopping center known as Newton Crossroads, containing 78,896 of gross leasable square feet. The center is located at Georgia Highway 20 and Brown Bridge Road in Covington, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,087,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $128 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Kroger                              63,296        80            7.36       01/98     01/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,565,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Newton Crossroads was built in 1997. As of December 1, 2004, this property was 100% occupied, with a total 78,896 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
H & R Block                        1,200        04/05      19,464       16.22
Washington Mutual Bank             3,000        04/07      51,300       17.10
Great Clips                        1,200        06/07      20,664       17.22
GNC                                1,200        07/07      19,476       16.23
Subway                             1,200        07/07      22,140       18.45
Daily Nails                        1,200        08/07      21,648       18.04
Family Dentistry                   1,800        10/07      32,724       18.18
Peking Chinese Restaurant          1,200        10/07      19,476       16.23
Just New Releases                  1,800        04/08      30,096       16.72
Best Cleaners                      1,800        07/12      42,012       23.34
Kroger                            63,296        01/18     465,700        7.36

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STILESBORO OAKS, ACWORTH, GEORGIA

         We anticipate purchasing an existing shopping center known as Stilesboro Oaks, containing 80,772 of gross leasable square feet. The center is located at State Highway 176 and Stilesboro Road in Acworth, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,640,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $156 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Kroger                              54,872        68            8.41       06/97     06/22

         For federal income tax purposes, the depreciable basis in this property will be approximately $9,480,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Stilesboro Oaks was built in 1996. As of December 1, 2004, this property was 100% occupied, with a total 80,772 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Nail Lite                          1,050        03/06      22,438       21.37
Blockbuster Video                  6,300        04/06      96,957       15.39
Mr. Wonton Chinese Takeout         1,050        05/06      19,509       18.58
The UPS Store                      1,400        05/06      24,094       17.21
Vintage Bottle Shop                3,500        07/06      63,000       18.00
Gondolier Pizza                    1,400        08/06      24,878       17.77
Great Clips                        1,050        09/06      20,653       19.67
GNC                                1,400        04/07      24,094       17.21
Solar Dimension Tanning            1,750        04/07      29,890       17.08
Dickson's Tae Kwon Do Plus         2,800        05/07      42,000       15.00
Clothing Care Cleaners             2,450        05/09      69,727       28.46

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Subway                             1,750        08/09      28,875       16.50
Kroger                            54,872        06/22     461,606        8.41

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HOLLIDAY TOWNE CENTER, DUNCANSVILLE, PENNSYLVANIA

         We anticipate purchasing an existing shopping center known as Holliday Towne Center, containing 83,122 of gross leasable square feet. The center is located at 1264 Old Route 22 in Duncansville, Pennsylvania.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $14,727,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $177 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Martins Food, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                 Base Rent
                                     Approximate    % of Total   Per Square
                                     GLA Leased      Phase I      Foot Per             Lease Term
Lessee                                (Sq. Ft.)        GLA        Annum ($)      Beginning       To
--------------------------------------------------------------------------------------------------------
Martins                                   54,322         65         15.55           11/03        10/23

         For federal income tax purposes, the depreciable basis in this property will be approximately $11,045,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Holliday Towne Center was built in 2003. As of December 1, 2004, this property was 80% occupied, with a total of 66,722 square feet leased to seven tenants and 3,600 square feet leased to one tenant who has not yet occupied their space. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
FlexCheck                          1,200        12/07      16,800       14.00
H&R Block                          1,200        04/08      15,600       13.00
Movie Gallery                      4,000        11/08      52,000       13.00
Holiday Hair                       1,200        11/08      25,200       21.00
Fox's Pizza Den                    1,600        11/09      22,400       14.00
Isabella's Hallmark *              3,600        12/09      43,200       12.00
STS Tanning                        3,200        01/11      38,656       12.08
Martins                           54,322        10/23     844,707       15.55

* Lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CROSS CREEK SHOPPING CENTER, MEMPHIS, TENNESSEE

         We anticipate purchasing an existing shopping center known as Cross Creek Shopping Center, containing 363,333 of gross leasable square feet. The center is located at 3593 Riverdale Road in Memphis, Tennessee.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $56,300,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $155 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Home Depot, Kroger, Rhodes Furniture and Babies "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Home Depot                          102,661       28            10.84      09/96     01/17

Kroger                               63,941       18             8.92      10/96     09/16

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Rohdes Furniture                    48,925        13            10.00      12/96     12/11

Babies "R" Us                       42,296        12             8.80      09/96     09/06

         For federal income tax purposes, the depreciable basis in this property will be approximately $42,225.000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Cross Creek Shopping Center was built in 1995. As of December 1, 2004, this property was 100% occupied, with a total 363,333 square feet leased to 19 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
BA Framer                           2,011       05/05        34,187     17.00
Gould's Styling Salon               1,609       05/05        29,767     18.50
Le Nail Studio                      1,206       09/05        22,308     18.50
Babies "R" Us                      42,296       09/06       372,205      8.80
Old Navy                           14,000       11/06       245,000     17.50
Bed, Bath & Beyond                 35,000       01/07       367,500     10.50
Hallmark                            3,975       02/07        59,625     15.00
Besigner's Fine Cleaners            1,206       03/07        21,708     18.00
Household Finance                   2,183       02/08        41,472     19.00
GNC                                 1,450       07/08        29,767     20.53
Sprint PCS                          3,000       11/08        64,560     21.52
Lenny's Sub Shop                    2,183       09/09        39,300     18.00
Eye Masters                         3,500       05/10       110,700     31.63
Rhodes Furniture                   48,925       12/11       489,250     10.00
Comp USA                           23,000       03/12       256,910     11.17
Hollywood Video                     8,000       03/12       158,400     19.80
Kroger                             63,941       09/16       570,132      8.92
Home Depot                        102,661       01/17     1,113,162     10.84
Fazoli's Italian Restaurant         3,187       04/18        63,252     19.85

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

23RD STREET PLAZA, PANAMA CITY, FLORIDA

         We anticipate purchasing an existing shopping center known as 23rd Street Plaza, containing 53,367 of gross leasable square feet. The center is located at 23rd Street and State Road 77 in Panama City, Florida.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $7,257,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $136 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Bed, Bath & Beyond and Ross Dress for Less, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                      Base Rent
                                     Approximate      % of Total      Per Square
                                     GLA Leased        Phase I         Foot Per                Lease Term
Lessee                                (Sq. Ft.)          GLA          Annum ($)        Beginning           To
-----------------------------------------------------------------------------------------------------------------
Bed, Bath & Beyond                      20,570            39              10.50           02/03            01/13

Ross Dress for Less                     30,122            56               9.75           04/03            03/13

         For federal income tax purposes, the depreciable basis in this property will be approximately $5,443,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         23rd Street Plaza was built in 2003. As of December 1, 2004, this property was 95% occupied, with a total of 50,692 square feet leased to two tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Bed, Bath & Beyond                20,570        01/13     215,985       10.50
Ross Dress for Less               30,122        03/13     293,690        9.75

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

A TEXAS PROPERTY, TARRANT COUNTY, TEXAS

         We anticipate investing into an existing retail and office property which we have designated as A Texas Property, containing over 417,700 of gross leasable square feet. The retail and office property is located in Tarrant County, Texas.

         We anticipate investing into this property with an unaffiliated third party. Our total investment cost is expected to be approximately $120,000,000. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our investment cost is expected to be approximately $287 per square foot of leasable space.

         We anticipate investing into this retail and office property with our own funds. However, we expect to place financing on this portion of the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         There are no tenants that lease more than 10% of the total gross leasable area of the property.

         The retail and office property we are anticipating investing into was built between 1998 and 2004. The tenants' leasable square feet of the retail and office property we are anticipating investing into range between 105 and 23,796 square feet, with lease terms ranging from three years to 12 years, and base rent ranging from $7.50 to $36.00 per square feet per annum.

         For federal income tax purposes, the depreciable basis in this investment into the retail and office property we are anticipating investing into will be approximately $90,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HENRY TOWN CENTER, MCDONOUGH, GEORGIA

         We anticipate purchasing 444,296 of gross leasable square feet (which includes 63,354 square feet of ground lease space) of a 722,244 square foot shopping center known as Henry Town Center. The center is located at I-75 and Jonesboro Road in McDonough, Georgia.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $62,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $140 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, BJ's Wholesale Club and Belk, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                                Approximate   % of Total   Per Square
                                GLA Leased     Phase I      Foot Per         Lease Term
Lessee                           (Sq. Ft.)       GLA       Annum ($)    Beginning       To
---------------------------------------------------------------------------------------------
BJ's Wholesale Club                115,396        26          9.00         05/02       05/22

Belk (Ground Lease)                 58,267        13           N/A         06/02       07/22

         For federal income tax purposes, the depreciable basis in this property will be approximately $46,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         The portion of Henry Town Center which we anticipate purchasing was built in 2002. As of November 1, 2004, the property was 100% leased to 42 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Friedman's Jewelers                 2,386       07/05        42,948     18.00
Cellular Depot                      1,155       07/05        24,925     21.58
Water Sports South                  1,200       01/06        21,600     18.00
H & R Block                         1,986       05/07        34,755     17.50
Famous Footwear                    10,000       07/07       145,000     14.50
Sally Beauty Supply                 1,400       07/07        27,300     19.50
GNC                                 1,200       07/07        24,000     20.00
Oreck Home Care                     1,600       07/07        27,200     17.00
Hibbett Sporting Goods              5,000       08/07        75,000     15.00
Fantastic Sam's                     1,600       08/07        30,400     19.00
Motherhood Maternity                1,600       08/07        38,000     23.75
Dollar Exclusive                    3,200       09/07        54,400     17.00
Dessert Factory                     1,200       09/07        21,600     18.00
Nails & Tan                         1,200       09/07        20,400     17.00
EB Games                            1,600       09/07        28,800     18.00
Subway Real Estate                  1,600       10/07        32,960     20.60
Hong Kong Cafe                      1,400       10/07        23,800     17.00
Orthodontic Centers                 3,235       11/07        58,230     18.00
Dress Barn                          7,200       12/07        86,400     12.00
The School Box                      4,800       12/07        72,000     15.00
Planet Beach Real Estate            1,200       12/07        22,200     18.50
Scrap Happy                         3,000       12/07        51,000     17.00
Mattress King                       4,685       12/07        81,987     17.50
Liberty Mutual Insurance            1,400       01/08        24,500     17.50
RadioShack                          2,786       02/08        44,576     16.00

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Gloria's Hallmark                   4,500       02/08        72,000     16.00
Lane Bryant                         4,800       03/08        79,200     16.50
Gecko Grill                         1,600       03/08        27,200     17.00
Serenity Spa & Salon                2,400       04/08        40,800     17.00
Michael's                          23,754       02/12       237,540     10.00
Marshalls                          30,000       05/12       226,500      7.55
Longhorn (Ground Lease)             5,087       06/12        81,500       N/A
Payless Shoesource                  2,800       06/12        54,404     19.43
Pier 1 Imports                     10,000       08/12       155,000     15.50
Staples                            24,229       08/12       230,175      9.50
Woody's Bar B Que                   5,080       08/12        87,478     17.22
Cici's Pizza                        4,200       09/12        67,200     16.00
Ross Dress for Less                30,187       01/13       324,510     10.75
Bath & Body Works                   3,000       01/13        59,700     19.90
Books-A-Million                    12,510       01/13       125,100     10.00
Bed, Bath & Beyond                 19,978       01/13       214,764     10.75
PETsMART                           18,875       08/17       202,906     10.75
BJ's Wholesale Club               115,396       05/22     1,038,564      9.00
Belk (Ground Lease)                58,267       07/22       203,934       N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE AT QUAIL SPRINGS, OKLAHOMA CITY, OKLAHOMA

         We anticipate purchasing a freestanding retail building located at The Village at Quail Springs Shopping Center, containing 100,671 of gross leasable square feet. The center is located at 2201 West Memorial Road in Oklahoma City, Oklahoma.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,450,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $104 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Best Buy and Gordmans, lease 100% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                              Base Rent
                         Approximate                          Per Square
                          GLA Leased   % of Total   Renewal    Foot Per          Lease Term
Lessee                    (Sq. Ft.)        GLA      Options   Annum ($)      Beginning      To
------------------------------------------------------------------------------------------------
Best Buy                    45,545         45       3/5 yr.      5.75          11/04       01/15

Gordmans                    55,126         55       4/5 yr.      9.10          10/03       01/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $7,838,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MCALLEN SHOPPING CENTER, MCALLEN, TEXAS

         We anticipate purchasing a newly constructed shopping center known as McAllen Shopping Center, containing 17,625 of gross leasable square feet. The center is located at 10th Street and Trenton Road in McAllen, Texas.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $4,150,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $235 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Four tenants, Payless Shoesource, RadioShack, Hollywood Video, and Dr. Fiona Kolia, Optometrist, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Payless Shoesource                  2,800         16            18.25      08/03     07/08

RadioShack                          2,500         14            19.00      11/04     03/09

Hollywood Video                     6,282         36            18.50      11/03     10/13

Dr. Fiona Kolia, Optometrist        1,736         10            19.50      11/03     01/08

         For federal income tax purposes, the depreciable basis in this property will be approximately $3,113,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         McAllen Shopping Center was built during 2004. As of November 1, 2004, this property was 100% occupied, with a total 17,625 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
Lessee                          (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Dr. Fiona Kolia, Optometrist      1,736         01/08      33,860       19.50
Classic Cleaners                  1,400         07/08      26,600       19.00
Payless Shoesource                2,800         07/08      51,100       18.25
RadioShack                        2,500         03/09      47,500       19.00
Sally Beauty Supply               1,500         04/09      33,750       22.50
Just a Cut                        1,407         01/13      25,326       18.00
Hollywood Video                   6,282         10/13     116,217       18.50

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ADVANCE AUTO PARTS PORTFOLIO

         We anticipate purchasing the following three separate newly constructed triple-net leased retail properties built in 2004 known as Advance Auto Parts, containing a total of 21,000 gross leasable square feet.

Location                                    Square Feet         Lease Term         Purchase Price ($)
-------------------------------------------------------------------------------------------------------
8603 Culebra                                    7,000           07/04-06/19             1,483,675
San Antonio, Texas

465 E. Central Texas Expressway                 7,000           08/04-07/19             1,547,609
Harker Heights, Texas

3915 E. Stan Schlueter                          7,000           08/04-07/19             1,433,113
Killeen, Texas
                                          ----------------                           ----------------

Total                                          21,000                                   4,464,397

         We anticipate purchasing these Advance Auto Parts stores from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $4,464,397. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost will be approximately $213 per square foot of leasable space.

         We anticipate purchasing these properties with our own funds. However, we expect to place financing on the properties at a later date.

         In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

         One tenant, Advance Auto Parts, will lease 100% of the total gross leasable area of each property. The leas with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                           % of Total                Base Rent
                            Approximate      GLA of      Current    Per Square
Lessee/                     GLA Leased        each        Annual     Foot Per         Lease Term
Location                     (Sq. Ft.)      Property*    Rent ($)    Annum ($)   Beginning       To
------------------------------------------------------------------------------------------------------
8603 Culebra Road                7,000         100        110,505     15.79         07/04       06/19
San Antonio, Texas

465 E. Central Texas
  Expressway                     7,000         100        115,290     16.47         08/04       07/19
Harker Heights,
  Texas

3915 E. Stan
  Schlueter                      7,000         100        106,750     15.25         08/04       07/19
Killeen, Texas

         For federal income tax purposes, the depreciable basis in these properties will be approximately $3,349,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

THUNDERBIRD CROSSING, PEORIA, ARIZONA

         We anticipate purchasing 55,646 of gross leasable square foot portion of a 79,774 square feet existing shopping center known as Thunderbird Crossing. The center is located at 8375 West Thunderbird Road in Peoria, Arizona.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $8,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $153 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Thunderbird Crossing was built in 2003 and 2004. Two tenants, Sprouts Farmers Market and 99 Cents Only, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                  Base Rent
                                Approximate     % of   Current    Per Square
                                GLA Leased     Total    Annual     Foot Per          Lease Term
Lessee                           (Sq. Ft.)      GLA      Rent     Annum ($)     Beginning       To
-------------------------------------------------------------------------------------------------------
Sprouts Farmers
  Market                          30,146         54    417,522      13.85         05/04        05/19

99 Cents Only                     25,500         46    204,400       8.02         04/04        04/14

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POINCIANA PLACE, KISSIMMEE, FLORIDA

         We anticipate purchasing an existing shopping center known as Poinciana Place, containing 107,139 of gross leasable square feet. The center is located at Highway 192 and SR 535 in Kissimmee, Florida.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $14,850,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $139 per square foot of leasable space.

         We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                                Approximate                Per Square
                                 GLA Leased   % of Total    Foot Per              Lease Term
Lessee                           (Sq. Ft.)        GLA       Annum ($)     Beginning           To
---------------------------------------------------------------------------------------------------
Publix                             56,000         52          7.25          06/88            06/08

         For federal income tax purposes, the depreciable basis in this property will be approximately $11,138,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Poinciana Place was built in 1988 and redeveloped in 2004. As of October 1, 2004, this property was 100% occupied, with a total 107,139 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                                            Approximate                     Current       Base Rent Per
                                            GLA Leased                       Annual        Square Foot
Lessee                                       (Sq. Ft.)     Lease Ends       Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------------
H.W. Lockner, Inc.                              3,297        04/07           45,004          13.65
Publix                                         56,000        06/08          406,000           7.25
Coast Dental Services, Inc.                     3,226        08/08           82,932          25.54
Blockbuster Video                               5,000        06/09           90,000          18.00
Alber Investments                               2,160        06/09           38,880          18.00
Elite Vacations, Inc.                           2,972        07/09           65,384          22.00
Nailstyle Salon & Spa                           1,427        07/09           28,540          20.00
Rita Rector                                       643        08/09            5,466           8.50
Vista Investments Enterprise, Inc.              4,755        08/09           66,570          14.00
Timescape Resorts, LLC                          7,251        08/09           50,757           7.00
Pizzeria Mashka, Inc.                           1,609        09/09           38,616          24.00
Faz Corporation                                 1,542        09/09           30,840          20.00
Sunstate Gifts, Inc.                            1,532        09/09           30,640          20.00
Gemstone Properties, LLC                        1,432        09/09           27,280          19.00
Phu Lock of Kissimmee, Inc.                     1,096        09/09           21,920          20.00
Cave Run Eagles, LLC                            3,324        09/09           59,832          18.00
Oriental Pearl                                  2,791        07/14           55,820          20.00
Smokey Bones                                    7,082        08/14          120,000          16.94

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FAIRGROUNDS PLAZA, MIDDLETOWN, NEW YORK

         We anticipate purchasing a redeveloped shopping center which will be known as Fairgrounds Plaza, containing 98,021 of gross leasable square feet. The center is located at 330 Route 211 East in Middletown, New York.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $27,448,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $280 per square foot of leasable space.

         We intend to purchase this property with our own funds. We are assuming the existing debt in the amount of $16,032,000. The loan requires monthly principal and interest payments at an annual fixed rate of 5.69% and matures in February 2013.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Super Stop & Shop, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                                  Approximate                Per Square
                                  GLA Leased    % of Total    Foot Per      Lease Term
Lessee                             (Sq. Ft.)       GLA       Annum ($)    Beginning    To
--------------------------------------------------------------------------------------------
Super Stop & Shop                   59,970        61            28.51      01/03     01/28

         For federal income tax purposes, the depreciable basis in this property will be approximately $20,586,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Fairgrounds Plaza commenced redevelopment construction during 2002 that will be completed in stages by 2005. This property has been in a leasing up phase and seven tenants have executed leases for retail within the shopping center whose leases have not yet commenced. As of October 1, 2004, the property was 68% leased with a total 66,254 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                     Current       Base Rent Per
                                      GLA Leased                       Annual        Square Foot
Lessee                                 (Sq. Ft.)      Lease Ends      Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------------
First Union Bank                           2,284         09/08           38,828         17.00
Majestic Carpet                            4,000         12/14           54,000         13.50
Super Stop & Shop                         59,970         01/28        1,710,000         28.51

* Lease term information is based on the estimated date the tenant begins occupancy and is not currently available.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORAM PLAZA, CORAM, NEW YORK

         We anticipate purchasing a portion of a shopping center, under construction, known as Coram Plaza. This transaction is comprised of 144,301 of gross leasable square feet. The center is located on 264 Middle County Road in Coram, New York.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $38,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $267 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         One tenant, Stop & Shop, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                           Approximate                     Per Square
                           GLA Leased       % of Total      Foot Per              Lease Term
Lessee                      (Sq. Ft.)          GLA         Annum ($)      Beginning          To
---------------------------------------------------------------------------------------------------
Stop & Shop                  66,194             46           23.91          11/03           10/29

         For federal income tax purposes, the depreciable basis in this property will be approximately $28,875,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Coram Plaza was built in the 1950's with a complete renovation and expansion during 2004. As of October 1, 2004, this property was 89% occupied, with a total 128,419 square feet leased to 20 tenants of which three tenants' leases are anticipated to commence on December 1, 2004. The following table sets forth certain information with respect to those leases:

                                     Approximate                Current    Base Rent Per
                                     GLA Leased                  Annual     Square Foot
Lessee                                (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------------
Longwood Sports Association              4,000        03/05        68,080     16.75
Plaza Deli                               1,440        04/05        27,404     17.68
Family Dollar                            8,000        12/05        80,000      8.85
Aqua Hut *                               3,300        11/06        50,496     15.30
RFK Furniture & Mattress                 7,500        08/07        98,750     13.17
G&M Family Card                          2,000        08/07        34,833     17.42
Subway                                   1,320        08/07        23,718     17.97
Blockbuster Video                        3,017        09/07        45,255     15.00
Bridgestone/Firestone                    7,398        02/08        24,000      3.51
Middle County Cleaners                   1,080        11/09        30,000     27.78
Bella Rama                               3,260        08/10        60,679     18.61
Joyce Leslie                             8,000        08/10       128,000     16.00
Tan City                                 1,080        11/10        20,780     19.24
Joann Michael Org Beauty Supply          1,510        03/12        30,962     20.51
Path Liquors                             2,500        05/12        61,276     24.51
KYCR Hair & Nails *                      1,350        11/12        23,362     17.31

                                     Approximate                Current    Base Rent Per
                                     GLA Leased                  Annual     Square Foot
Lessee                                (Sq. Ft.)    Lease Ends   Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------------
Dunkin Donuts                            1,500        08/13        42,000     28.00
Homes 4-Sale Realty                      2,800        11/14        60,000     21.43
Ming Chang Cheung                        1,170        12/18        30,420     26.00
Stop & Shop                             66,194        10/29     1,583,000     23.91

* Rent commencement for these tenants is December 1, 2004.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MAGNOLIA SQUARE, HOUMA, LOUISIANA

         We anticipate purchasing a shopping center being built and which will be known as Magnolia Square, containing 115,746 of gross leasable square feet. The center is located at Martin Luther King Boulevard in Houma, Louisiana.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $18,552,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $160 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Circuit City, Ross Stores and PETsMART, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                                Approximate                     Per Square
                                 GLA Leased     % of Total       Foot Per
Lessee *                         (Sq. Ft.)          GLA         Annum ($)
----------------------------------------------------------------------------
Circuit City                       20,000           17            13.85

Ross Stores                        30,186           26             9.25

PETsMART                           20,030           17            12.50

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

         For federal income tax purposes, the depreciable basis in this property will be approximately $13,914,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Magnolia Square is being constructed during 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of August 1, 2004, the property was 90% leased to nine tenants. The following table sets forth certain information with respect to those leases:

                            Approximate                        Base Rent Per
                             GLA Leased     Current Annual      Square Foot
Lessee *                     (Sq. Ft.)         Rent ($)        Per Annum ($)
----------------------------------------------------------------------------
Circuit City                   20,000          277,000            13.85
Ross Dress for Less            30,186          279,221             9.25
PETsMART                       20,030          250,375            12.50
Dress Barn                      7,700          109,725            14.25
Chuck E. Cheese                 7,000          126,000            18.00
Sally Beauty Supplies           1,600           26,000            16.25
Dollar Tree                    10,030           72,718             7.25
Starbucks                       1,600           39,600            24.75
West Marine                     6,000          113,700            18.95

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEPOINTE TOWNE CROSSING, LEWISVILLE, TEXAS

         We anticipate purchasing a newly constructed shopping center known as Lakepointe Towne Crossing, containing 193,502 of gross leasable square feet. The center is located at 715 Hebron Parkway, in Lewisville, Texas.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $39,482,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $204 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Three tenants, Sportsman's Warehouse, Circuit City and Ross Dress for Less, will each lease more than 10% of the total gross leasable area of the property. The lease term has been determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                   Base Rent
                        Approximate      % of     Per Square
                        GLA Leased      Total      Foot Per           Lease Term
Lessee                   (Sq. Ft.)       GLA       Annum ($)      Beginning      To
------------------------------------------------------------------------------------
Sportsman's Warehouse     45,250          23        12.00          08/04       08/19

Circuit City              33,862          18        14.00          06/04       01/19

Ross Dress for Less       30,187          16         9.75          04/03       04/23

         For federal income tax purposes, the depreciable basis in this property will be approximately $29,611,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Lakepointe Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                Approximate                  Current    Base Rent Per
                                GLA Leased                    Annual     Square Foot
Lessee                           (Sq. Ft.)     Lease Ends    Rent ($)   Per Annum ($)
-------------------------------------------------------------------------------------
Mattress Firm                      6,500         08/08       162,500        25.00
Hawk Electronics                   5,000         10/08       125,000        25.00
EB Games                           1,500         10/08        34,500        23.00
Carter Floors and Countertops      2,240         12/08        51,520        23.00
Great Clips                        1,200         10/09        28,800        24.00
Dr. John Launius                   2,880         11/10        63,360        22.00
Pei Wei Asian Diner                3,300         10/13        85,800        26.00
Moe's Southwest Grill              3,121         11/13        78,025        25.00
Circuit City                      33,862         01/19       474,068        14.00
Sportsman's Warehouse             45,250         08/19       543,000        12.00
Ross Dress for Less               30,187         04/23       294,323         9.75

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLEASANT RUN TOWNE CROSSING, CEDAR HILL, TEXAS

         We anticipate purchasing a newly constructed shopping center known as Pleasant Run Towne Crossing, containing 225,431 of gross leasable square feet of which 20,200 is on ground leases. The center is located at Pleasant Run and Highway 67, in Cedar Hill, Texas.

         We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $41,417,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $176 per square foot of leasable space.

         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Two tenants, Oshman's Sporting Goods and Circuit City, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                  Base Rent
                          Approximate    % of    Per Square
                          GLA Leased    Total      Foot Per          Lease Term
Lessee                     (Sq. Ft.)     GLA       Annum ($)     Beginning      To
------------------------------------------------------------------------------------
Oshman's Sporting Goods      40,954       17         10.00         05/04       04/14

Circuit City                 32,570       14         14.00         11/03       01/18

         For federal income tax purposes, the depreciable basis in this property will be approximately $31,063,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Pleasant Run Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                        Approximate                 Current     Base Rent Per
                        GLA Leased                   Annual      Square Foot
Lessee                   (Sq. Ft.)    Lease Ends    Rent ($)     Per Annum ($)
------------------------------------------------------------------------------
The Maytag Store            5,225        04/09        94,050         18.00
Justice Just for Girls      4,500        04/09        81,000         18.00
Sleep Experts               4,500        06/09        99,000         22.00
Mattress Firm               6,000        08/09       132,000         22.00
ASAP Mail                   2,000        08/09        40,000         20.00
Luxury Nails                1,200        08/09        25,200         21.00
Brook Mays Music            6,250        09/09       112,500         18.00
Michaels                   21,390        11/13       224,595         10.50
Bombay Company              4,500        11/13        81,000         18.00
Bed, Bath & Beyond         22,000        01/14       220,000         10.00
Half Price Books           10,108        02/14       121,296         12.00
Mothers Work                1,805        03/14        36,100         20.00

                                  Approximate                Current   Base Rent Per
                                  GLA Leased                  Annual    Square Foot
Lessee                             (Sq. Ft.)    Lease Ends   Rent ($)  Per Annum ($)
------------------------------------------------------------------------------------
Zales Jewelry                        3,000        05/14       66,000       22.00
Vitamin Shop                         5,000        08/14      135,000       27.00
Panera Bread                         4,999        10/14      119,976       24.00
Oshman's Sporting Goods             40,954        01/15      409,540       10.00
Circuit City                        32,570        01/18      455,980       14.00
JP Morgan Chase Bank (Ground
  Lease)                             4,700        02/24       84,999         N/A
Saltgrass Steakhouse (Ground
  Lease)                             8,500        05/24       84,999         N/A
Joe's Crab Shack (Ground Lease)      7,000        05/24       75,000         N/A

         In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

         As of December 8, 2004, we have over $362,597,000 in pending acquisitions and we believe, based in part on projected sales of our common stock, that cash on hand and future financings will provide us with sufficient cash to clse these properties at the time of their projected closings.

TERMINATED CONTRACTS

         Our board previously approved the acquisition of Albertson's Grocery Store in Loveland, Colorado, Mall 205 and Plaza 205, Portland Oregon, Eckerd Drug Store at Danforth and Santa Fe in Edmond, Oklahoma and Casa Paloma (disclosed as probable) Woodbury Village Shopping Center (disclosed as probable), Shaw's Supermarket at Bristol, Connecticut (disclosed as probable) and Peoria Station (disclosed as probable). Based on information received during our due diligence process, we have decided not to acquire the properties and our affiliate has terminated the contracts on these acquisitions.

TENANT LEASE EXPIRATION

         The following table sets forth, as of December 7, 2004, lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                                                                                           Average
                                                                                                            Base
                                Approx.     % Total of                                                     Rental
                                Gross        Portfolio                      % of Total                     Income
                               Leasable        Gross        Total Annual   Annual Base                   Per Square
                               Area of     Leasable Area    Base Rental   Rental Income                     Foot
                     Number    Expiring     Represented      Income of     Represented    Total Annual      Under
     Year Ending   of Leases  Leases (Sq.   by Expiring       Expiring     by Expiring    Base Rental     Expiring
     December 31,  Expiring      Ft.)         Leases         Leases ($)      Leases        Income ($)    Leases ($)
-------------------------------------------------------------------------------------------------------------------
     Consolidated

     2004                36      126,699        0.8%          1,980,296        1.0%       198,886,836       15.63
     2005                82      264,362        1.7%          5,059,399        2.6%       197,728,346       19.14
     2006               134      603,457        3.9%          9,118,717        4.7%       193,630,395       15.11
     2007               164      559,348        3.6%         10,030,425        5.4%       185,584,833       17.93
     2008               248      807,416        5.2%         15,836,792        9.0%       176,706,669       19.61
     2009               223      943,389        6.1%         15,099,395        9.3%       161,693,736       16.01
     2010                48      450,974        2.9%          6,137,053        4.2%       146,907,152       13.61
     2011                63      929,855        6.0%         12,816,709        9.1%       141,051,408       13.78
     2012                83      907,832        5.8%         13,093,523       10.2%       128,639,551       14.42
     2013               141    1,501,909        9.7%         18,865,006       16.3%       115,891,608       12.56

TENANT CONCENTRATION

         The following table sets forth, as of December 7, 2004, our individual tenant concentrations for the properties that we currently own.

                                                                               % OF                            % OF
                                                           GROSS               TOTAL                         ANNUALIZED
                                                          LEASABLE             GROSS        ANNUALIZED          BASE
                                             TOTAL        AREA (SQ.           LEASABLE      BASE RENTAL        RENTAL
DESCRIPTION                                 NUMBER          FT.)                AREA          INCOME           INCOME
-----------------------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

Zurich American Insurance Company              1           895,418               5.6%        8,883,864          4.5%
Wal-Mart                                       4           707,090               4.4%        4,430,026          2.2%
GMAC                                           1           501,064               3.1%        5,164,449          2.6%
Best Buy                                      11           488,598               3.0%        7,116,746          3.6%
Ross Dress for Less                           16           469,821               2.9%        4,952,789          2.5%
Kohl's                                         5           431,317               2.7%        2,969,102          1.5%
Bed, Bath & Beyond                            13           371,445               2.3%        4,404,859          2.2%
Home Depot                                     3           335,664               2.1%        2,369,208          1.2%
Publix                                         8           335,217               2.1%        3,649,391          1.8%
Linens 'N Things                              10           317,668               2.0%        3,628,167          1.8%
Wrangler                                       1           316,800               2.0%        1,504,800          0.8%
T.J. Maxx                                     11           315,727               2.0%        2,809,953          1.4%
Michaels                                      12           285,889               1.8%        3,086,511          1.5%
Old Navy                                      12           241,301               1.5%        2,743,066          1.4%
PETsMART                                      11           239,554               1.5%        2,977,597          1.5%
Marshalls                                      7           204,684               1.3%        1,727,175          0.9%
Burlington Coat Factory                        3           198,933               1.2%        1,148,475          0.6%
Pier 1 Imports                                19           192,504               1.2%        3,477,851          1.7%
Academy Sports                                 3           182,152               1.1%        1,160,000          0.6%
Barnes & Noble                                 7           180,198               1.1%        2,930,488          1.5%
Borders Books                                  8           176,749               1.1%        2,614,835          1.3%
OfficeMax                                      7           162,542               1.0%        1,915,272          1.0%
Safeway                                        3           153,850               1.0%        1,489,742          0.7%
Giant Food                                     3           153,764               1.0%        2,051,401          1.0%
The Sports Authority                           4           151,475               0.9%        1,654,970          0.8%
Oshman's Sporting Goods                        3           147,630               0.9%        1,597,265          0.8%
Target                                         1           147,582               0.9%          640,000          0.3%
Cost Plus World Market                         8           146,904               0.9%        2,061,328          1.0%
Sam's Club                                     1           142,491               0.9%        1,142,063          0.6%
Dick's Sporting Goods                          3           140,000               0.9%        1,057,500          0.5%
Office Depot                                   7           135,538               0.8%        1,782,105          0.9%

                                                                               % OF                            % OF
                                                           GROSS               TOTAL                         ANNUALIZED
                                                          LEASABLE             GROSS        ANNUALIZED          BASE
                                             TOTAL        AREA (SQ.           LEASABLE      BASE RENTAL        RENTAL
DESCRIPTION                                 NUMBER           FT.)               AREA          INCOME           INCOME
-----------------------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

Circuit City                                   4           132,402               0.8%        1,666,416          0.8%
Toys "R" Us                                    3           124,000               0.8%          557,500          0.3%
Gottschalk's                                   1           119,256               0.7%          400,000          0.2%
BJ's Wholesale                                 1           115,396               0.7%        1,009,715          0.5%
Staples                                        5           113,020               0.7%        1,485,980          0.7%
Public Safety Service                          1           107,705               0.7%        1,292,400          0.6%
Gart Sports                                    2           100,561               0.6%          913,494          0.5%
King Soopers                                   1            97,857               0.6%          715,100          0.4%
National Wholesale Liquidators                 1            91,314               0.6%          365,256          0.2%
G.I. Joe's                                     2            89,375               0.6%        1,072,500          0.5%
DSW Shoe Warehouse                             3            72,000               0.4%        1,005,250          0.5%
Super Stop & Shop                              1            68,073               0.4%        1,769,898          0.9%
Dominick's                                     1            65,844               0.4%          804,000          0.4%
Shaw's Supermarkets                            1            65,658               0.4%        1,083,357          0.5%
CVS Pharmacy                                   5            59,978               0.4%        1,554,106          0.8%
Kroger                                         1            59,670               0.4%          491,681          0.2%
Shopper's Food Warehouse                       1            58,217               0.4%          844,146          0.4%
Ralph's Grocery Store                          1            58,000               0.4%          350,004          0.2%
Harris Teeter                                  1            57,230               0.4%          558,340          0.3%
Babies "R" Us                                  2            56,407               0.3%          287,423          0.1%
Shoe Carnival                                  5            55,000               0.3%          683,500          0.3%
Party City                                     5            54,922               0.3%          781,632          0.4%
Eckerd Drug Store                              4            54,912               0.3%        1,046,132          0.5%
PETCO                                          4            54,616               0.3%          928,279          0.5%
Lowes Magic Johnson                            1            52,500               0.3%        1,155,000          0.6%
Tom Thumb                                      1            50,000               0.3%          575,000          0.3%
Lowes Cineplex                                 1            48,229               0.3%          516,816          0.3%
Super Fresh Food Market                        1            47,827               0.3%          657,621          0.3%
Bi-Lo                                          1            46,673               0.3%          406,522          0.2%
Jo Ann Fabrics                                 1            46,000               0.3%          506,000          0.3%
Sportmart                                      1            43,660               0.3%          434,334          0.2%
LA Fitness                                     1            41,000               0.3%          697,000          0.3%
Stein Mart                                     1            34,000               0.2%          229,500          0.1%
Whole Foods                                    1            32,000               0.2%          432,000          0.2%
Bealls                                         1            29,847               0.2%          194,005          0.1%

                                                                               % OF                            % OF
                                                           GROSS               TOTAL                         ANNUALIZED
                                                          LEASABLE             GROSS        ANNUALIZED          BASE
                                             TOTAL        AREA (SQ.           LEASABLE      BASE RENTAL        RENTAL
DESCRIPTION                                 NUMBER           FT.)               AREA          INCOME           INCOME
-----------------------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

Copeland's Sporting Goods                      1            25,129               0.2%          379,950          0.2%
The Container Store                            1            25,000               0.2%          725,000          0.4%

PROPERTY ALLOCATION

         The following table provides a summary of the properties in our investment portfolio by type of investment and by state at December 7, 2004.

                                                                               % OF
                                                           GROSS               TOTAL                           % OF
                                                          LEASABLE             GROSS        ANNUALIZED      ANNUALIZED
                                             TOTAL        AREA (SQ.           LEASABLE      BASE RENTAL     BASE RENTAL
DESCRIPTION                                 NUMBER          FT.)                AREA          INCOME          INCOME
-----------------------------------------------------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY TYPE

Neighborhood and Community  Retail
Shopping Center                               26         1,788,990              11.1%       26,419,622         13.3%

Single-User Property                          18         2,531,936              15.7%       22,825,422         11.5%

Retail Shopping Center                        42         9,758,625              60.5%      123,773,647         62.1%

Joint Venture                                  5         2,043,986              12.7%       26,307,650         13.2%
                                        ---------------------------------------------------------------------------

Total                                         91        16,123,537             100.0%      199,326,341        100.0%
                                        ===========================================================================

PORTFOLIO ALLOCATION BY STATE

California                                     5           703,727               4.4%       12,955,611          6.5%

Florida                                        5           655,514               4.1%        9,468,309          4.8%

Georgia                                        5           648,335               4.0%        7,875,955          4.0%

Maryland                                       6         2,105,803              13.1%       27,180,163         13.6%

North Carolina                                 5         1,031,714               6.4%       10,308,637          5.2%

South Carolina                                 8           943,045               5.8%       10,360,093          5.2%

Tennessee                                      4           322,488               2.0%        3,914,311          2.0%

                                                                               % OF
                                                           GROSS               TOTAL                           % OF
                                                          LEASABLE             GROSS        ANNUALIZED      ANNUALIZED
                                             TOTAL        AREA (SQ.           LEASABLE      BASE RENTAL     BASE RENTAL
DESCRIPTION                                 NUMBER          FT.)                AREA          INCOME          INCOME
-----------------------------------------------------------------------------------------------------------------------
Texas                                         17         2,575,273              16.0%       33,596,184         16.9%

Washington                                     4         1,374,563               8.5%       14,559,999          7.3%

Other                                         32         5,763,075              35.7%       69,107,079         34.7%
                                        ---------------------------------------------------------------------------

Total                                         91        16,123,537               100%      199,326,341          100%
                                        ===========================================================================

                                 CAPITALIZATION

         The following table sets forth our historical capitalization as of September 30, 2004, our as adjusted capitalization giving effect to the issuance of 165,649,805 shares of common stock remaining for sale in our initial public offering and our as adjusted capitalization giving effect to the issuance of 250,000,000 shares of common stock in this offering and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the business manager/advisor, for which the business manager/advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition -- Liquidity and Capital Resources."

                                                          SEPTEMBER 30, 2004

                                             HISTORICAL     AS ADJUSTED (2)  AS ADJUSTED (3)
                                           -------------------------------------------------
                                            (Amounts in thousands, except per share data)
DEBT:
  Mortgages and notes payable...........   $    1,141,248   $    1,141,248   $    1,141,248

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value,
  10,000,000 authorized, none
  outstanding...........................                -                -                -

Common stock, $.001 par value,
  250,000 authorized, 146,284 shares
  issued and outstanding historical;
  250,000 shares issued and outstanding
  issued pro forma; and 500,000 shares
  issued and outstanding pro forma as
  adjusted..............................              146              252              502

Additional paid-in-capital (1)..........        1,304,817        2,244,531        4,474,469

Retained earnings deficit...............          (32,177)         (32,177)         (32,177)

Accumulated other comprehensive
  income ...............................              204              204              204
                                           ------------------------------------------------
    Total stockholders' equity..........   $    1,272,990   $    2,212,810   $    4,442,998
                                           ------------------------------------------------
    Total capitalization................   $    2,414,238   $    3,354,058   $    5,584,246
                                           ================================================

----------
(1) Additional paid-in capital reduced by selling commissions either paid or estimated to be paid.
(2) Includes the issuance of 250,000 primary shares plus 1,636 distribution reinvestment shares issued in connection with the initial public offering.
(3) Includes the issuance of 250,000 primary shares plus 1,636 distribution reinvestment shares issued in connection with the initial public offering and 250,000 shares issued in connection with this offering.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

         The following discussion and analysis relates to the three and nine months ended September 30, 2004. The period from March 5, 2003 (inception) to September 30, 2003 is not comparable because no properties were owned by us during that 2003 period. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included elsewhere in this prospectus.

OVERVIEW

         We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail and single-tenant properties in locations throughout the United States. We have also begun to acquire properties improved with commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy including property taxes, insurance and repairs and maintenance. Inland Western Retail Real Estate Advisory Services, Inc., our business manager/advisor, has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

         Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of November 5, 2004 we have purchased 11 additional properties located in the states of Alabama, California, Florida, Illinois, South Carolina, Tennessee and Texas.

         During the nine months ended September 30, 2004, we purchased 60 properties, of which 29 were not located in our primary geographical area of interest. We purchased these 29 properties because we had the unique opportunity of taking advantage of our business manager/advisor's acquisition pipeline of properties located east of the Mississippi River, which generally continue to have rates of return above those located in the Western United States. We expect this trend to continue through the end of the year. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

         During the third quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite subsequent terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

         Retail continues to benefit from property market conditions that have remained the healthiest of all property types. Absorption, which is the change in the amount of retail space occupied, has remained solidly positive in the retail sector. During the third quarter of 2004, new tenants absorbed 6.6 million square feet of retail space, the largest jump in occupied space in four years, according to Reis, a real estate research firm. In addition, shopping center rents posted their second-largest increase in the last 3 1/2 years and vacancies dropped slightly to 6.9%.

         While sustained consumer spending, spurred by low interest rates, has helped to maintain retail sales growth, changing demographics and consumer preferences have resulted in a fundamental shift in consumer spending patterns and the emergence of discount retail as a dominant category. Today a majority of general merchandise sales occur at a discount department store or a warehouse club/supercenter. As a result of this trend, some conventional department stores are struggling and a number of local, regional and national retailers have been forced to voluntarily close their stores or file for bankruptcy protection. Some bankrupt retailers have reorganized their operations and/or sold stores to stronger operators. In some instances, bankruptcies and store closings may create opportunities to lease space at higher rents to tenants with better sales performance. Therefore, we do not expect store closings or bankruptcy reorganizations to have a material impact on our consolidated financial position or the results of our operations in the near term.

         We believe our risk exposure to potential future downturns in the economy is mitigated because the tenants at our current and targeted properties, to a large extent, consist or will consist of: retailers who serve primary non-discretionary shopping needs, such as grocers and pharmacies; discount chains that can compete effectively during an economic downturn; and national tenants with strong credit ratings who can withstand a downturn. We believe that the diversification of our current and targeted tenant base and our focus on creditworthy tenants further reduces our risk exposure.

         We are subject to risks existing due to a concentration of any single tenant within the portfolio. Currently, the largest tenant by leased area is Wal-Mart, which has 4 leases representing approximately 707,254 square feet, or approximately 5% of the total gross leasable area owned by us as of November 5, 2004. The annualized base rental income from these leases is approximately $4,430,026, or approximately 2.6% of the total annualized base rental income, based on our portfolio of properties as of November 5, 2004. The two largest tenants in annualized base rental income are Best Buy and GMAC Insurance which together total approximately $12,281,195 or 7.2% of the total annualized base rental income, based on our portfolio of properties as of November 5, 2004.

         We are in the process of offering our common stock and have raised $1,461,406,060 as of September 30, 2004. We raised on average approximately $204 million per month during the third quarter of 2004.

         As of September 30, 2004, we owned through separate limited partnership, limited liability company, or joint venture agreements, a portfolio of 68 properties located in Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, and Washington containing an aggregate of approximately 12,900,000 square feet of gross leasable area. As of September 30, 2004, approximately 93% of gross leasable area in the properties was physically leased and 96% was economically leased.

         The following is a summary of the properties we own as of September 30, 2004:

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA         DATE          YEAR BUILT/         PAYABLE AT
     PROPERTY                    (SQ FT)          ACQUIRED         RENOVATED           09/30/04
     --------                 -------------       --------        -----------         ----------
Academy Sports                   60,001             07/04            2004             $ 2,920,000
  Houma, LA

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA         DATE          YEAR BUILT/         PAYABLE AT
     PROPERTY                    (SQ FT)          ACQUIRED         RENOVATED           09/30/04
     --------                 -------------       --------        -----------         ----------
Alison's Corner                  55,066            04/04             2003               3,850,000
  San Antonio, TX

Arvada Connection and
Arvada Marketplace              358,757            04/04           1987/1990           28,510,000
  Arvada, CO

Best on the Boulevard           204,427            04/04           1996/1999           19,525,000
  Las Vegas, NV

Bluebonnet Parc                 135,289            04/04             2002              12,100,000
  Baton Rouge, LA

Boulevard at the
Capital Centre                  482,377            09/04             2004              71,500,000
  Largo, MD

CorWest Plaza                   115,011            01/04           1999/2003           18,150,000
  New Britain, CT

Cranberry Square                195,566            07/04           1996/1997           10,900,000
  Cranberry
  Township, PA

Darien Towne Centre             223,844            12/03             1994              16,500,000
  Darien, IL

Davis Towne Crossing             41,295            06/04             2004               5,365,200
  North Richland
  Hills, TX

Dorman Center -
Phases I & II                   388,067        03/04 & 07/04       2003/2004           27,610,000
Spartanburg, SC

Eastwood Towne Center           326,981            05/04             2002              46,750,000
  Lansing, MI

Eckerd Drug Store                13,440            06/04             2004               1,750,000
  Columbia, SC

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA        DATE           YEAR BUILT/         PAYABLE AT
        PROPERTY                 (SQ FT)         ACQUIRED          RENOVATED           09/30/04
        --------              -------------      --------         -----------         ----------
Eckerd Drug Store                13,824            06/04             2004               1,425,000
  Crossville, TN

Eckerd Drug Store                13,824            12/03             2003               1,850,000
  Edmund, OK

Eckerd Drug Store                13,824            06/04             2004               1,650,000
  Greer, SC

Eckerd Drug Store                13,824            06/04             2004               1,975,000
  Kill Devil Hills,
  NC

Eckerd Drug Store                13,824            12/03             2003               2,900,000
  Norman, OK

Forks Town Center                92,660            07/04             2002              10,395,000
  Easton, PA

Fullerton Metrocenter           253,296            06/04             1988              28,050,000
  Fullerton, CA

Gateway Plaza                   358,501            07/04             2000              18,163,000
  Southlake, TX

Gateway Village                 273,788            07/04             1996              31,458,000
  Annapolis, MD

Governor's Marketplace          231,915            08/04             2001              20,625,000
  Tallahassee, FL

GMAC                            501,064            09/04           1980/1990           33,000,000
  Winston-Salem,
  NC

Harris Teeter                    57,230            09/04           1977/1995                    -
  Wilmington, NC

Harvest Towne Center             42,213            09/04           1996/1999                    -
  Knoxville, TN

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA        DATE           YEAR BUILT/         PAYABLE AT
        PROPERTY                 (SQ FT)         ACQUIRED          RENOVATED           09/30/04
        --------              -------------      --------         -----------         ----------
Heritage Towne Crossing          80,639            03/04             2002               8,950,000
  Euless, TX

Hickory Ridge                   380,487            01/04             1999              23,650,000
  Hickory, NC

Huebner Oaks Center             286,684            06/04             1998              48,000,000
  San Antonio, TX

John's Creek Village            191,752            06/04             2004              23,300,000
  Duluth, GA

La Plaza Del Norte              320,345            01/04           1996/1999           32,528,000
  San Antonio, TX

Lakewood Towne Center           578,863            06/04           1988/2003           51,260,000
  Lakewood, WA

Larkspur Landing                173,821            01/04           1978/2001           33,630,000
  Larkspur, CA

Lincoln Park                    148,806            09/04             1998                       -
  Dallas, TX

Low Country Village              76,376            06/04             2004                       -
  Bluffton, SC

MacArthur Crossing              109,755            02/04             1996              12,700,000
  Los Colinas, TX

Manchester Meadows              454,172            08/04           1994/1995           31,064,550
  Town and
  Country, MO

Metro Square Center              61,817            01/04             1999               6,067,183
  Severn, MD

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA        DATE           YEAR BUILT/         PAYABLE AT
        PROPERTY                 (SQ FT)         ACQUIRED          RENOVATED           09/30/04
        --------              -------------      --------         -----------         ----------
Mitchell Ranch Plaza            200,404            08/04             2003              18,700,000
  New Port Richey,
  FL

Newnan Crossing I & II          291,450        12/03 & 3/04        1999/2003           21,543,091
  Newnan, GA

Northgate North                 302,095            06/04             2004              26,650,000
  Seattle, WA

Northpointe Plaza               377,924            05/04           1991/1993           30,850,000
  Spokane, WA

North Ranch Pavilions            62,812            01/04             1992              10,157,400
  Thousand Oaks,
  CA

North Rivers Town Center        141,004            04/04             2004              11,050,000
  Charleston, SC

Paradise Valley Marketplace      92,158            04/04             2002              15,680,500
  Phoenix, AZ

Pavilion at King's Grant         79,109            12/03             2003               5,342,000
  Concord, NC

Peoria Crossings                213,733            03/04             2003              20,497,400
  Peoria, AZ

Pine Ridge Plaza                230,510            06/04           1998/2004           14,700,000
  Lawrence, KS

Plaza at Marysville             115,656            07/04             1995              11,800,000
  Marysville, WA

Plaza Santa Fe II               222,389            06/04           2000/2002           17,474,839
  Santa Fe, NM

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA        DATE           YEAR BUILT/         PAYABLE AT
        PROPERTY                 (SQ FT)         ACQUIRED          RENOVATED           09/30/04
        --------              -------------      --------         -----------         ----------
Promenade at Red Cliff           94,364            02/04             1997              10,590,000
  St. George, UT

Reisterstown Road Plaza         779,397            08/04           1986/2004           49,650,000
  Baltimore, MD

Saucon Valley Square             80,695            09/04             1999               8,850,900
  Bethlehem, PA

Shaw's Supermarket               65,658            12/03             1995               6,450,000
  New Britain, CT

Shoppes of Dallas                70,610            07/04             2004               7,178,700
  Dallas, GA

Shoppes of Prominence Point      78,058            06/04             2004               9,954,300
  Canton, GA

Shops at Boardwalk              122,413            07/04           2003/2004           20,150,000
  Kansas City, MO

Shops at Park Place             116,300            10/03             2001              13,127,000
  Plano, TX

Stony Creek Market Place        153,796            12/03             2003              14,162,000
  Noblesville, IN

The Columns                     128,600            08/04             2004                       -
  Jackson, TN

Tollgate Marketplace            392,587            07/04           1979/1994           39,765,000
  Belair, MD

Towson Circle                   116,366            07/04             1998              19,197,500
Towson, MD

                                                                                      AMOUNT OF
                                  GROSS                                               MORTGAGES
                              LEASABLE AREA        DATE           YEAR BUILT/         PAYABLE AT
        PROPERTY                 (SQ FT)         ACQUIRED          RENOVATED           09/30/04
        --------              -------------      --------         -----------         ----------
Village Shoppes of Simonton      66,415            08/04             2004               7,561,700
  Lawrenceville,
  GA

Wal-Mart Supercenter            183,211            07/04             1999               7,100,000
  Blytheville, AR

Wal-Mart Supercenter            149,704            08/04             1997               6,088,500
  Jonesboro, AR

Wautauga Pavilion               205,740            05/04             2004              17,100,000
  Wautauga, TX

Wilshire Plaza
(under construction)             88,248            07/04             2004                       -
  Kansas City, MO

Wrangler                        316,800            07/04             1993              11,300,000
  El Paso, TX
                           ------------                                           ---------------

Total                        12,881,631                                           $ 1,140,741,763
                           ============                                           ===============

         The square footage for Arvada Connection , Darien Towne Centre, Davis Towne Crossing, Eastwood Towne Center, Forks Town Center, Fullerton Metrocenter, Gateway Plaza, Governor's Marketplace, Harvest Towne Center, Heritage Towne Crossing, Hickory Ridge, Huebner Oaks Center, John's Creek Village, MacArthur Crossing, Manchester Meadows, Newnan Crossing I & II, Northpointe Plaza, North Rivers Town Center, Paradise Valley Marketplace, Pavilion at King's Grant, Pine Ridge Plaza, Shops at Park Place, Stony Creek Market Place and Towson Circle includes 2,240, 6,371, 4,000, 24,110, 5,100, 5,178, 87,423, 3,800, 9,248, 7,246,
70,127, 8,036, 10,555, 6,500, 3,412, 6,650, 18,719, 31,280, 10,908, 65,000,
84,676, 3,822, 8,000 and 40,060, respectively, square feet of space leased to tenants under ground lease agreements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

GENERAL.

         The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

         We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships and as of September 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

         IMPAIRMENT OF LONG-LIVED ASSETS. We conduct an impairment analysis on a quarterly basis in accordance with SFAS 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time. No impairment losses have been taken in 2003 or 2004.

         COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

         Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

         The application of SFAS No. 141 and SFAS No. 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the quarter ended September 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $1,033,930 was applied as a reduction to rental income for the three months ended September 30, 2004 and $1,847,107 for the nine months ended September 30, 2004. Amortization pertaining to the below market lease costs of $1,742,220 was applied as an increase to rental income for the three months ended September 30, 2004 and $2,644,833 for the nine months ended September 30, 2004. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at September 30, 2004:

                        OCTOBER 1,
                       2004 THROUGH
                       DECEMBER 31,
  AMORTIZATION OF:         2004           2005           2006           2007           2008        THEREAFTER
  ----------------     ------------       ----           ----           ----           ----        ----------
Acquired above
  market lease
  costs                $ (1,248,545)    (4,978,152)    (4,796,242)    (3,982,664)    (3,737,860)   (18,834,489)

Acquired below
  market lease
  costs                   1,958,637      7,650,263      7,056,626      6,459,045      5,818,709     41,413,189
                       ---------------------------------------------------------------------------------------

Net rental income
  increase             $    710,092      2,672,111      2,260,384      2,476,381      2,080,849     22,578,700
                       =======================================================================================

Acquired in-place
lease intangibles      $  3,832,781     15,331,125     15,331,125     15,331,125     15,331,125     83,439,574

         The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $3,198,593 for the three months ended September 30, 2004 and $5,492,587 for the nine months ended September 30, 2004. The table above presents the amortization during the next five years related to acquired in-place lease costs for properties owned at September 30, 2004.

         Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

         REVENUE RECOGNITION. We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

         Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

         In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

         We accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

         INTEREST RATE FUTURES CONTRACTS. We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

         During the third quarter of 2004, we entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for five year treasury contracts and 4.0% to 4.3% for ten year treasury contracts. The amount on deposit for our treasury contracts was $3,712,900. On September 30, 2004, our investment in treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. On October 29, 2004, we liquidated all of our treasury contracts for a liquidation value of $126,213, resulting in a cumulative realized net loss of $3,586,687.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL.

         Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our business manager/advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the acquisition of properties. These lower returns may affect our ability to make distributions.

         Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers and triple-net leased properties, (ii) develop additional shopping center sites and
(iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

         Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

         If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

         We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

         OFFERING. As of September 30, 2004, subscriptions for a total of 146,283,829 shares had been received from the public, which include the 20,000 shares issued to the business manager/advisor and 1,636,031 shares distributed pursuant to the DRP as of September 30, 2004. As a result of such sales, we received a total of $1,461,406,060 of gross offering proceeds as of September 30, 2004.

         MORTGAGE DEBT. As of September 30, 2004 we have obtained mortgage debt on 62 properties totaling $1,140,741,763. With the exception of Plaza Santa Fe II, these loans require monthly payments of interest only and bear interest at a range between 2.68% and 5.30% per annum. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest at 6.20% per annum, and payments into taxes, insurance and replacement reserve escrows.

         During the period from October 1, 2004 through November 5, 2004 we obtained mortgage financing on properties that we purchased during 2004 totaling approximately $53,123,000 that require monthly payments of interest only and bear interest at a range of 4.61% to 5.12% per annum.

         From July 1, 2004 through November 5, 2004, we entered into interest rate lock agreements, as described below, to secure the interest rate on mortgage debt on properties we currently own or will purchase in the future. The funds under the rate agreements and the deposits are applied to the mortgage fundings as they occur.

         On July 2, 2004, we entered into two separate rate lock agreements with Bear Stearns Commercial Mortgage, Inc. We paid one rate lock deposit of $400,000 to lock the interest rate at 5.06% for a period of 90 days on $20,000,000 in principal. We paid a second rate lock deposit of $600,000 to lock the interest rate at 5.01% for a period of 90 days on $30,000,000 in principal. Of the total amount, approximately $2,500,000 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

         On July 9, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $500,000 to lock the interest rate at 5.04% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

         On July 16, 2004, we entered into a rate lock agreement with Nomura Credit & Capital, Inc. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.815% for a period of 90 days on $50,000,000 in principal, approximately $42,500,000 of which has been allocated to new or pending acquisitions.

         On August 6, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.67% for a period of 90 days on $100,000,000 in principal. Of this amount $33,000,000 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

         On September 27, 2004, we entered into a rate lock agreement with Principal Life Insurance Company. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.45% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions..

         On September 28, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.497% for a period of 90 days on $50,000,000 in principal, approximately $49,300,000 of which has been allocated to new or pending acquisitions.

         On October 20, 2004, we entered into a rate lock agreement with Bank of America, N.A. We paid a rate lock fee of $2,301,000 to lock the interest rate at 4.27% for a period of 58 days on $230,100,000 in principal, all of which has been allocated to new or pending acquisitions.

         On October 29, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock fee of $1,645,400 to lock the interest rate at 4.247% for a period of 60 days on $81,420,000 in principal, all of which has been allocated to new or pending acquisitions.

         LINE OF CREDIT. We have an unsecured line of credit arrangement with KeyBank N.A. which matures on December 24, 2004 in the amount of $225,000,000. The funds from this line of credit may be used to provide funds from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.94% to 3.56% during the quarter ended September 30, 2004. We are also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, we maintain a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as our properties are purchased without debt. On September 27, 2004, the outstanding balance of $110,000,000 on this line was repaid resulting in no outstanding balance as of September 30, 2004. As of September 30, 2004, we were in compliance with such covenants and no funds were required to be deposited in the cash collateral account.

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

         STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

         The DRP allows stockholders who purchase shares pursuant to the offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing allowance and due diligence expense allowance and will be sold at a price of $9.50 per share. As of September 30, 2004, we issued 1,636,031 shares pursuant to the DRP for an aggregate amount of $15,542,222.

         Subject to certain restrictions, the share repurchase program provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

         -    One year from the purchase date, at $9.25 per share;

         -    Two years from the purchase date, at $9.50 per share;

         -    Three years from the purchase date, at $9.75 per share; and

         - Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds available for distribution" per weighted average shares outstanding for the prior calendar year.

         Shares purchased by us will not be available for resale. As of September 30, 2004, no shares have been repurchased.

CAPITAL RESOURCES

         We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

         We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

         During the nine months ended September 30, 2004, we closed on mortgage debt with a principal amount of $1,111,191,645. At September 30, 2004, the weighted average cost of mortgage funds was approximately 4.48%. $985,158,645 of these mortgage loans are fixed-rate loans that bear interest at a rate between 3.96% and 6.20% per annum. The remaining $126,033,000 represents variable-rate loans with a weighted average interest rate of 2.85% per annum at September 30, 2004.

         With the exception of the mortgage loan on Plaza Santa Fe II, all of the loans closed during the nine months ended September 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows and has no prepayment privileges.

         Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

     Distributions are determined by our board of directors with the advice of our business manager/advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

         Cash flows provided by operating activities were approximately $39,961,000 for the nine month period ended September 30, 2004, which is due primarily to net income from property operations.

CASH FLOWS FROM INVESTING ACTIVITIES

         Cash flows used in investing activities were approximately $2,015,984,000 for the nine month period ended September 30, 2004 which were primarily used for the acquisition of 60 properties for approximately $1,959,554,000.

         As of November 5, 2004, we had approximately $375 million available for investment in additional properties. As of November 5, 2004 we are considering the acquisition of approximately $244 million in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offering, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

         Cash flows provided by financing activities was approximately $2,192,056,000 for the nine month period ended September 30, 2004. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,139,185,000. We generated approximately $1,094,146,000 from the issuance of new mortgages secured by 60 of our properties and $165,000,000 from funding on the line of credit. We paid approximately $10,707,000 for loan fees and approximately $28,873,000 in distributions to our stockholders, and $170,000,000 was paid off on the line of credit for the nine months ended September 30, 2004. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds available for distribution are sufficient to cover distributions.

         Given the current size of our offering, as of November 5, 2004, we could raise approximately $944 million of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties. We have also registered with the Securities and Exchange Commission for another offering of up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program which is not effective as of November 5, 2004. There is no assurance that we will be effective in selling all of these additional shares.

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

         We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

         SERVICES PROVIDED BY AFFILIATES OF THE BUSINESS MANAGER/ADVISOR. As of September 30, 2004, we had incurred $159,233,813 of offering costs, of which $119,656,429 was paid or accrued to affiliates. In accordance with the terms of our offering, our business manager/advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing allowance and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of September 30, 2004, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by our business manager/advisor.

         Our business manager/advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of our business manager/advisor and its affiliates relating to the offering. In addition, an affiliate of our business manager/advisor is entitled to receive selling commissions, and the marketing allowance and due diligence expense allowance from us in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $119,656,429 as of September 30, 2004, of which $3,502,335 was unpaid at September 30, 2004.

         Our business manager/advisor and its affiliates are entitled to reimbursement for general and administrative expenses relating to our administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the nine months ended September 30, 2004, we incurred $1,103,717 of these costs, of which $778,277 remained unpaid as of September 30, 2004 and are included in due to affiliates on the consolidated balance sheets.

         An affiliate of our business manager/advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $63,978 for the nine months ended September 30, 2004.

         We use the services of an affiliate of our business manager/advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the nine months ended September 30, 2004, we paid loan fees totaling $2,241,986 to this affiliate.

         We pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our business

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

manager/advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the nine months ended September 30, 2004, we neither paid nor accrued such fees because our business manager/advisor agreed to forego such fees for the first, second and third quarters of 2004.

         The property managers, entities owned principally by individuals who are affiliates of our business manager/advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $2,847,427 for the nine months ended September 30, 2004. None remained unpaid as of September 30, 2004.

         We established a discount stock purchase policy for our affiliates and affiliates of our business manager/advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 530,574 shares of common stock to affiliates and recognized an expense related to these discounts of $352,303 for the nine months ended September 30, 2004.

         As of September 30, 2004 we were due funds from our affiliates in the amount of $1,571,960, $1,567,481 of which is due from our sponsor for reimbursement of a portion of the distributions paid by us during 2004. The remaining $4,479 is due from an affiliate for costs paid on their behalf by us. Our sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds available for distribution are sufficient to cover the distributions. Our sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of September 30, 2004 we owe funds to our sponsor in the amount of $2,868,666 for repayment of the funds advanced for payment of distributions.

OFF-BALANCE SHEET ARRANGEMENTS, CONTRACTUAL OBLIGATIONS, LIABILITIES AND CONTRACTS AND COMMITMENTS

         The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of September 30, 2004.

Contractual Obligations   Payments Due by Period
-----------------------   ----------------------

                                               Less than                               More than
                               Total             1 year     1-3 years     3-5 years     5 years
                          ------------------------------------------------------------------------
Long-term debt            $ 1,141,248,461      15,035,000   38,671,248   813,276,474   274,265,739
Ground lease payments     $   298,329,805       1,021,807    5,324,069     5,328,897   286,655,032

CONTRACTS AND COMMITMENTS

         The purchase and sale contract for Pavilion at King's Grant provides that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant Toys "R" Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a

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

certain percentage of expenses at the property, then we would be obligated to pay the seller additional funds related to the purchase based upon an agreed income capitalization formula. We have not reserved any funds for this contingency.

         In connection with the purchase of Stony Creek Market Place, we are obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 square foot pad site within 48 months after the closing date. In connection with the purchase of Newnan Crossing, we are obligated to purchase the remaining portion of the shopping center that is currently under construction (Phase III) once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based upon an agreed income capitalization formula. In connection with the purchase of Low Country Village, we are obligated to purchase a portion of the shopping center that is currently under construction once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based upon an agreed income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we have deposited $300,000 of earnest money with an escrow agent. In connection with the purchase of Wilshire Plaza III, we are obligated to pay the remainder of the purchase price in the amount of $2,967,088 when Kohl's department store has moved in and commenced payment of rent. Also, in conjunction with this purchase, we are obligated to fund to Kohl's a second construction payment in the amount of $1,164,874 when they have moved in and commenced payment of rent. In connection with the purchase of an interest in the entity that owns Reisterstown Road Plaza, we are obligated to pay the remaining purchase price of $11,546,674 if the unfinished space has been built and rented within 24 months of the closing date. In connection with the purchase of Governor's Marketplace, we are obligated to pay the remaining purchase price of $4,846,152 if the seller completes the construction and leasing of additional components within 24 months of the closing date. In connection with the purchase of an interest in the entity that owns Boulevard at the Capital Centre, we are required to pay the remaining purchase price of $6,947,764 upon completion of the construction and satisfaction of tenant conditions of certain units of the shopping center. We have not reserved any funds for these contingencies.

         In connection with the purchase of Eastwood Towne Center, we are obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchors' commencement of operations. In connection with the purchase of John's Creek Village, we are obligated to pay the remaining purchase price of $13,385,390 if the vacancies have been leased and the respective tenants have moved in and commenced payment of rent within 18 months of the closing date. In connection with the purchase of Davis Towne Crossing, we are obligated to pay the remaining purchase price of $1,604,304 if the vacancies have been leased and respective tenants have moved in and commenced payment of rent within 24 months of the initial closing date. In connection with the purchase of Towson Circle, we are obligated to pay an additional amount to be determined based upon an agreed income capitalization formula if two spaces that were vacant at closing have been leased within 24 months of the closing date. In connection with the purchase of Forks Town Center, if a certain tenant has moved into its space and is paying rent within 12 months of the original closing, we are obligated to pay the remaining purchase of $701,299. We have not reserved any funds for these contingencies.

         In conjunction with the financing of Dorman Center on April 20, 2004, we were required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once we purchase the remaining portion of Dorman Center, and meet certain occupancy requirements, the letter of credit will be released. On July 16, 2004, we purchased the remaining portion of Dorman Center. The irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of November 5, 2004. In conjunction with the financing of John's Creek Village on July 2, 2004, we were required to obtain a $5.7 million irrevocable letter of credit for a one year period. Once we purchase the remaining portion of John's Creek Village, and meet certain occupancy requirements, the letter of credit will be released. The irrevocable letter of credit is still outstanding as the remaining portion of the center had not been purchased as of November 5, 2004.

         In connection with the purchase of Larkspur Landing, we assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of September 30, 2004, the remaining liability after disbursements is $1,303,530.

         On August 11, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by us), purchased a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD. This investment is accounted for utilizing the equity method of accounting. Under the equity method of accounting, our net equity investment is reflected on the consolidated balance sheet and the consolidated statement of operations includes our share of net income or loss from the unconsolidated entity.

         Subsequent to September 30, 2004, we purchased 11 properties for a purchase price of approximately $217 million. In addition, we are currently considering acquiring ten properties for an estimated purchase price of $244 million. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

RESULTS OF OPERATIONS

GENERAL

         The following discussion is based primarily on our consolidated financial statements as of September 30, 2004 and for the three and nine months ended September 30, 2004.

                               Properties
                              Purchased per  Square Feet
         Quarter Ended          Quarter        Acquired     Purchase Price
         -----------------------------------------------------------------
         March 31, 2003           None            N/A             N/A
         June 30, 2003            None            N/A             N/A
         September 30, 2003       None            N/A             N/A
         December 31, 2003          8            797,551   $   127,195,000
         March 31, 2004            11          2,123,905   $   384,053,000
         June 30, 2004             23          4,213,576   $   713,925,000
         September 30, 2004        26          5,746,599   $   869,128,000
                              --------------------------------------------
         Total                     68         12,881,631   $ 2,094,301,000
                              ============================================

         RENTAL INCOME, TENANT RECOVERIES AND OTHER PROPERTY INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Tenant recovery and other property income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $56,404,514 and all additional property income was $13,362,039 for the nine months ended September 30, 2004.

         OTHER INCOME. Other income consists of interest income earned primarily on short term investments that are held by us and other non-operating income earned by us. Other income was $1,885,751 for the nine months ended September 30, 2004.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, printer costs and fees paid to accountants and lawyers. These expenses were $2,843,944 for the nine months ended September 30, 2004 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

         PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $17,017,451 for the nine months ended September 30, 2004.

         DEPRECIATION AND AMORTIZATION. Depreciation expense was $19,285,397 and is due to depreciation on the properties owned during the nine months ended September 30, 2004. Amortization expense was $6,717,805 and is due to the application of SFAS 141 and SFAS 142 resulting from the amortization of intangible assets of approximately $154 million and loan and leasing fees of $7.5 million during the nine months ended September 30, 2004.

         INTEREST. Interest was $21,315,926 for the nine months ended September 30, 2004 and is due to the financing on 62 properties as of September 30, 2004 and funds drawn during the first quarter of 2004 on the line of credit.

FUNDS FROM OPERATIONS

         One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment strategy. FFO is calculated as follows:

                                                    Nine months ended
                                                    September 30, 2004
                                                    ------------------
         Net income                                 $        4,413,798
         Depreciation and amortization related to
           investment properties                            24,803,548
                                                    ------------------
         Funds from operations (1)                  $       29,217,346
                                                    ==================

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

         The following table lists the approximate physical occupancy levels and gross leasable area for our investment properties as of September 30, 2004 and December 31, 2003. The weighted average gross leasable area occupied at September 30, 2004 and December 31, 2003 was 94% and 98%, respectively. N/A indicates the property was not owned by us at the end of the period.

                                                           September 30, 2004          December 31, 2003
                                                     -----------------------------------------------------
                                                          GLA                         GLA
Properties:                                            Occupied            (%)      Occupied           (%)
----------------------------------------------------------------------------------------------------------
Academy Sports, Houma, LA                                 60,001           100           N/A           N/A
Alison's Corner, San Antonio, TX                          55,066           100           N/A           N/A
Arvada Connection and Marketplace, Arvada, CO            336,302            94           N/A           N/A
Best on the Boulevard, Las Vegas, NV                     156,756            77           N/A           N/A
Bluebonnet Parc, Baton Rouge, LA                         128,289            95           N/A           N/A
Boulevard at the Capital Centre, Largo, MD               352,804            73           N/A           N/A
CorWest Plaza, New Britain, CT                           114,023            99           N/A           N/A
Cranberry Square, Cranberry Township, PA                 180,585            92           N/A           N/A
Darien Towne Centre, Darien, IL                          210,010            94       212,682            95
Davis Towne Crossing, North Richland Hills, TX            31,091            75           N/A           N/A
Dorman Center - Phases I & II, Spartanburg, SC           374,267            99           N/A           N/A
Eastwood Towne Center, Lansing, MI                       321,066            98           N/A           N/A
Eckerd Drug Store, Columbia, SC                           13,440           100           N/A           N/A
Eckerd Drug Store, Crossville, TN                         13,824           100           N/A           N/A
Eckerd Drug Store, Edmund, OK                             13,824           100        13,824           100
Eckerd Drug Store, Greer, SC                              13,824           100           N/A           N/A
Eckerd Drug Store, Kill Devil Hills, NC                   13,824           100           N/A           N/A
Eckerd Drug Store, Norman, OK                             13,824           100        13,824           100
Forks Town Center, Easton, PA                             88,660            96           N/A           N/A
Fullerton Metrocenter, Fullerton, CA                     208,264            82           N/A           N/A
Gateway Plaza, Southlake, TX                             334,440            93           N/A           N/A
Gateway Village, Annapolis, MD                           273,788           100           N/A           N/A
GMAC, Winston-Salem, NC                                  501,064           100           N/A           N/A
Governor's Marketplace, Tallahassee, FL                  218,437            94           N/A           N/A
Harris Teeter, Wilmington, NC                             57,230           100           N/A           N/A
Harvest Towne Center, Knoxville, TN                       42,213           100           N/A           N/A
Heritage Towne Crossing, Euless, TX                       72,119            89           N/A           N/A
Hickory Ridge, Hickory, NC                               380,487           100           N/A           N/A
Huebner Oaks Center, San Antonio, TX                     279,461            97           N/A           N/A
John's Creek Village, Duluth, GA                         136,782            71           N/A           N/A
La Plaza Del Norte, San Antonio, TX                      303,245            95           N/A           N/A

                                                           September 30, 2004          December 31, 2003
                                                     -----------------------------------------------------
                                                          GLA                         GLA
Properties:                                            Occupied            (%)      Occupied           (%)
----------------------------------------------------------------------------------------------------------
Lakewood Towne Center, Lakewood, WA                      546,713            94           N/A           N/A
Larkspur Landing, Larkspur, CA                           150,893            87           N/A           N/A
Lincoln Park, Dallas, TX                                 144,794            97           N/A           N/A
Low Country Village, Bluffton, SC                         70,598            92           N/A           N/A
MacArthur Crossing, Los Colinas, TX                      107,759            98           N/A           N/A
Manchester Meadows, St. Louis, MO                        434,772            96           N/A           N/A
Metro Square Center, Severn, MD                           61,817           100           N/A           N/A
Mitchell Ranch Plaza, New Port Richey, FL                184,973            92           N/A           N/A
Newnan Crossing I & II, Newnan, GA                       291,450           100       127,260            97
Northgate North, Seattle, WA                             281,595            93           N/A           N/A
Northpointe Plaza, Seattle, WA                           373,699            99           N/A           N/A
North Ranch Pavilions, Thousand Oaks, CA                  55,928            89           N/A           N/A
North Rivers Town Center, Charleston, SC                 141,004           100           N/A           N/A
Paradise Valley Marketplace, Phoenix, AZ                  71,304            77           N/A           N/A
Pavilion at King's Grant, Concord, NC                     79,109           100        79,009           100
Peoria Crossings, Peoria, AZ                             207,711            97           N/A           N/A
Pine Ridge Plaza, Lawrence, KS                           230,510           100           N/A           N/A
Plaza at Marysville, Marysville, WA                      110,356            95           N/A           N/A
Plaza Santa Fe II, Santa Fe, NM                          217,329            98           N/A           N/A
Promenade at Red Cliff, St. George, UT                    89,480            95           N/A           N/A
Reisterstown Road Plaza, Baltimore, MD                   668,369            86           N/A           N/A
Saucon Valley Square, Bethlehem, PA                       80,695           100           N/A           N/A
Shaw's Supermarket, New Britain, CT                       65,658           100        65,658           100
Shoppes of Dallas, Dallas, GA                             59,810            85           N/A           N/A
Shoppes of Prominence Point, Canton, GA                   69,358            89           N/A           N/A
Shops at Boardwalk, Kansas City, MO                       99,881            82           N/A           N/A
Shops at Park Place, Plano, TX                           115,460            99       116,300           100
Stony Creek Market Place, Noblesville, IN                153,796           100       150,727            98
The Columns, Jackson, TN                                 121,400            94           N/A           N/A
Tollgate Marketplace, Bel Air, MD                        392,587           100           N/A           N/A
Towson Circle, Towson, MD                                106,621            92           N/A           N/A
Village Shoppes of Simonton, Lawrenceville, GA            56,615            85           N/A           N/A
Wal-Mart SuperCenter, Blytheville, AR                    183,211           100           N/A           N/A
Wal-Mart SuperCenter, Jonesboro, AR                      149,704           100           N/A           N/A
Watauga Pavilion, Watauga, TX                            192,155            93           N/A           N/A
Wrangler, El Paso, TX                                    316,800           100           N/A           N/A
                                                      ----------                    --------
                                                      11,982,924                     779,284
                                                      ==========                    ========

         As part of the purchase of Darien Towne Centre, CorWest Plaza, La Plaza Del Norte, Dorman Center - Phase I, Peoria Crossings, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, Arvada Marketplace, Eastwood Towne Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Lakewood Towne Center, Shoppes of Prominence Point, Fullerton Metrocenter, Shops at Boardwalk, Shoppes of Dallas, Dorman Center - Phase II, Towson Circle, Reisterstown Road Plaza, Village Shoppes of Simonton, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Harvest Towne Center, Boulevard at the Capital Centre and Low Country Village, we are entitled to receive payments in accordance with a master lease agreement for space, which was not producing revenue either at the time of or subsequent to the purchase. The master lease agreement covers rental payments due for periods ranging between three months and three years from the purchase date or until the space is leased. The percentage in the table above does not include non-revenue producing space covered by the master lease agreement. The master lease agreements combined with the physical occupancy results in an economic occupancy ranging between 71% and 100% at September 30, 2004.

SUBSEQUENT EVENTS

         We paid distributions of $7,186,753 to our stockholders in October
2004.

         We issued 29,541,198 shares of common stock from October 1, 2004 through November 5, 2004, resulting in a total of 175,825,027 shares of common stock outstanding. As of November 5, 2004, subscriptions for a total of 173,294,068 shares were received resulting in total gross offering proceeds of $1,732,326,464 and an additional 2,530,959 shares were issued pursuant to the DRP for $24,044,115 of additional gross proceeds.

         On October 15, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by us), purchased a 60.94% interest in an apartment complex known as Cardiff Hall East located in Towson, MD for approximately $2.7 million.

         As of October 31, 2004, Cordish Power Plant Management, LLC, a Maryland limited liability company ("CPP") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CRP Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Reisterstown Plaza Holdings, LLC, contributed capital in the amount of $15 million in exchange for a 37.5% member interest in CPP. CGW Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Gateway Village Holdings, LLC contributed capital in the amount of $5 million in exchange for a 12.5% member interest in CPP. CPP owns a 99.5% interest in Cordish Power Plant Limited Partnership. Cordish Power Plant Limited Partnership owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as The Power Plant. The Power Plant contains approximately 180,000 square feet of space and is 100% leased and occupied.

         As of October 31, 2004, Cordish Power Plant Management Number Two, LLC, a Maryland limited liability company ("CPP2") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CTC Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Towson Circle Holdings, LLC contributed capital in the amount of $5 million in exchange for a 16.67% member interest in CPP2. CTOLL Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Tollgate Marketplace Holding Company, LLC contributed capital in the amount of $15 million in exchange for a 50.0% member interest in CPP2. CPP2 owns all of the membership interest in Cordish Power Plant Number Two, LLC. Cordish Power Plant Number Two, LLC owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as Pier IV Office Building. The Pier IV Office Building contains approximately 120,000 square feet of space and is 100% leased and occupied.

         We have acquired the following properties during the period October 1 to November 5, 2004. The respective acquisitions are summarized in the table below.

                                                              Approximate          Gross
Date                                               Year        Purchase        Leasable Area
Acquired                    Property              Built        Price ($)          (Sq. Ft.)          Major Tenants
-----------------------------------------------------------------------------------------------------------------------
10/05/04           Bed Bath & Beyond Plaza         2004        20,350,000            97,496     Bed, Bath & Beyond,
                     Miami, FL                                                                  Office Depot,

                                                              Approximate          Gross
Date                                               Year        Purchase        Leasable Area
Acquired                    Property              Built        Price ($)          (Sq. Ft.)          Major Tenants
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Pier 1 Imports,
                                                                                                Party City

10/12/04           The Columns - Phase II          2004         5,740,596            44,987     Ross Dress for Less,
                     Jackson, TN                                                                Old Navy

10/18/04           Denton Town Crossing          2003/2004     51,236,687           272,722     Oshman's Sporting Goods
                     Denton, TX

10/19/04           Azalea Square                   2004        30,012,525           181,942     T.J. Maxx,
                     Summerville, SC                                                            Linens 'N Things,
                                                                                                Ross Dress for Less,
                                                                                                Cost Plus World Market,
                                                                                                PETsMART

10/21/04           Lake Mary Pointe                1999         6,620,000            51,052     Publix
                     Orlando, FL

10/25/04           Plaza at Riverlakes             2001        17,000,000           102,836     Ralph's Grocery Store
                     Bakersville, CA

10/26/04           Academy Sports                  2004         5,000,000            61,001     Academy Sports
                     Port Arthur, TX

10/28/04           Gurnee Town Center              2002        44,256,387           179,840     Linens 'N Things,
                     Gurnee, IL                                                                 Old Navy,
                                                                                                Borders Books & Music

10/29/04           CVS Pharmacy                    2004         3,066,241            10,055     CVS Pharmacy
                     Sylacauge, AL

10/29/04           Academy Sports                  2004         4,250,000            61,654     Academy Sports
                     Midland, TX

11/03/04           Mansfield Towne Center          2004        16,055,074           111,898     Ross Dress for Less,
                     Mansfield, TX                                                              Staples

11/05/04           Winchester Commons              1999        13,022,687            93,024     Kroger
                     Memphis, TN

         The mortgage debt and financings obtained during the period October 1, 2004 to November 5, 2004, are detailed in the list below.

Date                                                     Annual Interest         Maturity        Principal Borrowed
Funded                      Mortgage Payable                   Rate                Date                  ($)
-------------------------------------------------------------------------------------------------------------------
10/05/04           The Columns                                4.910%             05/01/09             11,423,300

10/06/04           Low Country Village                        4.960%             05/01/09              5,370,000

10/08/04           Lincoln Park                               4.610%             11/01/09             26,153,000

11/01/04           Academy Sports - Port Arthur, TX           5.120%             11/01/09              2,775,000

Date                                                     Annual Interest         Maturity        Principal Borrowed
Funded                      Mortgage Payable                   Rate                Date                  ($)
-------------------------------------------------------------------------------------------------------------------
11/01/04           Harris Teeter - Wilmington, NC             4.915%             11/01/09              3,960,000

11/04/04           The Columns - Phase II                     4.950%             11/01/09              3,442,100

         We are currently considering acquiring ten properties for an estimated purchase price of $244 million. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property. For further information on these potential property acquisitions and financings, see "Real Property Investments."

INFLATION

         For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases, and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of September 30, 2004, we owned 14 single-user triple-net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

         We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

         During the third quarter of 2004, we entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for 5 year treasury contracts and 4.0% to 4.3% for 10 year treasury contracts. The amount on deposit for our investment in treasury contracts is $3,712,900. On September 30, 2004, our investment in treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. To offset the net loss recognized on the treasury contracts, we took advantage of the lower treasury yields which caused the loss n the treasury contracts and secured permanent financing in the amount of $350,000,000 for pending acquisitions. On October 29, 2004, we liquidated all of our treasury contracts for a liquidation value of $126,213 resulting in a cumulative net realized loss of $3,586,687.

         With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

         While this hedging strategy is intended to reduce our exposure to interest rate fluctuations, the result may be a reduction in overall returns on your investment.

         The fair value of our debt approximates its carrying amount as of September 30, 2004.

         Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                       2004       2005          2006       2007          2008         THEREAFTER
                                       ----       ----          ----       ----          ----         ----------
Maturing debt
  Fixed rate debt (mortgage
    loans)                              -               -        -      56,864,550     46,227,000     911,617,213
  Variable rate debt
    (including line of credit)          -      15,035,000        -               -              -     110,998,000

Average interest rate on debt:
  Fixed rate debt                       -               -        -            4.49%          4.64%           4.69%
  Variable rate debt                    -            3.71%       -               -              -            2.74%

         We have $126,033,000 of variable rate interest averaging 2.85% as of September 30, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of September 30, 2004, interest expense increases by $1,260,330 on an annual basis.

                            DESCRIPTION OF SECURITIES

         We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

         Our articles of incorporation provide that we may issue up to 600,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 500,020,000 shares of common stock outstanding and no preferred stock outstanding.

         As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

         We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

COMMON STOCK

         Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

         Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

         Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

         Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

         -    share exchanges in which we are the acquiror;

         -    mergers with or into a 90 percent or more owned subsidiary;

         -    mergers in which we do not:

              - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

              -    amend our articles of incorporation; and

              - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

         - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

         Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause. Our articles of incorporation provide that with respect to shares of our common stock owned by our business manager/advisor, sponsor, directors or any affiliate, neither our business manager/advisor, sponsor, directors nor affiliates will be permitted to vote or consent on matters submitted to our stockholders regarding the removal of any director. Additionally, in determining the requisite percentage interest of voting shares of our common stock necessary to approve a matter on which our business manager/advisor, sponsor, directors or affiliates may not vote or consent, any shares of our common stock owned by any of them will not be included.

         We will act as our own registrar and transfer agent for our common stock or we will hire an outside firm to act as our registrar and transfer agent.

PREFERRED STOCK

         Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable without approval of the holders of our outstanding securities. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, including that the aggregate amount of our borrowings in relation to our net assets may not exceed 300% of net assets, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

         Our articles of incorporation provide that we will not issue:

         -    common stock which is redeemable at the option of the holder;

         - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

         - options or warrants to purchase stock to our business manager/advisor, sponsor, director(s) or any affiliates of our business manager/advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

         -    stock on a deferred payment basis or similar arrangement.

         Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably on a proportional basis, as part of a financing arrangement or as part of a stock option plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

         Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

         Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

         In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

         If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that

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exceeds the ownership limitations will not acquire any rights in these shares.
The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

         Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

         In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

         Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we

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may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         All certificates and book entries representing any shares of our common or preferred stock will be noted with a legend referring to the restrictions described above. We will issue the common stock in book entry form only. This means that we will not issue actual share certificates to each holder of our common stock. The use of book entry only registration permits ownership of fractional shares, protects you against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept your subscription to purchase common stock, we will create an account in our book entry registration system for you and credit the principal amount of your subscription to your account. We will send you a book entry receipt indicating acceptance of your subscription. All issuances of common stock through our distribution reinvestment program also will be made in book entry form only.

ANTI-TAKEOVER PROVISIONS OF MARYLAND LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

         The following paragraphs summarize some anti-takeover provisions of Maryland law and the material terms of our articles of incorporation and bylaws regarding business combinations and control share acquisitions. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

         BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

         - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

         - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the

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              consideration is received in cash or in the same form as
              previously paid by the interested stockholder for its shares.

         These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders. Nevertheless, the provisions of the Maryland Business Combination Act, as summarized in this section, will apply to any business combinations and interested stockholders involving persons other than The Inland Group and its affiliates.

         CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person,
(2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

         -    one-tenth or more but less than one-third;

         -    one-third or more but less than a majority; or

         -    a majority or more of all voting power.

         Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as

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determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

         Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock. Nevertheless, the provisions of the Maryland Control Share Acquisition Act, as summarized in this section, will apply to any control share acquisition involving persons other than The Inland Group and its affiliates.

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                         SHARES ELIGIBLE FOR FUTURE SALE

    SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER
                             OUTSTANDING SECURITIES

         Upon the completion of this offering, out initial offering and the consummation of the formation transactions, we expect to have outstanding 540,020,000 shares of common stock. This includes:

         -    the 20,000 shares purchased by our business manager/advisor;

         and assumes that:

         - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this public offering;

         - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering;

         - we sell all 250,000,000 shares of common stock offered on a best efforts basis in our initial public offering;

         - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in our initial public offering; and

         - that there is no exercise of options which are expected to be outstanding and exercisable.

         In addition, we have reserved:

         - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

         Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

         -    directly for equity interests in real properties; or

         - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

         All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

         The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

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         In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 11,500 shares of our common stock to our independent directors, at the exercise price of $8.95 per share. One-third of the shares will be exercisable upon their grant. An additional 63,500 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

         Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

         In the future we may grant "demand" and/or "piggyback" registration rights to:

         - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

         - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

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         "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares only at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights permit the holder of demand rights to require us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

         These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties or assets. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense or when registration would not be beneficial to our interests and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

         Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."

         Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

         The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

         Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come

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before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

         Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our business manager/advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

         Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

         Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

         The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

         - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

         - transfer all or substantially all of our assets other than in the ordinary course of business;

         - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

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         -    dissolve or liquidate.

         Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

         Our articles of incorporation provide that neither the business manager/advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the business manager/advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the business manager/advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

         As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company, the consolidation of our company with another company or the sale of all or substantially all of our assets. Because our stockholders will not be permitted to object and dissent to an extraordinary transaction, our stockholders will receive upon completion of the extraordinary transaction the consideration negotiated by our board of directors with the other party to the transaction and will not in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

         If our business manager/advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the business manager/advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

         In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

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AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting. Additionally, our stockholders may amend our bylaws by the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present.

DISSOLUTION OR TERMINATION OF THE COMPANY

         As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by September 15, 2008, our board will determine whether to:

         - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

         -    commence subsequent offerings after completion of the offering.

         If listing our shares of common stock is not feasible by that time, our board may decide to:

         - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

         -    list our shares of common stock at a future date; or

         - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

         -    in accordance with our notice of the meeting;

         -    by or at the direction of our board; or

         - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

         Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

         -    in accordance with our notice of the meeting;

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         -    by or at the direction of our board; or

         - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

         - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

         - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

         - not earlier than the ninetieth day prior to the special meeting, and

         -    not later than the close of business on the later of either:

         -    the sixtieth day prior to the special meeting; or

         - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

         Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

         A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

         -    stockholders' voting rights;

         -    our term of existence;

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         -    sponsor or business manager/advisor compensation; or

         -    our investment objectives.

         In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our business manager/advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

         -    be based on an evaluation of all relevant information;

         - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

         - assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up which would:

         - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

         - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

         - result in the stockholders having greater liability than provided in our articles of incorporation;

         - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

         - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

         - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

         - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

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         -    result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

         - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

         -    accepting the securities of the roll-up entity offered; or

         -    one of either:

         - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

         - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

         These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

         The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

         Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the business manager/advisor will reimburse us the amount by which the aggregate annual total operating

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expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

         Our articles of incorporation impose restrictions on transactions between us and our business manager/advisor, sponsor and any director or their affiliates as follows:

         - SALES AND LEASES TO US. We will not purchase property from our sponsor, business manager/advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

         - SALES AND LEASES TO SPONSOR, BUSINESS MANAGER/ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, business manager/advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, business manager/advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

         - LOANS. We will not make loans to our sponsor, business manager/advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, business manager/advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

         - INVESTMENTS. We will not invest in joint ventures with our sponsor, business manager/advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

         - OTHER TRANSACTIONS. All other transactions between us and our sponsor, business manager/advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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RESTRICTIONS ON BORROWING

         We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

         approved by a majority of our independent directors;

         - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

         -    subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

         -    any foreign currency or bullion;

         -    short sales; and

         - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

         In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

         (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

         (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

         (3)  We will not invest in contracts for the sale of real estate.

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         (4)  We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our business manager/advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

         (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the business manager/advisor, the sponsor, any director or their affiliates.

         (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our business manager/advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

         (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

         (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our business manager/advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

         (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments

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              may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

         (11) We will not engage in trading, as compared with investment, activities.

         (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

         (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

         Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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                        FEDERAL INCOME TAX CONSIDERATIONS

         We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

         In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

         Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the business manager/advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

         GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

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         Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

         REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

         -    that is managed by one or more trustees or directors;
         - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
         - that would be taxable as a domestic corporation but for its status as a REIT;
         -    that is neither a financial institution nor an insurance company;
         - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;
         - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and
         - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

         The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

         Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

         We, in satisfying the general tests described above, must meet, among others, the following requirements:

         SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the

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owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

         ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

         75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

         When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

         25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

         Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes

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of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

         Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

         We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

         GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

         THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

         Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

         - Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.
         - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
         - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time

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              the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
         - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

         With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.

         THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

         Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

         If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test.

         ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we

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declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

         If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

         We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

         FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

         PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

         -    is a real estate asset under the 75% Asset Test;
         -    has been held for at least four years;
         -    has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
         -    in certain cases, was held for production of rental income for at least four years;
         - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and
         - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

         Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

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         AMERICAN JOBS CREATION ACT OF 2004. The recently enacted American Jobs
Creation Act of 2004, or the 2004 Act, which, except as described below, is effective for tax years beginning in 2005, contains a number of relief provisions applicable to REITs.

         First, the 2004 Act expands significantly the number and nature of securities that are no longer subject to testing under a 10% value test. The 10% value test will not apply to (a) any loan made to an individual or an estate,
(b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (e) any security issued by another REIT. The 2004 Act also modifies the definition of "straight debt" effective for taxable years beginning after December 31, 2000, to provide that certain contingency features do not result in an obligation failing to qualify as straight debt. The 2004 Act does, however, limit the definition of "straight debt" by providing that no securities issued by a corporation or partnership shall qualify as straight debt if the REIT (or a "taxable REIT subsidiary" in which the REIT owns a greater than 50% interest, as measured by vote or value) owns non-straight debt securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

         Second, the 2004 Act provides that, for taxable years beginning after December 31, 2000, certain debt instruments issued by a partnership that do no qualify as "straight debt" are not subject to testing under the 10% value test to the extent of the REIT's interest as a partner in that partnership. In addition, such debt instruments are excluded from testing under the 10% value test if at least 75% of the partnership's gross income (excluding income from "prohibited transactions") consists of income described in the 75% gross income test discussed above.

         Third, the 2004 Act excludes from the 95% REIT income test any income arising from "clearly identified" hedging transactions that are entered into by the REIT, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings incurred or to be incurred by the REIT to acquire or carry real estate assets. In general for a hedging transaction to be "clearly identified," (a) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (b) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into.

         Fourth, the 2004 Act contains provisions for REITs which own one or more assets that cause a violation of the 5% value and 10% vote or value tests described above. A REIT that fails the 5% value or the 10% vote or value tests is excused if the failure was (a) de minimis (generally, if the value of the assets causing the failure does not exceed the lesser of 1% of the REIT's total assets, and $10,000,000), and (b) either the REIT disposes of the assets causing the failure within 6 months after the last day of the quarter in which the REIT identifies the failure, or the 5% value or the 10% vote and value tests are otherwise satisfied within that time frame. There is an additional provision pursuant to which a REIT that fails the asset tests in a taxable year may still qualify as a REIT if (a) the REIT provides the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of $50,000 and the highest rate of corporate tax imposed on the net income generated by the assets causing the failure and (d) either the REIT disposes of the assets causing the failure within six months after the last day of the quarter in which the REIT identifies the failure, or otherwise satisfies the asset tests within that time frame.

         In addition to the relief provisions described above, the 2004 Act provides that capital gain dividends received by a foreign holder will be treated in the same manner as ordinary income dividends,

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provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the foreign holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

         TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

         In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

         We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability.

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In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

         TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

         Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

         TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

         In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

         Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with

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a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

         We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

         Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

         Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

         Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

         The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a

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domestically controlled REIT. If we do not constitute a domestically controlled
REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

         DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

         STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. New legislation exempts certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, this or other legislation could have on us or you as a stockholder.

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

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

         In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

         - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

         - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

         - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

         - will be sufficiently liquid for the benefit plan after taking this investment into account; and

         - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

         The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

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

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

         Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

         The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

         The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

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

         The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

         - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

         - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

         In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

         - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

         - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

         - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

         - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

         In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

         - have investment discretion with respect to the investment of such assets; or

         - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

         Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

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

                              PLAN OF DISTRIBUTION

GENERAL

         Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

         - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

         - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

         The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price in our initial public offering, the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. The offering will terminate on or before, December 21, 2005, unless we elect to extend it to a date no later than December 21, 2006 in states that permit an extension. We reserve the right to terminate this offering at any time.

         Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $696,827,000 in its offerings. Inland Retail Real Estate Trust, Inc. raised approximately $2,262,000,000 in its offerings.

         Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

         If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds.

         We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. You will not be entitled to interest earned on our funds or to receive interest on your investment.

         The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those

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

assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

         We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

         The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.

         Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

         We no longer issue paper stock certificates for all subscriptions for common stock accepted by us. We also are responsible for all stock books and records and serve as our own stock transfer agent, processing stock transfers. We are currently moving to a "book entry" system for our stock records. Under a book entry system, we would no longer issue paper stock certificates. Using this system would eliminate the need for safekeeping by you to protect against loss, theft or destruction of stock certificates. We are currently interviewing firms to serve as our stock transfer agent. When we hire a third party stock transfer agent, we may need to modify our distribution reinvestment program and some of our other stock holding processs. For example, it is likely that we will no longer issue fractional shares. Further, it is likely we will ask all stockholdesr to remit currently outstanding stock certificates so that they may be held in book entry form. In order to transition into the book entry form, effective October 1, 2004 we stopped issuing stock certificates for new subscriptions or for shares earned through participation in the distribution reinvestment program. All shares issued in this offering will be held in book entry form.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

         The subscription agreement requires you to make the following factual representations:

         - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

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

         - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

         - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

         -    You are purchasing our common stock for your own account; and

         -    You acknowledge that our common stock cannot be readily sold.

         Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

         By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

         We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

         - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

              -    you have an apparent understanding of:

              - the fundamental risks and possible financial hazards of this type of investment;

              -    that the shares cannot be readily sold;

              - the role of our business manager/advisor in directing or managing your investment in us; and

              -    the tax consequences of your investment; and

         -    you have the financial capability to invest in our common stock.

         By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the

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

managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

         Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing allowance in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing allowance and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing allowance to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing allowance or due diligence expense allowance otherwise payable to the soliciting dealers.

         The following table shows the compensation payable to our dealer manager.

Type of Compensation        Amount                                 Estimated Maximum Amount
-------------------------------------------------------------------------------------------
Selling commissions         7.5% of sale price for each share      $ 187,500,000

Marketing allowance         2.5% of gross offering proceeds        $  62,500,000

Due diligence allowance     0.5% of gross offering proceeds        $  12,500,000

         We will not pay selling commissions, marketing allowances or due diligence expense allowances in connection with the following special sales:

         - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our business manager/advisor, affiliates of our business manager/advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

         - the purchase of common stock under the distribution reinvestment program.

         - No selling commissions will be paid in connection with the following special sales:

         - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

         - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

         - the common stock credited to an investor as a result of a volume discount.

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

         It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

         We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

         Investors making an initial purchase of at least $250,010 of common stock (25,001 shares) through the same soliciting dealer will receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                        AMOUNT OF PURCHASER'S INVESTMENT

   AMOUNT OF SELLING                                        MAXIMUM COMMISSION
    VOLUME DISCOUNT          FROM               TO               PER SHARE
   -----------------   --------------    ---------------    ------------------
          1%           $      250,010    $       500,000            6%

          2%           $      500,010    $     1,000,000            5%

          3%           $    1,000,010    $     2,500,000            4%

          4%           $    2,500,010    $     5,000,000            3%

          5%           $    5,000,010    $    10,000,000            2%

          6%           $   10,000,010           and over            1%

         Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

         Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offer will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses will also be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

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

         If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

         Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

         In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,010 breakpoint, which will entitle you to a lower sales commission on your current $50,000 investment.

DEFERRED COMMISSION OPTION

         DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.

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         As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

         TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

         SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

         AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

         ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

         In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

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         -    in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

         - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

              - pay to us the unpaid portion of the remaining deferred commission obligation; or

              - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

         LEGEND. All certificates or book entries representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will be noted with a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

         MARKETING ALLOWANCE AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing allowance of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

         We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

         - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our business manager/advisor against such liabilities.

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         In the opinion of the Securities and Exchange Commission,
indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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                                HOW TO SUBSCRIBE

         Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

         - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

         - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as APPENDIX C.

         - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IWRRETI", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

         - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

         In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

         A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

         An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

         You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York and North Carolina. If you would like to place a transfer on death

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

designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as APPENDIX D to this prospectus in order to effect the designation.

         You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as APPENDIX E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

         The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as APPENDIX E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                SALES LITERATURE

         In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our business manager/advisor, may consist of a brochure describing the business manager/advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with, if required, and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

         This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. A copy of the form of our distribution reinvestment plan is attached as EXHIBIT B to this prospectus. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

         As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

         Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

         A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

         - issue shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

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         -    provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

         The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

         Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

         As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

         The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

         -    One year from the purchase date, at $9.25 per share;

         -    Two years from the purchase date, at $9.50 per share;

         -    Three years from the purchase date, at $9.75 per share; and

         - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

         During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.

         We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

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         A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the shares.

         At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would then be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be held until the next month, unless withdrawn.

         We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.

         Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.

         Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares and the other conditions of the plan. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the shares to be repurchased and evidence that no lien or encumbrance is on the shares. Upon receipt of the form, if satisfactory evidence is not provided, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. We use a third party to conduct this UCC search. The repurchase will occur on a pro rata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request or we exceed the share limitation, we will purchase only those shares for which we have sufficient funds available or are below the limitation; and we will place the requesting stockholder's request into the next month until funds become available sufficient to complete the transaction or we do not exceed the limitation.

         If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

         There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

         Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and shares, and

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completion of a UCC search to ensure that no liens are held against the stock or other satisfactory evidence.

         The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

         We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests would be pro rated, depending upon availability of funds.

         Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. The share repurchase plan will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

         Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

         If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

         See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

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                             REPORTS TO STOCKHOLDERS

         Our business manager/advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

         The business manager/advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

         -    audited financial statements;

         - the ratio of the costs of raising capital during the period to the capital raised;

         - the aggregate amount of advisory fees and the aggregate amount of fees paid to the business manager/advisor and any affiliate of the business manager/advisor, including fees or charges paid to the business manager/advisor and to any affiliate of the business manager/advisor by third parties doing business with us;

         - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

         - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

         - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the business manager/advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

         At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

         Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

         - the location and a description of the general character of the property acquired during the quarter;

         - the present or proposed use of the property and its suitability and adequacy for that use;

         -    the terms of any material leases affecting the property;

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         -    the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

         - a statement that title insurance has been or will be obtained on the property acquired.

         - In addition, we will send a report to each stockholder and submit to prospective investors when the business manager/advisor believes a property will probably be acquired:

         - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

         - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

         After the completion of the last acquisition, the business manager/advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

         The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

         See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

         To help you understand how we protect your personal information, we have included our Privacy Policy Notice as APPENDIX G to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

         We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into agreements to pay our business manager/advisor and its affiliates certain fees or other compensation for providing services to us. The compensation arrangements between us and our business manager/advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our business manager/advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our business manager/advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

         We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our business manager/advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our business manager/advisor is allowed.

NONSUBORDINATED PAYMENTS

         The following aggregate amounts of compensation, allowances and fees we may pay to our business manager/advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                                OFFERING STAGE

Selling commissions payable to   We will pay a selling commission of 7.5% of    Through September 30, 2004, we have
the managing dealer and          the sale price for each share (and reallow     incurred $135,587,028 in selling
dealers designated by the        7%), subject to reduction for special sales    commissions in connection with our
managing dealers referred to     under the circumstances as described in the    initial public offering. We intend
as soliciting dealers.           "Plan of Distribution - Compensation - We      to sell 250,000,000 shares of our
                                 Will Pay For the Sale of Our Shares."          common stock at $10.00 per share in
                                                                                our initial public offering. The
                                 We will permit the managing dealer and its     actual amount we will incur in this
                                 respective officers and employees and certain  offering depends upon the amount of
                                 of its affiliates to purchase shares net of    shares sold. A total of
                                 sales commissions and the marketing allowance  $187,500,000 in selling commissions
                                 and due diligence expense allowance or for     will be paid if the maximum
                                 $8.95 per share; however, any subsequent       offering is sold and there are no
                                 purchases of shares by any such persons are    special sales.
                                 limited to a maximum discount of 5%.

                                 Also, soliciting dealers and their respective officers and employees and certain of their

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                 respective affiliates who request and are
                                 entitled to purchase shares net of selling
                                 commissions may make an initial purchase of
                                 shares net of sales commissions or for $9.30
                                 per share; however, any subsequent purchases
                                 of shares by any such persons are limited to
                                 a maximum discount of 5%.

Marketing allowance and due      We will pay an amount equal to 2.5% of the     Through September 30, 2004, we have
diligence expense allowance      gross offering proceeds to the managing        incurred $16,811,558 in marketing
paid to the managing dealer      dealer, all or a portion of which may be       allowance and due diligence expense
and soliciting dealers.          passed on to soliciting dealers, in lieu of    allowance in connection with our
                                 reimbursement of specific expenses associated  initial public offering. The actual with marketing. We may pay an additional 0.5%  amount of marketing allowance and
                                 of the gross offering proceeds to the          due diligence expense allowance in
                                 managing dealer, which may be passed on to     connection with this offering will
                                 the soliciting dealers, for due diligence      depend on the number of shares
                                 expenses. We will not pay the marketing        sold. If there are no special sales
                                 allowance and due diligence expense allowance  and we sell the maximum number of
                                 in connection with any special sales, except   shares offered, approximately
                                 those receiving volume discounts and those     $75,000,000 will be paid for the
                                 described in "Plan of Distribution - Volume    marketing allowance and the due
                                 Discounts."                                    diligence expense allowance.

Reimbursable expenses and        We expect to incur the following expenses in   All amounts other than the
other expenses of issuance and   connection with this offering:                 Securities and Exchange Commission
distribution                     Securities and Exchange                        registration fee and the NASD
                                 Commission registration                        filing fee are estimates. The
                                   fee                          $  340,823      actual amounts of these expenses
                                 NASD filing fee                $   30,500      cannot be determined at the present
                                 Printing and mailing                           time. We estimate the total amount
                                   expenses                     $4,250,000      of the issuance and distribution
                                 Blue Sky fees and                              expenses to be approximately
                                   expenses                     $  136,000      $13,307,323. Through September 30,
                                 Legal fees and                                 2004, we have incurred $969,524 of
                                   expenses                     $  900,000      reimbursable expenses to our
                                 Accounting fees and                            business manager/advisor in
                                   expenses                     $  650,000      connection with our initial public
                                 Advertising and sales                          offering. In addition, as of
                                   literature                   $5,500,000      December 31, 2003, our business
                                 Transfer Agent fees            $  800,000      manager/advisor had advanced an
                                 Data processing fees           $  500,000      aggregate of approximately
                                 Bank fees and other                            $1,763,306 for the payment of
                                   administrative                               offering expenses to non-affiliated
                                   expenses                     $  200,000      third parties in connection with
                                                                                our initial public offering, all of
                                                                                which has been repaid.
                                 If the aggregate of all offering expenses,
                                 including selling commissions, the marketing
                                 allowance and due diligence expense            Our sponsor has not advanced any
                                 allowance, exceeds 15% of the gross offering   reimbursable expenses in connection
                                 proceeds, of if the aggregate of all offering  with this offering. We may
                                 expenses, excluding the selling expenses,      reimburse up to $14,807,323 for
                                 exceeds 5.5% of the gross offering proceeds,   offering expenses advanced if we
                                 our business manager/advisor or its            sell the maximum number of shares
                                 affiliates will promptly pay the excess and    offered in this offering.
                                 we will have

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                 no liability for these expenses at any time
                                 afterward.                                     If this offering is not successful,
                                                                                then our sponsor will be solely
                                                                                responsible for the offering
                                                                                expenses to the extent it has not
                                                                                been reimbursed.

                                               ACQUISITION STAGE

Acquisition expenses paid to     We will pay an amount, estimated to be up to   We may pay no more than $13,450,000
our business manager/advisor's   0.5% of the total of (1) the gross offering    for the reimbursement of
affiliates, Inland Real Estate   proceeds from the sale of 250,000,000 shares,  acquisition expenses if the maximum
Acquisitions, Inc. and The       (2) the gross proceeds from the sale of up to  number of shares are sold and all
Inland Real Estate Group, Inc.   20,000,000 shares pursuant to the              of the 20,000,000 shares are sold
                                 distribution reinvestment programs. The        pursuant to the distribution
                                 acquisition expenses for any particular        reinvestment program. However, the
                                 property will not exceed 6% of the gross       actual amounts cannot be determined
                                 purchase price of the property.                at the present time.

                                 However, if we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us.

Interest expenses paid to our    We may borrow money from our business          The actual amounts are dependent on
business manager/advisor and     manager/advisor and its affiliates in order    actual borrowings. Therefore, these
Inland Mortgage Corporation in   to acquire properties. In such instances, we   amounts cannot be determined at the
connection with loans.           will pay our business manager/advisor and its  present time.
                                 affiliates interest at prevailing market
                                 rates.

                                               OPERATIONAL STAGE

Property management fee paid     We will pay a monthly fee of 4.5% of the       For the year ended December 31,
to our property managers,        gross income from the properties. We will      2003, and the nine months ended
Inland US Management LLC,        also pay a monthly fee for any extra services  September 30, 2004 we have incurred
Inland Southwest Management      equal to no more than 90% of that which would  and paid property management fees
LLC and Inland Pacific           be payable to an unrelated party providing     of $16,627 and $2,847,427, of which
Management LLC. We will pay      the services. The property managers may        16,627 and $2,847,427 were retained
the fee for services in          subcontract their duties for a fee that may    by Inland US Management LLC, Inland
connection with the rental,      be less than the fee provided for in the       Southwest Management LLC and Inland
leasing, operation and           management services agreements.                Pacific Management LLC. If we
management of the properties.                                                   acquire the businesses of our
                                                                                business manager/advisor and/or our
                                                                                property managers, the property
                                                                                management fees will cease. The
                                                                                actual amounts we will incur in the
                                                                                future are dependent upon results
                                                                                of operations and, therefore,
                                                                                cannot be determined at the present
                                                                                time.

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
Reimbursable expenses to our     We will reimburse some expenses of the         The actual amounts are dependent upon
business manager/advisor.        business manager/advisor. The                  results of operations and, therefore,
These may include costs of       compensation and reimbursements to our         cannot be determined at the present
goods and services,              business manager/advisor will be               time.
administrative services and      approved by a majority of our directors
non-supervisory services         and a majority of our independent
performed directly for us by     directors as fair and reasonable for us.
independent parties.

We will reimburse some           Inland Risk and Insurance Management Services  The actual amounts are dependent upon
expenses of the Inland Risk      charges us $50 per hour for assistance in      results of operations and, therefore,
and Insurance Management         obtaining insurance coverage. Any commissions  cannot be determined at the present
Services for insurance           they receive are credited against this hourly  time.
coverage.                        rate. We believe this hourly rate is
                                 approximately 90% of the rate charged by
                                 unaffiliated third parties. The compensation
                                 to this company will be approved by a
                                 majority of our directors and a majority of
                                 our independent directors as fair and
                                 reasonable for us.

We will compensate the Inland    Inland Mortgage Servicing Corporation charges  For the year ended December 31, 2003,
Mortgage Servicing Corporation   us .03% per year on the first billion dollars  and the nine months ended September 30,
and Inland Mortgage Investment   of mortgages serviced and .01% thereafter.     2004 we have incurred and paid $328 and
Corporation for purchase, sale   Inland Mortgage Investment Corporation         $63,978, respectively to Inland Mortgage
and servicing of mortgages.      charges us .02% of the principal amount of     Servicing Corporation. For the year
                                 each loan placed. The compensation to these    ended December 31, 2003, and the nine
                                 companies will be approved by a majority of    months ended September 30, 2004 we have
                                 our directors and a majority of our            incurred and paid $59,523 and
                                 independent directors as fair and reasonable   $2,241,986, respectively to Inland
                                 for us.                                        Mortgage Investment Corporation.

                                                                                The actual amounts we will incur in
                                                                                the future are dependent upon
                                                                                results of operations and cannot be
                                                                                determined at the present time.

                                               LIQUIDATION STAGE

Property disposition fee         We may pay a property disposition fee to our   The actual amounts to be received
payable to our business          business manager/advisor and its affiliates    depend upon the sale price of our
manager/advisor's affiliates,    if we sell any of our real property in an      properties and, therefore, cannot
Inland Real Estate Sales, Inc.   amount equal to the lesser of:                 be determined at the present time.
and Inland Partnership               -   3% of the contract sales price of the  If we acquire the business
Property Sales Corp.                         property; or                       manager/advisor, the property
                                     -   50% of the customary commission which  disposition fee will cease.
                                             would be paid to a third party
                                             broker for the sale of a
                                             comparable property.

                                 The amount paid, when added to the sums

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                 paid to unaffiliated parties, will not
                                 exceed either the customary commission
                                 or an amount equal to 6% of the
                                 contracted for sales price. Payment of
                                 such fees will be made only if the
                                 business manager/advisor provides a
                                 substantial service in connection with
                                 the sale of the property. See
                                 "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

         We may pay the following additional fees to our business manager/advisor after returns on net investment have been paid to the stockholders:

   TYPE OF COMPENSATION AND                                                              ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                         DOLLAR AMOUNT
-------------------------------------------------------------------------------------------------------------------
                                               OPERATIONAL STAGE

Advisor asset management fee     We pay an annual advisor asset management fee  The actual amounts to be received
payable to our business          of not more than 1% of our average assets.     depend upon the sale price of our
manager/advisor.                 Our average assets means the average of the    properties and, therefore, cannot
                                 total book value including acquired            be determined at the present time.
                                 intangibles of our real estate assets plus     If we acquire the business
                                 the total value of our loans receivables       manager/advisor, the advisor asset
                                 secured by real estate, before reserves for    management fee will cease.
                                 depreciation or bad debts or other similar
                                 non-cash reserves. We will compute our
                                 average assets by taking the average of these
                                 values at the end of each month during the
                                 quarter for which we are calculating the fee.
                                 The fee is payable quarterly in an amount
                                 equal to 1/4 of 1% of average assets as of
                                 the last day of the immediately preceding
                                 quarter. For any year in which we qualify as
                                 a REIT, our business manager/advisor must
                                 reimburse us for the following amounts if
                                 any:

                                    (1) the amounts by which our total
                                        operating expenses, the sum of the
                                        advisor asset management fee plus
                                        other operating expenses, paid during
                                        the previous fiscal year exceed the
                                        greater of:

                                        -    2% of our average assets for that
                                             fiscal year, or
                                        -    25% of our net income for that
                                             fiscal year.

                                    (2) plus an amount, which will not exceed
                                        the advisor asset management fee for
                                        that year, equal to any difference
                                        between the total amount of
                                        distributions to stockholders for that
                                        year and the 6% annual return on the

                                        net investment of stockholders.

                                 Items such as organization and offering
                                 expenses, property expenses, interest
                                 payments, taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                 See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                               LIQUIDATION STAGE

Incentive advisory fee payable   We will pay to the business manager/advisor    The actual amounts to be received
to our business                  an amount equal to 15% of the net proceeds     depend upon the sale price of our
manager/advisor.                 from the sale of a property after the          properties and, therefore, cannot
                                 stockholders have first received:              be determined at the present time.
                                                                                If we acquire or consolidate with
                                 (1) a cumulative non-compounded return equal   the business conducted by our
                                     to 10% a year on their net investment;     business manager/advisor, the
                                     and                                        incentive advisory fee will
                                                                                terminate.
                                 (2) their net investment.

                                  LEGAL MATTERS

         Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our business manager/advisor.

         Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

         The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

-  the consolidated balance sheet of      -  the historical summary of gross
   Inland Western Retail Real Estate         income and direct operating
   Trust, Inc. as of December 31, 2003       expenses of Darien Towne Center for
   and the related consolidated              the year ended December 31, 2002,
   statements of operations,
   stockholders' equity and cash flows
   for the period from March 5, 2003
   (inception) through December 31,
   2003 and related financial
   statement schedule,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Shops at Park Place for       expenses of Hickory Ridge for the
   the year ended December 31, 2002,         year ended December 31, 2003,
-  the combined historical summary of     -  the historical summary of gross
   gross income and direct operating         income and direct operating
   expenses of Properties Acquired           expenses of Metro Square Center
   from Thomas Enterprises for the           (SuperValue) for the year ended
   year ended December 31, 2003,             December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of CorWest Plaza for the         expenses of North Ranch Pavilion
   period from May 29, 2003 through          for the year ended December 31,
   December 31, 2003,                        2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Larkspur Landing for          expenses of MacArthur Crossing for
   the year ended December 31, 2003,         the year ended December 31, 2003,

-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of La Plaza Del Norte for        expenses of Peoria Crossing for the
   the year ended December 31, 2003,         year ended December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Promenade at Red Cliff        expenses of Heritage Towne Crossing
   for the year ended December 31,           for the year ended December 31,
   2003                                      2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Dorman Centre for the         expenses of Best on the Boulevard
   year ended December 31, 2003,             for the year ended December 31,
                                             2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Paradise Valley               expenses of North Rivers Town
   Marketplace for the year ended            Center for the period of October 1,
   December 31, 2003,                        2003 (commencement of operations)
                                             to December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Bluebonnet Parc for the       expenses of Eastwood Town Center
   year ended December 31, 2003,             for the year ended December 31,
                                             2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Arvada Marketplace and        expenses of Northpointe Plaza for
   Connection for the year ended             the year ended December 31, 2003,
   December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses fo Watauga Pavilion for          expenses of Pine Ridge Plaza for
   the period of August 15, 2003             the year ended December 31, 2003,
   (commencement of operations) to
   December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Plaza Santa Fe II for         expenses of John's Creek Village
   the year ended December 31, 2003,         for the period from September 21,
                                             2003 (commencement of operations)
                                             to December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Huebner Oaks center for       expenses of Fullerton Metrocenter
   the year ended December 31, 2003,         for the year ended December 31,
                                             2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Lakewood Town Center          expenses of Northgate North for the
   for the year ended December 31,           year ended December 31, 2003,
   2003,

-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Davis Towne Crossing          expenses of Gateway Plaza Shopping
   for the period from July 18, 2003         Center for the year ended December
   (commencement of operations) to           31, 2003,
   December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Cranberry Square for          expensse of Forks Town Center for
   the year ended December 31, 2003,         the year ended December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Safeway Plaza at              expenses of The Shops at Boardwalk
   Marysville for the year ended             for the period from May 30, 2003
   December 31, 2003,                        (commencement of operations) to
                                             December 31, 2003,
-  the combined historical summary of     -  the historical summary of gross
   gross income and direct operating         income and direct operating
   expenses of the Properties owned by       expenses of Governor's Marketplace
   Capital Centre, LLC, Gateway              for the year ended December 31,
   Village Limited Partnership, Bel          2003,
   Air Square Joint Venture, Towson
   Circle Joint Venture LLP, and
   Reisterstown Plaza Holdings, LLC
   for the year ended December 31,
   2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating epenses       income and direct operating
   of Manchester Meadows for the year        expenses of The Columns for the
   ended December 31, 2003,                  period from October 8, 2003
                                             (commencement of operations) to
                                             December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Mitchell Ranch Plaza          expenses of Lincoln Park for the
   for the period from June 30, 2003         year ended December 31, 2003,
   (commencement of operations) to
   December 31, 2003,
-  the historical summary of gross        -  the combined historical summary of
   income and direct operating               gross income and direct operating
   expenses of Saucon Valley Square          expenses of The Properties Acquired
   for the year ended December 31,           from Bayer Properties, Inc. for the
   2003,                                     year ended December 31, 2003,
-  the historical summary of gross        -  the combined historical summary of
   income and direct operating               gross income and direct operating
   expenses of Azalea Square for the         expenses of The Properties Acquired
   period from July 4, 2003                  from Donahue Schriber for the year
   (commencement of operations) to           ended December 31, 2003,
   December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Denton Crossing for the       expenses of Winchester Commons for
   period from August 11, 2003               the year ended December 31, 2003,
   (commencement of operations) to
   December 31, 2003,

-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Gurnee Town Center for        expenses of Fox Creek Village for
   the year ended December 31, 2003,         the period from November 12, 2003
                                             (commencement of operations) to
                                             December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Mansfield Town Center         expenses of Northwoods Center for
   for the period from July 23, 2003         the year ended December 31, 2003,
   (commencement of operations) to
   December 31, 2003,
-  the historical summary of gross        -  the historical summary of gross
   income and direct operating               income and direct operating
   expenses of Gateway Pavilions for         expensse of Oswego Commons for th
   the period from February 15, 2003         year ended December 31, 2003,
   (commencement of operations) to
   December 31, 2003,
-  the historical summary of gross        -  and the combined historical summary
   income and direct operating               of gross income and direct
   expenses of Southlake Town Square         operating expenses of The
   for the year ended December 31,           Properties Acquired from Eastern
   2003,                                     Retail Holdings, L.P. for the year
                                             ended December 31, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

         This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             --------
1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

(a) Report of Independent Registered Public Accounting Firm                                                    F- 14

(b) Consolidated Balance Sheet at December 31, 2003 (audited)                                                  F- 15

(c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) through                 F- 17
    December 31, 2003 (audited)

(d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to            F- 18
    December 31, 2003 (audited)

(e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December             F- 19
     31, 2003 (audited)

(f) Notes to Consolidated Financial Statements (audited)                                                       F- 21

(g) Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003 (audited)              F- 37

(h) Consolidated Statements of Operations for the three and nine months ended September 30, 2004,              F- 39
     three months ended September 30, 2003, and the period from March 5, 2003 (inception) through
     September 30, 2003 (unaudited)

(i) Consolidated Statement of Stockholders' Equity for the nine month period ended September 30,               F- 41
     2004 (unaudited)

(j) Consolidated Statements of Cash Flows for nine months ended September 30, 2004, and the period             F- 42
     from March 5, 2003 (inception) to September 30, 2003 (unaudited)

(k) Notes to Consolidated Financial Statements (unaudited)                                                     F- 44

(l) Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004                                     F- 58

(m) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004                            F- 60

(n) Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September             F- 62
     30, 2004

(o) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended              F- 64
     September 30, 2004

                                                                                                               PAGE
                                                                                                             --------
(p) Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003           F- 68

(q) Notes to Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December           F- 70
     31, 2003

2.  SHOPS AT PARK PLACE:

(a) Independent Auditors' Report                                                                               F- 76

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F- 77
     2002 and the nine months ended September 30, 2003 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F- 78
     December 31, 2002 and the nine months ended September 30, 2003 (unaudited)

3.  DARIEN TOWN CENTER:

(a) Independent Auditors' Report                                                                               F- 80

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F- 81
     2002

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F- 82
     December 31, 2002

4.  PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

(a) Independent Auditors' Report                                                                               F- 86

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F- 87
     December 31, 2003

(c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the             F- 88
     year ended December 31, 2003

5.  STONY CREEK MARKETPLACE:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F- 90
     2003 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F- 91
     December 31, 2003 (unaudited)

6.  HICKORY RIDGE:

(a) Independent Auditors' Report                                                                               F- 92

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F- 93
     2003 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F- 94
     December 31, 2003 (unaudited)

7.  CORWEST PLAZA:

                                                                                                               PAGE
                                                                                                             --------
(a) Independent Auditors' Report                                                                               F- 96

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29,               F- 97
     2003 through December 31, 2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F- 98
     from May 29, 2003 through December 31, 2003

8.  METRO SQUARE CENTER (SUPERVALUE):

(a) Independent Auditors' Report                                                                               F-100

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-101
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-102
     December 31, 2003

9.  LARKSPUR LANDING:

(a) Independent Auditors' Report                                                                               F-104

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-105
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-106
     December 31, 2003

10. NORTH RANCH PAVILION:

(a) Independent Auditors' Report                                                                               F-108

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-109
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-110
     December 31, 2003

11. LA PLAZA DEL NORTE:

(a) Independent Auditors' Report                                                                               F-112

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-113
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-114
     December 31, 2003

12. MACARTHUR CROSSING:

(a) Independent Auditors' Report                                                                               F-116

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-117
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-118
     December 31, 2003


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
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13. PROMENADE AT RED CLIFF:

(a) Independent Auditors' Report                                                                               F-120

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-121
     2003 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-122
     December 31, 2003 (unaudited)

14. PEORIA CROSSING:

(a) Independent Auditors' Report                                                                               F-124

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-125
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-126
     December 31, 2003

15. DORMAN CENTRE:

(a) Independent Auditors' Report                                                                               F-128

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-129
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-130
     December 31, 2003

16. HERITAGE TOWNE CROSSING:

(a) Independent Auditors' Report                                                                               F-132

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-133
     2003

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-134
     December 31, 2003

17. PARADISE VALLEY MARKETPLACE:

(a) Independent Auditors' Report                                                                               F-136

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-137
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-138
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

18. BEST ON THE BOULEVARD:

(a) Independent Auditors' Report                                                                               F-140

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-141
     2003 and the three months ended March 31, 2004 (unaudited)

                                                                                                               PAGE
                                                                                                             --------
(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-142
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

19. BLUEBONNET PARC:

(a) Independent Auditors' Report                                                                               F-144

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-145
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-146
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

20. NORTH RIVERS TOWN CENTER:

(a) Independent Auditors' Report                                                                               F-148

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1,              F-149
     2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004
     (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of            F-150
     October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended
     March 31, 2004 (unaudited)

21. ARVADA MARKETPLACE AND CONNECTION:

(a) Independent Auditors' Report                                                                               F-152

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-153
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-154
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

22. EASTWOOD TOWNE CENTER:

(a) Independent Auditors' Report                                                                               F-156

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-157
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-158
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

23. WATAUGA PAVILION:

(a) Independent Auditors' Report                                                                               F-160

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15,              F-161
     2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004
     (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of            F-162
     August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended
     March 31, 2004 (unaudited)

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                                                                                                             --------
24. NORTHPOINTE PLAZA:

(a) Independent Auditors' Report                                                                               F-164

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-165
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-166
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

25. PLAZA SANTA FE II:

(a) Independent Auditors' Report                                                                               F-168

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-169
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-170
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

26. PINE RIDGE PLAZA:

(a) Independent Auditors' Report                                                                               F-172

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-173
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-174
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

27. HUEBNER OAKS CENTER:

(a) Independent Auditors' Report                                                                               F-176

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-177
     2003 and the three months ended March 31, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-178
     December 31, 2003 and the three months ended March 31, 2004 (unaudited)

28. JOHN'S CREEK VILLAGE:

(a) Independent Auditors' Report                                                                               F-180

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September             F-181
     21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
     2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from              F-182
     September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended
     June 30, 2004 (unaudited)

29. LAKEWOOD TOWN CENTER

(a) Independent Auditors' Report                                                                               F-184

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                                                                                                             --------
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(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-185
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-186
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

30. FULLERTON METROCENTER:

(a) Independent Auditors' Report                                                                               F-188

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-189
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-190
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

31. DAVIS TOWNE CROSSING:

(a) Independent Auditors' Report                                                                               F-192

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18,              F-193
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
     (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from              F-194
     July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June
     30, 2004 (unaudited)

32. NORTHGATE NORTH:

(a) Independent Auditors' Report                                                                               F-196

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-197
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-198
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

33. CRANBERRY SQUARE:

(a) Independent Auditors' Report                                                                               F-200

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-201
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-202
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

34. GATEWAY PLAZA SHOPPING CENTER:

(a) Independent Auditors' Report                                                                               F-204

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-205
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-206
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

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                                                                                                             --------
35. SAFEWAY PLAZA AT MARYSVILLE:

(a) Independent Auditors' Report                                                                               F-208

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-209
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-210
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

36. FORKS TOWN CENTER:

(a) Independent Auditors' Report                                                                               F-212

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-213
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-214
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

37. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON
     CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

(a) Independent Auditors' Report                                                                               F-216

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-217
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the             F-218
     year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

38. THE SHOPS AT BOARDWALK:

(a) Independent Auditors' Report                                                                               F-221

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30,               F-222
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
     (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-223
     from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended
     June 30, 2004 (unaudited)

39. MANCHESTER MEADOWS:

(a) Independent Auditors' Report                                                                               F-225

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-226
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-227
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

40. GOVERNOR'S MARKETPLACE:

(a) Independent Auditors' Report                                                                               F-229

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                                                                                                             --------
(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-230
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-231
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

41. MITCHELL RANCH PLAZA:

(a) Independent Auditors' Report                                                                               F-233

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30,              F-234
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
     (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-235
     from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended
     June 30, 2004 (unaudited)

42. THE COLUMNS:

(a) Independent Auditors' Report                                                                               F-237

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8,            F-238
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
     (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-239
     from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended
     June 30, 2004 (unaudited)

43. SAUCON VALLEY SQUARE:

(a) Independent Auditors' Report                                                                               F-241

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-242
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-243
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

44. LINCOLN PARK:

(a) Independent Auditors' Report                                                                               F-245

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-246
     2003 and the six months ended June 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-247
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

45. SHOPPES AT PROMINENCE POINT:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,              F-249
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-250

                                                                                                               PAGE
                                                                                                             --------
     from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

46. LOW COUNTRY VILLAGE:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1,           F-251
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-252
     from February 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

47. SHOPPES AT DALLAS:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,              F-253
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-254
     from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

48. DORMAN CENTRE - PHASE II:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15,             F-255
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-256
     from March 15, 2004 (commencement of operations) to June 30, 2004 (unaudited)

49. VILLAGE SHOPPES AT SIMONTON:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004           F-257
     (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-258
     from May 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

50. HARVEST TOWN CENTER:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-259
     2003 and the six months ended June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-260
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

51. BED, BATH & Beyond Plaza:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3,              F-261
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-262
     from March 3, 2004 (commencement of operations) to June 30, 2004 (unaudited)

52. AZALEA SQUARE:

(a) Independent Auditors' Report                                                                               F-263

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 4,               F-264
     2004 (commencement of operations) to December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

                                                                                                               PAGE
                                                                                                             --------
(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-265
     from July 4, 2003 (commencement of operations) to December 31, 2003 and the nine months ended
     September 30, 2004 (unaudited)

53. THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.:

(a) Independent Auditor's Report                                                                               F-267

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-268
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the             F-269
     year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

54. DENTON TOWN CROSSING:

(a) Independent Auditors' Report                                                                               F-271

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from August 11,            F-272
     2003 to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-273
     from August 11, 2003 to December 31, 2003 and the nine months ended September 30, 2004
     (unaudited)

55. THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER:

(a) Independent Auditors' Report                                                                               F-275

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-276
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the             F-277
     year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

56. GURNEE TOWN CENTRE:

(a) Independent Auditors' Report                                                                               F-279

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-280
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-281
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

57. WINCHESTER COMMONS:

(a) Independent Auditors' Report                                                                               F-283

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-284
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-285
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

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                                                                                                             --------
58. MANSFIELD TOWNE CENTRE:

(a) Independent Auditors' Report                                                                               F-287

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 23,              F-288
     2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-289
     from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended
     September 30, 2004 (unaudited)

59. FOX CREEK VILLAGE:

(a) Independent Auditors' Report                                                                               F-291

(b) Historical Summary of Gross Income and Direct Operating Expenses for the period from November              F-292
     12, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September
     30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-293
     from November 12, 2003 to December 31, 2003 and the nine months ended September 30, 2004
     (unaudited)

60. GATEWAY PAVILION:

(a) Independent Auditors' Report                                                                               F-295

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-296
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-297
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

61. NORTHWOODS SHOPPING CENTER:

(a) Independent Auditors' Report                                                                               F-299

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-300
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-301
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

62. OSWEGO COMMONS:

(a) Independent Auditors' Report                                                                               F-303

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-304
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-305
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

63. LAKE MARY POINTE:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December               F-307

                                                                                                               PAGE
                                                                                                             --------
     31, 2003 and the nine months ended September 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for year ended               F-308
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

64. PUBLIX CENTER - MT. PLEASANT:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18,             F-309
     2004 (commencement of operations) to September 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-310
     from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

65. FIVE FORKS:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-311
     2003 and the nine months ended September 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-312
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

66. GATEWAY STATION:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21,              F-313
     2004 (commencement of operations) to September 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period               F-314
     from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)

67. SHOPS AT FOREST COMMONS:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-315
     2003 and the nine months ended September 30, 2004 (unaudited)

(b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-316
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

68. SOUTHLAKE TOWN SQUARE:

(a) Independent Auditors' Report                                                                               F-317

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,           F-318
     2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended           F-319
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

69. THE PROPERTIES ACQUIRED FROM EASTERN RETAIL HOLDINGS, LP:

(a) Independent Auditors' Report                                                                               F-321

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended               F-322
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the             F-323
     year ended December 31, 2003 and the nine months ended September 30, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Western Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG LLP


Chicago, Illinois
February 13, 2004

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet

                                December 31, 2003

                                     ASSETS

Investment properties:
  Land                                                         $    36,280,244
  Building and other improvements                                   86,439,670
                                                               ---------------

                                                                   122,719,914

  Less accumulated depreciation                                       (140,497)
                                                               ---------------

Net investment properties                                          122,579,417

Cash and cash equivalents                                           64,381,134
Accounts and rents receivable                                        1,147,551
Due from affiliates                                                    918,750
Note receivable                                                      7,552,155
Acquired in-place lease intangibles (net of accumulated
  amortization of $51,773)                                           8,753,908
Acquired above market lease intangibles (net of accumulated
  amortization of $5,227)                                            1,590,446
Loan fees (net of accumulated amortization of $24,835)               1,434,160
Other assets                                                         3,744,642
                                                               ---------------

Total assets                                                   $   212,102,163
                                                               ===============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet
                                   (continued)

                                December 31, 2003

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable                                               $       505,448
Accrued offering costs due to affiliates                             1,369,366
Accrued real estate taxes                                            1,392,069
Distributions payable                                                  927,539
Security deposits                                                      108,189
Mortgages payable                                                   29,627,000
Line of credit                                                       5,000,000
Prepaid rental and recovery income                                     104,756
Advances from sponsor                                                1,202,519
Acquired below market lease intangibles (net of
  accumulated amortization of $15,386)                               5,910,413
Other liabilities                                                       71,927
Due to affiliates                                                    2,154,158
                                                               ---------------

Total liabilities                                                   48,373,384
                                                               ---------------

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares
  authorized, none outstanding                                               -
Common stock, $.001 par value, 250,000,000 shares
  authorized, 18,737,141 shares issued and outstanding                  18,737
Additional paid in capital (net of offering costs of
  $22,144,814 of which $1,369,366 was paid or accrued to
  affiliates)                                                      165,168,650
Accumulated distributions in excess of net loss                     (1,458,608)
                                                               ---------------

Total stockholders' equity                                         163,728,779
                                                               ---------------

Commitments and contingencies (Note 11)

Total liabilities and stockholders' equity                     $   212,102,163
                                                               ===============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statement of Operations

     For the period from March 5, 2003 (inception) through December 31, 2003

Income:
  Rental income                                                $       606,645
  Real estate tax recovery income                                       95,654
  Common area costs recovery income                                     42,334
  Interest income                                                       37,648
                                                               ---------------

Total income                                                           782,281
                                                               ---------------

Expenses:
  Professional services                                                 88,058
  General and administrative expenses to affiliates                    104,259
  General and administrative expenses to non-affiliates                127,896
  Property operating expenses to affiliates                             16,627
  Property operating expenses to non-affiliates                         30,963
  Real estate tax                                                       95,654
  Interest                                                             135,735
  Depreciation                                                         140,497
  Amortization                                                          76,608
  Acquisition cost expenses to affiliates                                7,563
  Acquisition cost expenses to non-affiliates                          131,700
                                                               ---------------

Total expenses                                                         955,560
                                                               ---------------

Net loss                                                       $      (173,279)
                                                               ===============

Net loss per common share, basic and diluted                   $          (.07)
                                                               ===============

Weighted average number of common shares outstanding, basic
  and diluted                                                        2,520,986
                                                               ===============

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

       For the period from March 5, 2003 (inception) to December 31, 2003

                                                                                                  ACCUMULATED
                                                                                  ADDITIONAL     DISTRIBUTIONS
                                                 NUMBER OF         COMMON          PAID-IN       IN EXCESS OF
                                                  SHARES            STOCK          CAPITAL         NET INCOME          TOTAL
                                              ----------------------------------------------------------------------------------
Balance at March 5, 2003 (inception)                       -                -                -                -                -

Net loss                                                   -                -                -         (173,279)        (173,279)
Distributions declared ($.15 per weighted
  average number of common shares outstanding)             -                -                -       (1,285,329)      (1,285,329)
Proceeds from offering                            18,718,092           18,718      187,127,565                -      187,146,283
Offering costs                                                              -      (22,144,814)               -      (22,144,814)
Proceeds from DRP                                     19,049               19          180,949                -          180,968
Common stock option expense                                -                -            4,950                -            4,950
                                              ----------------------------------------------------------------------------------

Balance at December 31, 2003                      18,737,141   $       18,737   $  165,168,650   $   (1,458,608)  $  163,728,779
                                              ==================================================================================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS

     For the period from March 5, 2003 (inception) through December 31, 2003

Cash flows from operations:

Net loss                                                       $      (173,279)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation                                                         140,497
  Amortization                                                          76,608
  Amortization on acquired above market leases                           5,227
  Amortization on acquired below market leases                         (15,386)
  Stock option expense                                                   4,950
Changes in assets and liabilities:
  Accounts and rents receivable                                     (1,147,551)
  Accrued real estate taxes                                          1,240,567
  Accounts payable                                                     306,996
  Prepaid rental and recovery income                                   104,756
  Other liabilities                                                     71,927
  Security deposits                                                    108,189
                                                               ---------------

Net cash flows provided by operating activities                        723,501
                                                               ---------------

Cash flows from investing activities:
  Purchase of investment properties                               (122,719,914)
  Acquired above market leases                                      (1,595,673)
  Acquired in place lease intangibles                               (8,805,681)
  Acquired below market leases                                       5,925,799
  Other assets                                                        (830,697)
  Funding of note receivable                                        (7,552,155)
  Due to affiliates                                                  2,154,158
                                                               ---------------

Net cash flows used in investing activities                       (133,424,163)
                                                               ---------------

Cash flows from financing activities:
  Proceeds from offering                                           187,146,283
  Proceeds from the DRP                                                180,968
  Payment of offering costs                                        (20,775,448)
  Loan proceeds                                                     29,627,000
  Proceeds from unsecured line of credit                             5,000,000
  Loan fees                                                         (4,022,986)
  Distributions paid                                                  (357,790)
  Due from affiliates                                                 (918,750)
  Advances from sponsor                                              1,202,519
                                                               ---------------

Net cash flows provided by financing activities                    197,081,796
                                                               ---------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
                                   (continued)

     For the period from March 5, 2003 (inception) through December 31, 2003

Net increase in cash and cash equivalents                      $    64,381,134
Cash and cash equivalents, at beginning of period                            -
                                                               ---------------

Cash and cash equivalents, at end of period                    $    64,381,134
                                                               ===============

Supplement disclosure of cash flow information:

Cash paid for interest                                         $       135,735
                                                               ===============

Supplement schedule of non-cash financing activities:

Distributions payable                                          $       927,539
                                                               ===============

Accrued offering costs payable                                 $     1,369,366
                                                               ===============

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003
                                   (unaudited)

(1) Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2003, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(2) Summary of Significant Accounting Policies

The preparation of the financial statements in conformity with accounting principles generally accepted in the United State of America ("GAAP") requires management of the Company to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of December 31, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

The Company performed an impairment analysis for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144") to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company was based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

The Company allocates the purchase price of the each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, customer relationship value, and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases and we consider various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economic, demographics, location, visibility, location, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to the 2003 real estate acquisitions. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $5,227 was applied as a reduction to rental income for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $15,386 was applied as an increase to rental income for the period from March 5, 2003 (inception) to December 31, 2003. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at December 31, 2003:

Amortization of:              2004           2005          2006          2007          2008     THEREAFTER
                              ----           ----          ----          ----          ----     ----------
Acquired above
  market lease costs        (431,185)     (431,185)     (429,043)      (37,016)      (37,016)     (225,001)

Acquired below
  market lease costs         582,355       582,355       582,355       561,053       531,230     3,071,065

Net rental income
  increase / (decrease)      151,170       151,170       153,312       524,037       494,214     2,846,064

Acquired in place lease
  intangibles                963,821       963,821       963,821       963,821       963,821     3,934,803

The portion of the purchase price allocated to acquired in-place lease intangibles are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease intangibles of $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(3) Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2003, the Company had incurred $22,144,814 of offering costs. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

    Offering stage:

         Selling commissions             7.5% of the sale price for each share

         Marketing contribution          3.0% of the gross offering proceeds
         and due diligence
         allowance

         Reimbursable expenses           We will reimburse our sponsor for actual costs incurred, on our
         and other expenses of           behalf, in connection with the offering
         issuance

     Acquisition stage:

          Acquisition expenses           We will reimburse an affiliate of our Advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

    Operational stage:

         Property management fee         4.5% of the gross income from the properties.
         THIS FEE TERMINATES UPON A      (cannot exceed 90% of the fee which would be payable to
         BUSINESS COMBINATION WITH       an unrelated third party)
         THE PROPERTY MANAGEMENT
         COMPANY.

         Loan servicing fee              .03% of the total principal amount of the loans being
                                         serviced For each full year, up to the first $100
                                         million and a lesser percentage on a sliding scale
                                         thereafter

         Other property level            Compensation for these services will not exceed
         services                        90% of that which would be paid to any third party
                                         for such services

         Reimbursable expenses           The compensation and reimbursements to our Advisor and
         relating to administrative      its affiliates will be approved by a majority of our
         services                        directors

    Liquidation stage:

         Property disposition fee        Lesser of 3% of sales price or 50% of the customary
         THIS FEE TERMINATES UPON A      commission which would be paid to a third party
         BUSINESS COMBINATION WITH
         THE ADVISOR

Subordinated payments:

    Operational stage:

         Advisor asset management fee    Not more than 1% per annum of our average assets;
         THIS FEE TERMINATES UPON A      Subordinated to a non-cumulative, non-compounded return,
         BUSINESS COMBINATION WITH       equal to 6% per annum
         THE ADVISOR

    Liquidation stage:

         Incentive advisory fee          After the stockholders have first received a 10% cumulative,
         THIS FEE TERMINATES UPON A      non-compounded return per year and a return of their net investment,
         BUSINESS COMBINATION WITH       an incentive advisory fee equal to 15% on net proceeds
         THE ADVISOR                     from the sale of a property will be paid to the Advisor

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $16,859,779 for the period from March 5, 2003 (inception) to December 31, 2003, of which $1,369,366 was unpaid at December 31, 2003.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the period from March 5, 2003 (inception) to December 31, 2003, the Company incurred $194,017 of these costs, of which $40,703 remained unpaid as of December 31, 2003.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .05% of the first $100,000,000 in mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly. Such fees totaled $328 in the period from March 5, 2003 (inception) to December 31, 2003.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. Such costs are capitalized as loan fees and amortized over the respective loan term. During the period from March 5, 2003 (inception) to December 31, 2003, the Company paid loan fees totaling $59,523 to this affiliate.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $16,627 for the period from March 5, 2003 (inception) to December 31, 2003. None remained unpaid as of December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending when the shares are purchased. The Company sold 59,497 shares to affiliates and recognized an expense related to these discounts of $62,472 for the period from March 5, 2003 (inception) to December 31, 2003.

As of December 31, 2003 the Company was due funds from affiliates in the amount of $918,750 which is comprised of $73,750 due from an affiliate for costs paid on their behalf by the Company and $845,000 which is due from the sponsor for reimbursement of December distributions paid in January by the Company. The sponsor has agreed to advance funds to the Company for distributions paid to our shareholders until funds from operations are adequate to cover the distributions. As of December 31, 2003 the Company owed funds to the sponsor in the amount of $1,202,517 for repayment of these funds.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(3) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2003, we have issued 3,000 options to acquire shares to each of our independent directors, for a total of 15,000 options, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and will record the remaining $6,000 in expense ratably over the remaining two-year vesting period.

(4) New Accounting Pronouncements

In January 2003, FASB ISSUED INTERPRETATION 46, Consolidation of Variable Interest Entities or Interpretation 46, which addresses the consolidation of certain entities in which a company has a controlling financial interest through means other than voting rights. This interpretation was revised in December 2003. For calendar year companies, Interpretation 46 contains an effective date of December 31, 2003 for special purpose entities and periods ending after March 15, 2004 for all other entities. The Company does not own interests in special purpose entities and management does not believe that the adoption of Interpretation 46 will have a material impact on the Company's financial statements.

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during the period from March 5, 2003 (inception) to December 31, 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(5) Leases

Minimum lease payments to be received in the future under operating leases, assuming no expiring leases are renewed, are as follows:

                                                     Minimum Lease
                                                       Payments
                                                    ---------------
           2004                                     $    10,053,640
           2005                                           9,758,805
           2006                                           9,684,354
           2007                                           9,273,557
           2008                                           9,033,324
           Thereafter                                    78,836,462
                                                    ---------------

           Total                                    $   126,640,142
                                                    ===============

The remaining lease terms range from one year to 56 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matures on January 15, 2004. This installment note is secured by a 49% interest in Fourth, which owns the remaining portion of the Newnan Crossing shopping center and is also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum is due on the note.

The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(7) Mortgages Payable

Mortgages payable consist of the following at December 31, 2003:

                                                                         BALANCE AT
                                            INTEREST        MATURITY    DECEMBER 31,
FIXED RATE MORTGAGES PAYABLE                 RATE AT          DATE          2003
-------------------------------------------------------------------------------------
Property as collateral:

Darien Commons                                 4.65%        06/01/10   $   16,500,000
Park Place                                     4.71%        11/01/08       13,127,000
                                                                       --------------

Total Fixed Rate Mortgages Payable                                     $   29,627,000
                                                                       ==============

The following table shows the mortgage debt maturing during the next five years as of December 31, 2003.

                     2004   $          -
                     2005              -
                     2006              -
                     2007              -
                     2008     13,127,000
               Thereafter     16,500,000
                            ------------

                            $ 29,627,000
                            ============

All of the Company's mortgage loans require monthly payments of interest only. The fixed-rate loans may be prepaid with a penalty after specific lockout periods.

On February 9, 2004, the Company entered into a rate lock agreement with Bear Stearns and paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000. The rate lock was entered into to secure the interest rate on mortgage debt to be identified as debt is placed on properties the Company currently owns or will acquire in the future.

(8) Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with KeyBank N.A. for a period of one year. The funds from this line of credit will be used to provide liquidity from the time a property is purchased until permanent debt is place on the property. The Company is required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit requires compliance with certain covenants, such as debt service rations, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which includes a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(9) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. All of the Company's shopping centers are currently located in Connecticut, Georgia, Illinois, Indiana, North Carolina, Oklahoma, and Texas. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

Net property operations are summarized in the following table for the period from March 5, 2003 (inception) to December 31, 2003, and a reconciliation to net loss.

Property rental and additional rental
  income                                                       $       744,633
Total property operating expenses                                     (143,244)
Mortgage interest                                                     (132,471)
                                                               ---------------

Net property operations                                                468,918
                                                               ---------------

Interest income                                                         37,648
Less non-property expenses:
  Professional services                                                (88,058)

General and administrative expenses                                   (235,419)
Acquisition cost expenses                                             (139,263)
Depreciation and amortization                                         (217,105)
                                                               ---------------

Net loss                                                       $      (173,279)
                                                               ===============

The following table summarizes property asset information as of December 31, 2003.

Total assets:
  Shopping centers                                             $   142,804,128
  Non-segment assets                                                69,298,035
                                                               ---------------

                                                               $   212,102,163
                                                               ===============

The Company does not derive any of it's consolidated revenue from foreign countries and does not have any major customer that individually account for 10% or more of the Company's consolidated revenues

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(10) Earnings (loss) per Share

Basic and diluted earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding were 2,520,986 for the period from March 5, 2003 (inception) to December 31, 2003.

(11) Commitments and Contingencies

On December 10, 2003, in connection with the purchase of Stony Creek Market Place, the Company entered into an earnout agreement with the seller of the property. The earnout agreement stipulates that the seller shall retain the right, for a 48 month period after the date of purchase, to purchase the development and leasing rights to a vacant 50,000 square foot padsite included in the purchase of the property. If the seller develops and leases the padsite within the 48 month period, the Company is required to purchase the seller's interest in the leases based on an agreed upon base rent divider stipulated in the purchase and sale agreement. If the base rent divider should fall above or below certain limits, then the seller and purchaser have certain rights to terminate this agreement.

On December 31, 2003, in connection with the purchase of Pavilion at King's Grant, the purchase and sale contract stipulates that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant, Toys R Us located in the shopping center, should increase their base rent up to a maximum amount of $250,000 and no decrease occurs in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on a income capitalization formula stipulated in the purchase and sale agreement. After December 31, 2007 the Company is no longer obligated to pay the seller additional funds.

As part of the purchase and sale agreement for Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (approximately 28,000 square feet to be occupied by Linen's N Things) after construction is complete and the tenant has moved in and is paying rent. The purchase price for this portion of the center will be based on an income capitalization formula.

(12) Subsequent Events

The Company issued 12,698,273 shares of common stock from January 1, 2004 through February 13, 2004 in connection with the offering, resulting in gross proceeds of $126,917,854.

The Company is currently considering acquiring seven properties for an estimated purchase price of $167,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease an information prior to purchasing the property.

The Company has signed an application for an addition of $75,000,000 to the line of credit with Key Bank. Fundings under the line of credit will require interest only payments based on the provisions of the existing line of credit with Key Bank. As of February 13, 2004, the Company's outstanding balance owed on the line of credit is $70,000,000.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The Company has acquired the following properties during the period January 1 to February 13, 2004. The respective acquisitions are summarized in the table below.

                                                      APPROXIMATE      GROSS LEASABLE
        DATE                                YEAR    PURCHASE PRICE          AREA
      ACQUIRED           PROPERTY          BUILT         ($)              (SQ. FT.)             MAJOR TENANTS
      --------           --------          -----    --------------     ---------------          -------------
      01/06/04  CorWest Plaza              2000/        33,000,000             115,011        Stop & Shop
                  New Britain, CT           2001                                              CVS Pharmacy
                                                                                              Liquor Depot

      01/09/04  Hickory Ridge               1999        41,900,000             310,360        Best Buy
                  Hickory, NC                                                                 Kohl's
                                                                                              Marshall's
                                                                                              Linens N Things
                                                                                              Old Navy
                                                                                              Party City
                                                                                              Shoe Carnival
                                                                                              A.C. Moore

      01/14/04  Larkspur Landing           1978/        61,100,000             173,814        Bed Bath & Beyond
                  Larkspur, CA              2001                                              24 Hour Fitness

      01/15/04  North Ranch Pavilions       1992        18,468,000              62,812        Bank of America
                  Thousand Oaks, CA

      01/20/04  Metro Square Center         1999        11,031,000              61,817        Shoppers Food
                  Severn, MD                                                                    Warehouse

      01/21/04  La Plaza Del Norte         1996/        59,100,000             320,362        Best Buy
                  San Antonia, TX           1999                                              Bealls
                                                                                              Ross Stores
                                                                                              Office Max
                                                                                              Oshman's Superstores
                                                                                              Cost Plus
                                                                                              DSW Shoe Warehouse
                                                                                              David's Bridal
                                                                                              Petco

      02/05/04  MacArthur Crossing         1995/        23,100,000             110,975        Stein Mart
                  Los Colinas, TX           1996

      02/13/04  Promenade at Red Cliff     1999/        19,618,000              94,936        Old Navy
                  St. George, UT            1998                                              Staples
                                                                                              Big 5 Sporting Goods

      02/13/04  Newnan Crossing, Phase II   1997        22,362,000             153,798        TJ Maxx
                  Newnan, GA                                                                  Office Depot
                                                                                              Old Navy
                                                                                              Michaels
                                                                                              Party City

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The mortgage debt and financings obtained subsequent to December 31, 2003, are detailed in the list below.

           DATE                                                               MATURITY     PRINCIPAL BORROWED
          FUNDED              MORTGAGE PAYABLE        ANNUAL INTEREST RATE      DATE               ($)
         ----------------------------------------------------------------------------------------------------
          2/04/04     La Plaza Del Norte                     4.61%             03/01/10            32,528,000
                        San Antonio, TX

          1/30/04     Larkspur Landing                       4.45%             02/01/09            33,630,000
                        Larkspur, CA

          1/28/04     Shaw's - New Britain  (A)             4.684%             11/01/33             6,450,000
                        New Britain, CT

          1/21/04     Hickory Ridge                         4.531%             02/01/09            23,650,000
                        Hickory, NC

          1/07/04     Cor West Plaza                         4.56%             02/01/09            18,150,000
                        New Britain, CT

          1/05/04     Stony Creek Marketplace                4.77%             01/01/11            14,162,000
                        Noblesville, IN

(A) In connection with the financing of Shaw's - New Britain on January 28, 2004, the Park Place mortgage debt was modified to be cross-collateralized with the Shaw's - New Britain mortgage debt. All other terms of the Park Place debt generally remained the same.

(13) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2003.

                                                                                    2003
                                                            Dec. 31       Sept. 30        June 30       March 31
                                                         ---------------------------------------------------------
Total income                                             $    782,281              -              -              -
Net loss                                                     (123,235)       (32,794)        (9,750)        (7,500)

Net loss, per common share, basic and diluted:                   (.01)         (1.64)          (.49)          (.38)

Weighted  average number of common shares outstanding,
  basic and diluted                                         8,319,975         20,000         20,000         20,000

                       This page intentionally left blank.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2003

                                               Initial Costs (A)           Gross amount at which carried at end of period
                                               -----------------           ----------------------------------------------
                                                        Buildings      Adjustments                     Buildings
                                                          And              to                             And
                      Encumbrance        Land         Improvements        Basis          Land         Improvements     TOTAL (C)
                      ------------   -------------    ------------     -----------   -------------    ------------   -------------
Darien Commons          16,500,000       7,000,000      22,468,408               -       7,000,000      22,468,408      29,468,408

Eckerd Drug Store
- Edmund                         -         975,000       2,400,249               -         975,000       2,400,249       3,375,249

Eckerd Drug Store
- Norman                         -         932,000       4,369,730               -         932,000       4,369,730       5,301,730

Newnan Crossing                  -       4,542,244      12,188,579               -       4,542,244      12,188,579      16,730,823

Park Place              13,127,000       9,096,000      13,174,867               -       9,096,000      13,174,867      22,270,867

Pavilion at King's
  Grant                          -       4,300,000       2,741,212               -       4,300,000       2,741,212       7,041,212

Shaw's Supermarket               -       2,700,000      11,532,191               -       2,700,000      11,532,191      14,232,191

Stony Creek Market
  Place                          -       6,735,000      17,564,434               -       6,735,000      17,564,434      24,299,434
                     -------------------------------------------------------------------------------------------------------------

Total:               $  29,627,000   $  36,280,244   $  86,439,670               -   $  36,280,244   $  86,439,670   $ 122,719,914
                     =============================================================================================================

                       Accumulated
                      Depreciation         Date             Date
                          (D)          Constructed        Acquired
                     -------------     -----------       ----------
Darien Commons              56,280            1994           12/03

Eckerd Drug Store
- Edmund                         -            2003           12/03

Eckerd Drug Store
- Norman                         -            2003           12/03

Newnan Crossing             84,217            1999           12/03

Park Place                       -            2001           10/03

Pavilion at King's
  Grant                          -       2002/2003           12/03

Shaw's Supermarket               -            1995           12/03

Stony Creek Market
  Place                          -            2003           12/03
                     -------------

Total:               $     140,497
                     =============

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 2003

Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 2003 for Federal income tax purposes was approximately $127,195,000 (unaudited).

(C)  Reconciliation of real estate owned:

      Balance at March 5, 2003 (inception)                 $             -
      Purchases of property                                    127,195,469
      Acquired in-place lease intangibles                       (8,805,681)
      Acquired above market lease intangibles                   (1,595,673)
      Acquired below below market lease
        intangibles                                              5,925,799
                                                           ---------------

      Balance at December 31, 2003                         $   122,719,914
                                                           ===============

(D)  Reconciliation of accumulated depreciation:

      Balance at March 5, 2003 (inception)                 $             -
      Depreciation expense                                         140,497
                                                           ---------------

      Balance at December 31, 2003                         $       140,497
                                                           ===============

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS

                    September 30, 2004 and December 31, 2003
                (Dollars in thousands, except per share amounts)

                                     ASSETS

                                                                         September 30, 2004
                                                                             (unaudited)      December 31, 2003
                                                                         ------------------   ------------------
Investment properties:
  Land                                                                   $          376,290   $           36,280
  Building and other improvements                                                 1,614,585               86,440
                                                                         ------------------   ------------------

                                                                                  1,990,875              122,720
  Less accumulated depreciation                                                     (19,441)                (141)
                                                                         ------------------   ------------------

Net investment properties                                                         1,971,434              122,579

Cash and cash equivalents (including cash held by management company of $0 and $239 as of September 30, 2004 and
  December 31, 2003, respectively)                                                  280,414               64,381
Restricted cash (Note 2)                                                             80,094                    -
Investment in marketable securities and treasury contracts (Note 2)                   1,566                    -
Investment in unconsolidated joint venture (Note 9)                                   5,782                    -
Restricted escrows (Note 2)                                                          67,874                    -
Accounts and rents receivable (net of allowance of $146 and $0 as of
  September 30, 2004 and December 31, 2003, respectively)                            11,683                1,148
Due from affiliates (Note 3)                                                          1,572                  919
Notes receivable (Note 6)                                                            28,419                7,552
Acquired in-place lease intangibles (net of accumulated amortization of $5,545 and $52 as of September 30, 2004 and December 31, 2003,
  respectively)                                                                     148,597                8,754
Acquired above market lease intangibles (net of accumulated
  amortization of $1,852 and $5 as of September 30, 2004 and
  December 31, 2003, respectively)                                                   37,578                1,590
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization of $1,235 and $25 as of September 30, 2004 and
  December 31, 2003, respectively)                                                   14,118                3,998
Other assets                                                                         23,021                1,181
                                                                         ------------------   ------------------

Total assets                                                             $        2,672,152   $          212,102
                                                                         ==================   ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                    September 30, 2004 and December 31, 2003
                (Dollars in thousands, except per share amounts)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         September 30, 2004
                                                                             (unaudited)      December 31, 2003
                                                                         ------------------   ------------------
Liabilities:
Mortgages and notes payable (Note 7)                                     $        1,141,248   $           29,627
Accounts payable                                                                      1,352                  150
Accrued offering costs due to affiliates                                              3,502                1,369
Accrued interest payable                                                              2,947                    -
Tenant improvements payable                                                           3,605                    5
Accrued real estate taxes                                                            10,529                1,392
Distributions payable                                                                 7,187                  928
Security deposits                                                                     2,195                  108
Line of credit (Note 8)                                                                   -                5,000
Prepaid rental income and other liabilities                                           3,717                  179
Advances from sponsor (Note 3)                                                        2,869                1,203
Acquired below market lease intangibles (net of accumulated
  amortization of $2,660 and $15 as of September 30, 2004 and
  December 31, 2003, respectively)                                                   70,356                5,910
Restricted cash liability (Note 2)                                                   80,094                    -
Due to affiliates                                                                       778                2,502
                                                                         ------------------   ------------------

Total liabilities                                                                 1,330,379               48,373
                                                                         ------------------   ------------------

Minority interests                                                                   68,783                    -

Stockholders' equity:
Preferred stock, $.001 par value, 10,000 shares authorized,
  none outstanding                                                                        -                    -
Common stock, $.001 par value, 250,000 shares authorized, 146,284 and 18,737 shares issued and outstanding as of September 30, 2004
  and December 31, 2003, respectively                                                   146                   19
Additional paid-in capital (net of offering costs of $159,234 and
  $22,145 as of September 30, 2004 and December 31, 2003,
  respectively, of which $119,656 and $16,860 was paid or accrued to affiliates as of September 30, 2004 and December 31, 2003,
  respectively)                                                                   1,304,817              165,169
Accumulated distributions in excess of net income(loss)                             (32,177)              (1,459)
Accumulated other comprehensive income                                                  204                    -
                                                                         ------------------   ------------------

Total stockholders' equity                                                        1,272,990              163,729
                                                                         ------------------   ------------------
Commitments and contingencies (Note 12)
Total liabilities and stockholders' equity                               $        2,672,152   $          212,102
                                                                         ==================   ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

   For the three and nine months ended September 30, 2004, three months ended
    September 30, 2003 and the period from March 5, 2003 (inception) through
                               September 30, 2003
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                       Period from
                                                                                      March 5, 2003
                                       Three months    Three months    Nine months     (inception)
                                          ended           ended           ended          through
                                      September 30,   September 30,   September 30,   September 30,
                                          2004             2003           2004             2003
                                      -------------   -------------   -------------   -------------
Revenues:
  Rental income                       $      33,519   $           -   $      56,405   $           -
  Tenant recovery income                      7,002               -          12,802               -
  Other property income                         265               -             560               -
                                      -------------------------------------------------------------

Total revenues                               40,786               -          69,767               -
                                      -------------------------------------------------------------

Expenses:
  General and administrative
    expenses to affiliates                      449              12           1,304              12
  General and administrative
    expenses to non-affiliates                  539              21           1,540              31
  Property operating expenses
    to affiliates                             1,693               -           2,848               -
  Property operating expenses
    to non-affiliates                         4,116               -           6,612               -
  Real estate taxes                           4,495               -           7,509               -
  Depreciation and
    amortization                             15,575               -          26,003               -
                                      -------------------------------------------------------------

Total expenses                               26,867              33          45,816              43
                                      -------------------------------------------------------------

Operating income (loss)               $      13,919   $         (33)  $      23,951   $         (43)

Other income                                  1,413               -           1,886               -
Interest expense                            (10,954)              -         (17,964)              -
Realized loss on sale of
  treasury contracts                         (2,004)              -          (3,352)              -
Minority interests                             (107)              -            (107)              -
                                      -------------------------------------------------------------

Net income (loss)                     $       2,267   $         (33)  $       4,414   $         (43)
                                      =============================================================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

   For the three and nine months ended September 30, 2004, three months ended
    September 30, 2003 and the period from March 5, 2003 (inception) through
                               September 30, 2003

                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                       Period from
                                                                                      March 5, 2003
                                       Three months    Three months    Nine months     (inception)
                                          ended           ended           ended          through
                                      September 30,   September 30,   September 30,   September 30,
                                          2004             2003           2004             2003
                                      -------------   -------------   -------------   -------------
Other comprehensive income:
  Unrealized gain on
    investment securities                       157               -             204               -
                                      -------------------------------------------------------------
Comprehensive income (loss)           $       2,424   $         (33)  $       4,618   $         (43)
                                      =============================================================

Net income(loss) per common
  share, basic and diluted            $         .02   $       (1.65)  $         .06   $       (2.15)
                                      =============================================================
Weighted average number of
  common shares outstanding,
  basic and diluted                         112,887              20          70,052              20
                                      =============================================================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               For the nine month period ended September 30, 2004
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                        ACCUMULATED
                                                                                       DISTRIBUTIONS    ACCUMULATED
                                                                          ADDITIONAL    IN EXCESS OF       OTHER
                                             NUMBER OF       COMMON        PAID-IN       NET INCOME    COMPREHENSIVE
                                              SHARES         STOCK         CAPITAL         (LOSS)         INCOME          TOTAL
                                           ------------   ------------   ------------  -------------   -------------  ------------
Balance at December 31, 2003                     18,737   $         19   $    165,169   $     (1,459)  $          -   $    163,729

Net income                                            -              -              -          4,414              -          4,414
Unrealized gain on investment securities              -              -              -              -            204            204
Distributions declared                                -              -              -        (35,132)             -        (35,132)
Proceeds from offering                          125,930            126      1,258,654              -              -      1,258,780
Offering costs                                        -              -       (137,089)             -              -       (137,089)
Proceeds from dividend reinvestment
  program                                         1,617              1         15,360              -              -         15,361
Forgiveness of affiliate debt                         -              -          2,369              -              -          2,369
Issuance of stock options and discounts
  on shares issued to affiliates                      -              -            354              -              -            354
                                           ------------   ------------   ------------   ------------   ------------   ------------

Balance at September 30, 2004                   146,284   $        146   $  1,304,817        (32,177)  $        204   $  1,272,990
                                           ============   ============   ============   ============   ============   ============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

 For the nine months ended September 30, 2004 and the period from March 5, 2003
                     (inception) through September 30, 2003.
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                               Period from March
                                                                                              5, 2003 (inception)
                                                                         Nine months ended        through
                                                                         September 30, 2004   September 30, 2003
                                                                         ------------------   -------------------
Cash flows from operations:
Net income (loss)                                                        $            4,414   $              (43)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation                                                                       19,300                    -
  Amortization                                                                        6,703                    -
  Amortization of acquired above market leases                                        1,847                    -
  Amortization of acquired below market leases                                       (2,645)                   -
  Rental income under master leases                                                     892                    -
  Straight line rental income                                                        (1,970)                   -
  Straight line lease expense                                                           301                    -
  Minority interests                                                                    107                    -
  Issuance of stock options and discount on shares issued to affiliates                 354                    4
  Realized loss on sale of treasury contracts                                         3,352                    -
Changes in assets and liabilities:
  Accounts and rents receivable net of change in allowance of $146
    and $0 for September 30, 2004 and September 30, 2003, respectively.              (8,565)                   -
  Other assets                                                                       (2,791)                 (50)
  Accounts payable                                                                    1,202                    -
  Accrued interest payable                                                            2,947                    -
  Accrued real estate taxes                                                           9,189                    -
  Security deposits                                                                   2,087                    -
  Prepaid rental and recovery income and other liabilities                            3,237                    -
                                                                         ------------------   ------------------
Net cash flows provided by (used in) operating activities                            39,961                  (89)
                                                                         ------------------   ------------------
Cash flows used in investing activities:
  Purchase of investment securities and treasury contracts                           (4,714)                   -
  Restricted escrows                                                                (67,874)                   -
  Purchase of investment properties                                              (1,843,474)                   -
  Acquired in-place lease intangibles                                              (145,336)                   -
  Acquired above market leases                                                      (37,835)                   -
  Acquired below market leases                                                       67,091                    -
  Contributions from minority interest-joint ventures                                68,676                    -
  Purchase of unconsolidated joint ventures                                          (5,782)                   -
  Payment of leasing fees                                                              (623)                   -
  Tenant improvements payable                                                         3,079                    -
  Other assets                                                                      (19,049)                   -
  Funding of notes receivable                                                       (28,419)                   -
  Due to affiliates                                                                  (1,724)                  14
                                                                         ------------------   ------------------
Net cash flows (used in) provided by investing activities                        (2,015,984)                  14
                                                                         ------------------   ------------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

 For the nine months ended September 30, 2004 and the period from March 5, 2003
                     (inception) through September 30, 2003.
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                               Period from March
                                                                                              5, 2003 (inception)
                                                                         Nine months ended        through
                                                                         September 30, 2004   September 30, 2003
                                                                         ------------------   -------------------
Cash flows from financing activities:
  Proceeds from offering                                                 $        1,258,780   $              200
  Proceeds from the dividend reinvestment program                                    15,361                    -
  Payment of offering costs                                                        (134,956)              (1,038)
  Proceeds from mortgage debt and notes payable                                   1,094,146                    -
  Principal payments on mortgage debt                                                   (77)                   -
  Proceeds from unsecured line of credit                                            165,000                    -
  Payoff of unsecured line of credit                                               (170,000)                   -
  Loan fees and deposits                                                            (10,707)                   -
  Distributions paid                                                                (28,873)                   -
  Due from affiliates                                                                 1,013                    -
  Advances from advisor                                                                   -                1,113
  Forgiveness of affiliate debt                                                       2,369                    -
                                                                         ------------------   ------------------
Net cash flows provided by financing activities                                   2,192,056                  275
                                                                         ------------------   ------------------

Net increase in cash and cash equivalents                                           216,033                  200
Cash and cash equivalents, at beginning of period                                    64,381                    -
                                                                         ------------------   ------------------
Cash and cash equivalents, at end of period                              $          280,414   $              200
                                                                         ==================   ==================
Supplemental disclosure of cash flow information:

Cash paid for interest                                                   $           15,017   $                -
                                                                         ==================   ==================

Restricted cash                                                          $          (80,094)  $                -
Restricted cash liability                                                            80,094                    -
                                                                         ==================   ==================

Due from sponsor                                                         $           (1,567)                   -
Due to sponsor                                                                        1,567                    -
                                                                         ==================   ==================

Supplemental schedule of non-cash investing and financing activities:
Purchase of investment properties                                        $       (1,872,247)  $                -
Assumption of mortgage debt                                                          17,552                    -
Write-off of acquisition reserve                                                        521                    -
Purchase price adjustments                                                            3,148                    -
Conversion of mortgage receivable to investment property                              7,552                    -
                                                                         ------------------   ------------------
                                                                         $       (1,843,474)  $                -
                                                                         ==================   ==================
Distributions payable                                                    $            7,187   $                -
                                                                         ==================   ==================
Accrued offering costs payable                                           $            3,502   $              295
                                                                         ==================   ==================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

(1) Organization and Basis of Accounting

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager" or "Advisor"), an Affiliate of the Company, to be the Business Manager or Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. The Company has also registered with the Securities and Exchange Commission for another public offering of up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program which is not effective as of November 5, 2004.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of September 30, 2004, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC's) and limited partnerships (LP's). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity ("VIE") and it is the primary beneficiary (as defined in FASB Interpretation 46(R) CONSOLIDATION OF VARIABLE INTEREST ENTITIES, an Interpretation of ARB No. 51, as revised ("FIN 46(R)")). For joint ventures that are not variable interest entities (VIE's) of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has a 95% ownership interest in the LLC's which own Gateway Village, Boulevard at the Capital Centre, Towson Circle, Reisterstown Road Plaza and Tollgate Marketplace, however, the Company shares equally in major decisions. These entities are considered VIE's as defined in FIN 46(R) and the Company is considered the primary beneficiary. Therefore these entities are consolidated by the Company and the 5% outside ownership interest is reflected as minority interest in the accompanying Consolidated Financial Statements.

(2) Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Western Retail Real Estate Trust, Inc. for the fiscal year ended December 31, 2003, which are included in the Company's 2003 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at September 30, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on September 30, 2004, the Company has accumulated other comprehensive income of $204,393. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of the hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the third quarter of 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for 5 year treasury contracts and 4.0% to 4.3% for 10 year treasury contracts. The amount on deposit for these treasury contracts was $3,712,900. On September 30, 2004, the treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. On October 29, 2004, these treasury contracts were liquidated for a liquidation value of $126,213 resulting in a cumulative realized net loss of $3,586,687.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships and as of September 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculated as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Financial Accounting Standards Board's Statement of Financial Accounting Standards or SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the quarter ended September 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,033,930 was applied as a reduction to rental income for the three months ended September 30, 2004 and $1,847,107 for the nine months ended September 30, 2004. Amortization pertaining to the below market lease costs of $1,742,220 was applied as an increase to rental income for the three months ended September 30, 2004 and $2,644,833 for the nine months ended September 30, 2004.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $3,198,593 for the three month period ended September 30, 2004 and $5,492,587 for the nine month period ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2004.

                        October 1, 2004
                            through
                          December 31,
Amortization of:              2004           2005           2006           2007           2008        THEREAFTER
                        ---------------   ------------   ------------   ------------   ------------   ------------
Acquired above
  market lease costs      $ (1,248,545)    (4,978,152)    (4,796,242)    (3,982,664)    (3,737,860)   (18,834,489)

Acquired below
  market lease costs         1,958,637      7,650,263      7,056,626      6,459,045      5,818,709     41,413,189
                          ------------   ------------   ------------   ------------   ------------   ------------

Net rental income
  increase                $    710,092      2,672,111      2,260,384      2,476,381      2,080,849     22,578,700
                          ============   ============   ============   ============   ============   ============

Acquired in-place lease
  intangibles             $  3,832,781     15,331,125     15,331,125     15,331,125     15,331,125     83,439,574

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements. The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

A note is considered impaired pursuant to SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired not is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

(3) Transactions with Affiliates

The Business Manager or Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of September 30, 2004 and December 31, 2003, the Company had incurred $159,233,813 and $22,144,814 of offering costs, of which $119,656,429 and
$16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offering, the Business Manager or Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of September 30, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

The Company pays an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value, including acquired intangibles, of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Advisor agreed to forego such fees for the nine months ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Business Manager or Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Business Manager or Advisor and its affiliates relating to the offering. In addition, an affiliate of the Business Manager or Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $119,656,429 as of September 30, 2004, of which $3,502,335 was unpaid at September 30, 2004.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for general and administrative costs relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the three month period ended September 30, 2004 and the nine month period ended September 30, 2004, the Company incurred $466,359 and $1,103,717 of these costs, respectively, of which $778,277 remained unpaid as of September 30, 2004 and are included in due to affiliates on the Consolidated Balance Sheets.

An affiliate of the Business Manager or Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $42,703 for the three months ended September 30, 2004 and $63,978 for the nine months ended September 30, 2004, respectively.

The Company used the services of an affiliate of the Business Manager or Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three months ended September 30, 2004 and for the nine months ended September 30, 2004, the Company paid loan fees totaling $1,119,944 and $2,241,986 to this affiliate, respectively.

The property managers, entities owned principally by individuals who are affiliates of the Business Manager or Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $1,693,155 and $2,847,427 for the three and nine months ended September 30, 2004, respectively. None remained unpaid as of September 30, 2004.

The Company established a discount stock purchase policy for affiliates of the Company and the Business Manager or Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 19,735 and 530,574 shares of common stock to affiliates and recognized an expense related to these discounts of $16,174 and $352,303 for the three and nine months ended September 30, 2004, respectively.

As of September 30, 2004 and December 31, 2003 the Company was due funds from affiliates in the amount of $1,571,960 and $918,750, respectively which is comprised of $1,567,481 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid in 2004. The remaining $4,479 and $73,750 as of September 30, 2004 and December 31, 2003, respectively is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds available for distributions are sufficient to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying Consolidated Financial Statements. As of September 30, 2004 the Company owed funds to the sponsor in the amount of $2,868,666 for repayment of the funds advanced for payment of distributions.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

As of September 30, 2004 and December 31, 2003 the Company owed funds to an affiliate in the amount of $0 and $2,154,158, respectively, for the reimbursement of costs paid by the affiliate on behalf of the Company. The amount due at December 31, 2003 was repaid during 2004.

(4) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of September 30, 2004 and December 31, 2003 we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, of which none have been exercised or expired.

(5) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $891,982 as of September 30, 2004.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                      Minimum Lease
                                                        Payments
                                                     ---------------
           2004                                      $    91,591,315*
           2005                                          146,904,527
           2006                                          140,787,601
           2007                                          133,105,552
           2008                                          125,444,736
           Thereafter                                    766,271,796
                                                     ---------------
           Total                                     $ 1,404,105,527
                                                     ===============

* For the twelve month period from January 1, 2004 through December 31, 2004.

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2028 to 2096. For the three months and the nine months ended September 30, 2004, ground lease rent was $478,995 and $510,245, respectively. Minimum future rental payments to be paid under the ground leases are as follows:

                                                Minimum Lease
                                                  Payments
                                               ----------------
            2004                               $      1,021,807
            2005                                      2,661,464
            2006                                      2,662,605
            2007                                      2,663,811
            2008                                      2,665,086
            Thereafter                              286,655,032
                                               ----------------
            Total                              $    298,329,805
                                               ================

* For the twelve month period from January 1, 2004 through December 31, 2004.

(6) Notes Receivable

The notes receivable balance of $28,419,189 as of September 30, 2004 consisted of two installment notes, one from Newman Development Group of Gilroy, LLC (Gilroy) and one from Newman Development Group of Richland, LLC (Richland) that mature on July 15, 2005 and August 15, 2005, respectively. These notes are secured by first mortgages on Pacheco Pass Shopping Center and Quakertown Shopping Center, respectively and are guaranteed personally by the owners of Gilroy and Richland. Interest only is due in advance on the first of each month at a rate of 6.993% per annum for Gilroy and 7.5572% per annum for Richland. Upon closing, an interest reserve escrow totaling three months of interest payments was established for both notes.

The notes receivable balance of $7,552,155 as of December 31 2003 consisted of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages and Note Payable

Mortgage loans outstanding as of September 30, 2004 were $1,140,741,763, of which $1,014,708,763 had fixed rates ranging from 3.96% to 6.20% and a weighted average interest rate of 4.68% at September 30, 2004. The remaining $126,033,000 represented variable rate loans with a weighted average interest rate of 2.85% at September 30, 2004. Retail properties with a net carrying value of $1,861,465,315 at September 30, 2004 and related tenant leases are pledged as collateral.

As of September 30, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness have various due dates through August 2027. At September 30, 2004, the weighted average interest rate on the Company's mortgage debt was 4.48%. With the exception of the mortgage loan on Plaza Santa Fe II, all of the Company's mortgage loans as of

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

September 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II, which was assumed as part of the acquisition of the property on June 1, 2004, requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows. The loan has no prepayment privileges.

As part of the Plaza Santa Fe II loan assumption, a promissory note approximating $414,000 was executed between the Company and the seller for the total amount that the seller had paid into escrows under the loan agreement as of the acquisition date. The note bears interest at the rate of prime less 3.00%, payable to the seller upon maturity of the note in 2006. The seller also agreed to fund the Company's monthly required payments into this escrow for a period of two years. Each monthly payment funded by the seller increases the principal balance of the note payable. The outstanding note payable balance at September 30, 2004 is approximately $507,000.

(8) Line of Credit

The Company has an unsecured line of credit arrangement with KeyBank N.A. which matures on December 24, 2004 in the amount of $225,000,000. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.94% to 3.56% during the quarter ended September 30, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, the Company maintains a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as the Company's properties are purchased without debt. On September 27, 2004, the outstanding balance of $110,000,000 on this line was repaid resulting in no outstanding balance as of September 30, 2004. As of September 30, 2004, the Company was in compliance with such covenants and no amounts were required to be deposited in the cash collateral account.

(9) Investment in Unconsolidated Joint Venture

On August 11, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by the Company), purchased a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD. This investment is accounted for utilizing the equity method of accounting. Under the equity method of accounting, the net equity investment of the Company is reflected on the Consolidated Balance Sheet and the Consolidated Statement of Operations includes the Company's share of net income or loss from the unconsolidated entity.

(10) Segment Reporting

The Company owns and seeks to acquire single-tenant buildings and multi-tenant shopping centers primarily in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Net property operations are summarized in the following table for the three and nine months ended September 30, 2004, along with a reconciliation to net income.

                                                          Nine months ended     Three months ended
                                                          September 30, 2004    September 30, 2004
                                                          ------------------    ------------------
Property rental income and additional property income     $       69,766,553    $       40,786,027
Total property operating expenses                                (16,968,381)          (10,304,035)
Interest expense                                                 (21,315,926)          (12,958,477)
                                                          ------------------    ------------------

Net property operations                                           31,482,246            17,523,515
                                                          ------------------    ------------------

Other income                                                       1,885,751             1,413,350
Less non-property expenses:
  General and administrative expenses                             (2,843,943)             (988,303)
  Depreciation and amortization                                  (26,003,202)          (15,574,851)
  Minority interests                                                (107,054)             (107,054)
                                                          ------------------    ------------------

Net income                                                $        4,413,798    $        2,266,657
                                                          ==================    ==================

The following table summarizes property asset information as of September 30, 2004 and December 31, 2003.

                                     September 30, 2004   December 31, 2003
                                     ------------------   -----------------
Total assets:
  Shopping centers                   $    2,301,440,049   $     142,804,128
  Non-segment assets                        370,711,987          69,298,035
                                     ------------------   -----------------

                                     $    2,672,152,036   $     212,102,163
                                     ==================   =================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(11) Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of September 30, 2004, options to purchase 17,500 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

The basic and diluted weighted average number of common shares outstanding were 112,887,491 for the three months ended September 30, 2004 and 70,051,926 for the nine months ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

(12) Commitments and Contingencies

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant Toys R' Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based upon an agreed income capitalization formula. The Company has not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, the Company is obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 square foot pad site within 48 months after the closing date. In connection with the purchase of Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (Phase III) once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based upon an agreed income capitalization formula. In connection with the purchase of Low Country Village, the Company is obligated to purchase a portion of the shopping center that is currently under construction once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based upon an agreed income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited $300,000 of earnest money with an escrow agent. In connection with the purchase of Wilshire Plaza III, the Company is obligated to pay the remainder of the purchase price in the amount of $2,967,088 when Kohl's department store has moved in and commenced payment of rent. Also, in conjunction with this purchase, the Company is obligated to fund to Kohl's a second construction payment in the amount $1,164,874 when they have moved in and commenced payment of rent. In connection with the purchase of an interest in the entity that owns Reisterstown Road Plaza, the Company is obligated to pay the remaining purchase price of $11,546,674 if the unfinished space has been built and rented within 24 months of the closing date. In connection with the purchase of Governor's Marketplace, the Company is obligated to pay the remaining purchase price of $4,846,152 if the seller completes the construction and leasing of additional components within 24 months of the closing date. In connection with the purchase of an interest in the entity that owns Boulevard at the Capital Centre, the Company is required to pay the remaining purchase price of $6,947,764 upon completion of the construction and satisfaction of tenant conditions of certain units of the shopping center. The Company has not reserved any funds for these contingencies.

In connection with the purchase of Eastwood Towne Center, the Company is obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchors' commencement of operations. In connection with the purchase of John's Creek Village, the Company is obligated to pay the remaining purchase price of $13,385,390 if the vacancies have been leased and the respective tenants have moved in and commenced payment of rent within 18 months of the closing date. In connection with the purchase of Davis Towne Crossing, the Company is obligated to pay the remaining purchase price of $1,604,304 if the vacancies have been leased and respective tenants have moved in and commenced payment of rent within 24 months of the initial closing date. In connection with the purchase of Towson Circle, the Company is obligated to pay an additional amount to be determined based upon an agreed income capitalization formula if two spaces that were vacant at closing have been leased within 24 months of the closing date. In connection with the purchase of Forks Town Center, if a certain tenant has moved into its space and is paying rent within 12 months of the original closing, the Company is obligated to pay the remaining purchase of $701,299. The Company has not reserved any funds for these contingencies.

In conjunction with the financing of Dorman Center on April 20, 2004, the Company was required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once the Company purchases the remaining portion of Dorman Center, and meets certain occupancy requirements, the letter of credit will be released. On July 16, 2004, the Company purchased the remaining portion of Dorman Center. The irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of November 5, 2004. In conjunction with the financing of John's Creek Village on July

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

2, 2004, the Company was required to obtain a $5.7 million irrevocable letter of credit for a one year period. Once the Company purchases the remaining portion of John's Creek Village, and meets certain occupancy requirements, the letter of credit will be released. The irrevocable letter of credit is still outstanding as the remaining portion of the center had not been purchased as of November 5, 2004.

In connection with the purchase of Larkspur Landing, the Company assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of September 30, 2004, the remaining liability after disbursements is $1,303,530.

The Company is currently considering acquiring 10 properties for an estimated purchase price of $244 million. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(13) Subsequent Events

The Company issued 29,541,198 shares of common stock from October 1, 2004 through November 5, 2004 in connection with the offering, resulting in gross proceeds of $294,964,519.

The Company paid distributions of $7,186,753 to its stockholders in October
2004.

On October 15, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by the Company), purchased a 60.94% interest in an apartment complex known as Cardiff Hall East located in Towson, MD for approximately $2.7 million.

As of October 31, 2004, Cordish Power Plant Management, LLC, a Maryland limited liability company ("CPP") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CRP Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Reisterstown Plaza Holdings, LLC, contributed capital in the amount of $15 million in exchange for a 37.5% member interest in CPP. CGW Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Gateway Village Holdings, LLC contributed capital in the amount of $5 million in exchange for a 12.5% member interest in CPP. CPP owns a 99.5% interest in Cordish Power Plant Limited Partnership. Cordish Power Plant Limited Partnership owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as The Power Plant. The Power Plant contains approximately 180,000 square feet of space and is 100% leased and occupied.

As of October 31, 2004, Cordish Power Plant Management Number Two, LLC, a Maryland limited liability company ("CPP2") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CTC Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Towson Circle Holdings, LLC contributed capital in the amount of $5 million in exchange for a 16.67% member interest in CPP2. CTOLL Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Tollgate Marketplace Holding Company, LLC contributed capital in the amount of $15 million in exchange for a 50.0% member interest in CPP2. CPP2 owns all of the membership interest in Cordish Power Plant Number Two, LLC. Cordish Power Plant Number Two, LLC owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as Pier IV Office Building. The Pier IV Office Building contains approximately 120,000 square feet of space and is 100% leased and occupied.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Company has acquired the following properties or joint venture interests in properties during the period October 1 to November 5, 2004. The respective acquisitions are summarized in the table below.

                                                  APPROXIMATE    GROSS LEASABLE
       DATE                               YEAR   PURCHASE PRICE       AREA
      ACQUIRED        PROPERTY            BUILT       ($)           (SQ. FT.)         MAJOR TENANTS
      --------        --------            -----       ---           ---------         -------------
      10/05/04  Bed, Bath & Beyond Plaza  2004       20,350,000          97,496  Bed, Bath & Beyond,
                   Miami, FL                                                     Office Depot,
                                                                                 Pier 1 Imports,
                                                                                 Party City

      10/12/04  The Columns - Phase II    2004        5,740,596          44,987  Ross Dress for Less,
                  Jackson, TN                                                    Old Navy

      10/18/04  Denton Town Crossing      2003/      51,236,687         272,722  Oshman's Sporting Goods
                  Denton, TX               2004

      10/19/04  Azalea Square             2004       30,012,525         181,942  T.J. Maxx,
                  Summerville, SC                                                Linens 'N Things,
                                                                                 Ross Dress for Less,
                                                                                 Cost Plus World Market,
                                                                                 PETsMART

      10/21/04  Lake Mary Pointe          1999        6,620,000          51,052  Publix
                  Orlando, FL

      10/25/04  Plaza at Riverlakes       2001       17,000,000         102,836  Ralph's Grocery store
                  Bakersville, CA

      10/26/04  Academy Sports            2004        5,000,000          61,001  Academy Sports
                  Port Arthur, TX

      10/28/04  Gurnee Town Center        2002       44,256,387         179,840  Linens 'N Things,
                  Gurnee, IL                                                     Old Navy,
                                                                                 Borders Books & Music

      10/29/04  CVS Pharmacy              2004        3,066,241          10,055  CVS Pharmacy
                  Sylacauga, AL

      10/29/04  Academy Sports            2004        4,250,000          61,654  Academy Sports
                  Midland, TX

      11/03/04  Mansfield Towne Center    2004       16,055,074         111,898  Ross Dress for Less,
                  Mansfield, TX                                                  Staples

      11/05/04  Winchester Commons        1999       13,022,687          93,024  Kroger
                  Memphis, TN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The mortgage debt and financings obtained during the period October 1, 2004 to November 5, 2004, are detailed in the list below.

        DATE                                                                MATURITY  PRINCIPAL BORROWED
       FUNDED             MORTGAGE PAYABLE            ANNUAL INTEREST RATE    DATE           ($)
      --------------------------------------------------------------------------------------------------
      10/05/04  The Columns                                 4.910%          05/01/09          11,423,300

      10/06/04  Low Country Village                         4.960%          05/01/09           5,370,000

      10/08/04  Lincoln Park                                4.610%          11/01/09          26,153,000

      11/01/04  Academy Sports - Port Arthur, TX            5.120%          11/01/09           2,775,000

      11/01/04  Harris Teeter - Wilmington, NC              4.915%          11/01/09           3,960,000

      11/04/04  The Columns - Phase II                      4.950%          11/01/09           3,442,100

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on September 30, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of December 17, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 17, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

                                                                  Historical           Pro Forma
                                                                     (A)               Adjustments        Pro Forma
                                                              ---------------------------------------------------------
ASSETS

Net investment properties (B)                                 $   1,971,434,000       1,050,892,000       3,022,326,000
Cash and cash equivalents                                           280,414,000         (76,440,000)        203,914,000
Restricted cash                                                      80,094,000                   -          80,094,000
Investment in marketable securities and treasury contracts            1,566,000                   -           1,566,000
Investment in unconsolidated joint venture                            5,782,000                   -           5,782,000
Restricted escrows                                                   67,874,000                   -          67,874,000
Accounts and rents receivable                                        11,683,000                   -          11,683,000
Due from affiliates                                                   1,572,000                   -           1,572,000
Note receivable                                                      28,419,000           3,400,000          31,819,000
Acquired in-place lease intangibles (B) (D)                         148,597,000          79,648,000         228,245,000
Acquired above market lease intangibles (B) (D)                      37,578,000             997,000          38,575,000
Loan fees, leasing fees and loan fee deposits (G)                    14,118,000          (2,182,000)         11,936,000
Other assets (G)                                                     23,021,000         (19,378,000)          3,643,000
                                                              ---------------------------------------------------------

Total assets                                                  $   2,672,152,000       1,036,937,000       3,709,089,000
                                                              =========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable (B) (E)                                1,141,248,000         488,942,000       1,630,190,000
Accounts payable                                                      1,352,000                   -           1,352,000
Accrued offering costs to affiliates                                  3,502,000                   -           3,502,000
Accrued interest payable                                              2,947,000                   -           2,947,000
Tenant improvement payable                                            3,605,000                   -           3,605,000
Accrued real estate taxes                                            10,529,000                   -          10,529,000
Distributions payable                                                 7,187,000                   -           7,187,000
Security deposits                                                     2,195,000                   -           2,195,000
Line of credit                                                                -                   -                   -
Prepaid rent and other liabilities                                    3,717,000                   -           3,717,000
Advances from sponsor                                                 2,869,000                   -           2,869,000
Acquired below market lease intangibles (B) (D)                      70,356,000           2,399,000          72,755,000
Restricted cash liability                                            80,094,000                   -          80,094,000
Due to affiliates                                                       778,000                   -             778,000
                                                              ---------------------------------------------------------

Total liabilities                                                 1,330,379,000         491,341,000       1,821,720,000
                                                              =========================================================

Minority interests                                                   68,783,000                   -          68,783,000

Common stock (C)                                                        146,000              62,000             208,000
Additional paid-in capital (net of offering costs) (C)            1,304,817,000         545,534,000       1,850,351,000
Accumulated distributions in excess of net loss (F)                 (32,177,000)                  -         (32,177,000)
Accumulated other comprehensive income                                  204,000                   -             204,000
                                                              ---------------------------------------------------------

Total stockholders' equity                                        1,272,990,000         545,596,000       1,818,586,000
                                                              ---------------------------------------------------------

Total liabilities and stockholders' equity                    $   2,672,152,000       1,036,937,000       3,709,089,000
                                                              =========================================================

         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of September 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q. As of September 30, 2004, the Company had sold 144,628,000 shares to the public and 1,636,000 shares were issued pursuant to the Company's distribution reinvestment program. As a result, the Company received $1,461,206,000 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:

                                                      Acquisition       Mortgage
                                                        Price           Payable
                                                    -------------------------------
Bed, Bath & Beyond Plaza                            $   20,350,000       11,193,000
The Columns - Phase II                                   5,741,000        3,442,000
Denton Crossing                                         53,112,000       35,200,000
Azalea Square                                           30,013,000       16,535,000
Lake Mary Pointe                                         6,620,000        3,658,000
Plaza at Riverlakes                                     17,000,000                -
Academy Sports - Port Arthur                             5,000,000        2,775,000
Gurnee Town Centre                                      44,256,000                -
CVS Pharmacy - Sylacauga                                 3,066,000                -
Academy Sports - Midland                                 4,250,000        2,338,000
Mansfield Towne Crossing                                16,055,000       10,982,000
Winchester Commons                                      13,023,000        7,235,000
Kohl's - Wilshire  (Final Construction Funding)          4,132,000                -
Publix Center                                           12,047,000                -
Fox Creek Village                                       20,883,000                -
Oswego Commons                                          35,022,000       19,262,000
Zurich Towers                                          138,000,000       81,420,000
University Town Center                                  10,569,000                -
Edgemont Town Center                                    15,639,000                -
Five Forks                                               8,086,000                -
Placentia Town Center                                   24,865,000                -
Gateway Station                                          6,300,000                -
Northwoods Center                                       13,964,000                -
Shops at Forest Commons                                  7,505,000        5,250,000
Gateway Pavilions                                       65,141,000                -
American Express Portfolio                             390,000,000      230,100,000
Southlake Town Square                                  136,519,000                -
Evans Towne Center                                       8,880,000                -
Irmo Station                                            13,100,000                -
                                                    -------------------------------

Total                                               $  970,639,000      429,390,000
                                                    ===============================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

Allocation of net investments in properties:

Land                                                $     219,270,000
Building and improvements                                 831,622,000
Acquired in-place lease intangibles                        79,648,000
Acquired above market lease intangibles                       997,000
Acquired below market lease intangibles                    (2,399,000)
                                                    -----------------
Total                                               $   1,129,138,000
                                                    =================

(C) Additional offering proceeds of $620,000,000, net of additional offering costs of $74,404,000 are reflected as received as of September 30, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of December 17, 2004. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired leases will be amortized over the lease term.

(E) Additional mortgages payable of $488,942,000, reflected as funded as of September 30, 2004, includes $429,390,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $59,552,000 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in loan fees, leasing fees and loan fee deposits of $2,182,000 represents prepaid loan fees applied to mortgage payables obtained as described in (E). Change in other assets of $19,378,000 represents advance purchase deposits on properties purchased as described in (B) and loan proceeds due from title companies.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of December 17, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 17, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur or Academy Sports - Midland, as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
            For the nine months ended September 30, 2004 (unaudited)

                                                                                      Pro Forma
                                                                 Historical          Adjustments
                                                                     (A)                 (B)              Pro Forma
                                                              ---------------------------------------------------------
Rental income                                                 $      56,405,000         109,850,000         166,255,000
Tenant recovery income                                               12,802,000          19,641,000          32,443,000
Other property income                                                   560,000                   -             560,000
                                                              ---------------------------------------------------------

Total revenues                                                       69,767,000         129,491,000         199,258,000
                                                              ---------------------------------------------------------

General and administrative expenses                                   2,844,000                   -           2,844,000
Advisor asset management fee (C)                                              -                   -                   -
Property operating expenses (F)                                      16,969,000          33,340,000          50,309,000
Depreciation and amortization (D) (G)                                26,003,000          49,870,000          75,873,000
                                                              ---------------------------------------------------------

Total expenses                                                       45,816,000          83,210,000         129,026,000
                                                              ---------------------------------------------------------

Operating income                                                     23,951,000          46,281,000          70,232,000

Other income                                                          1,886,000                   -           1,886,000
Interest expense (H)                                                (17,964,000)        (35,824,000)        (53,788,000)
Realized loss on sale of treasury contacts                           (3,352,000)                  -          (3,352,000)
Minority interests                                                     (107,000)                  -            (107,000)
                                                              ---------------------------------------------------------

Net income (loss)                                             $       4,414,000          10,457,000          14,871,000
                                                              =========================================================

Other comprehensive income:
  Unrealized gain/loss on investment securities                         204,000                   -             204,000
                                                              ---------------------------------------------------------

Comprehensive income (loss)                                   $       4,618,000          10,457,000          15,075,000
                                                              =========================================================

Weighted average number of shares of common stock
  outstanding, basic and diluted (E)                                 70,052,000                             208,000,000
                                                              =================                       =================

Net income (loss) per share, basic and diluted (E)                          .06                                     .07
                                                              =================                       =================

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to September 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q.

(B) Total pro forma adjustments for acquisitions consummated as of December 17, 2004 are as though the properties were acquired January 1, 2003. No adjustment was made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports
     - Houma, The Columns - Phase II, Academy Sports - Port Arthur or Academy Sports - Midland as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                               Gross Income
                                                 & Direct                            Total
                                                Operating        Pro Forma         Pro Forma
                                                Expenses (1)    Adjustments        Adjustments
                                              -------------------------------------------------
        Rental income                         $  111,653,000       (1,803,000)      109,850,000
        Tenant recovery income                    19,641,000                -        19,641,000
                                              -------------------------------------------------

        Total revenues                           131,294,000       (1,803,000)      129,491,000
                                              -------------------------------------------------

        Advisor asset management fee                       -                -                 -
        Property operating expenses               27,554,000        5,786,000        33,340,000
        Depreciation and amortization                      -       49,870,000        49,870,000
        Interest expense                                   -       35,824,000        35,824,000
                                              -------------------------------------------------
        Total expenses                            27,554,000       91,480,000       119,034,000
                                              -------------------------------------------------

        Net income (loss)                     $  103,740,000      (93,283,000)       10,457,000
                                              =================================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

Newnan Crossing II, Hickory Ridge, CorWest Plaza, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes of Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Dorman Center - Phase II, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre,, Bed, Bath & Beyond Plaza, Denton Crossing, Azalea Square, Lake Mary Pointe, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Publix Center, Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Five Forks, Placentia Town Center, Gateway Station, Northwoods Center, Shops at Forest Commons, Gateway Pavilions Southlake Town Square, Evans Towne Centre and Irmo Station.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, CVS Pharmacy - Sylacauga, Zurich Towers and the American Express portfolio.

(C) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(D) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(E) The pro forma weighted average shares of common stock outstanding for the six months ended September 30, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G)  The value of the acquired leases will be amortized over the lease term.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Darien Towne Center                              16,500,000        4.650%    06/10
      CVS Pharmacy - Edmond                             1,850,000        4.374%    06/09
      CVS Pharmacy - Norman                             2,900,000        4.374%    06/09
      Newnan Crossing                                  23,766,100        4.380%    03/09
      Shops at Park Place                              13,127,000        4.710%    11/08
      Pavilion at King's Grant                          5,342,000        4.390%    05/09
      Shaw's Supermarket - New Britain                  6,450,000        4.680%    11/28
      Stony Creek Marketplace                          14,162,000        4.770%    01/11
      CorWest Plaza                                    18,150,000        4.560%    02/09
      Hickory Ridge                                    23,650,000        4.531%    02/09
      Larkspur Landing                                 33,630,000        4.450%    02/09
      North Ranch Pavilion                             10,157,000        4.120%    04/09
      Shoppes at Quarterfield                           6,067,000        4.280%    04/09
      La Plaza Del Norte                               32,528,000        4.610%    03/10
      MacArthur Crossing                               12,700,000        4.290%    05/09
      Promenade at Red Cliff                           10,590,000        4.290%    05/09
      Dorman Center - Phase I and Phase II             27,610,000        4.180%    05/09
      Peoria Crossings                                 20,497,000        4.090%    04/09
      Heritage Towne Crossing                           8,950,000        4.374%    06/09
      Paradise Valley Marketplace                      15,681,000        4.550%    05/09
      Best on the Boulevard                            19,525,000        3.990%    05/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Bluebonnet Parc                                  12,100,000        4.372%    05/09
      North Rivers Town Center                         11,050,000        4.760%    05/09
      Alison's Corner                                   3,850,000        4.272%    06/10
      Arvada Marketplace and Arvada Connection         28,510,000        4.130%    07/09
      Eastwood Towne Center                            46,750,000        4.640%    07/09
      Watauga Pavilion                                 17,100,000        4.140%    06/10
      Northpointe Plaza                                30,850,000        4.272%    05/09
      Plaza Santa Fe II                                17,474,500        6.200%    12/12
      Eckerds Drug Stores (4)                           6,800,000        5.275%    08/09
      Pine Ridge Plaza                                 14,700,000        5.085%    08/09
      Huebner Oaks Center (Note A)                     31,723,000        4.200%    07/10
      Huebner Oaks Center (Note B)                     16,277,000        3.960%    07/10
      John's Creek Village                             23,300,000        5.100%    08/09
      Lakewood Towne Center (Note A)                   44,000,000        2.680%    06/09
      Lakewood Towne Center (Note B)                    7,260,000        3.830%    07/05
      Shoppes of Prominence Point                       9,954,300        5.235%    09/09
      Northgate North                                  26,650,000        4.600%    07/08
      Davis Towne Crossing                              5,365,200        5.185%    09/09
      Fullerton Metrocenter                            28,050,000        5.090%    08/09
      The Shops at Boardwalk                           20,150,000        4.130%    08/09
      Shoppes of Dallas                                 7,179,000        4.960%    04/09
      Cranberry Square                                 10,900,000        4.975%    08/09
      Tollgate Marketplace                             39,765,000   LIBOR +120     07/09
      Gateway Village (Note A)                         27,233,000  LIBOR + 113     07/09
      Gateway Village (Note B)                          4,225,000  LIBOR + 200     08/05
      Towson Circle (Note A)                           15,647,500        5.100%    07/09
      Towson Circle (Note B)                            3,550,000  LIBOR + 200     08/05
      Wal-Mart Supercenter - Blytheville                7,100,000        4.390%    09/09
      Gateway Plaza                                    18,163,000        5.100%    09/09
      Wrangler Company Western Headquarters            11,300,000        5.090%    08/27
      Plaza at Marysville                              11,800,000        5.085%    08/09
      Forks Town Center                                10,395,000        4.970%    09/09
      Academy Sports - Houma                            2,920,000        5.120%    09/09
      Wal-Mart Supercenter - Jonesboro                  6,088,500        5.085%    09/09
      Reisterstown Road Plaza                          49,650,000        5.300%    09/09
      Village Shoppes at Simonton                       7,562,000        4.960%    10/09
      Manchester Meadows                               31,065,000        4.480%    09/07
      Governor's Marketplace                           20,625,000        5.185%    09/09
      Mitchell Ranch Plaza                             18,700,000        4.480%    10/09
      Saucon Valley Square                              8,851,000        5.115%    10/09
      Boulevard at Capital Centre                      71,500,000        5.120%    10/09
      GMAC Insurance                                   33,000,000        4.610%    10/09
      Low Country Village                               5,370,000        4.960%    10/09
      The Columns - Phase I                            11,423,000        4.910%    11/09
      Lincoln Park                                     26,153,000        4.610%    11/09
      Harris Teeter - Wilmington                        3,960,000        4.915%    11/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Kohl's - Wilshire Plaza III                       5,418,000        5.120%    12/09
      Harvest Town Center                               5,005,000        4.935%    01/10
      Bed Bath & Beyond Plaza                          11,193,000        5.170%    12/09
      The Columns - Phase II                            3,442,000        4.950%    05/09
      Denton Crossing                                  35,200,000        4.300%    01/10
      Azalea Square                                    16,535,000        5.010%    12/09
      Lake Mary Pointe                                  3,658,000        5.170%    12/09
      Academy Sports - Port Arthur                      2,775,000        5.120%    11/09
      Academy Sports - Midland                          2,338,000        5.120%    01/10
      Mansfield Towne Crossing                         10,982,000        5.215%    12/09
      Winchester Commons                                7,235,000        5.120%    12/09
      Oswego Commons                                   19,262,000        4.750%    12/09
      Zurich Towers                                    81,420,000        4.247%    12/34
      Shops at Forest Commons                           5,250,000        6.340%    09/13
      American Express Portfolio                      230,100,000        4.268%    12/09

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of December 17, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 17, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for CVS Pharmacy-Edmond or CVS Pharmacy-Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd-Greer, Eckerd-Kill Devil Hills, Eckerd-Columbia, Eckerd-Crossville, Shoppes of Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton, Bed, Bath & Beyond Plaza, The Columns - Phase II, Academy Sports - Port Arthur, CVS Pharmacy - Sylacauga, Academy Sports - Midland, Publix Center and Gateway Station as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2003, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2003 (unaudited)

                                                                             Pro Forma        Pro Forma
                                                            Historical      Adjustments      Adjustments
                                                               (A)              (B)              (C)           Pro Forma
                                                          -----------------------------------------------------------------
Rental income                                             $      607,000      130,815,000       46,779,000      178,201,000
Tenant recovery income                                           138,000       36,782,000        1,047,000       33,967,000
Other property income                                             38,000                -                -           38,000
                                                          -----------------------------------------------------------------

Total revenues                                                   783,000      163,597,000       47,826,000      212,206,000
                                                          -----------------------------------------------------------------

General and administrative expenses                              454,000                -                -          454,000
Advisor asset management fee (D)                                       -                -                -                -
Property operating expenses (G)                                  144,000       53,282,000        3,293,000       56,719,000
Depreciation and amortization (E) (H)                            223,000       63,862,000       18,603,000       82,688,000
                                                          -----------------------------------------------------------------

Total expenses                                                   821,000      117,144,000       21,896,000      139,861,000
                                                          -----------------------------------------------------------------

Operating income                                                 (38,000)      46,453,000       25,930,000       72,345,000

Other income                                                           -                -                -                -
Interest expense (I)                                            (136,000)     (41,636,000)     (17,843,000)     (59,615,000)
Realized loss on sale of treasury contacts                             -                -                -                -
Minority interests                                                     -                -                -                -
                                                          -----------------------------------------------------------------

Net income (loss)                                         $     (174,000)       4,817,000        8,087,000       12,730,000
                                                          =================================================================

Weighted average number of shares of common stock
  outstanding, basic and diluted (F)                           2,521,000                                        208,000,000
                                                          ==============                                     ==============

Net income (loss) per share, basic and diluted (F)                  (.07)                                               .06
                                                          ==============                                     ==============

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from March 5, 2003 (inception) to December 31, 2003 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of December 17, 2004 are as though the properties were acquired January 1, 2003.

                                             Gross Income
                                               & Direct                            Total
                                               Operating        Pro Forma        Pro Forma
                                             Expenses (1)      Adjustments      Adjustments
                                            -------------------------------------------------
      Rental income                         $  133,977,000       (3,162,000)      130,815,000
      Tenant recovery income                    32,782,000                -        32,782,000
                                            -------------------------------------------------

      Total income                             166,759,000       (3,162,000)      163,597,000
                                            -------------------------------------------------

      Advisor asset management fee                       -                -                 -
      Property operating expenses               46,020,000        7,262,000        53,282,000
      Depreciation and amortization                      -       63,862,000        63,862,000
      Interest expense                                   -       41,636,000        41,636,000
                                            -------------------------------------------------
      Total expenses                            46,020,000      112,760,000       158,780,000
                                            -------------------------------------------------

      Net income (loss)                     $  120,739,000     (115,922,000)        4,817,000
                                            =================================================

(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Shops at Park Place, Darien Towne Center, Newnan Crossing Phase I and II, Pavilion at Kings Grant, Hickory Ridge, CorWest Plaza, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center
     - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, The Shops at Boardwalk, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Boulevard at the Capital Centre, Denton Crossing, Azalea Square, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Placentia Town Center, Gateway Pavilions, Northwoods Center, Southlake Town Square, Evans Towne Center and Irmo Station.

The following properties did not require audits in accordance with Rule 3-14 of Regulation S-X:

CVS Pharmacy (Eckerds) - Edmond, CVS Pharmacy (Eckerds) - Norman, Shaw's Supermarket - New Britain, Eckerds - Greer, Eckerds - Kill Devil Hills, Eckerds
- Columbia, Eckerds - Crossville, Kohl's - Wilshire Plaza III, Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Academy Sports
- Houma, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Academy Sports - Port Arthur, CVS - Sylacauga, Academy Sports - Midland, and Zurich Towers did not require 3-14 audits as these are single-tenant properties. Stony Creek Marketplace did not require a 3-14 audit as the property was complete in 2003 and there were no significant operations

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

prior to our acquisition. Alison's Corner, Shoppes of Prominence Point, Low Country Village, Shoppes of Dallas, Village Shoppes at Simonton, Harvest Town Center, Bed Bath & Beyond Plaza, Lake Mary Pointe, Publix Center, Five Forks, and Gateway Station did not require 3-14 audits as the properties were completed in 2004 and there were no significant operations in 2003. Pacheco Pass and Quakertown did not require 3-14 audits as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivables.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(C) Total pro forma adjustments for acquisitions consummated as of December 17, 2004 are as though the properties were acquired January 1, 2003. No pro forma adjustments were made for the CVS Pharmacy - Edmond and the CVS Pharmacy - Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd
     - Columbia, Eckerd - Crossville, Shoppes of Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton, Bed, Bath & Beyond Plaza, The Columns - Phase II, Academy Sports - Port Arthur, CVS Pharmacy - Sylacauga, Academy Sports - Midland, Publix Center and Gateway Station as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                               Gross Income
                                                 & Direct                            Total
                                                 Operating        Pro Forma        Pro Forma
                                               Expenses (1)      Adjustments      Adjustments
                                              -------------------------------------------------
        Rental income                         $   46,899,000         (120,000)       46,779,000
        Tenant recovery income                     1,047,000                -         1,047,000
                                              -------------------------------------------------

        Total revenues                            47,946,000         (120,000)       47,826,000
                                              -------------------------------------------------

        Advisor asset management fee                       -                -                 -
        Property operating expenses                1,135,000        2,158,000         3,293,000
        Depreciation and amortization                      -       18,603,000        18,603,000
        Interest expense                                   -       17,843,000        17,843,000
                                              -------------------------------------------------
        Total expenses                                             38,604,000       39,739,000
                                              -------------------------------------------------

        Net income (loss)                     $   46,811,000      (38,724,000)        8,087,000
                                              =================================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

     Stony Creek Marketplace, Shaw's Supermarket (New Britain), Alison's Corner, Harvest Towne Center, Lake Mary Pointe, Five Forks and Shops at Forest Commons.

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Zurich Towers and the American Express portfolio.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2003 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H)  The value of the acquired leases will be amortized over the lease term.

(I) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Darien Towne Center                              16,500,000        4.650%    06/10
      CVS Pharmacy - Edmond                             1,850,000        4.374%    06/09
      CVS Pharmacy - Norman                             2,900,000        4.374%    06/09
      Newnan Crossing                                  23,766,100        4.380%    03/09
      Shops at Park Place                              13,127,000        4.710%    11/08
      Pavilion at King's Grant                          5,342,000        4.390%    05/09
      Shaw's Supermarket - New Britain                  6,450,000        4.680%    11/28
      Stony Creek Marketplace                          14,162,000        4.770%    01/11
      CorWest Plaza                                    18,150,000        4.560%    02/09
      Hickory Ridge                                    23,650,000        4.531%    02/09
      Larkspur Landing                                 33,630,000        4.450%    02/09
      North Ranch Pavilion                             10,157,000        4.120%    04/09
      Shoppes at Quarterfield                           6,067,000        4.280%    04/09
      La Plaza Del Norte                               32,528,000        4.610%    03/10
      MacArthur Crossing                               12,700,000        4.290%    05/09
      Promenade at Red Cliff                           10,590,000        4.290%    05/09
      Dorman Center - Phase I and Phase II             27,610,000        4.180%    05/09
      Peoria Crossings                                 20,497,000        4.090%    04/09
      Heritage Towne Crossing                           8,950,000        4.374%    06/09
      Paradise Valley Marketplace                      15,681,000        4.550%    05/09
      Best on the Boulevard                            19,525,000        3.990%    05/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Bluebonnet Parc                                  12,100,000        4.372%    05/09
      North Rivers Town Center                         11,050,000        4.760%    05/09
      Alison's Corner                                   3,850,000        4.272%    06/10
      Arvada Marketplace and Arvada Connection         28,510,000        4.130%    07/09
      Eastwood Towne Center                            46,750,000        4.640%    07/09
      Watauga Pavilion                                 17,100,000        4.140%    06/10
      Northpointe Plaza                                30,850,000        4.272%    05/09
      Plaza Santa Fe II                                17,474,500        6.200%    12/12
      Eckerds Drug Stores (4)                           6,800,000        5.275%    08/09
      Pine Ridge Plaza                                 14,700,000        5.085%    08/09
      Huebner Oaks Center (Note A)                     31,723,000        4.200%    07/10
      Huebner Oaks Center (Note B)                     16,277,000        3.960%    07/10
      John's Creek Village                             23,300,000        5.100%    08/09
      Lakewood Towne Center (Note A)                   44,000,000        2.680%    06/09
      Lakewood Towne Center (Note B)                    7,260,000        3.830%    07/05
      Shoppes of Prominence Point                       9,954,300        5.235%    09/09
      Northgate North                                  26,650,000        4.600%    07/08
      Davis Towne Crossing                              5,365,200        5.185%    09/09
      Fullerton Metrocenter                            28,050,000        5.090%    08/09
      The Shops at Boardwalk                           20,150,000        4.130%    08/09
      Shoppes of Dallas                                 7,179,000        4.960%    04/09
      Cranberry Square                                 10,900,000        4.975%    08/09
      Tollgate Marketplace                             39,765,000   LIBOR +120     07/09
      Gateway Village (Note A)                         27,233,000  LIBOR + 113     07/09
      Gateway Village (Note B)                          4,225,000  LIBOR + 200     08/05
      Towson Circle (Note A)                           15,647,500        5.100%    07/09
      Towson Circle (Note B)                            3,550,000  LIBOR + 200     08/05
      Wal-Mart Supercenter - Blytheville                7,100,000        4.390%    09/09
      Gateway Plaza                                    18,163,000        5.100%    09/09
      Wrangler Company Western Headquarters            11,300,000        5.090%    08/27
      Plaza at Marysville                              11,800,000        5.085%    08/09
      Forks Town Center                                10,395,000        4.970%    09/09
      Academy Sports - Houma                            2,920,000        5.120%    09/09
      Wal-Mart Supercenter - Jonesboro                  6,088,500        5.085%    09/09
      Reisterstown Road Plaza                          49,650,000        5.300%    09/09
      Village Shoppes at Simonton                       7,562,000        4.960%    10/09
      Manchester Meadows                               31,065,000        4.480%    09/07
      Governor's Marketplace                           20,625,000        5.185%    09/09
      Mitchell Ranch Plaza                             18,700,000        4.480%    10/09
      Saucon Valley Square                              8,851,000        5.115%    10/09
      Boulevard at Capital Centre                      71,500,000        5.120%    10/09
      GMAC Insurance                                   33,000,000        4.610%    10/09
      Low Country Village                               5,370,000        4.960%    10/09
      The Columns - Phase I                            11,423,000        4.910%    11/09
      Lincoln Park                                     26,153,000        4.610%    11/09
      Harris Teeter - Wilmington                        3,960,000        4.915%    11/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

                                                       Principal     Interest   Maturity
      Property                                          Balance        Rate       Date
      ----------------------------------------------------------------------------------
      Kohl's - Wilshire Plaza III                       5,418,000        5.120%    12/09
      Harvest Town Center                               5,005,000        4.935%    01/10
      Bed Bath & Beyond Plaza                          11,193,000        5.170%    12/09
      The Columns - Phase II                            3,442,000        4.950%    05/09
      Denton Crossing                                  35,200,000        4.300%    01/10
      Azalea Square                                    16,535,000        5.010%    12/09
      Lake Mary Pointe                                  3,658,000        5.170%    12/09
      Academy Sports - Port Arthur                      2,775,000        5.120%    11/09
      Academy Sports - Midland                          2,338,000        5.120%    01/10
      Mansfield Towne Crossing                         10,982,000        5.215%    12/09
      Winchester Commons                                7,235,000        5.120%    12/09
      Oswego Commons                                   19,262,000        4.750%    12/09
      Zurich Towers                                    81,420,000        4.247%    12/34
      Shops at Forest Commons                           5,250,000        6.340%    09/13
      American Express Portfolio                      230,100,000        4.268%    12/09

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Shops at Park Place ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shops at Park Place for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
November 10, 2003

                               SHOPS AT PARK PLACE
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                         September 30, 2003 (unaudited)

                                                              For the
                                                         nine months ended      For the year
                                                         September 30, 2003        ended
                                                             (unaudited)      December 31, 2002
                                                         --------------------------------------
Gross income:
  Base rental income                                     $        1,437,200           1,908,061
  Operating expense and real estate tax recoveries                  379,258             483,930
                                                         --------------------------------------

Total gross income                                                1,816,458           2,391,991
                                                         --------------------------------------

Direct operating expenses:
  Operating expenses                                                168,382             266,939
  Real estate taxes                                                 269,037             326,106
  Insurance                                                          27,897              33,813
                                                         --------------------------------------

Total direct operating expenses                                     465,316             626,858
                                                         --------------------------------------

Excess of gross income over direct operating expenses    $        1,351,142           1,765,133
                                                         ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               SHOPS AT PARK PLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                               September 30, 2003

(1) Business

Shops at Park Place (the "Property") is located in Plano, Texas. The Property consists of approximately 112,478 square feet of gross leasable retail area which was 100% occupied at December 31, 2002. Three retail tenants account for approximately 44% of the base retail rental revenue. On October 31, 2003, Inland Western Retail Real Estate Trust, Inc. (IWRRETI) acquired the Property.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 1 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2003.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals.

The Property has one ground lease which is classified as an operating lease with a term expiring in October 2015. Total ground lease income was $88,297 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2002.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $14,536 for the year ended December 31, 2002.

                               SHOPS AT PARK PLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                         September 30, 2003 (continued)

Minimum rents to be received from tenants under operating leases, which terms range from rive to sixty years, in effect at December 31, 2002, are as follows:

                     YEAR                   TOTAL
                 -------------------------------------
                          2003          $    1,913,069
                          2004               1,913,416
                          2005               1,916,724
                          2006               1,861,396
                          2007               1,500,007
                    Thereafter              23,437,097
                                        --------------

                         Total          $   32,541,709
                                        ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Darien Towne Center ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Darien Towne Center for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California
December 4, 2003

                               DARIEN TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
                                 (in thousands)

                                                                  For the year
                                                                     ended
                                                               December 31, 2002
                                                               -----------------
Gross income:
  rental income                                                $           2,051
  Tenant reimbursements                                                      449
                                                               -----------------

Total gross income                                                         2,500
                                                               -----------------

Direct operating expenses:
  Utilities, maintenance, and repairs                                        201
  Real estate taxes                                                          344
  Insurance                                                                   35
                                                               -----------------

Total direct operating expenses                                              580
                                                               -----------------

Excess of gross income over direct operating expenses          $           1,920
                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                               DARIEN TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002

(1) Business

Darien Towne Center (the Property) is a shopping center located in Darien, Illinois. The Property consists of 217,505 square feet of gross leasable area and was 95% occupied at December 31, 2002. Approximately 77% of the property's leasable area is leased to three tenants, Home Depot, Circuit City, and PetSmart. Inland Western Retail Real Estate Trust, Inc. (IWRRETI) has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party seller.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Certain leases contain renewal to options at various periods at various rental rates.

Rental income is recognized using the accrual method based on contractual amounts provided for in the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the respective leases.

The following is a schedule of minimum future rental to be received on noncancelable operating leases as of December 31, 2002 (in thousands):

                     YEAR                   TOTAL
                 -------------------------------------

                          2003          $        2,089
                          2004                   1,938
                          2005                   1,452
                          2006                   1,440
                          2007                   1,390
                    Thereafter                   9,148
                                        --------------

                         Total          $       17,457
                                        ==============

                               DARIEN TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2002 (continued)

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                      (this page intentionally left blank)

                      (this page intentionally left blank)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties Acquired from Thomas Enterprises ("the Properties") for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Thomas Enterprises for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 24, 2004

                 THE PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                  For the year
                                                                     ended
                                                               December 31, 2003
                                                               -----------------
Gross income:
  Base rental income                                           $       2,968,855
  Operating expense and real estate tax recoveries                       529,344
                                                               -----------------

Total gross income                                                     3,498,199
                                                               -----------------

Direct operating expenses:
  Operating expenses                                                     372,962
  Real estate taxes                                                      217,447
  Insurance                                                               35,600
                                                               -----------------

Total direct operating expenses                                          626,009
                                                               -----------------

Excess of gross income over direct operating expenses          $       2,872,190
                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
         Notes to Combined Historical Summary of Gross Income and Direct
                               Operating Expenses
                      For the year ended December 31, 2003

(1) Business

The Properties Acquired from Thomas Enterprises ("the Properties") consists of the following:

                                  Gross                              Occupancy at
                                Leasable                             December 31,
                                  Area                                   2003
Name                           (unaudited)        Location            (unaudited)
---------------------------------------------------------------------------------
Pavilion at King's Grant            79,909  Concord, North Carolina       100%

Newnan Crossing I and II           288,284  Newnan, Georgia               100%

Two tenants account for 41% of the Properties' base rental income.

Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Pavilion at King's Grant on December 30, 2003, Newnan Crossing on December 23, 2003 and Newnan Crossing Phase II on February 13, 2004, from Thomas Enterprises, an unaffiliated party. The Historical Summary represents the combination of the Properties described above since the Properties are all owned by Thomas Enterprises.

A portion of Pavilion at King's Grant and Newnan Crossing (representing approximately 71,000 square feet and 275,800 square feet, respectively,) of the Properties' gross leasable area was completed as of December 31, 2002. The remaining portion of the Properties' gross leasable area (representing the remaining approximately 8,000 square feet and 12,400 square feet, respectively,) was under construction and completed during 2003.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Properties have five ground leases which are classified as operating leases with terms ranging through February 2014. Total ground lease income was $363,323 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

                   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
         Notes to Combined Historical Summary of Gross Income and Direct
                               Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $294,000 for the year ended December 31, 2003.

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years in effect at December 31, 2003, are as follows:

                     YEAR                   TOTAL
                 -------------------------------------
                          2004          $    3,537,586
                          2005               3,396,343
                          2006               3,351,239
                          2007               3,155,649
                          2008               3,124,333
                    Thereafter              22,863,275
                                        --------------

                         Total          $   39,428,425
                                        ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                             STONY CREEK MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)

                                                                    For the
                                                                  year ended
                                                               December 31, 2003
                                                                  (unaudited)
                                                               -----------------
Gross income:
  Base rental income                                           $         393,702
  Operating expense and real estate tax recoveries                       130,140
                                                               -----------------

Total gross income                                                       523,842
                                                               -----------------

Direct operating expenses:
  Property operating expenses                                             98,974
                                                               -----------------

Total direct operating expenses                                           98,974
                                                               -----------------

Excess of gross income over direct operating expenses          $         424,868
                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                             STONY CREEK MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Stony Creek Marketplace to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Hickory Ridge ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hickory Ridge for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 2, 2004

                                  HICKORY RIDGE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                  For the year
                                                                     ended
                                                               December 31, 2003
                                                               -----------------
Gross income:
  Base rental income                                           $       3,633,058
  Operating expense and real estate tax recoveries                       447,314
                                                               -----------------

Total gross income                                                     4,080,372
                                                               -----------------

Direct operating expenses:
  Operating expenses                                                     156,997
  Real estate taxes                                                      244,786
  Insurance                                                               59,317
                                                               -----------------

Total direct operating expenses                                          461,100
                                                               -----------------

Excess of gross income over direct operating expenses          $       3,619,272
                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  HICKORY RIDGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

Hickory Ridge (the Property) is located in Hickory, North Carolina. The Property consists of 375,587 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which four tenants account for approximately 51% of base rental revenue for the year ended December 31, 2003. On January 9, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $25,762 was earned during the year ended December 31, 2003.

In addition, rental income includes $95,959 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

The Property has two ground leases that are classified as operating leases with terms extending through January 2013 and January 2021, respectively. Total ground lease income was $311,590 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increase base rental income by $132,919 for the year ended December 31, 2003.

                                  HICKORY RIDGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from one to seventeen years, in effect at December 31, 2003, are as follows:

                     YEAR                   TOTAL
                 -------------------------------------
                          2004          $    3,393,768
                          2005               3,053,077
                          2006               3,065,441
                          2007               3,016,833
                          2008               3,019,568
                    Thereafter              18,476,329
                                        --------------

                         Total          $   34,025,016
                                        ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of CorWest Plaza ("the Property") for the period from May 29, 2003 through December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of CorWest Plaza for the period from May 29, 2003 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 3, 2004

                                  CORWEST PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003

                                                             For the period from
                                                                 May 29, 2003
                                                                   through
                                                              December 31, 2003
                                                             -------------------
Gross income:
  Base rental income                                         $         1,425,025
  Operating expense and real estate tax recoveries                       424,278
                                                             -------------------

Total gross income                                                     1,849,303
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      54,893
  Real estate taxes                                                      347,412
  Insurance                                                               16,407
                                                             -------------------

Total direct operating expenses                                          418,712
                                                             -------------------

Excess of gross income over direct operating expenses        $         1,430,591
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  CORWEST PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003

(1) Business

CorWest Plaza (the Property) is located in New Britain, Connecticut. The Property consists of approximately 115,011 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to ten tenants of which four tenants account for approximately 90% of base rental revenue for the period from May 29, 2003 through December 31, 2003. On January 6, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates As the Property was acquired by the seller on May 29, 2003, financial statements were not available prior to such date. As such, the Historical Summary includes only operations for the period from May 29, 2003 through December 31, 2003.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned from the period from May 29, 2003 through December 31, 2003.

The Property has 3 ground leases that are classified as operating leases with terms extending through May 2028. Total ground lease income was $1,225,693 and is included in base rental income in the accompanying Historical Summary for the period from May 29, 2003 through December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $44,806 for the period from May 29, 2003 through December 31, 2003.

                                  CORWEST PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 48 months to 25 years, in effect at December 31, 2003, are as follows:

                     YEAR                   TOTAL
                 -------------------------------------

                          2004          $    2,612,698
                          2005               2,594,038
                          2006               2,464,015
                          2007               2,416,598
                          2008               2,433,616
                    Thereafter              40,960,776
                                        --------------

                         Total          $   53,481,742
                                        ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Metro Square Center (SuperValue) ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Metro Square Center (SuperValue) for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 3, 2004

                        METRO SQUARE CENTER (SUPERVALUE)
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $         949,573
  Operating expense and real estate tax recoveries                                             125,792
                                                                                     -----------------

Total gross income                                                                           1,075,365
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                            59,440
  Real estate taxes                                                                             47,018
  Insurance                                                                                     18,815
                                                                                     -----------------

Total direct operating expenses                                                                125,273
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $         950,092
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                        METRO SQUARE CENTER (SUPERVALUE)
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Metro Square Center (SuperValue) (the Property) is located in Severn, Maryland. The Property consists of approximately 62,000 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to three tenants of which one tenant accounts for approximately 91% of base rental revenue for the year ended December 31, 2003. On January 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $54,197 for the year ended December 31, 2003.

                        METRO SQUARE CENTER (SUPERVALUE)
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                   TOTAL
                      -------------------------------------
                                 2004       $       897,786
                                 2005               922,082
                                 2006               902,574
                                 2007               904,327
                                 2008               844,146
                           Thereafter            10,010,898
                                            ---------------

                                Total       $    14,481,813
                                            ===============


(4)   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Larkspur Landing, ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Larkspur Landing, for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 26, 2004

                                LARKSPUR LANDING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       4,735,363
  Operating expense and real estate tax recoveries                                           1,055,794
                                                                                     -----------------

Total gross income                                                                           5,791,157
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           707,903
  Real estate taxes                                                                            336,380
  Insurance                                                                                    236,462
                                                                                     -----------------

Total direct operating expenses                                                              1,280,745
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       4,510,412
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                                LARKSPUR LANDING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Larkspur Landing, (the Property) is located in Larkspur, California. The Property consists of approximately 173,800 square feet of gross leasable area and was approximately 91% occupied at December 31, 2003. The Property is leased to thirty-seven tenants of which four tenants account for approximately 62% of base rental revenue for the year ended December 31, 2003. On January 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $339,129 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $171,513 for the year ended December 31, 2003.

                                LARKSPUR LANDING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 1 to 15 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                       ------------------------------------
                                 2004       $     4,305,051
                                 2005             3,779,574
                                 2006             3,409,006
                                 2007             2,769,297
                                 2008             2,410,278
                           Thereafter            13,617,128
                                            ---------------

                                Total       $    30,290,334
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of North Ranch Pavilion ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of North Ranch Pavilion for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 25, 2004

                              NORTH RANCH PAVILION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       1,100,047
  Operating expense and real estate tax recoveries                                             322,680
                                                                                     -----------------

Total gross income                                                                           1,422,727
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           210,864
  Real estate taxes                                                                            129,164
  Insurance                                                                                     33,635
                                                                                     -----------------

Total direct operating expenses                                                                373,663
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       1,049,064
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                              NORTH RANCH PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

North Ranch Pavilion (the Property) is located in Thousand Oaks, California. The Property consists of approximately 63,000 square feet of gross leasable area and was approximately 91% occupied at December 31, 2003. The Property is leased to twenty-seven tenants of which three tenants account for approximately 34% of base rental revenue for the year ended December 31, 2003. On January 15, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $39,515 for the year ended December 31, 2003.

                              NORTH RANCH PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 14 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,308,503
                                 2005             1,187,162
                                 2006             1,196,362
                                 2007               768,560
                                 2008               665,216
                           Thereafter             2,245,095
                                            ---------------

                                Total       $     7,370,898
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of La Plaza Del Norte ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of La Plaza Del Norte for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 26, 2004

                               LA PLAZA DEL NORTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       4,003,605
  Operating expense and real estate tax recoveries                                           1,421,860
                                                                                     -----------------

Total gross income                                                                           5,425,465
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           240,045
  Real estate taxes                                                                          1,199,850
  Insurance                                                                                     84,577
                                                                                     -----------------

Total direct operating expenses                                                              1,524,472
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       3,900,993
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                               LA PLAZA DEL NORTE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

La Plaza Del Norte (the Property) is located in San Antonio, Texas. The Property consists of approximately 320,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to eighteen tenants of which two tenants account for approximately 41% of base rental revenue for the year ended December 31, 2003. On January 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $827 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $72,859 for the year ended December 31, 2003.

                               LA PLAZA DEL NORTE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     4,113,332
                                 2005             4,070,499
                                 2006             3,942,489
                                 2007             3,358,048
                                 2008             3,258,479
                           Thereafter            14,294,929
                                            ---------------

                                Total       $    33,037,776
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of MacArthur Crossing ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of MacArthur Crossing for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 1, 2004

                               MACARTHUR CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                        For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       1,760,907
  Operating expense and real estate tax recoveries                                             608,826
                                                                                     -----------------

Total gross income                                                                           2,369,733
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           249,689
  Real estate taxes                                                                            400,391
  Insurance                                                                                     48,208
                                                                                     -----------------

Total direct operating expenses                                                                698,288
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       1,671,445
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                               MACARTHUR CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

MacArthur Crossing (the Property) is located in Las Colinas, Texas. The Property consists of 111,035 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to twenty-nine tenants of which seven tenants account for approximately 54% of base rental revenue for the year ended December 31, 2003. On February 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $14,807 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $4,655 for the year ended December 31, 2003.

                               MACARTHUR CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,771,533
                                 2005             1,713,801
                                 2006             1,290,824
                                 2007               809,370
                                 2008               678,292
                           Thereafter             2,761,095
                                            ---------------

                                Total       $     9,024,915
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Promenade at Red Cliff ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Promenade at Red Cliff for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 5, 2004

                             PROMENADE AT RED CLIFF
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       1,250,480
  Operating expense and real estate tax recoveries                                             237,743
                                                                                     -----------------

Total gross income                                                                           1,488,223
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           136,724
  Real estate taxes                                                                            113,395
  Insurance                                                                                     38,288
                                                                                     -----------------

Total direct operating expenses                                                                288,407
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       1,199,816
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                             PROMENADE AT RED CLIFF
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Promenade at Red Cliff (the Property) is located in St. George, Utah. The Property consists of 94,947 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to twenty-tenants of which four tenants account for approximately 61% of base rental revenue for the year ended December 31, 2003. On February 13, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $21,297 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $1,622 for the year ended December 31, 2003.

                             PROMENADE AT RED CLIFF
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 10 months to fifteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,468,781
                                 2005             1,513,674
                                 2006             1,526,952
                                 2007             1,149,127
                                 2008               852,421
                           Thereafter               921,631
                                            ---------------

                                Total       $     7,432,586
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Crossings ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Crossing for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 25, 2004

                                PEORIA CROSSINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       2,247,654
  Operating expense and real estate tax recoveries                                             367,902
                                                                                     -----------------

Total gross income                                                                           2,615,556
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           158,120
  Real estate taxes                                                                            212,946
  Insurance                                                                                          -
                                                                                     -----------------

Total direct operating expenses                                                                371,066
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       2,244,490
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PEORIA CROSSINGS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Peoria Crossings (the Property) is located in Peoria, Arizona. The Property consists of approximately 213,500 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which five tenants account for approximately 59% of base rental revenue for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") has signed a sale and purchase agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

The Property commenced operations in 2002 with a portion of Peoria Crossings (representing approximately 207,500 square feet) of the Properties' gross leasable area complete as of December 31, 2003. The remaining portion of the Properties' gross leasable area (representing the remaining approximately 6, 000 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $780,986 for the year ended December 31, 2003.

                                PEORIA CROSSINGS

    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty-one years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     2,584,513
                                 2005             2,606,123
                                 2006             2,613,453
                                 2007             2,623,407
                                 2008             2,245,206
                           Thereafter            17,152,265
                                            ---------------

                                Total       $    29,824,967
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Dorman Centre ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dorman Centre for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
February 25, 2004

                                  DORMAN CENTRE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $       1,195,938
  Operating expense and real estate tax recoveries                                              83,579
                                                                                     -----------------

Total gross income                                                                           1,279,517
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                            37,886
  Real estate taxes                                                                             51,474
  Insurance                                                                                      9,656
                                                                                     -----------------

Total direct operating expenses                                                                 99,016
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $       1,180,501
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  DORMAN CENTRE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Dorman Centre (the Property) is located in Spartanburg, South Carolina. The Property consists of approximately 388,000 square feet of gross leasable area and was approximately 90% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which four tenants account for approximately 77% of base rental revenue for the year ended December 31, 2003. On March 4, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

The Property commenced operations on July 1, 2003 with a portion of Dorman Center (representing approximately 348,000 square feet) complete as of December 31, 2003. The remaining portion (representing the remaining approximately 40,000 square feet) is under construction and scheduled to be completed during the first quarter of 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $4,778 for the year ended December 31, 2003.

                                  DORMAN CENTRE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,504,788
                                 2005             3,540,088
                                 2006             3,513,673
                                 2007             3,430,584
                                 2008             3,313,461
                           Thereafter            30,804,111
                                            ---------------

                                Total       $    48,106,705
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Heritage Towne Crossing ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Heritage Towne Crossing for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
March 3, 2004

                             HERITAGE TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                                       For the year
                                                                                           ended
                                                                                     December 31, 2003
                                                                                     -----------------
Gross income:
  Base rental income                                                                 $         876,078
  Operating expense and real estate tax recoveries                                             198,515
                                                                                     -----------------

Total gross income                                                                           1,074,593
                                                                                     -----------------

Direct operating expenses:
  Operating expenses                                                                           106,131
  Real estate taxes                                                                            211,070
  Insurance                                                                                     21,825
                                                                                     -----------------

Total direct operating expenses                                                                339,026
                                                                                     -----------------

Excess of gross income over direct operating expenses                                $         735,567
                                                                                     =================

See accompanying notes to historical summary of gross income and direct operating expense.

                             HERITAGE TOWN CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Heritage Towne Crossing (the Property) is located in Euless, Texas. The Property consists of 80,730 square feet of gross leasable area and was approximately 81% occupied at December 31, 2003. The Property is leased to twenty-five tenants of which five tenants account for approximately 40% of base rental revenue for the year ended December 31, 2003. On March 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates.

The Property has two ground leases that are classified as operating leases with terms extending through September, 2023. Total ground lease income was $44,417 and is included in base rental income int he accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $15,184 for the year ended December 31, 2003.

                             HERITAGE TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,289,587
                                 2005             1,300,384
                                 2006             1,292,499
                                 2007             1,069,311
                                 2008               653,115
                           Thereafter             2,698,001
                                            ---------------

                                Total       $     8,302,897
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Paradise Valley Marketplace ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Paradise Valley Marketplace for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
May 21, 2004

                           PARADISE VALLEY MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                           For the          For the year
                                                                                     three months ended         ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          449,832           1,486,785
  Operating expense and real estate tax recoveries                                               54,799             219,877
                                                                                     --------------------------------------

Total gross income                                                                              504,631           1,706,662
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             26,470             130,116
  Real estate taxes                                                                              47,629             181,118
  Insurance                                                                                       7,942              30,256
                                                                                     --------------------------------------

Total direct operating expenses                                                                  82,041             341,490
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          422,590           1,365,172
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                           PARADISE VALLEY MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Paradise Valley Marketplace (the Property) is located in Phoenix, Arizona. The Property consists of approximately 138,627 square feet of gross leasable area and was 81% occupied at December 31, 2003. The Property is leased to two tenants that account for approximately 41% of base rental revenue for the year ended December 31, 2003. On April 8, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $46,680 for the year ended December 31, 2003.

                           PARADISE VALLEY MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,847,829
                                 2005             1,860,272
                                 2006             1,852,512
                                 2007             1,596,997
                                 2008             1,368,899
                           Thereafter            10,350,861
                                            ---------------

                                            $    18,877,370
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Best on the Boulevard ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Best on the Boulevard for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 14, 2004

                              BEST ON THE BOULEVARD
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                           For the          For the year
                                                                                     three months ended         ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          777,350           2,946,442
  Operating expense and real estate tax recoveries                                               48,915             196,720
                                                                                     --------------------------------------

Total gross income                                                                              826,265           3,143,162
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             67,731             197,234
  Real estate taxes                                                                              20,288              77,799
  Insurance                                                                                      10,133              56,336
                                                                                     --------------------------------------

Total direct operating expenses                                                                  98,152             331,369
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          728,113           2,811,793
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              BEST ON THE BOULEVARD
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Best on the Boulevard (the Property) is located in Las Vegas, Nevada. The Property consists of approximately 204,000 square feet of gross leasable area and was 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 70% of base rental revenue for the year ended December 31, 2003. On April 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $152,725 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $21,111 for the year ended December 31, 2003.

Gross income excludes lease buy-out income as such amounts are not comparable to the proposed future operations of the property.

                              BEST ON THE BOULEVARD
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one to eleven years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     2,777,000
                                 2005             2,615,000
                                 2006             2,657,000
                                 2007             2,705,000
                                 2008             2,732,000
                           Thereafter            10,162,000
                                            ---------------

                                            $    23,648,000
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Bluebonnet Parc ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bluebonnet Parc for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 14, 2004

                                 BLUEBONNET PARC
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                           For the          For the year
                                                                                     three months ended         ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          405,509           1,680,019
  Operating expense and real estate tax recoveries                                               54,952             247,837
                                                                                     --------------------------------------

Total gross income                                                                              460,461           1,927,856
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             28,732             102,120
  Real estate taxes                                                                              31,210             124,838
  Insurance                                                                                      11,103              44,410
                                                                                     --------------------------------------

Total direct operating expenses                                                                  71,045             271,368
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          389,416           1,656,488
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 BLUEBONNET PARC
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Bluebonnet Parc (the Property) is located in Baton Rouge, Louisiana. The Property consists of approximately 135,000 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to two tenants that account for approximately 58% of base rental revenue for the year ended December 31, 2003. On April 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $58,881 for the year ended December 31, 2003.

                                 BLUEBONNET PARC
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one to seventeen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,621,138
                                 2005             1,621,138
                                 2006             1,621,138
                                 2007             1,632,710
                                 2008             1,671,590
                           Thereafter             9,990,092
                                            ---------------

                                            $    18,157,806
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of North Rivers Town Center ("the Property") for the period of October 1, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in Note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in
Note 2 of North Rivers Town Center for the period of October 1, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
May 25, 2004

                            NORTH RIVERS TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period of October 1, 2003 (commencement of operations)
   to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

                                                                                          For the period of
                                                                                           October 1, 2003
                                                                         For the three    (commencement of
                                                                          months ended      operations) to
                                                                         March 31, 2004   December 31, 2003
                                                                         ----------------------------------
                                                                          (unaudited)
Gross income:
  Base rental income                                                     $      475,837             119,006
  Operating expense and real estate tax recoveries                               41,591              49,926
                                                                         ----------------------------------

Total gross income                                                              517,428             168,932
                                                                         ----------------------------------

Direct operating expenses:
  Operating expenses                                                             38,133              53,201
  Real estate taxes                                                              12,136              46,233
                                                                         ----------------------------------

Total direct operating expenses                                                  50,269              99,434
                                                                         ----------------------------------

Excess of gross income over direct operating expenses                    $      467,159              69,498
                                                                         ==================================

See accompanying notes to historical summary of gross income and direct operating expense.

                            NORTH RIVERS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

(1)  Business

North Rivers Town Center (the Property) is located in Charleston, South Carolina. The Property consists of approximately 141,167 square feet of gross leasable area and was 53% occupied at December 31, 2003. The Property is leased to six tenants of which three account for approximately 82% of base rental revenue for the year ended December 31, 2003. On April 27, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has one ground lease that is classified as an operating lease with terms extending through January 2014. Total ground lease income was $20,097 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $3,583 for the year ended December 31, 2003.

                            NORTH RIVERS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from three to ten years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,507,058
                                 2005             1,635,570
                                 2006             1,647,145
                                 2007             1,627,461
                                 2008             1,616,978
                           Thereafter             7,128,154
                                            ---------------

                                            $    15,162,366
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Arvada Marketplace and Connection ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Arvada Marketplace and Connection for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 8, 2004

                        ARVADA MARKETPLACE AND CONNECTION
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended        ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          864,350           3,609,715
  Contingent rent                                                                                     -             152,934
  Operating expense and real estate tax recoveries                                              271,869           1,118,604
                                                                                     --------------------------------------

Total gross income                                                                            1,136,219           4,881,253
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            123,217             513,159
  Real estate taxes                                                                             276,372           1,105,488
  Insurance                                                                                       8,660              32,699
                                                                                     --------------------------------------

Total direct operating expenses                                                                 408,249           1,651,346
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          727,970           3,229,907
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                        ARVADA MARKETPLACE AND CONNECTION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months March ended 31, 2004
                                   (unaudited)

(1)  Business

Arvada Marketplace and Connection ("the Property) is located in Arvada, Colorado. The Property consists of approximately 528,000 square feet of gross leasable area and was approximately 67% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 53% of base rental revenue for the year ended December 31, 2003. On April 29, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $152,934 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $482 for the year ended December 31, 2003.

                        ARVADA MARKETPLACE AND CONNECTION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,451,409
                                 2005             3,315,310
                                 2006             3,049,468
                                 2007             2,882,800
                                 2008             2,210,180
                           Thereafter             5,724,575
                                            ---------------

                                            $    20,633,742
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Eastwood Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Eastwood Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 8, 2004

                              EASTWOOD TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended        ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,652,801           6,251,312
  Contingent rent                                                                                     -              10,123
  Operating expense and real estate tax recoveries                                              281,464           1,309,884
                                                                                     --------------------------------------

Total gross income                                                                            1,934,265           7,571,319
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            286,259           1,214,244
  Real estate taxes                                                                              58,697             234,786
  Insurance                                                                                      40,338             161,355
                                                                                     --------------------------------------

Total direct operating expenses                                                                 385,294           1,610,385
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        1,548,971           5,960,934
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              EASTWOOD TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Eastwood Town Center (the Property) is located in Lansing, Michigan. The Property consists of approximately 334,500 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 19% of base rental revenue for the year ended December 31, 2003. On May 13, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $10,123 was earned during the year ended December 31, 2003.

In addition, rental income includes $135,059 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $236,890 for the year ended December 31, 2003.

                              EASTWOOD TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to fifteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     6,347,034
                                 2005             6,364,074
                                 2006             6,389,942
                                 2007             6,409,218
                                 2008             6,354,825
                           Thereafter            31,443,155
                                            ---------------

                                            $    63,308,248
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Watauga Pavilion ("the Property") for the period of August 15, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Watauga Pavilion for the period of August 15, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
May 28, 2004

                                WATAUGA PAVILION
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period of August 15, 2003 (commencement of operations)
         to December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the         For the period from
                                                                                     three months ended    August 15, 2003 to
                                                                                       March 31, 2004      December 31, 2003
                                                                                     ---------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          547,045              198,325
  Operating expense and real estate tax recoveries                                              122,473                7,110
                                                                                     ---------------------------------------

Total gross income                                                                              669,518              205,435
                                                                                     ---------------------------------------

Direct operating expenses:
  Operating expenses                                                                             28,568                9,288
  Real estate taxes                                                                             129,422                8,692
  Insurance                                                                                       9,446                9,446
                                                                                     ---------------------------------------

Total direct operating expenses                                                                 167,436               27,426
                                                                                     ---------------------------------------

Excess of gross income over direct operating expenses                                $          502,082              178,009
                                                                                     =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                WATAUGA PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

(1)  Business

Watauga Pavilion (the Property) is located in Watauga, Texas. The Property consists of approximately 205,575 square feet of gross leasable area and was 93% leased and 43% occupied at December 31, 2003. The Property is leased to three tenants that account for approximately 49% of base rental revenue for the period of August 15, 2003 (commencement of operations) to December 31, 2003. On May 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property.

Watauga Pavilion was under construction during 2003 and commenced operations August 15, 2003, with a portion of the Property's gross leasable area (representing approximately 88,300 square feet) complete as of December 31, 2003. The remaining portion of the Property's gross leasable area (representing the remaining approximately 117,275 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from August 15, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $157,979 for the period from August 15, 2003 (commencement of operations) to December 31, 2003.

                                WATAUGA PAVILION-
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to fifteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,778,694
                                 2005             2,311,353
                                 2006             2,311,555
                                 2007             2,312,565
                                 2008             2,308,121
                           Thereafter            12,657,110
                                            ---------------

                                            $    23,679,398
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northpointe Plaza ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northpointe Plaza for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 7, 2004

                                NORTHPOINTE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended        ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,019,796           4,258,776
                                                                                                      -             554,354
  Operating expense and real estate tax recoveries                                              315,392           1,119,324
                                                                                     --------------------------------------

Total gross income                                                                            1,335,188           5,932,454
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            159,522             481,111
  Real estate taxes                                                                             165,847             663,388
  Insurance                                                                                      22,687              90,748
                                                                                     --------------------------------------

Total direct operating expenses                                                                 348,056           1,235,247
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          987,132           4,697,207
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                NORTHPOINTE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Northpointe Plaza (the Property) is located in Spokane, Washington. The Property consists of approximately 484,000 square feet of gross leasable area and was approximately 99.8% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 53% of base rental revenue for the year ended December 31, 2003. On May 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $554,354 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $62,126 for the year ended December 31, 2003.

Gross income excludes lease termination income as such amounts are not comparable to the proposed future operations of the Property.

                                NORTHPOINTE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to fourteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     4,035,578
                                 2005             3,915,240
                                 2006             3,581,719
                                 2007             3,388,281
                                 2008             3,338,415
                           Thereafter            18,175,030
                                            ---------------

                                            $    36,434,263
                                            ===============

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Plaza Santa Fe II ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Plaza Santa Fe II for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
May 25, 2004

                                PLAZA SANTA FE II
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended        ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          811,853           3,110,836
  Operating expense and real estate tax recoveries                                              104,886             504,170
                                                                                     --------------------------------------

Total gross income                                                                              916,739           3,615,006
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             52,703             319,032
  Ground rent expense                                                                           107,411             429,643
  Real estate taxes                                                                              33,162             141,555
  Insurance                                                                                      23,321              64,254
  Interest                                                                                      273,764           1,107,262
                                                                                     --------------------------------------

Total direct operating expenses                                                                 490,361           2,061,746
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          426,378           1,553,260
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PLAZA SANTA FE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Plaza Santa Fe II (the Property) is located in Santa Fe, New Mexico. The Property consists of approximately 222,400 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 49% of base rental revenue for the year ended December 31, 2003. On June 1, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $81,729 for the year ended December 31, 2003.

                                PLAZA SANTA FE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to fifteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,161,371
                                 2005             3,123,383
                                 2006             3,007,686
                                 2007             2,947,969
                                 2008             2,859,712
                           Thereafter            15,738,974
                                            ---------------

                                            $    30,839,095
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party of $375,000 until November 30, 2010, $431,250 until November 30, 2020 and $495,938 until maturity. The ground lease matures in 2023. Although the ground lease provided for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The related adjustment increased ground rent expense by approximately $55,000 for the year ended December 31, 2003.

Minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $       375,000
                                 2005               375,000
                                 2006               375,000
                                 2007               375,000
                                 2008               375,000
                           Thereafter             8,998,750
                                            ---------------

                                            $    10,873,750
                                            ===============

(5)  Interest Expense

Inland Western Retail Real Estate Trust, Inc. assumed a $17,600,000 mortgage loan secured by the Property in connection with the acquisition. The mortgage loan bears a fixed interest rate of 6.2%, payable in monthly installments of principal and interest, and matures on December 1, 2012.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Pine Ridge Plaza ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Pine Ridge Plaza for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 7, 2004

                                PINE RIDGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended        ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          360,937           1,194,069
  Operating expense and real estate tax recoveries                                              102,740             275,432
                                                                                     --------------------------------------

Total gross income                                                                              463,677           1,469,501
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             40,336             158,676
  Real estate taxes                                                                              76,980             307,918
  Insurance                                                                                       4,778              19,110
                                                                                     --------------------------------------

Total direct operating expenses                                                                 122,094             485,704
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          341,583             983,797
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PINE RIDGE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Pine Ridge Plaza (the Property) is located in Lawrence, Kansas. The Property consists of approximately 275,800 square feet of gross leasable area and was approximately 75% occupied at December 31, 2003. The Property is leased to three tenants that account for approximately 66% of base rental revenue for the year ended December 31, 2003. On June 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $49,168 for the year ended December 31, 2003.

Gross income excludes condemnation income as such amounts are not comparable to the proposed future operations of the Property.

                                PINE RIDGE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,408,301
                                 2005             1,414,600
                                 2006             1,330,048
                                 2007             1,167,794
                                 2008             1,061,244
                           Thereafter             6,934,670
                                            ---------------

                                            $    13,316,657
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Huebner Oaks Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Huebner Oaks Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
June 7, 2004

                               HUEBNER OAKS CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                     three months ended         ended
                                                                                       March 31, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,315,356           5,352,653
  Operating expense and real estate tax recoveries                                              467,059           1,853,927
                                                                                     --------------------------------------

Total gross income                                                                            1,782,415           7,206,580
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            175,366             689,252
  Real estate taxes                                                                             291,585           1,112,014
  Insurance                                                                                      20,174             105,825
                                                                                     --------------------------------------

Total direct operating expenses                                                                 487,125           1,907,091
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        1,295,290           5,299,489
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               HUEBNER OAKS CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Huebner Oaks Center (the Property) is located in San Antonio, Texas. The Property consists of approximately 287,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 24% of base rental revenue for the year ended December 31, 2003. On June 8, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $474,883 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $48,392 for the year ended December 31, 2003.

                               HUEBNER OAKS CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to fourteen years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     4,912,549
                                 2005             4,836,548
                                 2006             4,592,763
                                 2007             4,002,328
                                 2008             2,629,263
                           Thereafter             5,218,634
                                            ---------------

                                            $    26,192,085
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of John's Creek Village ("the Property") for the period from September 21, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of John's Creek Village for the year ended December 31, 2003, in conformity with principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 13, 2004

                              JOHN'S CREEK VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003 (commencement of operations)
     to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                           September 21, 2003
                                                                                          For the           (commencement of
                                                                                      six months ended       operations) to
                                                                                       June 30, 2004        December 31, 2003
                                                                                     ----------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          834,163               143,640
  Operating expense and real estate tax recoveries                                              327,885                11,701
                                                                                     ----------------------------------------

Total gross income                                                                            1,162,048               155,341
                                                                                     ----------------------------------------

Direct operating expenses:
  Operating expenses                                                                             46,272                22,596
  Real estate taxes                                                                             340,373                 3,764
  Insurance                                                                                      13,215                   478
                                                                                     ----------------------------------------

Total direct operating expenses                                                                 399,860                26,838
                                                                                     ----------------------------------------

Excess of gross income over direct operating expenses                                $          762,188               128,503
                                                                                     ========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

John's Creek Village (the Property) is located in Duluth, Georgia. The Property consists of approximately 190,444 square feet of gross leasable area and was 47% leased and occupied at December 31, 2003. The Property is leased to eight tenants of which one tenant accounts for approximately 55% of base rental revenue for the period from September 21, 2003 (commencement of operations) to December 31, 2003. On June 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

John's Creek Village was under construction during 2003 and commenced operations on September 21, 2003 with a portion of the Property's gross leasable area (representing approximately 90,005 square feet) complete as of December 31, 2003. The remaining portion of the Property's gross leasable area (representing the remaining approximately 100,439 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from September 21, 2003 (commencement of operations) to December 31, 2003.

The Property has two ground leases that are classified as operating leases with terms extending through December 31, 2023 and May 31, 2014. Total ground lease income was $2,054 and is included in base rental income in the accompanying Historical Summary for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $1,473 for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003(commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,668,326
                                 2005             1,743,692
                                 2006             1,754,959
                                 2007             1,763,747
                                 2008             1,759,391
                           Thereafter            12,090,223
                                            ---------------

                                            $    20,780,338
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Lakewood Towne Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Towne Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
July 15, 2004

                              LAKEWOOD TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        2,688,280           4,540,210
  Contingent Rent                                                                                     -              67,758
  Operating expense and real estate tax recoveries                                              731,788           1,270,667
                                                                                     --------------------------------------

Total gross income                                                                            3,420,068           5,878,635
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            472,284             741,397
  Real estate taxes                                                                             313,628             597,386
  Insurance                                                                                      87,680             180,379
                                                                                     --------------------------------------

Total direct operating expenses                                                                 873,592           1,519,162
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        2,546,476           4,359,473
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Lakewood Towne Center (the Property) is located in Lakewood, Washington. The Property consists of approximately 579,000 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to twenty-four tenants of which five tenants account for approximately 51% of base rental revenue for the year ended December 31, 2003. On June 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $67,758 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $300,309 for the year ended December 31, 2003.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from two to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     5,177,316
                                 2005             5,141,493
                                 2006             5,082,303
                                 2007             5,100,379
                                 2008             5,061,449
                           Thereafter            25,865,016
                                            ---------------

                                            $    51,427,956
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Fullerton Metrocenter ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fullerton Metrocenter for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 3, 2004

                              FULLERTON METROCENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,639,005           3,523,208
  Operating expense and real estate tax recoveries                                              531,978             971,604
                                                                                     --------------------------------------

Total gross income                                                                            2,170,983           4,494,812
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            376,538             658,405
  Ground lease expense                                                                          207,500             415,000
  Real estate taxes                                                                             178,938             357,876
  Insurance                                                                                      19,569              39,138
                                                                                     --------------------------------------

Total direct operating expenses                                                                 782,545           1,470,419
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        1,388,438           3,024,393
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Fullerton Metrocenter (the Property) is located in Fullerton, California. The Property consists of approximately 254,880 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to forty-one tenants of which two tenants account for approximately 19% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $268,823 was earned during the year ended December 31, 2003 and recorded as base rental income in the accompanying Historical Summary.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $143,851 for the year ended December 31, 2003.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to 17 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,518,723
                                 2005             3,284,218
                                 2006             2,801,342
                                 2007             2,405,044
                                 2008             1,754,107
                           Thereafter             2,995,333
                                            ---------------

                                            $    16,758,767
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party, of $415,000 until maturity. The ground lease matures in 2050.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Davis Towne Crossing ("the Property") for the period from July 18, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Davis Towne Crossing for the period of July 18, 2003 (commencement of operations) to December 31, 2003, in conformity with principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
July 30, 2004

                              DAVIS TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations)
     to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                             July 18, 2003
                                                                                           For the         (commencement of
                                                                                      six months ended       operations)to
                                                                                        June 30, 2004      December 31, 2003
                                                                                     ----------------------------------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $          317,309               141,436
  Operating expense and real estate tax recoveries                                               78,451                57,649
  Other income                                                                                      918                     -
                                                                                     ----------------------------------------

Total gross income                                                                              396,678               199,085
                                                                                     ----------------------------------------

Direct operating expenses:
  Operating expenses                                                                             45,368                75,557
  Real estate taxes                                                                              45,426                22,713
  Insurance                                                                                      20,484                10,242
                                                                                     ----------------------------------------

Total direct operating expenses                                                                 122,278               108,512
                                                                                     ----------------------------------------

Excess of gross income over direct operating expenses                                $          274,400                90,573
                                                                                     ========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

Davis Towne Crossing (the Property) is located in North Richland Hills, Texas. The Property consists of approximately 41,000 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to thirteen tenants of which two tenants account for approximately 43% of base rental revenue for the period of July 18, 2003 (commencement of operations) to December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

Davis Towne Crossing was under construction during 2003 and commenced operations July 18, 2003, with construction complete as of December 31, 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period of July 18, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $5,963 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

The Property has one ground lease that is classified as an operating lease with terms extending through August 2028. Total ground lease income was $34,509 and is included in base rental income in the accompanying Historical Summary for the period of July 18, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $5,344 for the period of July 18 2003 (commencement of operations) to December 31, 2003.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations)
           to December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 25 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $       653,726
                                 2005               658,033
                                 2006               658,033
                                 2007               631,620
                                 2008               541,343
                           Thereafter             2,270,444
                                            ---------------

                                            $     5,413,199
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northgate North ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northgate North for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 13, 2004

                                 NORTHGATE NORTH
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,674,674           3,092,086
  Operating expense and real estate tax recoveries                                              795,771           1,242,613
                                                                                     --------------------------------------

Total gross income                                                                            2,470,445           4,334,699
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            553,185             867,906
  Real estate taxes                                                                             197,392             375,985
  Insurance                                                                                     103,050             206,100
                                                                                     --------------------------------------

Total direct operating expenses                                                                 853,627           1,449,991
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        1,616,818           2,884,708
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Northgate North (the Property) is located in Seattle, Washington. The Property consists of 302,461 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to nine tenants of which four tenants account for approximately 86% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $353,216 for the year ended December 31, 2003.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,161,072
                                 2005             3,162,848
                                 2006             3,258,533
                                 2007             3,271,528
                                 2008             3,292,733
                           Thereafter            38,248,658
                                            ---------------

                                            $    54,395,372
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Cranberry Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Cranberry Square for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 1, 2004

                                CRANBERRY SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six  months ended         ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          870,100           1,740,201
  Operating expense and real estate tax recoveries                                              186,206             353,892
                                                                                     --------------------------------------

Total gross income                                                                            1,056,306           2,094,093
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             60,482             115,963
  Real estate taxes                                                                             148,030             273,704
  Insurance                                                                                       6,765              13,640
                                                                                     --------------------------------------

Total direct operating expenses                                                                 215,277             403,307
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          841,029           1,690,786
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                CRANBERRY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Cranberry Square (the Property) is located in Cranberry Township, Pennsylvania. The Property consists of approximately 195,566 square feet of gross leasable area and was approximately 92% occupied at December 31, 2003. The Property is leased to five tenants of which three tenants account for approximately 76% of base rental revenue for the year ended December 31, 2003. On July 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $54,138 for the year ended December 31, 2003.

                                CRANBERRY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from ten to 15 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,723,839
                                 2005             1,723,839
                                 2006             1,728,158
                                 2007             1,815,820
                                 2008             1,820,320
                           Thereafter             5,872,510
                                            ---------------

                                            $    14,684,486
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gateway Plaza Shopping Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Plaza Shopping Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Dallas, Texas
August 18, 2004

                          GATEWAY PLAZA SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended         ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        2,080,063           4,118,141
  Operating expense and real estate tax recoveries                                              706,337           1,360,980
                                                                                     --------------------------------------

Total gross income                                                                            2,786,400           5,479,121
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            198,640             466,631
  Ground rent expense                                                                         1,496,542           2,993,084
  Real estate taxes                                                                             542,676           1,033,669
  Insurance                                                                                      48,686             101,711
                                                                                     --------------------------------------

Total direct operating expenses                                                               2,286,544           4,595,095
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          499,856             884,026
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          GATEWAY PLAZA SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Gateway Plaza Shopping Center (the Property) is located in Southlake, Texas. The Property consists of approximately 358,193 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to twenty-five tenants of which one tenant accounts for approximately 13% of base rental revenue for the year ended December 31, 2003. On July 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $83,000 for the year ended December 31, 2003.

                          GATEWAY PLAZA SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     3,961,000
                                 2005             3,870,000
                                 2006             3,126,000
                                 2007             3,127,000
                                 2008             2,990,000
                           Thereafter            14,635,000
                                            ---------------

                                            $    31,709,000
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2073. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The straight-line adjustment increased ground rent expense by approximately $1,785,000 for the year ended December 31, 2003.

Minimum rents to be paid to the unafffiliated third party under the ground lease in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,339,368
                                 2005             1,339,368
                                 2006             1,339,368
                                 2007             1,339,368
                                 2008             1,339,368
                           Thereafter           210,231,145
                                            ---------------

                                            $   216,927,985
                                            ===============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Safeway Plaza at Marysville ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Safeway Plaza at Marysville for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 3, 2004

                           SAFEWAY PLAZA AT MARYSVILLE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          763,686           1,513,469
  Operating expense and real estate tax recoveries                                              240,324             358,545
                                                                                     --------------------------------------

Total gross income                                                                            1,004,010           1,872,014
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            138,514             164,027
  Real estate taxes                                                                              79,251             150,954
  Insurance                                                                                      17,081              34,162
                                                                                     --------------------------------------

Total direct operating expenses                                                                 234,846             349,143
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          769,164           1,522,871
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Safeway Plaza at Marysville (the Property) is located in Marysville, Washington. The Property consists of approximately 116,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to one tenant that accounts for approximately 39% of base rental revenue for the year ended December 31, 2003. On July 26, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 31, 2011. Total ground lease income was $50,000 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $23,176 for the year ended December 31, 2003.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to 17 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,510,279
                                 2005             1,492,217
                                 2006             1,277,628
                                 2007             1,072,386
                                 2008             1,027,416
                           Thereafter             8,958,070
                                            ---------------

                                            $    15,337,996
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Forks Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Forks Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 11, 2004

                                FORKS TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          771,917           1,376,494
  Operating expense and real estate tax recoveries                                              248,489             350,400
                                                                                     --------------------------------------

Total gross income                                                                            1,020,406           1,726,894
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            144,775             162,022
  Real estate taxes                                                                             110,551             189,136
  Insurance                                                                                       7,880              15,759
                                                                                     --------------------------------------

Total direct operating expenses                                                                 263,206             366,917
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          757,200           1,359,977
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Forks Town Center (the Property) is located in Easton, Pennsylvania. The Property consists of approximately 93,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to sixteen tenants of which one tenant accounts for approximately 66% of base rental revenue for the year ended December 31, 2003. On July 27, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Forks Town Center (representing approximately 75,000 square feet of the Property's gross leasable area) was completed as of December 31, 2002. The remaining portion f the Property (representing the remaining approximately 18, 000 square feet of the Property's gross leasable area) was under construction and completed during 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $53,375 for the year ended December 31, 2003.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,488,512
                                 2005             1,493,112
                                 2006             1,480,646
                                 2007             1,438,846
                                 2008             1,158,106
                           Thereafter            13,467,776
                                            ---------------

                                            $    20,526,998
                                            ===============

Base rental income includes $36,000 of rent from one tenant that subsequently terminated its rental agreement in June 2004. The minimum rents schedule above includes $177,000 related to such tenant, as the lease was still valid as of December 31, 2003.

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties owned by Capital Centre, LLC, Gateway Village limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 6, 2004

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP, AND REISTERSTOWN PLAZA HOLDINGS, LLC
    Combined Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $       11,388,110          17,102,545
  Operating expense and real estate tax recoveries                                            1,935,133           3,537,216
  Other Income                                                                                  104,905              88,513
                                                                                     --------------------------------------

Total gross income                                                                           13,428,148          20,728,274
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                          2,479,864           4,282,398
  Real estate taxes                                                                             997,206           1,352,455
  Insurance                                                                                     293,718             599,009
  Ground Rent                                                                                    73,147              24,382
                                                                                     --------------------------------------

Total direct operating expenses                                                               3,843,935           6,258,244
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        9,584,213          14,470,030
                                                                                     ======================================

See accompanying notes to combined historical summary of gross income and direct operating expense.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                                    Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

( 1 ) Business

The Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") consists of the following:

                                                                             Gross
                                                                           Leasable                             Occupancy at
                                                                             Area                            December 31, 2003
               Entity                               Name                  (unaudited)         Location          (unaudited)
--------------------------------------------------------------------------------------------------------------------------------
Capital Centre, LLC                      Boulevard at Capital Centre           515,000   Landover, MD                59%

Gateway Village Limited                        Gateway Village                 274,000   Annapolis, MD               98%
  Partnership

Bel Air Square Joint Venture                Tollgate Marketplace               393,000   Bel Air, MD                 99%

Towson Circle Joint Venture, LLP                Towson Circle                  178,000   Towson, MD                  91%

Reisterstown Plaza Holdings, LLC           Reisterstown Road Plaza             782,000   Baltimore, MD               89%

Thirteen tenants account for 40% or the Properties' base rental income.

Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") through established limited liability companies ("LLC's") entered into contracts to become joint venture partners in the ownership and operation of the Properties with unaffiliated third parties. IWRRETI has contributed into all but Capital Centre LLC.

In each instance IWRRETI owns or will own a 95% profits interest in the LLC's and will control the LLC's management and operation of the Properties. The Combined Historical Summary represents the combination of the Propertes described above prior to IWRRETI's contribution into the LLCs. There were no transactions between the Properties which required elimination in combination.

A portion of Boulevard at Capital Centre and Reisterstown Road Plaza (representing approximately 321,000 and 694,000 square feet, respectively) of the Properties gross leasable area was under construction and completed during 2003. The remaining portion f the Properties' gross leasable area (representing approximately 194,000 and 88,000 square feet, respectively) was under construction as of December 31, 2003. Real estate taxes and ground rent are excluded in the Combined Historical Summary related to the portions of the Properties under construction.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                                    Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

( 2 ) Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

( 3 ) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $384,157 was earned during the year ended December 31, 2003 and included in base rental income in the Combined Historical Summary.

In addition, rental income included $51,381 of rent from three tenants that pay monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenants.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $385,193 for the year ended December 31, 2003.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                                    Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from one year to 25 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $    23,146,780
                                 2005            25,731,908
                                 2006            25,160,727
                                 2007            24,317,293
                                 2008            23,244,717
                           Thereafter           160,625,600
                                            ---------------

                                            $   282,227,025
                                            ===============

( 4 ) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

Boulevard at Capital Centre is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2070. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The related adjustment increased ground rent expense by approximately $9,078 for the year ended December 31, 2003.

Minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $        92,824
                                 2005                94,057
                                 2006                97,433
                                 2007                98,579
                                 2008                99,791
                           Thereafter             9,477,524
                                            ---------------

                                            $     9,960,208
                                            ===============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Shops at Boardwalk ("the Property") for the period from May 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Shops at Boardwalk for the period from May 30, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
August 25, 2004

                             THE SHOPS AT BOARDWALK
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 30, 2003 (commencement of operations)
    to December 31, 2003, and the six months ended June 30, 2004 (unaudited)

                                                                                                         For the period from
                                                                                                             May 30, 2003
                                                                                          For the         (commencement of
                                                                                      six months ended      operations) to
                                                                                        June 30, 2004     December 31, 2003
                                                                                     ------------------   -----------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $          976,541             707,251
  Operating expense and real estate tax recoveries                                              357,069              94,219
                                                                                     ------------------   -----------------

Total gross income                                                                            1,333,610             801,470
                                                                                     ------------------   -----------------

Direct operating expenses:
  Operating expenses                                                                            288,162             234,198
  Real estate taxes                                                                             207,700               9,280
  Insurance                                                                                      18,684              24,417
                                                                                     ------------------   -----------------

Total direct operating expenses                                                                 514,546             267,895
                                                                                     ------------------   -----------------

Excess of gross income over direct operating expenses                                $          819,064             533,575
                                                                                     ==================   =================

See accompanying notes to historical summary of gross income and direct operating expense.

                             THE SHOPS AT BOARDWALK
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 30, 2003 (commencement of operations) to December 31, 2003, and the six months ended June 30, 2004 (unaudited)

(1)     Business

        The Shops at Boardwalk ("the Property") is located in Kansas City, Missouri. The Property consists of approximately 123,265 square feet of gross leasable area and was approximately 61.97% occupied at December 31, 2003. The Property is leased to 18 tenants of which one tenant that accounts for approximately 16% of base rental revenue for the period from May 30, 2003 (commencement of operations) to December 31, 2003. On July 1, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

 (2)    Basis of Presentation

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

 (3)    Gross Income

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from May 30, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $184,160 for the period from May 30, 2003 (commencement of operations) to December 31, 2003.

                             THE SHOPS AT BOARDWALK
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 30, 2003 (commencement of operations) to December 31, 2003, and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,716,081
                                 2005             1,978,726
                                 2006             1,988,182
                                 2007             1,998,578
                                 2008             1,748,381
                           Thereafter             9,118,444
                                            ---------------

                                            $    18,548,392
                                            ===============

(4)     Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Manchester Meadows ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Manchester Meadows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
September 1, 2004

                               MANCHESTER MEADOWS
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        2,041,721           4,035,915
  Contingent Rent                                                                                     -              17,086
  Operating expense and real estate tax recoveries                                              644,313           1,223,383
                                                                                     --------------------------------------

Total gross income                                                                            2,686,034           5,276,384
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            200,959             360,741
  Real estate taxes                                                                             397,296             785,067
  Insurance                                                                                      48,066              95,178
                                                                                     --------------------------------------

Total direct operating expenses                                                                 646,321           1,240,986
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        2,039,713           4,035,398
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)     Business

        Manchester Meadows ("the Property") is located in Town and Country, Missouri. The Property consists of 454,172 square feet of gross leasable area and was approximately 99% occupied at December 31, 2003. The Property is leased to a total of 22 tenants, of which two tenants account for approximately 47% of base rental revenue for the year ended December 31, 2003. On August 12, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)     Basis of Presentation

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)     Gross Income

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $17,086 was earned during the year ended December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with a term extending until August 31, 2005. Total ground lease income was $75,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $10,221 for the year ended December 31, 2003.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                                                 TOTAL
                                            ---------------
                                            $     3,790,741
                                                  2,996,909
                                                  2,880,005
                                                  2,766,580
                                                  2,702,438
                                                 18,154,477
                                            ---------------

                                            $    33,291,150
                                            ===============

(4)     Direct Operating Expenses

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Governor's Marketplace ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Governor's Marketplace for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
September 3, 2004

                             GOVERNOR'S MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                          For the           For the year
                                                                                      six months ended          ended
                                                                                        June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,445,892           2,391,430
  Operating expense and real estate tax recoveries                                              171,315             312,733
                                                                                     --------------------------------------

Total gross income                                                                            1,617,207           2,704,163
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                            102,701             179,023
  Real estate taxes                                                                              91,472             147,863
  Insurance                                                                                     173,835             273,576
                                                                                     --------------------------------------

Total direct operating expenses                                                                 368,008             600,462
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $        1,249,199           2,103,701
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Governor's Marketplace ("the Property") is located in Tallahassee, Florida. The Property consists of approximately 265,541 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to 18 tenants of which five tenants account for approximately 53% of base rental revenue for the year ended December 31, 2003. On August 17, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Governor's Marketplace was under construction during 2003. Operations commenced on July 28, 2000 with a portion of the Property's gross leasable area (representing 220,850 square feet) completed as of December 31, 2003. Of the remaining portion of the Property's gross leasable area, 16,690 square feet is under construction and scheduled to be completed during 2004. 28,001 square feet is undeveloped land.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has one ground lease that is classified as an operating lease with terms extending through November 30, 2012. Total ground lease income was $63,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $223,324 for the year ended December 31, 2003.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 16 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     2,870,026
                                 2005             3,028,732
                                 2006             2,901,670
                                 2007             2,529,017
                                 2008             2,260,420
                           Thereafter             8,985,450
                                            ---------------

                                            $    22,575,315
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, insurance, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to ground leases with fixed annual payments, payable to an unaffiliated third party, of $270,000 until September 30, 2085, and $60,000 until December 31, 2087. In addition, the property incurred overage rent of $12,876 for the twelve months ended December 31, 2003. The ground leases mature in 2085 and 2087, respectively. A portion of the ground lease expense has been capitalized in 2003 as the Property was under construction.

Fixed minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $       330,000
                                 2005               330,000
                                 2006               330,000
                                 2007               330,000
                                 2008               330,000
                           Thereafter            25,530,000
                                            ---------------

                                            $    27,180,000
                                            ===============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mitchell Ranch Plaza ("the Property") for the period from June 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mitchell Ranch Plaza for the period from June 30, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
September 1, 2004

                              MITCHELL RANCH PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 30, 2003 (commencement of operations)
     to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                             June 30, 2003
                                                                                     For the six months    (commencement of
                                                                                           ended            operations) to
                                                                                       June 30, 2004       December 31, 2003
                                                                                     ----------------------------------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $        1,122,351               580,219
  Operating expense and real estate tax recoveries                                              187,757               126,065
                                                                                     ----------------------------------------

Total gross income                                                                            1,310,108               706,284
                                                                                     ----------------------------------------

Direct operating expenses:
  Operating expenses                                                                             90,848                84,005
  Real estate taxes                                                                              90,030                48,985
  Insurance                                                                                      21,402                 6,147
                                                                                     ----------------------------------------

Total direct operating expenses                                                                 202,280               139,137
                                                                                     ----------------------------------------

Excess of gross income over direct operating expenses                                $        1,107,828               567,147
                                                                                     ========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              MITCHELL RANCH PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

Mitchell Ranch Plaza ("the Property") is located in New Port Richey, Florida. The Property consists of approximately 200,304 square feet of gross leasable area and was approximately 85% occupied at December 31, 2003. The Property is leased to 33 tenants of which three tenants account for approximately 72% of base rental revenue for the period from June 30, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from June 30, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $77,602 for the period from June 30, 2003 (commencement of operations) to December 31, 2003.

                              MITCHELL RANCH PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     2,237,421
                                 2005             2,279,929
                                 2006             2,253,825
                                 2007             2,127,567
                                 2008             2,058,164
                           Thereafter            12,355,030
                                            ---------------

                                            $    23,311,936
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Columns ("the Property") for the period from October 8, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Columns for the period from October 8, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
September 10, 2004

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                            October 8, 2003
                                                                                     For the six months    (commencement of
                                                                                            ended           operations) to
                                                                                       June 30, 2004      December 31, 2003
                                                                                     ----------------------------------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $          615,902               239,197
  Operating expense and real estate tax recoveries                                              105,488                25,794
                                                                                     ----------------------------------------

Total gross income                                                                              721,390               264,991
                                                                                     ----------------------------------------

Direct operating expenses:
  Operating expenses                                                                             51,836                29,157
  Real estate taxes                                                                              66,571                 2,180
  Insurance                                                                                      12,662                 6,503
                                                                                     ----------------------------------------

Total direct operating expenses                                                                 131,069                37,840
                                                                                     ----------------------------------------

Excess of gross income over direct operating expenses                                $          590,321               227,151
                                                                                     ========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                   THE COLUMNS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

The Columns ("the Property") is located in Jackson, Tennessee. The Property consists of approximately 128,600 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to five tenants of which two tenants account for approximately 71% of base rental revenue for the period from October 8, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

The Columns was under construction during 2003 and commenced operations October 8, 2003, with construction complete as of December 31, 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent of was earned during the period from October 8, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $9,732 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease as the cotenancy requirement was not met for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $2,774 for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

                                   THE COLUMNS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to ten years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $     1,346,993
                                 2005             1,480,470
                                 2006             1,482,468
                                 2007             1,485,966
                                 2008             1,489,103
                           Thereafter             4,900,972
                                            ---------------

                                            $    12,185,972
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Saucon Valley Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Saucon Valley Square for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
September 7, 2004

                              SAUCON VALLEY SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                     For the six months
                                                                                            ended        For the year ended
                                                                                        June 30, 2004    December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $          606,848           1,213,696
  Operating expense and real estate tax recoveries                                              116,965             285,028
                                                                                     --------------------------------------

Total gross income                                                                              723,813           1,498,724
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             46,772             149,770
  Real estate taxes                                                                              67,547             128,661
                                                                                     --------------------------------------

Total direct operating expenses                                                                 114,319             278,431
                                                                                     --------------------------------------

Excess of gross income over direct operating expenses                                $          609,494           1,220,293
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Saucon Valley Square ("the Property") is located in Bethlehem, PA. The Property consists of approximately 80,695 square feet of gross leasable area and was approximately 100% occupied at December 31, 2003. The Property is leased to 15 tenants of which one tenant accounts for approximately 73% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 12, 2008 . Total ground lease income was $3,750 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $52,248 for the year ended December 31, 2003.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 15 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        -----------------------------------
                                 2004       $       910,599
                                 2005               845,071
                                 2006               845,071
                                 2007               845,071
                                 2008               821,160
                           Thereafter             7,271,335
                                            ---------------

                                            $    11,538,307
                                            ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lincoln Park Shopping Center (the Property) for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Park Shopping Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Dallas, Texas
September 13, 2004

                          LINCOLN PARK SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                        For the six
                                                                                        months ended     For the year ended
                                                                                       June 30, 2004     December 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)
Gross income:
  Base rental income                                                                 $        1,713,722            3,386,458
  Operating expense and real estate tax recoveries                                              607,814            1,179,700
                                                                                     ---------------------------------------

Total gross income                                                                            2,321,536            4,566,158
                                                                                     ---------------------------------------

Direct operating expenses:
  Operating expenses                                                                            266,185              442,073
  Real estate taxes                                                                             445,322              871,151
  Insurance                                                                                      12,566               33,190
                                                                                     ---------------------------------------

Total direct operating expenses                                                                 724,073            1,346,414
                                                                                     ---------------------------------------

Excess of gross income over direct operating expenses                                $        1,597,463            3,219,744
                                                                                     =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Lincoln Park Shopping Center (the Property) is located in Dallas, Texas. The Property consists of approximately 148,806 square feet of gross leasable area and was 97% occupied at December 31, 2003. The Property is leased to 13 tenants of which 4 tenants account for approximately 68% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. (IWRRETI) acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and become billable to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of approximately $19,000 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by approximately $141,000 for the year ended December 31, 2003.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from 5 to 25 years, in effect at December 31, 2003, are as follows:

                             Year                Total
                        -----------------------------------
                                 2004       $     3,342,000
                                 2005             3,299,000
                                 2006             3,203,000
                                 2007             3,207,000
                                 2008             3,005,000
                           Thereafter            19,704,000
                                            ---------------

                                            $    35,760,000
                                            ===============

Tenant reimbursements of operating expenses are included in operating expense and real estate tax recoveries in the accompanying Historical Summary.

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                           SHOPPES AT PROMINENCE POINT
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                      For the period from
                                                                                         March 1, 2004
                                                                                       (commencement of
                                                                                        oeprations) to
                                                                                         June 30, 2004
                                                                                     --------------------
Gross income:
  Base rental income                                                                 $            264,247
  Operating expense and real estate tax recoveries                                                 35,817
                                                                                     --------------------

Total gross income                                                                                300,064
                                                                                     --------------------

Direct operating expenses:
  Operating expenses                                                                                9,259
  Real estate taxes                                                                                32,055
  Insurance                                                                                         4,590
                                                                                     --------------------

Total direct operating expenses                                                                    45,904
                                                                                     --------------------

Excess of gross income over direct operating expenses                                $            254,160
                                                                                     ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SHOPPES AT PROMINENCE POINT
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes at Prominence Point to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                               LOW COUNTRY VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from February 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

                                                             For the period from
                                                               February 1, 2004
                                                               (commencement of
                                                                operations) to
                                                                June 30, 2004
                                                             -------------------
Gross income:
  Base rental income                                         $           301,293
  Operating expense and real estate tax recoveries                        49,137
                                                             -------------------

Total gross income                                                       350,430
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                       4,715
  Real estate taxes                                                       38,184
  Insurance                                                               21,110
                                                             -------------------

Total direct operating expenses                                           64,009
                                                             -------------------

Excess of gross income over direct operating expenses        $           286,421
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                               LOW COUNTRY VILLAGE
                 Notes to Historical Summary of Gross Income and
                            Direct Operating Expenses
        For the period from February 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Low Country Village to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from February 1, 2004 (commencement of operations) to June 30, 2004.

                                SHOPPES OF DALLAS
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

                                                             For the period from
                                                                March 1, 2004
                                                               (commencement of
                                                                operations) to
                                                                June 30, 2004
                                                             -------------------
Gross income:
  Base rental income                                         $           195,042
  Operating expense and real estate tax recoveries                        23,198
                                                             -------------------

Total gross income                                                       218,240
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      11,199
  Real estate taxes                                                        3,781
  Insurance                                                                4,014
                                                             -------------------

Total direct operating expenses                                           18,994
                                                             -------------------

Excess of gross income over direct operating expenses        $           199,246
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                                SHOPPES OF DALLAS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes of Dallas to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                            DORMAN CENTRE - PHASE II
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 15, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

                                                             For the period from
                                                                March 15, 2004
                                                               (commencement of
                                                                operations) to
                                                                June 30, 2004
                                                             -------------------
Gross income:
  Base rental income                                         $            78,177
  Operating expense and real estate tax recoveries                        13,140
                                                             -------------------

Total gross income                                                        91,317
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                       4,518
  Real estate taxes                                                       29,016
  Insurance                                                                1,403
                                                             -------------------

Total direct operating expenses                                           34,937
                                                             -------------------

Excess of gross income over direct operating expenses        $            56,380
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                            DORMAN CENTER - PHASE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 15, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Dorman Center - Phase II to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 15, 2004 (commencement of operations) to June 30, 2004.

                           VILLAGE SHOPPES AT SIMONTON
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

                                                             For the period from
                                                                 May 1, 2004
                                                              (commencement of
                                                               operations) to
                                                                June 30, 2004
                                                             -------------------
Gross income:
  Base rental income                                         $            65,553
  Operating expense and real estate tax recoveries                        18,393
                                                             -------------------

Total gross income                                                        83,946
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                       4,240
  Real estate taxes                                                       17,348
  Insurance                                                                3,875
                                                             -------------------

Total direct operating expenses                                           25,463
                                                             -------------------

Excess of gross income over direct operating expenses        $            58,483
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                           VILLAGE SHOPPES AT SIMONTON
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 1, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Village Shoppes at Simonton to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from May 1, 2004 (commencement of operations) to June 30, 2004.

                              HARVEST TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                  For the year ended December 31, 2003 and the
                   six months ended June 30, 2004 (unaudited)

                                                                      For the six months
                                                                             ended         For the year ended
                                                                         June 30, 2004      December 31, 2003
                                                                      ---------------------------------------
Gross income:
  Base rental income                                                  $          348,503              655,423
  Operating expense and real estate tax recoveries                                49,445               90,044
                                                                      ---------------------------------------

Total gross income                                                               397,948              745,467
                                                                      ---------------------------------------

Direct operating expenses:
  Operating expenses                                                              22,463               43,617
  Real estate taxes                                                               25,957               45,585
  Insurance                                                                        5,311               10,312
                                                                      ---------------------------------------

Total direct operating expenses                                                   53,731               99,514
                                                                      ---------------------------------------

Excess of gross income over direct operating expenses                 $          344,217              645,953
                                                                      =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              HARVEST TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
                 the six months ended June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Harvest Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

                            BED, BATH & BEYOND PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 3, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

                                                             For the period from
                                                                March 3, 2004
                                                              (commencement of
                                                               operations) to
                                                                June 30, 2004
                                                             -------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                         $           378,432
  Operating expense and real estate tax recoveries                        45,399
                                                             -------------------

Total gross income                                                       423,831
                                                             -------------------

Direct operating expenses:
  Operating expenses                                                      74,921
  Real estate taxes                                                       52,800
  Insurance                                                                  213
                                                             -------------------

Total direct operating expenses                                          127,934
                                                             -------------------

Excess of gross income over direct operating expenses        $           295,897
                                                             ===================

See accompanying notes to historical summary of gross income and direct operating expense.

                            BED, BATH & BEYOND PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from March 3, 2004 (commencement of operations)
                          to June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Bed, Bath & Beyond Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations during 2003.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 3, 2004 (commencement of operations) to June 30, 2004.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Azalea Square ("the Property") for the period from July 4, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Azalea Square for the period from July 4, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

                                  AZALEA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 4, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                            FOR THE PERIOD
                                                                                           FROM JULY 4, 2003
                                                                                             (COMMENCEMENT
                                                                     FOR THE NINE MONTHS   OF OPERATIONS) TO
                                                                            ENDED             DECEMBER 31,
                                                                     SEPTEMBER 30, 2004           2003
                                                                     -------------------   ------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                               $         1,410,022   $          488,517
    Operating expense and real estate tax recoveries                             392,542              139,567
                                                                     -------------------   ------------------

             Total gross income                                                1,802,564              628,084
                                                                     -------------------   ------------------

Direct operating expenses:
    Operating expenses                                                           157,724               68,236
    Insurance                                                                     21,416                7,056
    Real estate taxes                                                            251,487               76,149
                                                                     -------------------   ------------------

             Total direct operating expenses                                     430,627              151,441
                                                                     -------------------   ------------------

             Excess of gross income over direct operating expenses   $         1,371,937   $          476,643
                                                                     ===================   ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                  AZALEA SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 4, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Azalea Square ("the Property") is located in Charleston (Summerville), South Carolina. The Property consists of approximately 117,135 square feet of gross leasable area. The Property is leased to 19 tenants and is approximately 98% occupied as of December 31, 2003. Of those tenants, four tenants account for approximately 76% of base rental revenue for the period from July 4, 2003 (commencement of operations) to December 31, 2003. On October 19, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Azalea Square was under construction during 2003 and commenced operations July 4, 2003, with construction complete of 117,135 square feet of gross leasable area as of December 31, 2003. An additional 64,000 square feet remained under construction as of December 31, 2003.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from July 4, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $63,279 for the period from July 4, 2003 (commencement of operations) to December 31, 2003.

                                  AZALEA SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from July 4, 2003 (commencement of operations)
                 to December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five years to 20 years, as of December 31 2003, are as follows:

                            YEAR
                            ----
                               2004         $      1,911,620
                               2005                2,346,448
                               2006                2,386,455
                               2007                2,392,650
                               2008                2,328,321
                         Thereafter               10,984,144
                                            ----------------

                                            $     22,349,638
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Combined Historical Summary) of the Properties Acquired from Bayer Properties, Inc. for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Bayer Properties, Inc. for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

               THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
    Combined Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                            FOR THE              FOR THE
                                                                       NINE MONTHS ENDED       YEAR ENDED
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ------------------   ------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $        1,189,106   $          535,643
    Operating expense and real estate tax recoveries                             181,747              114,359
                                                                      ------------------   ------------------

             Total gross income                                                1,370,853              650,002
                                                                      ------------------   ------------------

Direct operating expenses:
    Operating expenses                                                           140,047              116,766
    Real estate taxes                                                             67,620               21,499
    Ground rent expense                                                          102,238               91,638
    Insurance                                                                     17,047               10,749
                                                                      ------------------   ------------------

             Total direct operating expenses                                     326,952              240,652
                                                                      ------------------   ------------------

             Excess of gross income over direct operating expenses    $        1,043,901   $          409,350
                                                                      ==================   ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

               THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
            For the year ended December 31, 2003 and the nine months
                      ended September 30, 2004 (unaudited)

(1)     BUSINESS

        The Properties acquired from Bayer Properties, Inc. consist of:

                                     Gross Leasable                             Occupancy At December 31,
               Name                       Area                 Location                   2003
               ----                -------------------    -------------------   -------------------------
        Edgemont Town Center             71,660            Homewood, Alabama              82%

        University Town Center           28,450           Tuscaloosa, Alabama             79%

        Three tenants account for 36% of the Properties' base rental income for the year ended December 31, 2003.

        Edgemont Town Center's 71,660 square feet of gross leasable area was under construction and completed during 2003. An additional 6,000 square feet was under construction as of December 31, 2003. Real estate taxes are excluded in the Combined Historical Summary related to the portions of the Property under construction.

(2)     BASIS OF PRESENTATION

        The Combined Historical Summary of Gross Income and Direct Operating Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the properties were acquired from the same seller.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $18,860 for the year ended December 31, 2003.

               THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
            For the year ended December 31, 2003 and the nine months
                      ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from two to 20 years, as of December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      1,569,399
                               2005                1,837,792
                               2006                1,841,130
                               2007                1,803,439
                               2008                1,530,669
                         Thereafter               14,442,120
                                            ----------------

                                            $     23,024,549
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

        University Town Center is subject to two ground leases. One of which is a ground lease with semi-annual payments of $25,000, payable to an unaffiliated third party. This ground lease was subject to abatement periods and terminates in 2039. The other ground lease requires semi-annual payments, payable to an unaffiliated third party, of $ 37,478 until December 31, 2022, $50,492 until December 31, 2027, $51,273 until December 31, 2032, $52,054 until December 31, 2037, and $52,834 until the termination date. This ground lease is subject to abatement periods and terminates in 2043.

        Although the ground leases provide for abatement periods or increases in minimum rent payments over the term of the leases, ground rent expense accrues on a straight-line basis. The related adjustment to ground rent increased ground rent expense by $41,368 for the year ended December 31, 2003.

        Minimum rents to be paid to the unaffiliated third parties under the ground leases in effect at December 31, 2003 are as follows:

                           YEAR
                           ----
                               2004         $         87,479
                               2005                  124,958
                               2006                  124,958
                               2007                  124,958
                               2008                  124,958
                         Thereafter                4,693,773
                                            ----------------

                                            $      5,281,084
                                            ================

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Denton Crossing ("the Property") for the period from August 11, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Denton Crossing for the period from August 11, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

                                 DENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period from August 11, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE PERIOD FROM
                                                                                             AUGUST 11, 2003
                                                                      FOR THE NINE MONTHS   (COMMENCEMENT OF
                                                                             ENDED           OPERATIONS) TO
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      -------------------  -------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $         2,446,572  $           915,298
    Operating expense and real estate tax recoveries                              513,330              163,250
    Other Income                                                                       --                2,413
                                                                      -------------------  -------------------

             Total gross income                                                 2,959,902            1,080,961
                                                                      -------------------  -------------------

Direct operating expenses:
    Operating expenses                                                            240,720               59,360
    Real estate taxes                                                             259,517               84,049
    Insurance                                                                      52,193               31,896
                                                                      -------------------  -------------------

             Total direct operating expenses                                      552,430              175,305
                                                                      -------------------  -------------------

             Excess of gross income over direct operating expenses    $         2,407,472  $           905,656
                                                                      ===================  ===================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 DENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from August 11, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Denton Crossing ("the Property") is located in Denton, Texas. The Property consists of approximately 259,470 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to 24 tenants of which four tenants accounts for approximately 50% of base rental revenue for the period from August 11, 2003 (commencement of operations) to December 31, 2003. On October 18, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

        Denton Crossing had 259,470 square feet that was under construction and completed during 2003. The remaining portion of the Properties' gross leasable area (representing approximately 70,000 square feet) was under construction as of December 31, 2003. Real estate taxes are excluded in the Historical Summary related to the portions of the Properties under construction.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the period from August 11, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $595,495 for the period from August 11, 2003 (commencement of operations) to December 31, 2003.

                                 DENTON CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from August 11, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 10 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      2,937,465
                               2005                3,203,931
                               2006                3,203,931
                               2007                3,203,931
                               2008                3,197,065
                         Thereafter               12,348,490
                                            ----------------

                                            $     28,094,813
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Combined Historical Summary) of the Properties Acquired from Donahue Schriber for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Donahue Schriber for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 9, 2004

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
    Combined Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                            FOR THE              FOR THE
                                                                       NINE MONTHS ENDED       YEAR ENDED
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ------------------   ------------------
                                                                          (unaudited)
Base rental income                                                    $        1,933,199   $        2,362,490
Operating expense and real estate tax recoveries                                 568,561              714,524
Other Income                                                                          --              140,503
                                                                      ------------------   ------------------

             Total gross income                                                2,501,760            3,217,517
                                                                      ------------------   ------------------

Operating expenses                                                               325,646              451,756
Real estate taxes                                                                266,619              304,012
Insurance                                                                         50,545               51,242
                                                                      ------------------   ------------------

             Total direct operating expenses                                     642,810              807,010
                                                                      ------------------   ------------------

             Excess of gross income over direct operating expenses    $        1,858,950   $        2,410,507
                                                                      ==================   ==================

See accompanying notes to combined historical summary of gross income and direct operating expenses.

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses
            For the year ended December 31, 2003 and the nine months
                      ended September 30, 2004 (unaudited)

(1)     BUSINESS

        The Properties acquired from Donahue Schriber consist of:

                                    Gross Leasable                               Occupancy At December 31,
               Name                      Area                  Location                    2003
               ----               -------------------   -----------------------  -------------------------
        Plaza at Riverlakes             102,836         Bakersfield, California            93%

        Placentia Town Center           110,962          Placentia, California             89%

        Five tenants account for 52% of the Properties' base rental income for the year ended December 31, 2003.

        Plaza at Riverlakes had 17,160 of square feet that was under construction and completed during 2003. Real estate taxes are excluded in the Combined Historical Summary related to the portions of the Property under construction.

(2)     BASIS OF PRESENTATION

        The Combined Historical Summary of Gross Income and Direct Operating Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Historical Summary is presented on a combined basis since the properties were acquired from the same seller.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $122,128 was earned for the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $80,433 for the year ended December 31, 2003.

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
            For the year ended December 31, 2003 and the nine months
                      ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from one to 30 years, as of December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      2,532,357
                               2005                2,594,314
                               2006                2,212,058
                               2007                2,018,686
                               2008                1,844,145
                         Thereafter               13,463,957
                                            ----------------

                                            $     24,665,517
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gurnee Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gurnee Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

                               GURNEE TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                            FOR THE              FOR THE
                                                                       NINE MONTHS ENDED       YEAR ENDED
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ------------------   ------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $        2,335,149   $        2,974,963
    Operating expense and real estate tax recoveries                             512,624              602,648
                                                                      ------------------   ------------------

             Total gross income                                                2,847,773            3,577,611
                                                                      ------------------   ------------------

Direct operating expenses:
    Operating expenses                                                           156,716              210,453
    Real estate taxes                                                            368,762              413,650
    Insurance                                                                     37,150               45,696
                                                                      ------------------   ------------------

             Total direct operating expenses                                     562,628              669,799
                                                                      ------------------   ------------------

             Excess of gross income over direct operating expenses    $        2,285,145   $        2,907,812
                                                                      ==================   ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                               GURNEE TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

(1)     BUSINESS

        Gurnee Town Center ("the Property") is located in Gurnee, IL. The Property consists of approximately 179,840 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to a total of twenty-seven tenants, of which five tenants account for approximately 55% of base rental revenue for the year ended December 31, 2003. On October 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $49,806 for the year ended December 31, 2003.

                               GURNEE TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from two and a half years to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      3,024,647
                               2005                3,031,410
                               2006                2,347,157
                               2007                2,073,736
                               2008                2,016,451
                         Thereafter               10,205,810
                                            ----------------

                                            $     22,699,211
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Winchester Commons ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Winchester Commons for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
November 3, 2004

                               WINCHESTER COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

                                                                            FOR THE              FOR THE
                                                                       NINE MONTHS ENDED       YEAR ENDED
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ------------------   ------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $          793,963   $        1,033,025
    Operating expense and real estate tax recoveries                             279,045              389,938
                                                                      ------------------   ------------------

             Total gross income                                                1,073,008            1,422,963
                                                                      ------------------   ------------------

Direct operating expenses:
    Operating expenses                                                            85,206              113,004
    Real estate taxes                                                            204,490              276,156
    Insurance                                                                      7,988               10,270
                                                                      ------------------   ------------------

             Total direct operating expenses                                     297,684              399,430
                                                                      ------------------   ------------------

             Excess of gross income over direct operating expenses    $          775,324   $        1,023,533
                                                                      ==================   ==================

See accompanying notes to historical summary of gross income and direct operating expenses.

                               WINCHESTER COMMONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
            For the year ended December 31, 2003 and the nine months
                      ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Winchester Commons ("the Property") is located in Memphis, Tennessee. The Property consists of approximately 93,024 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to 16 tenants, of which one tenant accounts for 47% of base rental revenue for the year ended December 31, 2003. On November 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $5,784 for the year ended December 31, 2003.

                               WINCHESTER COMMONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from one to 16 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      1,008,019
                               2005                  946,941
                               2006                  870,713
                               2007                  765,269
                               2008                  744,965
                         Thereafter                5,197,703
                                            ----------------

                                            $      9,533,610
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mansfield Towne Crossing ("the Property") for the period from July 23, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mansfield Towne Crossing for the period from July 23, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMGLLP

Chicago, Illinois
December 8, 2004

                            MANSFIELD TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                             FOR THE PERIOD
                                                                                                  FROM
                                                                                              JULY 23, 2003
                                                                            FOR THE         (COMMENCEMENT OF
                                                                       NINE MONTHS ENDED     OPERATIONS) TO
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ---------------------------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $          462,693   $          124,647
    Operating expense and real estate tax recoveries                             158,753               59,451
                                                                      ---------------------------------------

             Total gross income                                                  621,446              184,098
                                                                      ---------------------------------------

Direct operating expenses:
    Operating expenses                                                           108,480               58,335
    Insurance                                                                      5,521                2,141
    Real estate taxes                                                            125,868               42,595
                                                                      ---------------------------------------

             Total direct operating expenses                                     239,869              103,071
                                                                      ---------------------------------------

             Excess of gross income over direct operating expenses    $          381,577   $           81,027
                                                                      =======================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                            MANSFIELD TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Mansfield Towne Crossing ("the Property") is located in Mansfield, Texas. The Property consists of approximately 111,898 square feet of gross leasable area and was approximately 27% occupied at December 31, 2003. The Property is leased to 20 tenants of whom six tenants occupied the area in 2003. One tenant represented approximately 59% of base rental revenue for the period from July 23, 2003 (commencement of operations) to December 31, 2003. On November 3, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Mansfield Towne Crossing was under construction during 2003 and commenced operations July 23, 2003.

 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. No contingent rent was earned during the period from July 23, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $9,080 for the period from July 23, 2003 (commencement of operations) to December 31, 2003.

                            MANSFIELD TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five years to 15 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $        579,467
                               2005                  921,979
                               2006                  921,979
                               2007                  921,979
                               2008                  882,805
                         Thereafter                5,205,573
                                            ----------------

                                            $      9,433,782
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Fox Creek Village ("the Property") for the period from November 12, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fox Creek Village for period from November 12, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

                                FOX CREEK VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from November 12, 2003 (commencement of operations)
  to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE PERIOD FROM
                                                                                            NOVEMBER 12, 2003
                                                                      FOR THE NINE MONTHS   (COMMENCEMENT OF
                                                                             ENDED           OPERATIONS) TO
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                      ----------------------------------------
                                                                         (unaudited)
Gross income:
   Base rental income                                                 $          849,779   $            97,333
   Operating expense and real estate tax recoveries                              216,707                10,994
                                                                      ----------------------------------------

            Total gross income                                                 1,066,486               108,327
                                                                      ----------------------------------------

Direct operating expenses:
   Operating expenses                                                             94,833                14,247
   Real estate taxes                                                             163,170                 3,025
   Insurance                                                                       5,168                    --
                                                                      ----------------------------------------

            Total direct operating expenses                                      263,171                17,272
                                                                      ----------------------------------------

            Excess of gross income over direct operating expenses     $          803,315   $            91,055
                                                                      ========================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                FOX CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from November 12, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Fox Creek Village ("the Property") is located in Longmont, Colorado. The Property consists of approximately 139,730 square feet of gross leasable area of which approximately 39,600 represents square footage of gross leasable are available for ground leases. The Property was approximately 66% occupied at December 31, 2003. The Property is leased to two tenants that account for 100% of base rental revenue for period from November 12, 2003 (commencement of operations) to December 31, 2003. On November 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. No contingent rent was earned during the period from November 12, 2003 (commencement of operations) to December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with terms extending through November 12, 2018. Total ground lease income was $2,717 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

                                FOX CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from November 12, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $        988,109
                               2005                1,051,949
                               2006                1,056,498
                               2007                1,061,046
                               2008                1,065,595
                         Thereafter               11,020,462
                                            ----------------

                                            $     16,243,659
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary. No insurance expense was recorded for the period from November 12, 2003 (commencement of operations) to December 31, 2003 as the tenants that occupied the space during this period incurred and paid their own insurance.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gateway Pavilions ("the Property") for the period from February 15, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Pavilions for the period from February 15, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 9, 2004

                                GATEWAY PAVILIONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE PERIOD FROM
                                                                                            FEBRUARY 15, 2003
                                                                     FOR THE NINE MONTHS    (COMMENCEMENT OF
                                                                            ENDED            OPERATIONS) TO
                                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                     -------------------   -------------------
                                                                          (unaudited)
Gross income:
   Base rental income                                                $         2,317,394   $         1,059,788
   Operating expense and real estate tax recoveries                              507,792               179,363
                                                                     -------------------   -------------------

             Total gross income                                                2,825,186             1,239,151
                                                                     -------------------   -------------------

Direct operating expenses:
   Operating expenses                                                            300,936               256,310
   Real estate taxes                                                             303,496                38,083
   Insurance                                                                      45,673                57,784
                                                                     -------------------   -------------------

             Total direct operating expenses                                     650,105               352,177
                                                                     -------------------   -------------------

             Excess of gross income over direct operating expenses   $         2,175,081   $           886,974
                                                                     ===================   ===================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                GATEWAY PAVILIONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Gateway Pavilions ("the Property") is located in Avondale, Arizona, which when completed will consist of approximately 318,410 square feet of gross leasable area. The Property consists of approximately 197,512 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to 22 tenants of which 5 tenants account for approximately 38% of base rental revenue for the period from February 15, 2003 (commencement of operations) to December 31, 2003. On December 7, 2004 Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Gateway Pavilions' 197,512 square feet of gross leasable area was under construction and completed during 2003. The remaining portion of the Property's gross leasable area (representing 104,278 square feet) was under construction as of December 31, 2003. Real estate taxes are excluded in the Historical Summary related to the portion of the Property under construction.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with a term extending until October 1, 2023. Total ground lease income was $19,335 and is included in base rental income in the accompanying Historical Summary for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $50,513 for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

                                GATEWAY PAVILIONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from one to 15 years, in effect at December 31, 2003, are as follows:

                           YEAR
                           ----
                               2004         $      2,914,743
                               2005                3,275,666
                               2006                3,292,521
                               2007                3,311,622
                               2008                3,100,049
                         Thereafter               19,399,071
                                            ----------------

                                            $     35,293,672
                                            ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northwoods Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northwoods Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
November 26, 2004

                                NORTHWOODS CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited).

                                                                           FOR THE              FOR THE
                                                                      NINE MONTHS ENDED        YEAR ENDED
                                                                      SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                      ---------------------------------------
                                                                          (unaudited)
Gross income:
    Base rental income                                                $          904,767   $          839,905
    Operating expense and real estate tax recoveries                             166,042              123,888
                                                                      ---------------------------------------

             Total gross income                                                1,070,809              963,793
                                                                      ---------------------------------------

Direct operating expenses:
    Operating expenses                                                            66,253               73,410
    Real estate taxes                                                            110,615               60,745
                                                                      ---------------------------------------

             Total direct operating expenses                                     176,868              134,155
                                                                      ---------------------------------------

             Excess of gross income over direct operating expenses    $          893,941   $          829,638
                                                                      =======================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                NORTHWOODS CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Northwoods Center ("the Property") is located in Wesley Chapel, Florida. The Property consists of approximately 95,994 square feet of gross leasable area of which approximately 70,647 square feet of gross leasable area was available and occupied at December 31, 2003. The Property is leased to 25 tenants, of which two tenants account for approximately 44% of base rental revenue for the year ended December 31, 2003. On December 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $81,206 for year ended December 31, 2003.

                                NORTHWOODS CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four years to 20 years, as of December 31, 2003, are as follows:

                              YEAR
                              ----
                                 2004       $     1,104,172
                                 2005             1,405,893
                                 2006             1,438,591
                                 2007             1,446,935
                                 2008             1,388,421
                           Thereafter             5,189,216
                                            ---------------

                                            $    11,973,228
                                            ===============

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, insurance and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Oswego Commons ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Oswego Commons for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 8, 2004

                                 OSWEGO COMMONS

                  Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE            FOR THE
                                                                                      NINE MONTHS ENDED      YEAR ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     ------------------   -----------------
                                                                                        (unaudited)
Base rental income                                                                   $        2,013,952   $       1,943,882
Operating expense and real estate tax recoveries                                                654,718             607,134
                                                                                     ------------------   -----------------

            Total gross income                                                                2,668,670           2,551,016
                                                                                     ------------------   -----------------

Operating expenses                                                                              350,629             327,556
Real estate taxes                                                                               307,644             269,449
Insurance                                                                                        26,697              32,613
                                                                                     ------------------   -----------------

            Total direct operating expenses                                                     684,970             629,618
                                                                                     ------------------   -----------------

            Excess of gross income over direct operating expenses                    $        1,983,700   $       1,921,398
                                                                                     ==================   =================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 OSWEGO COMMONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Oswego Commons ("the Property") is located in Oswego, Illinois. The Property consists of approximately 186,451 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to a total of 18 tenants, of which two tenants account for approximately 60% of base rental revenue for the year ended December 31, 2003. On November 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. There was no contingent rent earned during the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $112,535 for the year ended December 31, 2003.

                                 OSWEGO COMMONS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to 18 years, in effect at December 31, 2003, are as follows:

                              YEAR
                              ----
                                 2004       $     2,526,561
                                 2005             2,561,597
                                 2006             2,571,681
                                 2007             2,558,120
                                 2008             2,445,179
                           Thereafter            18,967,101
                                            ---------------

                                            $    31,630,239
                                            ===============

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                LAKE MARY POINTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE             FOR THE
                                                                                      NINE MONTHS ENDED      YEAR ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     --------------------------------------
                                                                                        (unaudited)          (unaudited)

Gross income:
  Base rental income                                                                 $          402,077   $         567,542
  Operating expense and real estate tax recoveries                                               59,071             179,588
                                                                                     --------------------------------------

      Total gross income                                                                        461,148             747,130
                                                                                     --------------------------------------

Direct operating expenses:
  Operating expenses                                                                             52,066              74,065
  Real estate taxes                                                                              75,265              91,230
  Insurance                                                                                      10,560              12,800
                                                                                     --------------------------------------

      Total direct operating expenses                                                           137,891             178,095
                                                                                     --------------------------------------

      Excess of gross income over direct operating expenses                          $          323,257   $         569,035
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                LAKE MARY POINTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Lake Mary Pointe to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

                                  PUBLIX CENTER
                  Historical Summary of Gross Income and Direct
       Operating Expenses For the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)


                                                                                              FOR THE PERIOD FROM APRIL 18,
                                                                                                           2004
                                                                                              (COMMENCEMENT OF OPERATIONS)
                                                                                                  TO SEPTEMBER 30, 2004
                                                                                              -----------------------------
                                                                                                        (unaudited)
Gross income:
  Base rental income                                                                          $                     226,058
  Operating expense and real estate tax recoveries                                                                   33,458
                                                                                              -----------------------------
      Total gross income
                                                                                                                    259,516
                                                                                              -----------------------------

Direct operating expenses:
  Operating expenses                                                                                                 65,118
  Real estate taxes                                                                                                  64,650
  Insurance                                                                                                          25,970
                                                                                              -----------------------------

      Total direct operating expenses                                                                               155,738
                                                                                              -----------------------------

      Excess of gross income over direct operating expenses                                   $                     103,778
                                                                                              =============================

     See accompanying notes to historical summary of gross income and direct operating expenses.

                                  PUBLIX CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from April 18, 2004 (commencement of operations)
                        to September 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Publix Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from April 18, 2004 (commencement of operations) to September 30, 2004.

                                   FIVE FORKS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE             FOR THE
                                                                                      NINE MONTHS ENDED      YEAR ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     ------------------   -----------------
                                                                                        (unaudited)          (unaudited)
Gross income:
  Base rental income                                                                 $          493,104   $         633,672
  Operating expense and real estate tax recoveries                                               58,221              70,261
                                                                                     ------------------   -----------------

      Total gross income                                                                        551,325             703,933
                                                                                     ------------------   -----------------

Direct operating expenses:
  Operating expenses                                                                             41,158              53,780
  Real estate taxes                                                                              68,250              81,900
  Insurance                                                                                       7,307               8,768
                                                                                     ------------------   -----------------

      Total direct operating expenses                                                           116,715             144,448
                                                                                     ------------------   -----------------

      Excess of gross income over direct operating expenses                          $          434,610   $         559,485
                                                                                     ==================   =================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                   FIVE FORKS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Five Forks to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

                                 GATEWAY STATION
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 21, 2004 (commencement of operations)
                        to September 30, 2004 (unaudited)

                                                                                          FOR THE PERIOD FROM JUNE 21, 2004
                                                                                             (COMMENCEMENT OF OPERATIONS)
                                                                                                 TO SEPTEMBER 30, 2004
                                                                                          ---------------------------------
                                                                                                     (unaudited)
Gross income:
  Base rental income                                                                      $                          72,431
  Operating expense and real estate tax recoveries                                                                   16,167
                                                                                          ---------------------------------

      Total gross income                                                                                             88,598
                                                                                          ---------------------------------

Direct operating expenses:
  Operating expenses                                                                                                  5,665
  Real estate taxes                                                                                                  62,000
  Insurance                                                                                                           3,376
                                                                                          ---------------------------------

      Total direct operating expenses                                                                                71,041
                                                                                          ---------------------------------

      Excess of gross income over direct operating expenses                               $                          17,557
                                                                                          =================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 GATEWAY STATION
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 21, 2004 (commencement of operations)
                        to September 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Gateway Station to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from June 21, 2004 (commencement of operations) to September 30, 2004.

                             SHOPS AT FOREST COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

                                                                                           FOR THE             FOR THE
                                                                                      NINE MONTHS ENDED      YEAR ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     ------------------   -----------------
                                                                                        (unaudited)          (unaudited)
Gross income:
  Base rental income                                                                 $          386,076   $         405,451
  Operating expense and real estate tax recoveries                                              124,949             103,538
                                                                                     ------------------   -----------------

      Total gross income                                                                        511,025             508,989
                                                                                     ------------------   -----------------

Direct operating expenses:
  Operating expenses                                                                             76,399              67,720
  Real estate taxes                                                                              76,670              68,614
  Insurance                                                                                       3,562              10,672
                                                                                     ------------------   -----------------

      Total direct operating expenses                                                           156,631             147,006
                                                                                     ------------------   -----------------

      Excess of gross income over direct operating expenses                          $          354,394   $         361,983
                                                                                     ==================   =================

See accompanying notes to historical summary of gross income and direct operating expenses.

                             SHOPS AT FOREST COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shops at Forest Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Southlake Town Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southlake Town Square for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 7, 2004

                              SOUTHLAKE TOWN SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

                                                                                        FOR THE NINE
                                                                                           MONTHS            FOR THE YEAR
                                                                                            ENDED                ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     ------------------   ------------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $        7,384,989   $       9,017,634
  Operating expense and real estate tax recoveries                                            2,351,712           2,812,230
                                                                                     ------------------   -----------------

      Total gross income                                                                      9,736,701          11,829,864
                                                                                     ------------------   -----------------

Direct operating expenses:
  Operating expenses                                                                          1,071,140           1,483,675
  Real estate taxes                                                                           1,619,671           1,946,159
  Insurance                                                                                      75,909             100,029
                                                                                     ------------------   -----------------

      Total direct operating expenses                                                         2,766,720           3,529,863
                                                                                     ------------------   -----------------

      Excess of gross income over direct operating expenses                          $        6,969,981   $       8,300,001
                                                                                     ==================   =================

See accompanying notes to historical summary of gross income and direct operating expense.

                              SOUTHLAKE TOWN SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Southlake Town Square ("the Property") is located in Southlake, Texas. The Property consists of approximately 471,000 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. As of December 31, 2003 the Property is leased to 139 tenants. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") is expected to close on the acquisition of the Property from an unaffiliated third party on December 22, 2004.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $343,431 for the year ended December 31, 2003.

                              SOUTHLAKE TOWN SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 20 years, in effect as of December 31, 2003, are as follows:

                             YEAR
                        -----------------------------------
                              2004          $     9,649,153
                              2005                9,887,579
                              2006                9,186,648
                              2007                8,394,728
                              2008                7,599,776
                           Thereafter            15,943,145
                                            ---------------

                                            $    60,661,029
                                            ===============

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") of the Properties Acquired from Eastern Retail Holdings, L.P. for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Eastern Retail Holdings, L.P. for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 3, 2004

           THE PROPERTIES ACQUIRED FROM EASTERN RETAIL HOLDINGS, L.P. Combined Historical Summary of Gross Income and Direct Operating Expenses
                    For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

                                                                                       FOR THE NINE
                                                                                           MONTHS            FOR THE YEAR
                                                                                            ENDED                ENDED
                                                                                     SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                                     ------------------   ------------------
                                                                                         (unaudited)
Gross income:
  Base rental income                                                                 $        1,234,825   $       1,528,186
  Operating expense and real estate tax recoveries                                              195,977             282,757
                                                                                     ------------------   -----------------

      Total gross income                                                                      1,430,802           1,810,943
                                                                                     ------------------   -----------------

Direct operating expenses:
  Operating expenses                                                                             73,719             140,974
  Real estate taxes                                                                             120,266             157,811
  Insurance                                                                                      23,768              33,624
                                                                                     ------------------   -----------------

      Total direct operating expenses                                                           217,753             332,409
                                                                                     ------------------   -----------------

      Excess of gross income over direct operating expenses                          $        1,213,049   $       1,478,534
                                                                                     ==================   =================

See accompanying notes to combined historical summary of gross income and direct operating expense.

           THE PROPERTIES ACQUIRED FROM EASTERN RETAIL HOLDINGS, L.P.
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                Expenses For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        The Properties acquired from Eastern Retail Holdings, LP ("the Properties") consist of the following:


                               GROSS LEASABLE                                      OCCUPANCY AT DECEMBER 31,
                               --------------                                      -------------------------
               NAME                AREA                 LOCATION                            2003
               ----                ----                 --------                            ----
           Irmo Station           99,619           Irmo, South Carolina                      98%

        Evans Towne Centre        75,695              Evans, Georgia                         95%

        The Properties are leased to a total of 35 tenants, of which eight tenants account for approximately 74% of base rental revenue for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") is expected to close on the acquisition of the Property from an unaffiliated third party on December 23, 2004.

(2)     BASIS OF PRESENTATION

        The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the properties were acquired from the same seller.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $24,923 for the year ended December 31, 2003.

           THE PROPERTIES ACQUIRED FROM EASTERN RETAIL HOLDINGS, L.P.
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                Expenses For the year ended December 31, 2003 and
              the nine months ended September 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 20 years, in effect at December 31, 2003, are as follows:

                             YEAR
                        -----------------------------------
                              2004          $     1,547,749
                              2005                1,390,016
                              2006                1,195,315
                              2007                1,077,948
                              2008                  991,186
                           Thereafter             8,514,187
                                            ---------------

                                            $    14,716,401
                                            ===============

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

               The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our business manager/advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our business manager/advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

           Table I                   Experience in Raising and Investing Funds

           Table II                  Compensation to IREIC and Affiliates

           Table III                 Operating Results of Prior Programs

           Table IV                  Results of Completed Programs

           Table V                   Sales or Disposals of Properties

           Table VI                  Acquisition of Properties by Programs*

         Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

         Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

         The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                 (000's omitted)

         Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the business manager/advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.

                                                                                                Inland Retail
                                                                                                 Real Estate
                                                                                                 Trust, Inc.
                                                                                              ------------------
                                                                                                  1 Program
                                                                                              ------------------
Dollar amount offered (A)                                                                     $       2,500,000
Dollar amount raised (B)                                                                              2,223,010        100.00%
Less offering expenses:
  Syndication fees (C)                                                                                  194,194          8.74
  Other fees (D)                                                                                         20,861           .94
  Organizational fees                                                                                         -             -
Reserves (E)                                                                                             22,230          1.00
                                                                                              -------------------------------

Available for investment                                                                      $       1,985,725         89.32%
                                                                                              ===============================

Acquisition costs:
  Cash down payments                                                                          $       1,340,382
  Repayment of indebtedness                                                                             543,206
  Investment in securities                                                                                8,052
                                                                                              -----------------
    Total acquisition costs                                                                   $       1,891,640
                                                                                              =================

Percent leverage                                                                                                           53%
Date offerings commenced                                                                                               (F)
Length of offering                                                                                                     (F)
Months to invest 90% of amount available for investment (measured   from beginning of
offering)                                                                                                              (F)

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000's omitted)

         Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

         Some partnerships acquired their properties from affiliates of our business manager/advisor which had purchased such properties from unaffiliated third parties.

                                                                                                  Inland's            Inland
                                                         Inland Retail       Inland Real          Monthly            Monthly
                                                          Real Estate           Estate             Income             Income
                                                          Trust, Inc.        Corporation         Fund, L.P.       Fund II, L. P.
                                                        -------------------------------------------------------------------------
Date offering commenced                                         02/11/99           10/14/94           08/03/87           08/04/88
Dollar amount raised                                    $      2,223,010            686,602             30,000             25,324
                                                        =========================================================================

Total amounts paid to general partner or affiliates
 from proceeds of offerings:
  Selling commissions and underwriting fees                      194,194(C)          49,869(C)             273(B)             423(B)
  Other offering expenses (D)                                      2,762              2,350                116                230
  Acquisition cost and expense                                     1,725                925              2,550(E)           1,706(E)
                                                        =========================================================================

Dollar amount of cash available from operations
 before deducting payments to general partner or
 affiliates (F)                                                  264,442            217,142              4,522              3,505
                                                        =========================================================================

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                                    19,526                  0                 52                 49
  Advisor asset management fee                                    20,824                  0                  0                  0
  Accounting services                                                  0                  0                 52                 49
  Data processing service                                              0                  0                 25                 24
  Legal services                                                       0                  0                 15                 10
  Professional services                                              162                  0                  0                  0
  Mortgage servicing fees                                            495                  0                  0                  0
  Acquisition costs expensed                                         309                  0                  0                  0
  Other administrative services                                    3,303                  0                 69                 51

Dollar amount of property sales and refinancings
before payments to general partner and
affiliates (H):
  Cash                                                                 0             22,978                 34                  0
  Notes                                                                0                  0                  0                  0

Dollar amounts paid or payable to general partner or
affiliates from sales and refinancings (I):
  Sales commissions                                                    0                  0                  0                  0
  Participation in cash distributions                                  0                  0                  0                  0

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

         -    The components of taxable income (loss);
         -    Taxable income or loss from operations and property sales;
         - Cash available and source, before and after cash distributions to investors; and
         -    Tax and distribution data per $1,000 invested.

         Based on the following termination dates of the offerings, only IRRETI is included in Table III.

         -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988
         -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
         -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
         -    Inland Mortgage Investors Fund - II, L.P. - offering terminated in
              1988
         -    Inland Mortgage Investors Fund III, L.P. - offering terminated in
              1991
         -    Inland Real Estate Corporation - offering terminated in 1998

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                      INLAND RETAIL REAL ESTATE TRUST INC.

                                                     2003             2002             2001             2000             1999
                                                ----------------------------------------------------------------------------------
Gross revenues                                  $      317,828          116,011           37,755           22,124            6,030
Profit on sale of properties                                 0                0                0                0                0

Less:
  Operating expenses                                    78,568           27,614           10,178            6,279            1,872
  Interest expense                                      62,349           23,508            9,712            8,127            2,368
  Program expenses                                      22,069            7,998            1,219              905              369
  Depreciation & amortization                           85,006           29,395            8,653            4,752            1,253
                                                ----------------------------------------------------------------------------------

Net income (loss)-GAAP basis                    $       69,836           27,496            7,993            2,061              168
                                                ==================================================================================

Taxable income (loss) (A):                                   0                0                0                0                0
                                                ==================================================================================

Cash available (deficiency) from
  operations (B)                                       147,403           55,250           17,170            5,366            2,538
Cash available from sales (C)                              828                0                0                0                0
                                                ----------------------------------------------------------------------------------
Total cash available before distributions
and special items                                      148,231           55,250           17,170            5,366            2,538

Less distributions to investors:
  From operations                                      152,888           52,156           15,963            6,099            1,065
  From sales and refinancings                                0                0                0                0                0
                                                ----------------------------------------------------------------------------------

Cash available after distributions before
special items                                           (4,657)           3,094            1,207             (733)           1,473

Special items:                                               0                0                0                0                0
                                                ----------------------------------------------------------------------------------
Cash available after distributions and
special items                                   $       (4,657)           3,094            1,207             (733)           1,473
                                                ==================================================================================

Tax data per $1,000 invested (A):                            0                0                0                0                0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                      .83              .83              .81              .77              .72
  Source (on cash basis):
    Sales                                                    0                0                0                0                0
    Operations (D)                                         .83              .83              .81              .77              .72

Percent of properties remaining unsold                     100%
                                                ==============

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                      Inland Retail Real Estate Trust Inc.

                                 (000's omitted)

                                                  2003             2002             2001             2000             1999
                                             ----------------------------------------------------------------------------------
Net cash provided by operating activities
 per the Form 10-K annual report             $      149,081           55,594           17,427            5,604            2,648
Principal payments on long-term debt                 (1,678)            (344)            (257)            (238)            (110)
                                             ----------------------------------------------------------------------------------

                                             $      147,403           55,250           17,170            5,366            2,538
                                             ==================================================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                      Inland Retail Real Estate Trust, Inc.

                                                  2003             2002             2001             2000             1999
                                             ----------------------------------------------------------------------------------
% of Distribution representing:
  Ordinary income                                     60.85            62.65            60.49            54.55            22.23
  Return of Capital                                   39.15            37.35            39.51            45.45            77.77
                                             ----------------------------------------------------------------------------------

                                                     100.00           100.00           100.00           100.00           100.00
                                             ==================================================================================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

         Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our business manager/advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.

                                                                         Inland Mortgage
                 Program Name                                         Investors Fund, L.P.
                 ---------------------------------------------------------------------------
                 Dollar amount raised                                               10,065
                 Number of properties/loans purchased                                   15
                 Date of closing of offering                                         02/87
                 Date of first sale of property                                      12/88
                 Date of final sale of property                                      03/99

                 Tax and distribution data per $1,000 invested (A):
                  Federal income tax results:
                     Ordinary income (loss):
                       Operations                                                      547
                       Recapture                                                         0

                     Capital Gain                                                       30

                     Deferred Gain:
                       Capital                                                           0
                       Ordinary                                                          0

                     Cash distributions to investors (cash basis):

                     Source (on GAAP basis)
                       Investment income                                               624
                       Return of capital                                               745

                     Source (on cash basis)
                       Sales                                                           745
                       Operations                                                      624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

         Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our business manager/advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

         - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

         -    Cash invested in properties;

         -    Cash flow (deficiency) generated by the property;

         -    Taxable gain (ordinary and total); and

         -    Terms of notes received at sale.

         [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                      SALES OR DISPOSALS OF PROPERTIES (A)

                                 (000'S OMITTED)

                                                                       Cash           Selling
                                                                     Received,      Commissions
                                                                      net of          Paid or
                                   Date            Date of            Closing       Payable to
                                 Acquired           Sale             Costs(B)         Inland
-----------------------------------------------------------------------------------------------
IREC - Lincoln Park Place        01/24/97         04/17/01              1,314                 0
IREC - Antioch Plaza             12/95            03/28/02                943                 0
IREC - Shorecrest Plaza          07/97            06/12/02              3,107                 0
IREC - Popeye's                  06/97            04/08/03                343                 0
IREC - Summit of Park Ridge      12/96            12/24/03              3,578                 0
IREC - Eagle Country Market      11/97            12/24/03              5,182                 0
IREC - Eagle Ridge Center        04/99            12/30/03              3,185                 0

                                                                    Adjust.
                                                   Secured         Resulting
                                 Mortgage           Notes            from                 Net
                                 at Time          Received        Application           Selling
                                 of Sale           at Sale          of GAAP              Price
-----------------------------------------------------------------------------------------------
IREC - Lincoln Park Place           1,050                0                  0             2,364
IREC - Antioch Plaza                  875                0                  0             1,818
IREC - Shorecrest Plaza             2,978                0                  0             6,085
IREC - Popeye's                         0                0                  0               343
IREC - Summit of Park Ridge         1,600                0                  0             5,178
IREC - Eagle Country Market         1,450                0                  0             6,632
IREC - Eagle Ridge Center           3,000                0                  0             6,185



                                                Partnership
                                 Original         Capital
                                 Mortgage        Invested
                                 Financing          (C)                 Total
-----------------------------------------------------------------------------
IREC - Lincoln Park Place               0             1,897             1,897
IREC - Antioch Plaza                  875               753             1,628
IREC - Shorecrest Plaza             2,978             2,947             5,925
IREC - Popeye's                         0               346               346
IREC - Summit of Park Ridge             0             5,181             5,181
IREC - Eagle Country Market             0             6,635             6,635
IREC - Eagle Ridge Center               0             6,187             6,187

                                 Excess (deficiency)
                                     of property         Amount of
                                   operating cash        subsidies
                                 receipts over cash     included in      Total Taxable
                                    expenditures       operating cash      Gain (loss)      Ordinary Income        Capital
                                         (D)             receipts          from Sale            from Sale        Gain (loss)
----------------------------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place                        218                0              467                    0              467
IREC - Antioch Plaza                             130                0                0(E)                 0                0
IREC - Shorecrest Plaza                        1,556                0                0(E)                 0                0
IREC - Popeye's                                  241                0                3                    0                3
IREC - Summit of Park Ridge                    1,399                0                0(E)                 0                0
IREC - Eagle Country Market                    1,290                0                0(E)                 0                0
IREC - Eagle Ridge Center                      1,441                0                0(E)                 0                0

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE VI

                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)

                (000's omitted, except for Square Feet or Acres)

         Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                       25,692                   04/01                   3,304                 -
Eckerd Drug Store, Chattanooga, TN                         10,908                   05/02                   2,367                 -
Michael's, Coon Rapids, MN                                 24,317                   07/02                   2,808                 -
Deer Trace, Kohler, WI                                    149,881                   07/02                  13,281                 -
Disney, Celebration, FL                                   166,131                   07/02                  27,281            13,600
Townes Crossing, Oswego, IL                               105,989                   08/02                  12,043                 -
Park Square, Brooklyn Park, MN                            137,116                   08/02                   9,873             5,850
Forest Lake Marketplace, Forest Lake, MN                   93,853                   09/02                  11,856                 -
Naper West Ph II, Naperville, IL                           50,000                   10/02                   3,116                 -
Walgreens, Jennings, MO                                    15,120                   10/02                   2,706                 -
Four Flaggs Annex, Niles, IL                               21,790                   11/02                   3,289                 -
Four Flaggs, Niles, IL                                    306,479                   11/02                  21,298            12,510
Brunswick Market Center, Brunswick, OH                    119,540                   12/02                  13,458                 -
Medina Marketplace, Medina, OH                             72,781                   12/02                   9,511                 -
Shakopee Valley, Shakopee, MN                             146,436                   12/02                  14,700                 -
Shops at Orchard Place, Skokie, IL                        164,542                   12/02                  42,752                 -
Cub Foods, Hutchinson, MN                                  60,208                   01/03                   5,388                 -
Mankato Heights, Mankato, MN                              129,410                   04/03                  15,102                 -
Caton Crossing, Plainfield, IL                             83,792                   06/03                  11,165                 -
Village Ten, Coon Rapids, MN                              211,568                   08/03                  15,104                 -
Rochester Marketplace, Rochester, MN                       69,914                   09/03                   9,371                 -
University Crossing, Mishawaka, IN                        136,422                   10/03                  14,913                 -

Total for Inland Real Estate Corporation                2,301,889                             $           264,686    $       31,960
                                                =================                             ===================    ==============

                                                                           OTHER CASH
                                                     CASH DOWN            EXPENDITURES         TOTAL ACQUISITION
PROPERTY                                              PAYMENT            CAPITALIZED (A)             COST(B)
-----------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                        3,304                      0                   3,304
Eckerd Drug Store, Chattanooga, TN                          2,367                      2                   2,369
Michael's, Coon Rapids, MN                                  2,808                      0                   2,808
Deer Trace, Kohler, WI                                     13,281                      0                  13,281
Disney, Celebration, FL                                    13,681                      0                  27,281
Townes Crossing, Oswego, IL                                12,043                    319                  12,362
Park Square, Brooklyn Park, MN                              4,023                    160                  10,033
Forest Lake Marketplace, Forest Lake, MN                   11,856                    (41)                 11,815
Naper West Ph II, Naperville, IL                            3,116                  1,298                   4,414
Walgreens, Jennings, MO                                     2,706                      6                   2,712
Four Flaggs Annex, Niles, IL                                3,289                      6                   3,295
Four Flaggs, Niles, IL                                      8,788                  2,645                  23,943
Brunswick Market Center, Brunswick, OH                     13,458                    247                  13,705
Medina Marketplace, Medina, OH                              9,511                      4                   9,515
Shakopee Valley, Shakopee, MN                              14,700                     12                  14,712
Shops at Orchard Place, Skokie, IL                         42,752                   (129)                 42,623
Cub Foods, Hutchinson, MN                                   5,388                      7                   5,395
Mankato Heights, Mankato, MN                               15,102                    (12)                 15,090
Caton Crossing, Plainfield, IL                             11,165                      7                  11,172
Village Ten, Coon Rapids, MN                               15,104                      0                  15,104
Rochester Marketplace, Rochester, MN                        9,371                     (7)                  9,364
University Crossing, Mishawaka, IN                         14,913                     20                  14,933

Total for Inland Real Estate Corporation        $         232,726      $            4,544     $           269,230
                                                =================      ==================     ===================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:
Columbia Promenade, Kissimmee, FL                          65,870                   01/01                   7,440                 -
K-Mart, Macon, GA                                         102,098                   02/01                   9,031                 -
Lowe's Home Improvement Center, Warner
 Robbins, GA                                              131,575                   02/01                   9,431                 -
West Oaks, Ocoee, FL                                       66,539                   03/01                  11,221                 -
PETsMART - Chattanooga, Chattanooga, TN                    26,040                   04/01                   3,103                 -
PETsMART - Daytona Beach, Daytona
 Beach, FL                                                 26,194                   04/01                   3,238                 -
PETsMART - Fredricksburg,
 Fredricksburg, VA                                         26,067                   04/01                   3,410                 -
Sand Lake Corners, Orlando, FL                            189,741                   05/01                  22,256                 -
Jo-Ann Fabrics, Alpharetta, GA                             44,418                   06/01                   4,911                 -
Woodstock Square, Atlanta, GA                             218,819                   06/01                  27,596                 -
Chickasaw Trails Shopping Center,
 Orlando, FL                                               75,492                   08/01                   8,631                 -
Just for Feet - Daytona, Daytona
 Beach, FL                                                 22,255                   08/01                   3,901                 -
Skyview Plaza, Orlando, FL                                281,247                   09/01                  21,332                 -
Aberdeen Square, Boynton Beach, FL                         70,555                   10/01                   6,717                 -
Anderson Central, Anderson, SC                            223,211                   11/01                  15,863            11,000
Brandon Blvd. Shoppes, Brandon, FL                         85,377                   11/01                   9,482                 -
Creekwood Crossing, Bradenton, FL                         227,052                   11/01                  23,616                 -
Eckerd Drug Store - Greenville,
 Greenville, SC                                            10,908                   11/01                   2,828                 -
Abernathy Square, Atlanta, GA                             131,649                   12/01                  24,131                 -
Citrus Hills, Citrus Hills, FL                             68,927                   12/01                   6,027                 -
Douglasville Pavilion, Douglasville, GA                   267,764                   12/01                  27,377            20,000
Eckerd Drug Store - Spartanburg,
 Spartanburg, SC                                           10,908                   12/01                   2,807                 -
Fayetteville Pavilion, Fayetteville, NC                   272,385                   12/01                  26,898            20,133
Southlake Pavilion, Morrow, GA                            525,162                   12/01                  56,377            39,740
Steeplechase Plaza, Ocala, FL                              87,380                   12/01                   8,647                 -
Venture Pointev, Duluth, GA                               334,620                   12/01                  26,533            13,334
Sarasota Pavilion, Sarasota, FL                           324,140                   01/02                  42,100                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:
Columbia Promenade, Kissimmee, FL                           7,440                      (6)                  7,434
K-Mart, Macon, GA                                           9,031                       -                   9,031
Lowe's Home Improvement Center, Warner
 Robbins, GA                                                9,431                       -                   9,431
West Oaks, Ocoee, FL                                       11,221                      27                  11,248
PETsMART - Chattanooga, Chattanooga, TN                     3,103                       -                   3,103
PETsMART - Daytona Beach, Daytona
 Beach, FL                                                  3,238                       -                   3,238
PETsMART - Fredricksburg,
 Fredricksburg, VA                                          3,410                       -                   3,410
Sand Lake Corners, Orlando, FL                             22,256                     (90)                 22,166
Jo-Ann Fabrics, Alpharetta, GA                              4,911                       -                   4,911
Woodstock Square, Atlanta, GA                              27,596                     (56)                 27,540
Chickasaw Trails Shopping Center,
 Orlando, FL                                                8,631                      14                   8,645
Just for Feet - Daytona, Daytona
 Beach, FL                                                  3,901                       4                   3,905
Skyview Plaza, Orlando, FL                                 21,332                     624                  21,956
Aberdeen Square, Boynton Beach, FL                          6,717                     (30)                  6,687
Anderson Central, Anderson, SC                              4,863                    (111)                 15,752
Brandon Blvd. Shoppes, Brandon, FL                          9,482                       5                   9,487
Creekwood Crossing, Bradenton, FL                          23,616                      96                  23,712
Eckerd Drug Store - Greenville,
 Greenville, SC                                             2,828                     (17)                  2,811
Abernathy Square, Atlanta, GA                              24,131                     280                  24,411
Citrus Hills, Citrus Hills, FL                              6,027                     191                   6,218
Douglasville Pavilion, Douglasville, GA                     7,377                    (156)                 27,221
Eckerd Drug Store - Spartanburg,
 Spartanburg, SC                                            2,807                      11                   2,818
Fayetteville Pavilion, Fayetteville, NC                     6,765                   1,285                  28,183
Southlake Pavilion, Morrow, GA                             16,637                   7,413                  63,790
Steeplechase Plaza, Ocala, FL                               8,647                     457                   9,104
Venture Pointev, Duluth, GA                                13,199                    (149)                 26,384
Sarasota Pavilion, Sarasota, FL                            42,100                     182                  42,282

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                       284,224                   01/02                  21,762                 -
Universal Plaza, Lauderhill, FL                            49,816                   01/02                   9,872                 -
Hairston Crossing, Decatur, GA                             57,884                   02/02                   6,630                 -
Just for Feet - Augusta, Augusta, GA                       22,115                   02/02                   3,054                 -
Just For Feet - Covington, Covington, LA                   20,116                   02/02                   3,447                 -
Logger Head Junction, Sarasota, FL                          4,711                   02/02                     665                 -
Shoppes of Golden Acres, Newport
 Richey, FL                                                76,371                   02/02                  10,831                 -
Newnan Pavilion, Newnan, GA                               481,004                   03/02                  33,114                 -
Eisenhower Crossing I & II, Macon, GA                     403,013             11/01,03/02                  43,292                 -
Acworth Avenue Retail Shopping Center,
 Acworth, GA                                               16,130              12/00,3/02                   2,834                 -
Crystal Springs Shopping Center, Crystal
 Springs, FL                                               67,021                   04/02                   7,478                 -
Eckerd Drug Store - Concord, Concord, NC                   10,908                   04/02                   2,039                 -
Eckerd Drug Store - Tega Cay, Tega
 Cay, SC                                                   13,824                   04/02                   2,544                 -
Melbourne Shopping Center, Melbourne, FL                  209,217                   04/02                   9,842             5,949
Riverstone Plaza, Canton, GA                              302,024                   04/02                  31,943                 -
Target Center, Columbia, SC                                79,253                   04/02                   7,673                 -
Hampton Point, Taylors, SC                                 58,316                   05/02                   4,526                 -
Northpoint Marketplace, Spartanburg, SC                   101,982                   05/02                   8,269                 -
Oleander Shopping Center, Wilmington, NC                   51,888                   05/02                   5,221             3,000
Sharon Greens, Cumming, GA                                 98,317                   05/02                  13,062                 -
Bass Pro Outdoor World, Dania Beach, FL                   165,000                   06/02                  18,220                 -
Chesterfield Crossings, Richmond, VA,                      68,898                   06/02                  10,982                 -
Circuit City-Rome, Rome, GA                                33,056                   06/02                   4,476                 -
Circuit City-Vero Beach, Vero Beach, FL                    33,243                   06/02                   5,648                 -
Hillsboro Square, Deerfield Beach, FL                     145,647                   06/02                  18,985                 -
Stonebridge Square, Roswell, GA                           160,104                   06/02                  19,529                 -
Ward's Crossing, Lynchburg, VA                             80,918                   06/02                  11,100                 -
Circuit City Plaza, Orlando, FL                            78,625                   07/02                  11,518                 -
Eckerd Drug Store - Woodruff,
 Woodruff, SC                                              13,824                   07/02                   2,475                 -
McFarland Plaza, Tuscaloosa, AL                           221,807                   07/02                  15,259                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                        21,762                  10,181                 31,943
Universal Plaza, Lauderhill, FL                             9,872                       2                  9,874
Hairston Crossing, Decatur, GA                              6,630                      34                  6,664
Just for Feet - Augusta, Augusta, GA                        3,054                       3                  3,057
Just For Feet - Covington, Covington, LA                    3,447                       -                  3,447
Logger Head Junction, Sarasota, FL                            665                       -                    665
Shoppes of Golden Acres, Newport
 Richey, FL                                                10,831                     101                 10,932
Newnan Pavilion, Newnan, GA                                33,114                   2,623                 35,737
Eisenhower Crossing I & II, Macon, GA                      43,292                    (286)                43,006
Acworth Avenue Retail Shopping Center,
 Acworth, GA                                                2,834                      16                  2,850
Crystal Springs Shopping Center, Crystal
 Springs, FL                                                7,478                      (2)                 7,476
Eckerd Drug Store - Concord, Concord, NC                    2,039                     156                  2,195
Eckerd Drug Store - Tega Cay, Tega
 Cay, SC                                                    2,544                     544                  3,088
Melbourne Shopping Center, Melbourne, FL                    3,893                     935                 10,777
Riverstone Plaza, Canton, GA                               31,943                     243                 32,186
Target Center, Columbia, SC                                 7,673                      20                  7,693
Hampton Point, Taylors, SC                                  4,526                      55                  4,581
Northpoint Marketplace, Spartanburg, SC                     8,269                    (128)                 8,141
Oleander Shopping Center, Wilmington, NC                    2,221                      12                  5,233
Sharon Greens, Cumming, GA                                 13,062                      79                 13,141
Bass Pro Outdoor World, Dania Beach, FL                    18,220                      16                 18,236
Chesterfield Crossings, Richmond, VA,                      10,982                     723                 11,705
Circuit City-Rome, Rome, GA                                 4,476                       6                  4,482
Circuit City-Vero Beach, Vero Beach, FL                     5,648                       9                  5,657
Hillsboro Square, Deerfield Beach, FL                      18,985                   2,565                 21,550
Stonebridge Square, Roswell, GA                            19,529                   1,653                 21,182
Ward's Crossing, Lynchburg, VA                             11,100                     (76)                11,024
Circuit City Plaza, Orlando, FL                            11,518                       -                 11,518
Eckerd Drug Store - Woodruff,
 Woodruff, SC                                               2,475                     374                  2,849
McFarland Plaza, Tuscaloosa, AL                            15,259                      21                 15,280

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                            256,523                   07/02                  38,184                 -
Walk at Highwoods I, Tampa, FL                            133,940                   07/02                  23,999                 -
Eckerd Drug Store - Blackstock,
 Spartanburg, SC                                           10,908                   08/02                   2,723                 -
Forestdale Plaza, Jamestown, NC                            53,239                   08/02                   6,670                 -
Sexton Commons, Fuquay Varina, NC                          49,097                   08/02                   8,023                 -
Shoppes at Lake Mary, Lake Mary, FL                        69,843                   08/02                  11,140                 -
Wakefield Crossing, Raleigh, NC                            75,929                   08/02                  10,794                 -
Circuit City-Cary, Cary, NC                                27,891                   09/02                   5,650                 -
Cox Creek, Florence, AL                                   173,934                   09/02                  19,231            15,287
Forest Hills Centre, Wilson, NC                            73,280                   09/02                   6,675                 -
Golden Gate, Greensboro, NC                               153,114                   10/02                  10,545                 -
Goldenrod Groves, Orlando, FL                             108,944                   10/02                   9,177                 -
City Crossing, Warner Robins, GA                          187,099                   11/02                  14,644                 -
Clayton Corners, Clayton, NC                              125,656                   11/02                  14,994             9,740
CompUSA Retail Center, Newport News, VA                    47,134                   11/02                   7,324                 -
Duvall Village, Bowie, MD                                  82,522                   11/02                  13,046                 -
Gateway Plaza - Jacksonville,
 Jacksonville, NC                                         101,682                   11/02                  11,865                 -
Harundale Plaza, Glen Burnie, MD                          274,160                   11/02                  24,752                 -
Jones Bridge Plaza, Norcross, GA                           83,363                   11/02                   7,525                 -
Lakewood Ranch, Bradenton, FL                              69,472                   11/02                   9,494             4,400
North Aiken Bi-Lo Center, Aiken, SC                        59,204                   11/02                   5,816                 -
Plant City Crossing, Plant City, FL                        85,252                   11/02                  10,879                 -
Presidential Commons, Snellville, GA                      372,149                   11/02                  45,032            26,113
Rainbow Foods - Garland, Garland, TX                       70,576                   11/02                   5,098                 -
Rainbow Foods - Rowlett, Rowlett, TX                       63,117                   11/02                   4,604                 -
River Ridge, Birmingham, AL                               158,755                   11/02                  26,492                 -
Rosedale Shopping Center,
 Huntersville, NC                                          94,248                   11/02                  19,544            13,300
Shoppes on the Circle, Dothan, AL                         149,085                   11/02                  15,013            12,210
Southlake Shopping Center, Cornelius, NC                  131,247                   11/02                  13,633             7,962
Village Square at Golf, Boynton
 Beach, FL                                                134,894                   11/02                  18,537                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                             38,184                   3,077                  41,261
Walk at Highwoods I, Tampa, FL                             23,999                      72                  24,071
Eckerd Drug Store - Blackstock,
 Spartanburg, SC                                            2,723                       -                   2,723
Forestdale Plaza, Jamestown, NC                             6,670                    (114)                  6,556
Sexton Commons, Fuquay Varina, NC                           8,023                   (129)                   7,894
Shoppes at Lake Mary, Lake Mary, FL                        11,140                      59                  11,199
Wakefield Crossing, Raleigh, NC                            10,794                    (182)                 10,612
Circuit City-Cary, Cary, NC                                 5,650                       4                   5,654
Cox Creek, Florence, AL                                     3,944                      31                  19,262
Forest Hills Centre, Wilson, NC                             6,675                      11                   6,686
Golden Gate, Greensboro, NC                                10,545                      23                  10,568
Goldenrod Groves, Orlando, FL                               9,177                     741                   9,918
City Crossing, Warner Robins, GA                           14,644                   3,204                  17,848
Clayton Corners, Clayton, NC                                5,254                      (5)                 14,989
CompUSA Retail Center, Newport News, VA                     7,324                       5                   7,329
Duvall Village, Bowie, MD                                  13,046                     369                  13,415
Gateway Plaza - Jacksonville,
 Jacksonville, NC                                          11,865                     (24)                 11,841
Harundale Plaza, Glen Burnie, MD                           24,752                     (40)                 24,712
Jones Bridge Plaza, Norcross, GA                            7,525                     401                   7,926
Lakewood Ranch, Bradenton, FL                               5,094                      39                   9,533
North Aiken Bi-Lo Center, Aiken, SC                         5,816                      13                   5,829
Plant City Crossing, Plant City, FL                        10,879                     (16)                 10,863
Presidential Commons, Snellville, GA                       18,919                       6                  45,038
Rainbow Foods - Garland, Garland, TX                        5,098                       5                   5,103
Rainbow Foods - Rowlett, Rowlett, TX                        4,604                       2                   4,606
River Ridge, Birmingham, AL                                26,492                      79                  26,571
Rosedale Shopping Center,
 Huntersville, NC                                           6,244                    (122)                 19,422
Shoppes on the Circle, Dothan, AL                           2,803                      19                  15,032
Southlake Shopping Center, Cornelius, NC                    5,671                     (15)                 13,618
Village Square at Golf, Boynton
 Beach, FL                                                 18,537                    (263)                 18,274

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------

Chatham Crossing, Siler City, NC                           32,000                   12/02                   3,964                 -
Columbiana Station, Columbia, SC                          270,649                   12/02                  46,615                 -
Gateway Plaza - Conway, Conway, SC                         62,428                   12/02                   6,295                 -
Lakeview Plaza, Kissimmee, FL                              54,788                   12/02                   6,187             3,613
Meadowmont Village Center, Chapel
 Hill, NC                                                 133,471                   12/02                  26,808                 -
Shoppes at Citiside, Charlotte, NC                         75,478                   12/02                   9,706                 -
Shoppes at New Tampa, Wesley Chapel, FL                   158,342                   12/02                  19,196                 -
Camp Hill Center, Harrisburg, PA                           63,350                   01/03                   7,786                 -
Eckerd Drug Store - #5018, Amherst, NY                     10,908                   01/03                   2,805             1,582
Eckerd Drug Store - #5661, Buffalo, NY                     12,732                   01/03                   3,145             1,777
Eckerd Drug Store - #5786, Dunkirk, NY                     10,908                   01/03                   1,720               905
Eckerd Drug Store - #5797,
 Cheektowaga, NY                                           10,908                   01/03                   3,756             1,636
Eckerd Drug Store - #6007,
 Connelsville, PA                                          10,908                   01/03                   3,503             1,636
Eckerd Drug Store - #6036,
 Pittsburgh, PA                                            10,908                   01/03                   3,840             1,636
Eckerd Drug Store - #6040,
 Monroeville,PA                                            12,738                   01/03                   5,430             1,911
Eckerd Drug Store - #6043,
 Monroeville,PA                                            10,908                   01/03                   3,315             1,637
Eckerd Drug Store - #6062,
 Harborcreek, PA                                           10,908                   01/03                   2,527             1,418
Eckerd Drug Store - #6089, Weirton, WV                     10,908                   01/03                   2,472             1,374
Eckerd Drug Store - #6095, Cheswick, PA                    10,908                   01/03                   2,791             1,571
Eckerd Drug Store - #6172, New Castle,PA                   10,908                   01/03                   2,877             1,636
Eckerd Drug Store - #6193, Erie, PA                        10,908                   01/03                   2,919             1,636
Eckerd Drug Store - #6199, Millcreek, PA                   10,908                   01/03                   3,729             1,637
Eckerd Drug Store - #6257, Millcreek, PA                   10,908                   01/03                   1,444               640
Eckerd Drug Store - #6286, Erie, PA                        10,908                   01/03                   4,193             1,601
Eckerd Drug Store - #6334, Erie, PA                        10,908                   01/03                   2,997             1,636
Eckerd Drug Store - #6392, Penn, PA                        10,908                   01/03                   2,949             1,636
Eckerd Drug Store - #6695, Plum
 Borough, PA                                               10,908                   01/03                   3,669             1,637
Eckerd Drug Store - Piedmont,
 Piedmont, SC                                              10,908                   01/03                   1,968                 -
Market Square, Douglasville, GA                           121,774                   01/03                  12,905             8,390
Springfield Park, Lawrenceville, GA                       105,321                   01/03                  10,924                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                            3,964                      16                   3,980
Columbiana Station, Columbia, SC                           46,615                     193                  46,808
Gateway Plaza - Conway, Conway, SC                          6,295                       -                   6,295
Lakeview Plaza, Kissimmee, FL                               2,574                      19                   6,206
Meadowmont Village Center, Chapel
 Hill, NC                                                  26,808                    (581)                 26,227
Shoppes at Citiside, Charlotte, NC                          9,706                     326                  10,032
Shoppes at New Tampa, Wesley Chapel, FL                    19,196                    (266)                 18,930
Camp Hill Center, Harrisburg, PA                            7,786                       5                   7,791
Eckerd Drug Store - #5018, Amherst, NY                      1,223                       -                   2,805
Eckerd Drug Store - #5661, Buffalo, NY                      1,368                       -                   3,145
Eckerd Drug Store - #5786, Dunkirk, NY                        815                       -                   1,720
Eckerd Drug Store - #5797,
 Cheektowaga, NY                                            2,120                      (1)                  3,755
Eckerd Drug Store - #6007,
 Connelsville, PA                                           1,867                       -                   3,503
Eckerd Drug Store - #6036,
 Pittsburgh, PA                                             2,204                      (1)                  3,839
Eckerd Drug Store - #6040,
 Monroeville,PA                                             3,519                      (2)                  5,428
Eckerd Drug Store - #6043,
 Monroeville,PA                                             1,678                       -                   3,315
Eckerd Drug Store - #6062,
 Harborcreek, PA                                            1,109                       -                   2,527
Eckerd Drug Store - #6089, Weirton, WV                      1,098                       -                   2,472
Eckerd Drug Store - #6095, Cheswick, PA                     1,220                       -                   2,791
Eckerd Drug Store - #6172, New Castle,PA                    1,241                       -                   2,877
Eckerd Drug Store - #6193, Erie, PA                         1,283                       -                   2,919
Eckerd Drug Store - #6199, Millcreek, PA                    2,092                      (1)                  3,728
Eckerd Drug Store - #6257, Millcreek, PA                      804                       -                   1,444
Eckerd Drug Store - #6286, Erie, PA                         2,592                      (1)                  4,192
Eckerd Drug Store - #6334, Erie, PA                         1,361                       -                   2,997
Eckerd Drug Store - #6392, Penn, PA                         1,313                       -                   2,949
Eckerd Drug Store - #6695, Plum
 Borough, PA                                                2,032                       -                   3,669
Eckerd Drug Store - Piedmont,
 Piedmont, SC                                               1,968                       5                   1,973
Market Square, Douglasville, GA                             4,515                     787                  13,692
Springfield Park, Lawrenceville, GA                        10,924                       5                  10,929

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                      109,937                   01/03                  11,439                 -
Capital Crossing, Raleigh, NC                              92,248                   02/03                   9,984                 -
Colonial Promenade Bardmore Center, Largo, FL             152,667                   02/03                  17,151                 -
Commonwealth Center II, Richmond, VA                      165,382                   02/03                  22,278                 -
Concord Crossing, Concord, NC                              55,930                   02/03                   5,331                 -
Fountains, Plantation, FL                                 408,807                   02/03                  44,412                 -
Marketplace at Mill Creek, Buford, GA                     398,407                   02/03                  50,118                 -
Monroe Shopping Center, Monroe, NC                         45,080                   02/03                   3,548                 -
Oakley Plaza, Asheville, NC                               118,727                   02/03                   9,469                 -
Overlook at King of Prussia, King of Prussia, PA          186,980                   02/03                  57,045            30,000
Paraiso Plaza, Hialeah, FL                                 61,012                   02/03                   9,481                 -
Publix Brooker Creek, Palm Harbor, FL                      77,596                   02/03                   8,719             4,468
Sheridan Square, Dania, FL                                 67,425                   02/03                   7,586                 -
Stonecrest Marketplace, Lithonia, GA                      264,447                   02/03                  34,742                 -
Suwanee Crossroads, Suwanee, GA                            69,500                   02/03                  12,068                 -
Windsor Court Shopping Center, Windsor Court, CT           78,480                   02/03                  14,639                 -
Downtown Short Pump, Richmond, VA                         125,553                   03/03                  33,515                 -
Valley Park Commons, Hagerstown, MD                        89,579                   03/03                  11,317                 -
Eckerd - Perry Creek, Perry Creek, NC                      10,908                   09/02                   2,795                 -
Village Center, Mt. Pleasant, WI                          217,103                   03/03                  23,987                 -
Watercolor Crossing, Tallahassee, FL                       43,200                   03/03                   5,485                 -
Bi-Lo - Southern Pines, Southern Pines, NC                 57,404                   04/03                   8,127                 -
Creeks at Virginia Center, Richmond, VA                   266,266                   04/03                  39,458            27,804
Flamingo Falls, Pembroke Pines, FL                        108,565                   04/03                  23,946                 -
Glenmark Shopping Center, Morgantown, WV                  122,167                   04/03                  12,982                 -
River Run, Miramar, FL                                     93,643                   04/03                  11,638                 -
Westside Centre Shopping Center, Huntsville, AL           490,784                   04/03                  46,015            39,350
440 Commons, Jersey City, NJ                              162,533                   05/03                  18,046                 -
Barrett Pavilion, Kennesaw, GA                            460,755                   05/03                  80,183                 -
Bi-Lo - Asheville, Asheville, NC                           54,319                   05/03                   7,727                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                       11,439                    (248)                 11,191
Capital Crossing, Raleigh, NC                               9,984                      14                   9,998
Colonial Promenade Bardmore Center, Largo, FL              17,151                      45                  17,196
Commonwealth Center II, Richmond, VA                       22,278                    (133)                 22,145
Concord Crossing, Concord, NC                               5,331                       5                   5,336
Fountains, Plantation, FL                                  44,412                       -                  44,412
Marketplace at Mill Creek, Buford, GA                      50,118                      50                  50,168
Monroe Shopping Center, Monroe, NC                          3,548                       5                   3,553
Oakley Plaza, Asheville, NC                                 9,469                       4                   9,473
Overlook at King of Prussia, King of Prussia, PA           27,045                      15                  57,060
Paraiso Plaza, Hialeah, FL                                  9,481                      26                   9,507
Publix Brooker Creek, Palm Harbor, FL                       4,251                     146                   8,865
Sheridan Square, Dania, FL                                  7,586                      23                   7,609
Stonecrest Marketplace, Lithonia, GA                       34,742                    (115)                 34,627
Suwanee Crossroads, Suwanee, GA                            12,068                    (69)                  11,999
Windsor Court Shopping Center, Windsor Court, CT           14,639                      10                  14,649
Downtown Short Pump, Richmond, VA                          33,515                    (147)                 33,368
Valley Park Commons, Hagerstown, MD                        11,317                      12                  11,329
Eckerd - Perry Creek, Perry Creek, NC                       2,795                     (66)                  2,729
Village Center, Mt. Pleasant, WI                           23,987                     (33)                 23,954
Watercolor Crossing, Tallahassee, FL                        5,485                       -                   5,485
Bi-Lo - Southern Pines, Southern Pines, NC                  8,127                     (62)                  8,065
Creeks at Virginia Center, Richmond, VA                    11,654                   1,608                  41,066
Flamingo Falls, Pembroke Pines, FL                         23,946                       -                  23,946
Glenmark Shopping Center, Morgantown, WV                   12,982                     335                  13,317
River Run, Miramar, FL                                     11,638                      (5)                 11,633
Westside Centre Shopping Center, Huntsville, AL             6,665                   2,035                  48,050
440 Commons, Jersey City, NJ                               18,046                       9                  18,055
Barrett Pavilion, Kennesaw, GA                             80,183                     (51)                 80,132
Bi-Lo - Asheville, Asheville, NC                            7,727                      (1)                  7,726

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                         61,705                   05/03                  11,836                 -
Bi-Lo - Sylvania, Sylvania, GA                             36,000                   05/03                   4,407                 -
Birkdale Village, Charlotte, NC                           653,983                   05/03                  96,410                 -
BJ'S Wholesale Club, Charlotte, NC                         99,792                   05/03                  13,025                 -
Brick Center Plaza, Brick, NJ                             114,028                   05/03                  19,451                 -
East Hanover Plaza, East Hanover, NJ                      122,028                   05/03                  17,312                 -
Eckerd Drug Store - #0234, Marietta, GA                    10,880                   05/03                   2,044             1,161
Eckerd Drug Store - #0444, Gainesville, GA                 10,594                   05/03                   1,986             1,129
Eckerd Drug Store - #0818, Ft. Worth, TX                   10,908                   05/03                   2,691             1,540
Eckerd Drug Store - #0862, Wichita Falls, TX                9,504                   05/03                   2,087             1,203
Eckerd Drug Store - #0943, Richardson, TX                  10,560                   05/03                   2,354             1,338
Eckerd Drug Store - #0963, Richardson, TX                  10,560                   05/03                   2,313             1,316
Eckerd Drug Store - #0968, Wichita Falls, TX                9,504                   05/03                   1,837             1,036
Eckerd Drug Store - #0980, Dallas, TX                       9,504                   05/03                   1,917             1,097
Eckerd Drug Store - #2320, Snellville, GA                  10,594                   05/03                   2,230             1,271
Eckerd Drug Store - #2506, Dallas, TX                       9,504                   05/03                   2,073             1,177
Eckerd Drug Store - #3072, Richland Hills, TX              10,908                   05/03                   2,663             1,521
Eckerd Drug Store - #3152, Lake Worth, TX                   9,504                   05/03                   1,805             1,021
Eckerd Drug Store - #3169, River Oaks, TX                  10,908                   05/03                   2,705             1,546
Eckerd Drug Store - #3192, Tyler, TX                        9,504                   05/03                   1,495               845
Eckerd Drug Store - #3338, Kissimmee, FL                   10,880                   05/03                   2,479             1,407
Eckerd Drug Store - #3350, Oklahoma City, OK                9,504                   05/03                   1,776             1,005
Eckerd Drug Store - #3363, Ft. Worth, TX                    9,504                   05/03                   1,661               941
Eckerd Drug Store - #3449, Lawrenceville, GA                9,504                   05/03                   2,061                 -
Eckerd Drug Store - #3528, Plano, TX                       10,908                   05/03                   2,535             1,445
Edgewater Town Center, Edgewater, NJ                       77,446                   05/03                  27,030                 -
Goody's Shopping Center, Augusta, GA                       22,560                   05/03                   2,051                 -
Heritage Pavilion, Smyrna, GA                             262,961                   05/03                  40,013                 -
Hiram Pavilion, Hiram, GA                                 363,618                   05/03                  36,787                 -
Killearn Shopping Center, Tallahassee, FL                  94,547                   05/03                  10,945             4,041

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                         11,836                      10                  11,846
Bi-Lo - Sylvania, Sylvania, GA                              4,407                       2                   4,409
Birkdale Village, Charlotte, NC                            96,410                    (897)                 95,513
BJ'S Wholesale Club, Charlotte, NC                         13,025                       1                  13,026
Brick Center Plaza, Brick, NJ                              19,451                      13                  19,464
East Hanover Plaza, East Hanover, NJ                       17,312                       5                  17,317
Eckerd Drug Store - #0234, Marietta, GA                       883                       4                   2,048
Eckerd Drug Store - #0444, Gainesville, GA                    857                       4                   1,990
Eckerd Drug Store - #0818, Ft. Worth, TX                    1,151                       4                   2,695
Eckerd Drug Store - #0862, Wichita Falls, TX                  884                       4                   2,091
Eckerd Drug Store - #0943, Richardson, TX                   1,016                       4                   2,358
Eckerd Drug Store - #0963, Richardson, TX                     997                       4                   2,317
Eckerd Drug Store - #0968, Wichita Falls, TX                  801                       4                   1,841
Eckerd Drug Store - #0980, Dallas, TX                         820                       4                   1,921
Eckerd Drug Store - #2320, Snellville, GA                     959                       4                   2,234
Eckerd Drug Store - #2506, Dallas, TX                         896                       4                   2,077
Eckerd Drug Store - #3072, Richland Hills, TX               1,142                       4                   2,667
Eckerd Drug Store - #3152, Lake Worth, TX                     784                       4                   1,809
Eckerd Drug Store - #3169, River Oaks, TX                   1,159                       4                   2,709
Eckerd Drug Store - #3192, Tyler, TX                          650                       4                   1,499
Eckerd Drug Store - #3338, Kissimmee, FL                    1,072                       4                   2,483
Eckerd Drug Store - #3350, Oklahoma City, OK                  771                       4                   1,780
Eckerd Drug Store - #3363, Ft. Worth, TX                      720                       4                   1,665
Eckerd Drug Store - #3449, Lawrenceville, GA                2,061                       4                   2,065
Eckerd Drug Store - #3528, Plano, TX                        1,090                       4                   2,539
Edgewater Town Center, Edgewater, NJ                       27,030                      11                  27,041
Goody's Shopping Center, Augusta, GA                        2,051                       -                   2,051
Heritage Pavilion, Smyrna, GA                              40,013                       4                  40,017
Hiram Pavilion, Hiram, GA                                  36,787                   1,559                  38,346
Killearn Shopping Center, Tallahassee, FL                   6,904                      80                  11,025

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF               DATE OF           PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET              PURCHASE                FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                 227,209                   05/03                  26,858                 -
North Hill Commons, Anderson, SC                           42,942                   05/03                   4,541                 -
Sandy Plains Village, Roswell, GA                         175,035                   05/03                  18,055                 -
Shoppes at Paradise Pointe, Ft Walton Beach, FL            84,070                   05/03                  11,591                 -
Sony Theatre Complex, East Hanover, NJ                     70,549                   05/03                  12,068                 -
Town & Country, Knoxville, TN                             639,135                   05/03                  49,812                 -
Village Crossing, Skokie, IL                              427,722                   05/03                  69,443                 -
West Falls Plaza, West Paterson, NJ                        88,913                   05/03                  20,980                 -
CostCo Plaza, White Marsh, MD                             209,841                   06/03                  16,857                 -
Denbigh Village Shopping Center, Newport News, VA         311,583                   06/03                  20,855                 -
Shoppes at Lake Dow, McDonough, GA                         73,271                   06/03                  11,014                 -
Willoughby Hills Shopping Center, Willoughby
Hills, OH                                                 359,414                   06/03                  37,705            14,480
Cascades Marketplace, Sterling, VA                         98,532                   07/03                  16,840                 -
Fayette Pavilion III, Fayetteville, GA                    619,856                   07/03                  46,308                 -
Northlake Commons, Palm Beach Gardens, FL                 143,955                   07/03                  21,643                 -
Route 22 Retail Shopping Center, Union, NJ                110,453                   07/03                  19,054            11,355
Vision Works, Plantation, FL                                6,891                   07/03                   1,732                 -
Bellevue Place Shopping Center, Nashville, TN              77,249                   08/03                  10,884                 -
Camfield Corners, Charlotte, NC                            69,887                   08/03                   9,339                 -
Kensington Place, Murfreesboro, TN                         70,624                   08/03                   7,167                 -
Largo Town Center, Upper Marlboro, MD                     270,310                   08/03                  30,947                 -
Naugatuck Valley Shopping Center, Waterbury, CT           383,332                   08/03                  50,452                 -
Riverdale Shops, West Springfield, MA                     273,928                   08/03                  42,055                 -
Spring Mall Center, Springfield, VA                        56,511                   08/03                  10,481                 -
Walgreen's, Port Huron, MI                                 14,998                   08/03                   4,368                 -
Bank First, Winter Park, FL                                 3,348                   09/03                     723                 -
Carlisle Commons, Carlisle, PA                            393,023                   09/03                  39,635                 -
Circuit City - Culver City, Culver City, CA                32,873                   09/03                   8,781                 -
Circuit City - Highland Ranch, Highland Ranch, CO          43,480                   09/03                   5,628                 -
Circuit City - Olympia, Olympia, WA                        35,776                   09/03                   5,632                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                  26,858                     265                  27,123
North Hill Commons, Anderson, SC                            4,541                       1                   4,542
Sandy Plains Village, Roswell, GA                          18,055                      84                  18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL            11,591                     (94)                 11,497
Sony Theatre Complex, East Hanover, NJ                     12,068                       5                  12,073
Town & Country, Knoxville, TN                              49,812                   1,397                  51,209
Village Crossing, Skokie, IL                               69,443                   6,001                  75,444
West Falls Plaza, West Paterson, NJ                        20,980                       5                  20,985
CostCo Plaza, White Marsh, MD                              16,857                       5                  16,862
Denbigh Village Shopping Center, Newport News, VA          20,855                    (106)                 20,749
Shoppes at Lake Dow, McDonough, GA                         11,014                     (68)                 10,946
Willoughby Hills Shopping Center, Willoughby
Hills, OH                                                  23,225                      22                  37,727
Cascades Marketplace, Sterling, VA                         16,840                       5                  16,845
Fayette Pavilion III, Fayetteville, GA                     46,308                   2,540                  48,848
Northlake Commons, Palm Beach Gardens, FL                  21,643                     523                  22,166
Route 22 Retail Shopping Center, Union, NJ                  7,699                       -                  19,054
Vision Works, Plantation, FL                                1,732                       6                   1,738
Bellevue Place Shopping Center, Nashville, TN              10,884                       5                  10,889
Camfield Corners, Charlotte, NC                             9,339                       2                   9,341
Kensington Place, Murfreesboro, TN                          7,167                       -                   7,167
Largo Town Center, Upper Marlboro, MD                      30,947                       7                  30,954
Naugatuck Valley Shopping Center, Waterbury, CT            50,452                       8                  50,460
Riverdale Shops, West Springfield, MA                      42,055                      34                  42,089
Spring Mall Center, Springfield, VA                        10,481                       2                  10,483
Walgreen's, Port Huron, MI                                  4,368                       9                   4,377
Bank First, Winter Park, FL                                   723                       8                     731
Carlisle Commons, Carlisle, PA                             39,635                      10                  39,645
Circuit City - Culver City, Culver City, CA                 8,781                       4                   8,785
Circuit City - Highland Ranch, Highland Ranch, CO           5,628                       3                   5,631
Circuit City - Olympia, Olympia, WA                         5,632                       3                   5,635

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF                  DATE OF        PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET                PURCHASE              FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                 791,373                   09/03                  88,521                 -
Kroger - Cincinnati, Cincinnati, OH                        56,634                   09/03                   7,431                 -
Kroger - Grand Prairie, Grand Prairie, TX                  64,522                   09/03                   5,793                 -
Kroger - Westchester, Westchester, OH                      56,083                   09/03                   4,670                 -
Lowe's Home Improvement - Baytown, Baytown, TX            125,357                   09/03                  11,478                 -
Lowe's Home Improvement - Cullman, Cullman, AL            101,287                   09/03                   8,960                 -
Lowe's Home Improvement - Houston, Houston, TX            131,644                   09/03                  12,050                 -
Lowe's Home Improvement - Steubenville,
Steubenville, OH                                          130,497                   09/03                  11,442                 -
Southwood Plantation, Tallahassee, FL                      62,700                   10/02                   7,738                 -
Super Wal-Mart - Alliance, Alliance, OH                   200,084                   09/03                  15,879                 -
Super Wal-Mart - Greenville, Greenville, SC               200,084                   09/03                  16,971                 -
Super Wal-Mart - Winston-Salem, Winston-Salem, NC         204,931                   09/03                  18,721                 -
Eckerd - Gaffney, Gaffney, SC                              13,813                   12/02                   2,374                 -
Wal-Mart/Sam's Club, Worcester, MA                        107,929                   09/03                  11,194                 -
Bi-Lo at Northside Plaza, Greenwood, SC                    41,581                   10/03                   4,069                 -
Cedar Springs Crossing, Spartanburg, SC                    86,581                   10/03                  10,191                 -
Clearwater Crossing, Flowery Branch, GA                    90,566                   10/03                  13,303                 -
Cortez Plaza, Bradenton, FL                               286,610                   10/03                  26,819            16,828
Houston Square, Warner Robins, GA                          60,799                   10/03                   5,214                 -
Lexington Place, Lexington, SC                             83,167                   10/03                   8,481                 -
Manchester Broad Street, Manchester, CT                    68,509                   10/03                  13,119                 -
Plaza Del Paraiso, Miami, FL                               82,442                   10/03                  15,417                 -
Seekonk Town Center, Seekonk, MA                           80,713                   10/03                  11,068                 -
Shoppes of Ellenwood, Ellenwood, GA                        67,721                   10/03                  10,703                 -
Shoppes of Lithia, Brandon, FL                             71,430                   10/03                  12,926                 -
Crossroads Plaza, Lumberton, NJ                            89,627                   11/03                  18,232                 -
Hilliard Rome, Columbus, OH                               110,772                   11/03                  17,171            11,883
Loisdale Center, Springfield, VA                          120,742                   11/03                  29,051                 -
Middletown Village, Middletown, RI                         98,161                   11/03                  17,871                 -
Shoppes at Oliver's Crossing, Winston-Salem, NC            76,512                   11/03                  10,386                 -

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                  88,521                    (357)                 88,164
Kroger - Cincinnati, Cincinnati, OH                         7,431                       3                   7,434
Kroger - Grand Prairie, Grand Prairie, TX                   5,793                       7                   5,800
Kroger - Westchester, Westchester, OH                       4,670                       3                   4,673
Lowe's Home Improvement - Baytown, Baytown, TX             11,478                       7                  11,485
Lowe's Home Improvement - Cullman, Cullman, AL              8,960                       3                   8,963
Lowe's Home Improvement - Houston, Houston, TX             12,050                       7                  12,057
Lowe's Home Improvement - Steubenville,
Steubenville, OH                                           11,442                       3                  11,445
Southwood Plantation, Tallahassee, FL                       7,738                       4                   7,742
Super Wal-Mart - Alliance, Alliance, OH                    15,879                       3                  15,882
Super Wal-Mart - Greenville, Greenville, SC                16,971                       3                  16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC          18,721                       3                  18,724
Eckerd - Gaffney, Gaffney, SC                               2,374                     502                   2,876
Wal-Mart/Sam's Club, Worcester, MA                         11,194                       3                  11,197
Bi-Lo at Northside Plaza, Greenwood, SC                     4,069                       -                   4,069
Cedar Springs Crossing, Spartanburg, SC                    10,191                       -                  10,191
Clearwater Crossing, Flowery Branch, GA                    13,303                       -                  13,303
Cortez Plaza, Bradenton, FL                                 9,991                   1,854                  28,673
Houston Square, Warner Robins, GA                           5,214                       -                   5,214
Lexington Place, Lexington, SC                              8,481                       -                   8,481
Manchester Broad Street, Manchester, CT                    13,119                       -                  13,119
Plaza Del Paraiso, Miami, FL                               15,417                       -                  15,417
Seekonk Town Center, Seekonk, MA                           11,068                       -                  11,068
Shoppes of Ellenwood, Ellenwood, GA                        10,703                       -                  10,703
Shoppes of Lithia, Brandon, FL                             12,926                       -                  12,926
Crossroads Plaza, Lumberton, NJ                            18,232                       -                  18,232
Hilliard Rome, Columbus, OH                                 5,288                     231                  17,402
Loisdale Center, Springfield, VA                           29,051                       -                  29,051
Middletown Village, Middletown, RI                         17,871                       -                  17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC            10,386                       -                  10,386

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                                PURCHASE PRICE        MORTGAGE
                                                     NUMBER OF                 DATE OF         PLUS ACQUISITION   FINANCING AT DATE
PROPERTY                                            SQUARE FEET                PURCHASE              FEE             OF PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                          46,150                   11/03                   3,442                 -
Waterfront Marketplace/Town Center, Homestead, PA         755,407                   11/03                 113,024            72,035
Winslow Bay Commons, Mooresville, NC                      255,598                   11/03                  42,132                 -
Albertson's at Bloomingdale Hills, Brandon, FL             78,686                   12/03                   5,856                 -
Oak Summit, Winston-Salem, NC                             142,739                   12/03                  13,666                 -
Paradise Place, West Palm Beach, FL                        69,620                   12/03                  11,688                 -
Pointe at Tampa Plams, Tampa, FL                           20,258                   12/03                   5,282                 -
Southhampton Village, Tyrone, GA                           77,900                   11/02                  10,610                 -
Shoppes on the Ridge                                       91,165                   12/02                  11,422                 -
                                                    -------------------------------------------------------------------------------
  Total for 2001 through 2003 acquisitions             29,573,733                                       3,653,755           497,556
                                                    ===============================================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                        N/A                   07/03                     203                 -
Fountains, Plantation, FL                                     N/A                   02/03                   2,664                 -
Hiram Pavilion, Hiram, GA                                     N/A                   05/03                     695                 -
Northlake Commons, Palm Beach Gardens, FL                     N/A                   07/03                     640                 -
Redbud Commons Gastonia, NC                                   N/A                   06/03                   5,101                 -
Shoppes of Golden Acres II, Newport Richey, FL                N/A                   02/02                     189                 -
Southhampton Village, Tyrone, GA                              N/A                   11/02                      62                 -
Southlake Pavilion, Morrow, GA                                N/A                   12/01                     702                 -
Turkey Creek II, Knoxville, TN                                N/A                   01/02                   1,317                 -
Watercolor Crossing, Tallahassee, FL                          N/A                   03/03                   1,028                 -
Westside Center, Huntsville, AL                               N/A                   04/03                   4,888                 -
                                                    -------------------------------------------------------------------------------
  Total for Development projects at 12/31/03                    -                                          17,489                 -
                                                    ===============================================================================

                                                    -------------------------------------------------------------------------------
GRAND TOTAL                                            31,875,622                                       3,935,930           529,516
                                                    ===============================================================================

                                                                            OTHER CASH
                                                     CASH DOWN             EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                              PAYMENT             CAPITALIZED (A)            COST(B)
-----------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                           3,442                       -                   3,442
Waterfront Marketplace/Town Center, Homestead, PA          40,989                   4,694                 117,718
Winslow Bay Commons, Mooresville, NC                       42,132                       -                  42,132
Albertson's at Bloomingdale Hills, Brandon, FL              5,856                       -                   5,856
Oak Summit, Winston-Salem, NC                              13,666                       -                  13,666
Paradise Place, West Palm Beach, FL                        11,688                       -                  11,688
Pointe at Tampa Plams, Tampa, FL                            5,282                       -                   5,282
Southhampton Village, Tyrone, GA                           10,610                       -                  10,610
Shoppes on the Ridge                                       11,422                       -                  11,422
                                                    -------------------------------------------------------------
  Total for 2001 through 2003 acquisitions              3,156,199                  59,541               3,713,296
                                                    =============================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                        203                       -                     203
Fountains, Plantation, FL                                   2,664                       -                   2,664
Hiram Pavilion, Hiram, GA                                     695                       -                     695
Northlake Commons, Palm Beach Gardens, FL                     640                       -                     640
Redbud Commons Gastonia, NC                                 5,101                       -                   5,101
Shoppes of Golden Acres II, Newport Richey, FL                189                       -                     189
Southhampton Village, Tyrone, GA                               62                       -                      62
Southlake Pavilion, Morrow, GA                                702                       -                     702
Turkey Creek II, Knoxville, TN                              1,317                       -                   1,317
Watercolor Crossing, Tallahassee, FL                        1,028                       -                   1,028
Westside Center, Huntsville, AL                             4,888                       -                   4,888
                                                    -------------------------------------------------------------
  Total for Development projects at 12/31/03               17,489                       -                  17,489
                                                    =============================================================

                                                    -------------------------------------------------------------
GRAND TOTAL                                             3,406,414                  64,085               4,000,015
                                                    =============================================================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                      ACQUISITION OF PROPERTIES BY PROGRAMS

                                NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                   APPENDIX B

                         DISTRIBUTION REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

         Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated _______________ (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

         i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated ______________ (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

         ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

         iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

         iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

         v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

         vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

         vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

         viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C

[INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.(TM) LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
   INSTRUCTIONS TO SUBSCRIBERS - NOT VALID FOR RESIDENTS OF AZ, NE, OK, AND TX

               Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares
               ($3,000). Qualified plans 100 shares ($1,000). (lowa requires 300 shares ($3,000) for IRA accounts; Minnesota requires 200 shares
               ($2,000) for IRA and qualified accounts). Check the box to indicate whether this is an initial or an additional investment.
               The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for
               purposes of a volume discount. A COMPLETED SUBSCRIPTION AGREEMENT
               IS REQUIRED FOR EACH INITIAL AND ADDITIONAL INVESTMENT.
Item (1)b      Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the Prospectus, as
               supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option
               shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as
               described in the "Plan of Distribution-Deferred Commission
               Option" section of the Prospectus, as supplemented to date.
Item (1)c      Check the box to indicate whether the Registered
               Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook,
               Illinois 60523, Attn: Investor Services. If you have questions, please call 800.826.8228. FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SET ALONG WITH
               THIS PROPERLY COMPLETED AD EXECUTED FORM TO THE CUSTODIAN.
Item (2)a      Check the appropriate box to indicate the type of entity
               that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial
               ownership accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or
               profit sharing plan appears under non-custodial ownership as well as custodial ownership -- check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a
               custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the
               "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.
Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.
Item (2)c      The custodian must complete this box by entering its
               custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

                           C - SUBSCRIBER INFORMATION

Item (3)       For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter
               FBO the name of the subscriber.
Item (4)       Enter mailing address, city, state, and zip code of the
               subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in item (2)b.
Item (5)       Enter the residence address if different than the mailing
               address in Item (4). For custodial ownership accounts, enter the residence address of the subscriber.
Item (6)       Enter home telephone, business telephone and email address.
Item (7)       Enter birth date of subscriber and co-subscriber, if
               applicable, or date of incorporation.
Item (8)       Enter the Social Security number of subscriber and
               co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's Social Security number (for identification purposes). Enter Tax ID number, if applicable.
Item (9)       Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue
               Service for an identification number via Form SS-4 for an
               individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
Item (10)      Check this box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                            D - DISTRIBUTION OPTIONS

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR
               NON-CUSTODIAL OWNERSHIP ACCOUNTS.
Item (11)a     Check if you desire distributions to be mailed to address
               of record in Section C, Item (4) above.
Item (11)b     Check if you desire to participate in Distribution Reinvestment
               Program.
Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. MUST ENCLOSE VOIDED CHECK, if applicable.
               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR
               CUSTODIAL OWNERSHIP ACCOUNTS.
Item (12)a     Check if you desire distributions to be mailed to custodian.
Item (12)b     Check if you desire to participate in Distribution Reinvestment
               Program.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED
               by the subscriber(s), and if applicable, the trustee or custodian.

                   F - BROKER/DEALER REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep
               ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home office address, and B/D Client
               Account number. By executing the Subscription Agreement/Signature
               Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
               Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the
               Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and
               marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.
Item (14)a     Check the box to indicate whether the broker/dealer agrees to the Deferred Commission Option if the subscriber has elected the deferred Commission Option; the broker/dealer must sign to acknowledge that agreement.
Item (14)b     Check the box to indicate whether the Registered
               Representative chooses to purchase common stock net of selling commissions.

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was
               solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. NO
               SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523. Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OF TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

                          SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for subscribers who purchase shares.

If the subscriber is a resident of Maine, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

If the subscriber is a resident of Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon, or Tennessee, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

In addition, if the subscriber is a resident of Kansas, Missouri, Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in this Subscription Agreement, "Inland" refers to Inland Real Estate Group, Inc. and its affiliates. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

                                  ACH LANGUAGE

I (we) hereby authorize Inland Western Retail Real Estate Trust, Inc. ("Company") to deposit distributions from my (our) interest in stock of the Company into the account listed in Section D of Subscription Agreement at the financial institution indicated in Section D of Subscription Agreement. I further authorize the Company to debit my account noted in Section D of Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, until the Company has sent me written notice of termination of this authorization.

[INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.(TM) LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
         2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 - 800.826.8228 SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED SEPTEMBER 15, 2003

        Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.
Subscriber must read the Subscription Instructions. Residents of AZ, NE, OK, and
       TX should use the specific Subscription Agreement for these states.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $_________________ for the purchase of ____________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
       THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement is required for each initial and additional investment.
(1)b   / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed on the following page)
(1)c   / / REGISTERED REPRESENTATIVE NAV PURCHASE

                              B - TYPE OF OWNERSHIP

                             NON-CUSTODIAL OWNERSHIP

               MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a   / / INDIVIDUAL OWNERSHIP - one signature required
       / / TOD (FILL OUT TOD FORM TO EFFECT DESIGNATION)
       / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign
       / / COMMUNITY PROPERTY - all parties must sign
       / / TENANTS IN COMMON - all parties must sign
       / / TENANTS BY THE ENTIRETY - all parties must sign
       / / CORPORATE OWNERSHIP - authorized signature required
       / / PARTNERSHIP OWNERSHIP - authorized signature required
       / / LLC OWNERSHIP - authorized signature required
       / / UNIFORM GIFTS TO MINORS ACT - custodian signature required
           STATE OF ________________________ A CUSTODIAN FOR ___________________
       / / PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
           / / TAXABLE  / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR ______________________________
           _____________________________________________________________________
       / / TRUST - trustee or grantor signature(s) required
           / / TAXABLE   / / GRANTOR A OR B DATE TRUST ESTABLISHED _____________
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR ______________________________
           _____________________________________________________________________
       / / ESTATE - personal representative signature required
       / / OTHER (SPECIFY) _____________________________________________________

                               CUSTODIAL OWNERSHIP

                MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW
                AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

(2)a   / / TRADITIONAL IRA - custodian signature required
       / / ROTH IRA - custodian signature required
       / / KEOGH - trustee signature required
       / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P) - trustee signature required
       / / PENSION OR PROFIT SHARING PLAN - custodian signature required
           / / TAXABLE  / / EXEMPT UNDER Section 501A
           NAME OF CUSTODIAN OR OTHER ADMINISTRATOR ____________________________
       _________________________________________________________________________
       / / OTHER (SPECIFY) _____________________________________________________

(2)b
       _________________________________________________________________________
           NAME OF CUSTODIAN OR TRUSTEE
       _________________________________________________________________________
           MAILING ADDRESS
       _________________________________________________________________________
           CITY, STATE, ZIP

(2)c   CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

       CUSTODIAN TAX ID #     ____-___________________

       CUSTODIAN ACCOUNT #    _____________________________

       CUSTODIAN TELEPHONE    ______-__________-________

                           C - SUBSCRIBER INFORMATION

(3)    SUBSCRIBER
       / / MR. / / MRS. / / MS.    _________________________________________________________________________
       CO-SUBSCRIBER
       / / MR. / / MRS. / / MS.    _________________________________________________________________________

(4)    MAILING ADDRESS             _________________________________________________________________________

       CITY, STATE & ZIP CODE      _________________________________________________________________________

(5)    RESIDENCE ADDRESS
       (if different from above)   _________________________________________________________________________

       CITY, STATE & ZIP CODE      _________________________________________________________________________

(6)    HOME TELEPHONE              ____-_____-_______        BUSINESS TELEPHONE    ____-____-_______

       EMAIL ADDRESS               _________________________________________________________________________

(7)    BIRTH DATE/DATE             ___/___/____ MM/DD/YYYY   CO-SUBSCRIBER BIRTH
       OF INCORPORATION                                      DATE                  ___/___/____ MM/DD/YYYY

(8)    SOCIAL SECURITY #           ____-____-______          CO-SUBSCRIBER SOCIAL
                                                             SECURITY #            ____-____-______

       TAX ID #                    ___-__________

(9)    PLEASE INDICATE CITIZENSHIP STATUS
       / / U.S. Citizen / / Resident Alien / / Non-Resident Alien

(10)   / / Employee of Affiliate

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a  / / MAIL TO ADDRESS OF RECORD
(11)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
(11)c  / / DISTRIBUTIONS DIRECTED TO:
       / / VIA MAIL COMPLETE INFORMATION BELOW.
       / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK
           / / CHECKING / / SAVINGS

       ______________________________________________________________________
       NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL
       ______________________________________________________________________
       MAILING ADDRESS
       ______________________________________________________________________
       CITY, STATE, ZIP

       ____________________________     _____________________________________
       Bank ABA # (For ACH Only)           Account Number-MUST BE FILLED IN
       MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a  / / MAIL TO CUSTODIAL ACCOUNT

(12)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
       (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Does not apply to Minnesota residents.)
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.
       (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or OTHER ENTITY OF WHICH I AM (WE ARE) TRUSTEE(S) OR AUTHORIZED AGENT(S).
       (d) ACKNOWLEDGES THAT THE SHARES ARE NOT LIQUID; (NOT REQUIRED FOR MINNESOTA OR MAINE RESIDENTS)
       (e) IF AN AFFILIATE OF THE COMPANY, REPRESENTS THAT THE SHARES ARE BEING PURCHASED FOR INVESTMENT PURPOSES ONLY AND NOT FOR IMMEDIATE RESALE.


X
---------------------------------------   --------------------------------------
SIGNATURE -- REGISTERED OWNER             DATE

X                                         X
---------------------------------------   --------------------------------------
SIGNATURE -- CO-OWNER (IF APPLICABLE)     AUTHORIZED SIGNATURE (CUSTODIAN OR
                                          TRUSTEE IF APPLICABLE)

       A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

       NAME OF REGISTERED
       REPRESENTATIVE
       / / MR. / / MRS. / / MS.    _____________________________________________

       MAILING ADDRESS             _____________________________________________
       CITY, STATE &
       ZIP CODE                    _____________________________________________
       BROKER/DEALER
       NAME                        _____________________________________________
       HOME OFFICE
       MAILING ADDRESS             _____________________________________________
       CITY, STATE &
       ZIP CODE                    _____________________________________________
       B/D CLIENT
       ACCOUNT NUMBER              #
                                   _____________________________________________
       B/D REP ID NUMBER           #
                                   _____________________________________________

       ____-____-______
       REGISTERED REPRESENTATIVE'S TELEPHONE
       HAVE YOU CHANGED BROKER/DEALERS? / / YES / / NO


       ------------------------------------------------
       REGISTERED REPRESENTATIVE'S E-MAIL

       X
       ------------------------------------------------
       SIGNATURE--REGISTERED REPRESENTATIVE

       X
       ------------------------------------------------
       SIGNATURE--BROKER/DEALER (IF APPLICABLE)

(14)a  / / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:
                                                                         -------

(14)b  / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR(RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                   APPENDIX D

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)

Use this form to designate a T.O.D.                    Please mail this form to:
beneficiary(ies).                                  Inland Securities Corporation
This form is NOT VALID for IRA accounts.                   2901 Butterfield Road
                                                       Oak Brook, Illinois 60523
                                                         Attn: Investor Services

A.     INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate of subscription agreement:

       ___________________________________________

       ___________________________________________

2.     Social Security number(s) of registered owner(s):

       _____-_____-________

       _____-_____-________

3.     Daytime phone number:

       _____-_____-________

4.     State of Residence:

       ___________________________________________

B.     TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.     Name of Primary Beneficiary:

       ___________________________________________

2.     Social Security Number:

       _____-_____-________

OR Tax Identification Number:

       _____-______________

3.     Percentage: _____%

1.     Name of Primary Beneficiary:

       ___________________________________________

2.     Social Security Number:

       _____-_____-________

OR Tax Identification Number:

       _____-______________

3.     Percentage: _____%

C.     SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly but of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my
(our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X                                         X
---------------------------------------   --------------------------------------
Signature                          Date   Signature                         Date

- A Transfer on Death (T.O.D) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Western Retail Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.

-      Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
       (have) no present interest in, or authority over, the T.O.D. account.

- A T.O.D. designation will be accepted only (1) where shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.

- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.

- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.

-      A minor may not be named as a beneficiary.

- A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.

- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.


                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

CHI\143061.1

                                   APPENDIX E1

                               LETTER OF DIRECTION

_________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:      Registered Investment Advisory Fees
         Account No. ______________ ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

          (1)   $________________; OR

          (2) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,


                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION

__________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:      Revocation of Instruction
         Account No. _________ ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,


                                      E2-1

                                   APPENDIX G

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL information"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

          - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

          - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

          - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

          - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

          - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

          -    If we suspect fraud.

          - To protect the security of our records, Web site and telephone customer service center.

          -    Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

          - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

          - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

          - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

          - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

[INLAND WESTERN LOGO]
                         RETAIL REAL ESTATE TRUST, INC.

                            Up to 270,000,000 shares


                  Inland Western Retail Real Estate Trust, Inc.


                                  Common Stock

                                   ----------

                                   PROSPECTUS

                                   ----------


                                December 21, 2004


                          Inland Securities Corporation

     You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Western Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

     Until January 31, 2005 (40 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than selling commissions) incurred by us while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.

                                                                   Initial Offering     Second Offering
                                                                   ----------------     ----------------
      Securities and Exchange Commission Registration Fee          $        228,621     $        340,823
      NASD Filing Fee                                              $         31,435     $              -
      Printing and Mailing Expenses                                $        522,749     $              -
      Blue Sky Fees and Expenses                                   $        519,779     $              -
      Legal Fees and Expenses                                      $        548,878     $        111,158
      Accounting Fees and Expenses                                 $        229,183     $        103,593
      Advertising and Sales Literature                             $      4,897,657     $          6,198
      Due Diligence                                                $        344,067     $              -
      Transfer agent fees                                          $        161,909     $              -
      Data processing fees                                         $         67,098     $              -
      Bank fees and other administrative expenses                  $        432,883     $              -
                                                                   ----------------     ----------------
        Total                                                      $      8,020,259     $        561,772  *

* As December 31, 2004

ITEM 32.  SALES TO SPECIAL PARTIES.

     Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     As of March 17, 2005, we have sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

     Options to purchase an aggregate of 15,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the five independent directors plus options for 500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XV of our articles of incorporation provides as follows:

SECTION 3.   INDEMNIFICATION

     (a) Subject to paragraphs (b), (c) and (d) of this Section 3, we shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

     (b) As long as we qualify as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our Net Assets and not from the Stockholders.

     (c) As long as we qualify as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of ours or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of ours were offered or sold as to indemnification for violations of securities laws.

     (d) We may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as we qualify as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     (e) We shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. We shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

     Our article of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

     We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS.

   The following financial statements were previously filed as part of the registration statement in the prospectus and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)

     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (f)  Notes to Consolidated Financial Statements (audited)

     (g) Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003 (audited)

     (h) Consolidated Statements of Operations for the three and nine months ended September 30, 2004, three months ended September 30, 2003, and the period from March 5, 2003 (inception) through September 30, 2003 (unaudited)

     (i) Consolidated Statement of Stockholders' Equity for the nine month period ended September 30, 2004 (unaudited)

     (j) Consolidated Statements of Cash Flows for nine months ended September 30, 2004, and the period from March 5, 2003 (inception) to September 30, 2003 (unaudited)

     (k)  Notes to Consolidated Financial Statements (unaudited)

     (l)  Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (m) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (n) Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (o) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (p) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

     (q) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

2.   SHOPS AT PARK PLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

3.   DARIEN TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

4.   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

5.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

6.   HICKORY RIDGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

7.   CORWEST PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

8.   METRO SQUARE CENTER (SUPERVALUE) :

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

9.   LARKSPUR LANDING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

10.  NORTH RANCH PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

11.  LA PLAZA DEL NORTE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  MACARTHUR CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

13.  PROMENADE AT RED CLIFF:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

14.  PEORIA CROSSINGS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

15.  DORMAN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

16.  HERITAGE TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

17.  PARADISE VALLEY MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

18.  BEST ON THE BOULEVARD:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

19.  BLUEBONNET PARC:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

20.  NORTH RIVERS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

21.  ARVADA MARKETPLACE AND CONNECTION:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

22.  EASTWOOD TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

23.  WATAUGA PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

24.  NORTHPOINTE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

25.  PLAZA SANTA FE II:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

26.  PINE RIDGE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

27.  HUEBNER OAKS CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

28.  JOHN'S CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited) December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

29.  LAKEWOOD TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

30.  FULLERTON METROCENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

31.  DAVIS TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

32.  NORTHGATE NORTH:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

33.  CRANBERRY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

34.  GATEWAY PLAZA SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

35.  SAFEWAY PLAZA AT MARYSVILLE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

36.  FORKS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

37. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

38.  THE SHOPS AT BOARDWALK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

39.  MANCHESTER MEADOWS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

40.  GOVERNOR'S MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

41.  MITCHELL RANCH PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

42.  THE COLUMNS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

43.  SAUCON VALLEY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

44.  LINCOLN PARK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

45.  SHOPPES AT PROMINENCE POINT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

46.  LOW COUNTRY VILLAGE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

47.  SHOPPES AT DALLAS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

48.  DORMAN CENTRE - PHASE II:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

49.  VILLAGE SHOPPES AT SIMONTON:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

50.  HARVEST TOWN CENTER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

51.  BED, BATH & BEYOND PLAZA:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

52.  AZALEA SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended
           September 30, 2004

           (unaudited)

53.  PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

54.  DENTON TOWN CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

55.  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

56.  GURNEE TOWN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

57.  WINCHESTER COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

58.  MANSFIELD TOWNE CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

59.  FOX CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

60.  GATEWAY PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

61.  NORTHWOODS SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

62.  OSWEGO COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

63.  LAKE MARY POINTE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

64.  PUBLIX CENTER - MT. PLEASANT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

65.  FIVE FORKS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

66.  GATEWAY STATION

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)

67.  SHOPS AT FOREST COMMONS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

68.  SOUTHLAKE TOWN SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

69.  THE PROPERTIES ACQUIRED FROM EASTERN RETAIL HOLDINGS, LP:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 1:

 1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

 (a)  Reports of Independent Registered Public Accounting Firm

 (b)  Consolidated Balance Sheets at December 31, 2004 and 2003

 (c) Consolidated Statements of Operations for the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003

 (d) Consolidated Statement of Stockholders' Equity for the year ended December 31, 2004 and for the period from March 5, 2003 (inception) to December 31, 2003

 (e) Consolidated Statements of Cash Flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) to December 31, 2003

 (f) Notes to Consolidated Financial Statements

 (g) Real Estate and Accumulated Depreciation (Schedule III)

 (h) Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004

 (i) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2004

 (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004

 (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004

 2.  HENRY TOWN CENTER:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

 3.  THE PROPERTIES ACQUIRED FROM CERUZZI HOLDINGS:

 (a)  Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 4.  PROPERTIES ACQUIRED FROM FFI AMERICAN MARKET FUND, L.P.:

 (a)  Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 5.  SHOPPES AT LAKE ANDREW:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 6.  MESA FIESTA:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 7.  MIDTOWN CENTER:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 8.  TRENTON CROSSING:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 9.  PROPERTIES ACQUIRED FROM WEBER & COMPANY:

 (a)  Independent Auditors' Report

 (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

 10. MCALLEN SHOPPING CENTER:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 11. 23RD STREET PLAZA:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 12. PHENIX CROSSING:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 13. MAGNOLIA SQUARE:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 14. COTTAGE PLAZA:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from November 1, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 15. VILLAGE AT QUAIL SPRINGS:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 16. HOLLIDAY TOWN CENTER:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 (unaudited)

17. HIGH RIDGE CROSSING:

 (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) through December 31, 2004 (unaudited)

 (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 17, 2004 (commencement of operations) through December 31, 2004 (unaudited)

18. STATELINE STATION:

 (a)  Independent Auditors' Report

 (b) Historical Summary of Gross Income and Direct Operating Expenses for year ended December 31, 2004

 (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004

(b) EXHIBITS.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    1.1**********        Form of Dealer Manager Agreement by and between Inland Western Retail Real Estate Trust, Inc. and Inland
                         Securities Corporation.

    1.2**********        Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting
                         Dealers.

    3.1**********        First Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate Trust, Inc.

    3.2*                 Bylaws of Inland Western Retail Real Estate Trust, Inc.

    3.2. X3              Second Amended and Restated Bylaws of Inland Western Retail Real Estate Trust, Inc. as of February 11,
                         2005

    4.1*                 Specimen Certificate for the Shares.

    5**********          Opinion of Duane Morris LLP as to the legality of the Shares being registered.

    8**********          Opinion of Duane Morris LLP as to tax matters.

    10.1**               Form of Escrow Agreement by and among Inland Western Retail Real Estate Trust, Inc., Inland Securities
                         Corporation and LaSalle Bank National Association.

    10.2**               Form of Advisory Agreement by and between Inland Western Retail Real Estate Trust, Inc. and Inland
                         Western Retail Real Estate Advisory Services, Inc.

    10.2.1 X3            Amended and Restated Advisory Agreement dated December 28, 2004

    10.2.2 X3            Second Amended and Restated Advisory Agreement dated December 28, 2004

    10.3**               Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Western Retail Real Estate Trust, Inc. and Inland Western Property Management Corp.

    10.4**               Property Acquisition Service Agreement by and among Inland Western Retail Real Estate Trust, Inc.,
                         Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real
                         Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc.

    10.4.1 X3            Property Acquisition Agreement dated February 10, 2005 by and between Inland Real Estate Acquisitions, inc, Inland Western Retail Real Estate Trust, Inc., and Inland Western Retail Real Estate Advisory
                         Services, Inc.

    10.5*                Independent Director Stock Option Plan.

    10.6*                Indemnification Agreement by and between Inland Western Retail Real Estate Trust, Inc. and its directors and executive officers.

    10.7**               Purchase and Sale Agreement (Re: Peoria Station) dated January 31, 2003.

    10.8***              Assignment of Purchase and Sale Agreement (Re: Peoria Station) dated June 3, 2003.

    10.9****             Share Repurchase Plan.

    10.10*****           Agreement for Purchase and Sale (Re: Stony Creek) dated November 11, 2003.

    10.11*****           Real Property Purchase Agreement (Re: Plaza 205 and Mall 205) dated December 3, 2003.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.12*****           Amended Real Estate Purchase Contract (Re: Edmond Oklahoma Eckerd Drug Store) dated November 11, 2003.

    10.13*****           Amended Real Estate Purchase Contract (Re: Norman Oklahoma Eckerd Drug Store) dated November 11, 2003.

    10.14******          Sale-Purchase Agreement Contract (Re: Shops at Park Place) dated September 5, 2003.

    10.15******          Assignment of Contract (Re: Shops at Park Place) dated September 23, 2003.

    10.16******          Assignment of Membership Interests (Re: Shops at Park Place) dated October 31, 2003.

    10.17******          Promissory Note (Re: Shops at Park Place) dated October 31, 2003.

    10.18******          Loan Agreement (Re: Shops at Park Place) dated October 31, 2003.

    10.19******          Post Closing Agreement (Re: Shops at Park Place) dated October 31, 2003.

    10.20******          Purchase and Sale Agreement (Re: Darien Towne Center) dated November 12, 2003.

    10.21******          Purchase and Sale Agreement (Re: Shaws Supermarkets- New Britain) dated November 20, 2003.

    10.22******          Agreement Relating to PetsMart Claims (Re: Darien Towne Center) dated December 18, 2003.

    10.23******          Agreement Relating to Irv's Lease (Re: Darien Towne Center) dated December 18, 2003.

    10.24******          Amended Purchase Agreement (Re: Newnan Crossing) dated December 18, 2003.

    10.25******          Mortgage Note $10M (Re: Darien Towne Center) dated December 19, 2003.

    10.26******          Mortgage Note $6.5M (Re: Darien Towne Center) dated December 19, 2003.

    10.27******          Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (Re: Darien
                         Towne Center) dated December 19, 2003.

    10.28******          Related Agreement (Re: Darien Towne Center) dated December 19, 2003.

    10.29******          Assignment (Re: Darien Towne Center) dated December 19, 2003.

    10.30******          Partial Assignment and Assumption of Purchase and Sale Agreement (Re: Shaws Supermarket - New Britain)
                         dated December 30, 2003.

    10.31******          Amended Purchase Agreement (Re: Pavilion at Kings Grant) dated December 31, 2003.

    10.32******          Post Closing and Indemnity Agreement (Re: Pavilion at Kings Grant) dated December 31, 2003.

    10.33******          Mortgage Note (Re: CorWest Plaza) dated January 1, 2004.

    10.34******          Mortgage, Assignment of Leases and Rents and Security Agreement (Re: CorWest Plaza) dated January 1,
                         2004.

    10.35******          Guaranty Agreement (Re: CorWest Plaza) dated January 1, 2004.

    10.36******          Letter Agreement (Re: Stoney Creek Marketplace) dated January 5, 2004.

    10.37******          Mortgage Note (Re: Stoney Creek Marketplace) dated January 5, 2004.

    10.38******          Mortgage, Assignment of Leases and Rents and Security Agreement (Re: Stoney Creek Marketplace) dated
                         January 5, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.39******          Amended Contract of Sale (Re: La Plaza Del Norte) dated January 16, 2004.

    10.40******          Promissory Note (Re: Hickory Ridge) dated January 23, 2004.

    10.41******          Post Closing Agreement (Re: Hickory Ridge) dated January 2004.

    10.42******          Loan Agreement (Re: Hickory Ridge) dated January 23, 2004.

    10.43******          Amended and Restated Promissory Noted (Re: Shops at Park Place and Shaws Supermarket - New Britain)
                         dated January 2004.

    10.44******          Promissory Note (Re: Shops at Park Place and Shaws Supermarket - New Britain) dated January 2004.

    10.45******          Open-End Mortgage and Security Agreement (Re: Shops at Park Place and Shaws Supermarket - New Britain)
                         dated January 2004.

    10.46******          Loan Agreement (Re: Shops at Park Place and Shaws Supermarket - New Britain) dated January 2004.

    10.47******          Guaranty Agreement Regarding Cross-Collateralization (Re: Shops at Park Place) dated January 2004.

    10.48******          Guaranty Agreement Regarding Cross-Collateralization (Re: Shaws Supermarket - New Britain) dated
                         January 2004.

    10.49******          Notice of Final Agreement (Re: La Plaza Del Norte) dated February 2004.

    10.50******          Secured Promissory Note Loan No. 753821 (Re: La Plaza Del Norte) dated February 2004.

    10.51******          Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753821 (Re: La Plaza Del Norte)
                         dated February 2004.

    10.52******          Guaranty Loan No, 753821 (Re: La Plaza Del Norte) dated February 2004.

    10.53*******         Amended Purchase and Sale Agreement (Re: CorWest Plaza) dated October 8, 2003.

    10.54*******         Assignment and Assumption of Purchase and Sale Agreement (Re: CorWest Plaza) dated January 5, 2004.

    10.55*******         Amended Purchase and Sale Agreement (Re: Metro Square Center) dated January 16, 2004.

    10.56*******         Assignment and Assumption of Letter Agreement (Re: Metro Square Center) dated January 20, 2004.

    10.57*******         Reinstatement of and Amendment to Purchase and Sale Agreement (Re: North Ranch Pavilions) dated January
                         14, 2004.

    10.58*******         Assignment and Assumption of Purchase and Sale Agreement (Re: North Ranch Pavilions) dated January 15,
                         2004.

    10.59*******         Letter Agreement (Re: MacArthur Crossing) dated November 20, 2003.

    10.60*******         Assignment of Contract (Re: MacArthur Crossing) dated February 2004.

    10.61*******         Secured Promissory Note Loan No. 753820 (Re: Larkspur Landing) dated January 30, 2004.

    10.62*******         Deed of Trust, Security Agreement and Assignment of Rents (Re: Larkspur Landing) dated January 30, 2004.

    10.63*******         Guaranty Loan No. 753820 (Re: Larkspur Landing) dated January 30, 2004.

    10.64*******         Amended Option to Purchase Partnership Interests (Re: Hickory Ridge) dated December 23, 2003.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.65*******         Assignment (Re: La Plaza Del Norte) dated January 21, 2004.

    10.66*******         Purchase and Sale Agreement (Re: Larkspur Landing) dated December 12, 2003.

    10.67*******         Assignment (Re: Larkspur Landing) dated January 14, 2004.

    10.68*******         Amended Letter Agreement Offer to Purchase (Re: The Promenade at Red Cliff) dated February 13, 2004.

    10.69********        Agreement of Sale (Re: Peoria Crossing) dated January, 2004

    10.70********        Letter Agreement to Purchase (Re: Heritage Towne Crossing) dated January 8, 2004.

    10.71*********       Secured Promissory Note Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

    10.72*********       Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753865 (Re: Pavilion at King's Grant)
                         dated April 6, 2004.

    10.73*********       Guaranty Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

    10.74*********       Guaranty - II  Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

    10.75*********       Assignment of Contract (Re: Hickory Ridge ) dated January 9, 2004.

    10.76*********       Promissory Note Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.77*********       Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Loan No. 6518303
                         (Re: Metro Square Center) dated March 26, 2004.

    10.78*********       Non-Recourse Guaranty Agreement Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.79*********       Payment Guaranty Agreement Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.80*********       Secured Promissory Note Loan No. 753864 (Re: MacArthur Crossing) dated March 26, 2004.

    10.81*********       Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753864 (Re: MacArthur Crossing) dated
                         March 26, 2004.

    10.82*********       Guaranty Loan No. 753864 (Re: MacArthur Crossing) dated March 26, 2004.

    10.83*********       Promissory Note Loan No. 57968 (Re: Promenade at Red Cliff) dated April 8, 2004.

    10.84*********       Exceptions to Non-Recourse Guaranty Agreement Loan No. 57968 (Re: Promenade at Red Cliff) dated April 8,
                         2004.

    10.85*********       Loan Agreement No. 57968 (Re: Promenade at Red Cliff) dated April 8, 2004.

    10.86*********       Post Closing and Indemnity Agreement (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.87*********       Vacancy Escrow Agreement (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.88*********       General Assignment (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.89*********       Assignment of Contract (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.90*********       Assignment of Contract (Re: Dorman Center) dated December 29, 2003.

    10.92*********       Dorman Center Pier 1 Escrow (Re: Dorman Center) dated March 4, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.93*********       Dorman Center Escrow (Re: Dorman Center) dated March 4, 2004.

    10.94*********       Mortgage Note Loan No. 6518291 (Re: Dorman Center) dated April 9, 2004.

    10.95*********       Mortgage, Assignment of Leases and Rents and Security Agreement (Re: Dorman Center) dated April 9, 2004.

    10.96*********       Transitional Security (Phase II) Reserve Agreement (Re: Dorman Center) dated April 9, 2004,

    10.97*********       Guaranty Agreement Loan No. 6518291 (Re: Dorman Center) dated April 9, 2004.

    10.98*********       Promissory Note: (Re: Heritage Towne Crossing) dated April 26, 2004.

    10.99*********       Promissory Note: (Re: Eckerds - Edmond, OK.) dated April 26, 2004.

    10.100********       Promissory Note: (Re: Eckerds - Norman, OK.) dated April 26, 2004.

    10.101********       Loan Agreement (Re: Heritage Towne Crossing, Eckerds - Edmond, OK. And Eckerds - Norman, OK.) dated
                         April 26, 2004.

    10.102********       Post-Closing Agreement (Re: Heritage Towne Crossing, Eckerds - Edmond, OK. And Eckerds - Norman, OK.)
                         dated April 26, 2004.

    10.103********       Guaranty Agreement Regarding Cross-Collateralization (Re: Heritage Towne Crossing) dated April 26, 2004.

    10.104********       Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Edmond, OK.) dated April 26, 2004.

    10.105********       Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Norman, OK.) dated April 26, 2004.

    10.106********       Assignment of Contract (Re: Promenade at Red Cliff) dated February 13, 2004.

    10.107********       Assignment of Contract (Re: Peoria Crossings) dated March 3, 2004.

    10.108********       Post Closing Agreement (Re: Peoria Crossings) dated March 3, 2004.

    10.109********       Master Lease Escrow Agreement (Re: Peoria Crossings) dated February 4, 2004.

    10.110********       Tax Proration Agreement (Re: Peoria Crossings) dated March 3, 2004.

    10.111********       Promissory Note Loan No. 10023006 (Re: Peoria Crossings) dated March 5, 2004.

    10.112********       Loan Agreement -Loan No. 10023006 (Re: Peoria Crossings) dated March 5, 2004.

    10.113********       Assignment of Contract (Re: Paradise Valley Marketplace) dated April 8, 2004.

    10.114********       Revised Letter Agreement to Purchase (Re: Paradise Valley Marketplace) dated January 21, 2004.

    10.115********       Escrow Agreement (Re: Paradise Valley Marketplace) dated April 8, 2004.

    10.116********       Assignment and Assumption of Purchase and Sale Agreement (Re: Best on the Boulevard) dated April 4,
                         2004.

    10.117********       Post-Closing Agreement (Re: Best on the Boulevard) dated April 14, 2004.

    10.118********       Amended Purchase and Sale Agreement (Re: Best on the Boulevard) dated March 29, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.119********       Assignment and Assumption of Purchase and Sales Agreement (Re: Bluebonnet Parc) dated April 21, 2004.

    10.120********       Escrow Agreement (Re: Bluebonnet Parc) dated April 22, 2004.

    10.121********       Letter Agreement to Purchase (Re: Bluebonnet Parc) dated February 4, 2004.

    10.122********       Loan Agreement (Re: Bluebonnet Parc) dated May 7, 2004.

    10.123********       Assignment and Assumption of Agreement for Purchase and Sale (Re: Alison's Corner) dated April 20, 2004.

    10.124********       Post Closing Agreement (Re: Alison's Corner) dated April 28, 2004.

    10.125********       Amended Purchase and Sale Agreement (Re: Alison's Corner) dated April 23, 2004.

    10.126********       Promissory Note (Re: Alison's Corner) dated May 10, 2004.

    10.127********       Loan Agreement (Re: Alison's Corner) dated May 10, 2004.

    10.128********       Letter Agreement Regarding Escrow (Re: Alison's Corner) dated May 10, 2004.

    10.129********       Post-Closing Agreement (Re: Alison's Corner) dated May 10, 2004.

    10.130********       Assignment and Assumption of Purchase and Sales Agreement (Re: North Rivers Town Center) dated April 27,
                         2004.

    10.131********       Post-Closing Agreement (Re: North Rivers Town Center) dated April 2004.

    10.132********       Amended Agreement for Purchase and Sale (Re: North Rivers Town Center) dated April 26, 2004.

    10.133********       Assignment and Assumption of Purchase and Sales Agreement (Re: Eastwood Towne Center) dated May 12,
                         2004.

    10.134********       Revised Letter Agreement (Re: Eastwood Towne Center) dated March 29, 2004.

    10.135********       Master Fund Escrow Agreement (Eastwood Towne Center) dated May 13, 2004.

    10.136********       Holdback Agreement (Re: Eastwood Towne Center) dated May 13, 2004.

    10.137********       Bill of Sale, Assignment and Assumption of Contracts (Re: Eastwood Towne Center) dated May 13, 2004.

    10.138********       Assignment and Assumption of Purchase and Sales Agreement (Re: Arvada Connection and Arvada Marketplace)
                         dated April 28, 2004.

    10.139********       Bill of Sale, Assignment and Assumption of Contracts (Re: Arvada Connection and Arvada Marketplace)
                         dated April 29, 2004.

    10.140********       Purchase and Sale Agreement (Re: Arvada Connection and Arvada Marketplace) dated March 31, 2004.

    10.141********       Escrow Agreement (Re: Arvada Connection and Arvada Marketplace) dated April 29, 2004.

    10.142********       Redevelopment Agreement (Re: Arvada Connection and Arvada Marketplace) dated April 28, 2004.

    10.144********       Assignment of Contract (Re: Watauga Pavilion) dated May 20, 2004.

    10.145********       Amended Purchase and Sale Agreement (Re: Watauga Pavilion) dated May 11, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.146********       Post-Closing Escrow and Master Lease Agreement (Re: Watauga Pavilion) dated May 21, 2004.

    10.147********       CAM Reconciliation Escrow Agreement (Re: Northpointe Plaza) dated May 2004.

    10.148********       Reinstatement of and First Amendment to Agreement of Purchase and Sale (Re: Northpointe Plaza) dated
                         April 2004.

    10.149********       Vacancy Escrow Agreement (Re: Northpointe Plaza) dated May 2004.

    10.150********       Promissory Note - Loan No. 58108 (Re: Paradise Valley Marketplace) dated June 3, 2004.

    10.151********       Loan Agreement - Loan No. 58108 (Re: Paradise Valley Marketplace) dated June 3, 2004.

    10.152********       Promissory Note (Re: North Rivers Town Center) dated June 3, 2004.

    10.153********       Mortgage and Security Agreement (Re: North Rivers Town Center) dated June 3, 2004.

    10.154********       Post-Closing Agreement (Re: North Rivers Town Center) dated June 3, 2004.

    10.155********       Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Kill Devil Hills, NC) dated March 18, 2004.

    10.156********       Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Greer, SC) dated April 1, 2004.

    10.157********       Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Columbia, SC) dated March 18, 2004.

    10.158********       Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Crossville, TN) dated March 18, 2004.

    10.159*******        Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Loan No. 58108
                         (Re: Peoria Crossing) dated June 3, 2004.

    10.160*******        Loan Agreement (Re: North Rivers Town) dated June 3, 2004.

    10.161*******        Secured Promissory Note Loan No. 753946 (Re: Arvada Marketplace) dated June 17, 2004.

    10.162*******        Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753946 (Re: Arvada Marketplace) dated
                         June 17, 2004.

    10.163*******        Guaranty Loan No. 753946 (Re: Arvada Marketplace) dated June 17, 2004.

    10.164*******        Mortgage Note Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.165*******        Mortgage - Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.166*******        Guaranty Agreement Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.167*******        Secured Promissory Note Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.168*******        Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753943 (Re: Watauga Pavilion) dated
                         June 7, 2004.

    10.169*******        Notice of Final Agreement Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.170*******        Guaranty Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.171*******        General Assignment (Re: Northpointe Plaza) dated May 25, 2004.

    10.172*******        Post Closing and Indemnity Agreement (Re: Northpointe Plaza) dated May, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.173*******        Promissory Note (Re: Northpointe Plaza) dated June 4, 2004.

    10.174*******        Loan Agreement (Re: Northpointe Plaza) dated June 4, 2004.

    10.175*******        Deed of Trust, Security Agreement and Fixture Filing (Re: Northpointe Plaza) dated June 4, 2004.

    10.176*******        Revised Letter Agreement to Purchase (Re: Plaza Santa Fe) dated December 4, 2004.

    10.177*******        Promissory Note Secured By Leasehold Deed of Trust (Re: Plaza Santa Fe) dated November 22, 2002.

    10.178*******        Leasehold Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement and Fixture
                         Filing Loan No. 31-0900141A (Re: Plaza Santa Fe) dated November, 2002.

    10.179*******        Assignment of Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated June 4, 2004.

    10.180********       Assignment and Assumption Agreement Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated May 26,
                         2004.

    10.181*******        Amended Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated March 30, 2004.

    10.182*******        Assignment of Contract (Re: Huebner Oaks Center) dated June 8, 2004.

    10.183*******        Agreement of Purchase and Sale (Re: Huebner Oaks Center).

    10.184*******        Secured Promissory Note 1 Loan No. 753971 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.185*******        Secured Promissory Note 2 Loan No. 753972 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.186*******        Deed of Trust, Security Agreement and Assignment of Rents Loan Nos. 753971 and 753972 (Re: Huebner Oaks
                         Center) dated June 22, 2004.

    10.187*******        Guaranty Loan Nos. 753971 and 753972 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.188*******        Notice of Final Agreement Loan Nos. 753971 and 753972 (Huebner Oaks Center) dated June 22, 2004.

    10.189*******        Amended Letter Purchase Agreement (Re: John's Creek Village) dated June 18, 2004.

    10.190*******        Earn-out Agreement (Re: John's Creek Village) dated June 23, 2004.

    10.191*******        Assignment of Contract (Re: Lakewood Towne Center) dated June, 2004.

    10.192*******        Agreement for Purchase and Sale of Real Property and Escrow Instructions (Re: Lakewood Towne Center)
                         dated May 6, 2004.

    10.193*******        Escrow and Leasing Agreement (Re: Lakewood Towne Center) dated June, 2004.

    10.194*******        Commitment Letter Loan Nos. 122498 and 122499 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.195*******        Deed of Trust Note A Loan No. 122498 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.196*******        Deed of Trust Note B Loan No. 122499 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.197*******        Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (Re:
                         Lakewood Towne Center) dated June 28, 2004.

    10.198*******        First Amendment to Escrow and Leasing Agreement Loan Nos. 122498 and 122499 (Re: Lakewood Towne Center)
                         dated June 28, 2004.

    10.199*******        Master Lease Escrow Agreement (Re: Paradise Shoppes at Prominence Point) dated June 30, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.200*******        Assignment of Purchase and Sale Agreement (Re: Northgate North) dated June 24, 2004.

    10.201*******        Amended Agreement to Purchase and Sale Agreement (Re: Northgate North) dated June 23, 2004.

    10.202*******        Escrow Agreement Regarding July Rents (Re: Northgate North) dated June 30, 2004.

    10.203*******        Escrow Agreement Regarding Bassett TI Work/Leasing Commission (Re: Northgate North) dated June, 2004.

    10.204*******        Access Agreement (Re: Northgate North) dated June 30, 2004.

    10.205*******        Post Closing and Indemnity Agreement (Re: Davis Towne Crossing) dated June 30, 2004.

    10.206*******        Letter Agreement to Purchase (Re: Davis Towne Crossing) dated April 21, 2004.

    10.207               ** NOT USED

    10.208*******        Assignment of Purchase and Sale Agreement (Re: Fullerton Metrocenter) dated June 24, 2004.

    10.209*******        Post Closing and Indemnity Agreement (Re: Fullerton Metrocenter) dated June, 2004.

    10.210*******        Amended Purchase and Sale Agreement and Joint Escrow Instructions (Re: Fullerton Metrocenter) dated
                         June 30, 2004.

    10.211*******        Assignment and Assumption of Agreement for Purchase and Sale (Re: Low Country Village) dated June 30,
                         2004.

    10.212*******        Post Closing Agreement (Re: Low Country Village) dated June 30, 2004.

    10.213*******        Agreement of Purchase and Sale (Re: Low Country Village) dated May 20, 2004.

    10.214*******        Installment Note (Re: Pacheco Pass) dated June 30, 2004.

    10.215*******        Loan Proceeds Holdback Agreement (Re: Pacheco Pass) dated June 30, 2004.

    10.216*******        Interest Reserve Holdback Agreement (Re: Pacheco Pass) dated June 30, 2004.

    10.217*******        Loan Guaranty Agreement (Secured Note) (Re: Pacheco Pass) dated June 30, 2004.

    10.218*******        Escrow Agreement (Re: Shoppes at Boardwalk) dated July 1, 2004.

    10.219*******        Secured Promissory Note Loan No. 753948 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.220*******        Deed of Trust, Security Agreement and Assignment of Rents (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.221*******        Guaranty Loan No. 75348 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.222*******        Property Reserves Agreement Loan No. 753948 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.223*******        Master Lease Escrow Agreement (Re: Paradise Shoppes at Dallas) dated July 1, 2004.

    10.224*********      Assignment of Purchase Agreement (Re: Plaza Santa Fe II) dated May 25, 2004

    10.225*********      Assignment of Contract (Re: Eckerds - Greer) dated May 2004

    10.226*********      Assignment of Contract (Re: Eckerds - Kill Devil Hills) dated May 2004

    10.227*********      Assignment of Contract (Re: Eckerds - Crossville) dated May 2004

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.228*********      Assignment of Contract (Re: Eckerds - Columbia) dated May 2004

    10.229*********      Promissory Note  (Re: Eckerds - Crossville) dated July 21, 2004

    10.230*********      Post-Closing Agreement  (Re: Eckerds - Crossville) dated July 21, 2004

    10.231*********      Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds- Crossville) dated July 21, 2004

    10.232*********      Promissory Note  (Re: Eckerds - Columbia) dated July 21, 2004

    10.233*********      Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds- Columbia) dated July 21, 2004

    10.234*********      Promissory Note  (Re: Eckerds - Kill Devil Hills) dated July 21, 2004

    10.235*********      Post-Closing Agreement  (Re: Eckerds - Kill Devil Hills) dated July 21, 2004

    10.236*********      Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Kill Devil Hills) dated July 21,
                         2004

    10.237*********      Promissory Note  (Re: Eckerds - Greer) dated July 21, 2004

    10.238*********      Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Greer) dated July 21, 2004

    10.239*********      Loan Agreement (Re: Eckerds - Crossville, Columbia, Greer and Kill Devil Hills) dated July 21, 2003

    10.240*********      Promissory Note (Re: Pine Ridge Plaza) dated July 27, 2004

    10.241*********      Loan Agreement (Re: Pine Ridge Plaza) dated July 27, 2004

    10.242*********      Earn-Out Agreement (Re: Johns Creek Village) dated June 23, 2004

    10.243*********      Transitional Security (Phase II) Reserve Agreement (Re: Johns Creek Village) dated June 28, 2004

    10.244*********      Mortgage Note (Re: Johns Creek Village) dated June 28, 2004

    10.245*********      Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (Re: Johns Creek Village)
                         dated June 28, 2004

    10.246*********      Guaranty Agreement (Re: Johns Creek Village) dated June 28, 2004

    10.247*********      Post-Closing Agreement (Re: Fullerton Metrocenter) dated July 9, 2004

    10.248*********      Promissory Note (Re: Fullerton Metrocenter) dated July 9, 2004

    10.249*********      Loan Agreement (Re: Fullerton Metrocenter) dated July 9, 2004

    10.250*********      Deed of Trust Note (Re: Northgate North) dated July 2004

    10.251*********      Letter Agreement (Re: Northgate North) dated July 14, 2004

    10.252*********      Closing Certificate (Re: Northgate North) dated July 2004

    10.253*********      Limited Payment Guaranty (Re: Northgate North) dated July 2004

    10.254*********      Post-Closing Agreement (Re: Cranberry Square) dated July 2004

    10.255*********      Loan Agreement (Re: Cranberry Square) dated July 2004

    10.256*********      Letter Agreement (Re: Tollgate Marketplace) dated July 21, 2004

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.257*********      Closing Certificate (Re: Tollgate Marketplace) dated July 21, 2004

    10.258*********      Mortgage Note (Re: Tollgate Marketplace) dated July 21, 2004

    10.259*********      Post Closing Delivery Covenant (Re: Tollgate Marketplace) dated July 21, 2004

    10.260*********      Indemnity Guaranty (Re: Tollgate Marketplace) dated July 21, 2004

    10.261*********      Real Estate Purchase Contract (Re: Wal-Mart Supercenter - Blytheville) dated May 28, 2004

    10.262*********      Letter Agreement (Re: Gateway Village) dated July 21, 2004

    10.263*********      Closing Certificate (Re: Gateway Village) dated  July 21, 2004

    10.264*********      Mortgage Note A (Re: Gateway Village) dated July 21, 2004

    10.265*********      Mortgage Note B (Re: Gateway Village) dated July 21, 2004

    10.266*********      Indemnity Guaranty (Re: Gateway Village) dated July 21, 2004

    10.267*********      Post Closing Delivery Covenant (Re: Gateway Village, Towson Circle, and Tollgate Marketplace) dated
                         July 21, 2004

    10.268*********      Letter Agreement (Re: Towson Circle) dated July 21, 2004

    10.269*********      Closing Certificate (Re: Towson Circle) dated July 21, 2004

    10.270*********      Mortgage Note A (Re: Towson Circle) dated July 21, 2004

    10.271*********      Mortgage Note B (Re: Towson Circle) dated July 21, 2004

    10.272*********      Indemnity Guaranty (Re: Towson Circle) dated July 21, 2004

    10.273*********      Letter Agreement (Re: Gateway Plaza Shopping Center) dated May 20, 2004

    10.274*********      Promissory Note (Re: Wrangler Company Western Headquarters and Distribution Facility) dated July 26,
                         2004

    10.275*********      Loan Agreement (Re: Wrangler Company Western Headquarters and Distribution Facility) Dated July 26,
                         2004

    10.276*********      Promissory Note (Re: Plaza at Marysville) dated July 30, 2004

    10.277*********      Loan Agreement (Re: Plaza at Marysville) dated July 30, 2004

    10.278*********      Forks Town Center China Moon Escrow (Re: Forks Town Center) dated July 27, 2004

    10.279*********      Earn Out Agreement (Re: Forks Town Center) dated July 27, 2004

    10.280*********      Promissory Note (Re: Academy Sports and Outdoors - Houma) dated August 4, 2004

    10.281*********      Loan Agreement (Re: Academy Sports and Outdoors - Houma) dated August 4, 2004

    10.282*********      Promissory Note (Re: Reisterstown Plaza) dated August 4, 2004

    10.283*********      Letter Agreement (Re: Reisterstown Plaza) dated July 30, 2004

    10.284*********      Loan Agreement (Re: Reisterstown Plaza) dated August 4, 2004

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.285*********      Guaranty Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.286*********      Limited Guaranty Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.287*********      Post-Closing Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.288*********      Letter Agreement (Re: Wal-Mart Supercenter - Jonesboro) dated June 4, 2004

    10.289*********      Promissory Note (Re: Wal-Mart Supercenter - Jonesboro) dated August 6, 2004

    10.290*********      Loan Agreement (Re: Wal-Mart Supercenter - Jonesboro) dated August 6, 2004

    10.291**********     Promissory Note Loan No. 10024997 (Re: Davis Towne Crossing) dated August 9, 2004.

    10.292**********     Loan Agreement No. 10024997 (Re: Davis Towne Crossing) dated August 9, 2004.

    10.293**********     Promissory Note Loan No. 10024995 (Re: Shoppes of Prominence Point) dated August 2004.

    10.294**********     Loan Agreement No. 10024995 (Re: Shoppes of Prominence Point) dated August 2004.

    10.295**********     Assignment of Contract (Re: Shops at Boardwalk) dated July 1, 2004.

    10.296**********     Letter Agreement to Purchase (Re: Shops at Boardwalk) dated March 2004.

    10.297**********     Amended Agreement of Sale (Re: Shops at Boardwalk) dated April 15, 2004.

    10.298**********     Assignment of Contract (Re: Cranberry Square) dated June 23, 2004.

    10.299**********     Letter Agreement to Purchase (Re: Cranberry Square) dated April 27, 2004.

    10.300**********     Construction Agreement (Re: Dorman Center Phase II) dated July 15, 2004.

    10.301**********     Escrow Agreement (Re: Dorman Center Phase II) dated July 14, 2004.

    10.302**********     Assignment and Assumption of Purchase and Sale Agreement (Re: Gateway Plaza) dated July 21, 2004.

    10.303**********     Amended Purchase and Sale Agreement (Re: Gateway Plaza) dated July 15, 2004.

    10.304**********     Letter Agreement to Purchase (Re: Gateway Plaza) dated May 20, 2004.

    10.305**********     Assignment of Contract (Re: Plaza at Marysville) dated July 26, 2004.

    10.306**********     Reinstated and Amended Purchase and Sale Agreement (Re: Plaza at Marysville) dated July 23, 2004.

    10.307**********     Purchase and Sale Agreement (Re: Plaza at Marysville) dated May 6, 2004.

    10.308**********     Letter Agreement to Purchase (Re: Forks Town Center) dated August 10, 2004.

    10.309**********     Mortgage Note Loan No. 122483 (Re: Forks Town Center) dated August 10, 2004.

    10.310**********     Limited Payment Guarantee Agreement Loan No. 122483 (Re: Forks Town Center) dated August 10, 2004.

    10.311**********     Post-Closing Agreement (Re: Village Shoppes at Simonton) dated August 9, 2004.

    10.312**********     Escrow and Guarantee Agreement (Re: Village Shoppes at Simonton) dated August 2004.

    10.313**********     Assignment and Assumption of Purchase and Sale Agreement (Re: Village Shoppes at Simonton) dated August
                         2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.314**********     Letter Agreement to Purchase (Re: Village Shoppes at Simonton) dated April 30, 2004.

    10.315**********     Secured Promissory Note Loan No. 754044 (Re: Manchester Meadows) dated August 24, 2004.

    10.316**********     Deed of Trust, Security Agreement and Assignment of Rents (Re: Manchester Meadows) dated August 24,
                         2004.

    10.317**********     Guaranty Agreement Loan No. 754044 (Re: Manchester Meadows) dated August 24, 2004.

    10.318**********     Escrow and Guarantee Agreement (Re: Manchester Meadows) dated August 2004.

    10.319**********     St. Louis Plays capes Escrow and Guarantee Agreement (Re: Manchester Meadows) dated August 2004.

    10.320**********     Assignment and Assumption of Purchase and Sale Agreement (Re: Manchester Meadows) dated August 2004.

    10.321**********     Purchase and Sale Agreement (Re: Manchester Meadows) dated July 13, 2004.

    10.322**********     Amended and Restated Promissory Note Loan No. 10024998 (Re: Governor's Marketplace) dated August 17,
                         2004.

    10.323**********     Post-Closing Agreement (Re: Governor's Marketplace) dated August 2004.

    10.324**********     Loan Agreement No. 10024998 (Re: Governor's Marketplace) dated August 17, 2004.

    10.325**********     Master Lease Escrow Agreement (Re: Mitchell Ranch Plaza) dated August 23, 2004.

    10.326**********     Agreement of Purchase and Sale (Re: Mitchell Ranch Plaza) dated July 20, 2004.

    10.327**********     Master Lease Escrow Agreement (Re: The Columns) dated August 24, 2004.

    10.328**********     Escrow Agreement (Re: The Columns) dated August 24, 2004.

    10.329 X1            Assignment (Re: John's Creek Village) dated June 23, 2004.

    10.330 X1            Assignment (Re: Shoppes at Prominence Point) dated June 30, 2004.

    10.331 X1            Amended Agreement of Purchase and Sale of Shopping Center (Re: Shoppes at Prominence Point) dated June
                         18, 2004.

    10.332 X1            Assignment (Re: Shoppes of Dallas) dated July, 2 2004.

    10.333 X1            Amended Agreement of Purchase and Sale of Shopping Center (Re: Shoppes of Dallas) dated June 29, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
    10.334 X1            Letter Agreement (Re: Shoppes of Dallas) dated September 27, 2004.

    10.335 X1            Mortgage Note A Loan No. 122533 (Re: Shoppes of Dallas) dated September 27, 2004.

    10.336 X1            Mortgage Note B Loan No. 122533 (Re: Shoppes of Dallas) dated September 27, 2004.

    10.337 X1            Deed to Secure Debt and Security Agreement (Re: Shoppes of Dallas) dated September 27, 2004.

    10.338 X2            Contribution Agreement (Re: Boulevard at the Capital Centre) dated July 21, 2004.

    10.339 X1            Contribution Agreement (Re: Tollgate Marketplace) dated July 19, 2004.

    10.340 X1            Contribution Agreement (Re: Gateway Village) dated July 21, 2004.

    10.341 X1            Promissory Note (Re: Plaza at Marysville) dated July 30, 2004.

    10.342 X1            Loan Agreement (Re: Plaza at Marysville) dated July 30, 2004.

    10.343 X1            Assignment of Contract (Re: Forks Town Center) dated June 18, 2004.

    10.344 X1            Reinstated and Amended Contract (Re: Forks Town Center) dated July 2, 2004.

    10.345               NOT USED

    10.346 X1            Contribution Agreement (Re: Towson Circle) dated July 2004.

    10.347 X1            Letter Agreement (Re: Gateway Plaza) dated August 19, 2004.

    10.348 X1            Deed of Trust Note Loan No. 122520 (Re: Gateway Plaza) dated August 19, 2004.

    10.349 X1            Limited Payment Guaranty (Re: Gateway Plaza) dated August 19, 2004.

    10.350 X1            Contribution Agreement (Re: Reisterstown Road Plaza) dated July 2004.

    10.351 X1            Letter Agreement (Re: Village Shops at Simonton) dated September 27, 2004.

    10.352 X1            Mortgage Note A Loan No. 122532 (Re: Village Shops at Simonton) dated September 27, 2004.

    10.353 X1            Mortgage Note A Loan No. 122532 (Re: Village Shops at Simonton) dated September 27, 2004.

    10.354 X1            Deed to Secure Debt and Security Agreement (Re: Village Shops at Simonton) dated September 27, 2004.

    10.355 X1            Amendment Agreement (Re: Governor's Marketplace) dated August 12, 2004.

    10.356 X1            Master Lease Escrow Agreement (Re: Governor's Marketplace) dated August 17, 2004.

    10.357 X1            Secured Promissory Note Loan No. 754065 (Re: Mitchell Ranch Plaza) dated September 2, 2004.

    10.358 X1            Mortgage and Security Agreement (Re: Mitchell Ranch Plaza) dated September 2, 2004.

    10.359 X1            Guaranty (Re: Mitchell Ranch Plaza) dated September 2, 2004.

    10.360 X1            Assignment (Re: The Columns) dated August 24, 2004.

    10.361 X1            Amendment Agreement (Re: The Columns) dated August 2, 2004.

    10.362 X1            Letter Agreement (Re: The Columns) dated October 1, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
    10.363 X1            Mortgage Note A Loan No. 122534 (Re: The Columns) dated September 27, 2004.

    10.364 X1            Mortgage Note B Loan No. 122534 (Re: The Columns) dated September 27, 2004.

    10.365 X1            Installment Note (Re: Quakertown) dated August 25, 2004.

    10.366 X1            Loan Guaranty Agreement (Re: Quakertown) dated August 25, 2004.

    10.367 X1            Amended Agreement (Re: Saucon Valley Square) dated September 7, 2004.

    10.368 X1            Assignment and Assumption of Purchase and Sale Agreement (Re: Lincoln Park) dated September 1, 2004.

    10.369 X1            Amended and Restated Purchase and Sale Agreement (Re: Lincoln Park) dated August 6, 2004.

    10.369 X1            Promissory Note (Re: Lincoln Park) dated October 8, 2004.

    10.370 X1            Loan Agreement (Re: Lincoln Park) dated October 8, 2004.

    10.371 X1            Assignment and Assumption of Purchase and Sale Agreement (Re: Harvest Towne Center) dated September
                         2004.

    10.372 X1            Amended Purchase Agreement (Re: Harvest Towne Center) dated August 2004.

    10.373 X1            Easement Indemnity Escrow Agreement (Re: Harvest Towne Center) dated September 8, 2004.

    10.374 X1            Master Lease Agreement (Re: Harvest Towne Center) dated September 8, 2004.

    10.375 X1            Amended and Restated Promissory Note (Re: Boulevard at the Capital Centre) dated September 8, 2004.

    10.376 X1            Loan Agreement (Re: Boulevard at the Capital Centre) dated September 8, 2004.

    10.377 X1            Amended and Restated Limited Guaranty Agreement (Re: Boulevard at the Capital Centre) dated September 8,
                         2004.

    10.378 X1            Post Closing Agreement (Re: Boulevard at the Capital Centre) dated September 8, 2004.

    10.379 X1            Agreement of Sale (Re: GMAC Insurance Building) dated August 2004.

    10.380 X1            Escrow Agreement (Re: GMAC Insurance Building) dated September 2004.

    10.381 X1            Guaranty (Re: GMAC Insurance Building) dated September 2004.

    10.382 X1            Promissory Note (Re: GMAC Insurance Building) dated September 29, 2004.

    10.383 X1            Loan Agreement (Re: GMAC Insurance Building) dated September 29, 2004.

    10.384 X1            Promissory Note (Re: Saucon Valley Square) dated September 7, 2004.

    10.385 X1            Loan Agreement (Re: Saucon Valley Square) dated September 7, 2004.

    10.386               NOT USED

    10.387 X2            Amended Agreement to Option to Purchase Real Property (Re: Azalea Square) dated September 29, 2004.

    10.388 X2            Amended Agreement to Contract for Sale and Purchase (Re: Edgemont Town Center) dated November 23, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.389 X2            Assignment (Re: University Town Center) dated November 23, 2004.

    10.390 X2            Amended Agreement to Contract for Sale and Purchase (Re: University Town Center) dated November 19,
                         2004.

    10.391 X2            Promissory Note (Re: Azalea Square) dated November 11, 2004.

    10.392 X2            Loan Agreement (Re: Azalea Square) dated November 11, 2004.

    10..393 X2           Promissory Note (Re: Mansfield Towne Crossing) dated November 12, 2004.

    10.394 X2            Loan Agreement (Re: Mansfield Towne Crossing) dated November 12, 2004.

    10.395 X2            Amendment to Loan Documents (Re: The Columns) dated November 2, 2004.

    10.396 X2            Mortgage Note A Loan No. 122541 (Re: The Columns) dated November 2, 2004.

    10.397 X2            Mortgage Note B Loan No. 122541 (Re: The Columns) dated November 2, 2004.

    10.398 X2            Promissory Note (Re: Bed Bath & Beyond Plaza) dated November 12, 2004.

    10.399 X2            Loan Agreement (Re: Bed Bath & Beyond Plaza) dated November 12, 2004.

    10.400 X2            Promissory Note (Re: Oswego Commons) dated November 23, 2004.

    10.401 X2            Loan Agreement (Re: Oswego Commons) dated November 23, 2004.

    10.402 X2            Promissory Note (Re: Zurich Towers) dated November 23, 2004.

    10.403 X2            Loan Agreement (Re: Zurich Towers) dated November 23, 2004.

    10.404 X2            Assignment and Assumption of Purchase and Sale Agreement (Bed, Bath & Beyond Plaza) dated September
                         2004.

    10.405 X2            Agreement to Purchase (Re: Bed, Bath & Beyond Plaza) dated March 24, 2004.

    10.406 X2            Amended Ground Lease Agreement (Re: Bed, Bath & Beyond Plaza) dated May 28, 2004.

    10.407 X2            Letter Agreement to Purchase (Re: Publix - Mt. Pleasant) dated August 27, 2004.

    10.408 X2            Agreement of Purchase and Sale (Re: Denton Crossing) dated August 20, 2004.

    10.409 X2            Escrow Agreement (Re: Denton Crossing) dated October 18, 2004.

    10.410 X2            Letter Agreement to Purchase (Re: Oswego Commons) dated July 21, 2004.

    10.411 X2            Agreement of Purchase and Sale (Re: Gurnee Town Centre) dated October 5, 2004.

    10.412 X2            Vacancy Escrow Agreement (Re: Gurnee Town Centre) dated October 29, 2004.

    10.413 X2            Assignment of Contract (Re: Mansfield Town Crossing) dated November 3, 2004.

    10.414 X2            Amended Letter Agreement to Purchase (Re: Mansfield Town Crossing) dated October 29, 2004.

    10.415 X2            Amended Purchase and Sale Agreement and Joint Escrow Instructions (Re: Mansfield Town Crossing) dated
                         October 20, 2004.

    10.416 X2            Assignment of Contract (Re: Fox Creek Village) dated November 21, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.417 X2            Amended Letter Agreement (Re: Fox Creek Village) dated November 15, 2004.

    10.418 X2            Escrow Agreement (Re: Fox Creek Village) dated November 22, 2004.

    10.419 X2            Letter Agreement to Purchase (Re: Winchester Commons) dated September 8, 2004.

    10.420 X2            Escrow Agreement (Re: Winchester Commons) dated November 5, 2004.

    10.421 X2            Assignment of Contract (Re: Zurich Towers) dated November 2, 2004.

    10.422 X2            Purchase and Sale Agreement (Re: Zurich Towers) dated November 2, 2004.

    10.423 X3            Assignment of Contract (Re: Denton Crossing) dated October 12, 2004.

    10.424 X3            Promissory Note (Re: Denton Crossing) dated December 7, 2004.

    10.425 X3            Promissory Note (Re: Denton Crossing) dated December 7, 2004.

    10.426 X3            Guaranty Agreement (Re: Denton Crossing) dated December 7, 2004.

    10.427 X3            Assignment of Purchase Agreement (Re: Plaza at Riverlakes) dated October 21, 2004.

    10.428 X3            Amended Purchase and Sale Agreement and Joint Escrow  Instructions (Re: Plaza at Riverlakes) dated
                         October 20, 2004.

    10.429 X3            Assignment of Contract (Re: Gurnee Town Center) dated October 26, 2004.

    10.430 X3            Promissory Note (Re: Gurnee Town Center) dated December 20, 2004.

    10.431 X3            Loan Agreement (Re: Gurnee Town Center) dated December 20, 2004.

    10.432 X3            Mortgage Note (Re: Fox Creek Village) dated December 23, 2004.

    10.433 X3            Loan Letter Agreement (Re: Fox Creek Village) dated December 23, 2004.

    10.434 X3            Assignment of Contract (Re: Five Forks) dated December 6, 2004.

    10.435 X3            Agreement of Purchase and Sale (Re: Five Forks) dated September 10, 2004.

    10.436 X3            Assignment of Real Estate Purchase Contract (Re: Placentia Town Center) dated November 29, 2004.

    10.437 X3            Reinstated and Amended Purchase and Sale Agreement and Joint Escrow  Instructions  (Re: Placentia Town
                         Center) dated November 4, 2004.

    10.438 X3            Promissory Note (Re: Placentia Town Center) dated December 21, 2004.

    10.439 X3            Loan Agreement (Re: Placentia Town Center) dated December 21, 2004.

    10.440 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: Gateway Station) dated December 2004.

    10.441 X3            Letter Agreement to Purchase (Re: Gateway Station) dated October 22, 2004.

    10.442 X3            Assignment (Re: Northwoods) dated November 7, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.443 X3            Amended Agreement to Sale (Re: Northwoods) dated November 8, 2004.

    10.444 X3            Promissory Note (Re: Northwoods) dated December 29, 2004.

    10.445 X3            Loan Agreement (Re: Northwoods) dated December 29, 2004.

    10.446 X3            Assignment of Contract (Re: Gateway Pavilions) dated December, 2004.

    10.447 X3            Purchase and Sale Agreement and Escrow Instructions (Re: Gateway Pavilions) dated August 9, 2004.

    10.448 X3            Promissory Note (Re: Gateway Pavilions) dated December 30, 2004.

    10.449 X3            Loan Agreement (Re: Gateway Pavilions) dated December 30, 2004.

    10.450 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: American Express - 31st Avenue,  Phoenix,
                         AZ) dated December 16, 2004.

    10.451 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: American Express - 19th Avenue,  Phoenix,
                         AZ) dated December 16, 2004.

    10.452 X3            Assignment  and  Assumption of Purchase and Sale Agreement  (Re: American  Express -  Minneapolis,  MN)
                         dated December 16, 2004.

    10.453 X3            Assignment  and Assumption of Purchase and Sale  Agreement  (Re: American  Express - De Pere, WI) dated
                         December 16, 2004.

    10.454 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: American Express - Greensboro,  NC) dated
                         December 16, 2004.

    10.455 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: American Express - Fort  Lauderdale,  FL)
                         dated December 16, 2004.

    10.456 X 3           Purchase and Sale Agreement (Re: American  Express - 31st Avenue,  Phoenix,  AZ, 19th Avenue,  Phoenix,
                         AZ, Minneapolis, MN, De Pere, WI, Greensboro, NC and Fort Lauderdale, FL) dated December 16, 2004.

    10.457 X3            Promissory Note (Re: American Express - 31st Avenue, Phoenix, AZ) dated December 16, 2004.

    10.458 X3            Loan Agreement (Re: American Express - 31st Avenue, Phoenix, AZ) dated December 16, 2004.

    10.459 X3            Promissory Note (Re: American Express - 19th Avenue, Phoenix, AZ) dated December 16, 2004.

    10.460 X3            Loan Agreement (Re: American Express - 19th Avenue, Phoenix, AZ) dated December 16, 2004.

    10.461 X3            Promissory Note (Re: American Express - Minneapolis, MN) dated December 16, 2004.

    10.462 X3            Loan Agreement (Re: American Express - Minneapolis, MN) dated December 16, 2004.

    10.463 X3            Promissory Note (Re: American Express - De Pere, WI) dated December 16, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.464 X3            Loan Agreement (Re: American Express - De Pere, WI) dated December 16, 2004.

    10.465 X3            Promissory Note (Re: American Express - Greensboro, NC) dated December 16, 2004.

    10.466 X3            Loan Agreement (Re: American Express - Greensboro, NC) dated December 16, 2004.

    10.467 X3            Promissory Note (Re: American Express - Fort Lauderdale, FL) dated December 16, 2004.

    10.468 X3            Loan Agreement (Re: American Express - Fort Lauderdale, FL) dated December 16, 2004.

    10.469 X3            Assignment  and  Assumption of Purchase and Sale  Agreement  (Re: Southlake Town Square) dated December
                         22, 2004.

    10.470 X3            Amended and Restated Purchase and Sale Agreement (Re: Southlake Town Square) dated November 5, 2004.

    10.471 X3            Assignment  and  Assumption of Agreement to Admit  Partners (Re: Southlake  Town Square) dated December
                         22, 2004.

    10.472 X3            Agreement to Admit Partner (Re: Southlake Town Square) dated November 5, 2004.

    10.473 X3            Assignment (Re: Henry Town Center) dated December 23, 2004.

    10.474 X 3           Amended Agreement of Purchase and Sale (Re: Henry Town Center) dated December 1, 2004.

    10.475 X3            Promissory Note (Re: Henry Town Center) dated January 8, 2003.

    10.476 X3            Deed to Secure Debt and Security Agreement (Re: Henry Town Center) dated January 8, 2003.

    10.477 X3            Assignment (Re: 23rd Street Plaza) dated December 23, 2004.

    10.478 X3            Agreement of Sale (Re: 23rd Street Plaza) dated November 19, 2004.

    10.479 X3            Assignment (Re: Coram Plaza) dated December 23, 2004.

    10.480 X3            Amended Agreement of Purchase and Sale (Re: Coram Plaza) dated October 21, 2004.

    10.481 X3            Assignment (Re: Phenix Crossing) dated December 28, 2004.

    10.482 X3            Amended Real Estate Sale Agreement (Re: Phenix Crossing) dated December 20, 2004.

    10.483 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: Mesa Fiesta) dated December 2004.

    10.484 X3            Agreement of Purchase and Sale (Re: Mesa Fiesta) dated December 7, 2004.

    10.485 X3            Assignment (Re: Green's Corner, Newton Crossroads and Stilesboro Oaks) dated December 29, 2004.

    10.486 X3            Amended  Purchase and Sale Agreement (Re: Green's Corner,  Newton  Crossroads and Stilesboro Oaks) dated
                         December 20, 2004.

    10.487 X3            Assignment of Contract (Re: Shoppes at Lake Andrew) dated December 30, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.488 X3            Letter Agreement to Purchase (Re: Shoppes at Lake Andrew) dated November 8, 2004.

    10.489 X3            Promissory Note (Re: Shoppes at Lake Andrew) dated October 30, 2002.

    10.490 X3            Future Advance and Renewal Note (Re: Shoppes at Lake Andrew) dated February 26, 2004.

    10.491 X3            Notice of Future  Advance,  Mortgage  Modification  and  Amended  and  Restated  Mortgage  and  Security
                         Agreement (Re: Shoppes at Lake Andrew) dated February 26, 2004.

    10.492 X3            Renewal Note (Re: Shoppes at Lake Andrew) dated December 2004.

    10.493 X3            Mortgage  Modification  and Amended and Restated  Mortgage and Security  Agreement (Re: Shoppes at Lake
                         Andrew) dated December 30, 2004.

    10.494 X3            Assignment of Contract (Re: Pleasant Run Towne Crossing) dated December 29, 2004.

    10.495 X3            Promissory Note (Re: Pleasant Run Towne Crossing) dated December 30, 2004.

    10.496 X3            Loan Agreement (Re: Pleasant Run Towne Crossing) dated December 30, 2004.

    10.497 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: Evans Town Center) dated December 2004.

    10.498 X3            Assignment and Assumption of Purchase and Sale Agreement (Re: Irmo Station) dated December 2004.

    10.499 X3            Amended  Agreement  of Purchase and Sale (Re: Evans Town Center and Irmo  Station)  dated  December 29,
                         2004.

    10.500 X3            Assignment  and  Assumption of Purchase and Sale Agreement  (Re: American  Express - Markham,  Ontario,
                         Canada) dated January 25, 2005.

    10.501 X3            Purchase and Sale Agreement (Re: American Express - Markham, Ontario, Canada) dated January 25, 2005.

    10.502 X3            Purchase Agreement (Re: American Express - Markham, Ontario, Canada) dated January 25, 2005.

    10.503 X3            Promissory Note (Re: American Express - Markham, Ontario, Canada) dated January 26, 2005.


    10.504 X3            Loan Agreement (Re: American Express - Markham, Ontario, Canada) dated January 26, 2005.

    10.505 X3            Amended and Restated Project Promissory Note (Re: Coram Plaza) dated December 7, 2004.

    10.506 X3            Amended and Restated Acquisition Promissory Note (Re: Coram Plaza) dated December 7, 2004.

    10.507 X3            Amended and Restated Building Loan Promissory Note (Re: Coram Plaza) dated December 7, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    10.508 X3            Assignment, Assumption, Modification and Release Agreement (Re: Coram Plaza) dated December 7, 2004.

    10.509 X3            Interim Secured Promissory Note Loan No. 754183 (Re: Coram Plaza) dated January 26, 2005.

    10.510 X3            Consolidated,  Amended and Restated  Secured  Promissory  Note Loan No.  754183 (Re: Coram Plaza) dated
                         January 26, 2005.

    10.511 X3            Loan Agreement Loan No. 754183 (Re: Coram Plaza) dated January 26, 2005.

    10.512 X3            Guaranty Loan No. 754183 (Re: Coram Plaza) dated January 26, 2005.

    23.1                 Consent of KPMG LLP

    23.2*********        Consent of Duane Morris LLP (included in Exhibit 5)

    23.3**********       Consent of Duane Morris LLP (included in Exhibit 8)

    24*                  Power of Attorney (included in signature page to the Registration Statement)

    31.1 X3              Rule 13a-15(e)/15d-15(e) Certification by Chief Executive Officer

    31.2 X3              Rule 13a-15(e)/15d-15(e) Certification by Principal Financial Officer

    31.3 X3              Rule 13a-15(e)/15d-15(e) Certification by Principal Accounting Officer

    32.1 X3              Section 1350 Certification by Chief Executive Officer and Principal Accounting Officer and Principal
                         Financial Officer

    99.1 X2              Code of Business Conduct and Ethics

    99.2 X2              Nonretaliation Policy

    *                    Incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 333-103799)
                         originally filed March 13, 2003.

    **                   Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File
                         No. 333-103799) originally filed May 8, 2003.

    ***                  Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-11 (File
                         No. 333-103799) originally filed June 30, 2003.

    ****                 Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File
                         No. 333-103799) originally filed August 20, 2003.

    *****                Incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on
                         Form S-11 (File No. 333-103799) originally filed December 15, 2003.

    ******               Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
                         2003, originally filed February 27, 2004.

    *******              Incorporated by reference to Post-Effective Amendment No. 3 to the Company's Registration Statement on
                         Form S-11 (File No. 333-103799) originally filed March 15, 2004.

       EXHIBIT NO.                                                     DESCRIPTION
       -----------                                                     -----------
    ********             Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                         2004, originally filed July 29, 2004.

    *********            Incorporated by reference to Post-Effective Amendment No. 4 to the Company's Registration Statement on
                         Form S-11 (File No. 333-103799) originally filed June 15, 2004.

    **********           Incorporated by reference to Post-Effective Amendment No. 5 to the Company's Registration Statement on
                         Form S-11 (File No. 333-103799) originally filed September 15, 2004.

    X1                   Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                         30, 2004, originally filed on November

    X2                   Incorporated by reference to Post-Effective Amendment No. 7 to the Company's Registration Statement on
                         Form S-11 (File No. 333-103799) originally filed.

    X3                   Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
                         2004, originally filed on March 7, 2005

ITEM 37. UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i). To include any prospectus required by section 10(a)(3) of the Act;

          (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

     Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                 25,692    04/01            3,304                 -     3,304               0              3,304
Eckerd Drug Store, Chattanooga,
  TN                                 10,908    05/02            2,367                 -     2,367               2              2,369
Michael's, Coon Rapids, MN           24,317    07/02            2,808                 -     2,808               0              2,808
Deer Trace, Kohler, WI              149,881    07/02           13,281                 -    13,281               0             13,281
Disney, Celebration, FL             166,131    07/02           27,281            13,600    13,681               0             27,281
Townes Crossing, Oswego, IL         105,989    08/02           12,043                 -    12,043             319             12,362
Park Square, Brooklyn Park, MN      137,116    08/02            9,873             5,850     4,023             160             10,033
Forest Lake Marketplace, Forest
  Lake, MN                           93,853    09/02           11,856                 -    11,856             (41)            11,815
Naper West Ph II, Naperville,
  IL                                 50,000    10/02            3,116                 -     3,116           1,298              4,414
Walgreens, Jennings, MO              15,120    10/02            2,706                 -     2,706               6              2,712
Four Flaggs Annex, Niles, IL         21,790    11/02            3,289                 -     3,289               6              3,295
Four Flaggs, Niles, IL              306,479    11/02           21,298            12,510     8,788           2,645             23,943
Brunswick Market Center,
  Brunswick, OH                     119,540    12/02           13,458                 -    13,458             247             13,705
Medina Marketplace, Medina, OH       72,781    12/02            9,511                 -     9,511               4              9,515
Shakopee Valley, Shakopee, MN       146,436    12/02           14,700                 -    14,700              12             14,712
Shops at Orchard Place, Skokie,
  IL                                164,542    12/02           42,752                 -    42,752            (129)            42,623
Cub Foods, Hutchinson, MN            60,208    01/03            5,388                 -     5,388               7              5,395
Mankato Heights, Mankato, MN        129,410    04/03           15,102                 -    15,102             (12)            15,090
Caton Crossing, Plainfield, IL       83,792    06/03           11,165                 -    11,165               7             11,172
Village Ten, Coon Rapids, MN        211,568    08/03           15,104                 -    15,104               0             15,104
Rochester Marketplace,
  Rochester, MN                      69,914    09/03            9,371                 -     9,371              (7)             9,364
University Crossing, Mishawaka,
  IN                                136,422    10/03           14,913                 -    14,913              20             14,933

Total for Inland Real Estate
  Corporation                     2,301,889          $        264,686 $          31,960 $ 232,726 $         4,544  $         269,230
                                ===========          ================ ================= ========= ===============  =================

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE
  TRUST, INC.:

Columbia Promenade, Kissimmee,
  FL                                 65,870    01/01            7,440                 -     7,440              (6)             7,434
K-Mart, Macon, GA                   102,098    02/01            9,031                 -     9,031               -              9,031
Lowe's Home Improvement Center,
  Warner Robbins, GA                131,575    02/01            9,431                 -     9,431               -              9,431
West Oaks, Ocoee, FL                 66,539    03/01           11,221                 -    11,221              27             11,248
PETsMART - Chattanooga,
  Chattanooga, TN                    26,040    04/01            3,103                 -     3,103               -              3,103
PETsMART - Daytona Beach,
  Daytona Beach, FL                  26,194    04/01            3,238                 -     3,238               -              3,238
PETsMART - Fredricksburg,
  Fredricksburg, VA                  26,067    04/01            3,410                 -     3,410               -              3,410
Sand Lake Corners, Orlando, FL      189,741    05/01           22,256                 -    22,256             (90)            22,166
Jo-Ann Fabrics, Alpharetta, GA       44,418    06/01            4,911                 -     4,911               -              4,911
Woodstock Square, Atlanta, GA       218,819    06/01           27,596                 -    27,596             (56)            27,540
Chickasaw Trails Shopping
  Center, Orlando, FL                75,492    08/01            8,631                 -     8,631              14              8,645
Just for Feet - Daytona,
  Daytona Beach, FL                  22,255    08/01            3,901                 -     3,901               4              3,905
Skyview Plaza, Orlando, FL          281,247    09/01           21,332                 -    21,332             624             21,956
Aberdeen Square, Boynton Beach,
  FL                                 70,555    10/01            6,717                 -     6,717             (30)             6,687
Anderson Central, Anderson, SC      223,211    11/01           15,863            11,000     4,863            (111)            15,752
Brandon Blvd. Shoppes, Brandon,
  FL                                 85,377    11/01            9,482                 -     9,482               5              9,487
Creekwood Crossing, Bradenton,
  FL                                227,052    11/01           23,616                 -    23,616              96             23,712
Eckerd Drug Store - Greenville,
  Greenville, SC                     10,908    11/01            2,828                 -     2,828             (17)             2,811
Abernathy Square, Atlanta, GA       131,649    12/01           24,131                 -    24,131             280             24,411
Citrus Hills, Citrus Hills, FL       68,927    12/01            6,027                 -     6,027             191              6,218
Douglasville Pavilion,
  Douglasville, GA                  267,764    12/01           27,377            20,000     7,377            (156)            27,221
Eckerd Drug Store -
  Spartanburg, Spartanburg, SC       10,908    12/01            2,807                 -     2,807              11              2,818
Fayetteville Pavilion,
  Fayetteville, NC                  272,385    12/01           26,898            20,133     6,765           1,285             28,183
Southlake Pavilion, Morrow, GA      525,162    12/01           56,377            39,740    16,637           7,413             63,790
Steeplechase Plaza, Ocala, FL        87,380    12/01            8,647                 -     8,647             457              9,104
Venture Pointev, Duluth, GA         334,620    12/01           26,533            13,334    13,199            (149)            26,384
Sarasota Pavilion, Sarasota, FL     324,140    01/02           42,100                 -    42,100             182             42,282

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                              NUMBER OF    DATE OF   PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                     SQUARE FEET  PURCHASE        FEE           OF PURCHASE      PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I,
  Knoxville, TN                  284,224       01/02           21,762                 -    21,762          10,181             31,943
Universal Plaza, Lauderhill,
  FL                              49,816       01/02            9,872                 -     9,872               2              9,874
Hairston Crossing, Decatur,
  GA                              57,884       02/02            6,630                 -     6,630              34              6,664
Just for Feet - Augusta,
  Augusta, GA                     22,115       02/02            3,054                 -     3,054               3              3,057
Just For Feet - Covington,
  Covington, LA                   20,116       02/02            3,447                 -     3,447               -              3,447
Logger Head Junction,
  Sarasota, FL                     4,711       02/02              665                 -       665               -                665
Shoppes of Golden Acres,
  Newport Richey, FL              76,371       02/02           10,831                 -    10,831             101             10,932
Newnan Pavilion, Newnan, GA      481,004       03/02           33,114                 -    33,114           2,623             35,737
Eisenhower Crossing I & II,
  Macon, GA                      403,013 11/01,03/02           43,292                 -    43,292            (286)            43,006
Acworth Avenue Retail
  Shopping Center, Acworth,
  GA                              16,130  12/00,3/02            2,834                 -     2,834              16              2,850
Crystal Springs Shopping
  Center, Crystal Springs,
  FL                              67,021       04/02            7,478                 -     7,478              (2)             7,476
Eckerd Drug Store - Concord,
  Concord, NC                     10,908       04/02            2,039                 -     2,039             156              2,195
Eckerd Drug Store - Tega
  Cay, Tega Cay, SC               13,824       04/02            2,544                 -     2,544             544              3,088
Melbourne Shopping Center,
  Melbourne, FL                  209,217       04/02            9,842             5,949     3,893             935             10,777
Riverstone Plaza, Canton, GA     302,024       04/02           31,943                 -    31,943             243             32,186
Target Center, Columbia, SC       79,253       04/02            7,673                 -     7,673              20              7,693
Hampton Point, Taylors, SC        58,316       05/02            4,526                 -     4,526              55              4,581
Northpoint Marketplace,
  Spartanburg, SC                101,982       05/02            8,269                 -     8,269            (128)             8,141
Oleander Shopping Center,
  Wilmington, NC                  51,888       05/02            5,221             3,000     2,221              12              5,233
Sharon Greens, Cumming, GA        98,317       05/02           13,062                 -    13,062              79             13,141
Bass Pro Outdoor World,
  Dania Beach, FL                165,000       06/02           18,220                 -    18,220              16             18,236
Chesterfield Crossings,
  Richmond, VA,                   68,898       06/02           10,982                 -    10,982             723             11,705
Circuit City-Rome, Rome, GA       33,056       06/02            4,476                 -     4,476               6              4,482
Circuit City-Vero Beach,
  Vero Beach, FL                  33,243       06/02            5,648                 -     5,648               9              5,657
Hillsboro Square, Deerfield
  Beach, FL                      145,647       06/02           18,985                 -    18,985           2,565             21,550
Stonebridge Square, Roswell,
  GA                             160,104       06/02           19,529                 -    19,529           1,653             21,182
Ward's Crossing, Lynchburg,
  VA                              80,918       06/02           11,100                 -    11,100             (76)            11,024
Circuit City Plaza, Orlando,
  FL                              78,625       07/02           11,518                 -    11,518               -             11,518
Eckerd Drug Store -
  Woodruff, Woodruff, SC          13,824       07/02            2,475                 -     2,475             374              2,849
McFarland Plaza, Tuscaloosa,
  AL                             221,807       07/02           15,259                 -    15,259              21             15,280

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC      256,523    07/02           38,184                 -    38,184           3,077             41,261
Walk at Highwoods I, Tampa, FL      133,940    07/02           23,999                 -    23,999              72             24,071
Eckerd Drug Store - Blackstock,
  Spartanburg, SC                    10,908    08/02            2,723                 -     2,723               -              2,723
Forestdale Plaza, Jamestown, NC      53,239    08/02            6,670                 -     6,670            (114)             6,556
Sexton Commons, Fuquay Varina,
  NC                                 49,097    08/02            8,023                 -     8,023            (129)             7,894
Shoppes at Lake Mary, Lake
  Mary, FL                           69,843    08/02           11,140                 -    11,140              59             11,199
Wakefield Crossing, Raleigh, NC      75,929    08/02           10,794                 -    10,794            (182)            10,612
Circuit City-Cary, Cary, NC          27,891    09/02            5,650                 -     5,650               4              5,654
Cox Creek, Florence, AL             173,934    09/02           19,231            15,287     3,944              31             19,262
Forest Hills Centre, Wilson, NC      73,280    09/02            6,675                 -     6,675              11              6,686
Golden Gate, Greensboro, NC         153,114    10/02           10,545                 -    10,545              23             10,568
Goldenrod Groves, Orlando, FL       108,944    10/02            9,177                 -     9,177             741              9,918
City Crossing, Warner Robins,
  GA                                187,099    11/02           14,644                 -    14,644           3,204             17,848
Clayton Corners, Clayton, NC        125,656    11/02           14,994             9,740     5,254              (5)            14,989
CompUSA Retail Center, Newport
  News, VA                           47,134    11/02            7,324                 -     7,324               5              7,329
Duvall Village, Bowie, MD            82,522    11/02           13,046                 -    13,046             369             13,415
Gateway Plaza - Jacksonville,
  Jacksonville, NC                  101,682    11/02           11,865                 -    11,865             (24)            11,841
Harundale Plaza, Glen Burnie,
  MD                                274,160    11/02           24,752                 -    24,752             (40)            24,712
Jones Bridge Plaza, Norcross,
  GA                                 83,363    11/02            7,525                 -     7,525             401              7,926
Lakewood Ranch, Bradenton, FL        69,472    11/02            9,494             4,400     5,094              39              9,533
North Aiken Bi-Lo Center,
  Aiken, SC                          59,204    11/02            5,816                 -     5,816              13              5,829
Plant City Crossing, Plant
  City, FL                           85,252    11/02           10,879                 -    10,879             (16)            10,863
Presidential Commons,
  Snellville, GA                    372,149    11/02           45,032            26,113    18,919               6             45,038
Rainbow Foods - Garland,
  Garland, TX                        70,576    11/02            5,098                 -     5,098               5              5,103
Rainbow Foods - Rowlett,
  Rowlett, TX                        63,117    11/02            4,604                 -     4,604               2              4,606
River Ridge, Birmingham, AL         158,755    11/02           26,492                 -    26,492              79             26,571
Rosedale Shopping Center,
  Huntersville, NC                   94,248    11/02           19,544            13,300     6,244            (122)            19,422
Shoppes on the Circle, Dothan,
  AL                                149,085    11/02           15,013            12,210     2,803              19             15,032
Southlake Shopping Center,
  Cornelius, NC                     131,247    11/02           13,633             7,962     5,671             (15)            13,618
Village Square at Golf, Boynton
  Beach, FL                         134,894    11/02           18,537                 -    18,537            (263)            18,274

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City,
  NC                                 32,000    12/02            3,964                 -     3,964              16              3,980
Columbiana Station, Columbia,
  SC                                270,649    12/02           46,615                 -    46,615             193             46,808
Gateway Plaza - Conway, Conway,
  SC                                 62,428    12/02            6,295                 -     6,295               -              6,295
Lakeview Plaza, Kissimmee, FL        54,788    12/02            6,187             3,613     2,574              19              6,206
Meadowmont Village Center,
  Chapel Hill, NC                   133,471    12/02           26,808                 -    26,808            (581)            26,227
Shoppes at Citiside, Charlotte,
  NC                                 75,478    12/02            9,706                 -     9,706             326             10,032
Shoppes at New Tampa, Wesley
  Chapel, FL                        158,342    12/02           19,196                 -    19,196            (266)            18,930
Camp Hill Center, Harrisburg,
  PA                                 63,350    01/03            7,786                 -     7,786               5              7,791
Eckerd Drug Store - #5018,
  Amherst, NY                        10,908    01/03            2,805             1,582     1,223               -              2,805
Eckerd Drug Store - #5661,
  Buffalo, NY                        12,732    01/03            3,145             1,777     1,368               -              3,145
Eckerd Drug Store - #5786,
  Dunkirk, NY                        10,908    01/03            1,720               905       815               -              1,720
Eckerd Drug Store - #5797,
  Cheektowaga, NY                    10,908    01/03            3,756             1,636     2,120              (1)             3,755
Eckerd Drug Store - #6007,
  Connelsville, PA                   10,908    01/03            3,503             1,636     1,867               -              3,503
Eckerd Drug Store - #6036,
  Pittsburgh, PA                     10,908    01/03            3,840             1,636     2,204              (1)             3,839
Eckerd Drug Store - #6040,
  Monroeville,PA                     12,738    01/03            5,430             1,911     3,519              (2)             5,428
Eckerd Drug Store - #6043,
  Monroeville,PA                     10,908    01/03            3,315             1,637     1,678               -              3,315
Eckerd Drug Store - #6062,
  Harborcreek, PA                    10,908    01/03            2,527             1,418     1,109               -              2,527
Eckerd Drug Store - #6089,
  Weirton, WV                        10,908    01/03            2,472             1,374     1,098               -              2,472
Eckerd Drug Store - #6095,
  Cheswick, PA                       10,908    01/03            2,791             1,571     1,220               -              2,791
Eckerd Drug Store - #6172,
  New Castle,PA                      10,908    01/03            2,877             1,636     1,241               -              2,877
Eckerd Drug Store - #6193,
  Erie, PA                           10,908    01/03            2,919             1,636     1,283               -              2,919
Eckerd Drug Store - #6199,
  Millcreek, PA                      10,908    01/03            3,729             1,637     2,092              (1)             3,728
Eckerd Drug Store - #6257,
  Millcreek, PA                      10,908    01/03            1,444               640       804               -              1,444
Eckerd Drug Store - #6286,
  Erie, PA                           10,908    01/03            4,193             1,601     2,592              (1)             4,192
Eckerd Drug Store - #6334,
  Erie, PA                           10,908    01/03            2,997             1,636     1,361               -              2,997
Eckerd Drug Store - #6392,
  Penn, PA                           10,908    01/03            2,949             1,636     1,313               -              2,949
Eckerd Drug Store - #6695,
  Plum Borough, PA                   10,908    01/03            3,669             1,637     2,032               -              3,669
Eckerd Drug Store - Piedmont,
  Piedmont, SC                       10,908    01/03            1,968                 -     1,968               5              1,973
Market Square, Douglasville,
  GA                                121,774    01/03           12,905             8,390     4,515             787             13,692
Springfield Park,
  Lawrenceville, GA                 105,321    01/03           10,924                 -    10,924               5             10,929

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza,
  Tequesta, FL                      109,937    01/03           11,439                 -    11,439            (248)            11,191
Capital Crossing, Raleigh, NC        92,248    02/03            9,984                 -     9,984              14              9,998
Colonial Promenade Bardmore
  Center, Largo, FL                 152,667    02/03           17,151                 -    17,151              45             17,196
Commonwealth Center II,
  Richmond, VA                      165,382    02/03           22,278                 -    22,278            (133)            22,145
Concord Crossing, Concord, NC        55,930    02/03            5,331                 -     5,331               5              5,336
Fountains, Plantation, FL           408,807    02/03           44,412                 -    44,412               -             44,412
Marketplace at Mill Creek,
  Buford, GA                        398,407    02/03           50,118                 -    50,118              50             50,168
Monroe Shopping Center, Monroe,
  NC                                 45,080    02/03            3,548                 -     3,548               5              3,553
Oakley Plaza, Asheville, NC         118,727    02/03            9,469                 -     9,469               4              9,473
Overlook at King of Prussia,
  King of Prussia, PA               186,980    02/03           57,045            30,000    27,045              15             57,060
Paraiso Plaza, Hialeah, FL           61,012    02/03            9,481                 -     9,481              26              9,507
Publix Brooker Creek, Palm
  Harbor, FL                         77,596    02/03            8,719             4,468     4,251             146              8,865
Sheridan Square, Dania, FL           67,425    02/03            7,586                 -     7,586              23              7,609
Stonecrest Marketplace,
  Lithonia, GA                      264,447    02/03           34,742                 -    34,742            (115)            34,627
Suwanee Crossroads, Suwanee, GA      69,500    02/03           12,068                 -    12,068             (69)            11,999
Windsor Court Shopping Center,
  Windsor Court, CT                  78,480    02/03           14,639                 -    14,639              10             14,649
Downtown Short Pump, Richmond,
  VA                                125,553    03/03           33,515                 -    33,515            (147)            33,368
Valley Park Commons,
  Hagerstown, MD                     89,579    03/03           11,317                 -    11,317              12             11,329
Eckerd - Perry Creek, Perry
  Creek, NC                          10,908    09/02            2,795                 -     2,795             (66)             2,729
Village Center, Mt. Pleasant,
  WI                                217,103    03/03           23,987                 -    23,987             (33)            23,954
Watercolor Crossing,
  Tallahassee, FL                    43,200    03/03            5,485                 -     5,485               -              5,485
Bi-Lo - Southern Pines,
  Southern Pines, NC                 57,404    04/03            8,127                 -     8,127             (62)             8,065
Creeks at Virginia Center,
  Richmond, VA                      266,266    04/03           39,458            27,804    11,654           1,608             41,066
Flamingo Falls, Pembroke Pines,
  FL                                108,565    04/03           23,946                 -    23,946               -             23,946
Glenmark Shopping Center,
  Morgantown, WV                    122,167    04/03           12,982                 -    12,982             335             13,317
River Run, Miramar, FL               93,643    04/03           11,638                 -    11,638              (5)            11,633
Westside Centre Shopping
  Center, Huntsville, AL            490,784    04/03           46,015            39,350     6,665           2,035             48,050
440 Commons, Jersey City, NJ        162,533    05/03           18,046                 -    18,046               9             18,055
Barrett Pavilion, Kennesaw, GA      460,755    05/03           80,183                 -    80,183             (51)            80,132
Bi-Lo - Asheville, Asheville, NC     54,319    05/03            7,727                 -     7,727              (1)             7,726

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant,
  SC                                 61,705    05/03           11,836                 -    11,836              10             11,846
Bi-Lo - Sylvania, Sylvania, GA       36,000    05/03            4,407                 -     4,407               2              4,409
Birkdale Village, Charlotte, NC     653,983    05/03           96,410                 -    96,410            (897)            95,513
BJ'S Wholesale Club, Charlotte,
  NC                                 99,792    05/03           13,025                 -    13,025               1             13,026
Brick Center Plaza, Brick, NJ       114,028    05/03           19,451                 -    19,451              13             19,464
East Hanover Plaza, East
  Hanover, NJ                       122,028    05/03           17,312                 -    17,312               5             17,317
Eckerd Drug Store - #0234,
  Marietta, GA                       10,880    05/03            2,044             1,161       883               4              2,048
Eckerd Drug Store - #0444,
  Gainesville, GA                    10,594    05/03            1,986             1,129       857               4              1,990
Eckerd Drug Store - #0818, Ft.
  Worth, TX                          10,908    05/03            2,691             1,540     1,151               4              2,695
Eckerd Drug Store - #0862,
  Wichita Falls, TX                   9,504    05/03            2,087             1,203       884               4              2,091
Eckerd Drug Store - #0943,
  Richardson, TX                     10,560    05/03            2,354             1,338     1,016               4              2,358
Eckerd Drug Store - #0963,
  Richardson, TX                     10,560    05/03            2,313             1,316       997               4              2,317
Eckerd Drug Store - #0968,
  Wichita Falls, TX                   9,504    05/03            1,837             1,036       801               4              1,841
Eckerd Drug Store - #0980,
  Dallas, TX                          9,504    05/03            1,917             1,097       820               4              1,921
Eckerd Drug Store - #2320,
  Snellville, GA                     10,594    05/03            2,230             1,271       959               4              2,234
Eckerd Drug Store - #2506,
  Dallas, TX                          9,504    05/03            2,073             1,177       896               4              2,077
Eckerd Drug Store - #3072,
  Richland Hills, TX                 10,908    05/03            2,663             1,521     1,142               4              2,667
Eckerd Drug Store - #3152,
  Lake Worth, TX                      9,504    05/03            1,805             1,021       784               4              1,809
Eckerd Drug Store - #3169,
  River Oaks, TX                     10,908    05/03            2,705             1,546     1,159               4              2,709
Eckerd Drug Store - #3192,
  Tyler, TX                           9,504    05/03            1,495               845       650               4              1,499
Eckerd Drug Store - #3338,
  Kissimmee, FL                      10,880    05/03            2,479             1,407     1,072               4              2,483
Eckerd Drug Store - #3350,
  Oklahoma City, OK                   9,504    05/03            1,776             1,005       771               4              1,780
Eckerd Drug Store - #3363,
  Ft. Worth, TX                       9,504    05/03            1,661               941       720               4              1,665
Eckerd Drug Store - #3449,
  Lawrenceville, GA                   9,504    05/03            2,061                 -     2,061               4              2,065
Eckerd Drug Store - #3528,
  Plano, TX                          10,908    05/03            2,535             1,445     1,090               4              2,539
Edgewater Town Center,
  Edgewater, NJ                      77,446    05/03           27,030                 -    27,030              11             27,041
Goody's Shopping Center,
  Augusta, GA                        22,560    05/03            2,051                 -     2,051               -              2,051
Heritage Pavilion, Smyrna, GA       262,961    05/03           40,013                 -    40,013               4             40,017
Hiram Pavilion, Hiram, GA           363,618    05/03           36,787                 -    36,787           1,559             38,346
Killearn Shopping Center,
  Tallahassee, FL                    94,547    05/03           10,945             4,041     6,904              80             11,025

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL           227,209    05/03           26,858                 -    26,858             265             27,123
North Hill Commons, Anderson,
  SC                                 42,942    05/03            4,541                 -     4,541               1              4,542
Sandy Plains Village, Roswell,
  GA                                175,035    05/03           18,055                 -    18,055              84             18,139
Shoppes at Paradise Pointe, Ft
  Walton Beach, FL                   84,070    05/03           11,591                 -    11,591             (94)            11,497
Sony Theatre Complex, East
  Hanover, NJ                        70,549    05/03           12,068                 -    12,068               5             12,073
Town & Country, Knoxville, TN       639,135    05/03           49,812                 -    49,812           1,397             51,209
Village Crossing, Skokie, IL        427,722    05/03           69,443                 -    69,443           6,001             75,444
West Falls Plaza, West
  Paterson, NJ                       88,913    05/03           20,980                 -    20,980               5             20,985
CostCo Plaza, White Marsh, MD       209,841    06/03           16,857                 -    16,857               5             16,862
Denbigh Village Shopping
  Center, Newport News, VA          311,583    06/03           20,855                 -    20,855            (106)            20,749
Shoppes at Lake Dow, McDonough,
  GA                                 73,271    06/03           11,014                 -    11,014             (68)            10,946
Willoughby Hills Shopping
  Center, Willoughby Hills, OH      359,414    06/03           37,705            14,480    23,225              22             37,727
Cascades Marketplace, Sterling,
  VA                                 98,532    07/03           16,840                 -    16,840               5             16,845
Fayette Pavilion III,
  Fayetteville, GA                  619,856    07/03           46,308                 -    46,308           2,540             48,848
Northlake Commons, Palm Beach
  Gardens, FL                       143,955    07/03           21,643                 -    21,643             523             22,166
Route 22 Retail Shopping
  Center, Union, NJ                 110,453    07/03           19,054            11,355     7,699               -             19,054
Vision Works, Plantation, FL          6,891    07/03            1,732                 -     1,732               6              1,738
Bellevue Place Shopping Center,
  Nashville, TN                      77,249    08/03           10,884                 -    10,884               5             10,889
Camfield Corners, Charlotte, NC      69,887    08/03            9,339                 -     9,339               2              9,341
Kensington Place, Murfreesboro,
  TN                                 70,624    08/03            7,167                 -     7,167               -              7,167
Largo Town Center, Upper
  Marlboro, MD                      270,310    08/03           30,947                 -    30,947               7             30,954
Naugatuck Valley Shopping
  Center, Waterbury, CT             383,332    08/03           50,452                 -    50,452               8             50,460
Riverdale Shops, West
  Springfield, MA                   273,928    08/03           42,055                 -    42,055              34             42,089
Spring Mall Center,
  Springfield, VA                    56,511    08/03           10,481                 -    10,481               2             10,483
Walgreen's, Port Huron, MI           14,998    08/03            4,368                 -     4,368               9              4,377
Bank First, Winter Park, FL           3,348    09/03              723                 -       723               8                731
Carlisle Commons, Carlisle, PA      393,023    09/03           39,635                 -    39,635              10             39,645
Circuit City - Culver City,
  Culver City, CA                    32,873    09/03            8,781                 -     8,781               4              8,785
Circuit City - Highland Ranch,
  Highland Ranch, CO                 43,480    09/03            5,628                 -     5,628               3              5,631
Circuit City - Olympia,
  Olympia, WA                        35,776    09/03            5,632                 -     5,632               3              5,635

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II,
  Fayetteville, GA                  791,373    09/03           88,521                 -    88,521            (357)            88,164
Kroger - Cincinnati,
  Cincinnati, OH                     56,634    09/03            7,431                 -     7,431               3              7,434
Kroger - Grand Prairie, Grand
  Prairie, TX                        64,522    09/03            5,793                 -     5,793               7              5,800
Kroger - Westchester,
  Westchester, OH                    56,083    09/03            4,670                 -     4,670               3              4,673
Lowe's Home Improvement -
  Baytown, Baytown, TX              125,357    09/03           11,478                 -    11,478               7             11,485
Lowe's Home Improvement -
  Cullman, Cullman, AL              101,287    09/03            8,960                 -     8,960               3              8,963
Lowe's Home Improvement -
  Houston, Houston, TX              131,644    09/03           12,050                 -    12,050               7             12,057
Lowe's Home Improvement -
  Steubenville, Steubenville, OH    130,497    09/03           11,442                 -    11,442               3             11,445
Southwood Plantation,
  Tallahassee, FL                    62,700    10/02            7,738                 -     7,738               4              7,742
Super Wal-Mart - Alliance,
  Alliance, OH                      200,084    09/03           15,879                 -    15,879               3             15,882
Super Wal-Mart - Greenville,
  Greenville, SC                    200,084    09/03           16,971                 -    16,971               3             16,974
Super Wal-Mart - Winston-Salem,
  Winston-Salem, NC                 204,931    09/03           18,721                 -    18,721               3             18,724
Eckerd - Gaffney, Gaffney, SC        13,813    12/02            2,374                 -     2,374             502              2,876
Wal-Mart/Sam's Club, Worcester,
  MA                                107,929    09/03           11,194                 -    11,194               3             11,197
Bi-Lo at Northside Plaza,
  Greenwood, SC                      41,581    10/03            4,069                 -     4,069               -              4,069
Cedar Springs Crossing,
  Spartanburg, SC                    86,581    10/03           10,191                 -    10,191               -             10,191
Clearwater Crossing, Flowery
  Branch, GA                         90,566    10/03           13,303                 -    13,303               -             13,303
Cortez Plaza, Bradenton, FL         286,610    10/03           26,819            16,828     9,991           1,854             28,673
Houston Square, Warner Robins,
  GA                                 60,799    10/03            5,214                 -     5,214               -              5,214
Lexington Place, Lexington, SC       83,167    10/03            8,481                 -     8,481               -              8,481
Manchester Broad Street,
  Manchester, CT                     68,509    10/03           13,119                 -    13,119               -             13,119
Plaza Del Paraiso, Miami, FL         82,442    10/03           15,417                 -    15,417               -             15,417
Seekonk Town Center, Seekonk,
  MA                                 80,713    10/03           11,068                 -    11,068               -             11,068
Shoppes of Ellenwood,
  Ellenwood, GA                      67,721    10/03           10,703                 -    10,703               -             10,703
Shoppes of Lithia, Brandon, FL       71,430    10/03           12,926                 -    12,926               -             12,926
Crossroads Plaza, Lumberton, NJ      89,627    11/03           18,232                 -    18,232               -             18,232
Hilliard Rome, Columbus, OH         110,772    11/03           17,171            11,883     5,288             231             17,402
Loisdale Center, Springfield,
  VA                                120,742    11/03           29,051                 -    29,051               -             29,051
Middletown Village, Middletown,
  RI                                 98,161    11/03           17,871                 -    17,871               -             17,871
Shoppes at Oliver's Crossing,
  Winston-Salem, NC                  76,512    11/03           10,386                 -    10,386               -             10,386

                                                      PURCHASE PRICE      MORTGAGE                  OTHER CASH
                                 NUMBER OF  DATE OF  PLUS ACQUISITION FINANCING AT DATE CASH DOWN  EXPENDITURES    TOTAL ACQUISITION
PROPERTY                        SQUARE FEET PURCHASE       FEE           OF PURCHASE     PAYMENT  CAPITALIZED (A)       COST(B)
------------------------------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge,
  TN                                 46,150    11/03            3,442                 -      3,442              -              3,442
Waterfront Marketplace/Town
  Center, Homestead, PA             755,407    11/03          113,024            72,035     40,989          4,694            117,718
Winslow Bay Commons,
  Mooresville, NC                   255,598    11/03           42,132                 -     42,132              -             42,132
Albertson's at Bloomingdale
  Hills, Brandon, FL                 78,686    12/03            5,856                 -      5,856              -              5,856
Oak Summit, Winston-Salem, NC       142,739    12/03           13,666                 -     13,666              -             13,666
Paradise Place, West Palm
  Beach, FL                          69,620    12/03           11,688                 -     11,688              -             11,688
Pointe at Tampa Plams, Tampa,
  FL                                 20,258    12/03            5,282                 -      5,282              -              5,282
Southhampton Village, Tyrone,
  GA                                 77,900    11/02           10,610                 -     10,610              -             10,610
Shoppes on the Ridge                 91,165    12/02           11,422                 -     11,422              -             11,422
                                ----------------------------------------------------------------------------------------------------
  Total for 2001 through 2003
    acquisitions                 29,573,733                 3,653,755           497,556  3,156,199         59,541          3,713,296
                                ====================================================================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III,
  Fayetteville, GA                      N/A    07/03              203                 -        203              -                203
Fountains, Plantation, FL               N/A    02/03            2,664                 -      2,664              -              2,664
Hiram Pavilion, Hiram, GA               N/A    05/03              695                 -        695              -                695
Northlake Commons, Palm Beach
  Gardens, FL                           N/A    07/03              640                 -        640              -                640
Redbud Commons Gastonia, NC             N/A    06/03            5,101                 -      5,101              -              5,101
Shoppes of Golden Acres II,
  Newport Richey, FL                    N/A    02/02              189                 -        189              -                189
Southhampton Village, Tyrone,
  GA                                    N/A    11/02               62                 -         62              -                 62
Southlake Pavilion, Morrow, GA          N/A    12/01              702                 -        702              -                702
Turkey Creek II, Knoxville, TN          N/A    01/02            1,317                 -      1,317              -              1,317
Watercolor Crossing,
  Tallahassee, FL                       N/A    03/03            1,028                 -      1,028              -              1,028
Westside Center, Huntsville,
  AL                                    N/A    04/03            4,888                 -      4,888              -              4,888
                                ----------------------------------------------------------------------------------------------------
  Total for Development
    projects at 12/31/03                  -                    17,489                 -     17,489              -             17,489
                                ====================================================================================================

GRAND TOTAL                      31,875,622                 3,935,930           529,516  3,406,414         64,085          4,000,015
                                ====================================================================================================

                      ACQUISITION OF PROPERTIES BY PROGRAMS

                                NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 18th day of March, 2005.


                              INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.


                              By: /s/ Robert D. Parks
                                ------------------------------------------------
                                  Robert D. Parks
                                  President, Chief Executive Officer and
                                  Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              NAME                                        CAPACITY                            DATE
              ----                                        --------                            ----
/s/ Robert D. Parks                        Chairman and Director                         March 18, 2005
---------------------------------
Robert D. Parks


/s/ Steven P. Grimes                       Treasurer and Principal financial officer     March 18, 2005
---------------------------------
Steven P. Grimes


/s/ Lori J. Foust                          Principal accounting officer                  March 18, 2005
---------------------------------
Lori J. Foust


/s/ Brenda G. Gujral                       Director                                      March 18, 2005
---------------------------------
Brenda G. Gujral

    *                                      Independent Director                          March 18, 2005
--------------------------
Frank Catalano

    *                                      Independent Director                          March 18, 2005
--------------------------
Ken Beard

     *                                     Independent Director                          March 18, 2005
--------------------------
Paul R. Gauvreau

     *                                     Independent Director                          March 18, 2005
--------------------------
Gerald M. Gorski

     *                                     Independent Director                          March 18, 2005
---------------------------------
Barbara A. Murphy


/s/ Roberta S. Matlin
---------------------------------

* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.